FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-226850-01

PROSPECTUS

$788,175,578 (Approximate)

BBCMS Mortgage Trust 2018-C2

 (Central Index Key Number 0001754913)

as Issuing Entity

Barclays Commercial Mortgage Securities LLC

 (Central Index Key Number 0001541480)

as Depositor

Barclays Bank PLC

 (Central Index Key Number 0000312070)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

 Cantor Commercial Real Estate Lending, L.P.
(Central Index Key Number 0001558761)

KeyBank National Association

(Central Index Key Number 0001089877)
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2018-C2

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2018-C2 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR, Class R and Class S certificates) represent the ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2018-C2. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in January 2019. The rated final distribution date for the certificates is the distribution date in December 2051.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)
Class A-1	$12,775,374		3.3960%	Fixed(6)	May 2023
Class A-2	$10,398,254		3.5020%	Fixed(6)	May 2023
Class A-SB	$34,314,800		4.2360%	Fixed(6)	April 2028
Class A-3	$30,154,934		4.0520%	Fixed(6)	November 2025
Class A-4	$160,133,098		4.0470%	Fixed(6)	October 2028
Class A-5	$376,521,028		4.3140%	Fixed(6)	December 2028
Class X-A	$624,297,488	(7)	0.7736%	Variable(8)	December 2028
Class X-B	$163,878,090	(7)	0.2336%	Variable(8)	December 2028
Class A-S	$84,726,087		4.6240%	WAC Cap(9)	December 2028
Class B	$40,133,410		4.7458%	WAC-0.224%(10)	December 2028
Class C	$39,018,593		4.9698%	WAC(11)	December 2028

(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 53 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., Cantor Fitzgerald & Co., KeyBanc Capital Markets Inc. and Drexel Hamilton, LLC, will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc. and Cantor Fitzgerald & Co. are acting as co-lead managers and joint bookrunners in the following manner: Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 83.1% of each class of offered certificates and Cantor Fitzgerald & Co. is acting as sole bookrunning manager with respect to approximately 16.9% of each class of offered certificates. KeyBanc Capital Markets Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 20, 2018. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately 107.4% of the aggregate certificate balances of the offered certificates plus accrued interest from December 1, 2018, before deducting expenses payable by the depositor.

Barclays	Cantor Fitzgerald & Co.
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets	Drexel Hamilton
Co-Manager	Co-Manager

December  6, 2018

# BBCMS Mortgage Trust 2018-C2

## Commercial Mortgage Pass-Through Certificates, Series 2018-C2

Montana
1 property
$1,949,543
0.2% of total
Oklahoma
1 property
$5,584,686
0.6% of total
Missouri
2 properties
$15,765,731
1.8% of total
Illinois
27 properties
$40,709,114
4.6% of total
Michigan
4 properties
$54,025,000
6.1% of total
Pennsylvania
3 properties
$33,400,625
3.7% of total
New York
1 property
$14,900,000
1.7% of total
West Virginia
1 property
$24,700,000
2.8% of total
Oregon
1 property
$13,400,000
1.5% of total
Nevada
4 properties
$66,935,000
7.5% of total
Delaware
4 properties
$94,840,000
10.6% of total
Virginia
3 properties
$40,918,207
4.6% of total
California
8 properties
$174,075,607
19.5% of total
North Carolina
1 property
$8,500,000
1.0% of total
Arizona
3 properties
$81,000,000
9.1% of total
Georgia
3 properties
$39,200,000
4.4% of total
Colorado
1 property
$20,000,000
2.2% of total
Florida
1 property
$5,400,000
0.6% of total
New Mexico
1 property
$4,308,386
0.5% of total
Texas
12 properties
$122,366,276
13.7% of total
Louisiana
2 properties
$11,000,000
1.2% of total
Kentucky
1 property
$3,310,244
0.4% of total
Tennessee
2 properties
$15,565,137
1.7% of total
Percentage of Initial Pool Balance
0.2% – 5.0%
5.1% – 10.0%
10.1% – 19.5%

Summary of Certificates

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)		Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)		Approx. Initial Credit Support(3)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Weighted Average Life (Years)(5)	Principal Window(5)
Offered Certificates
A-1	$12,775,374		$12,286,000		$489,374		30.000%	3.3960%	Fixed(6)	May 2023	2.70	1/19-5/23
A-2	$10,398,254		$10,000,000		$398,254		30.000%	3.5020%	Fixed(6)	May 2023	4.40	5/23-5/23
A-SB	$34,314,800		$33,000,000		$1,314,800		30.000%	4.2360%	Fixed(6)	April 2028	7.07	5/23-4/28
A-3	$30,154,934		$29,000,000		$1,154,934		30.000%	4.0520%	Fixed(6)	November 2025	6.90	11/25-11/25
A-4	$160,133,098		$154,000,000		$6,133,098		30.000%	4.0470%	Fixed(6)	October 2028	9.64	4/28-10/28
A-5	$376,521,028		$362,100,000		$14,421,028		30.000%	4.3140%	Fixed(6)	December 2028	9.86	10/28-12/28
X-A	$624,297,488	(7)	$600,386,000	(7)	$23,911,488	(7)	NAP	0.7736%	Variable(8)	December 2028	NAP	NAP
X-B	$163,878,090	(7)	$157,601,000	(7)	$6,277,090	(7)	NAP	0.2336%	Variable(8)	December 2028	NAP	NAP
A-S	$84,726,087		$81,481,000		$3,245,087		20.500%	4.6240%	WAC Cap(9)	December 2028	9.99	12/28-12/28
B	$40,133,410		$38,596,000		$1,537,410		16.000%	4.7458%	WAC-0.224%(10)	December 2028	9.99	12/28-12/28
C	$39,018,593		$37,524,000		$1,494,593		11.625%	4.9698%	WAC(11)	December 2028	9.99	12/28-12/28
Non-Offered Certificates
X-D	$43,477,861	(7)	$41,812,000	(7)	$1,665,861	(7)	NAP	1.9698%	Variable(8)	December 2028	NAP	NAP
X-F	$20,066,705	(7)	$19,298,000	(7)	$768,705	(7)	NAP	1.9698%	Variable(8)	December 2028	NAP	NAP
X-G	$8,918,535	(7)	$8,576,000	(7)	$342,535	(7)	NAP	1.9698%	Variable(8)	December 2028	NAP	NAP
D	$24,525,973		$23,586,000		$939,973		8.875%	3.0000%	Fixed(6)	December 2028	9.99	12/28-12/28
E	$18,951,888		$18,226,000		$725,888		6.750%	3.0000%	Fixed(6)	December 2028	9.99	12/28-12/28
F	$20,066,705		$19,298,000		$768,705		4.500%	3.0000%	Fixed(6)	December 2028	9.99	12/28-12/28
G	$8,918,535		$8,576,000		$342,535		3.500%	3.0000%	Fixed(6)	December 2028	9.99	12/28-12/28
H-RR	$7,803,719		$7,504,000		$299,719		2.625%	4.9698%	WAC(11)	December 2028	9.99	12/28-12/28
J-RR	$23,411,156		$22,514,000		$897,156		0.000%	4.9698%	WAC(11)	December 2028	9.99	12/28-12/28
S(12)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(13)	NAP		NAP		NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	On the Closing Date, Starwood Mortgage Capital LLC (a sponsor and an affiliate of the special servicer) will cause a majority-owned affiliate to purchase from the underwriters the certificates (other than the Class S and Class R certificates) with the initial certificate balances or notional amounts, as applicable, as set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount”, as well as an approximately 3.83% interest in the Class S certificates, as further described in “Credit Risk Retention”.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate.

(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(5)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(6)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class D, Class E, Class F and Class G certificates, in each case and on each distribution date, will be a per annum rate equal to a fixed rate (described in the table as “Fixed”) at the pass-through rate set forth opposite such class in the table. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, , Class A-4, Class A-5 and Class A-SB certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal. The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal. The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balances of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal. The Class X-F certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The Class X-F certificates will not be entitled to distributions of principal. The Class X-G certificates are notional amount certificates. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates outstanding from time to time. The Class X-G certificates will not be entitled to distributions of principal. Each of the Class X certificates will accrue interest on their respective notional amounts at their respective pass-through rates as described in “Description of the Certificates—Distributions”.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for that distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for that distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for that distribution date. The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for that distribution date. For purposes of calculating the weighted average of the net mortgage rates on the mortgage loans in order to determine the pass-through rates of Class X-A, Class X-B, Class X-D, Class X-F, and Class X-G certificates for any distribution date, each of the mortgage interest rates will be adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months. See “Description of the Certificates—Distributions”.

(9)	The pass-through rate for the Class A-S certificates will be a per annum rate (described in the table as “WAC CAP”) equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and (ii) 4.6240%.

(10)	The pass-through rate for the Class B certificates for each distribution date will be a per annum rate (described in the table as “WAC-0.224%”) equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), less 0.224%.

(11)	The pass-through rates for the Class C, Class H-RR and Class J-RR certificates, in each case and on each distribution date, will be a per annum rate (described in the table as “WAC”) equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). See “Description of the Certificates—Distributions—Pass-Through Rates”.

(12)	The Class S certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date or rating. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates. The Class S certificates are entitled to a specified portion of distributions of excess interest collected on the mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in this prospectus.

(13)	The Class R certificates have no certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating, and will not be entitled to distributions of principal or interest. The Class R certificates will represent beneficial ownership of the residual interest in each Trust REMIC, as further described in this prospectus.

The Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR, Class S and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	12
Summary of Terms	19
Risk Factors	53
The Certificates May Not Be a Suitable Investment for You	53
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	53
Risks Related to Market Conditions and Other External Factors	53
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	53
Other Events May Affect the Value and Liquidity of Your Investment	53
Risks Relating to the Mortgage Loans	54
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	54
Risks of Commercial and Multifamily Lending Generally	54
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	56
Office Properties Have Special Risks	61
Retail Properties Have Special Risks	61
Hotel Properties Have Special Risks	63
Risks Relating to Affiliation with a Franchise or Hotel Management Company	65
Mixed Use Properties Have Special Risks	66
Multifamily Properties Have Special Risks	66
Industrial Properties Have Special Risks	68
Self Storage Properties Have Special Risks	69
Condominium Ownership May Limit Use and Improvements	70
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	71
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	71
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	72
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	73
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	74
Risks Related to Zoning Non-Compliance and Use Restrictions	76
Risks Relating to Inspections of Properties	77
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	77
Insurance May Not Be Available or Adequate	78
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	78
Terrorism Insurance May Not Be Available for All Mortgaged Properties	79
Risks Associated with Blanket Insurance Policies or Self-Insurance	80
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	80
Limited Information Causes Uncertainty	81
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	81
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	82
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	83

Static Pool Data Would Not Be Indicative of the Performance of this Pool	83
Appraisals May Not Reflect Current or Future Market Value of Each Property	84
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	85
The Borrower’s Form of Entity May Cause Special Risks	85
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	87
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	87
Other Financings or Ability to Incur Other Indebtedness Entails Risk	88
Tenancies-in-Common May Hinder Recovery	90
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	90
Risks Associated with One Action Rules	90
Risks of Anticipated Repayment Date Loans	91
State Law Limitations on Assignments of Leases and Rents May Entail Risks	91
Various Other Laws Could Affect the Exercise of Lender’s Rights	91
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	92
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	92
Risks Related to Ground Leases and Other Leasehold Interests	93
Increases in Real Estate Taxes May Reduce Available Funds	95
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of
Foreclosure and Reduce Net Proceeds	95
Risks Related to Conflicts of Interest	95
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	95
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	97
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	99
Potential Conflicts of Interest of the Operating Advisor	101
Potential Conflicts of Interest of the Asset Representations Reviewer	101
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	102
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	104
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	105
Other Potential Conflicts of Interest May Affect Your Investment	105
Other Risks Relating to the Certificates	106
The Certificates Are Limited Obligations	106
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	106
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	107
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	109
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	111

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	114
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	115
Risks Relating to Modifications of the Mortgage Loans	119
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	120
Risks Relating to Interest on Advances and Special Servicing Compensation	120
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	120
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	121
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	123
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	124
The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules	125
Description of the Mortgage Pool	127
General	127
Certain Calculations and Definitions	128
Definitions	129
Mortgage Pool Characteristics	142
Overview	142
Property Types	144
Mortgage Loan Concentrations	150
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	151
Geographic Concentrations	152
Mortgaged Properties With Limited Prior Operating History	153
Tenancies-in-Common	153
Condominium Interests	153
Fee & Leasehold Estates; Ground Leases	154
Environmental Considerations	155
Redevelopment, Renovation and Expansion	157
Assessments of Property Value and Condition	158
Appraisals	158
Engineering Reports	158
Zoning and Building Code Compliance and Condemnation	159
Litigation and Other Considerations	159
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	160
Tenant Issues	162
Tenant Concentrations	162
Lease Expirations and Terminations	162
Purchase Options and Rights of First Refusal	166
Affiliated Leases	167
Insurance Considerations	168
Use Restrictions	169
Appraised Value	170
Non-Recourse Carveout Limitations	171
Real Estate and Other Tax Considerations	172
Delinquency Information	173
Certain Terms of the Mortgage Loans	173
Amortization of Principal	173
Due Dates; Mortgage Rates; Calculations of Interest	174
ARD Loans	174
Prepayment Protections and Certain Involuntary Prepayments	175
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	176
Defeasance; Collateral Substitution	177
Partial Releases	178
Escrows	181
Mortgaged Property Accounts	182
Exceptions to Underwriting Guidelines	183
Additional Indebtedness	183
General	183
Whole Loans	184
Mezzanine Indebtedness	184
Preferred Equity	186
The Whole Loans	187
General	187
The Serviced Pari Passu Whole Loans	190

The Non-Serviced Pari Passu Whole Loans	192
The Non-Serviced AB Whole Loans	195
Additional Information	208
Transaction Parties	209
The Sponsors and Mortgage Loan Sellers	209
Barclays Bank PLC	209
General	209
Barclays’ Securitization Program	209
Review of Barclays Mortgage Loans	210
Barclays’ Underwriting Guidelines and Processes	211
Compliance with Rule 15Ga-1 under the Exchange Act	214
Retained Interests in This Securitization.	214
Starwood Mortgage Capital LLC	215
General	215
Starwood’s Securitization Program	215
Review of SMC Mortgage Loans	215
SMC’s Underwriting Guidelines and Processes	217
Exceptions to SMC’s Disclosed Underwriting Guidelines	220
Servicing	220
Compliance with Rule 15Ga-1 under the Exchange Act	221
Retained Interests in This Securitization	221
Cantor Commercial Real Estate Lending, L.P.	221
General.	221
CCRE Lending’s Loan Origination, Acquisition and Securitization History	222
Review of CCRE Mortgage Loans	222
CCRE Lending’s Origination Procedures and Underwriting Guidelines	223
Exceptions.	229
Compliance with Rule 15Ga-1 under the Exchange Act.	229
Retained Interests in This Securitization.	229
KeyBank National Association	229
General	229
KeyBank’s Securitization Program	230
Review of KeyBank Mortgage Loans	230
KeyBank’s Underwriting Guidelines and Process	231
Exceptions	234
Compliance with Rule 15Ga-1 under the Exchange Act	234
Retained Interests in This Securitization	234
The Depositor	235
The Issuing Entity	235
The Trustee	236
The Certificate Administrator	237
The Master Servicer	239
The Special Servicer	243
The Primary Servicers	247
KeyBank National Association	247
Berkeley Point Capital LLC dba Newmark Knight Frank	254
The Operating Advisor and Asset Representations Reviewer	262
Credit Risk Retention	264
General	264
Qualifying CRE Loans; Required Credit Risk Retention Percentage	265
Material Terms of the Eligible Vertical Interest	265
Eligible Horizontal Residual Interest	265
Hedging, Transfer and Financing Restrictions	266
Description of the Certificates	267
General	267
Distributions	269
Method, Timing and Amount	269
Available Funds	270
Priority of Distributions	271
Pass-Through Rates	275
Interest Distribution Amount	277
Principal Distribution Amount	277
Certain Calculations with Respect to Individual Mortgage Loans	279
Excess Interest	280
Application Priority of Mortgage Loan Collections or Whole Loan Collections	280
Allocation of Yield Maintenance Charges and Prepayment Premiums	283
Assumed Final Distribution Date; Rated Final Distribution Date	285
Prepayment Interest Shortfalls	285
Subordination; Allocation of Realized Losses	286
Reports to Certificateholders; Certain Available Information	289
Certificate Administrator Reports	289
Information Available Electronically	294
Voting Rights	298
Delivery, Form, Transfer and Denomination	299
Book-Entry Registration	299
Definitive Certificates	302
Certificateholder Communication	302
Access to Certificateholders’ Names and Addresses	302
Requests to Communicate	302

List of Certificateholders	303
Description of the Mortgage Loan Purchase Agreements	303
General	303
Dispute Resolution Provisions	311
Asset Review Obligations	311
Pooling and Servicing Agreement	311
General	311
Assignment of the Mortgage Loans	312
Servicing Standard	312
Subservicing	314
Advances	314
P&I Advances	314
Servicing Advances	315
Nonrecoverable Advances	316
Recovery of Advances	317
Accounts	318
Withdrawals from the Collection Account	320
Servicing and Other Compensation and Payment of Expenses	322
General	322
Master Servicing Compensation	326
Special Servicing Compensation	329
Disclosable Special Servicer Fees	333
Certificate Administrator and Trustee Compensation	333
Operating Advisor Compensation	334
Asset Representations Reviewer Compensation	334
CREFC® Intellectual Property Royalty License Fee	335
Appraisal Reduction Amounts	336
Maintenance of Insurance	341
Modifications, Waivers and Amendments	344
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	347
Inspections; Collection of Operating Information	348
Collection of Operating Information	349
Special Servicing Transfer Event	349
Asset Status Report	351
Realization Upon Mortgage Loans	354
Sale of Defaulted Loans and REO Properties	356
The Directing Certificateholder	359
General	359
Major Decisions	360
Asset Status Report	363
Replacement of Special Servicer	363
Control Termination Event and Consultation Termination Event	363
Servicing Override	364
Rights of Holders of Companion Loans	365
Limitation on Liability of Directing Certificateholder	365
The Operating Advisor	366
General	366
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	367
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	367
Recommendation of the Replacement of the Special Servicer	369
Eligibility of Operating Advisor	369
Other Obligations of Operating Advisor	369
Delegation of Operating Advisor’s Duties	370
Termination of the Operating Advisor With Cause	370
Rights Upon Operating Advisor Termination Event	371
Waiver of Operating Advisor Termination Event	372
Termination of the Operating Advisor Without Cause	372
Resignation of the Operating Advisor	372
Operating Advisor Compensation	373
The Asset Representations Reviewer	373
Asset Review	373
Eligibility of Asset Representations Reviewer	377
Other Obligations of Asset Representations Reviewer	378
Delegation of Asset Representations Reviewer’s Duties	378
Assignment of Asset Representations Reviewer’s Rights and Obligations	378
Asset Representations Reviewer Termination Events	379
Rights Upon Asset Representations Reviewer Termination Event	380
Termination of the Asset Representations Reviewer Without Cause	380
Resignation of Asset Representations Reviewer	380
Asset Representations Reviewer Compensation	381
Replacement of Special Servicer Without Cause	381
Replacement of the Special Servicer After Operating Advisor

Recommendation and Certificateholder Vote	383
Termination of Master Servicer and Special Servicer for Cause	383
Servicer Termination Events	383
Rights Upon Servicer Termination Event	385
Waiver of Servicer Termination Event	386
Resignation of the Master Servicer and the Special Servicer	386
Limitation on Liability; Indemnification	387
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	389
Dispute Resolution Provisions	390
Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder	390
Repurchase Request Delivered by a Party to the PSA	390
Resolution of a Repurchase Request	391
Mediation and Arbitration Provisions	393
Servicing of the Non-Serviced Mortgage Loans	394
General	394
Servicing of the Christiana Mall Mortgage Loan	397
Servicing of the Fair Oaks Mall Mortgage Loan	399
Rating Agency Confirmations	400
Evidence as to Compliance	402
Limitation on Rights of Certificateholders to Institute a Proceeding	403
Termination; Retirement of Certificates	403
Amendment	404
Resignation and Removal of the Trustee and the Certificate Administrator	406
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	407
Certain Legal Aspects of Mortgage Loans	408
General	409
Types of Mortgage Instruments	409
Leases and Rents	410
Personalty	410
Foreclosure	410
General	410
Foreclosure Procedures Vary from State to State	411
Judicial Foreclosure	411
Equitable and Other Limitations on Enforceability of Certain Provisions	411
Nonjudicial Foreclosure/Power of Sale	411
Public Sale	412
Rights of Redemption	413
Anti-Deficiency Legislation	413
Leasehold Considerations	414
Cooperative Shares	414
Bankruptcy Laws	414
Environmental Considerations	419
General	419
Superlien Laws	420
CERCLA	420
Certain Other Federal and State Laws	420
Additional Considerations	421
Due-on-Sale and Due-on-Encumbrance Provisions	421
Subordinate Financing	421
Default Interest and Limitations on Prepayments	422
Applicability of Usury Laws	422
Americans with Disabilities Act	422
Servicemembers Civil Relief Act	422
Anti-Money Laundering, Economic Sanctions and Bribery	423
Potential Forfeiture of Assets	423
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	424
Pending Legal Proceedings Involving Transaction Parties	426
Use of Proceeds	426
Yield and Maturity Considerations	426
Yield Considerations	426
General	426
Rate and Timing of Principal Payments	426
Losses and Shortfalls	428
Certain Relevant Factors Affecting Loan Payments and Defaults	428
Delay in Payment of Distributions	429
Yield on the Certificates with Notional Amounts	429
Weighted Average Life	430
Pre-Tax Yield to Maturity Tables	435
Material Federal Income Tax Considerations	440
General	440
Qualification as a REMIC	440
Status of Offered Certificates	442
Taxation of Regular Interests	443
General	443
Original Issue Discount	443
Acquisition Premium	445
Market Discount	445

Premium	446
Election To Treat All Interest Under the Constant Yield Method	446
Treatment of Losses	447
Yield Maintenance Charges and Prepayment Premiums	447
Sale or Exchange of Regular Interests	448
Taxes That May Be Imposed on a REMIC	448
Prohibited Transactions	448
Contributions to a REMIC After the Startup Day	449
Net Income from Foreclosure Property	449
Bipartisan Budget Act of 2015	449
Taxation of Certain Foreign Investors	450
FATCA	450
Backup Withholding	451
Information Reporting	451
3.8% Medicare Tax on “Net Investment Income”	451
Reporting Requirements	451
Certain State and Local Tax Considerations	452
Method of Distribution (Underwriter)	452
Incorporation of Certain Information by Reference	454
Where You Can Find More Information	455
Financial Information	455
Certain ERISA Considerations	456
General	456
Plan Asset Regulations	456
Administrative Exemptions	457
Insurance Company General Accounts	458
Legal Investment	459
Legal Matters	460
Ratings	460
Index of Defined Terms	463

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS

ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS

ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT

ANNEX D-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

ANNEX F	FAIR OAKS MALL MORTGAGE LOAN AMORTIZATION SCHEDULE

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth in the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, commencing on the page set forth in the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, commencing on the page set forth in the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC.

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THE CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (“MIFID II” ); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2002/92/EC WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE DIRECTIVE 2003/71/EC (AS AMENDED, THE “PROSPECTUS DIRECTIVE”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (THE “PRIIPS REGULATION” ) FOR OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE

PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

THIS PROSPECTUS OR ANY OTHER DOCUMENT RELATED TO THE SUBSCRIPTION OF CERTIFICATES HAS NOT BEEN AND WILL NOT BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (THE “MAS”) UNDER THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE, AS MAY BE AMENDED FROM TIME TO TIME (THE “SFA”). THE MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS MEMORANDUM OR ANY SUCH DOCUMENT. ACCORDINGLY, STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENT OF PROSPECTUSES WOULD NOT APPLY.

NO CERTIFICATES MAY BE OFFERED OR SOLD OR CAUSED TO BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, NOR MAY THIS MEMORANDUM OR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE CERTIFICATES BE CIRCULATED OR DISTRIBUTED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN

SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(A) OF THE SFA) (EACH A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

UNLESS OTHERWISE PERMITTED UNDER THE SFA, WHERE THE CERTIFICATES ARE SUBSCRIBED OR PURCHASED PURSUANT TO SECTION 275 OF THE SFA BY A RELEVANT INVESTOR WHICH IS:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

●	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,

●	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:

●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;

●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;

●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR

●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

THE REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR A PUBLIC OFFERING IN KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE KOREAN LAWS AND REGULATIONS, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

CANADA

THE OFFERED CERTIFICATES MAY BE SOLD ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2018-C2, Commercial Mortgage Pass-Through Certificates, Series 2018-C2

Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc., which is a wholly-owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.

Issuing Entity	BBCMS Mortgage Trust 2018-C2, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

●	Barclays Bank PLC, a public limited company registered in England and Wales;

●	Starwood Mortgage Capital LLC, a Delaware limited liability company;

●	Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership; and

●	KeyBank National Association, a national banking association.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

Barclays Bank PLC is also an affiliate of each of the depositor and Barclays Capital Inc., one of the underwriters and an initial purchaser of the non-offered certificates. Cantor Commercial Real Estate Lending, L.P. is an affiliate of Cantor Fitzgerald & Co., one of the underwriters and an initial purchaser of the non-offered certificates, and of Berkeley Point Capital LLC dba Newmark Knight Frank, the primary servicer of the AVR Embassy Suites Fort Worth mortgage loan (3.9%) and the Shelbourne Global Portfolio II mortgage loan (2.8%) and the expected non-cashiering sub-servicer with respect to two mortgage loans (2.3%). Starwood Mortgage Capital LLC is an affiliate of (a) LNR Partners, LLC, the initial special servicer and the anticipated special servicer under the Benchmark 2018-B7 pooling and servicing agreement, (b) Starwood Mortgage Funding II LLC, the holder of the Fidelis

Portfolio companion loans, (c) Starwood Conduit CMBS Vertical Retention I LLC, the entity that will purchase the VRR Interest, (d) Starwood CMBS Horizontal Retention BBCMS 2018-C2 LLC, the entity that will purchase 100.0% of each of the Class H-RR and Class J-RR certificates (excluding the portion comprising the VRR Interest), and (e) LNR Securities Holdings, LLC, the entity that will purchase an approximately 60% interest in each of the Class X-F, Class X-G, Class F, Class G and Class S certificates (in each case, excluding the portion comprising the VRR Interest) on the closing date and to be appointed as the initial directing certificateholder. KeyBank National Association is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters and an initial purchaser of the non-offered certificates, and is acting as primary servicer with respect to (i) the Zenith Ridge mortgage loan as master servicer under the CD 2018-CD7 pooling and servicing agreement, (ii) Moffett Towers II – Building 1 mortgage loan as master servicer under the Benchmark 2018-B6 pooling and servicing agreement, (iii) the Alex Park South mortgage loan as primary servicer to the master servicer under the MSC 2018-L1 pooling and servicing agreement and (vi) the mortgage loans contributed by KeyBank National Association (other than the Alex Park South mortgage loan) pursuant to a primary servicing agreement with the master servicer. (See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Starwood Mortgage Capital LLC	16	$303,274,768	34.0%
Barclays Bank PLC(1)(2)(3)	16	274,947,456	30.8
KeyBank National Association(4)	5	137,656,330	15.4
Cantor Commercial Real Estate Lending, L.P.(5)(6)	6	125,975,000	14.1
Barclays Bank PLC/Cantor Commercial Real Estate Lending, L.P.(7)	1	50,000,000	5.6
Total	44	$891,853,554	100.0%

(1)	The Christiana Mall mortgage loan (6.1%) is part of a whole loan that was co-originated by Barclays Bank PLC, Deutsche Bank AG, New York Branch, and Société Générale. Such mortgage loan was underwritten pursuant to the underwriting guidelines for Barclays Bank PLC.
(2)	The Moffett Towers II – Building 1 mortgage loan (2.5%) is part of a whole loan that was co-originated by Barclays Bank PLC and Deutsche Bank AG, New York Branch. Such mortgage loan was underwritten pursuant to the underwriting guidelines for Barclays Bank PLC.
(3)	The Fair Oaks Mall mortgage loan (1.2%) is part of a whole loan that was co-originated by Barclays Bank PLC and Bank of America, N.A. Such mortgage loan was underwritten pursuant to the underwriting guidelines for Barclays Bank PLC.
(4)	The GNL Portfolio mortgage loan (6.1%) is part of a whole loan that was co-originated by KeyBank National Association and Société Générale Financial

Corporation. Such mortgage loan was underwritten pursuant to the underwriting guidelines of KeyBank National Association.
(5)	The Moffett Towers – Buildings E,F,G mortgage loan (2.8%) is part of a whole loan that was co-originated by Goldman Sachs Mortgage Company, Wells Fargo Bank, National Association and Deutsche Bank AG, New York Branch, and was acquired by Cantor Commercial Real Estate Lending, L.P. prior to the closing date.
(5)	The Shops at Solaris mortgage loan (2.2%) is part of a whole loan that was co-originated by Citi Real Estate Funding Inc. and Cantor Commercial Real Estate Lending, L.P. Such mortgage loan was underwritten pursuant to the underwriting guidelines for Cantor Commercial Real Estate Lending, L.P.
(7)	The Liberty Portfolio mortgage loan (5.6%) is part of a whole loan that was co-originated by Barclays Bank PLC, Citi Real Estate Funding Inc. and Cantor Commercial Real Estate Lending, L.P. Such mortgage loan was underwritten pursuant to the underwriting guidelines for Barclays Bank PLC and the underwriting guidelines for Cantor Commercial Real Estate Lending, L.P. The Liberty Portfolio mortgage loan is evidenced by two promissory notes: (i) Note A-6, with a principal balance of $25,000,000 as of the cut-off date as to which Cantor Commercial Real Estate Lending, L.P. is acting as mortgage loan seller, and (ii) Note A-4, with a principal balance of $25,000,000 as of the cut-off date as to which Barclays Bank PLC is acting as mortgage loan seller.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. Starwood Mortgage Capital LLC, an indirect wholly-owned subsidiary of Starwood Property Trust, Inc., is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirements (i) through the purchase by Starwood Conduit CMBS Vertical Retention I LLC, a majority-owned affiliate of Starwood Mortgage Capital LLC (the “Vertical MOA”) from the underwriters, on the closing date, an “eligible vertical interest”, in the form of certificates representing approximately 3.83% of the initial certificate balance, notional amount or percentage interest, as applicable, of each class of certificates (other than the Class R certificates) and (ii) the purchase by Starwood CMBS Horizontal Retention BBCMS 2018-C2 LLC, a majority-owned affiliate of Starwood Mortgage Capital LLC (the “Horizontal MOA”) from the underwriters, on the closing date, of an “eligible horizontal residual interest”, which will be comprised of the Class H-RR and Class J-RR certificates (excluding the portion comprising the VRR Interest). Starwood Mortgage Capital LLC, as the “retaining sponsor” for the transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the credit risk retention rules. For additional information, see “Credit Risk Retention” and “Risk Factors—Other Risks Related to the Certificates—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules”.

None of the sponsors, the depositor, the issuing entity or any of the underwriters intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other

Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Master Servicer	Wells Fargo Bank, National Association, a national banking association, will be the master servicer. The Master Servicer will be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan and companion loan that is part of a whole loan and serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, indicated in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1050-084, Three Wells Fargo, 401 South Tryon Street, 8th Floor, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The master servicer of each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	LNR Partners, LLC, a Florida limited liability company, will act as special servicer with respect to the mortgage loans (other than any excluded special servicer loan) and the related companion loans other than with respect to any non-serviced mortgage loan (except where otherwise indicated) set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating and providing or withholding consent as to certain major decisions and other transactions and performing certain enforcement actions relating to such mortgage loans and related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. LNR Partners, LLC was appointed to be the special servicer by LNR Securities Holdings, LLC. LNR Securities Holdings, LLC, an affiliate of LNR Partners, LLC, Starwood Conduit CMBS Vertical Retention I LLC, the expected holder of the VRR Interest, and Starwood CMBS Horizontal Retention BBCMS 2018-C2 LLC, the expected holder of the Class H-RR and Class J-RR certificates (excluding the portion comprising the VRR Interest), will also purchase an approximately 60% interest in each of the Class X-F, Class X-G, Class F, Class G and Class S certificates (excluding the portion comprising the VRR Interest)

(and may purchase other classes of certificates), and, on the closing date, is expected to be the initial directing certificateholder. The principal servicing office of the special servicer is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305)-695-5600. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”. LNR Securities Holdings, LLC, the initial directing certificateholder, Starwood Conduit CMBS Vertical Retention I LLC, the entity expected to retain the VRR Interest, Starwood CMBS Horizontal Retention BBCMS 2018-C2 LLC, the entity expected to retain the Class H-RR and Class J-RR certificates (excluding the portion comprising the VRR Interest), LNR Partners, LLC, Starwood Mortgage Capital LLC, a sponsor, originator and mortgage loan seller, and Starwood Mortgage Funding II LLC, the holder of the Fidelis Portfolio companion loans, are affiliates of each other. LNR Partners LLC is anticipated to be the special servicer under the Benchmark 2018-B7 pooling and servicing agreement pursuant to which the Liberty Portfolio mortgage loan (5.6%) and The Shops at Solaris mortgage loan (2.2%) will be serviced.

LNR Partners, LLC or an affiliate, assisted LNR Securities Holdings, LLC (or its affiliate) and Prime Finance Long Duration II TRS, LLC (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and

Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Primary Servicers	KeyBank National Association, a national banking association, will act as primary servicer pursuant to a primary servicing agreement with the master servicer with respect to all the KeyBank mortgage loans other than the Alex Park South Mortgage Loan. KeyBank National Association is the primary servicer to the master servicer with respect to the Alex Park South mortgage loan, which is serviced under the MSC 2018-L1 pooling and servicing agreement and a related primary servicing agreement. KeyBank National Association is also the master servicer, or is expected to be the master servicer, under the Benchmark 2018-B7 pooling and servicing agreement (with respect to the Liberty Portfolio mortgage loan and The Shops at Solaris mortgage loan), the Benchmark 2018-B6 pooling and servicing agreement (with respect to the Moffett Towers II - Building 1 mortgage loan), and the CD 2018-CD7 pooling and servicing agreement (with respect to the Zenith Ridge mortgage loan).See “Transaction Parties—The Primary Servicers—KeyBank National Association”. The principal servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite #200, Overland Park, Kansas 66211. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received. KeyBank National Association is a sponsor, a mortgage loan seller and an originator and is an affiliate of KeyBanc Capital Markets Inc., an underwriter.

Berkeley Point Capital, LLC, a Delaware limited liability company dba Newmark Knight Frank, will act as primary servicer with respect to the AVR Embassy Suites Fort Worth mortgage loan (3.9%) and the Shelbourne Global Portfolio II mortgage loan (2.8%), which will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P. See “Transaction Parties—The Primary Servicers—Berkeley Point Capital LLC dba Newmark Knight Frank”. In addition, with respect to two mortgage loans (2.3%), that will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P., Berkeley Point Capital, LLC dba Newmark Knight Frank will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements. The principal servicing office of Berkeley Point Capital, LLC dba Newmark Knight Frank is located at 225 Franklin Street, Suite 1800, Boston, MA 02110. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received. Berkeley Point Capital, LLC dba Newmark Knight Frank is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor, a mortgage loan seller and an originator, and Cantor Fitzgerald & Co., an underwriter.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than any non-serviced mortgage loan) and the related companion loans. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The office of the certificate administrator is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer services, at 600 South 4th Street, 7th Floor, MAC N9300-070, Minneapolis, Minnesota 55479. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loan and (ii) any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.

The controlling class will be the most subordinate class of the Class F, Class G, Class H-RR and Class J-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that LNR Securities Holdings, LLC, an affiliate of (i) LNR Partners, LLC, the initial special servicer and the anticipated special servicer under the Benchmark 2018-B7 pooling and servicing agreement governing the servicing of the Liberty Portfolio mortgage loan (5.6%) and The Shops at Solaris mortgage loan (2.2%), (ii) Starwood Mortgage Capital LLC, a sponsor, originator and mortgage loan seller, (iii) Starwood Mortgage Funding II LLC, the holder of the Fidelis Portfolio companion loans, (iv) Starwood Conduit CMBS Vertical Retention I LLC, the entity that will purchase the VRR Interest and (v) Starwood CMBS Horizontal Retention BBCMS 2018-C2 LLC, the entity that will purchase the Class H-RR and Class J-RR certificates (excluding the portion comprising the VRR Interest), will purchase an approximately 60% interest in each of the Class X-F, Class X-G, Class E, Class F, Class G and Class S certificates (excluding the portion comprising the VRR Interest) (and may purchase certain other classes of certificates) and, on the closing date, is expected to be the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan and (ii) any excluded loan).

The entity identified in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest”.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the related due date in December 2018, or with respect to any mortgage loan that has its first due date in January 2019, the date that would otherwise have been the related due date in December 2018.

Closing Date	On or about December 20, 2018.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in January 2019.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the next business day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in North Carolina, California, Florida, New York, Kansas, Pennsylvania or any of the jurisdictions in which the respective primary servicing offices of either the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date;
Rated Final

Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	May 2023
Class A-2	May 2023
Class A-SB	April 2028
Class A-3	November 2025
Class A-4	October 2028
Class A-5	December 2028
Class X-A	December 2028
Class X-B	December 2028
Class A-S	December 2028
Class B	December 2028
Class C	December 2028

The rated final distribution date will be the distribution date in December 2051.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2018-C2:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-5

●	Class A-SB

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR, Class S and Class R.

The certificates will collectively represent beneficial ownership in the issuing entity, a New York common law trust created by Barclays Commercial Mortgage Securities LLC. The trust’s assets will primarily be 44 fixed rate commercial mortgage loans secured by first mortgage liens on 87 mortgaged properties. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”. The mortgage loans are comprised of (i) 30 mortgage loans (which have no related pari passu or subordinate interest secured by the related mortgaged property or properties), (ii) 12 mortgage loans, each represented in the entirety by one or more pari passu portions of a whole loan (each of which has one or more related pari passu interests that are not assets of the issuing entity secured by the related mortgaged property or properties) and (iii) two mortgage loans, each represented by one or more senior pari passu portions of a whole loan and one or more subordinate companion loans that are not assets of the issuing entity secured by the related mortgaged property or properties.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approx. % of Cut-off Date Balance	Approx. Initial Credit Support(3)
Class A-1	$12,775,374	$12,286,000	$489,374	1.432%	30.000%
Class A-2	$10,398,254	$10,000,000	$398,254	1.166%	30.000%
Class A-SB	$34,314,800	$33,000,000	$1,314,800	3.848%	30.000%
Class A-3	$30,154,934	$29,000,000	$1,154,934	3.381%	30.000%
Class A-4	$160,133,098	$154,000,000	$6,133,098	17.955%	30.000%
Class A-5	$376,521,028	$362,100,000	$14,421,028	42.218%	30.000%
Class X-A	$624,297,488	$600,386,000	$23,911,488	NAP	NAP
Class X-B	$163,878,090	$157,601,000	$6,277,090	NAP	NAP
Class A-S	$84,726,087	$81,481,000	$3,245,087	9.500%	20.500%
Class B	$40,133,410	$38,596,000	$1,537,410	4.500%	16.000%
Class C	$39,018,593	$37,524,000	$1,494,593	4.375%	11.625%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	On the closing date, offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount” are expected to be purchased from the underwriters by a majority-owned affiliate of Starwood Mortgage Capital LLC (a sponsor), in partial satisfaction of Starwood Mortgage Capital LLC’s obligations as retaining sponsor as described in “Credit Risk Retention”.

(3)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approximate Initial Pass-Through Rate
Class A-1	3.3960%(1)
Class A-2	3.5020%(1)
Class A-SB	4.2360%(1)
Class A-3	4.0520%(1)
Class A-4	4.0470%(1)
Class A-5	4.3140%(1)
Class X-A	0.7736%(2)
Class X-B	0.2336%(2)
Class A-S	4.6240%(1)
Class B	4.7458%(1)
Class C	4.9698%(1)

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in each case and on each distribution date, will be a per annum rate equal to a fixed rate at the pass-through rate set forth opposite such class in the table. The pass-through rate for the Class A-S certificates on each distribution date will be a per annum variable rate equal to the lesser of (x) a fixed rate at the pass-through rate set forth opposite such class in the table and (y) the weighted average of the net mortgage rates on the mortgage loans (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for such distribution date. The pass-through rate for the Class B certificates for each distribution date will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), less 0.224%. The pass-through rates for the Class C certificates, in each case and on each distribution date, will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(2)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of calculating the weighted average of the net mortgage rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), the serviced companion loans and any related REO loans and, with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and the related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.05125%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00785%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan and any companion loan) at a per annum rate equal to (i) except with respect to the GNL Portfolio, Fidelis Portfolio, Home Depot Technology Center, Shelbourne Global Portfolio II and One River Place mortgage loans, 0.00226%, (ii) with respect to the GNL Portfolio mortgage loan, 0.00318%, (iii) with respect to the Fidelis Portfolio mortgage loan, 0.00327%, (iv) with respect to the Home Depot Technology Center mortgage loan, 0.00392%, (v) with respect to the Shelbourne Global Portfolio II mortgage loan, 0.00426% and (vi) with respect to the One River Place mortgage loan, 0.00559%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan at a per annum rate equal to 0.00028% (excluding any companion loan). Upon the completion of any asset review, the asset representations reviewer will be entitled to a reasonable hourly fee (to be paid by the applicable mortgage loan seller except as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus) upon the completion of the review it conducts with respect to certain delinquent mortgage loans, which will be subject to a maximum amount as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the related non-serviced master servicer and/or sub-servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that loan will be entitled to a primary servicing fee (and, where applicable, sub-servicing fee) at a rate equal to a per annum rate set forth in the table below, and the related non-serviced special servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans

Non-Serviced Mortgage Loan	Primary Servicing Fee and Sub-Servicing Fee Rate(1)	Special Servicer Fee Rate
Christiana Mall	0.00125%	0.12500%
Liberty Portfolio	0.00250%	0.25000%
Virginia Beach Hotel Portfolio	0.00250%	0.25000%
Moffett Towers – Buildings E,F,G	0.00250%	0.25000%
Zenith Ridge	0.03250%	0.25000%
Moffett Towers II – Building 1	0.00125%	0.25000%
The Shops at Solaris	0.00250%	0.25000%
Alex Park South	0.01000%	0.25000%
Fair Oaks Mall	0.00250%	0.25000%

(1)	The related non-serviced master servicer and/or sub-servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a primary servicing fee (and in certain cases, a sub-servicing fee) at a rate equal to a per annum rate set forth in the chart, which is included as part of the servicing fee rate.

Distributions

A. Amount and Order of

Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributed to the Class S certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, first (i) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such classes until the date such realized loss is reimbursed;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) first, (i) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class until the date such realized loss is reimbursed;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) first, (i) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class until the date such realized loss is reimbursed;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b)

to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (c) first, (i) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class until the date such realized loss is reimbursed;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G, Class S and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions —Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class S and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of

Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date). It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F or Class X-G certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates are interest-only certificates.

(2)	Other than the Class X-D, Class X-F, Class X-G, Class S and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class S or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates. The notional amount of the Class X-G certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class G certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date (which accrues after the related anticipated repayment date), to the extent actually collected and applied as interest during a collection period, will be allocated to the holders of the Class S certificates on the related distribution date. See “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates, to provide credit support for other classes of certificates, to offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan, including any non-serviced mortgage loan or REO loan (other than any portion of an REO loan related to a companion loan), unless the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity. None of the master servicer, special servicer or trustee will make or be permitted to make any advance in connection with the exercise of any cure rights or purchase rights granted to the holder of any companion loan under the related co-lender agreement.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable in which case it will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to, and the applicable special servicer may, make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “prime rate” as published in The Wall Street Journal, New York Edition, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to a non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 44 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 87 commercial and multifamily properties. See “Description of the Mortgage Pool—Additional Indebtedness”. See also “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $891,853,554.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 44 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the loans in the table below is part of a larger whole loan, each of which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan and evidenced by separate promissory notes (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and (iii) in the case of two (2) mortgage loans in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). Each of the pari passu companion loans and the subordinate companion loans are referred to in this prospectus as a “companion loan”. The companion loans, together with their related mortgage loans, are each referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(1)(4)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)(3)	Whole Loan Underwritten NCF DSCR(2)(4)		Whole Loan Underwritten NOI Debt Yield(2)
Christiana Mall	$54,840,000	6.1%	$283,160,000	$212,000,000	32.5%	3.15x	13.8%	52.9%	1.93	x	8.5%
GNL Portfolio	$54,175,000	6.1%	$44,325,000	N/A	57.2%	2.08x	11.0%	57.2%	2.08	x	11.0%
Liberty Portfolio	$50,000,000	5.6%	$115,700,000	N/A	64.6%	1.77x	9.1%	64.6%	1.77	x	9.1%
Fidelis Portfolio	$49,188,389	5.5%	$44,898,124	N/A	63.7%	1.74x	11.9%	63.7%	1.74	x	11.9%
Home Depot Technology Center	$30,000,000	3.4%	$14,300,000	N/A	66.5%	1.77x	9.3%	66.5%	1.77	x	9.3%
Virginia Beach Hotel Portfolio	$30,000,000	3.4%	$60,000,000	N/A	69.0%	1.84x	13.1%	69.0%	1.84	x	13.1%
Moffett Towers – Buildings E,F,G	$25,000,000	2.8%	$259,000,000	N/A	40.2%	2.97x	12.6%	40.2%	2.97	x	12.6%
Shelbourne Global Portfolio II	$25,000,000	2.8%	$30,000,000	N/A	58.7%	1.89x	11.4%	58.7%	1.89	x	11.4%
Zenith Ridge	$25,000,000	2.8%	$65,000,000	N/A	67.6%	1.54x	10.5%	67.6%	1.54	x	10.5%
Moffett Towers II – Building 1	$22,000,000	2.5%	$146,000,000	N/A	46.8%	2.00x	11.5%	46.8%	2.00	x	11.5%
The Shops at Solaris	$20,000,000	2.2%	$50,000,000	N/A	46.7%	2.46x	11.1%	46.7%	2.46	x	11.1%
One River Place	$15,000,000	1.7%	$10,000,000	N/A	50.5%	2.51x	13.1%	50.5%	2.51	x	13.1%
Alex Park South	$14,900,000	1.7%	$28,000,000	N/A	65.0%	1.32x	10.1%	65.0%	1.32	x	10.1%
Fair Oaks Mall	$10,918,207	1.2%	$162,780,537	$84,367,961	31.8%	2.89x	17.2%	47.3%	1.64	x	11.6%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loans and any related mezzanine debt.

(2)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related mezzanine debt.

(3)	In the case of the GNL Portfolio, Virginia Beach Hotel Portfolio, Moffett Towers – Buildings E,F,G and Moffett Towers II – Building 1 mortgage loans, the cut-off date LTV ratio was calculated based a value other than an “as-is” value. See “—Assessments of Property Value and Condition” for additional information.

(4)	In the case of the Fair Oaks Mall mortgage loan, the underwritten net cash flow debt service coverage ratio was calculated based upon the sum of the first 12 principal and interest payments following the cut-off date allocable to such mortgage loan based on the assumed principal payment schedule set forth on Annex F.

The GNL Portfolio whole loan, the Fidelis Portfolio whole loan, the Home Depot Technology Center whole loan, the Shelbourne Global Portfolio II whole loan and the One River Place whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and are each referred to in this prospectus as a “serviced whole loan”, and the related companion loans are referred to in this prospectus as “serviced companion loans”.

The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead will each be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified below relating to the related controlling companion loan and are each referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans

Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Christiana Mall	BBCMS 2018-CHRS	6.1%	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wilmington Trust, National Association
Liberty Portfolio	Benchmark 2018-B7	5.6%	KeyBank National Association	LNR Partners, LLC	Wells Fargo Bank, National Association
Virginia Beach Hotel Portfolio	WFCM 2018-C47	3.4%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association
Moffett Towers – Buildings E,F,G	DBGS 2018-C1	2.8%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
Zenith Ridge	CD 2018-CD7	2.8%	KeyBank National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association
Moffett Towers II – Building 1	Benchmark 2018-B6	2.5%	KeyBank National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association
The Shops at Solaris	Benchmark 2018-B7	2.2%	KeyBank National Association	LNR Partners, LLC	Wells Fargo Bank, National Association
Alex Park South	MSC 2018-L1	1.7%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
Fair Oaks Mall	BANK 2018-BNK12	1.2%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wilmington Trust, National Association

Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Directing Certificateholder(1)
Christiana Mall	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	N/A	(2)
Liberty Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Eightfold Real Estate Capital Fund V, L.P.
Virginia Beach Hotel Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Moffett Towers – Buildings E,F,G	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	RREF III-D AIV RR, LLC
Zenith Ridge	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	RREF III-D AIV RR H, LLC
Moffett Towers II – Building 1	Citibank, N.A.	Citibank, N.A.	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
The Shops at Solaris	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Eightfold Real Estate Capital Fund V, L.P.
Alex Park South	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Fair Oaks Mall	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Ellington Management Group, LLC

(1)	The entity with the heading “Directing Certificateholder” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.

(2)	No directing certificateholder had been appointed as of the date of this prospectus.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or any preferred equity. Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2 to this prospectus).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

Initial Pool Balance(1)	$891,853,554
Number of mortgage loans	44
Number of Mortgaged Properties	87
Range of Cut-off Date Balances	$2,500,000 to $55,000,000
Average Cut-off Date Balance	$20,269,399
Range of Mortgage Rates	3.89397% to 5.96900%
Weighted average Mortgage Rate	4.99123%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity(2)	53 months to 120 months
Weighted average remaining term to maturity(2)	116 months
Range of original amortization term(3)	300 months to 360 months
Weighted average original amortization term(3)(4)	359 months
Range of remaining amortization terms(3)(4)	299 months to 360 months
Weighted average remaining amortization term(3)(4)	359 months
Range of LTV Ratios as of the Cut-off Date(5)(6)	31.8% to 75.0%
Weighted average LTV Ratio as of the Cut-off Date(5)(6)	58.7%
Range of LTV Ratios as of the maturity date(2)(5)(6)	29.7% to 66.6%
Weighted average LTV Ratio as of the maturity date(2)(5)(6)	55.0%
Range of UW NCF DSCR(4)(6)(7)	1.29x to 3.15x
Weighted average UW NCF DSCR(4)(6)(7)	1.95x
Range of UW NOI Debt Yield(6)	9.1% to 19.0%
Weighted average UW NOI Debt Yield(6)	11.6%
Percentage of Initial Pool Balance consisting of:
Interest Only	47.6%
Interest Only-Balloon	36.2%
Balloon	12.8%
ARD-Interest Only	3.4%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to one mortgage loan with an anticipated repayment date, identified as the Home Depot Technology Center mortgage loan (3.4%), calculated as of the anticipated repayment date.

(3)	Excludes 17 mortgage loans (50.9%) that are interest only for the entire term or until their anticipated repayment date.

(4)	With respect to the Fair Oaks Mall mortgage loan (1.2%), the mortgage loan will amortize based on the assumed principal payment schedule set forth on Annex F.

(5)	With respect to the GNL Portfolio mortgage loan (6.1%), the Virginia Beach Hotel Portfolio mortgage loan (3.4%), the Moffett Towers – Buildings E,F,G mortgage loan (2.8%), the Moffett Towers II – Building 1 mortgage loan (2.5%) and the Holiday Inn Express Inn & Suites Vidor South mortgage loan (0.4%), the loan-to-value ratios were calculated based upon a valuation other than an “as-is” value of the mortgaged properties securing the mortgage loans in whole or in part. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. For further information, see the column entitled “Appraised Value” and the related footnotes, Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

(6)	With respect to 12 mortgage loans, each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including the related pari passu companion loan(s). With respect to two mortgage loans identified as the Christiana Mall mortgage loan (6.1%) and Fair Oaks Mall mortgage loan (1.2%), loan-to-value ratios and debt yields includes any pari passu companion loans, as applicable, but excludes the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date, and underwritten net operating income debt yield including the related subordinate companion loans are (a) with respect to the Christiana Mall mortgage loan (6.1%), 1.93x, 52.9%, 52.9% and 8.5%, respectively and (b) with respect to the Fair Oaks Mall mortgage loan (1.2%), 1.64x, 47.3%, 44.2% and 11.6% respectively.

(7)	Underwritten debt service coverage ratios are calculated using the aggregate principal and interest payments for the first 12 payment periods of the mortgage loan following the cut-off date or, with respect to a mortgage loan that has an initial interest-only period, twelve times the monthly payment of principal and interest payable during the amortization period; provided that in the case of a mortgage loan that provides for interest-only payments through maturity or anticipated repayment date, such items are calculated based on the aggregate interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan. Certain assumptions and/or adjustments were made to the underwritten net cash flow. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.

All of the mortgage loans accrue interest on an actual/360 basis. For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

Two (2) of the mortgage loans were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs or used to finance the purchase of an REO property at a loss in connection with the origination of the mortgage loan.

With respect to the Southern Highlands Corporate Center mortgage loan (1.4%), a prior loan with an outstanding principal amount of $13,865,697, and secured by the mortgaged property, defaulted, and the Southern Highlands Corporate Center mortgage loan refinanced such prior mortgage loan.

With respect to the Town and Country Apartments mortgage loan (0.9%), a prior loan with an outstanding principal amount of $8,232,243, and secured by the mortgaged property, defaulted at maturity, and the Town and Country Apartments mortgage loan refinanced such prior mortgage loan.

See “Description of the Mortgage Pool —Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Limited Operating Histories	With respect to thirteen mortgaged properties securing approximately 17.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, such mortgaged properties (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	All of the mortgage loans were underwritten pursuant to the respective mortgage loan seller’s the underwriting guidelines described under “Transaction Parties-The Sponsors and Mortgage Loan Sellers”. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—Cantor Commercial Real Estate Lending, L.P.—CCRE’s Underwriting Guidelines and Processes”; and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.wellsfargo.com/com/comintro.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1% the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell the related non-serviced mortgage loan together with the related pari passu companion loan and, in the case of the Christiana Mall whole loan and the Fair Oaks Mall whole loan only, the related subordinate companion loans, in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC” and each a “trust REMIC”) for federal income tax purposes.

In addition, the portions of the issuing entity consisting of the excess interest accrued on a mortgage loan with an anticipated repayment date, beneficial ownership of which is represented by the Class S certificates will be treated as a grantor trust (“grantor trust”) for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent REMIC “regular interests” as further described in “Material Federal Income Tax Considerations”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount, the Class C certificates will be issued with de minimis original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives an investment grade rating from each of the nationally recognized statistical rating organizations engaged by the depositor to rate such offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 10 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 10 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General.

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property. Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses.

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks.

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks.

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Mortgaged Properties Leased to School Tenants Also Have Risks.

Certain of the mortgaged properties may be occupied by a tenant operating a school. The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school may decrease due to, among other factors:

•       changing local demographics;

•       competition from other schools;

•       increases in tuition and/or reductions in availability of student loans, government grants or scholarships;

•       poor performance by teachers, administrative staff or students; or

•       mismanagement at the private school.

Some school tenants are for-profit institutions that rely on tuition from students, many of which finance their education by utilizing the federal financial assistance Title IV of the Higher Education Act of 1965 (“Title IV Financial Aid”). A for-profit education company will become ineligible for enrolling students that utilize the Title IV Financial Aid for at least two fiscal years, if during the immediately preceding two consecutive fiscal years such institution derives more than 90% of its revenues from the enrollment of students that obtain Title IV Financial Aid. A reduction in student enrollment may impact the ability of the school to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. In addition, there is proposed legislation that could potentially change the Title IV Financial Aid funding methods, which may negatively affect the for-profit education companies.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease.

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure.

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See representation and warranty number 8 in Annex D-1 and the identified exceptions to that representation and warranty in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow.

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks.

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant decides to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

In addition, because anchor tenants and shadow anchors are often large national retailers, any bankruptcy, store closings or other economic decline impacting any such anchor or shadow anchor may affect multiple mortgaged properties in a pool of mortgage loans, and such impacts can be compounded by co-tenancy clauses and /or operating covenants related to such anchor or shadow anchor.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels. In addition, some or all of the rental payments from tenants may be tied to that tenant’s gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by the related tenants.  For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to prior gross sales reported at that location even if the actual performance of the store remained unchanged.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, replacement licenses, franchises and/or hotel property managers may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement licensor, franchisor and/or hotel property managers. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and the property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged property is subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”. See Annex A-2 for the five largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, hotel and mixed-use properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Texas, Delaware, Arizona, Nevada and Michigan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 40 in Annex D-1 and the identified exceptions to that representation and warranty in Annex D-2.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes” , “—Cantor Commercial Real Estate Lending, L.P.—CCRE’s Underwriting Guidelines and Processes” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, gas and/or service stations, car washes, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofitting the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty number 17 in Annex D-1 and the identified exceptions to that representation and warranty in Annex D-2.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 82% in 2018 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $160 million in 2018 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan. Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of Top Fifteen Mortgage Loans” for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans and representation and warranty number 30 in Annex D-1 and the identified exceptions to that representation and warranty in Annex D-2.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information.

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information.

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”, “—Cantor Commercial Real Estate Lending, L.P.—CCRE’s Underwriting Guidelines and Processes” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Review of Barclays Mortgage Loans”, “—Starwood Mortgage Capital LLC —Review of SMC Mortgage Loans”, “—Cantor Commercial Real Estate Lending, L.P.—Review of CCRE Mortgage Loans” and “—KeyBank National Association—Review of KeyBank Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain other than “as-is” values) as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the ”as-is” values and values other than “as-is”, we cannot assure you that those assumptions are or will be accurate or that any values other than “as-is” will be the value of the related mortgaged property at the indicated stabilization date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”, “—Cantor Commercial Real Estate Lending, L.P.—CCRE’s Underwriting Guidelines and Processes” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In certain cases, a mortgaged property securing one of the mortgage loans may have previously secured another loan that had been in default.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the borrower sponsor. See “Description of the Mortgage Pool—Additional Indebtedness—Other Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, and, in the case of certain ARD loans with mezzanine debt, mezzanine debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the related mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates, which are not offered by this prospectus. The payment of mezzanine debt service from excess cash flow, if applicable, will reduce the excess cash flow available to pay the ARD mortgage loan beyond scheduled principal payments (if any). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation and warranty number 35 in Annex D-1 and the identified exceptions to that representation and warranty in Annex D-2.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (or at least 10 years beyond the maturity date of a mortgage loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Barclays Bank PLC, one of the sponsors and originators, and of Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness, unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization, and they may have other financing arrangements with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, including, without limitation, making loans or having other financing arrangements secured by indirect ownership interests in the mortgage loan borrowers not otherwise prohibited by the terms of the mortgage loan documents. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Starwood Conduit CMBS Vertical Retention I LLC is expected to hold the VRR Interest as described in “Credit Risk Retention”. For so long as Starwood Mortgage Capital LLC (or any of its majority-owned affiliates) (as holder of the VRR Interest) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “excluded information” solely relating to such excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding such restriction, there can be no assurance that Starwood Conduit CMBS Vertical Retention I LLC (as the holder of the VRR Interest) will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Starwood Mortgage Capital LLC, Starwood Conduit CMBS Vertical Retention I LLC, Starwood CMBS Horizontal Retention BBCMS 2018-C2 LLC, Starwood Mortgage Funding II LLC, the initial holder of the Fidelis Portfolio companion loans, and LNR Partners, LLC (the special servicer and the anticipated special servicer of the Liberty Portfolio mortgage loan (5.6%) and The Shops at Solaris mortgage loan (2.2%) under the Benchmark 2018-B7 pooling and servicing agreement) are also affiliates of LNR Securities Holdings, LLC (the entity that will purchase an approximately 60% interest in each of the Class X-F, Class X-G, Class F, Class G and Class S certificates (excluding the portion comprising the VRR Interest) and anticipated to be appointed as the initial directing certificateholder).

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor and Barclays Bank PLC, a sponsor, an originator, a mortgage loan seller and the holder of certain companion loans. Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor, an originator, a mortgage loan seller and the holder of certain companion loans and of Berkeley Point Capital, LLC dba Newmark Knight Frank, the primary servicer of the AVR Embassy Suites Fort Worth mortgage loan and the Shelbourne Global Portfolio II mortgage loan and the expected non-cashiering sub-servicer with regard to the RHW Multifamily Portfolio mortgage loan and College Park mortgage loan. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, a sponsor, an originator, a mortgage loan seller and primary servicer of certain of the mortgage loans. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Wells Fargo Bank, National Association is (or, as of the closing date, is expected to be) the interim custodian of the loan files for some or all of the mortgage loans that Barclays Bank PLC will transfer to the depositor.

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Barclays Bank PLC, a sponsor, an originator and a mortgage loan seller, or certain affiliates of Barclays Bank PLC, Wells Fargo Bank, National Association acts from time to time as primary servicer with respect to certain mortgage loans owned by Barclays Bank PLC, including prior to their inclusion in the trust fund, some or all of the mortgage loans that Barclays Bank PLC will transfer to the depositor.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans also provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard, which is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder or the controlling class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS Mortgage Trust 2018-C2 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among their things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

LNR Securities Holdings, LLC (or its affiliate) is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement, and LNR Partners, LLC is expected to act as the special servicer. The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

LNR Securities Holdings, LLC, LNR Partners, LLC,  Starwood Conduit CMBS Vertical Retention I LLC, Starwood CMBS Horizontal Retention BBCMS 2018-C2 LLC, Starwood Mortgage Funding II LLC and Starwood Mortgage Capital LLC are each affiliates of each other.  LNR Securities Holdings, LLC is the entity that will purchase on the closing date an approximately 60% interest in each of the Class X-F, Class X-G, Class F, Class G and Class S certificates (in each case, excluding the portion comprising the VRR Interest) and is expected to be the initial directing certificateholder.  LNR Partners, LLC, is the special servicer and the anticipated special servicer of the Liberty Portfolio mortgage loan (5.6%) and The Shops at Solaris mortgage loan (2.2%) under the Benchmark 2018-B7 pooling and servicing agreement.  Starwood Conduit CMBS Vertical Retention I LLC is the entity that will purchase the VRR Interest.  Starwood CMBS Horizontal Retention BBCMS 2018-C2 LLC is the entity that will purchase the Class H-RR and Class J-RR certificates (excluding the portion comprising the VRR Interest).  Starwood Mortgage Capital LLC is a sponsor, originator and mortgage loan seller. Starwood Mortgage Funding II LLC is the initial holder of the Fidelis Portfolio companion loans. LNR Partners, LLC or its affiliate assisted LNR Securities Holdings, LLC (or its affiliate) and Prime Finance Long Duration II TRS, LLC (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool. The directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the then-Controlling Class of certificates.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a New York limited liability company, and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. These relationships may continue in the future. In the normal course of its business, Park Bridge Lender Services LLC and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC, a New York limited liability company, and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the institutional investors, depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that LNR Securities Holdings, LLC (or its affiliate) will be the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to any excluded loan), take actions with respect to the specially serviced loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan, any non-serviced mortgage loan) or the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans may direct the special servicer or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent controlling entity) for each whole loan, the expected securitization trust holding the controlling note in such whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

Whole Loan	Servicing Pooling Agreement	Controlling Noteholder	Directing Party(1)
Christiana Mall	BBCMS 2018-CHRS	BBCMS Mortgage Trust 2018-CHRS	(2)
GNL Portfolio	BBCMS 2018-C2	BBCMS Mortgage Trust 2018-C2	LNR Securities Holdings, LLC
Liberty Portfolio	Benchmark 2018-B7	Benchmark 2018-B7 Mortgage Trust	Eightfold Real Estate Capital Fund V, L.P.
Fidelis Portfolio	BBCMS 2018-C2	BBCMS Mortgage Trust 2018-C2	LNR Securities Holdings, LLC
Home Depot Technology Center	BBCMS 2018-C2	BBCMS Mortgage Trust 2018-C2	LNR Securities Holdings, LLC
Virginia Beach Hotel Portfolio	WFCM 2018-C47	WFCM 2018-C47	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Moffett Towers – Buildings E,F,G	DBGS 2018-C1	DBGS 2018-C1 Mortgage Trust	RREF III-D AIV RR, LLC
Shelbourne Global Portfolio II	BBCMS 2018-C2	BBCMS Mortgage Trust 2018-C2	LNR Securities Holdings, LLC
Zenith Ridge	CD 2018-CD7	CD 2018-CD7 Mortgage Trust	RREF III-D AIV RR H, LLC
Moffett Towers II – Building 1	Benchmark 2018-B6	Benchmark 2018-B6 Mortgage Trust	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
The Shops at Solaris	Benchmark 2018-B7	Benchmark 2018-B7 Mortgage Trust	Eightfold Real Estate Capital Fund V, L.P.
One River Place	BBCMS 2018-C2	BBCMS Mortgage Trust 2018-C2	LNR Securities Holdings, LLC
Alex Park South	MSC 2018-L1	Morgan Stanley Capital I Trust 2018-L1	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.
Fair Oaks Mall	BANK 2018-BNK12	BANK 2018-BNK12	Annaly CRE LLC(3)

(1)	The entity with the heading “Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.

(2)	No directing certificateholder had been appointed as of the date of this prospectus.

(3)	The holder of the subordinate companion loans, identified here, will have certain control and consultation rights with respect to the related mortgage loan until the occurrence of a control appraisal period pursuant to the related intercreditor agreement. Please see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus for additional information.

The special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any excluded loan); provided that the directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the then-controlling class of certificates. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder has certain consent and/or consultation rights with respect to a non-serviced mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement— Servicing of the Non-Serviced Mortgage Loans”.

The directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the Class X-F, Class X-G, Class F, Class G, Class H-RR and Class J-RR certificates, which are collectively referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), were given the opportunity to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, while the B-piece buyer under this transaction is prohibited under the risk retention rules to enter into certain hedging arrangements and certain other transactions, it may nonetheless otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the other sponsor as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer and/or directing certificateholder will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

One of the B-piece buyers, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—Consultation and Control”.

LNR Partners, LLC, which is expected to act as the special servicer, or its affiliate assisted LNR Securities Holdings LLC (or its affiliate) and Prime Finance Long Duration II TRS, LLC (or its affiliate) with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder under the pooling and servicing agreement for this securitization or under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which currently apply in respect of various types of EU regulated investors including credit institutions, authorized alternative investment fund managers, investment firms, insurance and reinsurance undertakings. Among other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the offered certificates acquired by the relevant investor.

●	None of the sponsors, the depositor, the issuing entity or any of the underwriters intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the issuing entity, the depositor, the underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory treatment of their investment in the offered certificates on the closing date or at any time in the future.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, and other participants in the asset backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012. Subject to certain exceptions, banking entities are required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loan or sell the mortgaged property on the maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the mortgage loan.

●	Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining any rating agency confirmation. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing

Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General.

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted loans.

Any changes in the weighted average lives of your principal balance certificates may adversely affect your yield. In general, if you buy a certificate at a premium or any of the Class X-A, Class X-B, Class X-D, Class X-F or Class X-G certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or any of the Class X-A, Class X-B, Class X-D, Class X-F or Class X-G certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X-A, Class X-B, Class X-D, Class X-F or Class X-G certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your principal balance certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the principal balance certificates will depend on the terms of the principal balance certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted loans will affect the weighted average lives of your principal balance certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted loans, your principal balance certificates may have a shorter weighted average life.

Delays in liquidations of defaulted loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts, namely, Class X-A and Class X-B certificates, will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Class
X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
X-B	Class A-S, Class B and Class C certificates

In particular, the Class X-A certificates (and to a lesser extent, the Class X-B certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates, then the Class X-B certificates. Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May be Adversely Affected By Prepayments Resulting From Earnout Reserves.

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield.

If the percentage of losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the percentage of losses realized on the mortgage loans, first the Class J-RR certificates, then to the Class H-RR certificates, then the Class G certificates, then the Class F certificates, then the Class E Certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, and then the Class A-S certificates and, then pro rata, the Class A-SB, Class A-5, Class A-4, Class A-3, Class A-2 and Class A-1 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination.

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric Class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, and Class X-G certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”.

As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights.

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect to a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment.

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan and any excluded loan) and the right to replace the special servicer with or without cause (provided that the directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the then-Controlling Class of certificates), except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder of the related securitization trust holding the controlling note for the non-serviced whole loans, as applicable, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect a non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of each non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to each non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder and the directing certificateholder (if any) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)    may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan);

(iii)    does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan);

(iv)    may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)    will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (if any) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of Special Servicer Without Cause”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the pooling and servicing agreement or trust and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement or trust and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. There will be no operating advisor under the BBCMS 2018-CHRS trust and servicing agreement with respect to the Christiana Mall whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, “—The Christiana Mall Whole Loan—Servicing”, “—The Fair Oaks Mall Whole Loan—Servicing”, “—The Non-Serviced AB Whole Loans—Christiana Mall Whole Loan—Servicing” and “—The Non-Serviced AB Whole Loans—Fair Oaks Mall Whole Loan—Servicing”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

In general, the directing certificateholder will have the right to terminate and replace the special servicer (i) for cause at any time and (ii) without cause if either (a) LNR Partners, LLC or its affiliate is no longer the special servicer or (b) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the then-controlling class of certificates, in each case so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 50% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—The Directing Certificateholder—Replacement of Special Servicer”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to each non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment.

The holders of a pari passu companion loan relating to the serviced mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of a non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer (and any sub-servicer, if applicable) will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted loan current or in maximizing proceeds to the issuing entity, the special servicer (and any sub-servicer, if applicable) will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer (or any sub-servicer) in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Bank PLC, in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Even if a legal action were brought successfully against the defaulting sponsor, we cannot assure you that the sponsor would, at that time, own or possess sufficient assets to make the required repurchase or to substitute any mortgage loan or make any payment to fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan(s), the asset representations reviewer under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan(s) concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “prime rate” as published in The Wall Street Journal, New York Edition. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

Barclays Bank PLC is subject to the provisions of the Insolvency Act 1986 (United Kingdom Act of Parliament, 1986 ch. 45) and the Banking Act 2009 (United Kingdom Act of Parliament, 2009 ch. 1). Under the terms of the Insolvency Act 1986, certain transactions by a company registered in England or Wales, such as Barclays Bank PLC, may be challenged by an insolvency officer appointed to that company on its insolvency.

The Banking Act 2009 (the “Banking Act”) provides a permanent regime to allow the UK Financial Services Authority (the “FSA”), the Treasury of the United Kingdom (the “UK Treasury”) and the Bank of England to address a situation where a United Kingdom bank (a UK institution with permission to accept deposits under the Financial Services and Markets Act 2000, which would include Barclays Bank PLC) (the “UK Bank”), is likely to encounter financial difficulties. The Banking Act gives the UK Treasury, the FSA and the Bank of England certain wide powers to support the implementation of the stabilization measures contemplated by the Banking Act.

These powers, which apply regardless of any contractual restrictions, include (a) power to issue share transfer instruments and/or orders pursuant to which there may be transferred to a commercial purchaser or a nominee of or a company wholly owned by the Treasury, all or some of the securities issued by a UK Bank (or any UK holding company of the UK Bank). The share transfers can extend to a wide range of “securities” including shares and bonds issued by the UK Bank (or any UK holding company of the UK Bank) and warrants for such and also deferred shares or private membership rights in a building society and (b) the power to transfer all or some of the property, rights and liabilities of a UK Bank or a building society to a commercial purchaser or Bank of England entity. In certain circumstances encumbrances and trusts can be over-reached or varied. Power also exists to override any default provisions in transactions otherwise affected by these powers. Compensation may be payable in the context of share transfer instruments and/or orders and property transfer instruments. In the case of share transfers any compensation will be paid to the person who held the security immediately before the transfer, who may not be the encumbrancer. The Banking Act also includes provisions relating to two new insolvency procedures which may be commenced by specified UK authorities (bank insolvency and bank administration).

The Banking Act also vests power in the Bank of England (among other things) to override, vary or impose contractual obligations between the UK Bank (or any UK holding company of the UK Bank) and its former group undertakings (as defined in the Banking Act), for reasonable consideration, in order to enable any transferee or successor bank of the UK Bank (or any UK holding company of the UK Bank) to operate effectively. There is also power for the UK Treasury to amend the law (save for a provision made by or under the Act) by order for the purpose of enabling it to use the special resolution regime powers effectively, potentially with retrospective effect.

If an instrument or order were to be made under the Bank Act in respect of Barclays Bank PLC, such instrument or order may (among other things) affect the ability of Barclays Bank PLC to satisfy its obligations under the related Mortgage Loan Purchase Agreement and/or result in modifications to the related Mortgage Loan Purchase Agreement. As a result, the making of an instrument or order in respect of Barclays Bank PLC may affect the ability of the issuing entity to meet its obligations in respect of the certificates. While there is provision for compensation in certain circumstances under the Banking Act, there can be no assurance that certificateholders would recover compensation promptly and equal to any loss actually incurred.

As at the date of this prospectus, no order or action has been taken by the UK Treasury or the Bank of England under the Banking Act 2009 in respect of Barclays Bank PLC and there has been no indication that any such instrument or order will be made, but there can be no assurance that this will not change and/or that certificateholders will not be adversely affected by any such instrument or order if made.

An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by Barclays Bank PLC will constitute a true sale of such assets. Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under UK insolvency rules, nor that the transfer could not be affected by an order under the Banking Act 2009. Even if a challenge were not successful, or if an order under the Banking Act 2009 itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

The EU Bank Recovery and Resolution Directive (2014/59/EU) (collectively with secondary and implementing EU rules, and national implementing legislation, the “BRRD”) equips national authorities in EU member states (the “Resolution Authorities”) with tools and powers for preparatory and preventive measures, early supervisory intervention and resolution of credit institutions and investment firms (collectively, “Relevant Institutions”). If a Relevant Institution enters into a mortgage loan purchase agreement with the depositor and is deemed likely to fail within the circumstances identified in the BRRD, the relevant Resolution Authority may employ such tools and powers in order to intervene in the Relevant Institution’s failure. In particular, liabilities of Relevant Institutions arising out of the mortgage loan purchase agreement (for example, liabilities requiring lenders to repurchase mortgage loans or to cure certain breaches or defects with respect to mortgage loans) and not otherwise subject to an exception, could be subject to the exercise of “bail-in” powers of the relevant Resolution Authorities (which power is just one of a number of wide powers given to Resolution Authorities for the recovery and resolution of banks and other financial institutions). If the relevant Resolution Authority decides to apply the “bail-in” tool to the liabilities of a Relevant Institution, then subject to certain exceptions set out in the BRRD, the liabilities of such Relevant Institution could, among other things, be reduced, converted to shares or other ownership interests in the Relevant Institution, its parent company or a bridge institution or extinguished in full. In addition, under the BRRD the Resolution Authority will have the power (among other tools) to transfer to a third party, rights, assets or liabilities of an institution under resolution. As a result, the depositor or the issuing entity and ultimately, the certificateholders may not be able to recover any liabilities owed by such an entity to the depositor or the issuing entity, as applicable. Further, a relevant Resolution Authority may exercise its discretions in a manner that produces different outcomes amongst institutions resolved in different EU member states. The resolution mechanisms under the BRRD correspond closely to those available to the Single Resolution Board (the “SRB”) and the European Commission under the SR Regulation (Regulation 806/2014) which applies to EU member states in the Eurozone and other member states participating in the single supervisory mechanism (the “SSM”) with the SRB taking on many of the functions assigned to national resolution authorities by the BRRD. If a member state (such as the UK) has chosen not to participate in the SSM, Relevant Institutions established in that member state are not subject to the SRM Regulation, but to the BRRD as implemented in that member state. For a discussion of certain risks relating to repurchases of a mortgage loan, see “— Sponsors May Not Make Required Repurchases or

Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” above.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure.

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan (other than a non-serviced mortgage loan) or whole loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the lower-tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the lower-tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status.

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount.

The Class X certificates will, and one or more other classes of the offered certificates may, be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, Starwood Conduit CMBS Vertical Retention I LLC, in its capacity as seller, may enter into a repurchase finance facility with a repurchase counterparty, in its capacity as buyer. In connection with a repurchase financing transaction between Starwood Conduit CMBS Vertical Retention I LLC and the repurchase counterparty relating to this securitization, the repurchase counterparty would advance funds to enable Starwood Conduit CMBS Vertical Retention I LLC to finance a portion of the purchase price of the VRR Interest to be acquired by Starwood Conduit CMBS Vertical Retention I LLC. The VRR Interest will be purchased in order for Starwood Mortgage Capital LLC (“SMC”) to satisfy its obligation as retaining sponsor with respect to this securitization under the risk retention rules.

Although the risk retention rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangement to be in the form of a “repurchase agreement”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the risk retention rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a repurchase finance facility cause SMC, in its capacity as retaining sponsor, or Starwood Conduit CMBS Vertical Retention I LLC, in its capacity as retaining party, to fail to comply with the risk retention rules on the effective date of the repurchase finance facility or at any other time during the term of such repurchase finance facility.

None of the depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, Barclays Bank PLC, Cantor Commercial Real Estate Lending, L.P. or KeyBank National Association makes any representation as to the compliance of SMC or Starwood Conduit CMBS Vertical Retention I LLC in any respect with the risk retention rules including, without limitation, whether (i) the manner in which SMC is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Starwood Conduit CMBS Vertical Retention I LLC is eligible to retain the VRR Interest or (iii) the structure of such repurchase finance facility would cause SMC to fail to comply with the risk retention rules.

In connection with the repurchase financing transaction, Starwood Conduit CMBS Vertical Retention I LLC has represented to the repurchase counterparty that (i) SMC is the “sponsor” (as defined in the Risk Retention Rules), (ii) it is a “majority-owned affiliate” (as defined in the Risk Retention Rules) of SMC, (iii) its obligations under the repurchase financing facility are full recourse to it, and (iv) to its knowledge, it is in compliance with the Risk Retention Rules. In addition, the obligations of Starwood Conduit CMBS Vertical Retention I LLC under any repurchase finance facility will be (a) subject to a limited guaranty by Starwood Property Trust, Inc. and (b) secured by the VRR Interest as well as additional CMBS collateral from one or more other transactions. Unless accelerated by the repurchase counterparty or terminated early by Starwood Conduit CMBS Vertical Retention I LLC, the end of the term of each repurchase transaction would be six months after the assumed final distribution date of the junior-most rated class of certificates included in the related securitization. If distributions in respect of the purchased securities are not sufficient to cover the financing fees and margin requirements under the repurchase financing facility, the repurchase counterparty will be entitled to use such additional pledged securities as collateral. Any collateral pledged with respect to a repurchase finance facility may be cross-collateralized with other repurchase finance facilities with such a repurchase counterparty.

Upon the occurrence of certain specified events of default under such repurchase finance facility, including an event of default resulting from Starwood Conduit CMBS Vertical Retention I LLC’s failure to satisfy its payment obligations, such repurchase counterparty may exercise creditor remedies that could include accelerating the payment obligations of Starwood Conduit CMBS Vertical Retention I LLC and not transferring legal title to the VRR Interest back to Starwood Conduit CMBS Vertical Retention I LLC. In addition, Starwood Conduit CMBS Vertical Retention I LLC’s repurchase financing facilities with a repurchase counterparty may be cross-defaulted. As a result, an event of default with respect to a repurchase finance facility would result in an event of default for all such repurchase finance facilities. Although, under the terms of the repurchase finance facility, the repurchase counterparty may agree to first exercise its remedies in respect of the collateral which does not constitute the VRR Interest and the other retention interests of Starwood Conduit CMBS Vertical Retention I LLC which are the subject of a repurchase finance facility, the occurrence of an event of default under a repurchase finance facility and the exercise of the repurchase counterparty’s remedies thereunder could result in SMC, in its capacity as retaining sponsor, failing to be in compliance with the risk retention rules.

Under a repurchase transaction and subject to its terms, legal title to the VRR Interest will initially be sold to the repurchase counterparty. Notwithstanding the sale and purchase of such securities, a repurchase finance facility is intended to be a financing and is expected to be treated as such under United States generally accepted accounting principles. This treatment would be based in part on the expectation that the repurchase counterparty will transfer legal title to the VRR Interest back to Starwood Conduit CMBS Vertical Retention I LLC upon payment in full of Starwood Conduit CMBS Vertical Retention I LLC’s obligations under the applicable repurchase transaction. Although the repurchase counterparty would be obligated to use commercially reasonable efforts to effect such transfer, notwithstanding a repurchase counterparty’s commercially reasonable efforts, such repurchase counterparty may not be able to effect such a transfer and such failure would not constitute an event of default in respect of the repurchase counterparty under the repurchase finance facility. Any failure of the repurchase counterparty to return all or any portion of the VRR Interest to Starwood Conduit CMBS Vertical Retention I LLC when due would likely cause the applicable regulatory authority to view SMC as no longer being in compliance with its risk retention obligations.

In exercising rights under a repurchase finance facility to (i) exercise creditor remedies, (ii) exercise voting rights with respect to the VRR Interest or (iii) take any other action or remedy, the repurchase counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or SMC); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the risk retention rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or repurchase of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 44 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $891,853,554 (the “Initial Pool Balance”). The “Cut-off Date” means with respect to each Mortgage Loan, the related Due Date in December 2018, or with respect to any Mortgage Loan that has its first Due Date in January 2019, the date that would otherwise have been the related Due Date in December 2018.

14 Mortgage Loans (47.8%) are each part of a larger whole loan, each of which is comprised of (i) the related Mortgage Loan, (ii) in the case of 12 Mortgage Loans (40.4%), each represented in the entirety by one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans” or each, a “Pari Passu Companion Loan”) and (iii) in the case of two Mortgage Loans (7.4%), one or more loans that are subordinate in right of payment to the Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as “Subordinate Companion Loans” or each, a “Subordinate Companion Loan”). The Pari Passu Companion Loans and Subordinate Companion Loans are collectively referred to in this prospectus as “Companion Loans” or each, a “Companion Loan”. Each Mortgage Loan and any related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage(s) and the same assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans and Whole Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Starwood Mortgage Capital LLC	16	$ 303,274,768	34.0%
Barclays Bank PLC(1)(2)(3)	16	274,947,456	30.8
KeyBank National Association(4)	5	137,656,330	15.4
Cantor Commercial Real Estate Lending, L.P.(5)(6)	6	125,975,000	14.1
Barclays Bank PLC/Cantor Commercial Real Estate Lending, L.P.(7)	1	50,000,000	5.6
Total	44	$891,853,554	100.0%

(1)	The Christiana Mall Mortgage Loan (6.1%) is part of a Whole Loan that was co-originated by Barclays Bank PLC, Deutsche Bank AG, New York Branch (“DBNY”), and Société Générale. Such Mortgage Loan was underwritten pursuant to the underwriting guidelines for Barclays Bank PLC.

(2)	The Moffett Towers II – Building 1 Mortgage Loan (2.5%) is part of a Whole Loan that was co-originated by Barclays Bank PLC and DBNY. Such Mortgage Loan was underwritten pursuant to the underwriting guidelines for Barclays Bank PLC.

(3)	The Fair Oaks Mall Mortgage Loan (1.2%) is part of a Whole Loan that was co-originated by Barclays Bank PLC and Bank of America, N.A. Such Mortgage Loan was underwritten pursuant to the underwriting guidelines for Barclays Bank PLC.

(4)	The GNL Portfolio Mortgage Loan (6.1%) is part of a Whole Loan that was co-originated by KeyBank National Association and Société Générale Financial Corporation. Such Mortgage Loan was underwritten pursuant to the underwriting guidelines of KeyBank National Association.

(5)	The Moffett Towers – Buildings E,F,G Mortgage Loan (2.8%) is part of a Whole Loan that was co-originated by Goldman Sachs Mortgage Company, Wells Fargo Bank, National Association and DBNY, and was acquired by Cantor Commercial Real Estate Lending, L.P. (“CCRE”) prior to the Closing Date.

(6)	The Shops at Solaris Mortgage Loan (2.2%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and CCRE. Such Mortgage Loan was underwritten pursuant to the underwriting guidelines for CCRE.

(7)	The Liberty Portfolio Mortgage Loan (5.6%) is part of a Whole Loan that was co-originated by Barclays Bank PLC, CREFI and CCRE. Such Mortgage Loan was underwritten pursuant to the underwriting guidelines for Barclays Bank PLC and the underwriting guidelines for CCRE. The Liberty Portfolio Mortgage Loan is evidenced by two promissory notes: (i) Note A-6, with a principal balance of $25,000,000 as of the Cut-off Date as to which CCRE is acting as Mortgage Loan Seller, and (ii) Note A-4, with a principal balance of $25,000,000 as of the Cut-off Date as to which Barclays Bank PLC is acting as Mortgage Loan Seller.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first priority lien on a fee simple and/or leasehold interest in a commercial or multifamily property (each, a “Mortgaged Property”). See “—Real Estate and Other Tax Considerations”.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on December 20, 2018 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in

Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. With respect to the Fair Oaks Mall Mortgage Loan (1.2%), the Annual Debt Service is calculated based on the sum of the first 12 principal and interest payments, following the Cut-off Date based on the assumed principal payment schedule set forth on Annex F. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to Mortgage Loans secured by portfolios of Mortgaged Properties, the Appraised Value may represent the “as-is”, “as-complete”, “as-renovated” or “as-stabilized” value for the related portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is”, “as-complete”, “as-renovated” or “as-stabilized” appraised values of the related individual Mortgaged Properties. In the case of certain of the Mortgage Loans, the LTV Ratio for such Mortgage Loans has been calculated based on the “as-complete” or “as-stabilized” Appraised Value of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of the Mortgage Loan as shown in the table below, “as-complete”, “as-stabilized” or “as-renovated” value).

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios were calculated with respect to such Mortgage Loan including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan). In the case of a Mortgage Loan that is cross-collateralized with one or more other Mortgage Loans, unless otherwise indicated, LTV Ratios were calculated with respect to the cross-collateralized group in the aggregate.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the table titled “Appraised Value” under “—Appraised Value” below, the respective LTV Ratio at maturity or Anticipated Repayment Date was calculated using values other than “as-is” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth in “—Appraised Value” below as well as Annex A-1 and Annex A-3.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date. Unless clearly indicated otherwise, the Cut-off Date Loan-to-Value Ratio for each of the Mortgage Loans that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Cut-off Date Balance of all those Mortgage Loans and the aggregate Appraised Value of all the related Mortgaged Properties securing the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1 to this prospectus.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date. In the case of the Fair Oaks Mall Mortgage Loan (1.2%), the Underwritten Net Cash Flow Debt Service Coverage Ratio was calculated based upon the sum of the first 12 principal and interest payments following the Cut-off Date allocable to such Mortgage Loan based on the assumed principal payment schedules set forth on Annex F.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

The Underwritten Net Cash Flow Debt Service Coverage Ratio for each of the Mortgage Loans that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Cash Flow Debt Service Coverage Ratio than is shown on Annex A-1 to this prospectus.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“Hard Lockbox” means that the related Mortgage Loan documents currently require tenants to pay rent or other income directly to the lockbox account. For hotel properties, the Mortgage Loan will be considered to have a Hard Lockbox if credit card companies or credit card clearing banks are required to deposit credit card receivables directly to the lockbox account, even if cash, checks or certain other payments are paid to the borrower or property manager prior to being deposited into the lockbox account.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date)with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan. Unless clearly indicated otherwise, the LTV Ratio at Maturity or ARD for each of the Mortgage Loans that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate principal balance of all those Mortgage Loans scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, and the aggregate Appraised Value of all the related Mortgaged Properties securing the group

(without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps, substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1 to this prospectus.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenues per available room.

“Soft Lockbox” means the related Mortgage Loan documents currently require the related borrower or the property manager at the related Mortgaged Property to collect rents from tenants and pay all such rent directly to the lockbox account. In the case of certain flagged hotel properties, the manager may instead be required to deposit only the portion of such rent which is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses.

“Soft Springing Lockbox” means the related Mortgage Loan documents currently require the related borrower or the property manager at the related Mortgaged Property to collect rents from tenants and pay all such rent directly to the lockbox account; provided, however, that upon the occurrence of certain triggering events provided in the related Mortgage Loan documents, the related borrower is required to implement a Hard Lockbox. In the case of certain flagged hotel properties, the manager may instead be required to deposit only the portion of such rent which is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses.

“Springing Cash Management” means, for funds directed into a Hard Lockbox or Soft Lockbox, such funds are generally paid directly to the related borrower who pays debt service and funds all required escrow and reserve accounts (including debt service) from amounts received; provided, however, in some cases, that upon the occurrence of certain triggering events enumerated in the related Mortgage Loan documents, the cash management account converts to In-Place Cash Management. Notwithstanding the foregoing, in the event that such triggering events are cured as provided in the Mortgage Loan documents, in some cases, the cash management account will revert to Springing Cash Management.

“Springing Lockbox” means no lockbox account is currently in place and that the related borrower (or its property manager) is responsible for paying debt service and funding all escrow and reserve accounts (including debt service); provided, however, that upon the occurrence of certain triggering events enumerated in the related Mortgage Loan documents, the related borrower is required to implement either a Hard Lockbox or Soft Lockbox.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office or industrial/warehouse facility, any combination of the foregoing or any other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “UW NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2 attached, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such Mortgage Loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, except with respect to the Fair Oaks Mall Mortgage Loan (1.2%), in whose case the Underwritten Net Cash Flow Debt Service Coverage Ratio was calculated based upon the sum of the first 12 principal and interest payments following the Cut-off Date allocable to the Mortgage Loan based on the assumed principal payment schedule set forth on Annex F. The Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans was calculated based on the sum of the first 12 interest payments following the Cut-off Date.

For each Mortgage Loan with a related Companion Loan, the calculation of the Mortgage Loan UW NCF DSCR includes the principal balance and debt service payment of any related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans.

The “Underwritten Net Operating Income Debt Service Coverage Ratio” or “UW NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total annual debt service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. In the case of the Fair Oaks Mall Mortgage Loan (1.2%), the Underwritten Net Operating Income Debt Service Coverage Ratio was calculated based upon the sum of the first 12 principal and interest payments following the Cut-off Date allocable to such Mortgage Loan based on the assumed principal payment schedule set forth on Annex F. The Underwritten Net Operating Income Debt Service Coverage Ratio for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

For each Mortgage Loan with a related Companion Loan, the calculation of the Mortgage Loan UW NOI DSCR includes the principal balance and debt service payment of any related Pari Passu Companion Loan(s) but excludes any related Subordinate Companion Loans.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). Unless clearly indicated otherwise, the Underwritten NCF Debt Yield for each Mortgage Loan that is part of any group of cross-collateralized Mortgage Loans is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1 to this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yields were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loans.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the UW NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

The amounts representing net operating income, Underwritten NOI and UW NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and UW NCF set forth in this prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the UW NCFs used as a basis for calculating UW NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, UW NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). Unless clearly indicated otherwise and as set forth below, the Underwritten NOI Debt Yield for each Mortgage Loan that is part of any group of cross-collateralized Mortgage Loans is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1 to this prospectus.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms or (c) in the case of certain Mortgaged Properties operated as multifamily housing properties, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$891,853,554
Number of mortgage loans	44
Number of Mortgaged Properties	87
Range of Cut-off Date Balances	$2,500,000 to $55,000,000
Average Cut-off Date Balance	$20,269,399
Range of Mortgage Rates	3.89397% to 5.96900%
Weighted average Mortgage Rate	4.99123%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity(2)	53 months to 120 months
Weighted average remaining term to maturity(2)	116 months
Range of original amortization term(3)	300 months to 360 months
Weighted average original amortization term(3)(4)	359 months
Range of remaining amortization terms(3)(4)	299 months to 360 months
Weighted average remaining amortization term(3)(4)	359 months
Range of LTV Ratios as of the Cut-off Date(5)(6)	31.8% to 75.0%
Weighted average LTV Ratio as of the Cut-off Date(5)(6)	58.7%
Range of LTV Ratios as of the maturity date(2)(5)(6)	29.7% to 66.6%
Weighted average LTV Ratio as of the maturity date(2)(5)(6)	55.0%
Range of UW NCF DSCR(4)(6)(7)	1.29x to 3.15x
Weighted average UW NCF DSCR(4)(6)(7)	1.95x
Range of UW NOI Debt Yield(6)	9.1% to 19.0%
Weighted average UW NOI Debt Yield(6)	11.6%
Percentage of Initial Pool Balance consisting of:
Interest Only	47.6%
Interest Only-Balloon	36.2%
Balloon	12.8%
ARD-Interest Only	3.4%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to one Mortgage Loan with an Anticipated Repayment Date, identified as the Home Depot Technology Center Mortgage Loan (3.4%), calculated as of the Anticipated Repayment Date.

(3)	Excludes 17 Mortgage Loans (50.9%) that are interest only for the entire term or until their Anticipated Repayment Date.

(4)	With respect to the Fair Oaks Mall Mortgage Loan (1.2%), the Mortgage Loan will amortize based on the assumed principal payment schedule set forth on Annex F.

(5)	With respect to the GNL Portfolio Mortgage Loan (6.1%), the Virginia Beach Hotel Portfolio Mortgage Loan (3.4%), the Moffett Towers – Buildings E,F,G Mortgage Loan (2.8%), the Moffett Towers II – Building 1 Mortgage Loan (2.5%) and the Holiday Inn Express & Suites Vidor South Mortgage Loan (0.4%), the loan-to-value ratios were calculated based upon a valuation other than an “as-is” value of the Mortgaged Properties securing the Mortgage Loans in whole or in part. The remaining Mortgage Loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. For further information, see the column entitled “Appraised Value” and the related footnotes, Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

(6)	With respect to 12 Mortgage Loans, each of which has one or more Pari Passu Companion Loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including the related pari passu companion loan(s). With respect to two Mortgage Loans identified as the Christiana Mall Mortgage Loan (6.1%) and the Fair Oaks Mall Mortgage Loan (1.2%), loan-to-value ratios and debt yields includes any Pari Passu Companion Loans, as applicable, but excludes the related Subordinate Companion Loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the Cut-off Date, related loan-to-value ratio as of the Maturity Date, and underwritten net operating income debt yield including the related Subordinate Companion Loans are (a) with respect to the Christiana Mall Mortgage Loan (6.1%), 1.93x, 52.9%, 52.9% and 8.5%, respectively and (b) with respect to the Fair Oaks Mall Mortgage Loan (1.2%), 1.64x, 47.3%, 44.2% and 11.6% respectively.

(7)	Underwritten debt service coverage ratios are calculated using the aggregate principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date or, with respect to a Mortgage Loan that has an initial interest-only period, twelve times the monthly payment of principal and interest payable during the amortization period; provided that in the case of a Mortgage Loan that provides for interest-only payments through maturity or Anticipated Repayment Date, such items are calculated based on the aggregate interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan. Certain assumptions and/or adjustments were made to the UW NCF. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A 1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include 13 Mortgage Loans (36.4%), that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and LTV Ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office
Suburban	16	$293,453,992	32.9%
CBD	2	27,482,682	3.1
R&D Lab	2	9,325,975	1.0
	20	$330,262,649	37.0%
Retail
Anchored	9	$123,850,605	13.9%
Super Regional Mall	2	65,758,207	7.4
Lifestyle Center	1	20,000,000	2.2
Unanchored	1	6,750,000	0.8
Freestanding	1	5,016,614	0.6
	14	$221,375,426	24.8%
Hotel
Full Service	4	$120,200,000	13.5%
Extended Stay	1	31,000,000	3.5
Limited Service	3	19,478,007	2.2
	8	$170,678,007	19.1%
Mixed Use
Retail/Office	2	$57,025,000	6.4%
Office/Industrial	1	16,454,545	1.8
	3	$73,479,545	8.2%
Multifamily
Garden	26	$37,462,498	4.2%
Mid-Rise	2	2,217,502	0.2
	28	$39,680,000	4.4%
Industrial
Warehouse	4	$20,730,540	2.3%
Flex	5	16,397,846	1.8
Warehouse/Distribution	1	1,949,543	0.2
	10	$39,077,928	4.4%
Self Storage
Self Storage	4	$17,300,000	1.9%
	4	$17,300,000	1.9%
Total	87	$891,853,554	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties.

With respect to the office properties set forth in the above chart and mixed use properties that include office tenants:

●	With respect to seven Mortgaged Properties securing 16.5%, the related borrower and/or borrower sponsor (or affiliates thereof) currently owns another office property within a 5-mile radius which is expected to be directly competitive with the related Mortgaged Property.

●	With respect to the GNL Portfolio Mortgage Loan (6.1%), the lease for NetScout Systems (“NetScout”), a tenant at the NetScout Systems Mortgaged Property, grants NetScout an ongoing option that expires in August 2023 to require the related borrower to acquire certain designated real property (the “Expansion Land”), construct one or more buildings on such Expansion Land (the “Additional Improvements”), and lease the Additional Improvements to NetScout. The option is contingent upon, among other things, (i) the related borrower’s right to acquire the Expansion Land on commercially reasonable terms that are acceptable to the related borrower in its sole discretion, (ii) the related borrower’s ability to obtain financing to fund the acquisition of the Expansion Land and construction of the Additional Improvements on commercially reasonable terms that are acceptable to the related borrower in its sole discretion, and (iii) the receipt of all permits and approvals within 180 days after the mutual execution of the lease relating to the Additional Improvements on the Expansion Land. Notably, however, the Mortgage Loan Documents and organizational documents of the related borrower restrict the borrower from owning property other than the Mortgaged Property and from incurring additional indebtedness. Additionally, the lease does not provide the tenant with any termination options. Nevertheless, we cannot assure you that NetScout will not try to exercise its expansion option and that such an attempted exercise would not have an adverse effect on the related borrower or the related Mortgaged Property, including to the extent any related dispute ends in litigation between NetScout and the related borrower.

●	With respect to the Alex Park South Mortgage Loan (1.7%), the third-largest tenant, Windstream Communications, which represents approximately 20.9% of the net rentable area and 23.8% of underwritten base rent, has the right, if all developmental approvals are received, and certain conditions are satisfied, to require the borrower to construct a 7,000 to 28,000 square foot addition to its leased premises. In the event the issuing entity were to take title to the Mortgaged Property, and Windstream Communications’ lease was then in effect, the issuing entity, as landlord, would not have the funds to effect such construction, and further, would be prohibited under REMIC regulations from effecting any construction that was less than 10% complete (or had not yet begun at all) at the time the Mortgage Loan defaulted or was in imminent default. See “Risk Factors—Other Risks Relation to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Tax Considerations Relating to Foreclosure”. In the event the issuing entity is unable to perform such construction for the reasons stated above, the tenant may elect to exercise remedies set out in its lease, including suing the landlord for breach, but note that the tenant does not have a right under its lease to terminate the lease for failure to construct the expansion space. The related guarantor has guaranteed the payment of portions of the Mortgage Loan in the respective amount of the expansion space construction provided that all developmental approvals are received for the Windstream Communications tenant.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties.

With respect to the retail properties or mixed use properties with retail components set forth in the above chart:

●	With respect to the Fidelis Portfolio (5.5%) Mortgaged Properties, the related borrower and/or borrower sponsor (or affiliates thereof) currently owns another retail property within a 5-mile radius which is expected to be directly competitive with the related Mortgaged Property.

●	With respect to the Christiana Mall Mortgaged Property (6.1%), Target, the largest tenant at the Mortgaged Property, has the unilateral right to require the borrower to purchase the fee simple title to its improvements at the Mortgaged Property (the “Target Improvements”) from Target for an amount equal to the lesser of (i) the then-current fair market value of the portion of the Mortgaged Property that Target occupies (the "Target Parcel") and (ii) the unappreciated or unamortized original cost of the Target Parcel and Target Improvements and attached trade fixtures, related replacements and later improvements made (but excluding any unattached trade fixtures and personal property). On or prior to the anticipated date of the conveyance of the Target

Improvements, the borrower must execute and deliver to the lender any amendment or modification to the security instrument or similar documents reasonably necessary in order to confirm that the lien of the security instrument and the other Mortgage Loan documents attaches to the Target Improvements, in form and substance reasonably satisfactory to the lender. Target’s only remedies are (a) specific performance or (b) retaining the put option deposit (10% of the put option price) plus any accrued interest as damages.

●	With respect to The Shops at Solaris Mortgaged Property (2.2%), the Mortgaged Property includes a covered parking garage that derives parking revenue from daily commercial parking and residence parking. The underwritten amount attributable to the parking garage is approximately 33% of the underwritten gross income.

●	With respect to The Shops at Solaris Mortgaged Property (2.2%), the majority controlling indirect owner of the related borrower, who is one of the non-recourse carveout guarantors under such Mortgage Loan, invests in and may control enterprises unrelated to the Mortgaged Property that engage in the agricultural production, processing, distribution and sale of marijuana and related products. While currently generally permitted in certain jurisdictions, marijuana production and sale is generally prohibited under federal law.

●	With respect to The Shops at Solaris Mortgaged Property (2.2%), there is a recorded shared facilities agreement between the commercial unit owner (the related borrower) and the residential condominium board for the residential unit owners (which residential condominium is not collateral for the Mortgage Loan). Among other provisions, the shared facilities agreement provides that, following a total casualty (i.e., 80% or greater) of the Mortgaged Property, the condominium board for the residential unit owners can elect to convey the residential unit to the related borrower, and the related borrower will be required to pay a portion of its casualty proceeds to the residential owner. The Mortgage Loan documents prohibit the borrower from accepting ownership of the residential portion of the building and the Mortgage Loan is full recourse to the related borrower and guarantors upon the occurrence of such conveyance. In the event of a conveyance, the residential owner is entitled to a portion of the borrower’s insurance proceeds equal to the product of (i) the difference between (x) insurance proceeds received by the borrower and (y) the product of 25% multiplied by the value of the certain shared service elements, and (ii) a fraction, the numerator of which is the area of the residential unit and the denominator of which is the area of the combined residential and commercial units.

●	With respect to the Fair Oaks Mall Mortgaged Property (1.2%), Seritage Growth Properties is the owner of a non-collateral anchor box that was formerly 100% leased to Sears. Seritage Growth Properties exercised its right to recapture 50% of the Sears premises at the Mortgaged Property and, in late 2016, Sears consolidated its operations into the lower half of the anchor box. Seritage Growth Properties is in the process of repositioning the recaptured Sears space and has signed leases with two tenants who commenced construction in mid-2018, with anticipated opening dates in early 2019. Additionally, in August 2018, Sears announced that they will be closing its store, which is currently located on the lower half of the Seritage owned box.

●	With respect to the Fair Oaks Mall Mortgaged Property (1.2%), the related loan documents permit the borrower to request that the lender consent to a termination of the lease for collateral anchor tenant Macy’s, the only anchor of the five that is collateral for the Whole Loan, which consent may be granted in the lender’s sole and absolute discretion and may be subject to certain conditions to be determined by the lender, including: (i) no event of default; (ii) prior to the termination, the borrower delivering executed non-binding letters of intent with replacement tenants for at least 35% of the leasable area of the Macy’s space and providing for total annual rents of not less than $550,000; (iii) prior to the termination, the borrower depositing cash or a letter of credit into a designated reserve fund in an amount equal to the product of (a) $91,667 multiplied by (b) the number of months remaining from the date of termination of the lease through February 1, 2026; (iv) prior to the termination, the borrower depositing cash or a letter of credit in an amount not less than $10,000,000 for tenant improvement and leasing commissions with respect to the space; and

(v) the termination not resulting in a material adverse effect or materially impairing the operation, value or use of the remainder of the Mortgaged Property.

●	With respect to the Fair Oaks Mall Mortgaged Property (1.2%), the related borrower may demolish, redevelop, re-tenant and reposition the Macy’s space with the lender’s prior written consent, which may not be unreasonably withheld if the following conditions, among others, are met, as reasonably determined by the lender: (i) no event of default; (ii) the redevelopment is not reasonably expected to result in a material adverse effect or material impairment to the operation, value or use of the remainder of the Mortgaged Property; (iii) the redevelopment does not result in any interruption, reduction or termination in the payment of rents by the tenants at the Mortgaged Property; (iv) if the aggregate cost of (A) the proposed redevelopment less (B) the excess cash collected due to Macy’s (i) vacating or terminating or giving public notice to do so, (ii) failing to renew its lease, (iii) defaulting beyond applicable notice and cure periods with respect to the payment of rent under its lease, or (iv) becoming involved in bankruptcy proceedings exceeding $13,000,000, the borrower must promptly deliver to the lender the amount of such excess, in the form of cash, U.S. government securities or a letter of credit, as security for the payment of such excess amounts to be applied from time to time to pay the costs of the redevelopment as approved by the lender in its reasonable discretion; (v) prior to demolition of the Macy’s space, the borrower delivering to the lender executed leases with replacement tenants for certain approved uses for at least 65% of the leasable area of the newly redeveloped space and with total rents no less than the rents Macy’s was paying; and (vi) the lender has received a Rating Agency Confirmation.

●	With respect to the Lincoln Commonwealth Center Mortgaged Property (0.3%), the largest tenant, California Alternative Caregivers (representing approximately 23.7% of the net rentable area), operates a recreational and medical marijuana dispensary at the Mortgaged Property. The tenant obtained a special use permit from the local governmental authority. However, the possession and sale of marijuana for recreational and medicinal purposes remains illegal under applicable federal law. Pursuant to the related loan agreement, if any governmental authority takes any enforcement action as a result of the tenant’s non-compliance with applicable law due to the presence or operation of a marijuana dispensary, the borrower is obligated to comply with such enforcement action. Additionally, the borrower and guarantor remain personally liable for any losses in connection with any such enforcement action. The Mortgage Loan documents restrict the borrower from executing new leases or lease renewals for any tenant involved in the sale of marijuana if the effect of doing so would be to expand the amount of square footage at the Mortgaged Property beyond the amount of square feet currently used for such purposes. We cannot assure you that changes under state law or in federal enforcement policies will not adversely affect the business operations of this tenant, which may impact operating income at the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hotel Properties.

With respect to the hotel properties set forth in the above chart:

●	With respect to the Dream Inn Mortgaged Property (6.2%) and AVR Embassy Suites Fort Worth Mortgaged Property (3.9%), there are newly constructed hotels or hotels under construction located within five miles of the Mortgaged Properties that are expected to directly compete with the related Mortgaged Property.

●	With respect to the Dream Inn Mortgaged Property (6.2%), approximately 27.2% of the underwritten income represents food and beverage-related income.

●	Also relating to the Dream Inn Mortgaged Property (6.2%), the related borrower sponsor is in the pre-development phase of a proposed four story, 89-unit condo and mixed-use development with approximately 12,000 square feet of commercial retail space, as well as a 423-stall parking garage, with such parking garage being an expansion of the parking lot used by the Dream Inn Mortgaged Property. The development will also feature amenities that will be made available to guests at the Dream Inn.

●	With respect to the AVR Embassy Suites Fort Worth Mortgaged Property (3.9%), the liquor license is currently held by a third party (an affiliate of the prior owner) under an interim agreement that remains in effect until such time that the designee of the borrower obtains a liquor license or 120 days from the origination date (subject to a 30 day extension). During this interim period, the borrower grants the third party a license to sell alcohol at the Mortgaged Property, pursuant to an interim agreement. Thereafter, a new third party entity designated by the borrower intends to hold the liquor license and the property manager intends to manage the sale of alcohol at the Mortgaged Property, pursuant to a concession agreement.

●	With respect to the Virginia Beach Hotel Portfolio Mortgaged Properties (3.4%), the borrowers have not yet obtained a permanent liquor license for the related Mortgaged Properties. However, each borrower has an interim liquor license and makes representations in the Mortgage Loan documents that it will keep and maintain all licenses necessary for the operation of the Mortgaged Properties as a hotel.

●	With respect to the Virginia Beach Hotel Portfolio Mortgage Loan – Hilton Virginia Beach Oceanfront Mortgaged Property (2.2%), the related borrower entered into a master lease agreement with a borrower affiliate for all portions of the Mortgaged Property where food and beverage operations are located. The master lease agreement represents a change in the structure of the food and beverage operations at the Mortgaged Property. The lease has no termination options and the expiration date of the initial term is August 31, 2033. The annual base rent beginning on September 1, 2018 is $2,425,000, which will increase every five years by 10%.

●	With respect to the Virginia Beach Hotel Portfolio – Hilton Garden Inn Virginia Beach Oceanfront Mortgaged Property (1.2%), the related borrower entered into a master lease agreement with a borrower affiliate for all portions of the Mortgaged Property where food and beverage operations are located; provided, that the Garden Grille space is specifically excluded. The master lease agreement represents a change in the structure of the food and beverage operations at the Mortgaged Property. The lease has no termination options and expiration date of the initial term is August 31, 2033. The annual base rent beginning on September 1, 2018 is $900,000, which will increase every five years by 10%.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Allocated Loan Amount	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
AVR Embassy Suites Fort Worth	$35,200,000	3.9%	11/30/2037	12/1/2028
Residence Inn by Marriott Phoenix Desert View at Mayo Clinic	$31,000,000	3.5%	3/25/2039	11/6/2028
Virginia Beach Hotel Portfolio – Hilton Virginia Beach Oceanfront	$19,509,202	2.2%	8/31/2038	9/6/2028
Virginia Beach Hotel Portfolio – Hilton Garden Inn Virginia Beach Oceanfront	$10,490,798	1.2%	8/31/2038	9/6/2028
Fairfield Inn & Suites Hendersonville Flat Rock	$ 8,500,000	1.0%	1/19/2038	12/6/2028
Hampton Inn – Kimball	$ 6,983,807	0.8%	9/30/2029	10/6/2028
Holiday Inn Express & Suites Vidor South	$ 3,994,200	0.4%	11/21/2037	11/6/2028

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Specialty Use

Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties.

With respect to the mixed use properties set forth in the above chart:

●	Each of the mixed use Mortgaged Properties has one or more office, retail and/or industrial components. See "Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks", "—Retail Properties Have Special Risks", “—Industrial Properties Have Special Risks” and "—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses", as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties.

With respect to the multifamily properties set forth in the above chart and mixed use properties that include multifamily components:

●	With respect to the Pangea 21 Mortgage Loan (2.0%), certain tenants at the related Mortgaged Properties utilize Section 8 vouchers and rents are approved on a case-by-case basis by the Chicago Housing Authority program.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Industrial Properties.

With respect to the industrial properties set forth in the above chart or mixed use properties with industrial components:

●	With respect to the Hostess Industrial Portfolio Mortgage Loan (1.6%) the 7714 Commercial Drive Mortgaged Property operates as a cold storage and warehouse property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Self-Storage Properties.

With respect to the self-storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Specialty Use Concentrations.

Certain Mortgaged Properties have one of the 5 largest tenants that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	9	11.6%
Theater	2	8.4%
Restaurant	7	8.8%
Gym, fitness center or a health club	3	6.3%
Parking Garage	1	2.2%
Bowling alley	1	2.2%
Bank branch	1	0.3%

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the 10 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)(2)	Property Type
Dream Inn	$55,000,000	6.2%	$333,333	2.38x	55.0%	Hotel
Christiana Mall	$54,840,000	6.1%	$434	3.15x	32.5%	Retail
GNL Portfolio	$54,175,000	6.1%	$152	2.08x	57.2%	Various
Liberty Portfolio	$50,000,000	5.6%	$206	1.77x	64.6%	Office
Fidelis Portfolio	$49,188,389	5.5%	$106	1.74x	63.7%	Retail
Troy Place	$40,000,000	4.5%	$53	2.47x	53.0%	Office
West Covina Village	$36,000,000	4.0%	$164	1.37x	58.4%	Mixed Use
AVR Embassy Suites Fort Worth	$35,200,000	3.9%	$225,641	1.70x	64.6%	Hotel
Residence Inn by Marriott Phoenix Desert View at Mayo Clinic	$31,000,000	3.5%	$149,038	1.56x	59.5%	Hotel
Home Depot Technology Center	$30,000,000	3.4%	$127	1.77x	66.5%	Office
Top 3 Total/Weighted Average	$164,015,000	18.4%		2.54x	48.2%
Top 5 Total/Weighted Average	$263,203,389	29.5%		2.24x	54.2%
Top 10 Total/Weighted Average	$435,403,389	48.8%		2.07x	56.5%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, each of which has one or more related Pari Passu Companion Loan(s) that is not part of the trust, the Loan per Unit, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the trust and any related Pari Passu Companion Loan in the aggregate but excludes any related Subordinate Companion Loans. The UW NCF DSCR and the Cut-off Date LTV Ratio including the related subordinate companion loan(s) are with respect to the Christiana Mall Mortgage Loan (6.1%), 1.93x, 52.9%, respectively. See “—Assessments of Property Value and Condition” for additional information.

(2)	In the case of the portfolio of Mortgaged Properties securing the GNL Portfolio Mortgage Loan (6.1%), the Cut-off Date LTV Ratio was calculated based on an “as-is portfolio value” rather than an “as-is” value. See “—Assessments of Property Value and Condition” for additional information.

See “—Assessments of Property Value and Condition” for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of

Top Fifteen Mortgage Loans” in Annex A-3. Other than with respect to the top ten Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.4% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include ten Mortgage Loans (31.8%) set forth in the table below entitled “Multi-Property Mortgage Loans”, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan. Multi-Property Mortgage Loans.

Multi-Property Mortgage Loans

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
GNL Portfolio	$ 54,175,000	6.1%
Liberty Portfolio	50,000,000	5.6
Fidelis Portfolio	49,188,389	5.5
Virginia Beach Hotel Portfolio	30,000,000	3.4
Shelbourne Global Portfolio II	25,000,000	2.8
TX-OK Portfolio	20,477,179	2.3
Pangea 21	17,755,000	2.0
RHW Multifamily Portfolio	14,025,000	1.6
Hostess Industrial Portfolio	14,000,000	1.6
Friedman Portfolio	9,325,000	1.0
Total	$283,945,568	31.8%

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Two groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, are not cross-collateralized but have borrower sponsors related to each other. The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Moffett Towers – Buildings E,F,G	$25,000,000	2.8%
Moffett Towers II – Building 1	22,000,000	2.5
Total for Group 1:	$47,000,000	5.3%
Group 2:
Storage Xxtra Stockbridge	$6,700,000	0.8%
Storage Xxtra Raymond Hill	2,500,000	0.3
Total for Group 2:	$9,200,000	1.0%

Mortgage loans with related borrowers are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	8	$174,075,607	19.5%
Texas	12	$122,366,276	13.7%
Delaware	4	$94,840,000	10.6%
Arizona	3	$81,000,000	9.1%
Nevada	4	$66,935,000	7.5%
Michigan	4	$54,025,000	6.1%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout seventeen other states, with no more than 4.6% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

17 Mortgaged Properties (23.0%) are located in coastal areas in states or territories generally more susceptible to floods or hurricanes than properties in other parts of the country.

Ten Mortgaged Properties (23.4%) are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on these reports, no Mortgaged Property has a scenario expected loss greater than 19%.

23 Mortgaged Properties (42.3%) are located in California, Texas or Arizona and may be more susceptible to wildfires.

Mortgaged Properties With Limited Prior Operating History

Three Mortgaged Properties securing the GNL Portfolio Mortgage Loan (6.1%), the AVR Embassy Suites Fort Worth Mortgage Loan (3.9%) and the Fairfield Inn & Suites Hendersonville Flat Rock Mortgage Loan (1.0%), were each constructed or substantially renovated or in a lease-up period within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

Ten Mortgaged Properties securing, in full or in part, the Liberty Portfolio Mortgage Loan (5.6%), the Moffett Towers II – Building 1 Mortgage Loan (2.5%), the TX-OK Portfolio Mortgage Loan (2.3%) and the Friedman Portfolio Mortgage Loan (1.0%), were acquired within the 12-month period preceding the origination of the related Mortgage Loan and underwriting was based on a limited prior operating history and limited historical financial figures and information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common

The Troy Place Mortgage Loan (4.5%), the Round Hill Square Mortgage Loan (2.4%), the Knoxville Crossing Mortgage Loan (1.5%) and the CB Square Mortgage Loan (0.6%), each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

The Mortgaged Properties securing the Moffett Towers – Buildings E,F,G Mortgage Loan (2.8%) and the Moffett Towers II – Building 1 Mortgage Loan (2.5%), are secured, in certain cases, in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the Moffett Towers - Buildings E,F,G Mortgage Loan (2.8%), the related Mortgaged Property consists of three buildings in a development known as Moffett Towers that consists of Moffett Towers Phase 1 (Buildings A through C) (not collateral and owned by an affiliate of the borrower) and Moffett Towers Phase 2 (Buildings D-G). Building D, not collateral, is owned by an affiliate of the borrower. The Moffett Towers development also includes a one-story amenities building (the “Amenities Building”) improved with a café and fitness center, which is shared between all seven buildings and a four-level parking structure and a five-level parking structure (the “Parking Structures” and together with the Amenities Building the “Common Area Spaces”). The Parking Structures are shared by the buildings that comprise Phase 2. Access to the Common Area Spaces is governed by two separate agreements: one governing the Amenities Building and the parcel on which it sits (the “Moffett Towers Amenities CCR”) and one governing the Parking Structures and the parcels on which the Parking Structures sit (the “Moffett Towers Lot 3 CCR”). The association that governs the Amenities Building (the “Amenities Association”) and the association that governs the Parking Structures (the “Lot 3 Association”) are obligated to maintain insurance coverage over their respective Common Area Spaces and are also responsible for maintenance of their respective Common Area Spaces, subject to the terms of the Amazon leases. The Moffett Towers Amenities CCR and the Moffett Towers Lot 3 CCR delineates shares of the voting interest in the respective associations, with each of the seven buildings entitled to one vote. With respect to the Amenities Association, the borrower owns three of the seven buildings and has three votes; six votes are needed to make substantial changes to, expand, change the façade of or replace/reconstruct the Amenities Building. With respect to the Parking Structures, the borrower controls the Lot 3 Association, as owner of three of the four buildings that are subject to the Lot 3 Association.

With respect to the Moffett Towers II - Building 1 Mortgage Loan (2.5%), the Mortgaged Property features access to the fitness/amenities building and the enclosed parking structure (the “Common Area Spaces”). To govern access to the Common Area Spaces, the borrower is subject to a declaration of covenants, conditions, restrictions, easements and charges agreement (the “Moffett Towers II CCR”) made by MT II LLC, an affiliate of the borrower sponsor and the owner of the three of the four non-collateral buildings at the five-building Moffett Towers II office campus (the “Moffett Towers II Campus”); the fourth non-collateral building is owned by MT2 B2 LLC, an affiliate of the borrower sponsor. The Moffett Towers II CCR grants the borrower non-exclusive easement rights over the Common Area Spaces. Ownership of the Common Area Spaces is held by Moffett Towers II Association LLC (the “Moffett Towers II Association”), whose membership is comprised of the borrower, MT2 B2 LLC and MT II LLC. The Moffett Towers II Association is obligated to maintain insurance coverage over the Common Area Spaces and is also responsible for maintenance of the Common Area Spaces, subject to the terms of the Amazon leases. The Moffett Towers II CCR delineates shares of the voting interest in the Association based on the number of completed buildings at the Moffett Towers II Campus, with each completed building entitled to a proportionate share of the voting interest. Currently, the borrower and the owner of Building 2 are the sole voting members of the Moffett Towers II Association. The Moffett Towers II CCR provides that as each of the remaining three non-collateral buildings at the Moffett Towers II Campus is completed, the respective owner of each non-collateral building will obtain a share of the voting interest in the Moffett Towers II Association proportionate to the number of then completed buildings at the Moffett Towers II Campus (both collateral and non-collateral). Provided that all five buildings are completed in accordance with the Moffett Towers II Campus development plan, each building will be entitled to a one-fifth (or 20.0%) share of the voting interest in the Moffett Towers II Association.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	81	$708,845,953	79.5%
Fee/Leasehold(3)	4	127,307,603	14.3
Leasehold	2	55,700,000	6.2
Total	87	$891,853,554	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	With respect to one of the Mortgaged Properties (the Liberty Portfolio – Liberty Center at Rio Salado Mortgaged Property (4.8%)), the related borrower currently owns a leasehold interest in the Mortgaged Property pursuant to leases related to a lease excise tax program. The leases expire during the term at which time the fee interest in the Mortgaged Property will automatically vest in the related borrower. See “—Real Estate and Other Tax Considerations” below.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (or at least 10 years beyond the maturity date of a Mortgage Loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “—Bankruptcy Laws”.

With respect to the Christiana Mall Mortgaged Property (6.1%), the Mortgage Loan is secured in part by the borrower’s leasehold interest in a portion of the Mortgaged Property improved by a surface parking lot and in part by its fee simple interest in the remaining Mortgaged Property. The term of the related ground lease between the borrower, as ground lessee, and Macy’s, as ground lessor, expires on December 31, 2028 (which is less than twenty years beyond the stated maturity date of the related Mortgage Loan), provided, however, that Macy’s may terminate the ground lease at any time with at least twelve months’ prior written notice. There is no annual rent due under the ground lease. The related ground lease does not contain customary mortgagee protection provisions, such as the right to enter into a new lease in the event the ground lease is rejected or terminated.

With respect to the Virginia Beach Hotel Portfolio – Hilton Virginia Beach Oceanfront Mortgaged Property (2.2%), the borrower has a leasehold interest in approximately 26,000 square feet of the ground level retail space of an adjacent parking garage, as well as 58 parking spaces. This leasehold interest expires on June 30, 2030, which does not extend 20 years beyond the maturity date of the Mortgage Loan.

In regards to ground leases, see representation and warranty number 35 in Annex D-1 and the identified exceptions to that representation and warranty in Annex D-2. See also “Description of Top Fifteen Mortgage Loans” in Annex A-3 for an additional description of the leasehold interests related to these Mortgaged Properties.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than eleven months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (“ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” ESAs have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II ESA generally consists of sampling and/or testing. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers —Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”, “—Cantor Commercial Real Estate Lending, L.P.—CCRE’s Underwriting Guidelines and Processes” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes”.

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Home Depot Technology Center Mortgaged Property (3.4%), the Phase I ESA reported no RECs at the Mortgaged Property. However, due to the former presence of a gas station at the Mortgaged Property, environmental liability insurance coverage was previously obtained by the prior borrower in lieu of an environmental indemnification agreement, which was subsequently assigned to the current borrower. A Phase II ESA was conducted on August 12, 2003 by Qore Property Sciences, which concluded that the prior use of the Mortgaged Property as a gas station had not substantially impacted the soil and groundwater, and no further action was necessary. The environmental insurance policy was obtained from Allied World Assurance

Company, Inc., which provides for a $10,000,000 limit for each claim and all claims in the aggregate, with a $25,000 per claim deductible and an expiration date of June 22, 2024. The one-time premium of $90,229 has been paid in full.

●	With respect to the Moffett Towers Building – E,F,G Mortgaged Property (2.8%), the related ESA identified a REC relating to the Mortgaged Property having been previously developed with a portion of buildings comprising part of a Lockheed Martin plant at which a release of chlorinated volatile organic compounds (cVOCs), specifically tetrachloroethylene (PCE), trichlorethylene (TCE) and their break-down constituents, nitrates and hexavalent chromium, was identified in shallow groundwater in 1987. The Regional Water Quality Control Board (RWQCB) issued case #88-013 to the Lockheed Martin Sunnyvale Plant One Facility. Numerous sitewide investigations and remedial efforts have been in progress since that time. The ESA noted that a prior Phase I indicated the buildings formerly located on the Mortgaged Property were primarily used as offices and laboratories, and included a wet water tank used to test missiles underwater, as well as storage of radioactive materials. According to the prior Phase I, soil and groundwater investigations conducted near the Mortgaged Property between 1987 and the early 1990s identified no contaminants of concern, and groundwater concentration maps indicate the plume does not extend onto the Mortgaged Property. The RWQCB rescinded order 88-013 and issued an updated order (#00-124) in November 2000, which requires semi-annual groundwater monitoring. The prior Phase I indicated that the order will not be revised until a final remediation remedy is selected for the entire former Lockheed Martin plant facility. The ESA states that the consultant reviewed the most recent groundwater monitoring report, (dated March 2018), which included data for samples collected from the closest shallow wells located approximately 500 feet to the north and 500 feet to the southeast of the Mortgaged Property buildings. The ESA stated that none of the groundwater samples collected from these nearby wells during 2015 to 2017 contained any cVOCs above the laboratory method detection limits. The ESA concluded that, based on the review of available documentation, including the current Annual Groundwater Monitoring Report, the Mortgaged Property portion of the former Lockheed Martin facility does not appear to have been historically impacted, however, as Case #00-124 has active regulatory status and remediation is ongoing, it represents a REC. The ESA recommended no further investigation.

●	With respect to the One River Place Mortgage Loan (1.7%), the related Phase I ESA identified a controlled recognized environmental condition (“CREC”) at the Mortgaged Property in connection with the chemically contaminated soils at the Mortgaged Property. A Certificate of Completion was issued by the Delaware Department of Natural Resources and Environmental Control (“DNREC”) on May 6, 2005. The DNREC Certificate of Completion is contingent upon the continued compliance with the Environmental Operations and Maintenance Plan prepared for the Mortgaged Property, dated May 5, 2005, as well as certain deed restrictions on the Mortgaged Property. The deed restrictions limit the Mortgaged Property to commercial use, prohibit the disturbance of land at the Mortgaged Property without prior notice to the DNREC and prohibit the use of the groundwater as a drinking water source without the approval of the DNREC.

●	With respect to the Hostess Industrial Portfolio Mortgage Loan (1.6%), the related Phase I ESA identified a REC at the 6301 North Broadway Mortgaged Property with respect to an active leaking underground storage tank (“LUST”) case in connection with the operations of the former tenant at the Mortgaged Property. According to the Missouri Department of Natural Resources (“MDNR”), a total of five underground storage tanks (“UST”) were previously located at the Mortgaged Property, which were removed between 1990 and 2008 by the former tenant. While the USTs were being removed, contaminants were discovered in the soil at the Mortgaged Property. At least 11 monitoring wells have been constructed at the Mortgaged Property and at the adjacent properties. The Missouri Petroleum Storage Tank Insurance Fund (“PSTIF”) confirmed that the LUST incident at the Mortgaged Property is fund-eligible, and that the $10,000 deductible has been met, with approximately $150,000 in claims paid out to date, leaving $850,000 left in available clean-up funds. Based on the PSTIF-eligible status and the current regulatory status, no further action is recommended in connection with the LUST incident other than to continue to cooperate with the MDNR in allowing access to the Mortgaged Property and leaving the monitoring wells undisturbed until the MDNR determines that they may be properly abandoned. Additionally, a gas station with a filling station and two USTs was previously located at the Mortgaged Property until approximately 1944. There was no tank closure information available from the MDNR for these USTs, and according to prior environmental reports there have been no previous subsurface investigations. Due to the lack of regulatory information or previous investigations, the former gas station and associated USTs represent a REC. An Opinion of Probable Cost, dated October 12, 2018, estimated the total costs associated with the required Phase II ESA, UST removal and further soil investigations would total approximately $165,000 to $255,000. The lender obtained an environmental insurance policy from Great American E&S Insurance Company, Inc., which provides for a $2,000,000 limit per incident and in the aggregate, with a $25,000 deductible per incident and expires November 13, 2031. The policy premium was pre-paid at closing. Great American E&S Insurance Company, Inc. has a rating of A+ XIV by AM Best and A+ by S&P.

●	With respect to the Fair Oaks Mall Mortgaged Property (1.2%), a historical recognized environmental condition arising from the removal of an underground storage tank in 2008, which received regulatory closure in 2010, exists at the Mortgaged Property. In lieu of obtaining an environmental indemnification agreement with respect to the Mortgaged Property, the lender obtained a lender environmental collateral protection and liability-type insurance policy with a $5,000,000 limit for each claim and all claims in the aggregate, with a $25,000 per claim deductible, from Steadfast Insurance Company, a member company of Zurich North America, with a 5 year term (equal to the loan term) and a three (3) year policy tail. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

●	With respect to the Valley Forge Corporate Center Mortgaged Property (0.7%), the related Phase I ESA reported a REC in connection with certain environmental impacts that originated at an adjacent property. The adjacent property is listed as a national priorities list site, a record of decision site and a federal engineering and institutional controls site. In a report from the U.S. EPA, dated August 28, 2015, low concentrations of deep groundwater water contaminants were identified. A groundwater pump-and-treat program is underway. Due to the depth of the groundwater and the low concentrations of contaminants, no further action is recommended by the ESA.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

With respect to the AVR Embassy Suites Fort Worth Mortgage Loan (3.9%), the borrower is required to complete a franchise-mandated PIP within 18 months of the origination date, subject to automatic 30 day extensions (until the franchisor provides notice that such extensions no longer apply). The PIP includes remaining minor updates to all areas of the Mortgaged Property after an approximately $5.6 million renovation completed in August 2018. At origination, the borrower reserved $423,070, representing approximately 100% of the estimated cost to complete such PIP.

With respect to the Virginia Beach Hotel Portfolio – Hilton Virginia Beach Oceanfront Mortgaged Property (2.2%), a PIP has been issued by Hilton Franchise Holding LLC (“Hilton”), which requires renovations to the Mortgaged Property, including renovations to the lobby, meeting space, fitness and pool area, guest bedrooms and bathrooms and exterior. All renovations must be completed within 12 to 18 months. The approximate cost of the renovation is $832,184. The Mortgage Loan documents require the borrower to make monthly deposits into the Hilton FF&E Reserve Account in an amount equal to 1/12th of five percent of the projected annual gross income from room revenue operations at the Mortgaged Property, until the borrower has delivered to the lender satisfactory evidence that the borrower has completed the current Hilton PIP. After the borrower completes the current Hilton PIP, the required deposit is reduced to 1/12th of four percent of the projected annual gross income from room revenue operations at the Mortgaged Property.

With respect to the Virginia Beach Hotel Portfolio – Hilton Garden Inn Virginia Beach Oceanfront Mortgaged Property (1.2%), a PIP has been issued by Hilton, which requires renovations to the Mortgaged Property, including renovations to the lobby, meeting space, elevators, corridors, guest bedrooms and bathrooms, exterior and pool. All renovations must be completed within 24 months. The approximate cost of the renovation is $1,483,907. At origination, the borrower deposited an amount equal to $741,954 into a PIP reserve account. Additionally, the Mortgage Loan documents require the borrower to make monthly deposits into the Hilton FF&E Reserve Account in an amount equal to 1/12th of five percent of the projected annual gross income from room revenue operations at the Mortgaged Property, until the borrower has delivered to the lender satisfactory evidence that the borrower has completed the Hilton PIP. After the borrower completes the current Hilton PIP, the required deposit is reduced to 1/12th of four percent of the projected annual gross income from room revenue operations at the Mortgaged Property.

With respect to the Holiday Inn Express & Suites Vidor South Mortgage Loan (0.4%), proceeds from such Mortgage Loan will be used in part to fund an approximately $1,462,074 PIP, which will require landscaping, redecoration, and renovations to the lobby, breakfast area, guest rooms, bathrooms and furniture. At origination, the lender collected a reserve in the amount of $972,180 to be used for certain approved expenses related to the PIP. The borrower is required by the Mortgage Loan documents to complete the PIP to the satisfaction of the franchisor.

There can be no assurance that this will not adversely affect the performance at the property, that such renovation will be completed on time, or that there will be sufficient reserves available to cover the planned renovations. Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller obtained a current (within ten months of the origination date of the Mortgage Loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers —Barclays Bank PLC—Barclays’s Underwriting Guidelines and Processes”, “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”, “—Cantor Commercial Real Estate Lending, L.P.—CCRE’s Underwriting Guidelines and Processes” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

Engineering Reports

In connection with the origination of each Mortgage Loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within eleven months of the Cut-off Date.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”, “—Cantor Commercial Real Estate Lending, L.P.—CCRE’s Underwriting Guidelines and Processes” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each Mortgage Loan included in the trust, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”, “—Cantor Commercial Real Estate Lending, L.P.—CCRE’s Underwriting Guidelines and Processes” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes”.

In addition to the foregoing, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, (ii) the use of certain of the Mortgaged Properties may be legal non-conforming uses that may be prohibited or restricted after certain events, such as casualties and (iii) certain of the Mortgaged Properties may be subject to restrictions that restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

In the case of Mortgage Loans for which the related borrower is required to maintain law or ordinance insurance coverage, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 25 in Annex D-1 and the identified exceptions to that representation and warranty in Annex D-2.

Litigation and Other Considerations

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates or such persons may be or may have been subject to other material proceedings (including criminal proceedings). For example:

With respect to the GNL Portfolio Mortgage Loan (6.1%), the 96.34% owner of the related guarantor and other entities under its control (collectively, “Global Net Lease, Inc.”) are named defendants in a complaint filed in New York civil court by Moor Park Capital Partners LLP (“Moor Park”), a former business partner of such entities. Moor Park alleges, among other things, breach of contract and tortious business interference stemming from the termination of Moor Park’s service provider agreement with Global Net Lease, Inc. Moor Park is seeking, among other remedies, related monetary damages in an amount to be determined by the court. A March 2018 trial court decision (i) denied Moor Park’s request to enjoin the termination of the service provider agreement, (ii) granted Global Net Lease, Inc.’s motion to dismiss Moor Park’s request for a declaratory judgment and (iii) allowed Moor Park’s claims regarding breach of contract and tortious business interference to proceed. Both Moor Park and Global Net Lease, Inc. filed appeals of the March 2018 trial court decision that are currently pending in the New York Supreme Court. Additionally, Global Net Lease, Inc. has filed individual counterclaims against Moor Park seeking monetary damages stemming from Moor Park’s alleged underperformance and other breaches of its contractual duties.

With respect to the GNL Portfolio Mortgage Loan (6.1%), Nicholas Schorsch holds an indirect majority ownership interest in the entity that is the external advisor (such entity, the “Advisor”) to Global Net Lease, Inc., the 99.99% general partner of the related borrower sponsor. In addition, one of the entities through which Mr. Schorsch holds his indirect equity interest in the Advisor, holds a 0.01% interest in the related borrower sponsor.  The related borrower sponsor, in turn, holds a 100% interest in each of the related borrowers.  The Advisor (and certain affiliates and principals thereof) are subject to a pending case in the

Chancery Court in New Castle County, Delaware for breach of fiduciary duty filed by RCS Creditor Trust, as plaintiff, against Global Net Lease Advisors, LLC, American Finance Advisors, American Realty Capital Retail Advisor LLC, et al, as defendant.  The complaint alleges that Nicholas Schorsch and his colleagues schemed to exploit their de facto control of a public company, RCS Capital Corporation (“RCAP”), to enrich their wholly owned fund management business called AR Capital, to the detriment of RCAP and its stakeholders. The matter is pending.  In addition, Mr. Schorsch and/or companies with which he was associated, including American Realty Capital Properties Inc., have been the subject of various regulatory investigations and named as defendants in certain securities class action complaints, including in connection with certain financial statement errors.

With respect to the Southern Highlands Corporate Center Loan (1.4%), Guy Inzalco and Garry V. Goett (collectively, the “Southern Highlands Guarantors”) are currently defendants in a pending lawsuit. The Southern Highlands Guarantors guaranteed a $25,000,000 loan, unrelated to the related Mortgaged Property, on which the borrowers defaulted after the recession. The holder of the loan at the time of the default and subsequent foreclosure had been assigned the loan for consideration of $10.00. The holder of the loan recovered $5.3 million in the foreclosure sale and sought to recover deficiency from the Southern Highlands Guarantors and the borrower. The district court ruled in favor of the Southern Highlands Guarantors and additional defendants and the plaintiffs have an appeal currently pending.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrower sponsors and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. In some cases, Mortgaged Properties securing certain of the Mortgage Loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

With respect to seventeen Mortgage Loans (44.8%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

●	With respect to the Christiana Mall Mortgage Loan (6.1%), the related sponsor, GGP Inc., filed for bankruptcy protection in 2009 and emerged from bankruptcy in 2010. In the bankruptcy case of GGP Inc., filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

●	With respect to the Fidelis Portfolio Mortgage Loan (5.5%), OREP MVR Portfolio LLC, an affiliate of Oakwood Real Estate Partners, a non-controlling investor in the borrower, disclosed a prior workout of a retail property in California. During the recession, the anchor tenant vacated, and as a result, the ownership was unable to refinance the prior loan at maturity in June 2008. A receiver was installed and the property was sold at a trustee sale in April 2010.

●	With respect to the Troy Place Mortgage Loan (4.5%), the related sponsor, Larry Nemer, reported two prior maturity defaults. The first was in relation to the securitization of an office center which was later resolved in discounted payoff following maturity default in 2011. The second was in relation to a life insurance company loan which was sold to a specialty lender, which modified and extended the note that was ultimately refinanced by the borrower in an unrelated loan.

●	With respect to the West Covina Village Mortgage Loan (4.0%), the Mortgaged Property previously secured a prior securitized mortgage loan that was cross-collateralized and cross-defaulted with a loan on another property. In 2009, the borrower defaulted on such prior loan as a result of a decline in occupancy and rental rates at the two properties. After a decline in occupancy, in 2011, the borrower sponsor was unable to raise the capital necessary to satisfy the terms of a loan modification agreement and LNR Partners, LLC, the related special servicer, initiated foreclosure proceedings on the two properties. In response, the previous borrower filed for bankruptcy protection. The borrowers entered into a loan modification agreement in May 2013 for the then current loan balance of $44,379,675, which required the borrower to make pay-down payments and both loans were removed from special servicing. In 2014, there were insufficient funds available to make a debt service payment and both prior loans were transferred back into special servicing. In 2015, the structure of the borrower was reorganized to change control from the previous sponsor to the current sponsor, which is also the brother of the previous sponsor. In addition, a receiver was appointed and the related special servicer foreclosed on the property with which the prior loan was cross-collateralized. The receiver collected $3,230,110, which was applied towards the loan balance. After the borrower sponsor paid approximately $6,534,504 to fund a portion of the unpaid principal balance of the prior loan, such prior loan on the Mortgaged Property returned to performing status and the receiver was removed in early 2018. The West Covina Village Mortgage Loan refinanced approximately $34,706,100, which represented the entire outstanding balance of the prior loan.

●	With respect to the AVR Embassy Suites Fort Worth Mortgage Loan (3.9%), the borrower sponsor (i) transferred an unrelated office property via deed-in-lieu of foreclosure in October 2010 and (ii) owned two unrelated hotel properties that were subject to a foreclosure sale in 2011.

●	With respect to the Home Depot Technology Center Mortgage Loan (3.4%), the Mortgaged Property and two additional buildings (which are not included in the collateral for the Mortgage Loan) were the collateral for a Wachovia CMBS loan that was foreclosed upon in December 2013 by the special servicer, LNR Partners. In June 2017, an unrelated party and the sponsors of the Mortgage Loan acquired the Mortgaged Property for $49 million from LNR Partners. The unrelated party had a 90% interest in the Mortgaged Property, while the sponsors of the Mortgage Loan had a combined 10% interest. The Mortgage Loan was made for purposes of acquiring the Mortgaged Property from the unrelated party and the sponsors of the Mortgage Loan; however, the sponsors have reduced their collective interest from 10% to 1.14% in the property ownership. It should be noted that all owners in the current ownership were not affiliated with the Mortgaged Property when it was foreclosed on.

●	With respect to the Virginia Beach Hotel Portfolio Mortgage Loan (3.4%), one of the borrower sponsors was a limited equity partner in an unrelated loan for approximately $4,000,000, where the borrower sponsor filed for bankruptcy in 2017 to remove the wrongful claims and liens from the general contractor. The partnership has continued to make monthly payments during the bankruptcy proceedings. Additionally, two of the borrower sponsors disclosed three prior loan modifications, all with respect to unrelated properties.

Twenty-seven Mortgage Loans (60.9%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Fifteen Mortgage Loans (36.4%) were originated in connection with the borrower’s acquisition of the related Mortgaged Properties.

Two Mortgage Loans (2.7%) were originated in connection with the borrower’s recapitalization.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Five Mortgaged Properties identified as Liberty Center at Rio Salado (4.8%), Home Depot Technology Center (3.4%), TX-OK Portfolio – South Houston Industrial (0.2%), Knoxville Crossing (1.5%) and Friedman Portfolio – Coors Bypass (0.5%) are leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage.

●	Seventeen Mortgaged Properties identified as GNL Portfolio – Nimble Storage (2.4%), GNL Portfolio – NetScout Systems (2.0%), GNL Portfolio – Mallinckrodt (0.7%), GNL Portfolio – PPD Global Labs (0.4%), GNL Portfolio – PNC Bank (0.3%), GNL Portfolio – FedEx Ground (0.2%), GNL Portfolio – Weatherford International (0.1%), Liberty Portfolio – 8501 East Raintree Drive (0.8%), Moffett Towers – Buildings E,F,G (2.8%), Moffett Towers II – Building 1 (2.5%), TX-OK Portfolio – NOV (0.6%), TX-OK Portfolio – Cemex (0.5%), TX-OK Portfolio – Little York Industrial (0.4%), TX-OK Portfolio – Logistics Park at World Houston (0.1%), One River Place (1.7%), Hostess Industrial Portfolio – 7714 Commercial Drive (0.5%) and Friedman Portfolio – Jewel Osco (0.6%) are leased to a single tenant. With respect to certain of these Mortgaged Properties, the single tenant’s lease may expire prior to or shortly after the related maturity date or anticipated repayment date, as applicable, of the related Mortgage Loan. See Annex A-1 for tenant lease expiration dates for the single tenants at these respective Mortgaged Properties.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations.

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year or a rolling 12-month period. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan.

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date or Anticipated Repayment Date of the related Mortgage Loan.

●	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Property identified in the table below, such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same year of, the maturity date (or, in the case of any ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
GNL Portfolio – Nimble Storage	2.4%	10/31/2021	12/1/2028
GNL Portfolio – Mallinckrodt	0.7%	8/31/2024	12/1/2028
GNL Portfolio – PPD Global Labs	0.4%	12/31/2024	12/1/2028
GNL Portfolio – FedEx Ground	0.2%	6/30/2026	12/1/2028
GNL Portfolio – Weatherford International	0.1%	11/1/2025	12/1/2028
Liberty Portfolio – 8501 East Raintree Drive	0.8%	7/31/2026	10/6/2028
Moffett Towers – Buildings E,F,G	2.8%	Various(1)	10/6/2028
Moffett Towers II – Building 1	2.5%	4/30/2028	4/6/2028
TX-OK Portfolio – Cemex	0.5%	10/31/2025	11/6/2028
TX-OK Portfolio – Little York Industrial(2)	0.4%	9/30/2023	11/6/2028
TX-OK Portfolio – Logistics Park at World Houston	0.1%	11/30/2022	11/6/2028
Hostess Industrial Portfolio – 7714 Commercial Drive	0.5%	6/30/2021	12/6/2028

(1)	The Moffett Towers – Buildings E,F,G Mortgaged Property includes 3 buildings, each of which is 100% leased to A2Z Development Center, Inc. (“Amazon”), a subsidiary of Amazon.com, Inc. (however, HP occupies certain portions of such property as described in “—Tenant Issues—Other”). The lease on Building E (representing 33.2% of the square feet at the Mortgaged Property) expires February 28, 2024. The lease on Building F (representing 33.2% of the square feet at the Mortgaged Property) expires June 30, 2030. The remaining lease on Building G (representing 33.6% of square feet at the Mortgaged Property) expires June 30, 2030.

(2)	Lufkin Industries, the single tenant at the TX-OK Portfolio – Little York Industrial Mortgage Property subleases space to (i) Gulf Coast Conversions (27,876 SF); such sublease expires August 31, 2019 and (ii) APS Building Services (22,851 SF); such sublease expires on March 31, 2022.

●	There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

●	With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity (or, in the case of any ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Net Rentable Area of Leases Expiring	Calendar Year of Lease Expiration Date	Mortgage Loan Maturity Date
Liberty Portfolio – Liberty Center at Rio Salado	4.8%	51.7%	2028	10/6/2028
Fidelis Portfolio – Riverstone Shopping Center	1.3%	55.6%	2021	10/6/2028
TX-OK Portfolio – South Houston Industrial	0.2%	58.3%	2024	11/6/2028
Friedman Portfolio – Coors Bypass	0.5%	64.3%	2026	11/6/2028

There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

●	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations.

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For example (with respect to the largest 15 Mortgage Loans and the largest 5 tenants at each Mortgaged Property):

●	With respect to the Fidelis Portfolio Mortgage Loan (5.5%), the second largest tenant at the Victory Lakes Town Center Mortgaged Property, the University of Texas Medical Branch (representing approximately 9.9% of the portfolio net rentable area), has a right to terminate its lease effective October 1, 2023 by providing 12 months’ notice to the borrower and payment of a termination fee in an amount equal to the unamortized portion, as of the date of termination, of the broker’s commission for the lease and the unamortized portion, as of the date of termination, of the tenant construction allowance as set forth in the related loan documents. Such amounts will be amortized on a straight-line depreciation schedule over a 10-year extension period.

●	With respect to the West Covina Village Mortgage Loan (4.0%), the third largest tenant, LA Fitness (representing approximately 12.9% of the net rentable area), has a right to terminate its lease effective November 30, 2021, without having to pay an early termination fee, by providing six months’ notice to the borrower.

●	With respect to the Home Depot Technology Center Mortgage Loan (3.4%), the second largest tenant, Underwriters Laboratories, LLC, has a one-time option to terminate its lease as of August 31, 2026, upon no less than 360 days’ but no more than 450 days’ notice to the landlord prior to the termination date. Additionally, the tenant must pay the landlord a termination fee in an amount equal to $727,786 upon delivery of the termination notice.

●	With respect to the Moffett Towers – Buildings E,F,G Mortgage Loan (2.8%), all of the three buildings at the Mortgaged Property are leased to Amazon; however, Building F (representing 33.2% of the square feet at the Mortgaged Property) is currently occupied by HP, Inc. (“HP”). HP’s lease is currently scheduled to expire on March 31, 2019 pursuant to a lease termination agreement. If the borrower fails to deliver Building F to Amazon in “Required Delivery Condition” on or before October 15, 2019 (as such date may be extended on a day-for-day basis for tenant delays by Amazon or up to four months and 15 days in the aggregate for force majeure delays), Amazon may provide the borrower with 30 days’ notice of its intent to terminate the lease for Building F. If the borrower does not deliver Building F to Amazon in the Required Delivery Condition within such 30 days, Amazon may provide a second termination notice of 15 days, after which period the lease will terminate if the borrower does not deliver Building F to Amazon in Required Delivery Condition. “Required Delivery Condition” means the borrower delivers Building F free of tenants or occupants and any rights or claims of third parties under rights of first refusal, rights of first offer, or similar rights.

●	With respect to the Zenith Ridge Mortgage Loan (2.8%), the largest tenant, Ansys, Inc. (representing approximately 44.6% of the net rentable area), has a right to terminate its lease effective December 2025 by providing 18 months’ notice to the borrower and paying all unamortized tenant improvements allowances, brokerage fees and free rent, plus an additional termination fee equal to approximately $887,671.

●	With respect to the Shelbourne Global Portfolio II – White Clay Office Park Mortgaged Property (1.8%), the largest tenant, Chase Bank USA, representing approximately 38.7% of the net rentable area at the Mortgaged Property, has the right to terminate its lease upon 12 months’ notice, effective on either July 31, 2021 or July 31, 2022.

Government-sponsored tenants may have the right to rent reductions or may be able to cancel their leases at any time for lack of appropriations or as a result of a government shutdown or for damage to the leased premises caused by casualty or condemnation. In some of these cases, the government-sponsored tenant may have the right to terminate its lease at any time for any reason. Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights. See also “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgaged Property Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Underwritten Base Rent
Shelbourne Global Portfolio II – University Office Plaza	1.0%	The State of DE – DAS	13.5%	18.0%

Shelbourne Global Portfolio II – University Office Plaza	1.0%	State of DE Department of H&SS	13.2%	16.3%

Shelbourne Global Portfolio II – University Office Plaza	1.0%	Department of Health & SS	5.7%	6.4%

Round Hill Square	2.4%	US Post Office	11.4%	15.4%

Westbay Office Park	1.8%	University of Nevada, Las Vegas, School of Medicine	28.2%	26.4%

Westbay Office Park	1.8%	Department of Employment	19.8%	21.7%

Westbay Office Park	1.8%	Department of Transportation	5.9%	6.6%

See Annex A-3 for more information on material termination options relating to the largest 15 Mortgage Loans.

Other.

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or are in rent abatement periods or sublease a material portion of their property, as set forth below:

●	With respect to the Liberty Portfolio Mortgage Loan (5.6%), Carvana, LLC, the fourth largest tenant at the Liberty Center at Rio Salado Mortgaged Property, subleases from DriveTime Automotive Group, Inc. (“DriveTime”), the fifth largest tenant at the Liberty Center at Rio Salado Mortgaged Property, all of DriveTime’s leased space pursuant to a sublease that is co-terminus with, and requires the same rent as, the original DriveTime lease.

●	With respect to the Troy Place Mortgage Loan (4.5%), the largest tenant, GP Strategies Corporation (representing approximately 5.5% of the net rentable area), is currently in a rent abatement until December 18, 2018, and receives an abatement in the amount of approximately $58,019 per month. In addition, the fourth largest tenant, Kelley Blue Book Co., Inc. (representing approximately 3.0% of the net rentable area), is currently in a rent abatement period until March 31, 2019, and receives an abatement in the amount of approximately $32,692 per month. At origination, the lender reserved approximately $378,121 in connection with such rent abatements.

●	With respect to the Moffett Towers – Buildings E,F,G Mortgage Loan (2.8%), the sole tenant, Amazon, executed leases for Building E, Building F and Building G that commenced, or will commence, in 2013, 2019 and 2014, respectively. Building F is currently occupied by HP pursuant to a lease that is currently scheduled to expire on March 31, 2019 pursuant to a lease termination agreement. Additionally, HP occupies a 7,874 square foot laboratory located in Building G until March 31, 2023. Amazon’s lease with respect to building F is scheduled to commence on May 15, 2019, and Amazon will begin paying rent with respect to Building F on the earlier of (i) the date Amazon first commences conducting business in the entirety of Building F or (ii) six months following the lease commencement date. Amazon currently occupies and is paying rent with respect to the third and fourth floors of Building G (the “Existing Building G Space”), and is scheduled to expand into the remainder of the space in three separate phases. Amazon took (or is scheduled to take) occupancy of (i) the office space on the second floor and all of the fifth through eighth floors on June 15, 2018, (ii) the first floor on November 15, 2018, and (iii) the second floor laboratory space (currently occupied by HP) on April 1, 2023. The applicable “Amazon Lease Commencement Date” is the later of the date on which Amazon is (or was) scheduled to take occupancy and the date on which the borrower delivers (or delivered) such space in accordance with the lease. Amazon is required to commence paying rent on each such expansion space six months after the applicable Amazon Lease Commencement Date. Additionally, Amazon will have 3.6 months of free rent with respect to the Existing Building G Space, commencing on April 1, 2023. At origination, the borrower deposited $15,021,721 into a reserve for all outstanding rent concessions due under the Amazon lease. In calculating such rent concessions, gap rent for the portions of the Mortgaged Property occupied by HP was calculated after giving effect to HP rent. The borrower has the right to draw down funds in the rent concession reserve from October 2018 to September 2023. Amazon is in occupancy of Building E and has commenced its buildout of Building G.

●	With respect to the Zenith Ridge Mortgage Loan (2.8%), the largest tenant, Ansys, Inc. (representing approximately 44.6% of the net rentable area), is currently building out a portion of its leased space. In connection with the build-out, Ansys, Inc. will benefit from a free rent period until January 2020. At origination, the lender escrowed approximately $2,335,949 for outstanding tenant improvements and the free rent period related to the build-out.

In addition, certain other Mortgaged Properties may have tenants among the 5 largest tenants that have not taken possession or commenced paying rent. See Annex A-1 and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties.

Certain of the Mortgage Loans may also have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”. See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Christiana Mall Mortgage Loan (6.1%), Fidelis Portfolio Mortgage Loan (5.5%), the West Covina Village Mortgage Loan (4.0%), the Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Mortgage Loan (3.5%), the Shelbourne Global Portfolio II Mortgage Loan (2.8%), the Round Hill Square Mortgage Loan (2.4%), TX-OK Portfolio Mortgage Loan (2.3%), the One River Place Mortgage Loan (1.7%), the Hostess Industrial Portfolio Mortgage Loan (1.6%), the Friedman Portfolio Mortgage Loan (1.0%) and the Fairfield Inn & Suites Hendersonville Flat Rock Mortgage Loan (1.0%), certain tenants, franchisors, property managers, ground lessors, developers or owners’ associations at such Mortgaged Properties or other parties have a purchase option or a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or a portion thereof, as applicable. See “—Certain Terms of the Mortgage Loans—Partial Releases”.

In particular, with respect to the 5 largest tenants (based on net rentable area) at the 15 largest Mortgage Loans:

●	With respect to the Christiana Mall Mortgaged Property (6.1%), Target, the largest tenant at the Mortgaged Property has an option to purchase its leased premises at the Mortgaged Property from the borrower for fair market value at any time during the term of its lease. If the tenant exercises its purchase option, the tenant will still be obligated to pay the common area maintenance contributions to the borrower for the remaining term of the lease. The Mortgage Loan documents permit the borrower to obtain a release of the Target parcel from the lien of the mortgage in the event Target exercises its purchase option, provided certain terms and conditions in the Mortgage Loan documents are satisfied. The right to purchase has not been subordinated to the Mortgage Loan documents and will remain in effect following a foreclosure or deed-in-lieu of foreclosure.

●	With respect to the Fidelis Portfolio – Victory Lakes Shopping Center Mortgaged Property (2.2)%, the University of Texas Medical Branch has a right of first refusal to purchase its leased space at the related Mortgaged Property in the event that such leased space is offered for sale. Such right of first refusal will not apply in the event of a sale of the entire related Mortgaged Property. In addition, such lease expressly excepts a foreclosure or deed-in-lieu thereof from such right of first refusal.

●	With respect to the Shelbourne Global Portfolio II – White Clay Office Park Mortgaged Property (1.8%), the largest tenant, Chase Bank USA (“Chase”), has a right of first refusal (“ROFR”) to purchase a parcel of land known as “Parcel 1B”. Prior to accepting any bona fide offer for Parcel 1B, the borrower is required to deliver such offer to Chase, from which time Chase will have 30 days to enter into a contract to purchase Parcel 1B. The ROFR does not apply to a foreclosure or deed-in-lieu of foreclosure, but will apply to a subsequent transfer of Parcel 1B. The ROFR does not apply to any sale of the entire Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to The Shops at Solaris Mortgage Loan (2.2%), two leases (Bol and Solaris Development), representing 22.3% of net rentable income in the aggregate, are with affiliates of the related borrower.

●	With respect to the Southern Highlands Corporate Center Mortgage Loan (1.4%), the second largest tenant, Olympia Land Corporation (representing approximately 21.6% of the net rentable area), the third largest tenant, Olympia Management Services, L.L.C. (representing approximately 10.6% of the net rentable area), the twelfth largest tenant, Ninety Five Management, L.L.C (representing approximately 1.1% of the net rentable area) and the thirteenth largest tenant, Olympia Gaming, L.L.C. (representing approximately 1.1% of the net rentable area), collectively representing approximately 34.4% of the net rentable area at the Mortgaged Property, are affiliates of the borrowers and borrower sponsors.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. In particular, ten Mortgaged Properties securing (in full or in part) the Dream Inn Mortgage Loan (6.2%), GNL Portfolio Mortgage Loan (6.1%), West Covina Village Mortgage Loan (4.0%), Moffett Towers – Buildings E,F,G Mortgage Loan (2.8%), Moffett Towers II – Building 1 Mortgage Loan (2.5%), Round Hill Square Mortgage Loan (2.4%), Bridgeport Center Mortgage Loan (1.5%), the College Park Mortgage Loan (0.8%), the US Storage Centers - Bakersfield Mortgage Loan (0.6%) and Lincoln Commonwealth Center Mortgage Loan (0.3%), are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a scenario expected loss greater than 19%.

In the case of 31 Mortgage Loans (81.9%) secured or partially secured by the Dream Inn Mortgaged Property (6.2%), the Christiana Mall Mortgaged Property (6.1%), the GNL Portfolio Mortgaged Properties (6.1%), the Fidelis Portfolio Mortgaged Properties (5.5%), the Troy Place Mortgaged Property (4.5%), the AVR Embassy Suites Fort Worth Mortgaged Property (3.9%), the Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Mortgaged Property (3.5%), the Home Depot Technology Center Mortgaged Property (3.4%), the Virginia Beach Hotel Portfolio Mortgaged Properties (3.4%), the Moffett Towers – Buildings E,F,G Mortgaged Property (2.8%), the Shelbourne Global Portfolio II Mortgaged Properties (2.8%), the Zenith Ridge Mortgaged Property (2.8%), the Dudley Farms Plaza Mortgaged Property (2.8%), the Moffett Towers II – Building 1 Mortgaged Property (2.5%), the Round Hill Square Mortgaged Property (2.4%), the TX-OK Portfolio Mortgaged Properties (2.3%), The Shops at Solaris Mortgaged Property (2.2%), the Centennial Gateway Mortgaged Property (2.0%), the Pangea 21 Mortgaged Properties (2.0%), the Westbay Office Park Mortgaged Property (1.8%), the One River Place Mortgaged Property (1.7%), the Alex Park South Mortgaged Property (1.7%), RHW Multifamily Portfolio Mortgaged Properties (1.6%), the Hostess Industrial Portfolio Mortgaged Properties (1.6%), the Bridgeport Center Mortgaged Property (1.5%), the Fair Oaks Mall Mortgaged Property (1.2%), the Friedman Portfolio – Jewel Osco Mortgaged Property (0.6%), the Marketplace Center at Murfreesboro Mortgaged Property (1.0%), the Hampton Inn – Kimball Mortgaged Property (0.8%), the Storage Xxtra Stockbridge Mortgaged Property (0.8%) and the

Storage Xxtra Raymond Hill Mortgaged Property (0.3%), the related borrowers maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

●	With respect to the GNL Portfolio Mortgage Loan (6.1%), the related Mortgage Loan documents require the related borrowers to maintain, or cause to be maintained, insurance coverage for the Mortgaged Properties, which coverage may include insurance provided under property insurance policies of a tenant that name the related borrower as loss payee and the lender as mortgagee and loss payee, so long as such tenant insurance otherwise satisfies the requirements set forth in the related Mortgage Loan documents, including the lender’s receipt of evidence of policy renewal and premium payments prior to a policy expiration date. The GNL Portfolio – PNC Bank, GNL Portfolio – FedEx Ground and GNL Portfolio – Weatherford International Mortgaged Properties are covered under the related borrower’s blanket insurance policy to the extent that the insurance coverage provided by the respective tenant at each Mortgaged Property falls short of the requirements in the related Mortgage Loan documents.

●	With respect to the Fidelis Portfolio Mortgage Loan (5.5%), Jack-In-The-Box, JC Penney, Chili’s Bar & Grill, Bank of America, Wendy’s, Chick-fil-A and Whataburger, collectively representing 14.1% of the net rentable area at the Mortgaged Properties, each provide property, terrorism and general liability insurance for their improvements, pursuant to which the borrower is permitted to rely upon pursuant to the related loan documents. In addition, the borrower is required to maintain its own business income and liability insurance. LA Fitness, representing 5.1% of the net rentable area at the Mortgaged Properties, provides property insurance for its leased premises, pursuant to which the borrower is permitted to rely upon pursuant to the related loan documents and the borrower has obtained supplemental coverage in addition to its own business income and liability insurance.

●	With respect to the Friedman Portfolio Mortgage Loan (1.0%), the Mortgage Loan documents permit the borrower to rely on the insurance policies obtained and maintained by Jewel Osco, the sole tenant at the Jewel Osco Mortgaged Property (“Major Tenant”), provided that certain requirements of Mortgage Loan documents are satisfied, including: (i) the Major Tenant maintains such insurance with a rating of A- or better by S&P, (ii) no event of default exists under the Major Tenant’s lease and (iii) the lender is named as a mortgagee/loss payee on the insurance policies maintained by the Major Tenant. Notwithstanding the foregoing, the borrower must maintain: (i) flood insurance, (ii) business income insurance and (iii) contingent property and general liability coverage as required by the Mortgage Loan documents.

See representation and warranty number 17 in Annex D-1 and the identified exceptions to that representation and warranty in Annex D-2.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”, and see representation and warranty number 30 in Annex D-1 and the identified exceptions to that representation and warranty in Annex D-2.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

With respect to the Liberty Portfolio – Liberty Center at Rio Salado Mortgaged Property (4.8%), the Mortgaged Property is encumbered by a patent from the United States Government (the “Tempe Patent”) which prohibits residential use of the Liberty Center at Rio Salado Mortgaged Property; violation of this no-residential-use restriction would result in a reversion of title to the United States Government. The Liberty Portfolio Mortgage Loan is fully recourse to the borrower and the guarantor if a violation of the Tempe Patent results in a loss of title to the Liberty Center Rio Salado Mortgaged Property.

With respect to The Shops at Solaris Mortgaged Property (2.2%), the Mortgaged Property is subject to a Development Agreement with the Town of Vail that includes use restrictions and requirements, including that the Mortgaged Property is required to operate a bowling alley and movie theater at the Mortgaged Property, and any change in use or deliberate discontinuance of their operation for more than ninety consecutive days or 100 out of 180 days requires the related borrower to obtain the Town of Vail’s approval of such change or discontinuance. The theater and bowling alley must additionally be operated as a “unified commercial enterprise” and any purchaser must acquire the unified commercial enterprise in its entirety. In the event the related borrower has not in good faith submitted a request for amendment reasonably applicable to the Town of Vail within four months of the deliberate discontinuation of operation of the theater or bowling alley, the related borrower is required to pay a $5,000 per day fine for each day the bowling alley is not operated and $2,000 per day fine per screen for each day the theater is not operated. In the event the theater and bowling alley are not operated in accordance with the Development Agreement, the Town of Vail is granted a lien and security interest on the Mortgaged Property for all amounts payable under the Development Agreement, which may be foreclosed but is subordinate to financing on the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 25 in Annex D-1 and the identified exceptions to that representation and warranty in Annex D-2.

In addition to the foregoing, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, (ii) the use of certain of the Mortgaged Properties may be legal non-conforming uses that may be prohibited or restricted after certain events, such as casualties and (iii) certain of the Mortgaged Properties may be subject to restrictions that restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than “as-is”. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value unless otherwise specified in this prospectus, Annex A-1 and/or the related footnotes. The values other than “as-is” may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. The table below shows the LTV and appraised value using values other than “as-is”, as well as the corresponding LTV and appraised value using “as-is” values.

Appraised Value

Mortgaged Property Name	% of Initial Pool Balance	Related Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”)	Related Mortgage Loan Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Related Mortgage Loan Cut-off Date LTV Ratio (“As-Is”)	Related Mortgage Loan Maturity Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
GNL Portfolio(1)	6.1%	57.2%	57.2%	$172,290,000	57.9%	57.9%	$170,205,000
Virginia Beach Hotel Portfolio – Hilton Garden Inn Virginia Beach Oceanfront(2)	1.2%	69.0%	59.6%	$130,400,000	69.6%	60.0%	$129,400,000
Moffett Towers – Buildings E,F,G(3)	2.8%	40.2%	40.2%	$705,800,000	43.9%	43.9%	$646,700,000
Moffett Towers II – Building 1(4)	2.5%	46.8%	42.8%	$358,600,000	50.1%	45.8%	$335,200,000
Holiday Inn Express & Suites Vidor South(5)	0.4%	53.3%	41.3%	$7,500,000	66.6%	51.6%	$6,000,000

(1)	The Appraised Value of the portfolio of Mortgaged Properties securing the GNL Portfolio Whole Loan reflects the “as-is portfolio value” of $172,290,000, which includes a portfolio premium to the Mortgaged Properties if sold together on a bulk basis.

(2)	The Appraised Value of the Hilton Garden Inn Virginia Beach Oceanfront Mortgaged Property reflects the value of $45,600,000 as of August 2019, which assumed that 50.0% of the expected PIP work ($1,000,000) would be escrowed. The appraiser concluded an as-is appraised value without the PIP assumption of $44,600,000. At origination, the borrowers deposited certain upfront PIP reserves as described under “—Mortgage Pool Characteristics—Redevelopment, Renovation and Expansion”, which represent 50.0% of the engineer’s updated estimated cost of the PIP work.

(3)	The Appraised Value of the Moffett Towers – Buildings E,F,G Mortgaged Property reflects the “as stabilized” value as of November 15, 2019, which assumes that HP vacates its space from September 2018 through March 2023, in phases. See “—Tenant Issues—Lease Expirations and Terminations—Other”.

(4)	The Appraised Value of the Moffett Towers II – Building 1 Mortgaged Property reflects the “as stabilized” value as of December 1, 2018, which includes an extraordinary assumption that all free rent, tenant improvements and leasing costs are held back in escrow. The lender has held back all free rent and TI/LCs.

(5)	The Appraised Value of the Holiday Inn Express & Suites Vidor South Mortgaged Property reflects an “as-is hypothetical value” of $7,500,000, which is subject to the hypothetical condition that funds for the capital expenditures have been fully escrowed and will be available to fund the proposed capital improvements.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty number 27 in Annex D-1 and the identified exceptions to that representation and warranty in Annex D-2.

●	With respect to the Christiana Mall Mortgage Loan (6.1%), the related guaranty provides that the liability of the nonrecourse carve-out guarantor for breaches or violations of the full recourse provisions related to bankruptcy or insolvency actions under the Mortgage Loan documents are capped at 20.0% of the outstanding principal balance of the Whole Loan at the time of the occurrence of such action.

●	With respect to the Fidelis Portfolio Mortgage Loan (5.5%), except for breaches related to environmental indemnities and voluntary and collusive involuntary insolvency actions, the related guarantor’s recourse liability may not exceed 20% of the outstanding principal balance of the Fidelis Portfolio Loan, plus certain costs and expenses incurred by the lender in enforcing its rights under the guaranty. With respect to breaches related to environmental indemnities or voluntary and collusive insolvency actions, the related guaranty provides that the Fidelis Portfolio Mortgage Loan becomes fully recourse to the guarantor.

●	With respect to the Alex Park South Mortgage Loan (1.7%), the related guarantor is the estate of a deceased individual. The loan agreement requires the related borrower to provide a replacement guarantor upon the winding up of the estate; among other requirements, such replacement guarantor must meet minimum net worth and liquidity requirements, as set forth in the loan agreement. At closing, the related lender required an opinion of counsel regarding the enforceability of the guaranty.

●	With respect to the College Park Mortgage Loan (0.8%) the guarantor has no direct or indirect ownership interest in the borrower. Additionally, so long as guarantor continues to own no direct or indirect ownership interest in borrower, there is no recourse to the guarantor in the event that the guarantor has solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy with respect to the borrower.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

The environmental indemnities for certain of the Mortgage Loans contain a sunset on the borrower’s and/or the non-recourse carveout guarantor’s obligations and liability for claims asserted after a specified period of time (generally between one and five years) upon certain conditions set forth in the related Mortgage Loan documents including, without limitation, delivery of an acceptable updated Phase I or Phase II environmental assessment in certain cases. See representation and warranty number 40 in Annex D-1 and the identified exceptions to that representation and warranty in Annex D-2.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Liberty Portfolio Mortgage Loan (5.6%), the four buildings located at the Liberty Center at Rio Salado Mortgaged Property each receive a 50.0% real estate tax abatement for eight years commencing on the respective certificate of occupancy date for each building through a Government Property Lease Excise Tax (“GPLET”) abatement with the Arizona Department of Revenue and the City of Tempe. In lieu of paying real estate taxes, the borrower pays to the Arizona Department of Revenue and the City of Tempe, in the form of rent, 50.0% of what the respective buildings’ real estate taxes otherwise would have been (2018 rent due under the GPLET abatement for the four buildings located at the Liberty Center at Rio Salado Mortgaged Property was equal to $882,940). The borrower has a leasehold interest in each of the buildings located at the Liberty Center at Rio Salado Mortgaged Property, which are subject to the GPLET abatement until expiration of the underlying lease, at which point title in the fee interest will automatically vest in the borrower. Real estate taxes were underwritten based on the 10-year average of each respective building’s current tax amount and full tax amount when the GPLET abatement expires. The 8501 East Raintree Drive Mortgaged Property is not subject to an abatement and real estate taxes were underwritten to the budgeted amount equal to $509,650. In addition, with respect to the 8501 East Raintree Drive Mortgaged Property, such property was legally subdivided from, but is still part of a larger tax parcel with, certain adjacent property that is not part of the collateral for the Liberty Portfolio Whole Loan.

●	With respect to the Home Depot Technology Center Mortgage Loan (3.4%), the Mortgaged Property is located within the Marietta Opportunity Zone (the “Opportunity Zone”), as designated by the Georgia Department of Community Affairs. Businesses located within the Opportunity Zone have the ability to qualify for a $3,500 tax credit per employee when two or more eligible new jobs are created within a single tax year, which may be applied against 100% of any Georgia corporate income tax liability. However, each tax credit will expire five years after the creation of such eligible new job.

●	With respect to the Zenith Ridge Mortgage Loan (2.8%), the Mortgaged Property is subject to a local economic revitalization tax assistance (“LERTA”) program with Washington County that expires in 2020 for the Zenith I and Zenith II buildings and 2021 for the Zenith III building. Under the LERTA program, city, county and school taxes based on the building value are abated by 100% in the first year, which was 2015 for the Zenith I and Zenith II buildings and 2016 for the Zenith III building. Such abatement decreases by 20% each year. Real estate taxes were underwritten at the unabated amount.

●	With respect to the Alex Park South Mortgaged Property (1.7%), such Mortgaged Property is subject to a Payment in Lieu of Taxes agreement (the “Alex Park South PILOT Agreement”) with the County of Monroe Industrial Development Agency. Pursuant to the Alex Park South PILOT Agreement, the related Mortgaged Property will receive mortgage tax and sales tax exemptions along with property tax abatements. The Alex Park South PILOT Agreement has a 10-year term with a 10% burn-off each year. The Alex Park South PILOT Agreement will terminate after the 2021/2022 tax year. The benefits of the Alex Park South PILOT Agreement were not taken into consideration by the lender’s underwriting with respect to the Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

None of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Seventeen Mortgage Loans (50.9%) are interest-only for the term of the Mortgage Loans until the related Maturity Date.

Nineteen Mortgage Loans (36.2%) provide for payments of interest only for the first 6 to 84 months following the Origination Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related Maturity Date.

Eight Mortgage Loans (12.8%) provide for payments of interest and principal and then have an expected Balloon Balance at the Maturity Date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
1	7	$ 227,696,330	25.5%
5	1	30,000,000	3.4
6	35	623,239,017	69.9
10	1	10,918,207	1.2
Total:	44	$ 891,853,554	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Default) Days	Number of Mortgage Loans	% of Initial Pool Balance
0	39	89.2%
4 (twice during the term of the loan)	1	1.6
5	4	9.3
Total:	44	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. See “—Real Estate and Other Tax Considerations” above. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

The Home Depot Technology Center Mortgage Loan (3.4%) (the “ARD Loan”) provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for the ARD Loan. In addition, the ARD Loan is interest-only until the Anticipated Repayment Date.

After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class S certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of prepayment lockout, defeasance and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that, in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Purchase Options and Rights of First Refusal” and “—Partial Releases” in this prospectus.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration. Additionally, certain Mortgage Loans may provide that, with respect to a Mortgaged Property that did not comply with the then current applicable zoning rules and regulations as of the date of the origination of such Mortgage Loan, in the event the related borrower is unable to obtain a variance that permits the continuation of the nonconformance(s) and/or the restoration thereof, as applicable, due to casualty, governmental action and/or any other reason, the related borrower will be required to partially prepay the Mortgage Loan in order to meet certain loan-to-value ratio and/or debt service coverage ratio requirements, if applicable, which partial prepayment may occur during a lockout period and without payment of any yield maintenance charge or prepayment premium. See “—Assessments of Property Value and Condition—Zoning and Building Code Compliance and Condemnation” in this prospectus.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments.

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

The GNL Portfolio Mortgage Loan (6.1%), Fidelis Portfolio Mortgage Loan (5.5%), Moffett Towers – Buildings E,F,G Mortgage Loan (2.8%), Dudley Farms Plaza Mortgage Loan (2.8%), Moffett Towers II – Building 1 Mortgage Loan (2.5%), TX-OK Portfolio Mortgage Loan (2.3%), US Storage Centers – Bakersfield Mortgage Loan (0.6%) and Best Yet Storage – Shed Road Mortgage Loan (0.3%) permit the related borrower, after a lockout period of 12 to 25 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
3	6	$ 169,900,000	19.1%
4	22	411,670,524	46.2
5	5	102,769,200	11.5
6	3	38,586,330	4.3
7	8	168,927,500	18.9
Total:	44	$ 891,853,554	100.0%

(1)	See Annex A-1 for specific criteria applicable to the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of thirty-eight of the Mortgage Loans (82.4%) (the “Defeasance Loans”), permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

●	With respect to the Moffett Towers – Buildings E,F,G Mortgage Loan (2.8%) and the Moffett Towers II – Building 1 Mortgage Loan (2.5%), the related Mortgage Loan documents permit the related borrower to prepay the related Mortgage Loan (in whole or in part) with yield maintenance premium at any time after the date that is two years after the first monthly payment date under the Mortgage Loan. See “—Certain Terms of the Mortgage Loans—Partial Release.”

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the balloon payment, or Anticipated Repayment Date, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance

Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Christiana Mall Mortgage Loan (6.1%), the borrower has the right to release from the lien of the Mortgage Loan documents that certain parcel that is currently occupied by Cabela’s, the second largest tenant, comprising 12.8% of the total square footage at the Mortgaged Property, and/or that certain parcel that is currently occupied by Cinemark, the third largest tenant, comprising 6.5% of the total square footage at the Mortgaged Property (each, an “Outlot Parcel”), to a transferee who is not an affiliate of the borrower that is either a national tenant or approved by the lender in its reasonable discretion, so long as the conditions under the Mortgage Loan documents are satisfied, including: (i) the borrower provides the lender with ten days’ written notice, (ii) at the request of the lender, the borrower delivers a REMIC opinion, (iii) the borrower provides the lender with a rating agency confirmation, (iv) the borrower makes a partial prepayment of the Mortgage Loan in an amount equal to the greatest of (a) 125% of the allocated loan amount for such Outlot Parcel, (b) the net sales proceeds received by the borrower with respect to such transfer, and (c) any “qualified amount” necessary to comply with any applicable REMIC requirements, which partial prepayment, if made prior six (6) months before the maturity date of the Mortgage Loan, will be accompanied by a payment of the yield maintenance premium; provided, however, in lieu of making any such prepayment, at the borrower’s election prior to the release of such Outlot Parcel, the borrower may either (A) deposit cash with the lender in the amount of such prepayment (exclusive of the yield maintenance premium) as additional reserve funds, which the lender will hold in an additional reserve account, or (B) deliver to the lender a letter of credit in the amount of such prepayment (exclusive of the yield maintenance premium), and (v) the loan-to-value ratio must be less than or equal to 125% immediately after the release of the Outlot Parcel, provided that the borrower may prepay the “qualified amount” in order to meet the loan-to-value ratio (with the payment of a yield maintenance premium).

●	With respect to the GNL Portfolio Mortgage Loan (6.1%), the related borrower is permitted to obtain the release of any individual Mortgaged Property after January 1, 2021, provided that, among other conditions: (i) no event of default under the related Mortgage Loan documents has occurred and is continuing; (ii) customary REMIC requirements remain satisfied and the related borrower delivers a REMIC opinion in form and substance satisfactory to the lender and the rating agencies; (iii) the related borrower prepays the Mortgage Loan in an amount equal to (a) 115% of the allocated loan amount for the Mortgaged Property to be released if the transfer is to an unaffiliated third party and (b) 120% of the allocated loan amount for the Mortgaged Property to be released if the transfer is to an affiliate; (iv) after giving effect to such release the debt service coverage ratio and the debt yield for the remaining Mortgaged Properties will not be less than the greater of (a) the debt service coverage ratio and the debt yield, respectively, for the remaining Mortgaged Properties immediately preceding such release and (b) the debt service coverage ratio and the debt yield, respectively, for the remaining Mortgaged Properties as of the origination date. The related Mortgage Loan documents provide that in the event of casualty or condemnation to any individual Mortgaged Property, restoration in compliance with all applicable legal requirements is only required to be funded with net insurance proceeds by the lender if the related borrower provides reasonable evidence to the lender that following the restoration of such Mortgaged Property, such Mortgaged Property will, among other things, satisfy tenancy, net operating income and debt service coverage ratio thresholds provided in the related Mortgage Loan documents (the “Restoration Conditions”). If the related borrower cannot provide such evidence following a casualty or condemnation at such Mortgaged Property, the lender may require the borrower to transfer such Mortgaged Property (and comply with any related release conditions in the Mortgage Loan documents related to such transfer), provided, however, that the amount of any applied net insurance proceeds will be deducted from the applicable release amount and no prepayment consideration will be required from the related borrower. Due to certain legal non-conformities related to a parking deficiency at the Mallinckrodt Mortgaged Property, the likelihood may be increased that the borrower is unable to satisfy the Restoration Conditions related to such Mortgaged Property.

Also with respect to the GNL Portfolio Mortgage Loan (6.1%), the related borrower may substitute the fee simple interest in a replacement property for any of the Mortgaged Properties in the GNL Portfolio, provided that, among other conditions (i) no event of default under the related Mortgage Loan documents has occurred and is continuing, (ii) the replacement property has been approved by the lender in its reasonable discretion, (iii) after giving effect to the substitution, the net cash flow debt yield for the Mortgage Loan will not be less than the greater of (a) 10.0% and (b) the net cash flow debt yield immediately prior to the substitution, (iv) the related borrower pays the lender any amounts necessary for lender requested adjustments to reserves and (v) customary REMIC requirements remain satisfied.

●	With respect to the Fidelis Portfolio Mortgage Loan (5.5%), the related borrower may release of one or more individual properties from the lien of the mortgage in connection with a sale of such individual property to an unaffiliated third party, upon the satisfaction of certain conditions including, but not limited to: (i) payment of an amount equal to the greatest of (a) 125% of the allocated loan amount of the property to be released, (b) an amount which would result in the DSCR for the remaining property being no less than the greater of (x) the DSCR for the Mortgaged Property immediately prior to the release and (y) 1.74x, (c) an amount which would result in the debt yield for the remaining property being no less than the greater of (x) the debt yield for the Mortgaged Property immediately prior to the release and (y) 11.8%, (d) an amount which would result in the LTV ratio of the remaining property being no greater than 65.0%, and (e) if the Mortgage Loan is included in a REMIC trust and, immediately following the release, the LTV ratio of the remaining property would be greater than 125%, an amount as may be required such that the securitization will not fail to maintain its status as a REMIC trust as a result of the release; (b) delivery of an opinion of counsel opining that the release will not cause any related securitization trust to lose its REMIC status as a result of such release; and (c) rating agency confirmation.

●	With respect to the Moffett Towers – Buildings E,F,G Mortgage Loan (2.8%), following the lockout expiration date, the borrower has the right to obtain the release of one or more of the buildings that comprise the Mortgaged Property upon (x) a bona fide third-party sale or (y) conveyance to an affiliate of the borrower in connection with the refinancing of such parcel(s) by an institutional lender not affiliated with the borrower, any mezzanine borrower, or the non-recourse carveout guarantor, provided each of the following conditions are satisfied: (a) the borrower makes a prepayment of principal in an amount equal to the applicable Release Amount (as defined below), and, if such release is prior to the open period, pays to the lender a prepayment fee equal to the greater of 1.00% or a yield maintenance premium on the principal being prepaid, together with all accrued and unpaid interest on the principal being prepaid (including, if such prepayment is not made on a payment date, interest accrued to the next payment date); (b) after giving effect to such release and repayment, the DSCR for the remaining portion of the Mortgaged Property is no less than the greater of (i)(x) the DSCR for the Whole Loan immediately preceding such release and (y) the DSCR for the combined Whole Loan and related mezzanine loans immediately preceding the release and (ii)(x) 3.14x, which is the DSCR for the Whole Loan as of the origination date and (y) 1.49x, which is the DSCR for the combined Whole Loan and related mezzanine loans as of the origination date; (c) after giving effect to such release and prepayment, the LTV Ratio for the remaining Mortgaged Property is no more than the lesser of (i) the combined LTV Ratio of the Whole Loan and the related mezzanine loans immediately preceding such sale and (ii) 70.8%, which is the combined LTV Ratio as of the origination date, (d) the release parcel is legally subdivided and a separate tax parcel from the remaining Mortgaged Property, and the release does not materially and adversely affect the use or operation of, or access to, the remaining Mortgaged Property, or cause any portion of the remaining Mortgaged Property to violate legal requirements or violate the terms of the Amazon leases or any other document relating to the remaining Mortgaged Property, (e) if there are shared facilities, access, infrastructure and parking and no such easement already exists (or such easement exists but it does not provide for continued use of such shared facilities, access, infrastructure or parking for a period of no less than 75 years from the date of such release), the borrower is required to enter into a reciprocal easement agreement pursuant to which the borrower will receive and grant such easements as are reasonably required for the continued use and operation of the remaining Mortgaged Property in substantially the same manner and with the benefit of substantially the same rights as exist as of the loan origination date for a period of no less than 75 years from the date of such easement or amendment and (f) release conditions under the related mezzanine loans are satisfied. “Release Amount” means, with respect to each building, the greater of (i) the lender’s proportionate share (based on the ratio of the outstanding principal balance of the related Whole Loan to the combined outstanding principal balance of the related Whole Loan and the related mezzanine loans) of 100% of the net sales proceeds with respect to such parcel to be released and (ii) 125% of the Allocated Loan Amount for such parcel to be released. The “Allocated Loan Amount” means (i) with respect to Building E, $77,077,600, (ii) with respect to Building F, $103,716,800, and (iii) with respect to Building G, $103,205,600.

●	With respect to the Shelbourne Global Portfolio II Mortgage Loan (2.8%), the borrower has the right to obtain the release any related Mortgaged Property at any time after the permitted defeasance date upon, among other things, the delivery of defeasance collateral in an amount equal to the greater of: (a) 110% of the allocated loan amount for such Mortgaged Property and (b) an amount such that, after giving effect to the release, (i) the annualized debt service coverage ratio is equal to the greater of (x) 1.60x and (y) the annualized debt service coverage ratio immediately prior to giving effect to the release, and (ii) the loan-to-value ratio does not exceed the lesser of (x) 70% and (y) the loan-to-value ratio immediately prior to giving effect to the release. The allocated loan amounts for the White Clay Office Park Mortgaged Property and the University Office Plaza Mortgaged Property are $36,200,000 and $18,800,000, respectively.

●	With respect to the TX-OK Portfolio Mortgage Loan (2.3%), the related borrower may release one or more individual properties from the lien of the mortgage in connection with a sale of such individual property to an unaffiliated third party, upon the satisfaction of certain conditions including, but not limited to: (i) payment of an amount equal to the greatest of (a) 125% of the allocated loan amount of the property to be released, (b) an amount which would result in the DSCR for the remaining property being no less than the greater of (x) the DSCR for the Mortgaged Property immediately prior to the release and (y) 1.35x, (c) an amount which would result in the debt yield for the remaining property being no less than the greater of (x) the debt yield for the Mortgaged Property immediately prior to the release and (y) 10.0%, (d) an amount which would result in the LTV ratio of the remaining property being no greater than 65.0%, and (e) if the Mortgage Loan is included in a REMIC trust and, immediately following the release, the LTV ratio of the remaining property would be greater than 125%, an amount as may be required such that the securitization will not fail to maintain its status as a REMIC trust as a result of the release; (b) delivery of an opinion of counsel opining that the release will not cause any related securitization trust to lose its REMIC status as a result of such release; and (c) rating agency confirmation.

●	With respect to the RHW Multifamily Portfolio Mortgage Loan (1.6%), the borrower has the right to obtain the release any related Mortgaged Property at any time after the permitted defeasance date upon, among other things, the delivery of defeasance collateral in an amount equal to the greater of: (a) 115% of the allocated loan amount for such Mortgaged Property and (b) an amount such that, after giving effect to the release, (i) the debt service coverage ratio is not less than 1.30x and (ii) the loan-to-value ratio does not exceed 68.10%. The allocated loan amounts for the Heathmoore Mortgaged Property, the Roanoke Mortgaged Property and the Wentworth Mortgaged Property are $5,500,000, $5,500,000 and $3,025,000, respectively. The Heathmoore Mortgaged Property and the Roanoke Mortgaged Property may not be released prior to the release of the Wentworth Mortgaged Property.

●	With respect to the Fair Oaks Mall Mortgage Loan (1.2%), the related borrower is permitted to obtain the release of one or more ring road parcels identified in the loan documents, at any time for any reason, in each case subject to the satisfaction of certain conditions, including: (i) no event of default; (ii) the release parcel must be conveyed to a person other than the borrower or a borrower affiliate (provided that, in connection with the acquisition and redevelopment of noncollateral anchor space by a borrower affiliate, only if the parcel to be released is a non-income producing outparcel, the borrower affiliate delivers to the lender an additional insolvency opinion and the borrower agrees to comply with certain anti-poaching conditions); (iii) the release not resulting in a material adverse effect or material impairment to the operation, value or use of the remaining property; (iv) delivery of a REMIC opinion; and (v) with respect to the release of a ring road outparcel, the borrower delivering 100% of net sales proceeds for deposit into the tenant improvement and leasing commission reserve.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Thirty-five of the Mortgage Loans (73.6%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-four of the Mortgage Loans (71.4%) provide for monthly or upfront escrows to cover capital expenditures and replacements.

Twenty-five of the Mortgage Loans (48.1%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twenty-two of the Mortgage Loans (45.5%) are secured by office, retail, mixed use and industrial properties and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail and industrial properties only.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or provide a guaranty in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See Annex A-1 and the related footnotes for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	15	$419,115,828	47.0%
Springing	20	323,757,726	36.3
Soft/Springing Cash Management	3	70,025,000	7.9
Hard/In Place Cash Management	2	47,000,000	5.3
None	4	31,955,000	3.6
Total:	44	$891,853,554	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

All of the Mortgage Loans were underwritten pursuant to the respective mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”, “—Cantor Commercial Real Estate Lending, L.P.—CCRE’s Underwriting Guidelines and Processes” and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of the holder of a related Companion Loan, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance(1)	Cut-off Date Total Debt Balance(2)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(2)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(2)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR(2)
Moffett Towers – Buildings E,F,G(3)	$25,000,000	2.8%	$216,000,000	$259,000,000	$500,000,000	4.94500%	40.2%	70.8%	2.97x	1.41x
Moffett Towers II – Building 1	$22,000,000	2.5%	$112,000,000	$146,000,000	$280,000,000	4.73638%	46.8%	78.1%	2.00x	1.17x

(1)	Calculated including any related Pari Passu Companion Loans.

(2)	Calculated including any related mezzanine debt and any related Pari Passu Companion Loans.

(3)	The mezzanine loan with respect to the Moffett Towers – Buildings E,F,G Mortgaged Property is comprised of a senior mezzanine loan in the amount of $150,000,000 and a junior mezzanine loan in the amount of $66,000,000. The interest rates with respect to the senior mezzanine loan and the junior mezzanine loan are 5.67% and 6.8%, respectively.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan. Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan, unless (i) no event of default under the related Mortgage Loan is then continuing (taking into account the cure rights of the related mezzanine lender) and (ii) either (A) such prepayment of the mezzanine loan is from a source of funds other than the mortgage borrower, the Mortgaged Property, the guarantor and/or other collateral for the related Mortgage Loan or (B) such prepayments are in strict accordance with, and expressly permitted by, the Mortgage Loan documents, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus (without duplication) any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum Debt Service Coverage Ratio	Combined Minimum Debt Yield	Intercreditor Agreement Required
Dream Inn	$55,000,000	55.0%	2.38x	N/A	Yes
Christiana Mall	$54,840,000	52.9%	1.82x	N/A	Yes
Shelbourne Global Portfolio II	$25,000,000	66.2%	1.55x	9.5%	Yes
Round Hill Square	$21,025,000	68.6%	1.38x	9.3%	Yes
Pangea 21	$17,755,000	70.0%	1.50x	9.5%	Yes
Bridgeport Center	$13,400,000	65.0%	1.65x	10.0%	Yes
Marketplace Center at Murfreesboro	$ 8,581,330	71.37%	1.46x	N/A	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval and may include certain cure and repurchase rights.

The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents. In addition, in certain cases, an affiliate of the borrower may be entitled to pledge indirect interests in the borrower as security for a loan.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to , pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Round Hill Square Mortgage Loan (2.4%), in connection with a transfer of the Mortgaged Property to a qualified buyer, the current borrower will be permitted to hold a preferred equity interest in the purchaser upon the satisfaction of certain conditions including, but not limited to: (a) the amount does not exceed 10.0% of the aggregate ownership interests in the purchaser; (b) execution of a subordination and standstill agreement acceptable to the related lender; (c) rating agency confirmation; and (d) implementation of a hard cash management system at the Mortgaged Property.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified as “Christiana Mall”, “GNL Portfolio”, “Liberty Portfolio”, “Fidelis Portfolio”, “Home Depot Technology Center”, “Virginia Beach Hotel Portfolio”, “Moffett Towers – Buildings E,F,G”, “Shelbourne Global Portfolio II”, “Zenith Ridge”, “Moffett Towers II – Building 1”, “The Shops at Solaris”, “One River Place”, “Alex Park South” and “Fair Oaks Mall” on Annex A-1 is part of the related Whole Loan consisting of the Mortgage Loan and the related Pari Passu Companion Loan(s) and, in the case of the Mortgage Loans securing the Mortgaged Properties identified as “Christiana Mall” and “Fair Oaks Mall” on Annex A-1, the related Subordinate Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder of a related Companion Loan (the “Companion Holder”) are generally governed by an intercreditor or co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loans are cross-collateralized and cross-defaulted.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement.

“Non-Serviced AB Whole Loan” means for any Whole Loan identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below with a Subordinate Note under the “Note Type” column in such chart.

“Non-Serviced Certificate Administrator” means for any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Intercreditor Agreement” means with respect to any Non-Serviced Whole Loan, the related intercreditor agreement.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Operating Advisor” means for any Non-Serviced Whole Loan, the operating advisor relating to the related Non-Serviced PSA.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means each of the PSAs identified under the column entitled “Non-Serviced PSA” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means for any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA.

“Non-Serviced Trustee” means for any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans and the Non-Serviced AB Whole Loans.

“Serviced Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Companion Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Mortgage Loan.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(1)(4)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan Cut-off Date LTV Ratio(2)(3)	Whole Loan Underwritten NCF DSCR(2)(4)	Whole Loan Underwritten NOI Debt Yield(2)
Christiana Mall	$54,840,000	6.1%	$283,160,000	$212,000,000	32.5%	3.15x	13.8%	52.9%	1.93x	8.5%
GNL Portfolio	$54,175,000	6.1%	$44,325,000	N/A	57.2%	2.08x	11.0%	57.2%	2.08x	11.0%
Liberty Portfolio	$50,000,000	5.6%	$115,700,000	N/A	64.6%	1.77x	9.1%	64.6%	1.77x	9.1%
Fidelis Portfolio	$49,188,389	5.5%	$44,898,124	N/A	63.7%	1.74x	11.9%	63.7%	1.74x	11.9%
Home Depot Technology Center	$30,000,000	3.4%	$14,300,000	N/A	66.5%	1.77x	9.3%	66.5%	1.77x	9.3%
Virginia Beach Hotel Portfolio	$30,000,000	3.4%	$60,000,000	N/A	69.0%	1.84x	13.1%	69.0%	1.84x	13.1%
Moffett Towers – Buildings E,F,G	$25,000,000	2.8%	$259,000,000	N/A	40.2%	2.97x	12.6%	40.2%	2.97x	12.6%
Shelbourne Global Portfolio II	$25,000,000	2.8%	$30,000,000	N/A	58.7%	1.89x	11.4%	58.7%	1.89x	11.4%
Zenith Ridge	$25,000,000	2.8%	$65,000,000	N/A	67.6%	1.54x	10.5%	67.6%	1.54x	10.5%
Moffett Towers II – Building 1	$22,000,000	2.5%	$146,000,000	N/A	46.8%	2.00x	11.5%	46.8%	2.00x	11.5%
The Shops at Solaris	$20,000,000	2.2%	$50,000,000	N/A	46.7%	2.46x	11.1%	46.7%	2.46x	11.1%
One River Place	$15,000,000	1.7%	$10,000,000	N/A	50.5%	2.51x	13.1%	50.5%	2.51x	13.1%
Alex Park South	$14,900,000	1.7%	$28,000,000	N/A	65.0%	1.32x	10.1%	65.0%	1.32x	10.1%
Fair Oaks Mall	$10,918,207	1.2%	$162,780,537	$84,367,961	31.8%	2.89x	17.2%	47.3%	1.64x	11.6%

(1)	Calculated based on the balance of or debt service on, as applicable, the related Whole Loan excluding any related Subordinate Companion Loans and any related mezzanine debt.

(2)	Calculated based on the balance of or debt service on, as applicable, the related Whole Loan excluding any related mezzanine debt.

(3)	In the case of the GNL Portfolio, Virginia Beach Hotel Portfolio, Moffett Towers – Buildings E,F,G and Moffett Towers II – Building 1 Mortgage Loans, the Mortgage Loan Cut-off Date LTV Ratio and Whole Loan Cut-off Date LTV Ratio were calculated based a value other than an “as-is” value. See “—Assessments of Property Value and Condition” for additional information

(4)	In the case of the Fair Oaks Mall Mortgage Loan, the Mortgage Loan Underwritten NCF DSCR and the Whole Loan Underwritten NCF DSCR were calculated based upon the sum of the first 12 principal and interest payments following the Cut-off Date allocable to such Mortgage Loan based on the assumed principal payment schedules set forth on Annex F.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA	Note Name	Control Note/ Non-Control Note	Note Type	Note Original Balance	Current or Anticipated Note Holder(1)
Christiana Mall	Non-Serviced	BBCMS 2018-CHRS	Note A-1-A Note A-2-A Note A-3-A Note A-1-B Note A-1-C Note A-1-D Note A-1-E Note A-2-B Note A-2-C Note A-2-D Note A-2-E Note A-3-B Note A-3-C Note B-1 Note B-2 Note B-3

Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

Non-Control Note

					Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Subordinate Subordinate Subordinate	$36,160,000 $21,696,000 $14,464,000 $50,000,000 $40,000,000 $28,000,000 $14,840,000 $30,000,000 $30,000,000 $10,000,000 $9,704,000 $30,000,000 $23,136,000 $106,000,000 $63,600,000 $42,400,000

BBCMS 2018-CHRS

BBCMS 2018-CHRS

BBCMS 2018-CHRS

WFCM 2018-C47

BBCMS 2018-C2

Barclays Bank PLC

BBCMS 2018-C2

UBS 2018-C13

UBS 2018-C14

Société Générale

Société Générale

DBGS 2018-C1

DBGS 2018-C1

BBCMS 2018-CHRS

BBCMS 2018-CHRS

BBCMS 2018-CHRS

GNL Portfolio	Serviced	N/A	Note A-1 Note A-2 Note A-3	Control Note Non-Control Note Non-Control Note	Pari Passu Pari Passu Pari Passu	$54,175,000 $34,325,000 $10,000,000	BBCMS 2018-C2 UBS 2018-C14 UBS 2018-C14
Liberty Portfolio	Non-Serviced	Benchmark 2018-B7	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Note A-7 Note A-8	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu	$30,000,000 $30,000,000 $20,000,000 $25,000,000 $12,825,000 $25,000,000 $12,850,000 $10,000,000	Benchmark 2018-B7 CGCMT 2018-C6 Benchmark 2018-B7 BBCMS 2018-C2 Barclays Bank PLC BBCMS 2018-C2 CGCMT 2018-C6 CGCMT 2018-C6
Fidelis Portfolio	Serviced	N/A	Note A-1 Note A-2 Note A-3	Control Note Non-Control Note Non-Control Note	Pari Passu Pari Passu Pari Passu	$49,300,000 $22,500,000 $22,500,000	BBCMS 2018-C2 Starwood Mortgage Funding II LLC Starwood Mortgage Funding II LLC

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA	Note Name	Control Note/ Non-Control Note	Note Type	Note Original Balance	Current or Anticipated Note Holder(1)
Home Depot Technology Center	Serviced	N/A	Note A-1 Note A-2	Control Note Non-Control Note	Pari Passu Pari Passu	$30,000,000 $14,300,000	BBCMS 2018-C2 Barclays Bank PLC
Virginia Beach Hotel Portfolio	Non-Serviced	WFCM 2018-C47	Note A-1 Note A-2 Note A-3	Control Note Non-Control Note Non-Control Note	Pari Passu Pari Passu Pari Passu	$45,000,000 $30,000,000 $15,000,000	WFCM 2018-C47 BBCMS 2018-C2 Barclays Bank PLC
Moffett Towers – Buildings E,F,G	Non-Serviced	DBGS 2018-C1	Note A-1-1 Note A-1-2 Note A-1-3 Note A-1-4 Note A-2-1 Note A-2-2 Note A-3 Note A-4 Note A-5 Note A-6 Note A-7	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu	$23,200,000 $15,000,000 $15,000,000 $6,800,000 $25,000,000 $25,000,000 $40,000,000 $20,400,000 $56,800,000 $30,000,000 $26,800,000

DBGS 2018-C1

Benchmark 2018-B7

Benchmark 2018-B7

Deutsche Bank AG, New York Branch

CGCMT 2018-C6

BBCMS 2018-C2

Deutsche Bank AG, New York Branch

Benchmark 2018-B7

DBGS 2018-C1

BANK 2018-BNK15

BANK 2018-BNK15

Shelbourne Global Portfolio II	Serviced	N/A	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu	$15,000,000 $12,500,000 $10,000,000 $10,000,000 $4,000,000 $3,500,000

BBCMS 2018-C2

Cantor Commercial Real Estate Lending, L.P.

BBCMS 2018-C2

Cantor Commercial Real Estate Lending, L.P.

Cantor Commercial Real Estate Lending, L.P.

Cantor Commercial Real Estate Lending, L.P.

Zenith Ridge	Non-Serviced	CD 2018-CD7	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu	$35,000,000 $30,000,000 $10,000,000 $10,000,000 $5,000,000	CD 2018-CD7 MSC 2018-L1 BBCMS 2018-C2 BBCMS 2018-C2 BBCMS 2018-C2
Moffett Towers II – Building 1	Non-Serviced	Benchmark 2018-B6	Note A-1 Note A-2-1 Note A-2-2 Note A-3-1 Note A-3-2 Note A-4 Note A-5	Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note	Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu	$50,000,000 $25,000,000 $15,000,000 $26,000,000 $10,000,000 $22,000,000 $20,000,000	Benchmark 2018-B6 DBGS 2018-C1 Deutsche Bank AG, New York Branch Benchmark 2018-B6 Deutsche Bank AG, New York Branch BBCMS 2018-C2 WFCM 2018-C46
The Shops at Solaris	Non-Serviced	Benchmark 2018-B7	Note A-1 Note A-2	Control Note Non-Control Note	Pari Passu Pari Passu	$50,000,000 $20,000,000	Benchmark 2018-B7 BBCMS 2018-C2
One River Place	Serviced	N/A	Note A-1 Note A-2	Control Note Non-Control Note	Pari Passu Pari Passu	$15,000,000 $10,000,000	BBCMS 2018-C2 Barclays Bank PLC
Alex Park South	Non-Serviced	MSC 2018-L1	Note A-1 Note A-2	Control Note Non-Control Note	Pari Passu Pari Passu	$28,000,000 $14,900,000	MSC 2018-L1 BBCMS 2018-C2
Fair Oaks Mall	Non-Serviced	BANK 2018-BNK12	Note A-1-1 Note A-1-2 Note A-2-1 Note A-2-2 Note A-2-3 Note A-2-4 Note B-1 Note B-2	Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Non-Control Note Control Note Control Note	Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Pari Passu Subordinate Subordinate	$85,000,000 $28,750,000 $20,000,000 $20,625,000 $11,000,000 $9,625,000 $55,250,000 $29,750,000	BANK 2018-BNK12 BANK 2018-BNK13 WFCM 2018-C46 WFCM 2018-C46 BBCMS 2018-C2 Barclays Bank PLC Annaly CRE LLC Annaly CRE LLC

(1)       The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has or is expected to include the identified Mortgage Note(s).

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement.

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans.

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the issuing entity, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder.

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (a “Non-Controlling Holder”) (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the applicable special servicer or master servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan.

Sale of Defaulted Mortgage Loan.

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each

Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement.

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), or (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights.

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder.

With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan, one or more related Non-Control Notes will be included in the issuing entity, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described above.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer in respect of the applicable major decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File.

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan.

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and any Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

The Christiana Mall Whole Loan

General

The Christiana Mall Mortgage Loan (6.1%), is part of the Christiana Mall Whole Loan (as defined below) comprised of 16 promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The rights of the holders of the promissory notes evidencing the Christiana Mall Whole Loan (the “Christiana Mall Noteholders” ) are subject to an Intercreditor agreement (the “Christiana Mall Intercreditor Agreement” ). The following summaries describe certain provisions of the Christiana Mall Intercreditor Agreement and the BBCMS 2018-CHRS TSA (as defined below).

The Christiana Mall Mortgage Loan is evidenced by two senior pari passu promissory notes, Note A-1-C and Note A-1-E, with a Cut-off Date Balance of $54,840,000. The related Pari Passu Companion Loans (the “Christiana Mall Pari Passu Companion Loans”) and, together with the Christiana Mall Mortgage Loan, the “Christiana Mall Senior Loans”), have an original principal balance of $283,160,000 and are evidenced by 11 senior pari passu promissory notes. The Christiana Mall Mortgage Loan and the Christiana Mall Pari Passu Companion Loans are pari passu with each other in terms of priority. There are also three Subordinate Companion Loans (the “Christiana Mall Subordinate Companion Loans”), evidenced by the subordinate promissory Note  B-1 with an original principal balance of $106,000,000, Note B-2 with an original principal balance of $63,600,000 and Note B-3 with an original principal balance of $42,400,000. Neither the Christiana Mall Subordinate Companion Loans nor the Christiana Mall Pari Passu Companion Loans will be included in the issuing entity. The Christiana Mall Subordinate Companion Loans, together with the Christiana Mall Pari Passu Companion Loans, are referred to in this prospectus as the “Christiana Mall Companion Loans” and the Christiana Mall Mortgage Loan, together with the Christiana Mall Companion Loans, are referred to in this prospectus as the “Christiana Mall Whole Loan.” For further information regarding the notes see “Description of the Mortgage Pool—The Whole Loans—General—Whole Loan Control Notes and Non-Control Notes”.

Servicing

The Christiana Mall Whole Loan will be serviced by Wells Fargo Bank, National Association, as servicer (in such capacity, the “BBCMS 2018-CHRS Master Servicer”) and as special servicer (in such capacity, the “BBCMS 2018-CHRS Special Servicer”) pursuant to the terms of the BBCMS 2018-CHRS Trust and Servicing Agreement (the “BBCMS 2018-CHRS TSA”) between Barclays Commercial Mortgage Securities LLC, as depositor, the BBCMS 2018-CHRS Master Servicer, the BBCMS 2018-CHRS Special Servicer, Wells Fargo Bank, National Association, as certificate administrator, and Wilmington Trust, National Association, as trustee, in connection with the BBCMS 2018-CHRS Mortgage Trust, into which some of the Christiana Mall Pari Passu Companion Loans and each of the Christiana Mall Subordinate Companion Loans have been deposited (the “BBCMS 2018-CHRS Mortgage Trust”), and, subject to the terms of the Christiana Mall Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Christiana Mall Noteholder will be effected in accordance with the BBCMS 2018-CHRS TSA and the Christiana Mall Intercreditor Agreement.

The Christiana Mall Directing Holder (as defined below) will have the right to approve certain modifications and consent to certain actions to be taken with respect to the Christiana Mall Whole Loan, as more fully described below.

Application of Payments

The Christiana Mall Intercreditor Agreement sets forth the respective rights of the holders of the Christiana Mall Mortgage Loan and the Christiana Mall Companion Loans with respect to distributions of funds received in respect of the Christiana Mall Whole Loan, and provides, in general, that:

●    the Christiana Mall Mortgage Loan and Christiana Mall Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●    the Christiana Mall Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the Christiana Mall Mortgage Loan and Christiana Mall Pari Passu Companion Loans, and the rights of the holders of the Christiana Mall Subordinate Companion Loans to receive payments with respect to the Christiana Mall Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the Christiana Mall Mortgage Loan and Christiana Mall Pari Passu Companion Loans to receive payments with respect to the Christiana Mall Whole Loan;

●    all expenses and losses relating to the Christiana Mall Whole Loan will, to the extent not paid by the related borrower, be allocated first to the holders of the Christiana Mall Subordinate Companion Loans and second to the issuing entity, as holder of the Christiana Mall Mortgage Loan, and the holders of the Christiana Mall Pari Passu Companion Loans on a pro rata and pari passu basis;

●    all amounts tendered by the borrower or otherwise available for payment on the Christiana Mall Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the Christiana Mall Mortgage Loan and Christiana Mall Pari Passu Companion Loans (other than default interest) to the holders of the Christiana Mall Mortgage Loan and Christiana Mall Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the applicable note principal balances at a per annum rate equal the applicable net note rate;

Second, on a pro rata and pari passu basis, to the holders of each of the Christiana Mall Mortgage Loan and Christiana Mall Pari Passu Companion Loans, an amount equal to their respective percentage interests of all principal payments received, if any, with respect to the related monthly payment date, until their respective note principal balances have been reduced to zero;

Third, to pay accrued and unpaid interest on the Christiana Mall Subordinate Companion Loans (other than default interest) to each holder of a Christiana Mall Subordinate Companion Loan (together, the “Christiana Mall Subordinate Companion Loan Holders”) on a pro rata and pari passu basis in an amount equal to the accrued and unpaid interest on the outstanding note principal balance at the applicable net note rate;

Fourth, on a pro rata and pari passu basis, to each Christiana Mall Subordinate Companion Loan Holder, an amount equal to its percentage interest of all principal payments received, if any, with respect to the related monthly payment date, until its respective note principal balance has been reduced to zero;

Fifth, to pay any yield maintenance premium then due and payable on the Christiana Mall Mortgage Loan and Christiana Mall Pari Passu Companion Loans, on a pro rata and pari passu basis, then the Christiana Mall Subordinate Companion Loans, on a pro rata and pari passu basis;

Sixth, to pay default interest and late payment charges then due and owing under the Christiana Mall Whole Loan, all of which will be applied in accordance with the BBCMS 2018-CHRS TSA; and

Seventh, if any excess amount is available to be distributed in respect of the Christiana Mall Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through sixth, any remaining amount will be paid pro rata to each holder of the Christiana Mall Mortgage Loan, the Christiana Mall Pari Passu Companion Loans and the Christiana Mall Subordinate Companion Loans based on their respective initial note principal balances.

Consultation and Control

Pursuant to the Christiana Mall Intercreditor Agreement and the BBCMS 2018-CHRS TSA, the controlling note holder with respect to the Christiana Mall Whole Loan, as of any date of determination, is expected to be the BBCMS 2018-CHRS Mortgage Trust, so long as the Note A-1-A is included in the BBCMS 2018-CHRS Mortgage Trust. During a BBCMS 2018-CHRS Subordinate Control Period or a BBCMS 2018-CHRS Subordinate Consultation Period (each as defined below), a majority of the BBCMS 2018-CHRS Mortgage Trust Class E certificates (the “BBCMS 2018-CHRS Controlling Class”) will have the right at any time to appoint a representative (the “BBCMS 2018-CHRS Directing Holder”) which will be entitled to exercise consent and/or consultation rights under the Christiana Mall Intercreditor Agreement and the BBCMS 2018-CHRS TSA with respect to the Christiana Mall Whole Loan. The BBCMS 2018-CHRS Mortgage Trust closed on August 9, 2018, at which point there was no BBCMS 2018-CHRS Directing Holder in place under the BBCMS 2018-CHRS TSA.

The BBCMS 2018-CHRS Master Servicer and the BBCMS 2018-CHRS Special Servicer will be required to notify the Christiana Mall Directing Holder (or its designee) of certain major decisions (the “Christiana Mall Major Decisions”). The Christiana Mall Directing Holder will be entitled to advise (1) the BBCMS 2018-CHRS Special Servicer with respect to all Christiana Mall Major Decisions related to the Christiana Mall Whole Loan during a special servicing loan event (as defined in the BBCMS 2018-CHRS TSA) and (2) the BBCMS 2018-CHRS Special Servicer with respect to all Christiana Mall Major Decisions for which the BBCMS 2018-CHRS Master Servicer must obtain the consent or deemed consent of the BBCMS 2018-CHRS Special Servicer. Except as otherwise described in the Christiana Mall Intercreditor Agreement, (i) the BBCMS 2018-CHRS Master Servicer will not be permitted to implement any Christiana Mall Major Decision unless it has obtained the prior consent of the BBCMS 2018-CHRS Special Servicer and (ii) during a BBCMS 2018-CHRS Subordinate Control Period, the BBCMS 2018-CHRS Special Servicer will not be permitted to consent to the BBCMS 2018-CHRS Master Servicer’s implementing any Christiana Mall Major Decision nor will the BBCMS 2018-CHRS Special Servicer itself be permitted to implement any Christiana Mall Major Decision as to which the Christiana Mall Directing Holder has objected in writing within 10 Business Days after receipt of the written analysis and such additional information requested by the Christiana Mall Directing Holder as may be necessary in the reasonable judgment of the

Christiana Mall Directing Holder in order to make a judgment with respect to such Christiana Mall Major Decision. The Christiana Mall Directing Holder may also direct the BBCMS 2018-CHRS Special Servicer to take, or to refrain from taking, such other actions with respect to the Christiana Mall Whole Loan as the Christiana Mall Directing Holder may deem advisable.

Neither the BBCMS 2018-CHRS Master Servicer nor the BBCMS 2018-CHRS Special Servicer will be required to follow any advice or consultation provided by the Christiana Mall Directing Holder (or its representative) that would require or cause the BBCMS 2018-CHRS Master Servicer or BBCMS 2018-CHRS Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause the BBCMS 2018-CHRS Master Servicer or BBCMS 2018-CHRS Special Servicer, as applicable, to violate provisions of the Christiana Mall Intercreditor Agreement or the BBCMS 2018-CHRS TSA, require or cause the BBCMS 2018-CHRS Master Servicer or BBCMS 2018-CHRS Special Servicer, as applicable, to violate the terms of the Christiana Mall Whole Loan, or materially expand the scope of any of responsibilities of the BBCMS 2018-CHRS Master Servicer or BBCMS 2018-CHRS Special Servicer, as applicable, under the Christiana Mall Intercreditor Agreement or the BBCMS 2018-CHRS TSA.

In addition, for as long as the BBCMS 2018-CHRS Mortgage Trust securitization has not been terminated, pursuant to the terms of the Christiana Mall Intercreditor Agreement, after the termination of a subordinate consultation period (as described in the Christiana Mall Intercreditor Agreement, a “Christiana Mall Subordinate Consultation Period”) and for so long as such termination remains in effect), (1) the BBCMS 2018-CHRS Mortgage Trust (or the BBCMS 2018-CHRS Special Servicer acting on its behalf) will be required to provide to the holder of the Christiana Mall Mortgage Loan (i) notice, information and reports with respect to any Christiana Mall Major Decisions (similar to such notice, information and reports it is required to deliver to the Christiana Mall Directing Holder pursuant to the BBCMS 2018-CHRS TSA had the Christiana Mall Subordinate Consultation Period not been terminated) and (ii) a summary of the asset status report relating to the Christiana Mall Whole Loan (at the same time as it would have been required to deliver such summary to the Christiana Mall Directing Holder pursuant to the BBCMS 2018-CHRS TSA had the Christiana Mall Subordinate Consultation Period not been terminated) and (2) the BBCMS 2018-CHRS Mortgage Trust (or the BBCMS 2018-CHRS Special Servicer acting on its behalf) will be required to consult with the holder of the Christiana Mall Mortgage Loan (or its representative) on a strictly non-binding basis with respect to any Christiana Mall Major Decision or the implementation of any recommended actions in the summary of the asset status report relating to the Christiana Mall Whole Loan, and consider alternative actions recommended by the holder of the Christiana Mall Mortgage Loan (or its representative); provided that after the expiration of a period of 10 business days from the delivery by the BBCMS 2018-CHRS Mortgage Trust to the holder of the Christiana Mall Mortgage Loan (or its representative) by written notice of a proposed action, together with copies of the notice, information and report required to be provided, the BBCMS 2018-CHRS Mortgage Trust (or the BBCMS 2018-CHRS Special Servicer acting on its behalf) will no longer be obligated to consult with such holder of the Christiana Mall Mortgage Loan (or its representative), whether or not such holder of the Christiana Mall Mortgage Loan (or its representative) has responded within such 10 business day period (unless, the BBCMS 2018-CHRS Mortgage Trust (or the BBCMS 2018-CHRS Special Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating to such proposal). Notwithstanding the consultation rights of the holder of the Christiana Mall Mortgage Loan (or its representative) described above, the BBCMS 2018-CHRS Mortgage Trust (or the BBCMS 2018-CHRS Special Servicer acting on its behalf) may make any Christiana Mall Major Decision or take any action set forth in the asset status report before the expiration of the 10 business day consultation period if the BBCMS 2018-CHRS Mortgage Trust (or the BBCMS 2018-CHRS Special Servicer acting on its behalf) determines that immediate action with respect thereto is necessary to protect the interests of the holders of the Christiana Mall Whole Loan. The BBCMS 2018-CHRS Mortgage Trust (or the BBCMS 2018-CHRS Special Servicer acting on its behalf) will not be obligated at any time to follow or take any alternative actions recommended by the holder of the Christiana Mall Mortgage Loan (or its representative).

A “BBCMS 2018-CHRS Subordinate Control Period” means with respect to the BBCMS 2018-CHRS Mortgage Trust Class E certificates and any date of determination, any period when the certificate balance of the BBCMS 2018-CHRS Mortgage Trust Class E certificates on such date (taking into account the application of appraisal reduction amounts to notionally reduce the certificate balance of such class of certificates) is at least 25% of the initial certificate balance of such class of certificates.

A “BBCMS 2018-CHRS Subordinate Consultation Period” means any period when (i) BBCMS 2018-CHRS Subordinate Control Period is no longer in effect and (ii) the certificate balance of the BBCMS 2018-CHRS Mortgage Trust Class E certificates is less than 25% of the initial certificate balance of such class of certificates, without regard to the application of any appraisal reduction amounts allocated to such class of certificates.

When the certificate balance of the BBCMS 2018-CHRS Mortgage Trust Class E certificates (without regard to the application of appraisal reduction amounts to notionally reduce the certificate balance of such class of certificates) is less than 25% of the initial certificate balance of such class of certificates, the BBCMS 2018-CHRS Directing Certificateholder will have no consent or consultation rights under the BBCMS 2018-CHRS TSA except for such rights available to it as a certificateholder and such other rights that are available to it in accordance with the BBCMS 2018-CHRS TSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Christiana Mall Intercreditor Agreement and the BBCMS 2018-CHRS TSA, if an event of default has occurred and is continuing, and if the BBCMS 2018-CHRS Mortgage Trust (or the BBCMS 2018-CHRS Special Servicer acting on its behalf) determines to sell the Christiana Mall Mortgage Loan and the Christiana Mall Companion Loans, then the BBCMS 2018-CHRS Special Servicer will have the right and obligation, subject to any rights of the Christiana Mall Directing Holder under the BBCMS 2018-CHRS TSA, to sell the Christiana Mall Mortgage Loan together with the Christiana Mall Companion Loans as notes evidencing one whole loan in accordance with the terms of the Christiana Mall Intercreditor Agreement and the BBCMS 2018-CHRS TSA. In connection with any such sale, the BBCMS 2018-CHRS Special Servicer will be required to follow the procedures set forth in the Christiana Mall Intercreditor Agreement and the BBCMS 2018-CHRS TSA, including the provision that requires 15 business days’ prior written notice to the holders of the Christiana Mall Subordinate Companion Loans of the BBCMS 2018-CHRS Special Servicer’s intention to sell the Christiana Mall Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Christiana Mall Intercreditor Agreement and the BBCMS 2018-CHRS TSA, during the BBCMS 2018-CHRS Subordinate Control Period, the Christiana Mall Directing Holder (or its representative) will have the right, at any time and from time to time, with or without cause, to replace the BBCMS 2018-CHRS Special Servicer then acting with respect to the Christiana Mall Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holders of the Christiana Mall Mortgage Loan, the Christiana Mall Pari Passu Companion Loans or the Christiana Mall Subordinate Companion Loans (or their representatives).

The Fair Oaks Mall Whole Loan

General

The Fair Oaks Mall Mortgage Loan (1.2%), is part of a Whole Loan evidenced by eight promissory notes, each of which is secured by the same mortgage instrument on the same Mortgaged Property, with an aggregate initial principal amount of $260,000,000. Note A-2-3, with an initial principal balance of $11,000,000 (the “Fair Oaks Mall Mortgage Loan” or the “Fair Oaks Mall Trust Note”), will be deposited into this securitization.

The Fair Oaks Mall Whole Loan (as defined below) is evidenced by (i) the Fair Oaks Mall Mortgage Loan, (ii) five senior promissory notes designated as Note A-1-1, Note A-1-2, Note A-2-1, Note A-2-2 and Note A-2-4 (the “Fair Oaks Mall Pari Passu Companion Loans”), which have an aggregate initial principal balance of $164,000,000, and (iii) two subordinate promissory notes designated as Note B-1 and Note B-2 (the “Fair Oaks Mall B Notes” and, together with the Fair Oaks Mall Pari Passu Companion Loans, the “Fair Oaks Mall Companion Loans”), which have an aggregate initial principal balance of $85,000,000.

The Fair Oaks Mall Mortgage Loan, the Fair Oaks Mall Pari Passu Companion Loans and the Fair Oaks Mall B Notes are collectively referred to as the “Fair Oaks Mall Whole Loan”. The Fair Oaks Mall Mortgage

Loan and the Fair Oaks Mall Pari Passu Companion Loans are collectively referred to as the “Fair Oaks Mall A Notes”. The Fair Oaks Mall Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Fair Oaks Mall Mortgage Loan. The Fair Oaks Mall B Notes are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the Fair Oaks Mall A Notes.

Only the Fair Oaks Mall Trust Note is included in the issuing entity. The Fair Oaks Mall Pari Passu Companion Loans represented by Note A-1-1 and Note A-1-2 were contributed, respectively, to the BANK 2018-BNK12 securitization transaction and the BANK 2018-BNK13 securitization transaction. The Fair Oaks Mall Pari Passu Companion Loans represented by Note A-2-1 and Note A-2-2 were contributed, to the WFCM 2018-C46 securitization transaction The Fair Oaks Mall Pari Passu Companion Loan represented by Note A-2-4 is currently held by Barclays Bank PLC, but is expected to be contributed to a future securitization transaction. The Fair Oaks Mall B Notes are currently held by Annaly CRE LLC.

The holders of the promissory notes evidencing the Fair Oaks Mall Whole Loan (the “Fair Oaks Mall Noteholders”) have entered into an Intercreditor Agreement (the “Fair Oaks Mall Intercreditor Agreement”) that sets forth the respective rights of each Fair Oaks Mall Noteholder. The following summaries describe certain provisions of the Fair Oaks Mall Intercreditor Agreement.

Servicing

The Fair Oaks Mall Whole Loan (including the Fair Oaks Mall Mortgage Loan) and any related REO Property will be serviced and administered by the applicable Non-Serviced Master Servicer and, if necessary, the applicable Non-Serviced Special Servicer, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Fair Oaks Mall Mortgage Loan”, but subject to the terms of the Fair Oaks Mall Intercreditor Agreement.

Advances

The applicable master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Fair Oaks Mall Mortgage Loan (but not on any of the Fair Oaks Mall Companion Loans) pursuant to the terms of the PSA, unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Fair Oaks Mall Mortgage Loan. Principal and interest advances in respect of the Fair Oaks Companion Loans and property protection advances in respect of the Fair Oaks Mall Whole Loan will be made as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Fair Oaks Mall Mortgage Loan”.

Application of Payments

The Fair Oaks Mall Intercreditor Agreement sets forth the respective rights of the holder of Fair Oaks Mall Mortgage Loan and the holders of the Fair Oaks Mall Companion Loans with respect to distributions of funds received in respect of the Fair Oaks Mall Whole Loan, and provides, in general, that the Fair Oaks Mall B Notes and the respective rights of the holders of the Fair Oaks Mall B Notes to receive payments of interest, principal and other amounts with respect to each Fair Oaks Mall B Note, respectively, will at all times be junior, subject and subordinate to the Fair Oaks Mall A Notes and the respective rights of the holders of the Fair Oaks Mall A Notes to receive payments of interest, principal and other amounts with respect to each Fair Oaks Mall A Note, respectively, as and to the extent set forth in the Fair Oaks Mall Intercreditor Agreement.

If no Fair Oaks Mall Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment on the Fair Oaks Mall Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the applicable Non-Serviced Master Servicer in the following order of priority:

●     first, to the holders of the Fair Oaks Mall A Notes (the “Fair Oaks Mall A Noteholders”), pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the respective principal balances of the Fair Oaks Mall A Notes, at the applicable note interest rate;

●     second, to the Fair Oaks Mall A Noteholders, pro rata (based on the respective principal balances of the Fair Oaks Mall A Notes) in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to such monthly payment date with respect to the Fair Oaks Mall Whole Loan allocated as principal on the Fair Oaks Mall Whole Loan and payable to the noteholders, until the principal balance of each Fair Oaks Mall A Note has been reduced to zero;

●     third, to the Fair Oaks Mall A Noteholders, pro rata (based on their respective entitlements) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such Fair Oaks Mall A Noteholders including any advances paid from sources other than collections and not previously reimbursed by the borrower (or paid or advanced by the applicable master servicer or the applicable special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to the Fair Oaks Mall Whole Loan pursuant to the Fair Oaks Mall Intercreditor Agreement or the BANK 2018-BNK12 PSA;

●     fourth, if the proceeds of any foreclosure sale or any liquidation of the Fair Oaks Mall Whole Loan or the Fair Oaks Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third and, as a result of a written modification, waiver, amendment, restructuring or workout of the Fair Oaks Mall Whole Loan (a “Fair Oaks Mall Workout”) the aggregate principal balance of the Fair Oaks Mall A Notes has been reduced, such excess amount will be paid to the Fair Oaks Mall A Noteholders pro rata (based on the respective principal balances of the Fair Oaks Mall A Notes) in an aggregate amount up to the reduction, if any, of the respective principal balances of the Fair Oaks Mall A Notes as a result of such Fair Oaks Mall Workout, plus interest on such aggregate amount at the related note interest rate;

●     fifth, to the extent the holders of the Fair Oaks Mall B Notes (the “Fair Oaks Mall B Noteholders”) have made any payments or advances to cure defaults pursuant to the Fair Oaks Mall Intercreditor Agreement, to reimburse such Fair Oaks Mall B Noteholders for all such cure payments;

●     sixth, to the Fair Oaks Mall B Noteholders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the respective principal balances of the Fair Oaks Mall B Notes at the applicable note interest rate;

●     seventh, to the Fair Oaks Mall B Noteholders, pro rata (based on the respective principal balances of the Fair Oaks Mall B Notes) in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to such monthly payment date with respect to the Fair Oaks Mall Whole Loan allocated as principal on the Fair Oaks Mall Whole Loan and payable to the noteholders, remaining after giving effect to the allocation in clause second above, until the principal balance of each Fair Oaks Mall B Note has been reduced to zero;

●     eighth, if the proceeds of any foreclosure sale or any liquidation of the Fair Oaks Mall Whole Loan or the Fair Oaks Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a Fair Oaks Mall Workout the aggregate principal balance of the Fair Oaks Mall B Notes has been reduced, such excess amount will be required to be paid to the Fair Oaks Mall B Noteholders pro rata (based on the respective principal balances of the Fair Oaks Mall B Notes) in an aggregate amount up to the reduction, if any, of the respective principal balances of the Fair Oaks Mall B Notes as a result of such Fair Oaks Mall Workout, plus interest on such aggregate amount at the related note interest rate;

●     ninth, to the Fair Oaks Mall A Noteholders, pro rata (based on the respective principal balances of the Fair Oaks Mall A Notes) in an aggregate amount equal to the product of (i) the Fair Oaks Mall Note A Percentage Interest multiplied by (ii) the Fair Oaks Mall Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

●     tenth, to the Fair Oaks Mall B Noteholders, pro rata (based on the respective principal balances of the Fair Oaks Mall B Notes) in an aggregate amount equal to the product of (i) the Fair Oaks Mall Note B Percentage Interest multiplied by (ii) the Fair Oaks Mall Note B Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

●     eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the BANK 2018-BNK12 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the applicable master servicer or applicable special servicer, as applicable (in each case provided that such reimbursements or payments relate to the Fair Oaks Mall Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the Fair Oaks Mall A Noteholders and the Fair Oaks Mall B Noteholders in accordance with the Fair Oaks Mall Note A Percentage Interest and the Fair Oaks Mall Note B Percentage Interest, respectively, with the amount distributed to the Fair Oaks Mall A Noteholders to be allocated pro rata based on the respective principal balances of the Fair Oaks Mall A Notes, and with the amount distributed to the Fair Oaks Mall B Noteholders to be allocated pro rata based on the respective principal balances of the Fair Oaks Mall B Notes; and

●     twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the Fair Oaks Mall Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount will be paid pro rata to the Fair Oaks Mall A Noteholders and the Fair Oaks Mall B Noteholders in accordance with the initial Fair Oaks Mall Note A Percentage Interest and the initial Fair Oaks Mall Note B Percentage Interest, respectively, with the amount distributed to the Fair Oaks Mall A Noteholders to be allocated pro rata based on the respective principal balances of the Fair Oaks Mall A Notes, and with the amount distributed to the Fair Oaks Mall B Noteholders to be allocated pro rata based on the respective principal balances of the Fair Oaks Mall B Notes.

Upon the occurrence and continuance of a Fair Oaks Mall Sequential Pay Event, amounts tendered by the borrower or otherwise available for payment on the Fair Oaks Mall Whole Loan or the Fair Oaks Mall Mortgaged Property or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

●         first, to the Fair Oaks Mall A Noteholders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the respective principal balances on the Fair Oaks Mall A Notes, at the applicable note interest rate;

●         second, to the Fair Oaks Mall A Noteholders, pro rata (based on the respective principal balances of the Fair Oaks Mall A Notes), until the principal balance of each Fair Oaks Mall A Note has been reduced to zero;

●         third, to the Fair Oaks Mall A Noteholders, pro rata (based on their respective entitlements) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such Fair Oaks Mall A Noteholders including any advances paid from sources other than collections, in each case to the extent reimbursable by the borrower but not previously reimbursed by the borrower (or paid or advanced by any the applicable master servicer or applicable special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer), with respect to the Fair Oaks Mall Whole Loan pursuant to the Fair Oaks Mall Intercreditor Agreement or the BANK 2018-BNK12 PSA;

●         fourth, to the Fair Oaks Mall A Noteholders, pro rata (based on the respective principal balances of the Fair Oaks Mall A Notes) in an aggregate amount equal to the product of (i) the Fair Oaks Mall Note A Percentage Interest multiplied by (ii) the Fair Oaks Mall Note A Relative Spread, and (iii) any prepayment premium to the extent paid by the borrower;

●         fifth, if the proceeds of any foreclosure sale or any liquidation of the Fair Oaks Mall Whole Loan or the Fair Oaks Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a Fair Oaks Mall Workout the aggregate principal balance of the Fair Oaks Mall A Notes has been reduced, such excess amount will be required to be paid to the Fair Oaks Mall A Noteholders pro rata (based on the respective principal balances of the Fair Oaks Mall A Notes) in an aggregate amount up to the reduction, if any, of the respective principal balances of the Fair Oaks Mall A Notes as a result of such Fair Oaks Mall Workout, plus interest on such aggregate amount at the related note interest rate;

●         sixth, to the extent the Fair Oaks Mall B Noteholders have made any payments or advances to cure defaults pursuant to the Fair Oaks Mall Intercreditor Agreement, to reimburse the Fair Oaks Mall B Noteholders for all such cure payments; and to the Fair Oaks Mall B Noteholders in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid each Fair Oaks Mall B Noteholder, in each case to the extent reimbursable by, but not previously reimbursed by, the Fair Oaks Mall Mortgage Loan Borrower;

●         seventh, to the Fair Oaks Mall B Noteholders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the respective principal balances of the Fair Oaks Mall B Notes at the applicable note interest rate;

●         eighth, to the Fair Oaks Mall B Noteholders, pro rata (based on the respective principal balances of the Fair Oaks Mall B Notes), until the principal balance of each Fair Oaks Mall B Note has been reduced to zero;

●         ninth, to the Fair Oaks Mall B Noteholders, pro rata (based on the respective principal balances of the Fair Oaks Mall B Notes) in an aggregate amount equal to the product of (i) the Fair Oaks Mall Note B Percentage Interest multiplied by (ii) the Fair Oaks Mall Note B Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

●         tenth, if the proceeds of any foreclosure sale or any liquidation of the Fair Oaks Mall Whole Loan or the Fair Oaks Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth and, as a result of a Fair Oaks Mall Workout the aggregate principal balance of the Fair Oaks Mall B Notes has been reduced, such excess amount will be paid to the Fair Oaks Mall B Noteholders pro rata (based on the respective principal balances of the Fair Oaks Mall B Notes) in an aggregate amount up to the reduction, if any, of the respective principal balances of the Fair Oaks Mall B Notes as a result of such Fair Oaks Mall Workout, plus interest on such aggregate amount at the related note interest rate;

●         eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the BANK 2018-BNK12 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the applicable master servicer or applicable special servicer, as applicable (in each case provided that such reimbursements or payments relate to the Fair Oaks Mall Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the Fair Oaks Mall A Noteholders and the Fair Oaks Mall B Noteholders in accordance with the Fair Oaks Mall Note A Percentage Interest and the Fair Oaks Mall Note B Percentage Interest, respectively, with the amount distributed to the Fair Oaks Mall A Noteholders to be allocated pro rata based on the respective principal balances of the Fair Oaks Mall A Notes, and with the amount distributed to the Fair Oaks Mall B Noteholders to be allocated pro rata based on the respective principal balances of the Fair Oaks Mall B Notes; and

●         twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the Fair Oaks Mall Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount will be paid pro rata to the Fair Oaks Mall A Noteholders and the Fair Oaks Mall B Noteholders in accordance with the Fair Oaks Mall Note A Percentage Interest and the Fair Oaks Mall Note B Percentage Interest, respectively, with the amount distributed to the Fair Oaks Mall A Noteholders to be allocated pro rata based on the respective principal balances of the Fair Oaks Mall A Notes, and with the amount distributed to the Fair Oaks Mall B Noteholders to be allocated pro rata based on the respective principal balances of the Fair Oaks Mall B Notes.

“Fair Oaks Mall Note A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the aggregate principal balance of the Fair Oaks Mall A Notes, and the denominator of which is the sum of the aggregate principal balance of the Fair Oaks Mall A Notes and the aggregate principal balance of the Fair Oaks Mall B Notes.

“Fair Oaks Mall Note A Rate” means 4.2580%.

“Fair Oaks Mall Note A Relative Spread” means the ratio of the Fair Oaks Mall Note A Rate to the weighted average of the Fair Oaks Mall Note A Rate and the Fair Oaks Mall Note B Rate.

“Fair Oaks Mall Note B Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the aggregate principal balance of the Fair Oaks Mall B Notes, and the denominator of which is the sum of the aggregate principal balance of the Fair Oaks Mall A Notes and the aggregate principal balance of the Fair Oaks Mall B Notes.

“Fair Oaks Mall Note B Rate” means 7.50%.

“Fair Oaks Mall Note B Relative Spread” means the ratio of the Fair Oaks Mall Note B Rate to the weighted average of the Fair Oaks Mall Note A Rate and the Fair Oaks Mall Note B Rate.

“Fair Oaks Mall Sequential Pay Event” means any event of default with respect to an obligation to pay money due under the Fair Oaks Mall Whole Loan, any other event of default for which the Fair Oaks Mall Whole Loan is actually accelerated or any other event of default which causes the Fair Oaks Mall Whole Loan to become a specially serviced mortgage loan, or any bankruptcy or insolvency event that constitutes an event of default under the related mortgage loan documents; provided, however, that unless the applicable Non-Serviced Master Servicer or the BNK12 Fair Oaks Mall Special Servicer, as applicable, has notice or knowledge of such event at least 10 Business Days prior to the applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Fair Oaks Mall Whole Loan. A Fair Oaks Mall Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by the Fair Oaks Mall B Noteholders in accordance with the Fair Oaks Mall Intercreditor Agreement) and will not be deemed to exist to the extent the Fair Oaks Mall B Noteholders are exercising their cure rights under the Fair Oaks Mall Intercreditor Agreement or the default that led to the occurrence of such Fair Oaks Mall Sequential Pay Event has otherwise been cured or waived.

“BNK12 Fair Oaks Mall Special Servicer” means AEGON USA Realty Advisors, LLC.

Consultation and Control

Pursuant to the Fair Oaks Mall Intercreditor Agreement, the controlling holder with respect to the Fair Oaks Mall Mortgaged Property (the “Fair Oaks Mall Controlling Noteholder”), as of any date of determination, will be (i) the holder or holders of a majority of the Fair Oaks Mall B Notes (by principal balance), unless a Fair Oaks Mall B Note Control Appraisal Period has occurred and is continuing, (ii) if and for so long as a Fair Oaks Mall B Note Control Appraisal Period has occurred and is continuing, the holder of the Note A-1-1 Fair Oaks Mall Pari Passu Companion Loan (the “Fair Oaks Mall Trust Noteholder”); provided that at any time the Fair Oaks Mall Trust Noteholder is the Fair Oaks Mall Controlling Noteholder and the Note A-1-1 Fair Oaks Mall Pari Passu Companion Loan is included in the BANK 2018-BNK12 securitization transaction, references to “Fair Oaks Mall Controlling Noteholder” will mean the directing certificateholder or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the Fair Oaks Mall Intercreditor Agreement, as and to the extent provided in the BANK 2018-BNK12 PSA; and provided further that, if the Fair Oaks Mall B Noteholders would be the Fair Oaks Mall Controlling Noteholder pursuant to the terms hereof, but any interest in any of the Fair Oaks Mall B Notes is held by the borrower or a Fair Oaks Mall Borrower Related Party, or the borrower or the Fair Oaks Mall Borrower Related Party would otherwise be entitled to exercise the rights of the Controlling Noteholder in respect of any of the Fair Oaks Mall B Notes, then a Fair Oaks Mall B Note Control Appraisal Period will be deemed to have occurred. The holder of a majority of the Fair Oaks Mall B Note is the Fair Oaks Mall Controlling Noteholder as of the Closing Date.

“Fair Oaks Mall Major Decision” means any major decision as defined in the Fair Oaks Mall Intercreditor Agreement.

“Fair Oaks Mall B Note Control Appraisal Period” means any period with respect to the Fair Oaks Mall Whole Loan, if and for so long as:

(a) (1) the sum of the aggregate initial principal balances of the Fair Oaks Mall B Notes, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Fair Oaks Mall B Notes after the date of creation of the Fair Oaks Mall B

Notes, (y) any appraisal reduction amount under the BANK 2018-BNK12 PSA for the Fair Oaks Mall Whole Loan that is allocated to the Fair Oaks Mall B Notes and (z) any losses realized with respect to the Fair Oaks Mall Mortgaged Property or the Fair Oaks Mall Whole Loan that are allocated to the Fair Oaks Mall B Notes, is less than

(b) 25% of the remainder of (i) the sum of the aggregate initial principal balances of the Fair Oaks Mall B Notes less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Fair Oaks Mall B Noteholders on each Fair Oaks Mall B Note, respectively, after the date of creation of such Fair Oaks Mall B Notes, provided that a Fair Oaks Mall B Note Control Appraisal Period will terminate upon the occurrence of a cure by the Fair Oaks Mall B Noteholders pursuant to the terms of the Fair Oaks Mall Intercreditor Agreement.

“Fair Oaks Mall Borrower Related Party” means, with respect to the Fair Oaks Mall Mortgage Loan, (i) (a) the borrower or (b) any direct or indirect parent of the borrower or (c) any affiliate of the borrower or (d) any affiliate of any direct or indirect parent of the borrower, (ii) any entity that is a holder of debt secured by direct or indirect ownership interests in the borrower or any affiliate of the holder of such debt, or (iii) any entity that is a holder of a preferred equity interest in the borrower or any affiliate of a holder of such preferred equity.

The Fair Oaks Mall B Noteholders, acting unanimously, are entitled to avoid a Fair Oaks Mall B Note Control Appraisal Period caused by application of an appraisal reduction amount under the BANK 2018-BNK12 PSA upon the satisfaction of certain conditions (within 30 days of the applicable Non-Serviced Master Servicer’s or BNK12 Fair Oaks Mall Special Servicer’s, as applicable, receipt of a third party appraisal that indicates such Fair Oaks Mall Control Appraisal Period has occurred) including delivery to the applicable Non-Serviced Master Servicer’s or BNK12 Fair Oaks Mall Special Servicer’s, as applicable, of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution(s) that meets the rating requirements as described in the Fair Oaks Mall Intercreditor Agreement, in each case, in an amount which, when added to the appraised value of the Fair Oaks Mall Mortgaged Property as determined pursuant to the BANK 2018-BNK12 PSA, would cause the applicable Fair Oaks Mall Control Appraisal Period not to occur.

Pursuant to the terms of the Fair Oaks Mall Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Fair Oaks Mall Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Fair Oaks Mall Major Decision has been requested or proposed or any fact or circumstance has occurred requiring that a Fair Oaks Mall Major Decision be made, or if the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as applicable, otherwise intends to make a Fair Oaks Mall Major Decision, at least 10 business days prior to taking action with respect to such Fair Oaks Mall Major Decision, the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as applicable, must receive the written consent of the Fair Oaks Mall Controlling Noteholder (or its representative) before implementing a decision with respect to such Fair Oaks Mall Major Decision; provided, that if the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as the case may be, does not receive a response within 7 business days of its delivery of notice of a Fair Oaks Mall Major Decision, the Fair Oaks Mall Trust Noteholder (or the BNK12 Fair Oaks Mall Special Servicer acting on its behalf) is required to deliver a second notice to the Fair Oaks Mall Controlling Noteholder, and if the Fair Oaks Mall Controlling Noteholder does not respond within 3 business days of receipt of such second notice, it will have no further consent rights with respect to the specific action set forth in such notice; provided, further, that such failure to reply will not affect the rights of the Fair Oaks Mall Controlling Noteholder to consent to any future actions. Notwithstanding the foregoing, if a failure to take any such action at such time would be inconsistent with the servicing standard under the BANK 2018-BNK12 PSA, the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as the case may be, may take actions with respect to the Fair Oaks Mall Mortgaged Property before obtaining the consent of the Fair Oaks Mall Controlling Noteholder (or its representative) if the applicable servicer reasonably determines in accordance with the applicable servicing standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Fair Oaks Mall Noteholders, and the applicable servicer has made a reasonable effort to contact the Fair Oaks Mall Controlling Noteholder (or its representative). In addition, at any time the Note B Holder is the Controlling Noteholder, any consent request to terminate the collateral Macy’s lease as contemplated in the Mortgage Loan documents will also require the consent (or deemed consent) of the Note A-1-1 Holder (or the Directing Certificateholder) in addition to the consent (or deemed consent) of the Controlling Noteholder (or its representative), and the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as applicable, will be required to copy the Note A-1-1 Holder (or the Directing Certificateholder) on any notice of such consent request sent to the Controlling Noteholder and its representative; the same notice and timing requirements described above with respect to the Controlling Noteholder (or its representative) will apply to such requests for consent of the Note A-1-1 Holder (or the Directing Certificateholder). If any such consent request is made pursuant to the preceding sentence, the Note A-1-1 Holder must consult with the Controlling Noteholder (or its representative) on a non-binding basis prior to affirmatively consenting to or withholding consent to such consent request.

Notwithstanding the foregoing, the Fair Oaks Mall Trust Noteholder (or the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as the case may be, acting on its behalf) is not required to follow any advice or consultation provided by the Fair Oaks Mall Controlling Noteholder (or its representative) that would require or cause the Fair Oaks Mall Trust Noteholder (or the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as the case may be, acting on its behalf) to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause the Fair Oaks Mall Trust Noteholder (or the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as the case may be, acting on its behalf) to violate provisions of the Fair Oaks Mall Intercreditor Agreement or the BANK 2018-BNK12 PSA, require or cause the Fair Oaks Mall Trust Noteholder (or the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as the case may be, acting on its behalf) to violate the terms of the Fair Oaks Mall Whole Loan, or materially expand the scope of the responsibilities of the Fair Oaks Mall Trust Noteholder (or the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as the case may be, acting on its behalf) under the Fair Oaks Mall Intercreditor Agreement or the BANK 2018-BNK12 PSA.

The BNK12 Fair Oaks Mall Special Servicer will be required to provide copies to each Fair Oaks Mall Noteholder that is not the Fair Oaks Mall Controlling Noteholder of any notice, information and report that is required to be provided to the Fair Oaks Mall Controlling Noteholder pursuant to the BANK 2018-BNK12 PSA with respect to any Fair Oaks Mall Major Decisions or the implementation of any recommended actions outlined in an asset status report within the same time frame such notice, information and report is required to be provided to the Fair Oaks Mall Controlling Noteholder, and at any time the Fair Oaks Mall Controlling Noteholder is the Fair Oaks Mall Trust Noteholder, the BNK12 Fair Oaks Mall Special Servicer will be required to consult with each other Fair Oaks Mall A Noteholder (a “Non-Controlling Fair Oaks Mall A Noteholder”) on a strictly non-binding basis, to the extent having received such notices, information and reports, any Non-Controlling Fair Oaks Mall A Noteholder requests consultation with respect to any such Fair Oaks Mall Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such Non-Controlling Fair Oaks Mall A Noteholder; provided that after the expiration of a period of 10 business days from the delivery to any Non-Controlling Fair Oaks Mall A Noteholder by the BNK12 Fair Oaks Mall Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the applicable special servicer will no longer be obligated to consult with such Non-Controlling Fair Oaks Mall A Noteholder, whether or not such Non-Controlling Fair Oaks Mall A Noteholder has responded within such 10 business day period (unless, the BNK12 Fair Oaks Mall Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Upon securitization of the Fair Oaks Mall A Notes other than the Fair Oaks Mall Trust Note, references in this paragraph to the Non-Controlling Fair Oaks Mall A Noteholder as such term relates to the Fair Oaks Mall A Noteholder will mean the related holders of the majority of the class of securities issued in such securitization designated as the “controlling class” pursuant to the related servicing agreement or their duly appointed representative.

In addition to the consultation rights provided in the immediately preceding paragraph, at any time the Fair Oaks Mall Controlling Noteholder is the Fair Oaks Mall Trust Noteholder, each other Fair Oaks Mall A Noteholder will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the applicable Non-Serviced Master Servicer) with the Fair Oaks Mall Trust Noteholder (or the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer acting on its behalf), upon reasonable notice and at times reasonably acceptable to the applicable Non-Serviced Master Servicer or BNK12 Fair Oaks Mall Special Servicer, as applicable, in which servicing issues related to the Fair Oaks Mall Mortgage Loan are discussed.

Sale of Defaulted Whole Loan

If an event of default under the Fair Oaks Mall Whole Loan has occurred and is continuing, the BNK12 Fair Oaks Mall Special Servicer may, in accordance with the terms and provisions of the BANK 2018-BNK12 PSA and subject to the related servicing standard, elect to sell (1) the Fair Oaks Mall Whole Loan, subject to the consent right of the Controlling Noteholder (or its representative), in which case such sale would include each of the Fair Oaks Mall A Notes and each of the Fair Oaks Mall B Notes, as determined by the BNK12 Fair Oaks Mall Special Servicer in accordance with the related servicing standard (taking into account the subordinate nature of the Fair Oaks Mall B Notes) or (2) each of the Fair Oaks Mall A Notes together, in which case the BNK12 Fair Oaks Mall Special Servicer will be required to provide notice to each Other Master Servicer who will provide notice to the related Non-Controlling Fair Oaks Mall A Noteholder of the planned sale and of such Non-Controlling A Noteholder’s opportunity to submit an offer on Note A-1-1, Note A-1-2, Note A-2-1, Note A-2-2, Note A-2-3 and Note A-2-4 together.

Cure Rights

In the event that there is (a) a monetary event of default beyond applicable notice and grace periods with respect to the Fair Oaks Mall Whole Loan or (b) a non-monetary event of default beyond applicable notice and grace periods with respect to the Fair Oaks Mall Whole Loan, then the holders of the Fair Oaks Mall B Noteholders will have the right, acting unanimously, but not the obligation, to: (A) cure such monetary event of default within 7 business days following the receipt of notice of such default and (B) cure such non-monetary event of default within the later of (i) the expiration date of the cure period afforded to the borrower under the Mortgage Loan documents and (ii) 30 days following receipt of notice of such default; provided that under certain circumstances the cure period with respect to a non-monetary event of default may be extended by up to 90 days. If the Fair Oaks Mall B Noteholders elect to cure a default by way of a payment of money (a “Fair Oaks Mall Cure Payment”), the Fair Oaks Mall B Noteholders will be required to make such Fair Oaks Mall Cure Payment as directed by the applicable master servicer or the applicable special servicer and such Fair Oaks Mall Cure Payment is required to include reimbursement for all advances, fees or interest paid by the applicable master servicer or the applicable special servicer or the holders of the Fair Oaks Mall Pari Passu Companion Loans. So long as an event of default exists that is being cured by the Fair Oaks Mall B Noteholders and the applicable cure period has not expired, the default will not be treated as a Fair Oaks Mall Sequential Pay Event (i) for purposes of “—Application of Payments” above, (ii) for purposes of triggering an acceleration of the Fair Oaks Mall Whole Loan or commencing foreclosure proceedings or similar legal proceedings with respect to the related Mortgaged Property, or (iii) for purposes of treating the Fair Oaks Mall Whole Loan as a specially serviced loan under the BANK 2018-BNK12 PSA. Notwithstanding anything to the contrary, the right of the Fair Oaks Mall B Noteholders to cure a default will be limited to a combined total of 6 cures of monetary defaults, no more than 4 of which may be consecutive, and 6 non-monetary defaults over the term of the Fair Oaks Mall Whole Loan.

Purchase Option

After the occurrence and delivery of a notice of an event of default or a servicing transfer event, the Fair Oaks Mall B Noteholders, acting unanimously, will have the right, by written notice to the Fair Oaks Mall A Noteholders (a “Fair Oaks Mall Purchase Notice”), to purchase in immediately available funds, (x) the Fair Oaks Mall A Notes in whole, but not in part, at the applicable defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is the borrower or an affiliate of the borrower). Upon delivery of the Fair Oaks Mall Purchase Notice to the then-current Fair Oaks Mall A Noteholders, such Fair Oaks Mall A Noteholders will be required to sell (and the requesting purchaser will be required to purchase) the Fair Oaks Mall A Notes at the applicable defaulted mortgage loan purchase price, on a date (the “Defaulted Fair Oaks Mall Purchase Date”) not less than 10 and not more than 60 days after the date of the Fair Oaks Mall Purchase Notice. The failure of the Fair Oaks Mall B Noteholders to purchase the Fair Oaks Mall A Notes on the Defaulted Fair Oaks Mall Purchase Date will result in the termination of such right with respect to the event of default or servicing transfer event that gave rise to such right. The Fair Oaks

Mall B Noteholders have agreed that the sale of the Fair Oaks Mall A Notes will comply with all requirements of the BANK 2018-BNK12 PSA and that all costs and expenses related thereto will be paid by the Fair Oaks Mall B Noteholders. The right of the Fair Oaks Mall B Noteholders to purchase the loans as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Fair Oaks Mall Mortgaged Property. Notwithstanding the foregoing sentence, the Fair Oaks Mall Trust Noteholder is required to give each Fair Oaks Mall B Noteholder 10 business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Mortgaged Property. Notwithstanding the foregoing sentence, if title to the Fair Oaks Mall Mortgaged Property is transferred to the Fair Oaks Mall Trust Noteholder (or a designee on its behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the Fair Oaks Mall Trust Noteholder of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than 10 business days after the acceleration of the Fair Oaks Mall Mortgage Loan, the Fair Oaks Mall Trust Noteholder will be required to notify each Fair Oaks Mall B Noteholder of such transfer and the Fair Oaks Mall B Noteholders will each have a 15 business day period from the date of such notice from the Fair Oaks Mall Trust Noteholder to deliver the Fair Oaks Mall Purchase Notice to the Fair Oaks Mall Trust Noteholder, in which case the Fair Oaks Mall B Noteholders will be obligated to purchase the Fair Oaks Mall Mortgaged Property, in immediately available funds, within such 15 business day period at the applicable purchase price.

Special Servicer Appointment Rights

Pursuant to the Fair Oaks Mall Intercreditor Agreement, the Fair Oaks Mall Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to the Fair Oaks Mall Mortgage Loan and appoint a replacement special servicer in lieu thereof without the consent of the holders of the Fair Oaks Mall Companion Loans (or their representatives) in a manner that is substantially similar to that as described under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and “Rights Upon Servicer Termination Event” in this prospectus.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in November 2018 and ending on the hypothetical Determination Date in December 2018. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Bank PLC

General

Barclays Bank PLC, a public limited company registered in England and Wales under number 1026167 (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters, and the depositor. The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays has been engaged in commercial mortgage loan securitization in the United States since 2004. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.

●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays’ affiliates commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on November 15, 2018, Barclays’ affiliates were the loan sellers in approximately 110 commercial mortgage-backed securitization transactions. Approximately $32.3 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017 and through November 15, 2018.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays and Affiliates (as loan seller) (approximate)
2018	$3,475,712,400
2017	$4,971,606,254
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, Barclays and Barclays Capital Inc., engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property), (v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (v) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated, (v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Process” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on November 13, 2018 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0000312070. It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization.

As of the Closing Date, neither Barclays nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Barclays or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

Barclays is engaged in various legal and regulatory matters in a number of jurisdictions. Barclays is subject to legal proceedings by and against Barclays which arise from time to time and also subject to enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Bank PLC” has been provided by Barclays.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC is a limited liability company organized under the laws of the state of Delaware (“SMC” and, together with its subsidiaries, including SMC, “Starwood”). SMC is a sponsor of, and a seller of certain mortgage loans (the “Starwood Mortgage Loans”) into, the securitization described in this prospectus. Starwood was formed to invest in commercial real estate debt. SMC is an affiliate of (a) LNR Partners, LLC, the entity which is expected to be the special servicer under the PSA and the anticipated special servicer of the Liberty Portfolio Mortgage Loan (5.6%) and The Shops at Solaris Mortgage Loan (2.2%) under the Benchmark 2018-B7 Pooling and Servicing Agreement, (b) LNR Securities Holdings, LLC, (i) the entity which is expected to hold an approximately 60% interest in each of the Class X-F, Class X-G, Class F, Class G and Class S certificates (in each case, excluding the portion comprising the VRR Interest), and is expected to act as the directing certificateholder, under the PSA and (ii) the entity holding a majority interest in the control eligible certificates issued, (c) Starwood Conduit CMBS Vertical Retention I LLC, the expected purchaser of the VRR Interest, (d) Starwood CMBS Horizontal Retention BBCMS 2018-C2 LLC, the expected purchaser of the Class H-RR and Class J-RR certificates (excluding the portion comprising the VRR Interest) and (e) Starwood Mortgage Funding II LLC, the initial holder of the Fidelis Portfolio Companion Loans. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

Barclays Bank PLC, a sponsor, originator, mortgage loan seller, holder of certain Companion Loans and an affiliate of the Depositor and one of the underwriters, provides warehouse financing to SMC and certain of its affiliates through a master repurchase facility. Seven of the Starwood Mortgage Loans, representing approximately 18.9% of the Initial Pool Balance, are or are expected to be subject to that repurchase facility as of the date of this prospectus. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase from Barclays Bank PLC each of the Starwood Mortgage Loans subject to such master repurchase facility, which Starwood Mortgage Loans will be transferred to the depositor free and clear of any liens.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, the Master Servicer, and SMC, which is a sponsor and an originator, Wells Fargo Bank, National Association, acts as interim servicer with respect to some or all of the mortgage loans to be contributed to this securitization by SMC.

Starwood’s Securitization Program

This is the 73rd commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, L.L.C., Wachovia Bank and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $10.34 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine loans and preferred equity structures.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC mortgage loans (the “SMC Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of

Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans. These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;

●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that the SMC Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwritten (or reunderwritten) in accordance with Starwood’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by Starwood for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by Starwood complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended,

request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

●	Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes – typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance – if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●	Replacement Reserves – replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Completion Repair/Environmental Remediation – typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●	Tenant Improvement/Lease Commissions – in most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines

None of the SMC Mortgage Loans were originated with material exceptions to Starwood’s underwriting guidelines and procedures.

Servicing

Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on February 7, 2018. SMC’s Central Index Key is 0001548405. SMC’s Central Index Key is 0001682518. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the date hereof, neither Starwood nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that (i) LNR Partners, which is an affiliate of Starwood, will be entitled to the special servicing fees and certain other fees and compensation described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation” and LNR Partners is anticipated to be the special servicer under the Benchmark 2018-B7 securitization, (ii) LNR Securities Holdings, LLC, which is an affiliate of Starwood, will purchase an approximately 60% interest in each of the Class X-F, Class X-G, Class F, Class G and Class S certificates (in each case, excluding the portion comprising the VRR Interest) and (iii) Starwood Conduit CMBS Vertical Retention I LLC is expected to retain the VRR Interest and Starwood CMBS Horizontal Retention BBCMS 2018-C2 LLC is expected to retain the Class H-RR and Class J-RR certificates as described in “Credit Risk Retention”. In addition, Starwood or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

Cantor Commercial Real Estate Lending, L.P.

General.

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus. CCRE Lending is a Delaware limited partnership and an affiliate of Cantor Fitzgerald & Co., one of the underwriters, and Berkeley Point Capital d/b/a Newmark Knight Frank, the primary servicer with respect to the AVR Embassy Suites Fort Worth Mortgage Loan and the Shelbourne Global Portfolio II Mortgage Loan. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

CCRE Lending is engaged in the origination and acquisition of commercial and multifamily mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a commercial mortgage backed securities (“CMBS”) primary issuance securitization or through a sale of whole loan interests to third-party investors. CCRE Lending originates loans primarily for securitization; however, CCRE Lending also originates subordinate mortgage loans, or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third-party investors.

In the normal course of its business, CCRE Lending may acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CCRE Lending.

CCRE Lending aggregates and warehouses the commercial and multifamily mortgage loans that it originates and acquires pending sale via a CMBS securitization.

For a description of certain affiliations, relationships and related transactions between CCRE Lending and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

CCRE Lending’s Loan Origination, Acquisition and Securitization History

Since its founding in July 2010 and through June 30, 2018, CCRE Lending has originated or acquired approximately 1,446 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $27.7 billion and has acted as a sponsor and mortgage loan seller on 78 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor. CCRE Lending expects to continue to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to continue to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Loan Purchase Agreements”.

Review of CCRE Mortgage Loans

Overview. CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus. The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of CCRE Lending (the “CCRE Deal Team”). The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan. The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process. After origination of each CCRE Mortgage Loan (other than the Liberty Portfolio Mortgage Loan), the CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team. The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans (other than the Liberty Portfolio Mortgage Loan). With respect to the Liberty Portfolio Mortgage Loan, which was co-originated by CCRE Lending and Barclays, the Barclays Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the Liberty Portfolio Mortgage Loan.

Data Comparison and Recalculation. CCRE Lending engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus regarding the CCRE Mortgage Loans. These procedures included:

●	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

●	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CCRE Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus.

Legal Review. CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel for each CCRE Mortgage Loan completed a loan worksheet that sets forth salient loan terms and reviewed CCRE Lending’s representations and warranties set forth on Annex C and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged to assist in the review of the CCRE Mortgage Loans. Such assistance included, among other things, a review of (i) one or more due diligence questionnaires completed by origination counsel and/or the CCRE Deal Team, (ii) exceptions to representations and warranties compiled by origination counsel and (iii) various statistical data tapes prepared by the CCRE Deal Team. In addition, for each CCRE Mortgage Loan originated by CCRE Lending, CCRE Lending prepared and provided to legal counsel for review an asset summary, which summary includes certain loan terms and property-level information obtained during the origination process.

For each CCRE Mortgage Loan, if any, purchased by CCRE Lending or its affiliates from a third-party originator of such CCRE Mortgage Loan, CCRE Lending generally re-underwrote such Mortgage Loan to confirm whether it complied with CCRE Lending’s underwriting guidelines.

CCRE Lending prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next five largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex A-3—Summaries of the Fifteen Largest Mortgage Loans”.

Other Review Procedures. For each CCRE Mortgage Loan originated by CCRE Lending, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If CCRE Lending became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting guidelines described below under “—CCRE Lending’s Origination Procedures and Underwriting Guidelines”, as well as to identify any material deviations from those origination and underwriting guidelines. See “—CCRE Lending’s Origination Procedures and Underwriting Guidelines—Exceptions”.

Findings and Conclusions. Based on the foregoing review procedures, CCRE Lending found and concluded with reasonable assurance that the disclosure regarding the CCRE Mortgage Loans in this prospectus is accurate in all material respects. CCRE Lending also found and concluded with reasonable assurance that the CCRE Mortgage Loans were originated or acquired in accordance with CCRE Lending’s origination procedures and underwriting guidelines, except as described under “—CCRE Lending’s Origination Procedures and Underwriting Guidelines—Exceptions” below. CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Origination Procedures and Underwriting Guidelines

General. CCRE Lending’s commercial mortgage loans are generally originated in accordance with the origination procedures and underwriting guidelines described below; however, variations from these origination procedures and underwriting guidelines may occur as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s origination procedures and underwriting guidelines is not intended as a representation that every CCRE Mortgage Loan complies entirely with all procedures and guidelines set forth below.

Loan Analysis. The credit underwriting process for each CCRE Mortgage Loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, CCRE Lending may also engage a consultant or third-party diligence provider to assist in the underwriting or preparation of an analysis required by the above process, subject to the ultimate review and approval of CCRE Lending.

A member of the CCRE Lending team or a third-party engaged by of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Ratio. CCRE Lending’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned debt service coverage ratio requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the debt service coverage ratio.

Additional Debt. Certain mortgage loans originated or acquired by CCRE Lending may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Amortization Requirements. While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by an unaffiliated third-party such as Wells Fargo Bank, National Association, Midland Loan Services, a Division of PNC Bank National Association, or an affiliate of CCRE Lending, Berkeley Point Capital LLC d/b/a Newmark Knight Frank; however, primary servicing may occasionally be retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which primary servicing may be retained by such subservicers post-securitization. Accordingly, from time to time, the original third-party servicer may retain primary servicing. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing.

Assessments of Property Condition

As part of the origination and underwriting process, the property assessments and reports described below will typically be obtained:

(i)   Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)   Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)   Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)   Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending. Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third-party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—Monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third-party unrelated to the borrower (such as a condominium board) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the related mortgaged property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1.

Exceptions.

The CCRE Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act.

CCRE Lending most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 6, 2018. CCRE Lending’s Central Index Key is 0001558761. With respect to the period from and including October 1, 2011 to and including September 30, 2018, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization.

Neither CCRE Lending nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, CCRE Lending or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Cantor Commercial Real Estate Lending, L.P.” has been provided by CCRE Lending.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator or co-originator of all of the Mortgage Loans that KeyBank is contributing to this securitization, representing approximately 15.4% of the Initial Pool Balance. The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2017, KeyBank’s Real Estate Capital Group originated a total of $19.7 billion in permanent, bridge, development and construction commercial mortgage loans from 23 offices nationwide. Of this total, $11.5 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or sale to life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of October 1, 2018, KeyBank had originated approximately $17.0 billion of commercial mortgage loans that have been securitized in 82 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self-storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

Data Comparison and Recalculation. KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;

●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●	Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

●	Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 6, 2018 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2017 as a sponsor of commercial mortgage loan securitizations. Since KeyBank has no demand, repurchase or replacement claims as a sponsor of commercial mortgage loan securitizations to report KeyBank has no obligation to file quarterly reports. KeyBank’s Central Index Key is 0001089877. With respect to the period from and including October 1, 2015 to and including September 30, 2018, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization.

As of the Closing Date, neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization (although, for the avoidance of doubt, KeyBank, as primary servicer for certain of the serviced mortgage loans, will be entitled to, or is expected to be entitled to, primary servicing fees described in this prospectus with respect to such mortgage loans). However, KeyBank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—KeyBank National Association” has been provided by KeyBank.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and Barclays Bank PLC, a sponsor, mortgage loan seller and originator. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2018-C2, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing

Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “—The Trustee”, “—The Certificate Administrator”, “—The Master Servicer”, “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M&T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2018, WTNA served as trustee on over 1,655 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $306 billion, of which approximately 388 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $252 billion.

The parties to this transaction may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriter or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances”.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the certificate administrator and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 265,000 employees as of June 30, 2018, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor, MAC N9300-070, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust and to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of June 30, 2018, Wells Fargo Bank was acting as securities administrator with respect to more than $459 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant and subject to the PSA (and is acting as custodian of the mortgage loan file (other than the Mortgage Note with respect to the related mortgage loan for any Non-Serviced Whole Loan under the related Non-Serviced PSA). In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2018, Wells Fargo Bank was acting as custodian of more than 260,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor, and one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, Wells Fargo Bank disclosed material noncompliance on its related 2017 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for such transactions. For one CMBS transaction, an administrative error caused an underpayment to certain classes and a correlating overpayment to certain classes on one distribution date in 2017. The affected distributions were revised to correct the error before the next distribution date. For the second CMBS transaction, an administrative error resulted in certain holders of definitive certificates not receiving a distribution on one distribution date in 2017. The error was corrected when the required distributions were made the next day. For the third CMBS transaction, required distributions for one distribution date in 2017 were made eight days late as a result of an inadvertent payment systems error.

Since June 18, 2014, a group of institutional investors have filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York (“District Court”) against Wells Fargo Bank, in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints against Wells Fargo Bank alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Wells Fargo Bank has reached an agreement, in which it denies any wrongdoing, to resolve these claims on a classwide basis for the 271 RMBS trusts currently at issue. The settlement agreement is subject to court approval. Separate lawsuits against Wells Fargo Bank making similar allegations filed by certain other institutional investors concerning 58 RMBS trusts in New York and federal state court are not covered by the agreement. In September 2017, Royal Park Investments SA/NV (“Royal Park”), one of the plaintiffs with respect to two trusts in the remaining cases, filed a putative class action complaint seeking declaratory and injunctive relief and money damages based on Wells Fargo Bank’s indemnification from trust funds for legal fees and expenses Wells Fargo Bank incurs or has incurred in defending the case filed by Royal Park. With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Except as set forth herein with respect to Wells Fargo Bank, National Association as master servicer, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, each of Wells Fargo Bank and its affiliates may, from time to time after the initial sale of Certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the trustee, the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and

Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the Issuing Entity (in such capacity, the “Master Servicer”) and as the primary servicer for certain of the Mortgage Loans and Serviced Companion Loans. Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. Wells Fargo is also (i) the certificate administrator and custodian under the PSA, (ii) the trustee, certificate administrator and custodian under the Benchmark 2018-B7 pooling and servicing agreement, pursuant to which the Liberty Portfolio Whole Loan and The Shops at Solaris Whole Loan are expected to be serviced, (iii) the master servicer, certificate administrator and custodian under the DBGS 2018-C1 pooling and servicing agreement, pursuant to which the Moffett Towers - Buildings E, F, G Whole Loan is serviced, (iv) the servicer, special servicer, certificate administrator and custodian under the BBCMS 2018-CHRS TSA, pursuant to which the Christiana Mall Whole Loan is serviced, (v) the master servicer, certificate administrator and custodian under the WFCM 2018-C47 pooling and servicing agreement, pursuant to which the Virginia Beach Hotel Portfolio Whole Loan is serviced, (vi) the trustee, certificate administrator and custodian under the CD 2018-CD7 pooling and servicing agreement, pursuant to which the Zenith Ridge Whole Loan is serviced, (vii) the trustee, certificate administrator and custodian under the MSC 2018-L1 pooling and servicing agreement, pursuant to which the Alex Park South Whole Loan is serviced, (viii) the master servicer, certificate administrator and custodian under the BANK 2018-BNK12 pooling and servicing agreement, pursuant to which the Fair Oaks Mall Whole Loan is serviced and (ix) the current holder of one or more of the Moffett Towers – Buildings E,F,G Pari Passu Companion Loans. The principal west coast commercial mortgage master servicing and special servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing and special servicing offices of Wells Fargo are located at MAC D1050-084, Three Wells Fargo, 401 South Tryon Street, 8th Floor, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2015	As of 12/31/2016	As of 12/31/2017	As of 9/30/2018
By Approximate Number:	32,716	31,128	30,017	30,293
By Approximate Aggregate Unpaid Principal Balance (in billions):	$503.34	$506.83	$527.63	$558.53

Within this portfolio, as of September 30, 2018, are approximately 21,503 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $430.9 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of September 30, 2018, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
Calendar Year 2016	$385,516,905,565	$838,259,754	0.22%
Calendar Year 2017	$395,462,169,170	$647,840,559	0.16%
YTD Q3 2018	$414,392,518,393	$533,282,175	0.13%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo has acted as a special servicer of securitized commercial and multifamily mortgage loans in excess of five years.  Wells Fargo’s special servicing system includes McCracken Financial Solutions Corp.’s Strategy CS software.

The table below sets forth information about Wells Fargo’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:

CMBS Pools	As of 12/31/2015	As of 12/31/2016	As of 12/31/2017	As of 9/30/2018
By Approximate Number	124	151	181	207
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (in billions)(1)	$86.0	$107.3	$125.0	$135.3
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (2)	$181,704,308	$106,851,483	$1,818,177,720	$458,919,777

(1)	Includes all loans in Wells Fargo’s portfolio for which Wells Fargo is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

The properties securing loans in Wells Fargo’s special servicing portfolio may include retail, office, multifamily, industrial, hospitality and other types of income-producing property. As a result, such properties, depending on their location and/or other specific circumstances, may compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

Wells Fargo has developed strategies and procedures as special servicer for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the underlying loan documents) to maximize the value from the assets for the benefit of certificate holders. Wells Fargo’s strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard, the underlying loan documents and applicable law, rule and regulation.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo are rated “A+” by S&P, “Aa2” by Moody’s and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo are rated “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing and special servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings;

●	Insurance Tracking and Compliance;

●	Onboarding-New Loan Setup;

●	Lien Release-Filing & Tracking;

●	Credit Investigation & Background Checks; and

●	Defeasance Calculations.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The Master Servicer will enter into one or more agreements with the Mortgage Loan Sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and Barclays or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Barclays or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Barclays Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and CCRE Lending or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by CCRE Lending or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the CCRE Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and SMC Lending or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by SMC or those affiliates from time to time, which may include, prior to their inclusion in the issuing entity, some or all of the Starwood Mortgage Loans.

Wells Fargo Bank expects to enter into a primary servicing agreement with KeyBank pursuant to which KeyBank is expected to act as primary servicer with respect to all of the KeyBank Mortgage Loans (other than the Alex Park South Mortgage Loan) and any related Serviced Companion Loan.

Wells Fargo expects to enter into a primary servicing agreement with Berkeley Point Capital, LLC dba Newmark Knight Frank pursuant to which Berkeley Point Capital, LLC dba Newmark Knight Frank is expected to act as primary servicer with respect to some or all of the CCRE Mortgage Loans.

Wells Fargo Bank expects to enter into a limited sub-servicing agreement with Berkeley Point Capital, LLC dba Newmark Knight Frank pursuant to which Berkeley Point Capital, LLC dba Newmark Knight Frank is expected to assume certain limited subservicing duties with respect to some or all of the CCRE Mortgage Loans.

Neither Wells Fargo nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization other than as set forth above. However, Wells Fargo or its affiliates may, from time to time after the initial sale of certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Special Servicer Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate-related debt and equity, and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 173 as of September 30, 2018. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;

●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;

●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion; and

●	173 domestic commercial mortgage backed securitization pools as of September 30, 2018 with a then current face value in excess of $78.6 billion.

As of September 30, 2018, LNR Partners has resolved approximately $75.2 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, and approximately $4.1 billion of U.S. commercial and multifamily mortgage loans through September 30, 2018.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina. As of September 30, 2018, LNR Partners and its affiliates specially service a portfolio, which included approximately 5,659 assets across the United States and various international properties with a then current face value of approximately $78.6 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Securities Holdings, LLC is anticipated to purchase an approximately 60% interest in each of the Class X-F, Class X-G, Class F, Class G and Class S certificates (excluding the portion comprising the VRR Interest) (and may purchase certain other classes of certificates) and is expected to be appointed as the initial Directing Certificateholder and to appoint LNR Partners as special servicer. LNR Partners or its affiliate also assisted LNR Securities Holdings, LLC (or its affiliate) and Prime Finance Long Duration II TRS, LLC (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the mortgage pool. The directing certificateholder will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the then Controlling Class of Certificates.

In addition, LNR Partners is also anticipated to be the special servicer for the Liberty Portfolio and The Shops at Solaris Whole Loans pursuant to the Benchmark 2018-B7 Pooling and Servicing Agreement (in such capacity, the “Benchmark B7 Special Servicer”).

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMC), any originator (other than SMC) or any significant obligor. LNR Partners, however, is an affiliate of (i) SMC, one of the sponsors and an originator, (iii) LNR Securities Holdings, LLC, which entity will purchase an approximately 60% interest in each of the Class X-F, Class X-G, Class F, Class G and Class S certificates (excluding the portion comprising the VRR Interest) and, on the Closing Date, to be appointed the initial Directing Certificateholder, (iv) Starwood Conduit CMBS Vertical Retention I LLC, the entity that will purchase the VRR Interest, (v) Starwood CMBS Horizontal Retention BBCMS 2018-C2 LLC, the entity that will purchase the Class H-RR and Class J-RR certificates (other than the portion comprising the VRR Interest) and Starwood Mortgage Funding II LLC, the current holder of the Fidelis Portfolio Companion Loans.

Except as disclosed in this prospectus and except for (i) LNR Partners acting as special servicer for this securitization transaction, (ii) an affiliate of LNR Partners purchasing an approximately 60% interest in each of the Class X-F, Class X-G, Class F, Class G and Class S certificates (in each case excluding the portion comprising the VRR Interest), (iii) SMC being one of the sponsors, and an originator of some of the Mortgage Loans, (v) Starwood Conduit CMBS Vertical Retention I LLC, the entity that will purchase the VRR Interest, (vi) Starwood CMBS Horizontal Retention BBCMS 2018-C2 LLC, the entity that will purchase the Class H-RR and Class J-RR certificates (other than the portion comprising the VRR Interest), (vii) LNR Partners or its affiliate assisting LNR Securities Holdings, LLC (or its affiliate) and Prime Finance Long Duration II TRS, LLC (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool and (viii) LNR Partners acting as the Benchmark B7 Special Servicer, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above and in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”, neither LNR Partners nor any of its affiliates will retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization. However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The foregoing information regarding LNR Partners under this heading “Transaction Parties—The Special Servicer” has been provided by LNR Partners.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Primary Servicers

KeyBank National Association

KeyBank will be appointed as a primary servicer with respect to the KeyBank Mortgage Loans other than the Alex Park South Mortgage Loan (collectively, the “KeyBank Serviced Mortgage Loans”).  KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the Depositor, any other Mortgage Loan Seller, the trustee, the certificate administrator, the paying agent, the custodian, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, or any other sub-servicer. KeyBank is the primary servicer with respect to the Alex Park South Mortgage Loan which is serviced under the MSC 2018-L1 PSA and a related primary servicing agreement. KeyBank National Association is also the master servicer, or is expected to be the master servicer, under the Benchmark 2018-B7 pooling and servicing agreement (with respect to the Liberty Portfolio Mortgage Loan and The Shops at Solaris Mortgage Loan), the Benchmark 2018-B6 pooling and servicing agreement (with respect to the Moffett Towers II - Building 1 Mortgage Loan), and the CD 2018-CD7 pooling and servicing agreement (with respect to the Zenith Ridge Mortgage Loan).

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998.  The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	As of 12/31/2015	As of 12/31/2016	As of 12/31/2017	As of 9/30/2018
By Approximate Number	16,876	17,866	16,654	16,874
By Approximate Aggregate Principal Balance (in billions)	$185.24	$189.30	$197.60	$224.1

Within this servicing portfolio are, as of September 30, 2018, approximately 9,266 loans with a total principal balance of approximately $163.9 billion that are included in approximately 613 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2018, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer and primary servicer for commercial mortgage-backed securities rated by Moody’s, S&P, Fitch and Morningstar Credit Ratings, LLC. Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Primary Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer and primary servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer and “CPS2+” as a primary servicer. Morningstar Credit Ratings, LLC has assigned to KeyBank the rankings of “MOR CS1” as master servicer and “MOR CS1” as primary servicer. S&P’s, Fitch’s, and Morningstar Credit Rating LLC’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the primary servicer or the master servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s deposits and debt obligations.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A	Aa3
Short-Term Deposits	N/A	F1	P-1
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the KeyBank Primary Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the KeyBank Serviced Mortgage Loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the KeyBank Primary Servicing Agreement for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans.  Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the primary servicer of the KeyBank Serviced Mortgage Loans, generally responsible for the primary servicing functions for the KeyBank Serviced Mortgage Loans.  KeyBank may from time to time perform some of its servicing obligations under the KeyBank Primary Servicing Agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the KeyBank Primary Servicing Agreement as if KeyBank had not retained any such vendors.

Generally, all amounts received by KeyBank on the KeyBank Serviced Mortgage Loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the KeyBank Primary Servicing Agreement.  Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the KeyBank Serviced Mortgage Loans.  KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular KeyBank Serviced Mortgage Loans or otherwise.  To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard described in the KeyBank Primary Servicing Agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of

KeyBank as primary servicer including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the KeyBank Serviced Mortgage Loans pursuant to the KeyBank Primary Servicing Agreement.

As of the Closing Date, neither KeyBank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization although, for the avoidance of doubt, KeyBank, as primary servicer for certain of the KeyBank Serviced Mortgage Loans, will be entitled to, or is expected to be entitled to, primary servicing fees described in this prospectus with respect to such Mortgage Loans. However, KeyBank and its affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. See “Credit Risk Retention”.

The information set forth above under this heading “—The Primary Servicers—KeyBank National Association” has been provided by KeyBank.

Summary of the KeyBank Primary Servicing Agreement

General. KeyBank has acquired the right to be appointed as the primary servicer of the Dream Inn Mortgage Loan, GNL Portfolio Mortgage Loan, Marketplace Center at Murfreesboro Mortgage Loan, and US Storage Centers - Bakersfield Mortgage Loan, representing in the aggregate approximately 13.8% of the aggregate Initial Pool Balance, which such Mortgage Loans are to be transferred to the depositor by KeyBank. Accordingly, Wells Fargo, as master servicer, and KeyBank, as primary servicer, will enter into a primary servicing agreement dated as of December 1, 2018 (the “KeyBank Primary Servicing Agreement”) with respect to these mortgage loans (the “KeyBank Primary Serviced Mortgage Loans”). The primary servicing of such KeyBank Primary Serviced Mortgage Loans will be governed by the KeyBank Primary Servicing Agreement. The following summary describes certain provisions of the KeyBank Primary Servicing Agreement relating to the primary servicing and administration of the KeyBank Primary Serviced Mortgage Loans. This summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the KeyBank Primary Servicing Agreement.

Summary of Certain Primary Servicing Duties. With respect to the KeyBank Primary Serviced Mortgage Loans, KeyBank, as primary servicer, will be responsible for performing the primary servicing of such Mortgage Loans and Companion Loans in a manner consistent with the PSA and the Servicing Standard. Primary servicing duties will include:

●	maintaining the servicing file and releasing files in accordance with the PSA and the KeyBank Primary Servicing Agreement,

●	within five (5) business days of receipt of a repurchase communication, reporting any such repurchase communication to the master servicer and forwarding a copy of such repurchase communication to the master servicer and such information in its possession reasonably requested by the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

●	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the PSA) to hold such collections,

●	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to KeyBank, as primary servicer,

●	preparing such reports, including a collection report, monthly remittance report, various CREFC® reports and such other reports as reasonably requested by the master servicer from time to time,

●	collecting monthly and quarterly borrower reports, budgets, operating statements, income statements and rent rolls,

●	performing inspections of the related mortgaged properties at the frequency required of the master servicer under the PSA and providing inspection reports to the master servicer,

●	monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

●	maintaining errors and omissions insurance and an appropriate fidelity bond,

●	notifying the master servicer of any borrower requests or transactions and performing certain duties of the master servicer with respect to such borrower request or transaction; provided, however, that KeyBank will not permit or consent to any borrower request or transaction without confirming that the master servicer is either obligated to process or the master servicer and the special servicer have mutually agreed that the master servicer will process such request and obtaining the prior written consent of the master servicer,

●	promptly notifying master servicer of any defaults under the KeyBank Primary Serviced Mortgage Loans, collection issues or customer issues; provided that KeyBank will not take any action with respect to enforcing such loans without the prior written approval of the master servicer,

●	in connection with any request for materials by the asset representations reviewer with respect to this PSA or any other asset representations reviewer, promptly providing master servicer with any documents requested by the master servicer and cooperating with the master servicer in connection with its obligations relating to such request; and

●	with respect to all servicing responsibilities of the master servicer under the PSA which are not being performed by KeyBank under the KeyBank Primary Servicing Agreement, KeyBank will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

KeyBank will also timely provide such certifications, reports and registered public accountant attestations required by the KeyBank Primary Servicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

KeyBank will not communicate directly with the special servicer, the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the KeyBank Primary Servicing Agreement.

KeyBank will have no obligation to make any principal and interest advance or any servicing advances. KeyBank will not make any Major Decisions or Special Servicer Decisions or take any other action requiring the approval of the master servicer under the KeyBank Primary Servicing Agreement without the prior written approval of the master servicer. Such consent will be subject to the consent of the special servicer and the special servicer will process such request unless mutually agreed by the special servicer and the master servicer that the master servicer will process such request. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the KeyBank Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the servicing fee with respect to the KeyBank Primary Serviced Mortgage Loans under the PSA. KeyBank is not entitled to any Compensating Interest Payment, Prepayment Interest Excess, default interest, penalty charges or other amounts not specifically set forth in the KeyBank Primary Servicing Agreement. KeyBank will be entitled to such additional servicing compensation as set forth in the KeyBank Primary Servicing Agreement.

Generally, if received and the master servicer is entitled to retain such amounts under the PSA, KeyBank will also be entitled to retain, with respect to the KeyBank Primary Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

●	100% of the master servicer’s share of any charges for beneficiary statements, demand fees and amounts collected for checks returned for insufficient funds;

●	50% of the master servicer’s share of any assumption application fees and assumption fees;

●	50% of the master servicer’s share of any modification fees, consent fees, and defeasance fees to the extent such action was performed by KeyBank; and

●	subject to certain limitations set forth in the PSA, any interest or other income earned on deposits in the related accounts held by KeyBank.

KeyBank will be required to remit to the master servicer any additional servicing compensation or other amounts received by it which KeyBank is not entitled to retain. Except as otherwise provided, KeyBank will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the KeyBank Primary Servicing Agreement.

Indemnification; Limitation of Liability. KeyBank and its officers, agents, affiliates or employees (the “KeyBank Parties”) will have no liability to the master servicer for any action taken or from refraining from the taking of any action, in good faith pursuant to the KeyBank Primary Servicing Agreement, or for errors in judgment; provided, however, this will not protect KeyBank Parties against any breach of representations or warranties made in the KeyBank Primary Servicing Agreement, or against any liability which would otherwise be imposed on KeyBank by reason of its willful misconduct, bad faith or negligence (or by reason of any specific liability imposed under the KeyBank Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its obligations or duties under the KeyBank Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the KeyBank Primary Servicing Agreement. The KeyBank Parties will be indemnified and held harmless by the master servicer against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities or expenses that KeyBank will sustain arising from or as a result of any willful misconduct, bad faith or negligence of the master servicer in the performance of its obligations and duties under the KeyBank Primary Servicing Agreement or by reason of negligent disregard by the master servicer of its duties and obligations hereunder or by reason of breach of any representations or warranties made in the KeyBank Primary Servicing Agreement. KeyBank will be indemnified by the issuing entity, to the extent provided in the PSA, against any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the KeyBank Primary Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) that are specifically required to be borne by KeyBank without right of reimbursement pursuant to the terms of the KeyBank Primary Servicing Agreement or (ii) that are incurred by reason of (A) a breach of any representation or warranty by KeyBank or (B) willful misconduct, bad faith, or negligence of KeyBank in the performance of duties under the KeyBank Primary Servicing Agreement or negligent disregard of obligations and duties under the KeyBank Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be strictly limited to any actual amount of indemnification received by the master servicer under the PSA as a result of pursuing the Trust on behalf of KeyBank for such indemnification.

KeyBank will be required to indemnify and hold harmless the master servicer and its partners, directors, officers, agents or employees against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities or expenses that the master servicer may sustain arising from or as a result of any willful misconduct, bad faith, fraud or negligence of KeyBank in the performance of its obligations and duties under the KeyBank Primary Servicing Agreement or by reason of negligent disregard by KeyBank of its duties and obligations hereunder or by reason of breach of any representations or warranties made in the KeyBank Primary Servicing Agreement.

Resignation. The KeyBank Primary Servicing Agreement will provide that KeyBank may not resign from the obligations and duties imposed on it thereunder except by 60 days prior written notice to the master servicer or upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by KeyBank.

Termination. The KeyBank Primary Servicing Agreement will be terminated with respect to KeyBank if any of the following occurs:

●	the master servicer elects to terminate KeyBank following a KeyBank Primary Servicer Termination Event (as defined below);

●	upon resignation by KeyBank;

●	upon the later of the final payment or other liquidation of the last KeyBank Serviced Mortgage Loans and disposition of all REO Property and remittance of all funds due under the KeyBank Primary Servicing Agreement;

●	by mutual consent of KeyBank and the master servicer in writing;

●	upon termination of the PSA;

●	at the option of the purchaser of any KeyBank Primary Serviced Mortgage Loan pursuant to the terms of the PSA, solely with respect to such KeyBank Primary Serviced Mortgage Loan; or

●	if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, and the trustee has the right to terminate KeyBank pursuant to the PSA.

“KeyBank Primary Servicer Termination Event”, means any one of the following events:

●	any failure by KeyBank (i) to make a required deposit to the accounts maintained by KeyBank, or (ii) to remit to the master servicer on the dates and by the times required to be made any amount required to be so deposited or remitted by KeyBank, which failure is not cured within 1 business day after such deposit or remittance is due;

●	any failure on the part of KeyBank to deliver to the master servicer certain certificates or reports specified in the KeyBank Primary Servicing Agreement subject to cure periods specified in the KeyBank Primary Servicing Agreement;

●	KeyBank fails three times within any 12-month period to deliver to the master servicer certain reports specified in the KeyBank Primary Servicing Agreement within one business day following the date such reports are due;

●	any failure by KeyBank duly to observe or perform in any material respect any of its other covenants or obligations under the KeyBank Primary Servicing Agreement, which failure continues unremedied for 25 days (or (A) with respect to any year that a report on Form 10-K is required to be filed, 3 Business Days in the case of KeyBank’s obligations contemplated by the PSA or (B) 10 days in the case of payment of an insurance premium) after written notice of the failure has been given to KeyBank by the master servicer; provided, if that failure is capable of being cured and KeyBank is diligently pursuing that cure, that such period will be extended an additional 30 days;

●	any breach on the part of KeyBank of any representation or warranty in the KeyBank Primary Servicing Agreement which materially and adversely affects the interests of the master servicer or any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given KeyBank, by the master servicer; provided, if that breach is capable of being cured and KeyBank is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

●	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to KeyBank and certain actions by or on behalf KeyBank indicating its insolvency or inability to pay its obligations;

●	DBRS has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or (B) placed one or more Classes of Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and in the case of clause (A) and (B) such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by DBRS within 60 days of such event) and, in the case of either of clauses (A) or (B), DBRS publicly cited servicing concerns with the master servicer (because of actions of KeyBank) or KeyBank as the sole or a material factor in such rating action;

●	KeyBank is no longer rated at least “CPS3” by Fitch and KeyBank is not reinstated to at least that rating within 60 days of delisting;

●	KeyBank is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Primary Servicer and is not restored to such status on such list within 60 days; or

●	KeyBank assigns or transfers or attempts to assign or transfer all or part of its rights and obligations under the KeyBank Primary Servicing Agreement except as permitted by the KeyBank Primary Servicing Agreement; or

●	(1) the KeyBank fails to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor under the PSA or under the KeyBank Primary Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (2) KeyBank fails to perform in any material respect any of its covenants or obligations contained in the KeyBank Primary Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required under the KeyBank Primary Servicing Agreement or for any party to the PSA to perform its obligations under Article XI of the PSA or under the Exchange Act reporting items required under any other pooling and servicing agreement that the depositor is a party to.

Notwithstanding the foregoing, upon any termination of KeyBank, KeyBank will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will be required to cooperate fully with the master servicer to transition primary servicing of the KeyBank Primary Serviced Mortgage Loans to the master servicer or its designee.

The foregoing information set forth in this “—The Primary Servicers—KeyBank National Association—Summary of KeyBank Primary Servicing Agreement” section has been provided by KeyBank.

Berkeley Point Capital LLC dba Newmark Knight Frank

Berkeley Point Capital LLC, a Delaware limited liability company doing business as Newmark Knight Frank(“NKF”) is anticipated to be appointed as primary servicer for the AVR Embassy Suites Fort Worth Mortgage Loan (3.9%) and the Shelbourne Global Portfolio II Mortgage Loan (2.8%) and in such capacity, will be responsible for the primary servicing and administration of this mortgage loan. In addition, with respect to two Mortgage Loans (2.3%), that will be transferred to the issuing entity by Cantor Commercial Real Estate Lending, L.P., NKF will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements. NKF is an affiliate of CCRE Lending, a sponsor, an originator and mortgage loan seller, and Cantor Fitzgerald & Co., an underwriter. NKF is a subsidiary of Newmark Group Inc., which is currently a subsidiary of BGC Partners, Inc. and an affiliate of Cantor Fitzgerald, L.P. On November 13, 2018, BGC Partners, Inc. announced that it would spin off Newmark

Group, Inc. to its stockholders through a special pro rata stock dividend. The spin-off will be effective November 30, 2018. After the spin-off NKF and Newmark Group, Inc. will continue to be affiliates of Cantor Fitzgerald, L.P.

The principal executive offices of NKF are located at 7700 Wisconsin Avenue, Suite 1100, Bethesda, Maryland 20814 and principal servicing office of NKF is located at 225 Franklin Street, 18th Floor, Boston, Massachusetts 02110 and its telephone number is (877) 526-3562.

NKF serves as primary servicer in various transactions and is rated as a primary servicer and special servicer. Current ratings are listed below.

Servicer Rating Type	Fitch	S&P	KBRA
Primary Servicer	CPS2	Above Average	Approved
Special Servicer	CSS3+	Average	Approved-multifamily

Together with its predecessor entities, NKF has originated and serviced commercial real estate loans for over 25 years. Directly or through its affiliates, NKF originates and acts as primary servicer for commercial and multifamily loans for properties across the United States through programs offered by Fannie Mae, Freddie Mac, Ginnie Mae/FHA, Life Companies, and CMBS. NKF is a Fannie Mae DUS™, Freddie Mac Program Plus® and MAP- and LEAN-approved FHA lender and servicer, and a Ginnie Mae Issuer. It has been named special servicer on nine Freddie Mac K-Series or SB-Series securitizations, the first in 2009, one in 2013, two in 2015, four Freddie Mac SB-Series securitization in 2017 and one in 2018. In addition to its primary and special servicing assignments, NKF also provides limited servicing on CMBS loans originated directly or through an affiliate. The firm has offices located in Bethesda, Maryland, Blue Bell, Pennsylvania, Boston, Massachusetts, Dallas, Texas, Irvine, California, New York, New York, Raleigh, North Carolina, Portland, Oregon, San Diego, California, Santa Monica, California, Seattle, Washington, and Tampa, Florida.

As of September 30, 2018, NKF’s primary servicing portfolio was comprised of approximately 2,096 loans with an aggregate outstanding principal balance of approximately $39.83 billion, of which NKF is the primary servicer through sub-servicing agreements with master servicers on 154 Freddie Mac K-Series securitizations for 506 loans with an approximate aggregate outstanding principal balance of approximately $11.81 billion, and 117 commercial mortgage loans with an aggregate outstanding principal balance of approximately $2.62 billion in other CMBS securitizations.

The following table sets forth information about the various pools of loans primarily serviced by NKF as of the dates indicated:

CMBS Pools	As of 12/31/2015	As of 12/31/2016	As of 12/31/2017
Primary Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance	$7.82 billion	$11.21 billion	$14.48 billion
By Number	99 pools (313 loans)	133 pools (444 loans)	176 pools (597 loans)

Limited Subservicing Portfolio By Approximate Aggregate Unpaid Principal Balance	$14.05 billion	$15.83 billion	$15.67 billion
By Number	49 pools (830 loans)	58 pools (928 loans)	63 pools (957 loans)

The commercial real estate loans that NKF originates and for which NKF provides servicing may include mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans backing the series BBCMS 2018-C2 certificates. Accordingly, the assets that NKF services as well as assets originated and/or owned by it or its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

NKF has developed policies and procedures for the performance of its servicing obligations in compliance with applicable USAP and Reg AB servicing standards. NKF uses the Enterprise! Servicing system and generally utilizes technology infrastructure to bolster and facilitate controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution and commercially appropriate standardization and automation to provide for improved accuracy, efficiency, transparency, monitoring and controls. Through its web portal, Portfolio Investor Insight®, NKF provides its investors access to data and reports for the loans that it services. Borrowers may also access monthly statements as well as current and historical loan information through a password protected website, Borrower Insight®.

NKF may from time to time engage consultants to perform property inspections and to provide asset management on certain properties. NKF does not have any material primary advancing obligations with respect to the CMBS pools as to which it is a primary servicer, and accordingly NKF does not believe that its financial condition will have any adverse effect on the performance of its duties under the series BBCMS 2018-C2 pooling and servicing agreement nor any material impact on the mortgage pool performance or the performance of the series BBCMS 2018-C2 certificates.

NKF will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, NKF may have custody of certain of such documents as necessary for the performance of its duties with respect to underlying Mortgage Loans or otherwise. To the extent that NKF has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

NKF is not an affiliate of any of the sponsors, the issuing entity, the depositor, the master servicer, the trustee or any originator other than CCRE Lending and is not an affiliate of any underwriter other than Cantor Fitzgerald & Co. Other than its relationship with CCRE Lending and Cantor Fitzgerald & Co. (and indirectly any relationships of those two entities disclosed elsewhere in this prospectus), there are no specific relationships involving or relating to this transaction or the securitized mortgage loans between NKF or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party -- apart from the subject securitization transaction -- between NKF or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the series BBCMS 2018-C2 certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which NKF is acting as primary or special servicer has experienced an event of default as a result of any action or inaction performed by NKF in such capacity. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by NKF with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which NKF was acting as primary servicer or special servicer.

From time to time, NKF and its affiliates are parties to lawsuits and other legal proceedings by governmental authorities or other entities arising in the ordinary course of business. NKF does not believe that any such current lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer or be material to a series BBCMS 2018-C2 certificateholder.

Neither NKF nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization other than the servicing compensation due NKF as described in this prospectus. However, NFK or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth above under this heading “—Berkeley Point Capital LLC dba Newmark Knight Frank” has been provided by NKF and neither the depositor nor any underwriter takes any responsibility for such information or makes any representation or warranty as to its accuracy or completeness.

Summary of the NKF Subservicing Agreements

General. Berkeley Point Capital LLC dba Newmark Knight Frank (“NKF”) has acquired the right to be appointed as the primary servicer of two mortgage loans, representing approximately 6.7% of the Initial Pool Balance, which such mortgage loans are to be transferred to the depositor by CCRE Lending and as the primary servicer of the related Serviced Pari Passu Companion Loans. Accordingly, Wells Fargo, as master servicer, and NKF, as primary servicer, will enter into a primary servicing agreement dated as of December 1, 2018 (the “NKF Primary Servicing Agreement”) with respect to these mortgage loans (the “NKF Primary Serviced Mortgage Loans”). The primary servicing of such NKF Primary Serviced Mortgage Loans will be governed by the NKF Primary Servicing Agreement. The following summary describes certain provisions of the NKF Primary Servicing Agreement relating to the primary servicing and administration of the NKF Primary Serviced Mortgage Loans. This summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the NKF Primary Servicing Agreement.

Summary of Certain Primary Servicing Duties. With respect to the NKF Primary Serviced Mortgage Loans, NKF, as primary servicer, will be responsible for performing the primary servicing of such mortgage loans and companion loans in a manner consistent with the PSA and the Servicing Standard. Primary servicing duties will include:

●	maintaining the servicing file and releasing files in accordance with the PSA and the NKF Primary Servicing Agreement,

●	within five (5) business days of receipt of a repurchase communication, reporting any such repurchase communication to the master servicer and forwarding a copy of such repurchase communication to the master servicer and such information in its possession reasonably requested by the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

●	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the PSA) to hold such collections,

●	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to NKF, as primary servicer,

●	preparing such reports, including a collection report, monthly remittance report, various CREFC® reports and such other reports as reasonably requested by the master servicer from time to time,

●	collecting monthly and quarterly borrower reports, budgets, operating statements, income statements and rent rolls,

●	performing inspections of the related mortgaged properties at the frequency required of the master servicer under the PSA and providing inspection reports to the master servicer,

●	monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

●	maintaining errors and omissions insurance and an appropriate fidelity bond,

●	notifying the master servicer of any borrower requests or transactions and performing certain duties of the master servicer with respect to such borrower request or transaction; provided, however, that NKF will not permit or consent to any borrower request or transaction without confirming that the master servicer is either obligated to process or the master servicer and the special servicer have mutually agreed that the master servicer will process such request and obtaining the prior written consent of the master servicer,

●	promptly notifying master servicer of any defaults under the NKF Primary Serviced Mortgage Loans, collection issues or customer issues; provided that NKF will not take any action with respect to enforcing such loans without the prior written approval of the master servicer,

●	in connection with any request for materials by the asset representations reviewer with respect to this PSA or any other asset representations reviewer, promptly providing master servicer with any documents requested by the master servicer and cooperating with the master servicer in connection with its obligations relating to such request; and

●	with respect to all servicing responsibilities of the master servicer under the PSA which are not being performed by NKF under the NKF Primary Servicing Agreement, NKF will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

NKF’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the master servicer, who has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion.

NKF will provide to master servicer access to all the servicing files, mortgage loan files and servicing systems maintained by NKF with respect to the NKF Primary Serviced Mortgage Loans for audit and review. NKF will not take any action (whether or not authorized under the NKF Primary Servicing Agreement) as to which the master servicer has advised it in writing that such action if taken may result in the imposition of a tax on any portion of the issuing entity or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust. NKF will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the issuing entity or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

NKF will also timely provide such certifications, reports and registered public accountant attestations required by the NKF Primary Servicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

NKF will not communicate directly with the special servicer, the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the NKF Primary Servicing Agreement.

NKF will have no obligation to make any principal and interest advance or any servicing advances. NKF will not make any Major Decisions or Special Servicer Decisions or take any other action requiring the approval of the master servicer under the NKF Primary Servicing Agreement without the prior written approval of the master servicer. Such consent will be subject to the consent of the special servicer and the special servicer will process such request unless mutually agreed by the special servicer and the master servicer that the master servicer will process such request. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the NKF Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the servicing fee with respect to the NKF Primary Serviced Mortgage Loans under the PSA. NKF is not entitled to any Prepayment Interest Excess, default interest, or other amounts not specifically set forth in the NKF Primary

Servicing Agreement. NKF will be entitled to such additional servicing compensation as set forth in the NKF Primary Servicing Agreement.

Generally, if received and the master servicer is entitled to retain such amounts under the PSA, NKF will also be entitled to retain, with respect to the NKF Primary Serviced Mortgage Loans and the related Serviced Pari Passu Companion Loans, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

●	50% of the master servicer’s share of late fees to the extent NKF is performing the related collection work and to the extent not required to offset with respect to the NKF Primary Serviced Mortgage Loans under the PSA (1) Advances, including interest on such Advances or (2) additional trust fund expenses;

●	100% of the master servicer’s share of any charges for beneficiary statements, demand fees and amounts collected for checks returned for insufficient funds;

●	100% of the master servicer’s share of any assumption application fees to the extent NKF performs the related assumption;

●	50% of the master servicer’s share of any assumption fees, modification fees, consent fees, and defeasance fees to the extent such action was performed by NKF; and

●	subject to certain limitations set forth in the PSA, any interest or other income earned on deposits in the related accounts held by NKF.

NKF will be required to remit to the master servicer any additional servicing compensation or other amounts received by it which NKF is not entitled to retain. Except as otherwise provided, NKF will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the NKF Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither NKF nor any affiliates, directors, officers, employees, members, managers, representatives or agents (including sub-servicers) of NKF (the “NKF Parties”) will be under any liability to the master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the NKF Primary Servicing Agreement, or for errors in judgment. However, this will not protect the NKF Parties against any breach of warranties or representations made in the NKF Primary Servicing Agreement, or against any liability that would otherwise be imposed on NKF by reason of its willful misconduct, bad faith or negligence (or by reason of any specific liability imposed under the NKF Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its obligations or duties under the NKF Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the NKF Primary Servicing Agreement. The NKF Parties will be indemnified by the master servicer against any loss, liability or expense, including any costs of enforcement of the indemnity (collectively, the “Losses”) incurred by NKF in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the NKF Primary Servicing Agreement resulting from the master servicer’s willful misconduct, bad faith or negligence in the performance of duties under the NKF Primary Servicing Agreement or negligent disregard of its obligations under the NKF Primary Servicing Agreement. The NKF Parties will be indemnified by the issuing entity, to the extent provided in the PSA, against any Losses incurred by NKF in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the NKF Primary Servicing Agreement, other than any Losses (i) that are specifically required to be borne by NKF without right of reimbursement pursuant to the terms of the NKF Primary Servicing Agreement or (ii) that are incurred by reason of (A) a breach of any representation or warranty by NKF or (B) willful misconduct, bad faith or negligence of NKF in the performance of duties under the NKF Primary Servicing Agreement or negligent disregard of obligations and duties under the NKF Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be strictly limited to any actual amount of indemnification received by the master servicer under the PSA as a result of pursuing the Trust on behalf of NKF for such indemnification.

NKF will indemnify and hold harmless the master servicer and its directors, officers, representatives, members, managers, agents, employees or affiliates against any Losses incurred by the master servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the NKF Primary Servicing Agreement, the PSA or the certificates by reason of (1) any breach by NKF of a representation or warranty made by NKF in the NKF Primary Servicing Agreement or (2) any willful misconduct, bad faith, fraud or negligence by NKF in the performance of its obligations or duties under the NKF Primary Servicing Agreement or under the PSA or by reason of negligent disregard of such obligations and duties.

Resignation. The NKF Primary Servicing Agreement will provide that NKF may not resign from the obligations and duties imposed on it thereunder except by mutual consent of NKF and the master servicer or upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by NKF.

Termination. The NKF Primary Servicing Agreement will be terminated with respect to NKF if any of the following occurs:

●	the master servicer elects to terminate NKF following a NKF Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);

●	upon resignation by NKF;

●	upon the later of the final payment or other liquidation of the last NKF Primary Serviced Mortgage Loan and remittance of all funds thereunder or if the last NKF Primary Serviced Mortgage Loan becomes an REO Mortgage Loan or the related Mortgaged Property becomes an REO Property;

●	by mutual consent of NKF and the master servicer in writing;

●	upon termination of the PSA;

●	in the event any NKF Primary Serviced Mortgage Loan becomes a specially serviced loan, solely with respect to such NKF Primary Serviced Mortgage Loan;

●	at the option of the purchaser of any NKF Primary Serviced Mortgage Loan pursuant to the terms of the PSA, solely with respect to such NKF Primary Serviced Mortgage Loan; or

●	if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, and the trustee has the right to terminate NKF pursuant to the PSA.

“NKF Primary Servicer Termination Event”, means any one of the following events:

●	any failure by NKF (i) to make a required deposit to the accounts maintained by NKF on the day and by the time such deposit was first required to be made, or (ii) to remit to the master servicer any amount required to be so deposited or remitted by NKF, which failure is not cured within 1 business day after such deposit or remittance is due;

●	any failure on the part of NKF to observe or perform its obligations and duties with respect to the insurance provisions under the PSA;

●	any failure on the part of NKF to deliver to the master servicer certain certificates or reports specified in the NKF Primary Servicing Agreement subject to cure periods specified in the NKF Primary Servicing Agreement;

●	NKF fails three times within any 12-month period to (a) timely deposit or remit any amounts required to be deposited or remitted under the NKF Primary Servicing Agreement or (b) timely provide any report required by the NKF Primary Servicing Agreement to be provided to the master servicer;

●	any failure by NKF duly to observe or perform in any material respect any of its other covenants or obligations under the NKF Primary Servicing Agreement, which failure continues unremedied for 25 days (or (A) with respect to any year that a report on Form 10-K is required to be filed, 3 Business Days in the case of NKF’s obligations contemplated by Article XI of the PSA or (B) 10 days in the case of payment of an insurance premium) after written notice of the failure has been given to NKF by the master servicer; provided, if that failure is capable of being cured and NKF is diligently pursuing that cure, that such period will be extended an additional 30 days;

●	any breach on the part of NKF of any representation or warranty in the NKF Primary Servicing Agreement which materially and adversely affects the interests of the master servicer or any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given NKF, by the master servicer; provided, if that breach is capable of being cured and NKF is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

●	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to NKF and certain actions by or on behalf NKF indicating its insolvency or inability to pay its obligations;

●	DBRS has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or (B) placed one or more Classes of Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (in the case of clause (A) and (B), and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by such rating agency, within 60 days of such rating action) and, in the case of either of clauses (A) or (B), such rating agency publicly cited servicing concerns with the master servicer (because of actions of NKF) or NKF as the sole or a material factor in such rating action;

●	NKF is no longer rated at least “CPS3” by Fitch and NKF is not reinstated to at least that rating within 60 days of delisting;

●	NKF is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Primary Servicer and is not restored to such status on such list within 60 days; or

●	the net worth of NKF, determined in accordance with generally accepted accounting principles shall decline to less than $2 million;

●	a Servicer Termination Event by the master servicer under the PSA, which Servicer Termination Event occurred as a result of the failure of NKF to perform any obligation required under the NKF Primary Servicing Agreement;

●	NKF assigns or transfers or attempts to assign or transfer all or part of its rights and obligations under the NKF Primary Servicing Agreement except as permitted by the NKF Primary Servicing Agreement;

●	(1) so long as the issuing entity is subject to Exchange Act reporting requirements, the NKF fails to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor under the PSA or under the NKF Primary Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (2) NKF fails to perform in any material respect any of its covenants or obligations contained in the NKF Primary Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required under the NKF Primary Servicing Agreement or for any party to the PSA to perform its obligations under Article XI of the PSA or under the Exchange Act reporting items required under any other pooling and servicing agreement that the depositor is a party to.

Notwithstanding the foregoing, upon any termination of NKF, NKF will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will be required to cooperate fully with the master servicer to transition primary servicing of the NKF Primary Serviced Mortgage Loans to the master servicer or its designee.

In addition, pursuant to a limited sub-servicing agreement between NKF, and Wells Fargo, as master servicer, NKF has or will have limited subservicing duties with respect to one or more other mortgage loans to be transferred to the depositor by CCRE Lending (which duties consist of collecting financial statements and other reporting information from the related borrowers and, at the option of NKF, performing inspections), and will be entitled to receive a fee calculated at 0.02000% per annum for such mortgage loans, regardless of whether the applicable limited sub-servicing agreement has been terminated.

The foregoing information set forth in this “—Summary of NKF Subservicing Agreements” section has been provided by Wells Fargo.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the PSA with respect to each Serviced Mortgage Loan and Serviced Whole Loan. Park Bridge Lender Services will also act as asset representations reviewer under the PSA with respect to each Mortgage Loan. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016, and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of September 30, 2018, Park Bridge Lender Services was acting as operating advisor or trust advisor for CMBS with an approximate aggregate cut-off principal balance of $176.6 billion issued in 210 transactions.

As of September 30, 2018, Park Bridge Lender Services was acting as asset representations reviewer for CMBS transactions with an approximate aggregate cut-off principal balance of $73.1 billion issued in 83 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by the Rating Agencies and none of those rating agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and will make the representations and warranties as operating advisor set forth in the PSA; (d) is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Holder, the retaining sponsor, or a depositor, a trustee, a certificate administrator, master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective Risk Retention Affiliates; (e) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the recommendation of the replacement of the special servicer or the appointment of a successor special servicer to become the special servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor; provided that Park Bridge Lender Services, in its capacity as asset representations reviewer, is entitled to receive related fees as set forth in the PSA.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of their respective obligations specifically imposed by the PSA and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”, as applicable.

Credit Risk Retention

General

This transaction is required to comply with the risk retention requirements of Section 15G of the Exchange Act as they relate to commercial mortgage-backed securities (the “Credit Risk Retention Rules”). SMC (in such capacity, the “Retaining Sponsor”), an indirect wholly-owned subsidiary of STWD, has been designated by the sponsors to act as the risk retaining sponsor under the Credit Risk Retention Rules and is expected to satisfy its risk retention requirement in accordance with Regulation RR promulgated under Section 15G of the Exchange Act (“Regulation RR”), which implements the Credit Risk Retention Rules, through a combination of the following:

●	acquiring through Starwood CMBS Horizontal Retention BBCMS 2018-C2 LLC, a “majority-owned affiliate” (as such term is defined in the Credit Risk Retention Rules) of SMC on the Closing Date an “eligible horizontal residual interest” (as defined in Regulation RR) which will consist of the Class H-RR and Class J-RR Certificates (excluding the portion comprising the VRR Interest), representing approximately 1.176% of the aggregate fair value of all ABS Interests, as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”); and

●	acquiring through Starwood Conduit CMBS Vertical Retention I LLC, a “majority-owned affiliate” (as such term is defined in the Credit Risk Retention Rules) of SMC on the Closing Date an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules, the “VRR Interest”) with an expected initial Certificate Balance of approximately 3.831% of the Certificate Balance, the Notional Amount or Percentage Interest, as applicable, of each class of certificates set forth below.

Class	Approx. Initial Certificate Balance/Notional Amount/Percentage Interest to be Retained(1)
Class A-1	$489,374
Class A-2	$398,254
Class A-SB	$1,314,800
Class A-3	$1,154,934
Class A-4	$6,133,098
Class A-5	$14,421,028
Class X-A	$23,911,488
Class X-B	$6,277,090
Class X-D	$1,665,861
Class X-F	$768,705
Class X-G	$342,535
Class A-S	$3,245,087
Class B	$1,537,410
Class C	$1,494,593
Class D	$939,973
Class E	$725,888
Class F	$768,705
Class G	$342,535
Class H-RR	$299,719
Class J-RR	$897,156
Class S	3.83%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The VRR Interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules). The Retaining Sponsor is expected to transfer the VRR Interest on the Closing Date to Starwood Conduit CMBS Vertical Retention I LLC, as an MOA of the Retaining Sponsor, in accordance with the Credit Risk Retention Rules.

SMC originated or acquired approximately 34.0% of the aggregate Initial Pool Balance.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Sponsors have determined that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%.

Material Terms of the Eligible Vertical Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

Eligible Horizontal Residual Interest

The approximate fair value of each Class of Regular Certificates based on actual sales prices and final tranche sizes is set forth below:

Class of Certificates	Fair Market Value
Class A-1	$12,775,336
Class A-2	$10,397,963
Class A-SB	$35,343,523
Class A-3	$30,455,488
Class A-4	$161,722,419
Class A-5	$387,801,598
Class X-A	$37,271,184
Class X-B	$3,492,570
Class X-D	$6,429,550
Class X-F	$2,977,056
Class X-G	$1,190,464
Class A-S	$87,267,785
Class B	$41,337,051
Class C	$38,589,584
Class D	$18,230,475
Class E	$12,245,687
Class F	$10,947,873
Class G	$3,560,493
Class H-RR	$2,791,312
Class J-RR	$8,373,936
Class S	$0

The aggregate fair value of all of the Classes of Certificates (other than the Class R Certificates) is approximately $913,201,346, excluding accrued interest.

As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus, dated November 26, 2018, under the heading “Credit Risk Retention” prior to the pricing of the certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk

Retention” section.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, certificateholders the following: (a) the fair value (expressed as a percentage of the fair value of all the Classes of Regular Certificates and as a dollar amount) of the Class H-RR and Class J-RR Certificates that were retained by Starwood Conduit CMBS Horizontal Retention BBCMS 2018-C2 LLC based on actual sale prices and finalized tranche sizes, (b) the fair value (expressed as a percentage of the fair value of all the Classes of Regular Certificates and as a dollar amount) of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of closing, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on or a reasonable period after the Closing Date.

Starwood CMBS Horizontal Retention BBCMS 2018-C2 LLC will purchase the Class H-RR and Class J-RR Certificates identified in the table below that comprise the eligible horizontal residual interest for cash on the Closing Date.

Eligible Horizontal Residual Interest

Class of Certificates	Initial Available Certificate Balance(1)	Fair Value (in % and $)(2)	Expected Purchase Price(3)
Class H-RR(1)	$7,504,000	0.294%/$2,684,106	35.7690%
Class J-RR(1)	$22,514,000	0.882%/$8,053,033	35.7690%

(1)	Excludes the initial Certificate Balance of the Class H-RR and Class J-RR that Starwood Conduit CMBS Vertical Retention I LLC will purchase on the Closing Date. The VRR Interest is not included in the Initial Certificate Balance.

(2)	The estimated fair value of the Class H-RR and Class J-RR Certificates (expressed as a percentage of the fair value of all of the ABS Interests and as a dollar amount).

(3)	Expressed as a percentage of the initial Certificate Balance of each of the Class H-RR and Class J-RR Certificates, excluding accrued interest. The purchase price to be paid for the Class H-RR and Class J-RR available Certificates to be acquired by Starwood CMBS Horizontal Retention BBCMS 2018-C2 LLC is approximately $10,737,138 excluding accrued interest.

The fair value of the Class H-RR and Class J-RR Certificates identified in the above table is equal to approximately 1.176% of the aggregate fair value of all ABS Interests.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the Certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, the Realized Losses on the Mortgage Loans will be allocated first, to the Yield-Priced Certificates that are Principal Balance Certificates (in reverse sequential order), second, to the Class E certificates, third, to the Class D Certificates, fourth, to the Class C Certificates, fifth, to the Class B Certificates, sixth, to the Class A-S Certificates, and seventh, to the Senior Certificates, in each case until the Certificate Balance of that Class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the Classes of Yield-Priced Certificates identified in the table above in this “—Material Terms of the Eligible Horizontal Residual Interest” section, see “Description of the Certificates” and “Pooling and Servicing Agreement” in this prospectus.

Hedging, Transfer and Financing Restrictions

Pursuant to the Credit Risk Retention Rules, the Retaining Sponsor will not be permitted to transfer the VRR Interest or the Class H-RR or Class J-RR Certificates (except to an MOA of such Retaining Sponsor), unless such restrictions expire under the Credit Risk Retention Rules as described below or otherwise no longer apply. See “Description of the Trust and Servicing Agreement—Amendments” in this prospectus. In addition, the Retaining Sponsor and its affiliates will not be permitted to enter into any hedging, financing, pledging, hypothecation or similar transaction or activity with respect to the VRR Interest or the Class H-RR or J-RR Certificates unless such transaction complies with the Credit Risk Retention Rules.

As of the Closing Date, the Retaining Sponsor may obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules.

The restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans have been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total outstanding Certificate Balance of the ABS Interests has been reduced to 33% of the total outstanding Certificate Balance of the ABS Interests as of the Closing Date; or (iii) two years after the Closing Date.

See “Risk Factors—Other Risks Related to the Certificates—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2018-C2 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-F, Class X-G certificates (collectively, the “Class X Certificates”), Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR, Class S and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X Certificates (other than the Class X-D, Class X-F and Class X-G Certificates) and the Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$12,775,374
A-2	$10,398,254
A-SB	$34,314,800
A-3	$30,154,934
A-4	$160,133,098
A-5	$376,521,028
X-A	$624,297,488
X-B	$163,878,090
A-S	$84,726,087
B	$40,133,410
C	$39,018,593

Non-Offered Certificates
X-D	$43,477,861
X-F	$20,066,705
X-G	$8,918,535
D	$24,525,973
E	$18,951,888
F	$20,066,705
G	$8,918,535
H-RR	$7,803,719
J-RR	$23,411,156

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $624,297,488. The Notional Amount of the Class X-B certificates will equal the aggregate Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $163,878,090. The Notional Amount of the Class X-D certificates will equal the aggregate Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $43,477,861. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The initial Notional Amount of the

Class X-F certificates will be approximately $20,066,705. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The initial Notional Amount of the Class X-G certificates will be approximately $8,918,535.

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive the Excess Interest received on any ARD Loan allocated as described under “—Excess Interest” below.

“Excess Interest” with respect to any ARD Loan is the interest collected from the related borrower at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in January 2019.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. Wells Fargo Bank, National Association is prohibited from investing funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments; provided, however, that if, at any time Wells Fargo Bank, National Association is no longer the certificate administrator, any successor certificate administrator will be authorized but not required to direct the investment of such funds in Permitted Investments. Such successor certificate administrator will be entitled to retain any interest or other income earned on such funds and such certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of a Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates);

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Yield Maintenance Charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)   with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)   the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of their Certificate Balances, in the following priority:

(i)	prior to the Cross-Over Date,

(a)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

(b)	to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates are reduced to zero,

(c)	to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,

(d)	to the Class A-3 certificates in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,

(e)	to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero,

(f)	to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero,

(g)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero; and

(ii)	on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon the aggregate unreimbursed Realized Losses previously allocated to each such class), first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to each such class, and then, (ii) to interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal

Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates, the Class B certificates and the Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates and the Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates and the Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates and the Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates and the Class G certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-eighth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates and the Class H-RR certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class J-RR certificates first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Thirty-first, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class S and Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 3.3960%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 3.5020%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 4.0520%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to 4.0470%.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to 4.3140%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 4.2360%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to the lesser of (i) the WAC Rate that corresponds to the related Interest Accrual Period and (ii) 4.6240%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to the WAC Rate that corresponds to the related Interest Accrual Period, less 0.2240%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to the WAC Rate that corresponds to the related Interest Accrual Period.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to 3.0000%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to 3.0000%.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to 3.0000%.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to 3.0000%.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to the WAC Rate that corresponds to the related Interest Accrual Period.

The Pass-Through Rate on the Class J-RR certificates will be a per annum rate equal to the WAC Rate that corresponds to the related Interest Accrual Period.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Excess Interest, if any, with respect to any ARD Loan.

The Class R Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or “Revised Rate”.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Principal Shortfall for that Distribution Date,

(b)   the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)   the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)   Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)   Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan), that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each

Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)    the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)    all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)    any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the acquisition of the related REO Property for U.S. federal tax purposes, minus (y) the sum of:

(i)    the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)    the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to each Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of each Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance shall equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the acquisition of the related REO Property for U.S. federal tax purposes, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan. Amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA or with respect to any Subordinate Companion Loan, as set forth in the related Intercreditor Agreement.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class S certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, in the case of each Serviced Whole Loan, any amounts payable to the holder or holders of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) unpaid interest accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder or holders of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) unpaid interest accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, Prepayment Premiums and Yield Maintenance Charges, if any, collected in respect of the Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator to the holders of each class of Regular Certificates in the following manner: (1) pro rata, among (u) the group of the Class A-1 certificates, Class A-2 certificates, Class A-3 certificates, Class A-4 certificates, Class A-5 certificates, Class A-SB certificates and the Class X-A certificates (the “YM Group A”), (v) the group of the Class A-S certificates, Class B certificates, Class C certificates and the Class X-B certificates (the “YM Group BC”), (w) the group of the Class X-D certificates, Class D certificates and Class E certificates (the “YM Group DE”), (x) the group of the Class X-F certificates and the Class F certificates (the “YM Group F”), (y) the group of the Class X-G certificates and Class G certificates (the “YM Group G”) and (z) the Class H-RR certificates and Class J-RR certificates (the “YM Group HJ-RR”, and collectively with the YM Group A, the YM Group BC, the YM Group DE, the YM Group F and the YM Group G, the “YM Groups”), and based upon the aggregate of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (2) among the classes of certificates in each YM Group, in the following manner: (i) with respect to each YM Group (other than the YM Group HJ-RR), (A) the holders of each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of Prepayment Premiums or Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group representing principal payments in respect of the mortgage loans on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Principal Balance Certificates, and (c) the Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period and allocated to such YM Group and (B) any Prepayment Premiums or Yield Maintenance Charges allocated to such YM Group collected during the related Collection Period remaining after such distributions will be distributed to the class of Class X Certificates in such YM Group and (ii) with respect to the YM Group HJ-RR, the holders of each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of Prepayment Premiums or Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the classes comprising such YM Group on such Distribution Date, and (b) the Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period and allocated to such YM Group. If there is more than one such class of certificates entitled to distributions of principal on any particular Distribution Date on which Prepayment Premiums or Yield Maintenance Charges relating to the mortgage loans are distributable, the aggregate amount of such Prepayment Premiums or Yield Maintenance Charges will be allocated among all such classes of certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F or Class G certificates is a fraction (A) whose numerator is the greater of zero and the difference between (i) the Pass-Through Rate on such class of certificates, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge or Prepayment Premium with respect to such principal prepayment and (B) whose denominator is the greater of zero and the difference between (i) the Mortgage Rate on the related Mortgage Loan (or with respect to any Mortgage Loan that is part of a Serviced Whole Loan, the Mortgage Rate of such Serviced Whole Loan) and (ii) the Discount Rate used in calculating the Yield Maintenance Charge or Prepayment Premium with respect to such principal prepayment; provided, however, that (1) under no circumstances will the Base Interest Fraction be greater than one or less than zero, (2) if such Discount Rate is greater than or equal to the Mortgage Rate on the related Mortgage Loan or the Serviced Whole Loans, as applicable, and is greater than or equal to the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will equal zero, and (3) if the Discount Rate is greater than or equal to the Mortgage Rate on such Mortgage Loan or the Serviced Whole Loans, as applicable, and is less than the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will be one.

The term “Discount Rate” as used in the preceding paragraph will be as set forth in the related loan documents but will generally mean the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, open prepayment date and/or Anticipated Repayment Date or the remaining weighted average life, of the related mortgage loan plus, in certain circumstances, an additional specified percentage and converted to a monthly equivalent yield (as described in the respective loan documents).

No Yield Maintenance Charges or prepayment premiums will be distributed to the holders of the Class S or Class R certificates.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Yield Maintenance Charges or prepayment premiums will be distributed to the holders of the Class S or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	May 2023
Class A-2	May 2023
Class A-SB	April 2028
Class A-3	November 2025
Class A-4	October 2028
Class A-5	December 2028
Class X-A	December 2028
Class X-B	December 2028
Class A-S	December 2028
Class B	December 2028
Class C	December 2028

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in December 2051. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(1)   the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(2)   the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan(s) to the master servicer under the related other pooling and servicing agreement.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates.

In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, sixth, to the Class A-5 certificates, until their Certificate Balance has been reduced to zero, and seventh, to the Class A-SB certificates until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates, the Class H-RR certificates and the Class J-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class J-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”).

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class J-RR certificates;

second, to the Class H-RR certificates,

third, to the Class G certificates;

fourth, to the Class F certificates;

fifth, to the Class E certificates;

sixth, to the Class D certificates;

seventh, to the Class C certificates;

eighth, to the Class B certificates; and

ninth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class S certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” and “Transaction Parties—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the respective Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan with Subordinate Companion Loan(s), losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and any related Pari Passu Companion Loans, pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record on the certificate administrator’s website a Distribution Date Statement based in part on the information delivered to it by the master servicer or special servicer, providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing information as to (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date Statement (which form is subject to change), and as required under the PSA, in the case of the CREFC® Reports, and including substantially the following information:

(1)   a report with respect to the related reporting period, containing the information provided for Annex B (the “Distribution Date Statement”);

(2)   a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)   a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)   a CREFC® advance recovery report;

(5)   a CREFC® total loan report;

(6)   a CREFC® operating statement analysis report;

(7)   a CREFC® comparative financial status report;

(8)   a CREFC® net operating income adjustment worksheet;

(9)   a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under a Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® loan periodic update file; and

●	a CREFC® Appraisal Reduction Amount template (if provided for such Distribution Date).

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending March 31, 2019, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property as of the end of that calendar quarter (and the borrower provides sufficient information to report pursuant to CREFC® guidelines), provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than any Non-Serviced Mortgage Loan) is on the CREFC® servicer watch list). The master servicer (with respect to non-Specially Serviced Loans) will deliver, or the special servicer (with respect to Specially Serviced Loans and REO Properties) will forward to the master servicer and the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2019, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (8) above. Such master servicer will deliver, or such special servicer will forward to the master servicer and the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder, any Excluded Information via the certificate administrator’s website (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)), and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer will not directly or indirectly provide any information related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be. Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan. The master servicer will agree in the PSA not to restrict access by the special servicer to any information related to any Mortgage Loan, and the certificate administrator will agree in the PSA not to restrict access by the special servicer to any information related to any Mortgage Loan including any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor or manager of the foregoing), (ii) that either (a) such person is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, in which case such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus (except with respect to a Companion Holder) and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, any holder of Class F, Class G, Class H-RR or Class J-RR certificates evidencing part of the VRR Interest or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holder of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor (which may be in the form of a standing order) to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification, the master servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a Certificate Owner and a Privileged Person, will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

●	this prospectus;

●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date Statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

●	any annual reports prepared by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the special servicer;

●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format; and

●	the CREFC® appraisal reduction amount template or a detailed worksheet showing the calculation of each Appraisal Reduction Amount, Collateral Deficiency Amount, and Cumulative Appraisal Reduction Amount on a current and cumulative basis;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the PSA;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the certificates;

●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

●	any notice of resignation or termination of the master servicer or special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the issuing entity;

●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any Proposed Course of Action Notice;

●	any assessment of compliance delivered to the certificate administrator;

●	any Attestation Reports delivered to the certificate administrator;

●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;

●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “Risk Retention Special Notices” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party with respect to any related Excluded Controlling Class Loan (such party, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding any Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to any Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)   2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests. The Class S and Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders”, “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group—BBCMS 2018-C2

with a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the applicable mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)    the original Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)    the original or a certified copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)    an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)    the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)    an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form

(or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)    the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)    originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)    the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)    any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)    an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)    the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)    the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)    the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)    the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)    the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)    the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)    the original or a copy of all related environmental insurance policies;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)   A copy of each of the following documents:

(i)       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)      the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)     any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)     all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)      the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)     any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)    any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)   any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)    any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)     any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)    any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)    any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)   a copy of all related environmental reports; and

(xiv)   a copy of all related environmental insurance policies;

(b)   a copy of any engineering reports or property condition reports;

(c)   other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)   for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)   a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)    a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)   a copy of the appraisal for the related Mortgaged Property(ies);

(h)   for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)    a copy of the applicable mortgage loan seller’s asset summary;

(j)    a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)   a copy of all zoning reports;

(l)    a copy of financial statements of the related mortgagor;

(m)  a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   a copy of all UCC searches;

(o)   a copy of all litigation searches;

(p)   a copy of all bankruptcy searches;

(q)   a copy of the origination settlement statement;

(r)    a copy of the insurance consultant report;

(s)   a copy of organizational documents of the related mortgagor and any guarantor;

(t)    a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not covered by the origination settlement statement;

(u)   a copy of any closure letter (environmental), if not covered by the environmental reports; and

(v)   a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties, if not covered by the environmental reports;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that were not included in connection with the origination of the Mortgage Loan because such document was inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect; provided that no information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1 and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following the earlier of:

(x)   such mortgage loan seller’s discovery of any Material Defect;

(y)   such mortgage loan seller’s receipt of notice of any Material Defect from any party to the PSA; or

(z)   in the case of any Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the earlier of (A) the discovery of any Material Defect by any party to the PSA or (B) receipt of a notice of any Material Defect by the applicable mortgage loan seller,

(1)   cure such Material Defect in all material respects, at its own expense,

(2)   repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(3)   substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or such REO Loan (excluding any related Serviced Companion Loan, if applicable), and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, further, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor, the asset representations reviewer and, with respect to any Mortgage Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon any Trust REMIC, the Grantor Trust or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan, but in all cases only prior to a Control Termination Event) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In the case of a Material Defect with respect to the Liberty Portfolio Mortgage Loan, each of CCRE and Barclays will be responsible for any remedies solely in respect of the note sold by it as if each note evidencing the Liberty Portfolio Mortgage Loan was a separate Mortgage Loan.

In addition, the MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan(s) from the related Non-Serviced Securitization Trust, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loan contained in the related Non-Serviced Securitization Trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan(s), if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan(s), if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loans), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related mortgage loan seller and any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period).

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)   have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)   have a Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)   have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)   accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)   have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)    have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)   comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)     have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)     constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)    not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)     have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)   have been approved, so long as a Control Termination Event has not occurred and is not continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o)   prohibit defeasance within two years of the Closing Date;

(p)   not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the grantor trust status of the Grantor Trust or the imposition of tax on any Trust REMIC, the Grantor Trust or the issuing entity other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel;

(q)   have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees and reimbursable expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loans), any related Serviced Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan(s) and any related REO Properties (including the issuing entity’s interest in any REO Property acquired with respect to any Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but do not include any Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), the related Companion Loans and any related REO Properties. In the case of the Serviced Whole Loans, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan(s) and the related REO

Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated Intralinks website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of any related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan(s) constituted a single lender), taking into account the pari passu or subordinate nature of the related Companion Loan(s)), as applicable, as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)   any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)   the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)   the obligation, if any, of the master servicer to make Advances;

(D)   the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)   the ownership, servicing or management for others of (i) any Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)   any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)   any option to purchase any Mortgage Loan or the related Companion Loan(s) the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)   any obligation of the master servicer or the special servicer, or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan(s) or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of any Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans to one or more third-party sub-servicers provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if, among other things, the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause) at any time it considers removal to be in the best interests of the Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)   all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan

(other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)   in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been made with respect to any Mortgage Loan (or, in the case of the Non-Serviced Whole Loans, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Serviced Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, prepayment premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Companion Loan(s), as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for the Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan(s).

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to the Non-Serviced Whole Loans, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, the master servicer will deliver to any master servicer under any pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to a Non-Serviced Mortgage Loan, the master servicer will deliver to the related Non-Serviced Master Servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related mortgaged properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, (c) estimated future expenses, (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any

Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, the trustee or the special servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance and (e) with respect to a Non-Serviced Whole Loan, any non-recoverability determination of the other master servicer or other trustee under the related Non-Serviced PSA relating to a principal and interest advance for a Non-Serviced Companion Loan. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to the Non-Serviced Whole Loans, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan(s), if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer, the special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan(s) (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan(s), as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer, the special servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer, the special servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer, the special servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer, the special servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s, the special servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of the Non-Serviced Whole Loans under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account in no event later than the 2nd business day following receipt of available and properly identified funds all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and, within two business days following the master servicer’s receipt of properly identified funds (to the extent consistent with the related Intercreditor Agreement), deposit amounts collected in respect of each Serviced Whole Loan in the related Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in a Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R and Class S certificates as set forth in the PSA generally) to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”) (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class S certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts and the Companion Distribution Account may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as applicable, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)       to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any prepayment premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, if any or (B)  to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)      to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)     to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)      to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)       to pay to the asset representations reviewer, the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee to the extent payable as a trust fund expense;

(vi)      to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)     to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)    to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)     to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)      to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date), (B) certain penalty charges and default interest and (C) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xi)     to recoup any amounts deposited in the Collection Account in error;

(xii)    to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)    to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)    to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)     to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)    to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)   to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)  to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)   to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)    to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan(s).

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan(s) or from general collections with respect to the securitization of the related Companion Loan(s). If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan(s)’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan(s) or, if and to the extent permitted under the related Intercreditor Agreement, from the holder or holders of the related Serviced Companion Loan(s).

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including a collection of reports specified by the CREFC® from time to time as described in the PSA (the “CREFC® Investor Reporting Package”). Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and each REO Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (and any related Serviced Companion Loan) that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on the subject Mortgage Loan (and any related Serviced Companion Loan) for so long as it remains a Corrected Loan and subject to a cap described under “—Special Servicing Compensation”.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	(i) With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and any related REO Property for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest) and (ii) with respect to each Mortgage Loan and, in certain circumstances described in “—Special Servicing Compensation”, each Serviced Companion Loan, for which the special servicer	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such mortgage loan, an amount calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest) and subject to the maximum amount described under “—Special Servicing Compensation”.
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other review fees actually collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower.	Time to time
Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding any Companion Loans).	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	A reasonable and customary hourly fee, plus any related costs and expenses; provided that such fee will not be greater than the Asset Representations Reviewer Cap.	By the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will become an expense of the trust.	Upon the completion of each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan (or any Specially Serviced Loan) and any related Serviced Companion Loan in respect of which an REO Property was acquired, and all references to Mortgage Loan, Companion Loan and Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to a Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer under the related Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan will be entitled to receive similar fees and reimbursements with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the Non-Serviced Whole Loans), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the Non-Serviced Whole Loans.

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or Whole Loan, equal to a per annum rate ranging from 0.00250% to 0.05125%. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee shall not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	(x) 50% of Excess Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA (including, without limitation, a consent, approval or other action processed by the special servicer) and (y) 100% of Excess Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) and paid in connection with a consent, approval or other action that the master servicer is permitted to take in the absence of the processing, consent or approval (or deemed consent or approval) of the special servicer under the PSA;

●	(x) 100% of all assumption fees and earnout fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the master servicer is permitted to take in the absence of the processing, consent or approval (or deemed consent or approval) of the special servicer under the PSA, and (y) 50% of assumption fees and earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA (including, without limitation, a consent, approval or other action processed by the special servicer);

●	100% of assumption application fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan) for which the master servicer is processing the underlying assumption transaction (whether or not the consent of the special servicer is required);

●	(x) 100% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent the master servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA, and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA (including, without limitation, a consent processed by the special servicer);

●	any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and any Serviced Companion Loan;

●	100% of charges for beneficiary statements or demands actually paid by the borrowers under the Mortgage Loans and any Serviced Companion Loan other than any Specially Serviced Loan;

●	any Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans;

●	interest or other income earned on deposits in the collection or other accounts maintained by the master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and

●	100% of any late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans other than 50% of any default interest with respect to non-Specially Serviced Loans to which the Special Servicer is entitled as described under “—Special Servicing Compensation” below), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding the foregoing, each of the master servicer and the special servicer may also charge reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, as applicable, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 18-months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including any Non-Serviced Mortgage Loan) and each related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loans. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (and/or sub-servicer) servicing such Non-Serviced Mortgage Loan under the applicable Non-Serviced PSA will be entitled to a primary servicing fee accruing at a rate ranging from 0.00125% to 0.03250% per annum with respect to such Non-Serviced Mortgage Loan, which, for the avoidance of doubt, is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (a) a per annum rate of 0.25% and (b) the per annum rate that would result in a Special Servicing Fee of $3,500 for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan(s) (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be equal to the lesser of (i) an amount calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments and payments at maturity or Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) to be $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 18 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior twelve months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan, Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made three (3) consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three (3) consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee for each Specially Serviced Loan and REO Property will be payable from the related payment or proceeds in an amount equal to the lesser of (i) a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (exclusive of default interest) (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior twelve months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)       within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect,

(ii)      the purchase of (A) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan or (B) a Mortgage Loan by the holder of a related Subordinate Companion Loan after it has become a Specially Serviced Loan, in each case, within 90 days following the date that the first purchase option trigger occurs resulting in such purchase option holder’s purchase option becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)     the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the issuing entity,

(iv)     with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the applicable mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)      the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)      if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1)(y) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full. Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (v) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)       100% of Excess Modification Fees actually collected during the related collection period with respect to any Specially Serviced Loans (and any related Serviced Companion Loan) or successor REO Mortgage Loans and any REO Companion Loan;

(ii)      50% of Excess Modification Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA (including, without limitation, a consent, approval or other action processed by the special servicer);

(iii)     (x) 100% of assumption fees and earnout fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Loans (and any related Serviced Companion Loan), and (y) 50% of assumption fees and earnout fees and other similar items collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA (including, without limitation, a consent, approval or other action processed by the special servicer);

(iv)     100% of assumption application fees collected during the related collection period with respect to Mortgage Loans (and any related Serviced Companion Loan, if applicable) for which the special servicer is processing the underlying assumption transaction;

(v)      (x) 100% of consent fees on Mortgage Loans (and any related Serviced Companion Loan) that are Specially Serviced Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable), and (y) 50% of consent fees on Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Companion Loan, as applicable) and is paid in connection with a consent that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the PSA (including, without limitation, a consent processed by the special servicer);

(vi)     100% of charges for beneficiary statements or demands actually paid by the borrowers under the Specially Serviced Loans; and

(vii)     late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loans since the Closing Date.

Notwithstanding the foregoing, each of the master servicer and the special servicer may also charge reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

In addition to any default interest to which the Special Servicer is entitled as described above, the special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related

Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the Master Servicer Remittance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of any such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate

Administrator/Trustee Fee includes the trustee fee and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $290 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00785% per annum (the “Certificate Administrator Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan (excluding any Non-Serviced Mortgage Loan and any Companion Loan), and will accrue at a rate (the “Operating Advisor Fee Rate”), equal to a per annum rate equal to (i) except with respect to the GNL Portfolio, Fidelis Portfolio, Home Depot Technology Center, Shelbourne Global Portfolio II and One River Place Mortgage Loans, 0.00226%, (ii) with respect to the GNL Portfolio Mortgage Loan, 0.00318%, (iii) with respect to the Fidelis Portfolio Mortgage Loan, 0.00327%, (iv) with respect to the Home Depot Technology Center Mortgage Loan, 0.00392%, (v) with respect to the Shelbourne Global Portfolio II Mortgage Loan, 0.00426% and (vi) with respect to the One River Place Mortgage Loan, 0.00559%, and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”) payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to

0.00028% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (excluding any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

With respect to each Delinquent Loan that is subject to an Asset Review, the asset representations reviewer will be entitled to a fee that is a reasonable and customary hourly fee charged by the asset representations reviewer for similar consulting assignments at the time of such review and any related costs and expenses; provided that the total payment to the asset representations reviewer will not be greater than the Asset Representations Reviewer Cap (the “Asset Representations Reviewer Asset Review Fee”).

With respect to an individual Asset Review Trigger and the Mortgage Loans that are Delinquent Loans and are subject to an Asset Review (the “Subject Loans”), the “Asset Representations Reviewer Cap” will equal  the sum of (i) $15,000 multiplied by the number of Subject Loans, plus (ii) $2,000 per Mortgaged Property relating to the Subject Loan in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement The Asset Representations Reviewer Cap will be subject to annual increases based on changes to the Consumer Price Index.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable asset representations reviewer (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

The related mortgage loan seller with respect to each Delinquent Loan that is subject to an Asset Review will be required to pay the portion of the Asset Representations Reviewer Asset Review Fee attributable to the Delinquent Loan contributed by it, as allocated on the basis of the hourly charges and costs and expenses incurred with respect to its related Delinquent Loans; provided that if the total charge for the asset representations reviewer on an hourly fee plus costs and expenses basis would exceed the Asset Representations Reviewer Cap, each mortgage loan seller’s required payment will be reduced pro rata according to its proportion of the total charges until the aggregate amount owed by all mortgage loan sellers is equal to the Asset Representations Reviewer Cap; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer, as applicable, will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the “CREFC® Investor Reporting Package” in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and REO Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)   120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)   the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or the related Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)   30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)   30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and not otherwise dismissed within such time);

(5)   60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)   a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer within 30 days after the default, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance with the Mortgage Loan documents or the PSA; and provided, further, if the related borrower has delivered to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the special servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; and

(7)   immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan; provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

Except for purposes of calculating the amount of a P&I Advance, no Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives from the master servicer any information reasonably necessary to make the calculation, equal to the excess of:

(a)   the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)   the excess of

1.	the sum of

(a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicer’s option, either (i) an MAI appraisal obtained by the special servicer (the costs of which will be paid by the master servicer as an Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

(b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

(c)	all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.	the sum as of the Due Date occurring in the month of the date of determination of

(a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

(b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

(c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to the Non-Serviced Whole Loans). On the first Determination Date occurring on or after the tenth business day following the special servicer’s receipt of the MAI appraisal or the valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer will be required to calculate and report to the master servicer, who will report to the certificate administrator and report or make available to the trustee, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the special servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the special servicer receives such MAI appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within 5 business days of the special servicer’s reasonable request.

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for three (3) consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding three (3) months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, who will report to the certificate administrator and report or make available to the trustee, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the special servicer. With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the master servicer has not notified the special servicer of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above, including the party to the Non-Serviced PSA that calculates the Appraisal Reduction Amount. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of a Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated, together with the related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise the Non-Serviced Whole Loans. Any appraisal reduction calculated with respect to the Non-Serviced Whole Loans will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class J-RR certificates; second, to the Class H-RR certificates; third, to the Class G certificates; fourth, to the Class F certificates; fifth, to the Class E certificates; sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within 5 business days of the special servicer’s reasonable request. None of the master servicer, the operating advisor, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) with respect to any Mortgage Loan, all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class H-RR Certificates, third, to the Class G certificates, fourth, to the Class F certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates and finally, to the Class A-S certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class J-RR certificates, second, to the Class H-RR certificates, third, to the Class G certificates, fourth, to the Class F certificates, and fifth, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the special servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior Control Eligible Certificates, if any, during such period.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than the Mortgaged Property securing the Non-Serviced Whole Loans and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and Serviced Companion Loans) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing the Non-Serviced Whole Loans), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or special servicer

(with respect to REO Properties other than a Mortgaged Property securing the Non-Serviced Whole Loans), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (in respect of any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing any Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and the special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided that the Directing Holder will not have more than 30 days to respond to the master servicer’s or the special servicer’s, as applicable, request for such consent or consultation, as applicable; provided, further, that upon the master servicer’s or the special servicer’s, as applicable, determination, consistent with the Servicing Standard, that exigent circumstances do not allow the master servicer to consult with the Directing Holder the master servicer or the special servicer, as applicable, will not be required to do so.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to any Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than the Mortgaged Property securing the Non-Serviced Whole Loans), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to modifications, waivers and amendments that are not Special Servicer Decisions or Major Decisions, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than three (3) months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise (i) cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or (ii) result in the imposition of a tax upon any Trust REMIC, the Grantor Trust or the issuing entity. The master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Decisions or Major Decisions without the consent of the special servicer (which such consent may be deemed received by the master servicer if the master servicer is processing such modification, waiver or amendment and special servicer does not respond within 10 business days of delivery to the special servicer of the analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to any non-Specially Serviced Loan except as set forth in the proviso immediately following this definition below, the master servicer will not consent to, process or approve any request by a borrower with respect to any of the following, but will forward such request to the special servicer for processing and evaluation (each, a “Special Servicer Decision”):

(1)     approving or denying leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for all leases (other than, in each case, ground leases) in excess of the lesser of (a) 30,000 square feet and (b) 30% of the net rentable area at the related Mortgaged Property;

(2)     approving annual budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.25x (to the extent lender approval is required under the related mortgage loan documents) with material (more than 10%) increases in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

(3)     any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as “performance”, “earn-out” or “holdback” escrows or reserves including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans securing the Mortgaged Properties specifically identified in the PSA, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision);

(4)     any requests for the release of collateral or the acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan other than: (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan or Serviced Whole Loan; (b) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral, except as provided in clause (9) below; (c) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (d) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

(5)     approving any transfer of an interest in the borrower under a Serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (a) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the conditions to the transfer or assumption set forth in the related mortgage loan documents that do not include lender approval or the exercise of lender discretion, including a consent to transfer or assumption to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower;

(6)     requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

(7)     approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(8)     approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(9)     agreeing to any modification, waiver, consent or amendment of a Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; and

(10)     determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease (and in any such case, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the related Mortgage Loan is the ground lease).

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan; provided further that the master servicer will, without the need for any such mutual agreement between the master servicer and the special servicer, process any Special Servicer Decision described in subclauses (a) and (b) of clause (9) of this definition of “Special Servicer Decision” with respect to any non-Specially Serviced Loan, in each case subject to the consent (or deemed consent) of the special servicer as obtained pursuant to the PSA.

With respect to non-Specially Serviced Loans except as set forth in the next sentence in this paragraph, the master servicer will not consent to, process or evaluate any borrower request for a Major Decision or Special Servicer Decision but will refer such request to the special servicer. Generally, the special servicer will process the request directly and make the determination whether or not to consent to or approve such request. However, if the master servicer and special servicer mutually agree that the master servicer will process such request, the master servicer will prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Certificateholder” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus) to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision or a Special Servicer Decision. In any case with respect to any Major Decision or Special Servicer Decision in connection with a non-Specially Serviced Loan, each of the master servicer and the special servicer will be entitled to 50% of any Excess Modification Fees and assumption, consent and earnout fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters, whether or not the master servicer processes such request.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus, and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

If the special servicer gives notice of any modification, waiver or amendment of any term of any Mortgage Loan (other than the Non-Serviced Whole Loans) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan (or if such Companion Loan is in a securitization, the master servicer of such securitization on its behalf), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (with respect to any Mortgage Loan other than an Excluded Loan, and unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (prior to the occurrence of a Consultation Termination Event and other than with respect to an Excluded Loan), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation

Termination Event and other than with respect to an Excluded Loan, upon consultation with the Directing Certificateholder) and (ii) with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, and (z) together with all other Mortgage Loans with which it is cross collateralized or cross-defaulted or together with all other Mortgage Loans with the same or an affiliated borrower, that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such Mortgage Loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) with respect to such waiver of rights, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the special servicer has obtained the consent of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to an Excluded Loan, has consulted with the Directing Certificateholder) and (ii) the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any) if such Mortgage Loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $20,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

Any modification, extension, waiver or amendment of the payment terms of the Non-Serviced Whole Loans will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Inspections; Collection of Operating Information

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case, commencing in the calendar year 2020, unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2019 and the calendar year ending on December 31, 2019 and to review such items in connection with the preparation of the CREFC® operating statement analysis reports and the CREFC® NOI adjustment worksheets. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)   as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date, and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (who will be required to promptly forward such written evidence to the special servicer) or special servicer, as of the related maturity date, written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan or a signed purchase and sale agreement with respect to a sale of the Mortgaged Property (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, such agreement will include delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer and the special servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer and the special servicer (and the master servicer or special servicer, as applicable, is required to promptly forward such commitment or other similar refinancing documentation to the other such party), which provides that such refinancing or sale will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (ii) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing documentation or purchase agreement), or (iii) the related refinancing documentation or purchase agreement is terminated before the refinancing or sale is scheduled to occur;

(2)   as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)   as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding; provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period), or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)   as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)   as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)   as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable), has occurred and remains unremediated for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)   as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (with, unless a Control Termination Event has occurred and is continuing, the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (1) and (2) of the definition of Specially Serviced Loans, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (3), (4), (5) and (7) of the definition of Specially Serviced Loans, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (6) of the definition of Specially Serviced Loans, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to prepare one of more additional Asset Status Reports with respect to any such Specially Serviced Loan subsequent to the issuance of a Final Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan changes in the strategy reflected in the initial Final Asset Status Report (or subsequent Final Asset Status Reports) are necessary to reflect the then current recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event);

●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or, if such related Serviced Companion Loan has not been included in a securitization transaction, to the holders of the related Serviced Companion Loan;

●	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of a Control Termination Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the special servicing transfer event:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days)) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 5-business day or 10-business day period, as applicable, and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report required to be delivered by the special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Approval Process, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the Final Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report shall be labeled or otherwise identified or communicated as being final.

Prior to a Control Termination Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following the Directing Certificateholder Approval Process.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within

10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans)). For additional information, see “—The Operating Advisor—Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than any Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of the related Serviced Companion Loan), as a collective whole as if such Certificateholders and, if applicable, the holders of the related Serviced Companion Loans constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of the related Serviced Companion Loan), as a collective whole as if such Certificateholders and, if applicable, the holders of the related Serviced Companion Loans constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three (3) year period will not result in the imposition of a tax on any Trust REMIC, the Grantor Trust or the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the federal corporate rate (which, as of January 1, 2018, is 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the holder of the related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to the Determination Date or (y) 2 business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or provide to the master servicer for it to deposit) all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender (taking into account the pari passu nature of any Companion Loans, as applicable)) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such

Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loans, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the special servicer will be entitled to a Liquidation Fee to the same extent that the special servicer would be entitled to such Liquidation Fee had such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to the Purchase Price, the special servicer may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 60 days if the related borrower has provided the master servicer or the special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the party receiving such commitment will promptly forward a copy of such commitment or application to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the related co-lender agreement.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Pari Passu Companion Loan (and, in the case of the Christiana Mall Whole Loan and Fair Oaks Mall Whole Loan only, the related Subordinate Companion Loans) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination

Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan and (2) the special servicer, with respect to non-Specially Serviced Loans other than any Excluded Loan, as to all matters constituting Major Decisions, will have the right to replace the special servicer (i) for cause at any time and (ii) without cause if either (A) LNR Partners or its affiliate is no longer the special servicer or (B) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the then-Controlling Class of certificates, and will have certain other rights under the PSA, each as described below. With respect to any matter for which the consent of the Directing Certificateholder is required or for which the Directing Certificateholder has the right to direct the master servicer or the special servicer, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within 10 business days (or 5 business days if the Directing Certificateholder is an affiliate of the special servicer) following written request for input and all reasonably requested information on any required consent or direction, the Directing Certificateholder will be deemed to have consented to or approved the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be with respect to each Mortgage Loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until a Directing Certificateholder is so selected, or

(3)   upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class

Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be LNR Securities Holdings, LLC or its affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any date of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be Class J-RR certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G, Class H-RR and Class J-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the trust. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, (a) the master servicer will not be permitted to take any of the following actions unless it has obtained the consent of the special servicer and (b) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan and any Excluded Loan), prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions and the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, as to which the Directing Certificateholder has objected in writing (i) with respect to any Major Decision other than clause (ix) below, within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) and (ii) within 30 days with respect to clause (ix) below, in each case, after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the special servicer within such five-business-day, ten-business-day or 30-day period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following, a “Major Decision”:

(i)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)      any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)     following a default or an event of default with respect to a Serviced Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)     any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a Defaulted Loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Purchase Price;

(v)      any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)     any release of material collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than (1) the release of collateral securing any Mortgage Loan in connection with a defeasance, (2) the acceptance of substitute or additional collateral in the form of non-callable United States Treasury obligations in connection with a defeasance; or (3) immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower;

(viii)    (1) any property management company changes (with respect to a Serviced Mortgage Loan with a principal balance greater than $2,500,000), including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a Serviced Mortgage Loan or Serviced Whole Loan, in each case, for which lender consent or approval is required under the Mortgage Loan documents);

(ix)     releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(x)      any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)     any determination of an Acceptable Insurance Default;

(xii)    any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan, provided that if lender consent is not required for such transaction pursuant to the Mortgage Loan documents, such transaction will not constitute a Major Decision;

(xiii)   any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

(xiv)    any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

(xv)    any determination by the master servicer to transfer a Mortgage Loan or Serviced Whole Loan to the special servicer under the circumstances described in paragraph 5 of the definition of “Specially Serviced Loans”;

provided, however, that notwithstanding the foregoing, the master servicer and the special servicer may mutually agree as contemplated in the PSA that the master servicer will process and obtain the prior consent of the special servicer with respect to any of the matters listed in the foregoing clauses (i) through (xii) with respect to any non-Specially Serviced Loan, and, whether processed by the master servicer or not, with respect to a Major Decision, the master servicer and special servicer will each be entitled to 50% of any Excess Modification Fees, consent fees, ancillary fees (other than fees for insufficient or returned checks), assumption fees, transfer fees, earnout fees and similar fees (other than assumption application fees, defeasance fees and review fees) paid in connection with such matters (see “—Modification, Waivers and Amendments” in this prospectus).

If there is any request for consent required to be delivered to the Directing Certificateholder directly by the master servicer, the Directing Certificateholder will be entitled 10 business days to respond before its consent is deemed given notwithstanding any affiliation between the Directing Certificateholder and the special servicer.

With respect to any borrower request or other action on a non-Specially Serviced Loan for matters that are Major Decisions or Special Servicer Decisions, the master servicer will not agree to such modification, waiver, amendment, consent, request or other action without the prior written consent of the special servicer. In connection with such consent, if the master servicer is processing such request or action, the master servicer will promptly provide the special servicer with written notice of the request for such modification, waiver, amendment, consent, request or other action, along with the master servicer’s written recommendation and analysis, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing

Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written notice and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such modification, waiver, amendment, consent, request or other action will be deemed granted.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan), so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to appoint (and may remove and replace with or without cause) an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability for the identity or actions of the newly appointed Excluded Special Servicer, and absent negligence, willful misconduct or bad faith on the part of such resigning special servicer, such resigning special servicer and its directors, members, managers, officers, employees and agents will be entitled to indemnification under the PSA. See “—Limitation on Liability; Indemnification” in this prospectus.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class F certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided further that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided further that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to any Excluded Loan, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event will be deemed to have occurred and be continuing and a Consultation Termination Event will be deemed to have occurred, in each case, with respect to an Excluded Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion

Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s or the holder of the Subordinate Companion Loan’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to any Non-Serviced Whole Loans, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the Non-Serviced Whole Loans and, other than in respect of an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of any Non-Serviced Whole Loan that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain major decisions and consent rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each certificateholder will acknowledge and agree, by its acceptance of its certificates, that the controlling noteholders of any Non-Serviced Mortgage Loan or their respective designees (e.g. the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder or any third party. The operating advisor is not providing special servicing or sub-servicing services and will not be charged with changing the outcome on any particular Specially Serviced Loan. Potential investors should be aware that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to a Non-Serviced PSA) or any related REO Properties. However, Park Bridge Lender Services LLC is also the operating advisor under the Benchmark 2018-B7 pooling and servicing agreement, WFCM 2018-C47 pooling and servicing agreement, CD 2018-CD7 pooling and servicing agreement, DBGS 2018-C1 pooling and servicing agreement, Benchmark 2018-B6 pooling and servicing agreement and BANK 2018-BNK12 pooling and servicing agreement and, in that capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to such pooling and servicing agreements, that are substantially similar to those of the operating advisor under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan and Serviced Whole Loan, unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)     promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)     promptly reviewing each Final Asset Status Report; and

(c)     reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Certificateholder of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan and Serviced Whole Loan, while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)     the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)     the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)     the operating advisor will be required to prepare an annual report with respect to such Mortgage Loan or Serviced Whole Loans that was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C, to be provided to the trustee, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)     the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)       after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)      if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)     if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report.

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance Report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) will be required to prepare an annual report in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), the trustee, the special servicer and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least five (5) business days prior to such annual report’s delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will be required to identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of the special servicer in the manner described in “—Replacement of Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)     that is a special servicer or operating advisor on a CMBS transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such CMBS transaction as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)   that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)   that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in CMBS matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” and any information that appears on its face to be Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, any information contained within any Asset Status Report) that the special servicer has labeled and reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor will be required to keep all such labeled Privileged Information, and any information that appears on its face to be Privileged Information, confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on advice of legal counsel), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA. However, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the operating advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event will be permitted to waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of a majority of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R and Class S certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor will be permitted to resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

In addition, the operating advisor has the right to resign without cost or expense on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and the portion of any REO Loans remaining in the issuing entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The operating advisor will provide all of the parties to the PSA and the Directing Certificateholder 30 days prior written notice of any such resignation. If the operating advisor resigns pursuant to the foregoing, then no replacement operating advisor will be appointed. The resigning operating advisor will be entitled to, and subject, to any rights and obligations that accrued under the PSA prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between October 1, 2013 and September 30, 2018 was approximately 37.6% excluding all periods for which all loans within the legacy transactions are delinquent.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the four largest Mortgage Loans in the Mortgage Pool represent 24.0% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the four largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the aggregate Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide or make available, the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)     a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)    a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)   a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)   a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)    a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)   a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)  any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to any Mortgage Loan are missing any document delivered in connection with the origination of the related Mortgage Loan that are necessary to review and assess one or more documents comprising the Diligence File in connection with its completion of any Test, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer will be required to prepare a preliminary report with respect to each Delinquent Loan within 40 business days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession or by the related mortgage loan seller within 10 business days following the request by the asset representations reviewer as described above, the asset representations reviewer will list such missing documents in such preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller for each Delinquent Loan, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the master servicer or the special servicer, as applicable. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P

Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has neither performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, nor been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that:

(i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not be a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer hereunder.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)     any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)     the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of a Certificateholder Quorum elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA and each Rating Agency. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, for cause at any time, and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 25% of the certificate balance of the Controlling Class, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. As of the Closing Date, Starwood CMBS Horizontal Retention BBCMS 2018-C2 LLC will be an affiliate of LNR Partners, LLC. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the

Directing Certificateholder or the Controlling Class Certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a transaction rated by DBRS and has not been publicly cited by DBRS as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (viii) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer.

Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by such Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) or the holder of the related Subordinate Companion Loan to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the PSA and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    the master servicer or the special servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(g)   DBRS (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by DBRS within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(h)   the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% of the Voting Rights or, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to 25% of the Voting Rights, or, for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, for so long as a Control Termination Event has not occurred and is not continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Directing Certificateholder) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f), (g) or (h) under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the

PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66 2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only by all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer and the Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees, including any costs of enforcement of the indemnity, and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms of the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), certificate administrator, asset representations reviewer or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan, any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property (or with respect to the operating advisor and/or asset representations reviewer, incurred in connection with the provision of services for such Non-Serviced Mortgage Loan) under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the depositor, the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to its enforcement of its indemnification under the PSA or relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to it in each capacity for which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) obtains knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, either a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”) and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to a PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to a PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Directing Certificateholder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such PSA Party Repurchase Request, along with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such PSA Party Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). If the master servicer is the Enforcing Servicer, the master servicer may (but will not be obligated to) consult with the special servicer and (for so long as no Consultation Termination Event has occurred) the Directing Certificateholder regarding any Proposed Course of Action. Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will, within 15 business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The

Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 30 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as the case may be. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA (other than the BBCMS 2018-CHRS TSA, which is described below) will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS Mortgage Trust 2018-C2 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicers or special servicers under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicers and special servicers for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicers under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and special servicers, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2018-C2 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the Christiana Mall Mortgage Loan

The Christiana Mall Whole Loan, and any related REO Property, are serviced under the BBCMS 2018-CHRS TSA. The servicing arrangements under the BBCMS 2018-CHRS TSA are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. The BBCMS 2018-CHRS TSA contains terms and conditions that are customary for securitization transactions involving assets similar to the Christiana Mall Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the Trust and the trust funds for the Christiana Mall Companion Loans, (ii) required by law or changes in any law, rule or regulation or (iii) generally required by the rating agencies in connection with the issuance of ratings in securitizations similar to this securitization as well as the securitizations related to Christiana Mall Companion Loans. Such terms include, without limitation:

●	The BBCMS 2018-CHRS Master Servicer earns a primary servicing fee with respect to the Christiana Mall Mortgage Loan and the Christiana Mall Pari Passu Companion Loans that are not included in the BBCMS 2018-CHRS Mortgage Trust that is to be calculated at 0.00125% per annum and a primary servicing fee for the Christiana Mall Companion Loans that are included in the BBCMS 2018-CHRS Mortgage Trust at a per annum rate of 0.0025%.

●	Upon the Christiana Mall Whole Loan becoming a specially serviced loan under the BBCMS 2018-CHRS TSA, the BBCMS 2018-CHRS Special Servicer will earn a special servicing fee payable monthly with respect to the Christiana Mall Mortgage Loan accruing at a rate equal to 0.125% per annum, until such time as Christiana Mall Whole Loan is no longer specially serviced.

●	Pursuant to the BBCMS 2018-CHRS TSA, the liquidation fee and the workout fee with respect to the Christiana Mall Mortgage Loan are similar, but not necessarily identical, to the corresponding fees payable under the PSA. The BBCMS 2018-CHRS Master Servicer or trustee under the BBCMS 2018-CHRS TSA (the “BBCMS 2018-CHRS Trustee”), as applicable, is required to make advances of principal and interest and advances of certain administrative expenses with respect to the Christiana Mall Companion Loans that are included in the BBCMS 2018-CHRS Mortgage Trust (but not with respect to any Christiana Mall Companion Loans not included in the BBCMS 2018-CHRS Mortgage Trust), unless the BBCMS 2018-CHRS Master Servicer or BBCMS 2018-CHRS Trustee, as applicable, has determined that any such advance and interest thereon would not be recoverable from collections on the Christiana Mall Companion Loans included in the BBCMS 2018-CHRS Mortgage Trust. Reimbursement of such amounts and interest thereon are payable only from proceeds of the Christiana Mall Whole Loan.

●	The BBCMS 2018-CHRS Master Servicer or BBCMS 2018-CHRS Trustee, as applicable, is obligated to make property protection advances and advances of certain administrative expenses with respect to Christiana Mall Whole Loan, unless a determination is made by the BBCMS 2018-CHRS Master Servicer or BBCMS 2018-CHRS Trustee, as applicable, that any such advance and interest thereon would not be recoverable from collections on the Christiana Mall Whole Loan. If the BBCMS 2018-CHRS Master Servicer or BBCMS 2018-CHRS Trustee

determines that any such advance made with respect to the Christiana Mall Whole Loan or the related Mortgaged Property is nonrecoverable, such advance will be reimbursed in full from any collections on the Christiana Mall Whole Loan before any allocation or distribution is made in respect of the principal and interest payments on the Christiana Mall Whole Loan. In the event that collections received after the final liquidation of the Christiana Mall Whole Loan or the related Mortgaged Property are not sufficient to reimburse such property protection advances in full or pay other fees and trust fund expenses in full, the issuing entity will be required to pay its pro rata share of such fees and expenses.

●	Amounts payable with respect to the Christiana Mall Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the BBCMS 2018-CHRS TSA may be allocated between the BBCMS 2018-CHRS Master Servicer and BBCMS 2018-CHRS Special Servicer in proportions that are different from the proportions of similar fees allocated between the master servicer and the special servicer with respect to Serviced Mortgage Loans.

●	The BBCMS 2018-CHRS Special Servicer will be required to take actions with respect to the Christiana Mall Whole Loan if it becomes a defaulted loan, which actions are similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	With respect to Christiana Mall Whole Loan, the servicing provisions relating to performing inspections are similar, but not necessarily identical, to those of the PSA. The servicing provisions do not include specific provisions relating to the collection of operating information.

●	The BBCMS 2018-CHRS Master Servicer and the BBCMS 2018-CHRS Special Servicer (a) have rights related to resignation similar to those of the master servicer and the special servicer under the PSA and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA.

●	The servicing transfer events under the BBCMS 2018-CHRS TSA that would cause the Christiana Mall Whole Loan to become specially serviced are similar, but not necessarily identical, to those of the PSA. Examples of differences include, without limitation, that under the BBCMS 2018-CHRS TSA, a payment default will not cause a loan to become specially serviced unless there have been two consecutive monthly payment defaults.

●	The liability of the parties to the BBCMS 2018-CHRS TSA will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

●	Collections on the Christiana Mall Mortgage Loan are required, within two (2) business days following receipt of properly identified funds by the Christiana Mall Servicer to be deposited and maintained in a separate account in the name of the Christiana Mall Servicer for the benefit of the holders of the Christiana Mall Whole Loan until transferred (after payment of certain amounts under the BBCMS 2018-CHRS TSA) on a monthly basis prior to the Distribution Date to the Collection Account by the Christiana Mall Servicer for distribution in accordance with the PSA.

●	The BBCMS 2018-CHRS TSA may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

●	There is no operating advisor or equivalent party (and therefore no operating advisor fee) with respect to the BBCMS 2018-CHRS Mortgage Trust.

●	The BBCMS 2018-CHRS TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution

Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the BBCMS 2018-CHRS Mortgage Trust.

●	Some of the rating agencies rating the securities issued under the BBCMS 2018-CHRS TSA vary from the rating agencies rating the certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events and eligibility requirements for service providers) to be different under the BBCMS 2018-CHRS TSA than under the PSA.

The BBCMS 2018-CHRS Special Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Christiana Mall Whole Loan—Special Servicer Appointment Rights”.

●	The BBCMS 2018-CHRS Mortgage Trust depositor, Christiana Mall Servicer, BBCMS 2018-CHRS Special Servicer, BBCMS 2018-CHRS Mortgage Trust certificate administrator, BBCMS 2018-CHRS Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity (as and to the same extent the BBCMS 2018-CHRS Mortgage Trust is required to indemnify such parties pursuant to the terms of the BBCMS 2018-CHRS TSA) for certain losses and liabilities incurred by any such party in accordance with the terms and conditions of the Christiana Mall Intercreditor Agreement and the BBCMS 2018-CHRS TSA. To the extent funds on collections from the Christiana Mall Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties for its pro rata share of the insufficiency, including from general collections on deposit in the Collection Account. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Christiana Mall Whole Loan”. Prospective investors are encouraged to review the full provisions of the BBCMS 2018-CHRS TSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Christiana Mall Whole Loan” in this prospectus.

Servicing of the Fair Oaks Mall Mortgage Loan

The Fair Oaks Mall Mortgage Loan is serviced pursuant to the BANK 2018-BNK12 PSA. The servicing terms of the BANK 2018-BNK12 PSA are substantially similar to the servicing terms of the PSA applicable to the Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The master servicer under the BANK 2018-BNK12 PSA earns a servicing fee with respect to the Fair Oaks Mall Mortgage Loan that is to be calculated at 0.00250% per annum.

●	Upon the Fair Oaks Mall Whole Loan becoming a specially serviced loan under the BANK 2018-BNK12 PSA, the related special servicer thereunder will earn a special servicing fee payable monthly with respect to the Fair Oaks Mall Mortgage Loan accruing at a rate equal to 0.25% per annum. Such fee will be payable until such time as the Fair Oaks Mall Whole Loan is no longer specially serviced.

●	The related special servicer under the BANK 2018-BNK12 PSA will be entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Fair Oaks Mall Whole Loan. The workout fee is subject to a $25,000 minimum.

●	The related special servicer under the BANK 2018-BNK12 PSA will be entitled to a liquidation fee equal to 1.00% of net liquidation proceeds received in connection with the liquidation of the Fair Oaks Mall Whole Loan or the related Mortgaged Property. The liquidation fee is subject to a $25,000 minimum.

●	The operating advisor under the BANK 2018-BNK12 PSA will be entitled to consult with the related special servicer under the BANK 2018-BNK12 PSA under different circumstances than those under which the operating advisor under the PSA is entitled to consult with the special servicer under the PSA. In particular, the operating advisor under the BANK 2018-BNK12 PSA will be entitled to consult on major decisions and asset status reports only when the principal balance of the senior-most class of control eligible certificates is less than 25% of the initial balance thereof (taking into account cumulative appraisal reduction amounts). In addition, the operating advisor under the BANK 2018-BNK12 PSA will be entitled to recommend the termination of the special servicer thereunder only (i) after the principal balance of the senior-most class of control eligible certificates is less than 25% of the initial balance thereof (without regard to cumulative appraisal reduction amounts) or (ii) if the majority controlling class certificateholder of the senior-most class of control eligible certificates has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder, and, in each case, the operating advisor has determined that such special servicer is not performing its duties as required under the BANK 2018-BNK12 PSA or is otherwise not acting in accordance with the servicing standard.

Prospective investors are encouraged to review the full provisions of the BANK 2018-BNK12 PSA, which can be viewed online at www.sec.gov or by requesting copies from the underwriters.

See also "Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan" in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency, (ii) DBRS has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the master servicer or special servicer prior to the time of determination, if DBRS is the non-responding Rating Agency or (iii) the replacement master servicer or special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if

S&P is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), DBRS, Inc. (“DBRS”) and S&P Global Ratings (“S&P”).

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator, the operating advisor and each additional servicer, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance Report”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance Report will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loans, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions“, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 50% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) for the Mortgage Loans and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class S or Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity, and thereby effect termination of the issuing entity and early retirement of the then outstanding certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1% of the Initial Pool Balance. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate

Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of certificates, (3) the reasonable out-of-pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the master servicer in accordance with clause (2) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class S and Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class S and Class R certificates) for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class S and Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, the Grantor Trust or any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the CMBS industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)     to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)     to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event of the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel; or

(k)    to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that (A) changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller, (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent or (C) changes any provisions specifically required to be included in the PSA by any Non-Serviced Intercreditor Agreement without the consent of the holder of the related Non-Serviced Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “BBB+” by S&P and “A” by Fitch; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “A-2” by S&P and “F1” by Fitch and (c) the master servicer maintains a rating of at least “A+” by Fitch, or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Eight Mortgaged Properties (19.5%) are located in California. Mortgage Loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

Texas. Twelve Mortgaged Properties (13.7%) are located in Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Delaware. Four Mortgaged Properties (10.6%) are located in Delaware. Mortgage loans in Delaware are generally secured by mortgages on the related real estate. In Delaware, the only available type of foreclosure is judicial foreclosure. Generally, in order to foreclose, an action must be brought in the Delaware Superior Court within the county of the mortgaged real estate. If the mortgagor fails to appear before the court or the court determines through a civil trial that the property should be seized, then the property will be taken in execution. After execution, the property will be sold in a public sheriff’s sale. This public sale will typically be held as an auction.  However, if the final price is less than 50% of the fair market value of the real estate, the Court may set the sale aside.  Prior to the sale, public notice must be given in the statutory manner and for the statutory period of time.  Additionally, the location where the sale takes place depends on the county containing the property.  In Delaware, there is no statutory right of redemption after a foreclosure sale occurs.  Under some circumstances, deficiency judgements are permitted by Delaware courts.  To appoint a receiver in the event of a mortgagor’s default, a lender may either exercise its contracted-for rights or file a complaint praying for equitable relief before Delaware’s Court of Chancery.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing communities, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three (3) years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates.

In addition, Barclays currently holds one of the Christiana Mall Companion Loans, one of the Liberty Portfolio Companion Loans, one of the Home Depot Technology Center Companion Loans, one of the Virginia Beach Hotel Portfolio Companion Loans, one of the One River Place Companion Loans and one of the Fair Oaks Mall Companion Loans. However, Barclays intends to sell such Companion Loans in connection with one or more future securitizations.

Wells Fargo is (or, as of the closing date, is expected to be) the interim custodian of the loan files for some or all of the mortgage loans that Barclays Bank PLC will transfer to the depositor.

Barclays Bank PLC, a sponsor, originator, mortgage loan seller, holder of certain Companion Loans and an affiliate of the Depositor and one of the underwriters, provides warehouse financing to SMC and certain of its affiliates through a master repurchase facility. Seven of the Starwood Mortgage Loans, representing approximately 18.9% of the Initial Pool Balance, are or are expected to be subject to that repurchase facility as of the date of this prospectus. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase from Barclays Bank PLC each of the Starwood Mortgage Loans subject to such master repurchase facility, which Starwood Mortgage Loans will be transferred to the depositor free and clear of any liens.

SMC is a sponsor, an originator, a mortgage loan seller and is an affiliate of (a) Starwood Mortgage Funding II LLC, the initial holder of the Fidelis Portfolio Companion Loans (b) LNR Partners, LLC, the special servicer and the anticipated special servicer of the Liberty Portfolio Mortgage Loan (5.6%) and The Shops at Solaris Mortgage Loan (2.2%) under the Benchmark 2018-B7 pooling and servicing agreement, (c) LNR Securities Holdings, LLC, the entity that will purchase an approximately 60% interest in each of the Class X-F, Class X-G, Class F, Class G and Class S Certificates (excluding the portion comprising the VRR Interest) and is expected to be appointed as the initial Directing Certificateholder, (d) Starwood Conduit CMBS Vertical Retention I LLC, the expected holder of the VRR Interest and (e) Starwood CMBS Horizontal Retention BBCMS 2018-C2 LLC, the expected holder of the Class H-RR and Class J-RR Certificates (excluding the portion comprising the VRR Interest).

LNR Partners is an affiliate of SMC, Starwood Mortgage Funding II, LLC and LNRSH. LNR Partners or its affiliate assisted LNRSH (or its affiliate) and Prime Finance Long Duration II TRS, LLC (or its affiliate) with their due diligence of the Mortgage Pool.

Park Bridge Lender Services is also: (i) the operating advisor and asset representations reviewer under the Benchmark 2018-B7 pooling and servicing agreement pursuant to which the Liberty Portfolio and The Shops at Solaris Whole Loans will be serviced; (ii) the operating advisor and asset representations reviewer under the WFCM 2018-C47 pooling and servicing agreement pursuant to which the Virginia Beach Hotel Portfolio Whole Loan will be serviced; (iii) the operating advisor and asset representations reviewer under the CD 2018-CD7 pooling and servicing agreement pursuant to which the Zenith Ridge Whole Loan is being serviced; (iv) the operating advisor and asset representations reviewer under the DBGS 2018-C1 pooling and servicing agreement pursuant to which the Moffett Towers – Buildings E,F,G Whole Loan is being serviced; (v) the operating advisor and asset representations reviewer under the Benchmark 2018-B6 pooling and servicing agreement pursuant to which the Moffett Towers II – Building 1 Whole Loan is being serviced; and (vi) the operating advisor and asset representations reviewer under the BANK 2018-BNK12 pooling and servicing agreement pursuant to which the Fair Oaks Whole Loan will be serviced.

Pursuant to certain interim servicing agreements between SMC and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, all of the Mortgage Loans to be contributed to this securitization by SMC, representing approximately 34.0% of the Initial Pool Balance.

Pursuant to an interim servicing agreement between Wells Fargo and Barclays Bank PLC, a sponsor, an originator and a mortgage loan seller, or certain affiliates of Barclays Bank PLC, Wells Fargo, acts from time to time as primary servicer with respect to certain mortgage loans owned by Barclays Bank PLC, including prior to their inclusion in the trust fund, some or all of the mortgage loans that Barclays Bank PLC will transfer to the depositor.

Wells Fargo Bank, National Association, the master servicer, certificate administrator, and custodian is also (i) the trustee, certificate administrator and custodian under the Benchmark 2018-B7 pooling and servicing agreement, pursuant to which the Liberty Portfolio Whole Loan and The Shops at Solaris Whole Loan are expected to be serviced, (ii) the master servicer, certificate administrator and custodian under the DBGS 2018-C1 pooling and servicing agreement, pursuant to which the Moffett Towers - Buildings E, F, G Whole Loan is serviced, (iii) the servicer, special servicer, certificate administrator and custodian under the BBCMS 2018-CHRS TSA, pursuant to which the Christiana Mall Whole Loan is serviced, (iv) the master servicer, certificate administrator and custodian under the WFCM 2018-C47 pooling and servicing agreement, pursuant to which the Virginia Beach Hotel Portfolio Whole Loan is serviced, (v) the trustee, certificate administrator and custodian under the CD 2018-CD7 pooling and servicing agreement, pursuant to which the Zenith Ridge Whole Loan is serviced, (vi) the trustee, certificate administrator and custodian under the MSC 2018-L1 pooling and servicing agreement, pursuant to which the Alex Park South Whole Loan is serviced, (vii) the master servicer, certificate administrator and custodian under the BANK 2018-BNK12 pooling and servicing agreement, pursuant to which the Fair Oaks Mall Whole Loan is serviced and (viii) the current holder of one or more of the Moffett Towers – Buildings E,F,G Pari Passu Companion Loans.

CCRE, a sponsor, mortgage loan seller and originator, is an affiliate of Cantor Fitzgerald & Co., an underwriter, and Berkeley Point Capital, LLC dba Newmark Knight Frank, a primary servicer.

In addition, CCRE currently holds one or more of the Shelbourne Global Portfolio II Companion Loans. However, CCRE intends to sell such Companion Loans in connection with one or more future securitizations.

KeyBank National Association, a sponsor, mortgage loan seller, primary servicer and originator, is an affiliate of KeyBanc Capital Markets, Inc., an underwriter. KeyBank National Association is also the primary servicer under the MSC 2018-L1 pooling and servicing agreement and related primary servicing agreement with respect to the Alex South Park Whole Loan. KeyBank National Association is also the master servicer, or is expected to be the master servicer, under the Benchmark 2018-B7 pooling and servicing agreement (with respect to the Liberty Portfolio Whole Loan and The Shops at Solaris Whole Loan), the Benchmark 2018-B6 pooling and servicing agreement (with respect to the Moffett Towers II - Building 1 Whole Loan), and the CD 2018-CD7 pooling and servicing agreement (with respect to the Zenith Ridge Whole Loan).

Wilmington Trust, National Association, the trustee is also (i) the trustee under the DBGS 2018-C1 pooling and servicing agreement, pursuant to which the Moffett Towers - Buildings E,F,G Whole Loan is serviced, (ii) the trustee under the BBCMS 2018-CHRS TSA, pursuant to which the Christiana Mall Whole Loan is serviced, (iii) the trustee under the WFCM 2018-C47 pooling and servicing agreement, pursuant to which the Virginia Beach Hotel Portfolio Whole Loan is serviced, (iv) the trustee under the Benchmark 2018-B6 pooling and servicing agreement, pursuant to which the Moffett Towers II – Building 1 Whole Loan is serviced and (v) the trustee under the BANK 2018-BNK12 PSA, pursuant to which the Fair Oaks Mall Whole Loan is serviced.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or prepayment premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A, Class X-B, Class X-D, Class X-F, or Class X-G certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class
Class X-A	$624,297,488	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	$163,878,090	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class
Class X-A	$624,297,488	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates
Class X-B	$163,878,090	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as applicable. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity or Anticipated Repayment Date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in January 2019;

●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or Yield Maintenance Charges are collected;

●	the Closing Date occurs on or about December 20, 2018;

●	each ARD Loan prepays in full on the related Anticipated Repayment Date;

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or related re-amortizations) occur;

●	the optional termination is not exercised;

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2019	87%	87%	87%	87%	87%
December 2020	72%	72%	72%	72%	72%
December 2021	46%	46%	46%	46%	46%
December 2022	14%	14%	14%	14%	14%
December 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	2.70	2.69	2.69	2.68	2.68

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	0%	0%	0%	0%	0%
December 2024	0%	0%	0%	0%	0%
December 2025	0%	0%	0%	0%	0%
December 2026	0%	0%	0%	0%	0%
December 2027	0%	0%	0%	0%	0%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	4.40	4.40	4.39	4.37	4.17

(1)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

Percent of the Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	0%	0%	0%	0%	0%
December 2026	0%	0%	0%	0%	0%
December 2027	0%	0%	0%	0%	0%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	6.90	6.86	6.81	6.74	6.41

(1)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

Percent of the Initial Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.64	9.59	9.54	9.48	9.26

(1)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

Percent of the Initial Balance
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.86	9.85	9.83	9.79	9.56

(1)	The weighted average life of the Class A-5 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-5 certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	91%	91%	91%	91%	91%
December 2024	72%	72%	72%	72%	72%
December 2025	52%	52%	52%	52%	52%
December 2026	31%	31%	31%	31%	31%
December 2027	8%	8%	8%	8%	8%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	7.07	7.07	7.07	7.07	7.07

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB certificates.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.99	9.97	9.95	9.92	9.72

(1)	The weighted average life of the Class A-S certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-S certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-S certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.99	9.99	9.99	9.99	9.74

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024	100%	100%	100%	100%	100%
December 2025	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.99	9.99	9.99	9.99	9.74

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under
“—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from December 1, 2018 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.0000%	5.002%	5.006%	5.007%	5.009%	5.009%
97.0000%	4.585%	4.587%	4.588%	4.589%	4.589%
98.0000%	4.173%	4.175%	4.175%	4.176%	4.176%
99.0000%	3.767%	3.768%	3.768%	3.769%	3.769%
100.0000%	3.368%	3.368%	3.367%	3.367%	3.367%
101.0000%	2.973%	2.973%	2.972%	2.972%	2.972%
102.0000%	2.585%	2.583%	2.582%	2.581%	2.581%
103.0000%	2.202%	2.199%	2.198%	2.196%	2.196%
104.0000%	1.823%	1.820%	1.819%	1.817%	1.817%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.0000%	4.512%	4.513%	4.515%	4.519%	4.563%
97.0000%	4.253%	4.254%	4.255%	4.258%	4.290%
98.0000%	3.997%	3.997%	3.998%	4.000%	4.021%
99.0000%	3.744%	3.744%	3.745%	3.745%	3.755%
100.0000%	3.494%	3.494%	3.494%	3.493%	3.492%
101.0000%	3.247%	3.246%	3.246%	3.245%	3.232%
102.0000%	3.002%	3.002%	3.001%	2.998%	2.975%
103.0000%	2.761%	2.760%	2.758%	2.755%	2.721%
104.0000%	2.522%	2.521%	2.519%	2.514%	2.470%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
97.0000%	4.575%	4.578%	4.581%	4.585%	4.608%
98.0000%	4.401%	4.403%	4.405%	4.408%	4.423%
99.0000%	4.230%	4.230%	4.231%	4.232%	4.239%
100.0000%	4.060%	4.060%	4.059%	4.059%	4.058%
101.0000%	3.892%	3.891%	3.890%	3.888%	3.879%
102.0000%	3.726%	3.724%	3.722%	3.719%	3.702%
103.0000%	3.562%	3.559%	3.556%	3.551%	3.527%
104.0000%	3.400%	3.396%	3.392%	3.386%	3.354%
105.0000%	3.239%	3.235%	3.230%	3.222%	3.182%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
97.0000%	4.450%	4.452%	4.453%	4.455%	4.463%
98.0000%	4.319%	4.320%	4.321%	4.322%	4.327%
99.0000%	4.189%	4.190%	4.190%	4.191%	4.193%
100.0000%	4.061%	4.061%	4.061%	4.061%	4.061%
101.0000%	3.935%	3.934%	3.933%	3.933%	3.930%
102.0000%	3.810%	3.808%	3.807%	3.806%	3.800%
103.0000%	3.686%	3.684%	3.682%	3.680%	3.672%
104.0000%	3.564%	3.561%	3.559%	3.556%	3.546%
105.0000%	3.443%	3.440%	3.437%	3.434%	3.421%

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	4.459%	4.459%	4.459%	4.460%	4.462%
100.0000%	4.332%	4.332%	4.332%	4.332%	4.331%
101.0000%	4.206%	4.206%	4.205%	4.205%	4.202%
102.0000%	4.081%	4.081%	4.081%	4.080%	4.074%
103.0000%	3.958%	3.958%	3.957%	3.956%	3.948%
104.0000%	3.837%	3.836%	3.835%	3.834%	3.824%
105.0000%	3.716%	3.716%	3.715%	3.713%	3.701%
106.0000%	3.597%	3.597%	3.596%	3.593%	3.579%
107.0000%	3.480%	3.479%	3.478%	3.475%	3.458%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	4.414%	4.414%	4.414%	4.414%	4.414%
100.0000%	4.246%	4.246%	4.246%	4.246%	4.246%
101.0000%	4.080%	4.080%	4.080%	4.080%	4.080%
102.0000%	3.915%	3.915%	3.915%	3.915%	3.915%
103.0000%	3.753%	3.753%	3.753%	3.753%	3.753%
104.0000%	3.593%	3.593%	3.593%	3.593%	3.593%
105.0000%	3.434%	3.434%	3.434%	3.434%	3.434%
106.0000%	3.277%	3.277%	3.277%	3.277%	3.277%
107.0000%	3.122%	3.122%	3.122%	3.122%	3.122%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
5.0000%	9.868%	9.826%	9.776%	9.702%	9.309%
5.2500%	8.621%	8.577%	8.525%	8.448%	8.041%
5.5000%	7.462%	7.417%	7.363%	7.284%	6.864%
5.7500%	6.382%	6.336%	6.280%	6.199%	5.766%
6.0000%	5.371%	5.324%	5.266%	5.183%	4.739%
6.2500%	4.422%	4.374%	4.315%	4.230%	3.774%
6.5000%	3.529%	3.479%	3.419%	3.332%	2.865%
6.7500%	2.685%	2.634%	2.573%	2.484%	2.007%
7.0000%	1.886%	1.835%	1.772%	1.681%	1.194%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
1.7500%	9.706%	9.695%	9.674%	9.641%	9.374%
1.8750%	8.067%	8.056%	8.033%	7.999%	7.716%
2.0000%	6.587%	6.575%	6.550%	6.514%	6.217%
2.1250%	5.239%	5.226%	5.201%	5.163%	4.853%
2.2500%	4.004%	3.991%	3.965%	3.925%	3.602%
2.3750%	2.866%	2.853%	2.825%	2.785%	2.450%
2.5000%	1.813%	1.798%	1.770%	1.728%	1.382%
2.6250%	0.832%	0.817%	0.788%	0.745%	0.388%
2.7500%	-0.084%	-0.099%	-0.129%	-0.174%	-0.541%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	4.774%	4.774%	4.774%	4.775%	4.776%
100.0000%	4.646%	4.646%	4.646%	4.646%	4.645%
101.0000%	4.519%	4.519%	4.519%	4.518%	4.516%
102.0000%	4.394%	4.394%	4.393%	4.393%	4.388%
103.0000%	4.270%	4.270%	4.269%	4.268%	4.262%
104.0000%	4.148%	4.148%	4.147%	4.145%	4.137%
105.0000%	4.028%	4.027%	4.026%	4.024%	4.014%
106.0000%	3.908%	3.907%	3.906%	3.904%	3.892%
107.0000%	3.790%	3.789%	3.787%	3.785%	3.771%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.0000%	4.979%	4.979%	4.979%	4.980%	4.983%
100.0000%	4.849%	4.850%	4.850%	4.851%	4.851%
101.0000%	4.722%	4.722%	4.722%	4.723%	4.721%
102.0000%	4.595%	4.595%	4.596%	4.596%	4.592%
103.0000%	4.470%	4.471%	4.471%	4.472%	4.464%
104.0000%	4.347%	4.347%	4.348%	4.348%	4.339%
105.0000%	4.225%	4.225%	4.226%	4.226%	4.214%
106.0000%	4.105%	4.105%	4.105%	4.106%	4.091%
107.0000%	3.985%	3.986%	3.986%	3.987%	3.970%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95.0000%	5.748%	5.748%	5.748%	5.749%	5.762%
96.0000%	5.610%	5.610%	5.611%	5.611%	5.622%
97.0000%	5.474%	5.474%	5.475%	5.475%	5.483%
98.0000%	5.340%	5.340%	5.341%	5.341%	5.347%
99.0000%	5.207%	5.208%	5.208%	5.209%	5.212%
100.0000%	5.077%	5.077%	5.077%	5.078%	5.078%
101.0000%	4.947%	4.948%	4.948%	4.949%	4.946%
102.0000%	4.820%	4.820%	4.820%	4.821%	4.816%
103.0000%	4.693%	4.694%	4.694%	4.695%	4.687%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and the related proceeds of the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR certificates (together, the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the portions of the issuing entity consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code and the Class S certificates will represent undivided beneficial interests in the Excess Interest and the Excess Interest Distribution Account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three (3) month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security and reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans... secured by an interest in real property which is... residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 28 of the Mortgaged Properties, securing three Mortgage Loans (4.4%), are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered

Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under new legislation enacted on December 22, 2017 (the “Tax Cuts and Jobs Act”), for tax years beginning after December 31, 2017. Regular Interestholders may be required to accrue amounts of Yield Maintenance Charges and other amounts no later than the year they included such amounts as revenue on their applicable financial statements. In addition, income from a debt instrument having original issue discount will be subject to this rule for tax years beginning after December 31, 2018. Prospective investors are urged to consult their tax counsel regarding the potential application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X-A, Class X-B, Class X-D, Class X-F, and Class X-G certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of Class X-A, Class X-B, Class X-D, Class X-F or Class X-G certificates may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e. the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that each ARD Loan prepays on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. It is anticipated that the Class C certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A, Class X-B, Class X-D, Class X-F or Class X-G certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. Such Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of Class X Certificates. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of their Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and prepayment premiums actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and prepayment premiums so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and prepayment premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and prepayment premiums. Yield Maintenance Charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three (3) months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three (3) months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”).

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the rules that were in place for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions and Treasury regulations (including any changes thereto) so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the holders of Regular Interests that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three (3) full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under
“—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Barclays Capital Inc.	Cantor Fitzgerald & Co.	KeyBanc Capital Markets Inc.	Drexel Hamilton, LLC
Class A-1	$ 12,775,374	$0	$0	$0
Class A-2	$ 10,398,254	$0	$0	$0
Class A-SB	$ 34,314,800	$0	$0	$0
Class A-3	$ 30,154,934	$0	$0	$0
Class A-4	$ 160,133,098	$0	$0	$0
Class A-5	$ 376,521,028	$0	$0	$0
Class X-A	$ 624,297,488	$0	$0	$0
Class X-B	$ 163,878,090	$0	$0	$0
Class A-S	$ 84,726,087	$0	$0	$0
Class B	$ 40,133,410	$0	$0	$0
Class C	$ 39,018,593	$0	$0	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Each underwriter has represented and agreed in the Underwriting Agreement that:

(a)   it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any retail investor in the European Economic Area. For the purposes of this provision:

(i)    the expression “retail investor” means a person who is one (or more) of the following:

(A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor as defined in Directive 2003/71/EC; and

(ii)    the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates;

(b)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 107.4% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2018, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at $8,399,702.64, excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor and an affiliate of Barclays, which is a sponsor, originator, mortgage loan seller and holder of certain of the companion loans. In addition, Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of CCRE, which is a sponsor, originator, mortgage loan seller and holder of certain of the companion loans, and an affiliate of Berkeley Point Capital, LLC dba Newmark Knight Frank, the primary servicer of certain Mortgage Loans. KeyBanc Securities Inc., one of the underwriters, is an affiliate of KeyBank National Association, which is a sponsor, originator, mortgage loan seller, holder of certain of the companion loans and primary servicer of certain mortgage loans.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., Cantor Fitzgerald & Co. and KeyBanc Capital Markets Inc. which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates, and the following payments: (i) the payment by the depositor to Barclays Bank PLC, an affiliate of Barclays Capital Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans to be sold to the depositor by Barclays Bank PLC, (ii) the payment by the depositor to CCRE, an affiliate of Cantor Fitzgerald & Co., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by CCRE, (iii) the payment by the depositor to KeyBank National Association, an affiliate of KeyBanc Capital Markets Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by KeyBank National Association and (iv) the payment by SMC or an affiliate thereof, to Barclays, an affiliate of Barclays Capital Inc., in Barclays’ capacity as the purchaser under a repurchase agreement with the subject mortgage loan seller or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by the subject mortgage loan seller, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to the subject mortgage loan seller in connection with the sale of those Mortgage Loans to the depositor by the subject mortgage loan seller. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, Barclays Capital Inc., Cantor Fitzgerald & Co. and KeyBanc Capital Markets Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Potential Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the issuing entity (file number 333-226850-01) – in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. 601(b)(102) and 601(b)(103)) – are hereby incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226850) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K, 8-K and ABS-EE will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc., Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered

Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Each purchaser or transferee of Certificates that is or is acting on behalf of or using the assets of a Plan will be deemed to have represented and warranted that (i) none of the Depositor, any Initial Purchaser, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Primary Servicer, the Asset Representations Reviewer, the Operating Advisor nor any of their affiliates has provided any investment advice within the meaning of Section 3(21) of ERISA (and regulations thereunder) to the Plan, or to any fiduciary or other person making the decision to invest the assets of the Plan (“Fiduciary”), in connection with its acquisition of Certificates, and (ii) the Fiduciary is exercising its own independent judgment in evaluating the transaction.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and

Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

With respect to Christiana Mall Mortgage Loan (6.1%), persons who have an ongoing relationship with the California Public Employees’ Retirement System (“CalPERS”), which is a governmental plan, should note that such plan owns a 99% interest in Institutional Mall Investors, LLC (“IMI”), which is expected to purchase a 24.995% equity interest in the borrower after the closing date of the Mortgage Loan. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase or hold the certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three Rating Agencies engaged by the Depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and the ultimate payment in full of the Certificate Balance or Notional Amount of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the distribution date in December 2051. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, prepayment premiums, prepayment fees or penalties or default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of certificates. Had the depositor selected such other NRSROs to rate the certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that NRSRO for the classes of certificates. If the depositor had selected that NRSRO to rate those other classes of certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

1
17g-5 Information Provider	298
1986 Act	442
1996 Act	420
2
2015 Budget Act	449
3
30/360 Basis	329
4
401(c) Regulations	459
A
AB Modified Loan	340
Accelerated Mezzanine Loan Lender	292
Acceptable Insurance Default	343
Acting General Counsel’s Letter	123
Actual/360 Basis	174, 319
Actual/360 Loans	319
ADA	422
Additional Exclusions	342
Additional Improvements	145
Additional Primary Servicing Compensation	252, 259
Administrative Cost Rate	276
ADR	129
Advances	315
Advisor	159
Affirmative Asset Review Vote	374
Aggregate Gain-on-Sale Entitlement Amount	271
Alex Park South PILOT Agreement	173
Allocated Loan Amount	180
Amazon	163
Amazon Lease Commencement Date	166
Amenities Association	153
Amenities Building	153
Annual Debt Service	129
Anticipated Repayment Date	174
Appraisal Reduction Amount	337
Appraisal Reduction Event	336
Appraised Value	129
Appraised-Out Class	341
ARD Loan	174
Assessment of Compliance Report	402
Asset Representations Reviewer Asset Review Fee	335
Asset Representations Reviewer Cap	335
Asset Representations Reviewer Fee	334
Asset Representations Reviewer Fee Rate	335
Asset Representations Reviewer Termination Event	379
Asset Representations Reviewer Upfront Fee	334
Asset Review	376
Asset Review Notice	375
Asset Review Quorum	375
Asset Review Report	377
Asset Review Report Summary	377
Asset Review Standard	376
Asset Review Trigger	373
Asset Review Vote Election	374
Asset Status Report	351
Assumed Final Distribution Date	285
Assumed Scheduled Payment	278
Attestation Report	402
Available Funds	270
B
Balloon Balance	130
Balloon or ARD LTV Ratio	133
Balloon or ARD Payment	134
Banking Act	121
Bankruptcy Code	414
Barclays	209
Barclays Data Tape	210
Barclays Mortgage Loans	210
Barclays Review Team	210
Barclays’ Qualification Criteria	211
Base Interest Fraction	283
BBCMS 2018-CHRS Controlling Class	197
BBCMS 2018-CHRS Directing Holder	197
BBCMS 2018-CHRS Master Servicer	196
BBCMS 2018-CHRS Mortgage Trust	196
BBCMS 2018-CHRS Special Servicer	196
BBCMS 2018-CHRS Subordinate Consultation Period	199
BBCMS 2018-CHRS Subordinate Control Period	198
BBCMS 2018-CHRS Trustee	397
BBCMS 2018-CHRS TSA	196
Beds	141
Benchmark B7 Special Servicer	246
BNK12 Fair Oaks Mall Special Servicer	204

Borrower Party	292
Borrower Party Affiliate	292
BRRD	122
C
C(WUMP)O	15
CalPERS	459
Cash Flow Analysis	130
CCRE	128
CCRE Data Tape	222
CCRE Deal Team	222
CCRE Lending	221
CCRE Mortgage Loans	221
CERCLA	420
Certificate Administrator Fee Rate	334
Certificate Administrator/Trustee Fee	333
Certificate Balance	268
Certificate Owners	300
Certificateholder	293
Certificateholder Quorum	381
Certificateholder Repurchase Request	390
Certificates	267
Certifying Certificateholder	302
Chase	167
Christiana Mall Companion Loans	195
Christiana Mall Intercreditor Agreement	195
Christiana Mall Major Decisions	197
Christiana Mall Noteholders	195
Christiana Mall Pari Passu Companion Loans	195
Christiana Mall Senior Loans	195
Christiana Mall Subordinate Companion Loan Holders	197
Christiana Mall Subordinate Companion Loans	195
Christiana Mall Subordinate Consultation Period	198
Christiana Mall Whole Loan	195
Class A Certificates	267
Class A-SB Planned Principal Balance	278
Class X Certificates	267
Clearstream	299
Clearstream Participants	301
Closing Date	128
CMBS	53, 221
Code	440
Collateral Deficiency Amount	340
Collection Account	318
Collection Period	271
Common Area Spaces	153, 154
Communication Request	302
Companion Distribution Account	319
Companion Holder	187
Companion Loan	127
Companion Loans	127
Compensating Interest Payment	285
Constant Prepayment Rate	430
Consultation Termination Event	364
Control Eligible Certificates	360
Control Note	187
Control Termination Event	364
Controlling Class	360
Controlling Class Certificateholder	360
Corrected Loan	351
CPR	430
CPY	430
CREC	156
Credit Risk Retention Rules	264
CREFC®	289
CREFC® Intellectual Property Royalty License Fee	335
CREFC® Intellectual Property Royalty License Fee Rate	336
CREFC® Investor Reporting Package	322
CREFC® Reports	289
CREFI	128
Cross-Over Date	275
Cumulative Appraisal Reduction Amount	340
Cure/Contest Period	377
Cut-off Date	127
Cut-off Date Balance	131
Cut-off Date Loan-to-Value Ratio	131
Cut-off Date LTV Ratio	131
D
D or @%(#)	135
D or GRTR of @% or YM(#)	135
D or YM(#)	135
D(#)	135
DBNY	128
DBRS	401
Debt Service Coverage Ratio	132
Defaulted Fair Oaks Mall Purchase Date	207
Defaulted Loan	357
Defeasance Deposit	177
Defeasance Loans	177
Defeasance Lock-Out Period	177
Defeasance Option	177
Definitive Certificate	299
Delinquent Loan	374
Depositaries	299
Determination Date	269
Diligence File	305
Directing Certificateholder	359
Directing Certificateholder Approval Process	353
Disclosable Special Servicer Fees	333

Discount Rate	284
Dispute Resolution Consultation	392
Dispute Resolution Cut-off Date	392
Distribution Accounts	319
Distribution Date	269
Distribution Date Statement	289
District Court	238
DNREC	156
Dodd-Frank Act	107
DOL	456
DriveTime	165
DSCR	132
DTC	299
DTC Participants	299
DTC Rules	300
Due Date	174
E
EDGAR	455
Effective Gross Income	130
Eligible Asset Representations Reviewer	377
Eligible Operating Advisor	369
Enforcing Party	390
Enforcing Servicer	390
ERISA	456
ESA	155
Escrow/Reserve Mitigating Circumstances	214
EU Risk Retention and Due Diligence Requirements	107
Euroclear	299
Euroclear Operator	301
Euroclear Participants	301
Excess Interest	269
Excess Interest Distribution Account	320
Excess Modification Fee Amount	330
Excess Modification Fees	328
Excess Prepayment Interest Shortfall	286
Exchange Act	208
Excluded Controlling Class Holder	296
Excluded Controlling Class Loan	292
Excluded Information	292
Excluded Loan	292
Excluded Plan	458
Excluded Special Servicer	382
Excluded Special Servicer Loan	381
Exemption	457
Exemption Rating Agency	457
Existing Building G Space	166
Expansion Land	145
F
Fair Oaks Mall A Noteholders	200
Fair Oaks Mall A Notes	200
Fair Oaks Mall B Notes	199
Fair Oaks Mall Borrower Related Party	205
Fair Oaks Mall Companion Loans	199
Fair Oaks Mall Control Appraisal Period	204
Fair Oaks Mall Controlling Noteholder	204
Fair Oaks Mall Cure Payment	207
Fair Oaks Mall Intercreditor	200
Fair Oaks Mall Major Decision	204
Fair Oaks Mall Mortgage Loan	199
Fair Oaks Mall Note A Percentage Interest	203
Fair Oaks Mall Note A Rate	203
Fair Oaks Mall Note A Relative Spread	204
Fair Oaks Mall Note B Percentage Interest	204
Fair Oaks Mall Note B Rate	204
Fair Oaks Mall Note B Relative Spread	204
Fair Oaks Mall Noteholders	200, 201
Fair Oaks Mall Pari Passu Companion Loans	199
Fair Oaks Mall Purchase Notice	207
Fair Oaks Mall Trust Note	199
Fair Oaks Mall Trust Noteholder	204
Fair Oaks Mall Whole Loan	199
Fair Oaks Mall Workout	201
FATCA	450
FDIA	120
FDIC	121
Fiduciary	458
FIEL	17
Final Asset Status Report	353
Final Dispute Resolution Election Notice	392
Financial Promotion Order	14
FIRREA	123, 158
Fitch	401
FPO Persons	14
FSA	121
FSMA	453
G
GAAP	264
Gain-on-Sale Reserve Account	319
Garn Act	421
GLA	133
Global Net Lease, Inc.	159
GPLET	172
Grantor Trust	50, 440
GRTR of @% or YM(#)	135

H
Hard Lockbox	133
High Net Worth Companies, Unincorporated Associations, etc.	14
Hilton	157
Horizontal MOA	21
HP	164
I
IMI	459
Indirect Participants	299
Initial Delivery Date	351
Initial Pool Balance	127
Initial Rate	174
Initial Requesting Certificateholder	390
In-Place Cash Management	133
INSTITUTIONAL INVESTOR	15
Insurance and Condemnation Proceeds	318
Intercreditor Agreement	187
Interest Accrual Amount	277
Interest Accrual Period	277
Interest Distribution Amount	277
Interest Reserve Account	319
Interest Shortfall	277
Interested Person	358
Investor Certification	292
K
KeyBank	229
KeyBank Data Tape	230
KeyBank Mortgage Loans	230
KeyBank Parties	252
KeyBank Primary Serviced Mortgage Loans	250
KeyBank Primary Servicer Termination Event	253
KeyBank Primary Servicing Agreement	250
KeyBank Qualification Criteria	231
KeyBank Review Team	230
KeyBank Serviced Mortgage Loans	247
L
L(#)	135
LERTA	173
Liquidation Fee	330
Liquidation Proceeds	319
LNR Partners	243
Loan Per Unit	133
Loss of Value Payment	308
Losses	259
Lot 3 Association	153
Lower-Tier Regular Interests	440
Lower-Tier REMIC	50, 269, 440
Lower-Tier REMIC Distribution Account	319
LTV	224
LTV Ratio	131
LTV Ratio at Maturity or Anticipated Repayment Date	133
LTV Ratio at Maturity or ARD	133
LUST	156
M
MAI	309
Major Decision	361
Major Tenant	169
MAS	15
Master Servicer	239
Master Servicer Proposed Course of Action Notice	391
Master Servicer Remittance Date	314
Material Defect	307
Maturity Date Balloon or ARD Payment	134
MDNR	156
MIFID II	13
MLPA	303
Modeling Assumptions	430
Modification Fees	328
Moffett Towers Amenities CCR	153
Moffett Towers II Association	154
Moffett Towers II Campus	154
Moffett Towers II CCR	154
Moffett Towers Lot 3 CCR	153
Moor Park	159
Mortgage	128
Mortgage File	303
Mortgage Loans	127
Mortgage Note	128
Mortgage Pool	127
Mortgage Rate	277
Mortgaged Property	128
N
Net Mortgage Rate	276
Net Operating Income	134
NetScout	144
NKF	254, 257
NKF Parties	259
NKF Primary Serviced Mortgage Loans	257
NKF Primary Servicer Termination Event	260
NKF Primary Servicing Agreement	257
NOI Date	134

Non-Controlling Holder	191
Nonrecoverable Advance	316
Non-Serviced Certificate Administrator	187
Non-Serviced Companion Loan	187
Non-Serviced Directing Certificateholder	187
Non-Serviced Intercreditor Agreement	187
Non-Serviced Master Servicer	187
Non-Serviced Mortgage Loan	187
Non-Serviced Operating Advisor	187
Non-Serviced Pari Passu Companion Loan	187
Non-Serviced Pari Passu Whole Loan	187
Non-Serviced PSA	188
Non-Serviced Securitization Trust	188
Non-Serviced Special Servicer	188
Non-Serviced Trustee	188
Non-Serviced Whole Loan	188
Non-U.S. Person	450
Non-VRR Certificate Gain-on-Sale Remittance Amount	271
Notional Amount	268
NRA	134
NRSRO	291, 459
NRSRO Certification	293
O
O(#)	135
Occupancy As Of Date	134
Occupancy Rate	134
Offered Certificates	267
OID Regulations	443
OLA	123
Operating Advisor Consulting Fee	334
Operating Advisor Expenses	334
Operating Advisor Fee	334
Operating Advisor Fee Rate	334
Operating Advisor Standard	368
Operating Advisor Termination Event	370
Operating Statements	140
Opportunity Zone	173
Outlot Parcel	178
P
P&I Advance	314
Parcel 1B	167
Pari Passu Companion Loan	127
Pari Passu Companion Loans	127
Park Bridge Financial	262
Park Bridge Lender Services	262
Parking Structures	153
Participants	299
Parties in Interest	456
Pass-Through Rate	275
Patriot Act	423
PCIS Persons	14
Percentage Interest	269
Periodic Payments	270
Permitted Investments	269, 320
Permitted Special Servicer/Affiliate Fees	333
PIPs	73, 157
Plans	456
PML	227
PRC	14
Preliminary Dispute Resolution Election Notice	392
Prepayment Assumption	444
Prepayment Interest Excess	285
Prepayment Interest Shortfall	285
Prepayment Premium	284
Prepayment Provisions	134
PRIIPS REGULATION	13
Prime Rate	318
Principal Balance Certificates	267
Principal Distribution Amount	277
Principal Shortfall	278
Privileged Information	370
Privileged Information Exception	370
Privileged Person	291
Professional Investors	15
Prohibited Prepayment	286
Promotion Of Collective Investment Schemes Exemptions Order	14
Proposed Course of Action	391
Proposed Course of Action Notice	391
PSA	267
PSA Party Repurchase Request	390
PSTIF	156
PTCE	458
Purchase Price	309
Q
Qualified Replacement Special Servicer	382
Qualified Substitute Mortgage Loan	309
Qualifying CRE Loan Percentage	265
R
RAC No-Response Scenario	400
Rated Final Distribution Date	285
Rating Agencies	401
Rating Agency Confirmation	401
RCAP	160
REA	61
Realized Loss	288
REC	155
Record Date	269

Registration Statement	455
Regular Certificates	267
Regular Interestholder	443
Regular Interests	440
Regulation AB	403
Regulation RR	264
Reimbursement Rate	318
Related Proceeds	317
Release Amount	180
Release Date	177
Relevant Institutions	122
RELEVANT INVESTOR	16
Relevant Persons	14
Relief Act	422
Remaining Term to Maturity or ARD	135
REMIC	440
REMIC Regulations	440
REO Account	320
REO Loan	280
REO Property	351
Repurchase Request	390
Requesting Certificateholder	392
Requesting Holders	341
Requesting Investor	302
Requesting Party	400
Require Delivery Condition	164
Required Credit Risk Retention Percentage	265
Requirements	423
Residual Certificates	267
Resolution Authorities	122
Resolution Failure	390
Resolved	390
Restoration Conditions	179
Restricted Group	457
Restricted Party	370
Retaining Sponsor	264
Review Materials	375
Revised Rate	174
RevPAR	135
RMBS	238
ROFR	167
Rooms	141
Royal Park	238
Rule 17g-5	293
S
Scheduled Principal Distribution Amount	278
SEC	208
Securities Act	402
Securitization Accounts	320
SEL	227
Senior Certificates	267
Serviced Companion Loan	188
Serviced Mortgage Loan	188
Serviced Pari Passu Companion Loan	188
Serviced Pari Passu Mortgage Loan	188
Serviced Pari Passu Whole Loan	188
Serviced Whole Loan	188
Servicer Termination Event	383
Servicing Advances	315
Servicing Fee	326
Servicing Fee Rate	326
Servicing Standard	313
SF	136
SFA	15
SFO	15
Similar Law	456
SMC	125, 215
SMC Data Tape	216
SMC Mortgage Loans	215
SMMEA	459
Soft Lockbox	135
Soft Springing Lockbox	136
Southern Highlands Guarantor	160
Special Servicer Decision	344
Special Servicing Fee	329
Special Servicing Fee Rate	329
Specially Serviced Loans	349
Springing Cash Management	136
Springing Lockbox	136
Sq. Ft.	136
Square Feet	136
SRB	122
SSM	122
Startup Day	441
Starwood	215
Starwood Mortgage Loans	215
Starwood Review Team	216
Stated Principal Balance	279
Structured Product	15
STWD	243
Subject Loans	335
Subordinate Certificates	267
Subordinate Companion Loan	127, 188
Subordinate Companion Loans	127
Subsequent Asset Status Report	352
Sub-Servicing Agreement	314
T
T-12	136
Target Improvements	145
Target Parcel	145
Tax Cuts and Jobs Act	443
Tempe Patent	170
Term to Maturity	136
Terms and Conditions	301
Tests	376
Title IV Financial Aid	58

Title V	422
Total Operating Expenses	130
TRIPRA	79
Trust REMIC	50
Trust REMICs	269, 440
TTM	136
U
U.S. Person	450
U/W DSCR	132
U/W Expenses	136
U/W NCF	136
U/W NCF Debt Yield	139
U/W NCF DSCR	132
U/W NOI	139
U/W NOI Debt Yield	140
U/W Revenues	141
UCC	410
UK Bank	121
UK Treasury	121
Underwriter Entities	97
Underwriting Agreement	452
Underwritten Debt Service Coverage Ratio	132
Underwritten Expenses	136
Underwritten NCF	136
Underwritten NCF Debt Yield	139
Underwritten Net Cash Flow	136
Underwritten Net Cash Flow Debt Service Coverage Ratio	132, 138
Underwritten Net Operating Income	139
Underwritten Net Operating Income Debt Service Coverage Ratio	139
Underwritten NOI	139
Underwritten NOI Debt Yield	140
Underwritten Revenues	141
Units	141
Unscheduled Principal Distribution Amount	278
Unsolicited Information	376
Upper-Tier REMIC	50, 269, 440
Upper-Tier REMIC Distribution Account	319
UST	156
UW NCF DSCR	138
UW NOI DSCR	139
V
Vertical MOA	21
Volcker Rule	108
Voting Rights	298
VRR Interest	264
W
WAC Rate	276
Weighted Average Mortgage Rate	141
weighted averages	141
Wells Fargo	239
Wells Fargo Bank	237
Whole Loan	127
Withheld Amounts	319
Workout Fee	329
Workout Fee Rate	329
Workout-Delayed Reimbursement Amount	318
WTNA	236
Y
Yield Maintenance Charge	284
YM Group A	283
YM Group BC	283
YM Group DE	283
YM Group F	283
YM Group G	283
YM Group HJ-RR	283
YM Groups	283
YM(#)	135

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ANNEX A-1

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ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Mortgage Loan Seller(1)	# of Properties	Property Name	Street Address	City	State	Zip Code	Property Type(2)	Property Sub-type	Year Built	Year Renovated	Units(3)	Unit of Measure	Occupancy %(3)(4)	Occupancy Date	Appraised Value ($)(5)	Appraisal Date	Crossed Loan	Original Balance ($)(6)(7)	Current Balance ($)(6)(7)
1	KeyBank	1	Dream Inn	175 West Cliff Drive	Santa Cruz	CA	95060	Hotel	Full Service	1962, 1972, 2009	2017	165	Rooms	83.3%	09/30/2018	100,000,000	10/02/2018	No	55,000,000	55,000,000
2	Barclays	1	Christiana Mall	132 Christiana Mall	Newark	DE	19702	Retail	Super Regional Mall	1978	2015	779,084	Square Feet	98.3%	05/31/2018	1,040,000,000	06/05/2018	No	54,840,000	54,840,000
3	KeyBank	7	GNL Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	647,713	Square Feet	100.0%	11/09/2018	172,290,000	10/01/2018	No	54,175,000	54,175,000
3.01	KeyBank	1	Nimble Storage	211, 251 and 281 River Oaks Parkway	San Jose	CA	95134	Office	Suburban	1979-1982	2013	164,608	Square Feet	100.0%	11/09/2018	67,000,000	09/26/2018		21,325,607	21,325,607
3.02	KeyBank	1	NetScout Systems	915 Guardian Way	Allen	TX	75013	Office	Suburban	2018		144,779	Square Feet	100.0%	11/09/2018	56,380,000	10/03/2018		17,945,340	17,945,340
3.03	KeyBank	1	Mallinckrodt	381 and 385 Marshall Avenue	St. Louis	MO	63119	Office	R&D Lab	1980, 2008	2017	89,900	Square Feet	100.0%	11/09/2018	18,900,000	10/01/2018		6,015,731	6,015,731
3.04	KeyBank	1	PPD Global Labs	2 Tesseneer Drive	Highland Heights	KY	41076	Office	R&D Lab	1983	2015	73,220	Square Feet	100.0%	11/09/2018	10,400,000	10/04/2018		3,310,244	3,310,244
3.05	KeyBank	1	PNC Bank	901 State Street	Erie	PA	16501	Office	CBD	1909, 1968	2000	97,203	Square Feet	100.0%	11/09/2018	7,800,000	10/03/2018		2,482,682	2,482,682
3.06	KeyBank	1	FedEx Ground	6401 18th Avenue North	Great Falls	MT	59405	Industrial	Warehouse/Distribution	2017		58,148	Square Feet	100.0%	11/09/2018	6,125,000	10/04/2018		1,949,543	1,949,543
3.07	KeyBank	1	Weatherford International	13400 West Highway 80 East	Odessa	TX	79765	Industrial	Warehouse	1950	2010	19,855	Square Feet	100.0%	11/09/2018	3,600,000	10/05/2018		1,145,854	1,145,854
4	Barclays/CCRE	2	Liberty Portfolio	Various	Various	AZ	Various	Office	Suburban	Various		805,746	Square Feet	100.0%	05/31/2018	256,700,000	Various	No	50,000,000	50,000,000
4.01	Barclays/CCRE	1	Liberty Center at Rio Salado	1850, 1870, 1910 and 1930 West Rio Salado Parkway	Tempe	AZ	85281	Office	Suburban	2014, 2016, 2017		682,406	Square Feet	100.0%	05/31/2018	212,910,000	08/22/2018		42,467,603	42,467,603
4.02	Barclays/CCRE	1	8501 East Raintree Drive	8501 East Raintree Drive	Scottsdale	AZ	85260	Office	Suburban	2006		123,340	Square Feet	100.0%	05/31/2018	43,790,000	08/24/2018		7,532,397	7,532,397
5	SMC	3	Fidelis Portfolio	Various	Various	TX	Various	Retail	Anchored	Various		885,707	Square Feet	96.5%	10/01/2018	147,700,000	Various	No	49,300,000	49,188,389
5.01	SMC	1	Victory Lakes Town Center	2520 Gulf Freeway South	League City	TX	77573	Retail	Anchored	2006		370,367	Square Feet	99.4%	10/01/2018	56,600,000	08/17/2018		19,395,864	19,351,954
5.02	SMC	1	McKinney Towne Crossing	8800 State Highway 121	McKinney	TX	75070	Retail	Anchored	2006		242,805	Square Feet	94.0%	10/01/2018	55,100,000	08/17/2018		18,663,945	18,621,691
5.03	SMC	1	Riverstone Shopping Center	5730 Highway 6	Missouri City	TX	77459	Retail	Anchored	2005, 2006		272,535	Square Feet	94.7%	10/01/2018	36,000,000	08/20/2018		11,240,191	11,214,744
6	SMC	1	Troy Place	3001, 3155, 3221 and 3331 West Big Beaver Road and 2855 Coolidge Highway	Troy	MI	48084	Office	Suburban	1973-1978		756,845	Square Feet	73.2%	11/01/2018	75,500,000	09/26/2018	No	40,000,000	40,000,000
7	SMC	1	West Covina Village	301-477 North Azusa Avenue	West Covina	CA	91791	Mixed Use	Retail/Office	1981	2017	220,000	Square Feet	89.3%	11/05/2018	61,600,000	10/08/2018	No	36,000,000	36,000,000
8	CCRE	1	AVR Embassy Suites Fort Worth	600 Commerce Street	Fort Worth	TX	76102	Hotel	Full Service	2007	2018	156	Rooms	82.4%	08/31/2018	54,500,000	10/01/2018	No	35,200,000	35,200,000
9	SMC	1	Residence Inn by Marriott Phoenix Desert View at Mayo Clinic	5665 East Mayo Boulevard	Phoenix	AZ	85054	Hotel	Extended Stay	2009	2017	208	Rooms	73.0%	09/30/2018	52,100,000	09/18/2018	No	31,000,000	31,000,000
10	Barclays	1	Home Depot Technology Center	2161-2250 Newmarket Parkway Southeast	Marietta	GA	30067	Office	Suburban	1984-1986	2017	347,498	Square Feet	100.0%	10/14/2018	66,600,000	08/31/2018	No	30,000,000	30,000,000
11	Barclays	2	Virginia Beach Hotel Portfolio	Various	Virginia Beach	VA	23451	Hotel	Full Service	Various	Various	456	Rooms	76.0%	05/31/2018	130,400,000	Various	No	30,000,000	30,000,000
11.01	Barclays	1	Hilton Virginia Beach Oceanfront	3001 Atlantic Avenue	Virginia Beach	VA	23451	Hotel	Full Service	2005	2018	289	Rooms	75.7%	05/31/2018	84,800,000	07/23/2018		19,509,202	19,509,202
11.02	Barclays	1	Hilton Garden Inn Virginia Beach Oceanfront	3315 Atlantic Avenue	Virginia Beach	VA	23451	Hotel	Full Service	2014		167	Rooms	76.6%	05/31/2018	45,600,000	08/01/2019		10,490,798	10,490,798
12	CCRE	1	Moffett Towers - Buildings E,F,G	1120, 1140 and 1160 Enterprise Way	Sunnyvale	CA	94089	Office	CBD	2009	2011-2012	676,598	Square Feet	100.0%	09/07/2018	705,800,000	11/15/2019	No	25,000,000	25,000,000
13	CCRE	2	Shelbourne Global Portfolio II	Various	Newark	DE	Various	Various	Various	Various		676,538	Square Feet	93.2%	11/05/2018	93,700,000	10/12/2018	No	25,000,000	25,000,000
13.01	CCRE	1	White Clay Office Park	100-700 White Clay Center Drive	Newark	DE	19711	Mixed Use	Office/Industrial	1983-1987		492,298	Square Feet	95.2%	11/05/2018	61,200,000	10/12/2018		16,454,545	16,454,545
13.02	CCRE	1	University Office Plaza	256-263 Chapman Road	Newark	DE	19702	Office	Suburban	1971-1983		184,240	Square Feet	87.8%	11/05/2018	32,500,000	10/12/2018		8,545,455	8,545,455
14	SMC	1	Zenith Ridge	2200, 2400 and 2600 Ansys Drive	Canonsburg	PA	15317	Office	Suburban	2014, 2015, 2016		486,000	Square Feet	100.0%	07/11/2018	133,100,000	06/25/2018	No	25,000,000	25,000,000
15	Barclays	1	Dudley Farms Plaza	222 RHL Boulevard	Charleston	WV	25309	Retail	Anchored	1998		230,776	Square Feet	96.5%	10/09/2018	40,960,000	09/24/2018	No	24,700,000	24,700,000
16	Barclays	1	Moffett Towers II - Building 1	1100 Discovery Way	Sunnyvale	CA	94089	Office	Suburban	2018		350,633	Square Feet	100.0%	07/13/2018	358,600,000	12/01/2018	No	22,000,000	22,000,000
17	SMC	1	Round Hill Square	212 Elks Point Road	Zephyr Cove	NV	89448	Mixed Use	Retail/Office	1967	1998	115,984	Square Feet	96.8%	09/30/2018	30,650,000	07/02/2018	No	21,025,000	21,025,000
18	SMC	6	TX-OK Portfolio	Various	Various	Various	Various	Various	Various	Various		192,932	Square Feet	100.0%	Various	29,700,000	Various	No	20,500,000	20,477,179
18.01	SMC	1	NOV	2851-2951 South Council Road	Oklahoma City	OK	73128	Industrial	Warehouse	2013, 2014		48,400	Square Feet	100.0%	10/22/2018	8,100,000	09/21/2018		5,590,910	5,584,686
18.02	SMC	1	Cemex	16100 Dillard Drive	Jersey Village	TX	77040	Office	Suburban	2012		21,405	Square Feet	100.0%	10/22/2018	6,400,000	09/20/2018		4,417,508	4,412,591
18.03	SMC	1	Telge Park	16675, 16681, 17711 and 17715 Telge Road	Cypress	TX	77429	Industrial	Flex	2018		41,200	Square Feet	100.0%	11/01/2018	5,600,000	09/24/2018		3,865,320	3,861,017
18.04	SMC	1	Little York Industrial	11050 West Little York Road	Houston	TX	77041	Industrial	Flex	2007		50,727	Square Feet	100.0%	11/01/2018	5,500,000	09/24/2018		3,796,296	3,792,070
18.05	SMC	1	South Houston Industrial	1902 and 1914 South Houston Avenue	Humble	TX	77396	Industrial	Flex	2018		19,200	Square Feet	100.0%	11/01/2018	2,500,000	09/24/2018		1,725,589	1,723,668
18.06	SMC	1	Logistics Park at World Houston	5816 Hamblen Road	Humble	TX	77396	Industrial	Flex	2015		12,000	Square Feet	100.0%	10/22/2018	1,600,000	09/24/2018		1,104,377	1,103,148
19	CCRE	1	The Shops at Solaris	141 East Meadow Drive	Vail	CO	81657	Retail	Lifestyle Center	2010		70,670	Square Feet	100.0%	07/01/2018	150,000,000	08/23/2018	No	20,000,000	20,000,000
20	SMC	1	Centennial Gateway	5720, 5750, 5758, 5760, 5770 and 5780 Centennial Center Boulevard	Las Vegas	NV	89149	Retail	Anchored	2007		93,906	Square Feet	98.5%	09/01/2018	26,000,000	09/07/2018	No	17,985,000	17,985,000
21	SMC	24	Pangea 21	Various	Chicago	IL	Various	Multifamily	Various	Various	2011	420	Units	93.6%	10/29/2018	29,625,000	09/20/2018	No	17,755,000	17,755,000
21.01	SMC	1	808 West 76th Street	808 West 76th Street	Chicago	IL	60620	Multifamily	Mid-Rise	1925	2011	43	Units	97.7%	10/29/2018	2,375,000	09/20/2018		1,423,397	1,423,397
21.02	SMC	1	6000 South Prairie Avenue	6000 South Prairie Avenue	Chicago	IL	60637	Multifamily	Garden	1929	2011	24	Units	95.8%	10/29/2018	2,050,000	09/20/2018		1,228,616	1,228,616
21.03	SMC	1	9244 South Saginaw Avenue	9244 South Saginaw Avenue	Chicago	IL	60617	Multifamily	Garden	1930	2011	22	Units	77.3%	10/29/2018	1,925,000	09/20/2018		1,153,700	1,153,700
21.04	SMC	1	4853 South Prairie Avenue	4853 South Prairie Avenue	Chicago	IL	60615	Multifamily	Garden	1929	2011	18	Units	100.0%	10/29/2018	1,775,000	09/20/2018		1,063,802	1,063,802
21.05	SMC	1	7348 South Dr. Martin Luther King Jr. Drive	7348 South Dr. Martin Luther King Jr. Drive	Chicago	IL	60619	Multifamily	Garden	1927	2011	20	Units	100.0%	10/29/2018	1,625,000	09/20/2018		973,903	973,903
21.06	SMC	1	7944 South Paulina Street	7944 South Paulina Street	Chicago	IL	60620	Multifamily	Garden	1926	2011	24	Units	95.8%	10/29/2018	1,600,000	09/20/2018		958,920	958,920
21.07	SMC	1	7801 South Saginaw Avenue	7801 South Saginaw Avenue	Chicago	IL	60649	Multifamily	Mid-Rise	1930	2011	18	Units	88.9%	10/29/2018	1,325,000	09/20/2018		794,105	794,105
21.08	SMC	1	8200 South Ingleside Avenue	8200 South Ingleside Avenue	Chicago	IL	60619	Multifamily	Garden	1927	2011	19	Units	100.0%	10/29/2018	1,300,000	09/20/2018		779,122	779,122
21.09	SMC	1	1514 West 77th Street	1514 West 77th Street	Chicago	IL	60620	Multifamily	Garden	1926	2011	19	Units	89.5%	10/29/2018	1,275,000	09/20/2018		764,139	764,139
21.10	SMC	1	8000 South Drexel Avenue	8000 South Drexel Avenue	Chicago	IL	60619	Multifamily	Garden	1927	2011	19	Units	100.0%	10/29/2018	1,275,000	09/20/2018		764,139	764,139
21.11	SMC	1	8001 South Marshfield Avenue	8001 South Marshfield Avenue	Chicago	IL	60620	Multifamily	Garden	1927	2011	18	Units	77.8%	10/29/2018	1,225,000	09/20/2018		734,173	734,173
21.12	SMC	1	1717 West 77th Street	1717 West 77th Street	Chicago	IL	60620	Multifamily	Garden	1926	2011	15	Units	100.0%	10/29/2018	1,150,000	09/20/2018		689,224	689,224
21.13	SMC	1	1815 West 77th Street	1815 West 77th Street	Chicago	IL	60620	Multifamily	Garden	1930	2011	16	Units	93.8%	10/29/2018	1,100,000	09/20/2018		659,257	659,257
21.14	SMC	1	1704 West 77th Street	1704 West 77th Street	Chicago	IL	60620	Multifamily	Garden	1927	2011	16	Units	93.8%	10/29/2018	1,050,000	09/20/2018		629,291	629,291
21.15	SMC	1	1738 West 77th Street	1738 West 77th Street	Chicago	IL	60620	Multifamily	Garden	1927	2011	16	Units	100.0%	10/29/2018	1,025,000	09/20/2018		614,308	614,308
21.16	SMC	1	8231 South Ellis Avenue	8231 South Ellis Avenue	Chicago	IL	60619	Multifamily	Garden	1953	2011	14	Units	85.7%	10/29/2018	1,000,000	09/20/2018		599,325	599,325
21.17	SMC	1	1735 West 79th Street	1735 West 79th Street	Chicago	IL	60620	Multifamily	Garden	1926	2011	17	Units	82.4%	10/29/2018	950,000	09/20/2018		569,359	569,359
21.18	SMC	1	1448 West 83rd Street	1448 West 83rd Street	Chicago	IL	60620	Multifamily	Garden	1926	2011	12	Units	83.3%	10/29/2018	925,000	09/20/2018		554,376	554,376
21.19	SMC	1	8155 South Maryland Avenue	8155 South Maryland Avenue	Chicago	IL	60619	Multifamily	Garden	1930	2011	15	Units	100.0%	10/29/2018	925,000	09/20/2018		554,376	554,376
21.20	SMC	1	8515 South Green Street	8515 South Green Street	Chicago	IL	60620	Multifamily	Garden	1952	2011	12	Units	100.0%	10/29/2018	825,000	09/20/2018		494,443	494,443
21.21	SMC	1	8001 South Carpenter Street	8001 South Carpenter Street	Chicago	IL	60620	Multifamily	Garden	1927	2011	10	Units	100.0%	10/29/2018	750,000	09/20/2018		449,494	449,494
21.22	SMC	1	7914 South Kingston Avenue	7914 South Kingston Avenue	Chicago	IL	60617	Multifamily	Garden	1928	2011	12	Units	83.3%	10/29/2018	750,000	09/20/2018		449,494	449,494
21.23	SMC	1	8255 South Maryland Avenue	8255 South Maryland Avenue	Chicago	IL	60619	Multifamily	Garden	1951	2011	12	Units	100.0%	10/29/2018	750,000	09/20/2018		449,494	449,494
21.24	SMC	1	8514 South Crandon Avenue	8514 South Crandon Avenue	Chicago	IL	60617	Multifamily	Garden	1930	2011	9	Units	100.0%	10/29/2018	675,000	09/20/2018		404,544	404,544
22	Barclays	1	Westbay Office Park	3010-3016 West Charleston Boulevard	Las Vegas	NV	89102	Office	Suburban	1996, 1998		107,508	Square Feet	94.1%	09/01/2018	20,900,000	09/25/2018	No	15,675,000	15,675,000
23	Barclays	1	One River Place	1 River Place	Wilmington	DE	19801	Office	Suburban	2004		157,273	Square Feet	100.0%	11/01/2018	49,500,000	10/05/2018	No	15,000,000	15,000,000
24	KeyBank	1	Alex Park South	210, 214 and 218-224 Alexander Street and 330-350 Monroe Avenue	Rochester	NY	14607	Office	Suburban	1969, 1992, 1993, 1998, 2009, 2010	2010	348,872	Square Feet	93.6%	06/27/2018	66,000,000	06/25/2018	No	14,900,000	14,900,000
25	CCRE	3	RHW Multifamily Portfolio	Various	Various	MI	Various	Multifamily	Garden	1985		273	Units	93.4%	10/31/2018	20,590,000	06/25/2018	No	14,025,000	14,025,000
25.01	CCRE	1	Heathmoore	41299 Heathmoore Court	Canton	MI	48187	Multifamily	Garden	1985		110	Units	99.1%	10/31/2018	7,990,000	06/25/2018		5,500,000	5,500,000
25.02	CCRE	1	Roanoke	6 Roanoke Lane	Rochester Hills	MI	48309	Multifamily	Garden	1985		88	Units	87.5%	10/31/2018	7,620,000	06/25/2018		5,500,000	5,500,000
25.03	CCRE	1	Wentworth	27010 Wentworth Drive	Roseville	MI	48066	Multifamily	Garden	1985		75	Units	92.0%	10/31/2018	4,980,000	06/25/2018		3,025,000	3,025,000
26	Barclays	2	Hostess Industrial Portfolio	Various	Various	Various	Various	Industrial	Warehouse	Various	Various	511,886	Square Feet	98.5%	Various	19,400,000	Various	No	14,000,000	14,000,000
26.01	Barclays	1	6301 North Broadway	6301 North Broadway	St. Louis	MO	63147	Industrial	Warehouse	1954	2015	416,406	Square Feet	98.2%	10/18/2018	13,600,000	10/18/2018		9,750,000	9,750,000
26.02	Barclays	1	7714 Commercial Drive	7714 Commercial Drive	Troy	IL	62294	Industrial	Warehouse	2001	2016	95,480	Square Feet	100.0%	11/13/2018	5,800,000	10/17/2018		4,250,000	4,250,000
27	Barclays	1	Knoxville Crossing	10405 North Centerway Drive	Peoria	IL	61615	Retail	Anchored	2016		85,189	Square Feet	94.6%	08/01/2018	18,300,000	09/08/2018	No	13,687,500	13,687,500
28	Barclays	1	Bridgeport Center	7632 Southwest Durham Road	Tigard	OR	97224	Office	Suburban	2001		89,610	Square Feet	83.7%	08/01/2018	22,600,000	09/04/2018	No	13,400,000	13,400,000
29	SMC	1	Southern Highlands Corporate Center	11411 Southern Highlands Parkway	Las Vegas	NV	89141	Office	Suburban	2004		68,664	Square Feet	94.5%	08/30/2018	19,000,000	08/20/2018	No	12,250,000	12,250,000
30	Barclays	1	Fair Oaks Mall	11750 Fair Oaks Mall	Fairfax	VA	22033	Retail	Super Regional Mall	1980	2014	779,949	Square Feet	91.6%	02/01/2018	545,600,000	02/03/2018	No	11,000,000	10,918,207
31	Barclays	2	Friedman Portfolio	Various	Various	Various	Various	Retail	Various	Various	Various	95,197	Square Feet	100.0%	Various	15,800,000	Various	No	9,325,000	9,325,000
31.01	Barclays	1	Jewel Osco	1501 East Algonquin Road	Algonquin	IL	60102	Retail	Freestanding	2006		61,477	Square Feet	100.0%	11/07/2018	8,500,000	09/04/2018		5,016,614	5,016,614
31.02	Barclays	1	Coors Bypass	10420 Coors Bypass Northwest	Albuquerque	NM	87114	Retail	Anchored	2000	2016	33,720	Square Feet	100.0%	09/12/2017	7,300,000	08/31/2018		4,308,386	4,308,386
32	KeyBank	1	Marketplace Center at Murfreesboro	1948-1960 Old Fort Parkway	Murfreesboro	TN	37129	Retail	Anchored	1996-1999	2016	116,758	Square Feet	95.9%	09/10/2018	12,400,000	06/25/2018	No	8,600,000	8,581,330
33	SMC	1	Fairfield Inn & Suites Hendersonville Flat Rock	836 Upward Road	Flat Rock	NC	28731	Hotel	Limited Service	2017		84	Rooms	64.8%	09/30/2018	14,300,000	10/09/2018	No	8,500,000	8,500,000
34	SMC	1	Town and Country Apartments	3111 Old Sterlington Road	Monroe	LA	71203	Multifamily	Garden	1972	2018	300	Units	78.0%	10/29/2018	15,800,000	09/26/2018	No	7,900,000	7,900,000
35	Barclays	1	Hampton Inn - Kimball	100 Hampton Drive	South Pittsburg	TN	37380	Hotel	Limited Service	2013		80	Rooms	80.8%	06/30/2018	10,900,000	06/18/2018	No	7,000,000	6,983,807

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Mortgage Loan Seller(1)	# of Properties	Property Name	Street Address	City	State	Zip Code	Property Type(2)	Property Sub-type	Year Built	Year Renovated	Units(3)	Unit of Measure	Occupancy %(3)(4)	Occupancy Date	Appraised Value ($)(5)	Appraisal Date	Crossed Loan	Original Balance ($)(6)(7)	Current Balance ($)(6)(7)
36	CCRE	1	College Park	2420 and 2440 West Arrow Route	Upland	CA	91786	Retail	Unanchored	2009		30,398	Square Feet	91.7%	10/09/2018	12,000,000	09/01/2018	No	6,750,000	6,750,000
37	SMC	1	Storage Xxtra Stockbridge	490 Eagles Landing Parkway	Stockbridge	GA	30281	Self Storage	Self Storage	2000	2017	724	Units	94.5%	10/29/2018	10,250,000	10/05/2018	No	6,700,000	6,700,000
38	Barclays	1	Valley Forge Corporate Center	970 Rittenhouse Road	Audubon	PA	19403	Industrial	Flex	1974	2003	62,757	Square Feet	94.5%	09/01/2018	8,300,000	08/16/2018	No	5,925,000	5,917,942
39	Barclays	1	CB Square	9333 Atlantic Boulevard	Jacksonville	FL	32225	Retail	Anchored	2004		73,100	Square Feet	94.0%	10/30/2018	9,500,000	08/02/2018	No	5,400,000	5,400,000
40	KeyBank	1	US Storage Centers - Bakersfield	3023 Unicorn Road	Bakersfield	CA	93308	Self Storage	Self Storage	2005		257	Units	94.6%	09/30/2018	7,700,000	08/17/2018	No	5,000,000	5,000,000
41	SMC	1	Holiday Inn Express & Suites Vidor South	20691 IH-10	Vidor	TX	77662	Hotel	Limited Service	2009		73	Rooms	73.5%	09/30/2018	7,500,000	09/19/2018	No	4,000,000	3,994,200
42	Barclays	1	Best Yet Storage - Shed Road	5630 Shed Road	Bossier City	LA	71111	Self Storage	Self Storage	2015		372	Units	89.0%	09/30/2018	4,500,000	09/29/2018	No	3,100,000	3,100,000
43	SMC	1	Lincoln Commonwealth Center	122 Lincoln Boulevard	Venice	CA	90291	Office	Suburban	1981		11,194	Square Feet	100.0%	10/30/2018	7,100,000	09/27/2018	No	3,000,000	3,000,000
44	SMC	1	Storage Xxtra Raymond Hill	231 Raymond Hill Road	Newnan	GA	30265	Self Storage	Self Storage	2002		409	Units	87.4%	08/31/2018	4,750,000	10/05/2018	No	2,500,000	2,500,000

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Mortgage Loan Seller(1)	# of Properties	Property Name	Current Balance per Unit ($)	% of Initial Pool Balance	Current LTV (%)(5)	Maturity/ARD Balance ($)(6)(7)	Maturity/ARD LTV (%)(5)	Interest Rate %	Admin. Fee %(8)	Net Mortgage Rate %	Accrual Type	Monthly Debt Service Amount ($)(9)	Annual Debt Service Amount ($)	Note Date	First Payment Date	Partial IO Last IO Payment	Partial IO First P&I Payment	Original Term	Remaining Term	Original Amortization(10)	Remaining Amortization(10)	I/O Period	Seasoning	Amortization Type	Payment Date
1	KeyBank	1	Dream Inn	333,333	6.2%	55.0%	55,000,000	55.0%	5.05000	0.02214	5.02786	Actual/360	234,673.03	2,816,076.36	11/13/2018	01/01/2019			120	120	0	0	120	0	Interest Only	1
2	Barclays	1	Christiana Mall	434	6.1%	32.5%	54,840,000	32.5%	4.27750	0.01113	4.26637	Actual/360	198,196.77	2,378,361.24	07/12/2018	09/01/2018			120	116	0	0	120	4	Interest Only	1
3	KeyBank	7	GNL Portfolio	152	6.1%	57.2%	54,175,000	57.2%	4.85300	0.02306	4.82994	Actual/360	222,135.68	2,665,628.16	11/09/2018	01/01/2019			120	120	0	0	120	0	Interest Only	1
3.01	KeyBank	1	Nimble Storage	152	2.4%	57.2%	21,325,607	57.2%	4.85300
3.02	KeyBank	1	NetScout Systems	152	2.0%	57.2%	17,945,340	57.2%	4.85300
3.03	KeyBank	1	Mallinckrodt	152	0.7%	57.2%	6,015,731	57.2%	4.85300
3.04	KeyBank	1	PPD Global Labs	152	0.4%	57.2%	3,310,244	57.2%	4.85300
3.05	KeyBank	1	PNC Bank	152	0.3%	57.2%	2,482,682	57.2%	4.85300
3.06	KeyBank	1	FedEx Ground	152	0.2%	57.2%	1,949,543	57.2%	4.85300
3.07	KeyBank	1	Weatherford International	152	0.1%	57.2%	1,145,854	57.2%	4.85300
4	Barclays/CCRE	2	Liberty Portfolio	206	5.6%	64.6%	50,000,000	64.6%	4.75500	0.01238	4.74262	Actual/360	200,876.74	2,410,520.88	09/26/2018	11/06/2018			120	118	0	0	120	2	Interest Only	6
4.01	Barclays/CCRE	1	Liberty Center at Rio Salado	206	4.8%	64.6%	42,467,603	64.6%	4.75500
4.02	Barclays/CCRE	1	8501 East Raintree Drive	206	0.8%	64.6%	7,532,397	64.6%	4.75500
5	SMC	3	Fidelis Portfolio	106	5.5%	63.7%	40,549,226	52.5%	5.01000	0.01440	4.99560	Actual/360	264,954.44	3,179,453.28	10/05/2018	11/06/2018			120	118	360	358	0	2	Balloon	6
5.01	SMC	1	Victory Lakes Town Center	106	2.2%	63.7%	15,953,090	52.5%	5.01000
5.02	SMC	1	McKinney Towne Crossing	106	2.1%	63.7%	15,351,085	52.5%	5.01000
5.03	SMC	1	Riverstone Shopping Center	106	1.3%	63.7%	9,245,051	52.5%	5.01000
6	SMC	1	Troy Place	53	4.5%	53.0%	40,000,000	53.0%	5.09000	0.06214	5.02786	Actual/360	172,023.15	2,064,277.78	11/08/2018	01/06/2019			120	120	0	0	120	0	Interest Only	6
7	SMC	1	West Covina Village	164	4.0%	58.4%	32,810,382	53.3%	5.43600	0.01339	5.42261	Actual/360	202,960.82	2,435,529.84	11/07/2018	01/06/2019	12/06/2022	01/06/2023	120	120	360	360	48	0	IO-Balloon	6
8	CCRE	1	AVR Embassy Suites Fort Worth	225,641	3.9%	64.6%	32,743,579	60.1%	5.57800	0.04214	5.53586	Actual/360	201,587.75	2,419,053.00	11/08/2018	01/01/2019	12/01/2023	01/01/2024	120	120	360	360	60	0	IO-Balloon	1
9	SMC	1	Residence Inn by Marriott Phoenix Desert View at Mayo Clinic	149,038	3.5%	59.5%	27,217,473	52.2%	5.60000	0.01339	5.58661	Actual/360	177,964.48	2,135,573.76	10/25/2018	12/06/2018	11/06/2020	12/06/2020	120	119	360	360	24	1	IO-Balloon	6
10	Barclays	1	Home Depot Technology Center	127	3.4%	66.5%	30,000,000	66.5%	5.00100	0.01505	4.98595	Actual/360	126,761.46	1,521,137.52	10/11/2018	12/05/2018			84	83	0	0	84	1	ARD-Interest Only	5
11	Barclays	2	Virginia Beach Hotel Portfolio	197,368	3.4%	69.0%	25,898,261	59.6%	4.91250	0.01238	4.90012	Actual/360	159,446.03	1,913,352.36	08/31/2018	10/06/2018	09/06/2020	10/06/2020	120	117	360	360	24	3	IO-Balloon	6
11.01	Barclays	1	Hilton Virginia Beach Oceanfront	197,368	2.2%	69.0%	16,841,814	59.6%	4.91250
11.02	Barclays	1	Hilton Garden Inn Virginia Beach Oceanfront	197,368	1.2%	69.0%	9,056,447	59.6%	4.91250
12	CCRE	1	Moffett Towers - Buildings E,F,G	420	2.8%	40.2%	25,000,000	40.2%	4.13098592	0.01238	4.11861	Actual/360	87,257.52	1,047,090.24	09/07/2018	11/06/2018			120	118	0	0	120	2	Interest Only	6
13	CCRE	2	Shelbourne Global Portfolio II	81	2.8%	58.7%	25,000,000	58.7%	5.57800	0.01539	5.56261	Actual/360	117,822.34	1,413,868.08	11/15/2018	01/06/2019			120	120	0	0	120	0	Interest Only	6
13.01	CCRE	1	White Clay Office Park	81	1.8%	58.7%	16,454,545	58.7%	5.57800
13.02	CCRE	1	University Office Plaza	81	1.0%	58.7%	8,545,455	58.7%	5.57800
14	SMC	1	Zenith Ridge	185	2.8%	67.6%	22,953,334	62.1%	4.70000	0.04238	4.65762	Actual/360	129,659.45	1,555,913.40	07/13/2018	09/06/2018	08/06/2023	09/06/2023	120	116	360	360	60	4	IO-Balloon	6
15	Barclays	1	Dudley Farms Plaza	107	2.8%	60.3%	24,700,000	60.3%	5.02400	0.01339	5.01061	Actual/360	104,846.93	1,258,163.16	10/05/2018	11/06/2018			120	118	0	0	120	2	Interest Only	6
16	Barclays	1	Moffett Towers II - Building 1	479	2.5%	46.8%	20,082,523	42.8%	3.89396667	0.01113	3.88284	Actual/360	103,690.98	1,244,291.76	07/13/2018	09/06/2018	08/06/2023	09/06/2023	116	112	360	360	60	4	IO-Balloon	6
17	SMC	1	Round Hill Square	181	2.4%	68.6%	19,569,998	63.8%	4.98300	0.01339	4.96961	Actual/360	112,648.40	1,351,780.80	09/27/2018	11/06/2018	04/06/2024	05/06/2024	120	118	360	360	66	2	IO-Balloon	6
18	SMC	6	TX-OK Portfolio	106	2.3%	68.9%	17,076,897	57.5%	5.41000	0.04339	5.36661	Actual/360	115,241.81	1,382,901.72	10/22/2018	12/06/2018			120	119	360	359	0	1	Balloon	6
18.01	SMC	1	NOV	106	0.6%	68.9%	4,657,336	57.5%	5.41000
18.02	SMC	1	Cemex	106	0.5%	68.9%	3,679,870	57.5%	5.41000
18.03	SMC	1	Telge Park	106	0.4%	68.9%	3,219,886	57.5%	5.41000
18.04	SMC	1	Little York Industrial	106	0.4%	68.9%	3,162,388	57.5%	5.41000
18.05	SMC	1	South Houston Industrial	106	0.2%	68.9%	1,437,449	57.5%	5.41000
18.06	SMC	1	Logistics Park at World Houston	106	0.1%	68.9%	919,968	57.5%	5.41000
19	CCRE	1	The Shops at Solaris	991	2.2%	46.7%	20,000,000	46.7%	4.35000	0.01238	4.33762	Actual/360	73,506.94	882,083.28	10/10/2018	12/06/2018			120	119	0	0	120	1	Interest Only	6
20	SMC	1	Centennial Gateway	192	2.0%	69.2%	16,591,204	63.8%	5.00800	0.01339	4.99461	Actual/360	96,635.32	1,159,623.84	09/28/2018	11/06/2018	10/06/2023	11/06/2023	120	118	360	360	60	2	IO-Balloon	6
21	SMC	24	Pangea 21	42,274	2.0%	59.9%	17,755,000	59.9%	4.99000	0.01339	4.97661	Actual/360	74,856.64	898,279.70	11/01/2018	12/06/2018			120	119	0	0	120	1	Interest Only	6
21.01	SMC	1	808 West 76th Street	42,274	0.2%	59.9%	1,423,397	59.9%	4.99000
21.02	SMC	1	6000 South Prairie Avenue	42,274	0.1%	59.9%	1,228,616	59.9%	4.99000
21.03	SMC	1	9244 South Saginaw Avenue	42,274	0.1%	59.9%	1,153,700	59.9%	4.99000
21.04	SMC	1	4853 South Prairie Avenue	42,274	0.1%	59.9%	1,063,802	59.9%	4.99000
21.05	SMC	1	7348 South Dr. Martin Luther King Jr. Drive	42,274	0.1%	59.9%	973,903	59.9%	4.99000
21.06	SMC	1	7944 South Paulina Street	42,274	0.1%	59.9%	958,920	59.9%	4.99000
21.07	SMC	1	7801 South Saginaw Avenue	42,274	0.1%	59.9%	794,105	59.9%	4.99000
21.08	SMC	1	8200 South Ingleside Avenue	42,274	0.1%	59.9%	779,122	59.9%	4.99000
21.09	SMC	1	1514 West 77th Street	42,274	0.1%	59.9%	764,139	59.9%	4.99000
21.10	SMC	1	8000 South Drexel Avenue	42,274	0.1%	59.9%	764,139	59.9%	4.99000
21.11	SMC	1	8001 South Marshfield Avenue	42,274	0.1%	59.9%	734,173	59.9%	4.99000
21.12	SMC	1	1717 West 77th Street	42,274	0.1%	59.9%	689,224	59.9%	4.99000
21.13	SMC	1	1815 West 77th Street	42,274	0.1%	59.9%	659,257	59.9%	4.99000
21.14	SMC	1	1704 West 77th Street	42,274	0.1%	59.9%	629,291	59.9%	4.99000
21.15	SMC	1	1738 West 77th Street	42,274	0.1%	59.9%	614,308	59.9%	4.99000
21.16	SMC	1	8231 South Ellis Avenue	42,274	0.1%	59.9%	599,325	59.9%	4.99000
21.17	SMC	1	1735 West 79th Street	42,274	0.1%	59.9%	569,359	59.9%	4.99000
21.18	SMC	1	1448 West 83rd Street	42,274	0.1%	59.9%	554,376	59.9%	4.99000
21.19	SMC	1	8155 South Maryland Avenue	42,274	0.1%	59.9%	554,376	59.9%	4.99000
21.20	SMC	1	8515 South Green Street	42,274	0.1%	59.9%	494,443	59.9%	4.99000
21.21	SMC	1	8001 South Carpenter Street	42,274	0.1%	59.9%	449,494	59.9%	4.99000
21.22	SMC	1	7914 South Kingston Avenue	42,274	0.1%	59.9%	449,494	59.9%	4.99000
21.23	SMC	1	8255 South Maryland Avenue	42,274	0.1%	59.9%	449,494	59.9%	4.99000
21.24	SMC	1	8514 South Crandon Avenue	42,274	0.0%	59.9%	404,544	59.9%	4.99000
22	Barclays	1	Westbay Office Park	146	1.8%	75.0%	13,916,986	66.6%	5.13700	0.04339	5.09361	Actual/360	85,464.11	1,025,569.32	10/22/2018	12/06/2018	11/06/2021	12/06/2021	120	119	360	360	36	1	IO-Balloon	6
23	Barclays	1	One River Place	159	1.7%	50.5%	15,000,000	50.5%	4.73500	0.04672	4.68828	Actual/360	60,009.55	720,114.60	11/01/2018	12/06/2018			120	119	0	0	120	1	Interest Only	6
24	KeyBank	1	Alex Park South	123	1.7%	65.0%	13,314,636	58.1%	5.44000	0.01988	5.42012	Actual/360	84,040.50	1,008,486.00	07/31/2018	09/01/2018	08/01/2021	09/01/2021	120	116	360	360	36	4	IO-Balloon	1
25	CCRE	3	RHW Multifamily Portfolio	51,374	1.6%	68.1%	12,283,035	59.7%	5.49300	0.03339	5.45961	Actual/360	79,570.82	954,849.84	11/14/2018	01/06/2019	12/06/2020	01/06/2021	120	120	360	360	24	0	IO-Balloon	6
25.01	CCRE	1	Heathmoore	51,374	0.6%	68.1%	4,816,876	59.7%	5.49300
25.02	CCRE	1	Roanoke	51,374	0.6%	68.1%	4,816,876	59.7%	5.49300
25.03	CCRE	1	Wentworth	51,374	0.3%	68.1%	2,649,282	59.7%	5.49300
26	Barclays	2	Hostess Industrial Portfolio	27	1.6%	72.2%	12,188,993	62.8%	5.25000	0.01339	5.23661	Actual/360	77,308.52	927,702.24	11/13/2018	01/06/2019	12/06/2020	01/06/2021	120	120	360	360	24	0	IO-Balloon	6
26.01	Barclays	1	6301 North Broadway	27	1.1%	72.2%	8,488,763	62.8%	5.25000
26.02	Barclays	1	7714 Commercial Drive	27	0.5%	72.2%	3,700,230	62.8%	5.25000
27	Barclays	1	Knoxville Crossing	161	1.5%	74.8%	11,948,924	65.3%	5.35900	0.01339	5.34561	Actual/360	76,509.59	918,115.08	10/10/2018	11/06/2018	10/06/2020	11/06/2020	120	118	360	360	24	2	IO-Balloon	6
28	Barclays	1	Bridgeport Center	150	1.5%	59.3%	13,400,000	59.3%	4.49400	0.01339	4.48061	Actual/360	50,879.99	610,559.88	09/19/2018	11/06/2018			120	118	0	0	120	2	Interest Only	6
29	SMC	1	Southern Highlands Corporate Center	178	1.4%	64.5%	11,046,065	58.1%	5.38000	0.01339	5.36661	Actual/360	68,634.67	823,616.04	10/01/2018	11/06/2018	04/06/2022	05/06/2022	120	118	360	360	42	2	IO-Balloon	6
30	Barclays	1	Fair Oaks Mall	223	1.2%	31.8%	10,193,150	29.7%	4.25800	0.01238	4.24562	Actual/360	51,489.58	617,874.96	04/27/2018	06/10/2018			60	53	360	353	0	7	Balloon	10
31	Barclays	2	Friedman Portfolio	98	1.0%	59.0%	9,325,000	59.0%	5.33000	0.01339	5.31661	Actual/360	41,993.80	503,925.60	11/07/2018	12/06/2018			120	119	0	0	120	1	Interest Only	6
31.01	Barclays	1	Jewel Osco	98	0.6%	59.0%	5,016,614	59.0%	5.33000
31.02	Barclays	1	Coors Bypass	98	0.5%	59.0%	4,308,386	59.0%	5.33000
32	KeyBank	1	Marketplace Center at Murfreesboro	73	1.0%	69.2%	7,119,378	57.4%	5.21000	0.02214	5.18786	Actual/360	47,276.68	567,320.16	09/28/2018	11/01/2018			120	118	360	358	0	2	Balloon	1
33	SMC	1	Fairfield Inn & Suites Hendersonville Flat Rock	101,190	1.0%	59.4%	7,078,946	49.5%	5.40000	0.01339	5.38661	Actual/360	47,730.12	572,761.44	11/13/2018	01/06/2019			120	120	360	360	0	0	Balloon	6
34	SMC	1	Town and Country Apartments	26,333	0.9%	50.0%	7,900,000	50.0%	5.56000	0.01339	5.54661	Actual/360	37,111.71	445,340.56	11/02/2018	12/06/2018			120	119	0	0	120	1	Interest Only	6
35	Barclays	1	Hampton Inn - Kimball	87,298	0.8%	64.1%	5,737,869	52.6%	4.90600	0.06214	4.84386	Actual/360	37,176.40	446,116.80	09/12/2018	11/06/2018			120	118	360	358	0	2	Balloon	6

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Mortgage Loan Seller(1)	# of Properties	Property Name	Current Balance per Unit ($)	% of Initial Pool Balance	Current LTV (%)(5)	Maturity/ARD Balance ($)(6)(7)	Maturity/ARD LTV (%)(5)	Interest Rate %	Admin. Fee %(8)	Net Mortgage Rate %	Accrual Type	Monthly Debt Service Amount ($)(9)	Annual Debt Service Amount ($)	Note Date	First Payment Date	Partial IO Last IO Payment	Partial IO First P&I Payment	Original Term	Remaining Term	Original Amortization(10)	Remaining Amortization(10)	I/O Period	Seasoning	Amortization Type	Payment Date
36	CCRE	1	College Park	222	0.8%	56.3%	6,750,000	56.3%	5.27100	0.03339	5.23761	Actual/360	30,061.17	360,734.04	11/01/2018	12/06/2018			120	119	0	0	120	1	Interest Only	6
37	SMC	1	Storage Xxtra Stockbridge	9,254	0.8%	65.4%	5,976,753	58.3%	5.36000	0.01339	5.34661	Actual/360	37,455.44	449,465.28	11/01/2018	12/06/2018	11/06/2021	12/06/2021	120	119	360	360	36	1	IO-Balloon	6
38	Barclays	1	Valley Forge Corporate Center	94	0.7%	71.3%	4,878,800	58.8%	5.04700	0.01339	5.03361	Actual/360	31,977.09	383,725.08	10/12/2018	12/06/2018			120	119	360	359	0	1	Balloon	6
39	Barclays	1	CB Square	74	0.6%	56.8%	5,400,000	56.8%	5.29000	0.01339	5.27661	Actual/360	24,135.63	289,627.56	10/31/2018	12/06/2018			120	119	0	0	120	1	Interest Only	6
40	KeyBank	1	US Storage Centers - Bakersfield	19,455	0.6%	64.9%	4,242,607	55.1%	5.17000	0.02214	5.14786	Actual/360	27,362.96	328,355.52	09/28/2018	11/01/2018	10/01/2019	11/01/2019	120	118	360	360	12	2	IO-Balloon	1
41	SMC	1	Holiday Inn Express & Suites Vidor South	54,715	0.4%	53.3%	3,094,285	41.3%	5.96900	0.01339	5.95561	Actual/360	25,696.31	308,355.72	10/16/2018	12/06/2018			120	119	300	299	0	1	Balloon	6
42	Barclays	1	Best Yet Storage - Shed Road	8,333	0.3%	68.9%	2,777,108	61.7%	5.56500	0.01339	5.55161	Actual/360	17,728.09	212,737.08	10/23/2018	12/06/2018	11/06/2021	12/06/2021	120	119	360	360	36	1	IO-Balloon	6
43	SMC	1	Lincoln Commonwealth Center	268	0.3%	42.3%	2,734,771	38.5%	5.45000	0.01339	5.43661	Actual/360	16,939.68	203,276.16	11/01/2018	12/06/2018	11/06/2022	12/06/2022	120	119	360	360	48	1	IO-Balloon	6
44	SMC	1	Storage Xxtra Raymond Hill	6,112	0.3%	52.6%	2,105,942	44.3%	5.34000	0.01339	5.32661	Actual/360	13,944.78	167,337.36	10/25/2018	12/06/2018	05/06/2019	06/06/2019	120	119	360	360	6	1	IO-Balloon	6

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Mortgage Loan Seller(1)	# of Properties	Property Name	Grace Period (Late Payment)(11)	Grace Period (Default)	Maturity /ARD Date	ARD Loan(12)	Final Maturity Date	Prepayment Provisions(13)	Pari Passu (Y/N)	Pari Passu Note Control (Y/N)	Original Balance Piece In Trust ($)	Original Balance Piece Non-Trust ($)	Total Original Balance Pari Passu Debt ($)	Total Current Balance Pari Passu Debt ($)	Additional Debt Permitted (Y/N)(14)	Additional Debt Exist (Y/N)(14)
1	KeyBank	1	Dream Inn	0	0	12/01/2028	No		L(24),Def(93),O(3)	No	NAP					Yes	No
2	Barclays	1	Christiana Mall	0	0	08/01/2028	No		L(28),Def(85),O(7)	Yes	No	54,840,000	283,160,000	338,000,000	338,000,000	Yes	Yes
3	KeyBank	7	GNL Portfolio	0	5	12/01/2028	No		L(25),Grtr1%orYM(91),O(4)	Yes	Yes	54,175,000	44,325,000	98,500,000	98,500,000	No	No
3.01	KeyBank	1	Nimble Storage
3.02	KeyBank	1	NetScout Systems
3.03	KeyBank	1	Mallinckrodt
3.04	KeyBank	1	PPD Global Labs
3.05	KeyBank	1	PNC Bank
3.06	KeyBank	1	FedEx Ground
3.07	KeyBank	1	Weatherford International
4	Barclays/CCRE	2	Liberty Portfolio	5	0	10/06/2028	No		L(26),Def(91),O(3)	Yes	No	50,000,000	115,700,000	165,700,000	165,700,000	No	No
4.01	Barclays/CCRE	1	Liberty Center at Rio Salado
4.02	Barclays/CCRE	1	8501 East Raintree Drive
5	SMC	3	Fidelis Portfolio	0	0	10/06/2028	No		L(12),Grtr1%orYM(104),O(4)	Yes	Yes	49,300,000	45,000,000	94,300,000	94,086,513	No	No
5.01	SMC	1	Victory Lakes Town Center
5.02	SMC	1	McKinney Towne Crossing
5.03	SMC	1	Riverstone Shopping Center
6	SMC	1	Troy Place	0	0	12/06/2028	No		L(24),Def(91),O(5)	No	NAP					No	No
7	SMC	1	West Covina Village	1 (Once per calendar year)	0	12/06/2028	No		L(24),Def(92),O(4)	No	NAP					No	No
8	CCRE	1	AVR Embassy Suites Fort Worth	4 (4 times during the term of the loan)	0	12/01/2028	No		L(24),Def(92),O(4)	No	NAP					No	No
9	SMC	1	Residence Inn by Marriott Phoenix Desert View at Mayo Clinic	0	0	11/06/2028	No		L(25),Def(90),O(5)	No	NAP					No	No
10	Barclays	1	Home Depot Technology Center	0	0	11/05/2025	Yes	11/05/2028	L(25),Def(52),O(7)	Yes	Yes	30,000,000	14,300,000	44,300,000	44,300,000	No	No
11	Barclays	2	Virginia Beach Hotel Portfolio	0	0	09/06/2028	No		L(27),Def(89),O(4)	Yes	No	30,000,000	60,000,000	90,000,000	90,000,000	No	No
11.01	Barclays	1	Hilton Virginia Beach Oceanfront
11.02	Barclays	1	Hilton Garden Inn Virginia Beach Oceanfront
12	CCRE	1	Moffett Towers - Buildings E,F,G	0	0	10/06/2028	No		L(24),Grtr1%orYM(2),DeforGrtr1%orYM(87),O(7)	Yes	No	25,000,000	259,000,000	284,000,000	284,000,000	No	Yes
13	CCRE	2	Shelbourne Global Portfolio II	0	0	12/06/2028	No		L(24),Def(93),O(3)	Yes	Yes	25,000,000	30,000,000	55,000,000	55,000,000	Yes	No
13.01	CCRE	1	White Clay Office Park
13.02	CCRE	1	University Office Plaza
14	SMC	1	Zenith Ridge	0	0	08/06/2028	No		L(28),Def(88),O(4)	Yes	No	25,000,000	65,000,000	90,000,000	90,000,000	No	No
15	Barclays	1	Dudley Farms Plaza	5 (Once per trailing 12-month period)	0	10/06/2028	No		L(23),Grtr1%orYM(93),O(4)	No	NAP					No	No
16	Barclays	1	Moffett Towers II - Building 1	0	0	04/06/2028	No		L(24),Grtr1%orYM(4),DeforGrtr1%orYM(84),O(4)	Yes	No	22,000,000	146,000,000	168,000,000	168,000,000	No	Yes
17	SMC	1	Round Hill Square	0	0	10/06/2028	No		L(26),Def(89),O(5)	No	NAP					Yes	No
18	SMC	6	TX-OK Portfolio	0	0	11/06/2028	No		L(12),Grtr1%orYM(104),O(4)	No	NAP					No	No
18.01	SMC	1	NOV
18.02	SMC	1	Cemex
18.03	SMC	1	Telge Park
18.04	SMC	1	Little York Industrial
18.05	SMC	1	South Houston Industrial
18.06	SMC	1	Logistics Park at World Houston
19	CCRE	1	The Shops at Solaris	0	0	11/06/2028	No		L(25),Def(92),O(3)	Yes	No	20,000,000	50,000,000	70,000,000	70,000,000	No	No
20	SMC	1	Centennial Gateway	0	0	10/06/2028	No		L(26),Def(90),O(4)	No	NAP					No	No
21	SMC	24	Pangea 21	0	0	11/06/2028	No		L(25),Def(89),O(6)	No	NAP					Yes	No
21.01	SMC	1	808 West 76th Street
21.02	SMC	1	6000 South Prairie Avenue
21.03	SMC	1	9244 South Saginaw Avenue
21.04	SMC	1	4853 South Prairie Avenue
21.05	SMC	1	7348 South Dr. Martin Luther King Jr. Drive
21.06	SMC	1	7944 South Paulina Street
21.07	SMC	1	7801 South Saginaw Avenue
21.08	SMC	1	8200 South Ingleside Avenue
21.09	SMC	1	1514 West 77th Street
21.10	SMC	1	8000 South Drexel Avenue
21.11	SMC	1	8001 South Marshfield Avenue
21.12	SMC	1	1717 West 77th Street
21.13	SMC	1	1815 West 77th Street
21.14	SMC	1	1704 West 77th Street
21.15	SMC	1	1738 West 77th Street
21.16	SMC	1	8231 South Ellis Avenue
21.17	SMC	1	1735 West 79th Street
21.18	SMC	1	1448 West 83rd Street
21.19	SMC	1	8155 South Maryland Avenue
21.20	SMC	1	8515 South Green Street
21.21	SMC	1	8001 South Carpenter Street
21.22	SMC	1	7914 South Kingston Avenue
21.23	SMC	1	8255 South Maryland Avenue
21.24	SMC	1	8514 South Crandon Avenue
22	Barclays	1	Westbay Office Park	0	0	11/06/2028	No		L(25),Def(88),O(7)	No	NAP					No	No
23	Barclays	1	One River Place	0	0	11/06/2028	No		L(25),Def(88),O(7)	Yes	Yes	15,000,000	10,000,000	25,000,000	25,000,000	No	No
24	KeyBank	1	Alex Park South	5	5	08/01/2028	No		L(28),Def(89),O(3)	Yes	No	14,900,000	28,000,000	42,900,000	42,900,000	No	No
25	CCRE	3	RHW Multifamily Portfolio	4 (2 times during the term of the loan)	4 (2 times during the term of the loan)	12/06/2028	No		L(24),Def(92),O(4)	No	NAP					No	No
25.01	CCRE	1	Heathmoore
25.02	CCRE	1	Roanoke
25.03	CCRE	1	Wentworth
26	Barclays	2	Hostess Industrial Portfolio	0	0	12/06/2028	No		L(24),Def(92),O(4)	No	NAP					No	No
26.01	Barclays	1	6301 North Broadway
26.02	Barclays	1	7714 Commercial Drive
27	Barclays	1	Knoxville Crossing	0	0	10/06/2028	No		L(26),Def(87),O(7)	No	NAP					No	No
28	Barclays	1	Bridgeport Center	0	0	10/06/2028	No		L(26),Def(90),O(4)	No	NAP					Yes	No
29	SMC	1	Southern Highlands Corporate Center	0	0	10/06/2028	No		L(26),Def(88),O(6)	No	NAP					No	No
30	Barclays	1	Fair Oaks Mall	0	0	05/10/2023	No		L(31),Def(25),O(4)	Yes	No	11,000,000	164,000,000	175,000,000	173,698,743	No	Yes
31	Barclays	2	Friedman Portfolio	0	0	11/06/2028	No		L(25),Def(88),O(7)	No	NAP					No	No
31.01	Barclays	1	Jewel Osco
31.02	Barclays	1	Coors Bypass
32	KeyBank	1	Marketplace Center at Murfreesboro	0	5	10/01/2028	No		L(26),Def(88),O(6)	No	NAP					Yes	No
33	SMC	1	Fairfield Inn & Suites Hendersonville Flat Rock	0	0	12/06/2028	No		L(24),Def(92),O(4)	No	NAP					No	No
34	SMC	1	Town and Country Apartments	0	0	11/06/2028	No		L(25),Def(91),O(4)	No	NAP					No	No
35	Barclays	1	Hampton Inn - Kimball	0	0	10/06/2028	No		L(26),Def(90),O(4)	No	NAP					No	No

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Mortgage Loan Seller(1)	# of Properties	Property Name	Grace Period (Late Payment)(11)	Grace Period (Default)	Maturity /ARD Date	ARD Loan(12)	Final Maturity Date	Prepayment Provisions(13)	Pari Passu (Y/N)	Pari Passu Note Control (Y/N)	Original Balance Piece In Trust ($)	Original Balance Piece Non-Trust ($)	Total Original Balance Pari Passu Debt ($)	Total Current Balance Pari Passu Debt ($)	Additional Debt Permitted (Y/N)(14)	Additional Debt Exist (Y/N)(14)
36	CCRE	1	College Park	0	0	11/06/2028	No		L(25),Def(90),O(5)	No	NAP					No	No
37	SMC	1	Storage Xxtra Stockbridge	0	0	11/06/2028	No		L(25),Def(91),O(4)	No	NAP					No	No
38	Barclays	1	Valley Forge Corporate Center	0	0	11/06/2028	No		L(25),Def(91),O(4)	No	NAP					No	No
39	Barclays	1	CB Square	0	0	11/06/2028	No		L(25),Def(88),O(7)	No	NAP					No	No
40	KeyBank	1	US Storage Centers - Bakersfield	0	5	10/01/2028	No		L(25),Grtr1%orYM(92),O(3)	No	NAP					No	No
41	SMC	1	Holiday Inn Express & Suites Vidor South	0	0	11/06/2028	No		L(25),Def(90),O(5)	No	NAP					No	No
42	Barclays	1	Best Yet Storage - Shed Road	0	0	11/06/2028	No		L(24),Grtr1%orYM(92),O(4)	No	NAP					No	No
43	SMC	1	Lincoln Commonwealth Center	0	0	11/06/2028	No		L(25),Def(91),O(4)	No	NAP					No	No
44	SMC	1	Storage Xxtra Raymond Hill	0	0	11/06/2028	No		L(25),Def(91),O(4)	No	NAP					No	No

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Mortgage Loan Seller(1)	# of Properties	Property Name	Additional Debt Type(s)(14)	Additional Debt Current Balance ($)	Additional Debt Interest Rate %	Total Debt Current Balance ($)	Total Debt UW NCF DSCR (x)	Total Debt Current LTV (%)	Total Debt UW NOI Debt Yield (%)	Current U/W NOI Debt Yield (%)	Current U/W NCF Debt Yield (%)	U/W NOI DSCR (x)(15)	U/W NCF DSCR (x)(15)	U/W Economic Occupancy (%)	U/W Revenues ($)(16)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Capital Items ($)(17)
1	KeyBank	1	Dream Inn	Future Mezzanine Loan	NAP	NAP	NAP	NAP	NAP	NAP	13.3%	12.2%	2.60	2.38	83.3%	22,826,143	15,514,540	7,311,603	617,291
2	Barclays	1	Christiana Mall	B-Note/Future Mezzanine Loan	212,000,000	4.27750	550,000,000	1.93	52.9%	8.5%	13.8%	13.6%	3.19	3.15	96.8%	56,260,022	9,514,932	46,745,090	640,526
3	KeyBank	7	GNL Portfolio	NAP	NAP	NAP	98,500,000	2.08	57.2%	11.0%	11.0%	10.2%	2.24	2.08	91.3%	13,867,956	3,011,132	10,856,824	787,584
3.01	KeyBank	1	Nimble Storage												90.0%	4,618,009	866,853	3,751,156	287,409
3.02	KeyBank	1	NetScout Systems												90.0%	3,959,693	775,913	3,183,780	226,956
3.03	KeyBank	1	Mallinckrodt												92.5%	2,462,730	671,997	1,790,733	109,793
3.04	KeyBank	1	PPD Global Labs												92.5%	977,331	177,726	799,605	50,734
3.05	KeyBank	1	PNC Bank												95.0%	1,038,223	348,891	689,332	64,535
3.06	KeyBank	1	FedEx Ground												95.0%	566,295	154,781	411,514	37,853
3.07	KeyBank	1	Weatherford International												95.0%	245,675	14,971	230,704	10,304
4	Barclays/CCRE	2	Liberty Portfolio	NAP	NAP	NAP	165,700,000	1.77	64.6%	9.1%	9.1%	8.5%	1.89	1.77	95.0%	19,169,391	4,059,580	15,109,811	979,793
4.01	Barclays/CCRE	1	Liberty Center at Rio Salado												95.0%	16,209,889	3,419,672	12,790,217	827,517
4.02	Barclays/CCRE	1	8501 East Raintree Drive												95.0%	2,959,502	639,908	2,319,594	152,275
5	SMC	3	Fidelis Portfolio	NAP	NAP	NAP	94,086,513	1.74	63.7%	11.9%	11.9%	11.3%	1.84	1.74	91.5%	15,940,840	4,767,276	11,173,564	575,710
5.01	SMC	1	Victory Lakes Town Center												95.0%	6,033,195	1,559,644	4,473,551	240,739
5.02	SMC	1	McKinney Towne Crossing												87.3%	5,602,997	1,744,940	3,858,058	157,823
5.03	SMC	1	Riverstone Shopping Center												92.6%	4,304,647	1,462,692	2,841,955	177,148
6	SMC	1	Troy Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	15.2%	12.8%	2.95	2.47	73.0%	10,550,799	4,466,390	6,084,409	983,899
7	SMC	1	West Covina Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.0%	9.3%	1.48	1.37	92.8%	5,044,678	1,435,151	3,609,527	264,000
8	CCRE	1	AVR Embassy Suites Fort Worth	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12.9%	11.7%	1.88	1.70	84.0%	11,054,987	6,507,816	4,547,171	442,199
9	SMC	1	Residence Inn by Marriott Phoenix Desert View at Mayo Clinic	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12.3%	10.8%	1.78	1.56	73.0%	9,330,088	5,528,865	3,801,223	466,504
10	Barclays	1	Home Depot Technology Center	NAP	NAP	NAP	44,300,000	1.77	66.5%	9.3%	9.3%	9.0%	1.83	1.77	96.1%	5,857,123	1,737,924	4,119,198	135,825
11	Barclays	2	Virginia Beach Hotel Portfolio	NAP	NAP	NAP	90,000,000	1.84	69.0%	13.1%	13.1%	11.8%	2.05	1.84	73.1%	30,113,592	18,324,515	11,789,077	1,204,544
11.01	Barclays	1	Hilton Virginia Beach Oceanfront												71.1%	20,016,328	12,352,214	7,664,114	800,653
11.02	Barclays	1	Hilton Garden Inn Virginia Beach Oceanfront												76.6%	10,097,264	5,972,301	4,124,963	403,891
12	CCRE	1	Moffett Towers - Buildings E,F,G	Mezzanine A Loan ($150,000,000)/Mezzanine B Loan ($66,000,000)	216,000,000	6.01528	500,000,000	1.41	70.8%	7.2%	12.6%	12.4%	3.01	2.97	95.0%	44,603,641	8,747,532	35,856,109	547,016
13	CCRE	2	Shelbourne Global Portfolio II	Future Mezzanine Loan	NAP	NAP	55,000,000	1.89	58.7%	11.4%	11.4%	10.7%	2.02	1.89	92.7%	10,439,667	4,165,229	6,274,437	384,986
13.01	CCRE	1	White Clay Office Park												94.8%	7,078,874	2,942,641	4,136,232	265,230
13.02	CCRE	1	University Office Plaza												88.4%	3,360,793	1,222,588	2,138,205	119,756
14	SMC	1	Zenith Ridge	NAP	NAP	NAP	90,000,000	1.54	67.6%	10.5%	10.5%	9.6%	1.68	1.54	95.0%	12,152,422	2,723,379	9,429,044	801,900
15	Barclays	1	Dudley Farms Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11.6%	10.7%	2.27	2.11	95.0%	3,762,144	900,283	2,861,861	210,434
16	Barclays	1	Moffett Towers II - Building 1	Mezzanine Loan	112,000,000	6.00000	280,000,000	1.17	78.1%	6.9%	11.5%	11.3%	2.03	2.00	95.1%	22,533,789	3,284,899	19,248,890	217,321
17	SMC	1	Round Hill Square	Future Mezzanine Loan/Preferred Equity	NAP	NAP	NAP	NAP	NAP	NAP	9.1%	8.9%	1.42	1.38	95.8%	2,596,442	677,555	1,918,888	57,992
18	SMC	6	TX-OK Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.8%	8.9%	1.45	1.32	94.6%	2,592,693	591,437	2,001,256	176,460
18.01	SMC	1	NOV												95.0%	661,531	77,161	584,370	36,892
18.02	SMC	1	Cemex												93.8%	548,606	130,816	417,790	36,558
18.03	SMC	1	Telge Park												95.0%	602,103	179,296	422,807	29,344
18.04	SMC	1	Little York Industrial												94.5%	356,953	71,982	284,971	51,446
18.05	SMC	1	South Houston Industrial												95.0%	252,395	74,530	177,864	13,675
18.06	SMC	1	Logistics Park at World Houston												94.7%	171,106	57,652	113,454	8,547
19	CCRE	1	The Shops at Solaris	NAP	NAP	NAP	70,000,000	2.46	46.7%	11.1%	11.1%	10.8%	2.52	2.46	95.0%	9,597,539	1,830,761	7,766,778	175,994
20	SMC	1	Centennial Gateway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.5%	9.9%	1.62	1.54	95.0%	2,216,497	333,789	1,882,708	95,784
21	SMC	24	Pangea 21	Future Mezzanine Loan	NAP	NAP	NAP	NAP	NAP	NAP	10.7%	10.1%	2.11	2.00	85.3%	3,365,965	1,467,135	1,898,830	105,000
21.01	SMC	1	808 West 76th Street
21.02	SMC	1	6000 South Prairie Avenue
21.03	SMC	1	9244 South Saginaw Avenue
21.04	SMC	1	4853 South Prairie Avenue
21.05	SMC	1	7348 South Dr. Martin Luther King Jr. Drive
21.06	SMC	1	7944 South Paulina Street
21.07	SMC	1	7801 South Saginaw Avenue
21.08	SMC	1	8200 South Ingleside Avenue
21.09	SMC	1	1514 West 77th Street
21.10	SMC	1	8000 South Drexel Avenue
21.11	SMC	1	8001 South Marshfield Avenue
21.12	SMC	1	1717 West 77th Street
21.13	SMC	1	1815 West 77th Street
21.14	SMC	1	1704 West 77th Street
21.15	SMC	1	1738 West 77th Street
21.16	SMC	1	8231 South Ellis Avenue
21.17	SMC	1	1735 West 79th Street
21.18	SMC	1	1448 West 83rd Street
21.19	SMC	1	8155 South Maryland Avenue
21.20	SMC	1	8515 South Green Street
21.21	SMC	1	8001 South Carpenter Street
21.22	SMC	1	7914 South Kingston Avenue
21.23	SMC	1	8255 South Maryland Avenue
21.24	SMC	1	8514 South Crandon Avenue
22	Barclays	1	Westbay Office Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.0%	9.2%	1.53	1.41	90.0%	2,086,828	520,343	1,566,485	118,302
23	Barclays	1	One River Place	NAP	NAP	NAP	25,000,000	2.51	50.5%	13.1%	13.1%	12.0%	2.73	2.51	95.0%	4,367,307	1,086,298	3,281,009	272,607
24	KeyBank	1	Alex Park South	NAP	NAP	NAP	42,900,000	1.32	65.0%	10.1%	10.1%	8.9%	1.50	1.32	91.9%	7,726,071	3,373,977	4,352,093	519,213
25	CCRE	3	RHW Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.4%	8.8%	1.38	1.29	86.3%	2,492,435	1,178,994	1,313,441	81,900
25.01	CCRE	1	Heathmoore												85.8%	981,243	461,605	519,638	33,000
25.02	CCRE	1	Roanoke												87.5%	870,713	364,889	505,824	26,400
25.03	CCRE	1	Wentworth												85.5%	640,479	352,500	287,979	22,500
26	Barclays	2	Hostess Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11.3%	10.1%	1.70	1.52	90.5%	1,783,033	205,990	1,577,043	165,370
26.01	Barclays	1	6301 North Broadway												87.2%	1,290,877	192,186	1,098,691	118,487
26.02	Barclays	1	7714 Commercial Drive												100.0%	492,157	13,804	478,353	46,883
27	Barclays	1	Knoxville Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.0%	9.6%	1.50	1.42	92.0%	1,863,600	488,081	1,375,519	68,098
28	Barclays	1	Bridgeport Center	Future Mezzanine Loan	NAP	NAP	NAP	NAP	NAP	NAP	11.0%	10.2%	2.42	2.24	84.2%	2,215,813	736,969	1,478,843	110,361
29	SMC	1	Southern Highlands Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.8%	9.2%	1.45	1.37	94.0%	1,799,935	602,766	1,197,169	68,420
30	Barclays	1	Fair Oaks Mall	B-Note	84,367,961	7.50000	258,066,704	1.64	47.3%	11.6%	17.2%	16.3%	3.04	2.89	86.7%	45,095,362	15,187,457	29,907,905	1,509,840
31	Barclays	2	Friedman Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.5%	8.9%	1.76	1.65	95.0%	1,058,002	169,272	888,729	58,136
31.01	Barclays	1	Jewel Osco												95.0%	481,242	17,500	463,742	26,558
31.02	Barclays	1	Coors Bypass												95.0%	576,760	151,773	424,987	31,578
32	KeyBank	1	Marketplace Center at Murfreesboro	Future Mezzanine Loan	NAP	NAP	NAP	NAP	NAP	NAP	11.0%	9.7%	1.67	1.47	94.8%	1,222,750	274,996	947,753	115,941
33	SMC	1	Fairfield Inn & Suites Hendersonville Flat Rock	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12.8%	11.6%	1.89	1.72	64.0%	2,449,645	1,365,364	1,084,280	97,986
34	SMC	1	Town and Country Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.8%	8.8%	1.74	1.56	71.3%	1,925,050	1,149,358	775,692	82,567
35	Barclays	1	Hampton Inn - Kimball	NAP	NAP	NAP	NAP	NAP	NAP	NAP	16.3%	14.8%	2.56	2.32	80.8%	2,617,320	1,476,078	1,141,242	104,693

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Mortgage Loan Seller(1)	# of Properties	Property Name	Additional Debt Type(s)(14)	Additional Debt Current Balance ($)	Additional Debt Interest Rate %	Total Debt Current Balance ($)	Total Debt UW NCF DSCR (x)	Total Debt Current LTV (%)	Total Debt UW NOI Debt Yield (%)	Current U/W NOI Debt Yield (%)	Current U/W NCF Debt Yield (%)	U/W NOI DSCR (x)(15)	U/W NCF DSCR (x)(15)	U/W Economic Occupancy (%)	U/W Revenues ($)(16)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Capital Items ($)(17)
36	CCRE	1	College Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.9%	9.4%	1.86	1.76	91.2%	929,717	258,173	671,544	37,086
37	SMC	1	Storage Xxtra Stockbridge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.6%	9.4%	1.43	1.41	78.8%	934,223	293,083	641,140	9,113
38	Barclays	1	Valley Forge Corporate Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12.1%	10.9%	1.87	1.68	90.0%	1,096,740	378,984	717,755	72,523
39	Barclays	1	CB Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.4%	9.9%	1.94	1.84	76.3%	907,324	345,109	562,215	29,099
40	KeyBank	1	US Storage Centers - Bakersfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.5%	9.3%	1.45	1.41	92.7%	683,083	207,378	475,704	12,245
41	SMC	1	Holiday Inn Express & Suites Vidor South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	19.0%	17.2%	2.46	2.22	67.8%	1,781,519	1,024,487	757,032	71,261
42	Barclays	1	Best Yet Storage - Shed Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.6%	9.5%	1.40	1.38	85.4%	456,074	157,895	298,178	4,784
43	SMC	1	Lincoln Commonwealth Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	13.8%	13.4%	2.03	1.98	95.0%	508,565	95,653	412,911	9,739
44	SMC	1	Storage Xxtra Raymond Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.5%	10.3%	1.57	1.53	81.2%	425,773	163,156	262,617	5,892

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HISTORICAL FINANCIALS(18)

Mortgage Loan Number	Mortgage Loan Seller(1)	# of Properties	Property Name	U/W Net Cash Flow ($)	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	As of	2017 Revenues ($)	2017 Expenses ($)	2017 NOI ($)	2016 Revenues ($)	2016 Expenses ($)	2016 NOI ($)	2015 Revenues ($)	2015 Expenses ($)	2015 NOI ($)	Title Type(19)	Ground Lease Expiration	Ground Lease Extension Terms	Ground Lease Annual Payment	PML %
1	KeyBank	1	Dream Inn	6,694,311	22,826,143	15,222,177	7,603,966	TTM 09/30/2018	19,191,526	13,505,907	5,685,619	17,813,827	12,280,909	5,532,918	18,823,656	11,925,418	6,898,238	Fee				19%
2	Barclays	1	Christiana Mall	46,104,564	54,029,729	10,479,303	43,550,426	TTM 05/31/2018	54,058,534	10,544,365	43,514,169	54,140,474	10,182,915	43,957,559	52,126,066	10,208,012	41,918,054	Fee/Leasehold	12/31/2028	None	$0
3	KeyBank	7	GNL Portfolio	10,069,241	9,764,886	1,703,495	8,061,391	TTM 07/31/2018	9,565,204	1,554,087	8,011,118	8,607,204	1,199,606	7,407,598	8,817,537	1,552,230	7,265,307	Fee				Various
3.01	KeyBank	1	Nimble Storage	3,463,748	4,848,869	810,142	4,038,727	TTM 07/31/2018	4,933,544	860,152	4,073,392	4,492,466	566,002	3,926,464	4,801,604	961,515	3,840,089	Fee				19%
3.02	KeyBank	1	NetScout Systems	2,956,824														Fee
3.03	KeyBank	1	Mallinckrodt	1,680,940	2,479,612	657,929	1,821,683	TTM 07/31/2018	2,375,601	535,724	1,839,877	2,352,949	587,241	1,765,708	2,293,496	568,304	1,725,193	Fee
3.04	KeyBank	1	PPD Global Labs	748,870	920,481	59,663	860,818	TTM 07/31/2018	910,329	49,867	860,462	882,105	42,928	839,177	853,409	11,799	841,610	Fee
3.05	KeyBank	1	PNC Bank	624,797	671,478	19,375	652,103	TTM 07/31/2018	661,231	2,689	658,542	648,310	2,680	645,630	635,598	2,627	632,970	Fee
3.06	KeyBank	1	FedEx Ground	373,661	603,216	138,897	464,319	TTM 07/31/2018	444,601	93,942	350,660							Fee
3.07	KeyBank	1	Weatherford International	220,400	241,230	17,489	223,741	TTM 07/31/2018	239,898	11,714	228,184	231,374	755	230,619	233,430	7,985	225,445	Fee
4	Barclays/CCRE	2	Liberty Portfolio	14,130,018	17,361,723	2,858,899	14,502,825	T-7 Ann. 07/31/2018	10,833,560	2,085,330	8,748,230	8,906,536	1,704,875	7,201,661	5,666,748	1,015,706	4,651,042	Various	Various	Various	Various
4.01	Barclays/CCRE	1	Liberty Center at Rio Salado	11,962,700	14,474,784	2,355,223	12,119,561	T-7 Ann. 07/31/2018	7,965,235	1,571,541	6,393,694	5,306,641	1,191,393	4,115,248	1,585,912	527,540	1,058,372	Fee/Leasehold	Various	None	$916,929
4.02	Barclays/CCRE	1	8501 East Raintree Drive	2,167,319	2,886,939	503,676	2,383,263	T-7 Ann. 07/31/2018	2,868,325	513,789	2,354,536	3,599,895	513,482	3,086,413	4,080,836	488,166	3,592,670	Fee
5	SMC	3	Fidelis Portfolio	10,597,854	14,508,461	3,996,132	10,512,329	TTM 08/31/2018	14,564,250	4,398,547	10,165,703	14,484,632	4,345,843	10,138,789	14,206,185	4,358,583	9,847,602	Fee
5.01	SMC	1	Victory Lakes Town Center	4,232,813	5,226,175	1,257,703	3,968,472	TTM 08/31/2018	5,249,419	1,412,495	3,836,923	5,273,603	1,441,769	3,831,834	5,380,691	1,430,800	3,949,891	Fee
5.02	SMC	1	McKinney Towne Crossing	3,700,234	5,041,155	1,375,241	3,665,914	TTM 08/31/2018	5,012,930	1,514,492	3,498,438	4,862,334	1,500,573	3,361,761	4,632,348	1,619,759	3,012,589	Fee
5.03	SMC	1	Riverstone Shopping Center	2,664,807	4,241,131	1,363,188	2,877,943	TTM 08/31/2018	4,301,901	1,471,560	2,830,341	4,348,695	1,403,501	2,945,194	4,193,146	1,308,024	2,885,122	Fee
6	SMC	1	Troy Place	5,100,510	8,947,069	4,413,992	4,533,077	TTM 09/30/2018	8,383,832	4,158,041	4,225,791	7,506,821	4,084,213	3,422,608	7,287,391	3,925,236	3,362,155	Fee
7	SMC	1	West Covina Village	3,345,527	4,169,571	1,399,910	2,769,661	TTM 08/31/2018	4,131,333	1,339,711	2,791,622	4,065,078	1,364,291	2,700,787	3,877,440	1,300,134	2,577,306	Fee				9%
8	CCRE	1	AVR Embassy Suites Fort Worth	4,104,972	10,173,883	6,581,144	3,592,739	TTM 08/31/2018	10,605,103	6,395,691	4,209,412	10,943,000	6,261,071	4,681,929	10,767,247	6,108,605	4,658,642	Fee
9	SMC	1	Residence Inn by Marriott Phoenix Desert View at Mayo Clinic	3,334,718	9,330,088	5,505,373	3,824,715	TTM 09/30/2018	9,255,820	5,395,352	3,860,467	8,644,336	5,052,883	3,591,453	8,444,028	4,810,834	3,633,194	Leasehold	04/17/2077	One 15-year option followed by one 14-year option	$331,963
10	Barclays	1	Home Depot Technology Center	3,983,373	5,618,072	1,709,507	3,908,565	TTM 08/31/2018	4,467,959	1,582,192	2,885,767	2,478,395	1,491,128	987,268	1,182,718	1,165,609	17,108	Fee
11	Barclays	2	Virginia Beach Hotel Portfolio	10,584,533	30,066,599	18,225,519	11,841,080	TTM 05/31/2018	30,917,483	18,407,936	12,509,547	31,038,981	18,754,354	12,284,627	29,554,323	18,212,755	11,341,568	Fee/Leasehold
11.01	Barclays	1	Hilton Virginia Beach Oceanfront	6,863,461	19,969,335	12,352,327	7,617,008	TTM 05/31/2018	20,662,681	12,488,938	8,173,743	20,777,960	12,950,847	7,827,113	20,204,653	12,731,919	7,472,734	Fee/Leasehold
11.02	Barclays	1	Hilton Garden Inn Virginia Beach Oceanfront	3,721,073	10,097,264	5,873,192	4,224,072	TTM 05/31/2018	10,254,802	5,918,998	4,335,804	10,261,021	5,803,508	4,457,513	9,349,670	5,480,836	3,868,834	Fee/Leasehold
12	CCRE	1	Moffett Towers - Buildings E,F,G	35,309,093	32,818,293	7,649,480	25,168,813	TTM 05/31/2018	32,579,236	7,625,984	24,953,252	32,138,354	7,161,118	24,977,236	31,625,808	7,258,056	24,367,752	Fee				13%
13	CCRE	2	Shelbourne Global Portfolio II	5,889,451	9,859,275	4,118,616	5,740,659	TTM 08/31/2018	9,405,878	4,020,817	5,385,061							Fee
13.01	CCRE	1	White Clay Office Park	3,871,002	6,825,920	2,896,295	3,929,625	TTM 08/31/2018	6,572,660	2,860,748	3,711,913							Fee
13.02	CCRE	1	University Office Plaza	2,018,449	3,033,355	1,222,321	1,811,034	TTM 08/31/2018	2,833,218	1,160,069	1,673,148							Fee
14	SMC	1	Zenith Ridge	8,627,144	11,411,164	2,040,081	9,371,083	TTM 05/31/2018	11,193,818	1,959,830	9,233,988	9,275,299	1,618,191	7,657,108				Fee
15	Barclays	1	Dudley Farms Plaza	2,651,427	3,722,917	904,182	2,818,736	TTM 08/31/2018	3,730,732	821,356	2,909,376	3,710,218	898,210	2,812,008	3,694,904	827,101	2,867,803	Leasehold	10/31/2096	None	$231,130
16	Barclays	1	Moffett Towers II - Building 1	19,031,569														Fee				5%
17	SMC	1	Round Hill Square	1,860,896	2,534,363	675,116	1,859,247	TTM 08/31/2018	2,623,480	793,483	1,829,997	2,611,050	627,907	1,983,143	2,474,837	659,409	1,815,427	Fee				10%
18	SMC	6	TX-OK Portfolio	1,824,796					1,255,708	158,721	1,096,987	1,089,229	105,636	983,593				Fee
18.01	SMC	1	NOV	547,478					561,396	350	561,046	549,409	350	549,059				Fee
18.02	SMC	1	Cemex	381,232					565,432	124,847	440,585	539,820	105,286	434,534				Fee
18.03	SMC	1	Telge Park	393,464														Fee
18.04	SMC	1	Little York Industrial	233,525														Fee
18.05	SMC	1	South Houston Industrial	164,190														Fee
18.06	SMC	1	Logistics Park at World Houston	104,908					128,880	33,524	95,356							Fee
19	CCRE	1	The Shops at Solaris	7,590,784	9,353,373	1,600,971	7,752,402	TTM 08/31/2018	8,689,122	1,514,420	7,174,703	8,292,213	1,354,388	6,937,825	8,250,132	1,404,797	6,845,335	Fee
20	SMC	1	Centennial Gateway	1,786,924	1,897,799	318,303	1,579,496	TTM 06/30/2018	1,849,694	323,442	1,526,252	1,286,664	269,423	1,017,241	297,986	269,173	28,813	Fee
21	SMC	24	Pangea 21	1,793,830	3,365,965	1,462,712	1,903,253	TTM 08/31/2018	3,384,477	1,470,113	1,914,364	3,327,919	1,508,554	1,819,365	3,206,934	1,503,778	1,703,156	Fee
21.01	SMC	1	808 West 76th Street															Fee
21.02	SMC	1	6000 South Prairie Avenue															Fee
21.03	SMC	1	9244 South Saginaw Avenue															Fee
21.04	SMC	1	4853 South Prairie Avenue															Fee
21.05	SMC	1	7348 South Dr. Martin Luther King Jr. Drive															Fee
21.06	SMC	1	7944 South Paulina Street															Fee
21.07	SMC	1	7801 South Saginaw Avenue															Fee
21.08	SMC	1	8200 South Ingleside Avenue															Fee
21.09	SMC	1	1514 West 77th Street															Fee
21.10	SMC	1	8000 South Drexel Avenue															Fee
21.11	SMC	1	8001 South Marshfield Avenue															Fee
21.12	SMC	1	1717 West 77th Street															Fee
21.13	SMC	1	1815 West 77th Street															Fee
21.14	SMC	1	1704 West 77th Street															Fee
21.15	SMC	1	1738 West 77th Street															Fee
21.16	SMC	1	8231 South Ellis Avenue															Fee
21.17	SMC	1	1735 West 79th Street															Fee
21.18	SMC	1	1448 West 83rd Street															Fee
21.19	SMC	1	8155 South Maryland Avenue															Fee
21.20	SMC	1	8515 South Green Street															Fee
21.21	SMC	1	8001 South Carpenter Street															Fee
21.22	SMC	1	7914 South Kingston Avenue															Fee
21.23	SMC	1	8255 South Maryland Avenue															Fee
21.24	SMC	1	8514 South Crandon Avenue															Fee
22	Barclays	1	Westbay Office Park	1,448,183	1,435,629	518,665	916,964	TTM 08/31/2018	1,597,123	464,358	1,132,765	1,446,636	393,928	1,052,708	1,177,885	378,130	799,755	Fee
23	Barclays	1	One River Place	3,008,402	5,070,130	1,101,111	3,969,019	TTM 09/30/2018	5,280,460	1,081,414	4,199,046	5,000,001	1,004,140	3,995,861	4,926,504	951,678	3,974,826	Fee
24	KeyBank	1	Alex Park South	3,832,880	7,181,377	2,993,493	4,187,884	TTM 05/31/2018	6,800,883	3,299,475	3,501,408	8,026,055	3,362,400	4,663,655	7,985,946	3,259,664	4,726,282	Fee
25	CCRE	3	RHW Multifamily Portfolio	1,231,541	2,499,493	1,151,862	1,347,631	TTM 09/30/2018	2,468,511	1,155,629	1,312,882	2,374,130	1,171,984	1,202,146	2,313,489	1,104,007	1,209,482	Fee
25.01	CCRE	1	Heathmoore	486,638	981,243	447,793	533,450	TTM 09/30/2018	1,000,104	442,759	557,345	930,034	457,910	472,124	894,488	404,290	490,198	Fee
25.02	CCRE	1	Roanoke	479,424	877,771	357,357	520,414	TTM 09/30/2018	848,774	375,243	473,531	834,219	378,208	456,011	836,697	378,919	457,778	Fee
25.03	CCRE	1	Wentworth	265,479	640,479	346,712	293,767	TTM 09/30/2018	619,633	337,627	282,006	609,877	335,866	274,011	582,304	320,798	261,506	Fee
26	Barclays	2	Hostess Industrial Portfolio	1,411,673	1,885,605	204,350	1,681,255	TTM 09/30/2018	1,827,970	203,437	1,624,533	1,719,237	184,797	1,534,440	1,152,258	200,965	951,293	Fee
26.01	Barclays	1	6301 North Broadway	980,204	1,393,449	188,085	1,205,364	TTM 09/30/2018	1,335,814	189,338	1,146,476	1,323,120	169,836	1,153,284	1,152,258	200,965	951,293	Fee
26.02	Barclays	1	7714 Commercial Drive	431,469	492,156	16,265	475,891	TTM 09/30/2018	492,156	14,099	478,057	396,117	14,961	381,156				Fee
27	Barclays	1	Knoxville Crossing	1,307,421	1,659,733	403,845	1,255,888	TTM 07/31/2018	1,540,299	373,214	1,167,085							Fee
28	Barclays	1	Bridgeport Center	1,368,482	2,091,375	728,806	1,362,569	TTM 08/31/2018	2,034,667	710,102	1,324,565	1,993,755	643,128	1,350,627	2,103,521	717,779	1,385,742	Fee				11%
29	SMC	1	Southern Highlands Corporate Center	1,128,749	1,687,553	598,159	1,089,394	TTM 07/31/2018	1,673,613	581,384	1,092,229	1,462,325	568,264	894,061	1,357,059	604,820	752,239	Fee
30	Barclays	1	Fair Oaks Mall	28,398,064					47,308,867	15,012,540	32,296,326	50,381,051	15,478,478	34,902,573	49,139,554	14,789,192	34,350,362	Fee
31	Barclays	2	Friedman Portfolio	830,593	1,037,326	136,873	900,453	T-11 Ann. 09/30/2018	985,351	138,522	846,829							Fee
31.01	Barclays	1	Jewel Osco	437,184	491,820	0	491,820	T-11 Ann. 09/30/2018	491,814	0	491,814							Fee
31.02	Barclays	1	Coors Bypass	393,409	545,506	136,873	408,633	T-11 Ann. 09/30/2018	493,537	138,522	355,015							Fee
32	KeyBank	1	Marketplace Center at Murfreesboro	831,813	1,141,918	272,005	869,914	TTM 07/31/2018	1,272,239	262,150	1,010,089	937,205	227,850	709,355	821,167	297,857	523,310	Fee
33	SMC	1	Fairfield Inn & Suites Hendersonville Flat Rock	986,295	2,478,432	1,344,073	1,134,359	T-9 09/30/2018 + 3 Mo. Budget										Fee
34	SMC	1	Town and Country Apartments	693,125	1,925,050	1,030,360	894,690	TTM 08/31/2018	1,814,249	1,025,781	788,468	1,534,627	958,983	575,644	2,269,316	1,145,506	1,123,810	Fee
35	Barclays	1	Hampton Inn - Kimball	1,036,550	2,617,320	1,513,534	1,103,786	TTM 06/30/2018	2,491,764	1,504,326	987,438	2,376,397	1,461,145	915,252	2,169,017	1,379,838	789,179	Fee

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					HISTORICAL FINANCIALS(18)

Mortgage Loan Number	Mortgage Loan Seller(1)	# of Properties	Property Name	U/W Net Cash Flow ($)	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	As of	2017 Revenues ($)	2017 Expenses ($)	2017 NOI ($)	2016 Revenues ($)	2016 Expenses ($)	2016 NOI ($)	2015 Revenues ($)	2015 Expenses ($)	2015 NOI ($)	Title Type(19)	Ground Lease Expiration	Ground Lease Extension Terms	Ground Lease Annual Payment	PML %
36	CCRE	1	College Park	634,458					852,085	217,563	634,522	859,713	222,808	636,905	742,500	204,012	538,488	Fee				8%
37	SMC	1	Storage Xxtra Stockbridge	632,027	903,282	358,123	545,159	TTM 08/31/2018	797,504	366,157	431,347	681,581	255,622	425,960	655,794	233,800	421,994	Fee
38	Barclays	1	Valley Forge Corporate Center	645,232	938,602	371,473	567,129	TTM 08/31/2018	685,772	307,050	378,722	582,175	298,521	283,654	818,068	268,357	549,711	Fee
39	Barclays	1	CB Square	533,116	501,001	332,075	168,926	TTM 06/30/2018	494,105	330,156	163,950	539,730	290,102	249,628				Fee
40	KeyBank	1	US Storage Centers - Bakersfield	463,460	683,083	192,381	490,702	TTM 09/30/2018	619,209	177,846	441,363	367,465	117,926	249,539				Fee				7%
41	SMC	1	Holiday Inn Express & Suites Vidor South	685,771	2,230,786	1,213,243	1,017,543	TTM 09/30/2018	1,576,239	942,378	633,862	1,288,144	773,574	514,570	1,316,438	793,693	522,745	Fee
42	Barclays	1	Best Yet Storage - Shed Road	293,395	415,979	160,112	255,867	TTM 09/30/2018	359,741	154,237	205,504	229,307	116,908	112,399				Fee
43	SMC	1	Lincoln Commonwealth Center	403,173	501,903	91,937	409,966	TTM 07/31/2018	495,862	91,409	404,453	450,000	112,991	337,009	431,383	109,923	321,461	Fee				18%
44	SMC	1	Storage Xxtra Raymond Hill	256,725	388,252	159,070	229,181	TTM 08/31/2018	326,661	148,739	177,922	295,968	121,408	174,560				Fee

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				UPFRONT ESCROWS(20)

Mortgage Loan Number	Mortgage Loan Seller(1)	# of Properties	Property Name	Upfront Capex Reserve ($)	Upfront Engineering Reserve ($)	Upfront Environmental Reserve ($)	Upfront TI/LC Reserve ($)	Upfront RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Upfront Debt Service Reserve ($)	Upfront Other Reserve ($)	Other Upfront Description
1	KeyBank	1	Dream Inn	710,000	0	0	0	149,302	0	0	290,000	Seasonality Reserve
2	Barclays	1	Christiana Mall	0	0	0	0	0	0	0	1,804,093	Outstanding TI/LC Reserve
3	KeyBank	7	GNL Portfolio	0	233,500	0	0	0	0	0	0
3.01	KeyBank	1	Nimble Storage
3.02	KeyBank	1	NetScout Systems
3.03	KeyBank	1	Mallinckrodt
3.04	KeyBank	1	PPD Global Labs
3.05	KeyBank	1	PNC Bank
3.06	KeyBank	1	FedEx Ground
3.07	KeyBank	1	Weatherford International
4	Barclays/CCRE	2	Liberty Portfolio	0	3,125	0	0	89,189	18,366	0	1,348,629	Unfunded Obligations Reserve: 1,161,769; Free Rent Reserve: 109,603.33; Ground Rent Reserve: 77,257.14
4.01	Barclays/CCRE	1	Liberty Center at Rio Salado
4.02	Barclays/CCRE	1	8501 East Raintree Drive
5	SMC	3	Fidelis Portfolio	0	0	0	1,500,000	2,477,325	107,526	0	3,664,994	Existing TI/LC: 3,557,280.43; Rent Concession Reserve: 107,713.91
5.01	SMC	1	Victory Lakes Town Center
5.02	SMC	1	McKinney Towne Crossing
5.03	SMC	1	Riverstone Shopping Center
6	SMC	1	Troy Place	0	976,875	0	1,000,000	176,523	59,904	0	488,121	Rent Concession Reserve: 378,120.75; Existing TI/LC Reserve: 110,000
7	SMC	1	West Covina Village	275,000	0	0	0	93,324	72,609	0	0
8	CCRE	1	AVR Embassy Suites Fort Worth	0	0	0	0	0	0	0	743,070	PIP Reserve: $423,070; Seasonality Reserve: $320,000
9	SMC	1	Residence Inn by Marriott Phoenix Desert View at Mayo Clinic	0	0	0	0	0	0	177,964	123,800	Collateral Rent Reserve
10	Barclays	1	Home Depot Technology Center	0	0	0	0	27,577	0	0	1,415,196	UL LLC Lease Reserve: 1,054,026.64; Rent Abatement Reserve: 361,169.76
11	Barclays	2	Virginia Beach Hotel Portfolio	0	0	0	0	326,006	0	0	741,954	HGI PIP Reserve
11.01	Barclays	1	Hilton Virginia Beach Oceanfront
11.02	Barclays	1	Hilton Garden Inn Virginia Beach Oceanfront
12	CCRE	1	Moffett Towers - Buildings E,F,G	0	0	0	23,914,655	1,772,695	0	0	15,021,721	Rent Concession Reserve
13	CCRE	2	Shelbourne Global Portfolio II	0	227,250	0	3,000,000	273,402	41,067	0	17,050	Free Rent Reserve
13.01	CCRE	1	White Clay Office Park
13.02	CCRE	1	University Office Plaza
14	SMC	1	Zenith Ridge	0	0	0	0	30,949	0	0	2,335,949	Outstanding TI/LC Reserve: 1,445,533; Rent Concession Reserve: 890,416
15	Barclays	1	Dudley Farms Plaza	0	0	0	0	0	0	0	0
16	Barclays	1	Moffett Towers II - Building 1	0	0	0	21,651,588	559,294	0	0	5,064,484	Free Rent Reserve
17	SMC	1	Round Hill Square	0	218,750	0	475,000	18,537	24,868	0	42,200	Postal CAM Reserve
18	SMC	6	TX-OK Portfolio	0	0	0	0	177,185	38,143	0	730,889	Rent Gap Reserve: 404,320; Outstanding Buildout Reserve: 326,569
18.01	SMC	1	NOV
18.02	SMC	1	Cemex
18.03	SMC	1	Telge Park
18.04	SMC	1	Little York Industrial
18.05	SMC	1	South Houston Industrial
18.06	SMC	1	Logistics Park at World Houston
19	CCRE	1	The Shops at Solaris	0	0	0	0	597,966	48,724	0	0
20	SMC	1	Centennial Gateway	0	0	0	0	12,550	12,293	0	545,070	Sapporo TI Reserve: 187,635; Café Zupas TI Reserve: 164,160; Sapporo Rent Concession Reserve: 123,051.03; Café Zupas Rent Concession Reserve: 70,224
21	SMC	24	Pangea 21	0	0	0	0	121,705	48,613	0	0
21.01	SMC	1	808 West 76th Street
21.02	SMC	1	6000 South Prairie Avenue
21.03	SMC	1	9244 South Saginaw Avenue
21.04	SMC	1	4853 South Prairie Avenue
21.05	SMC	1	7348 South Dr. Martin Luther King Jr. Drive
21.06	SMC	1	7944 South Paulina Street
21.07	SMC	1	7801 South Saginaw Avenue
21.08	SMC	1	8200 South Ingleside Avenue
21.09	SMC	1	1514 West 77th Street
21.10	SMC	1	8000 South Drexel Avenue
21.11	SMC	1	8001 South Marshfield Avenue
21.12	SMC	1	1717 West 77th Street
21.13	SMC	1	1815 West 77th Street
21.14	SMC	1	1704 West 77th Street
21.15	SMC	1	1738 West 77th Street
21.16	SMC	1	8231 South Ellis Avenue
21.17	SMC	1	1735 West 79th Street
21.18	SMC	1	1448 West 83rd Street
21.19	SMC	1	8155 South Maryland Avenue
21.20	SMC	1	8515 South Green Street
21.21	SMC	1	8001 South Carpenter Street
21.22	SMC	1	7914 South Kingston Avenue
21.23	SMC	1	8255 South Maryland Avenue
21.24	SMC	1	8514 South Crandon Avenue
22	Barclays	1	Westbay Office Park	0	75,844	0	300,000	19,205	0	0	396,820	Unfunded Obligations Reserve
23	Barclays	1	One River Place	0	0	0	0	0	0	0	1,572,730	Tenant Obligation Reserve
24	KeyBank	1	Alex Park South	7,196	228,125	0	1,700,000	31,333	0	0	1,308,361	Windstream Reserve: 1,300,000; Rent Concession Reserve: 8,361
25	CCRE	3	RHW Multifamily Portfolio	0	57,323	0	0	45,000	37,120	0	0
25.01	CCRE	1	Heathmoore
25.02	CCRE	1	Roanoke
25.03	CCRE	1	Wentworth
26	Barclays	2	Hostess Industrial Portfolio	0	0	0	0	29,845	0	0	0
26.01	Barclays	1	6301 North Broadway
26.02	Barclays	1	7714 Commercial Drive
27	Barclays	1	Knoxville Crossing	0	0	0	198,825	46,664	1,349	0	0
28	Barclays	1	Bridgeport Center	0	750	0	500,000	191,974	0	0	624,700	Existing TI/LC Obligations Reserve: 345,833; Rent Concessions Reserve: 278,866.50
29	SMC	1	Southern Highlands Corporate Center	0	0	0	500,000	18,127	13,000	0	166,419	Lightspeed Reserve
30	Barclays	1	Fair Oaks Mall	0	0	0	3,954,170	0	0	0	1,183,388	Gap Rent Reserve
31	Barclays	2	Friedman Portfolio	0	0	0	0	0	1,810	0	1,500	Specific Item Reserve
31.01	Barclays	1	Jewel Osco
31.02	Barclays	1	Coors Bypass
32	KeyBank	1	Marketplace Center at Murfreesboro	1,946	0	0	100,000	0	0	0	60,083	Future Tenant Reserve
33	SMC	1	Fairfield Inn & Suites Hendersonville Flat Rock	0	0	0	0	0	5,527	0	0
34	SMC	1	Town and Country Apartments	0	25,188	0	0	0	36,871	0	50,000	Parking Repairs Reserve
35	Barclays	1	Hampton Inn - Kimball	0	0	0	0	48,335	0	0	0

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				UPFRONT ESCROWS(20)

Mortgage Loan Number	Mortgage Loan Seller(1)	# of Properties	Property Name	Upfront Capex Reserve ($)	Upfront Engineering Reserve ($)	Upfront Environmental Reserve ($)	Upfront TI/LC Reserve ($)	Upfront RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Upfront Debt Service Reserve ($)	Upfront Other Reserve ($)	Other Upfront Description
36	CCRE	1	College Park	0	0	0	0	0	0	0	0
37	SMC	1	Storage Xxtra Stockbridge	0	0	0	0	7,193	8,622	0	0
38	Barclays	1	Valley Forge Corporate Center	0	0	0	0	12,365	2,241	0	235,568	BioScript Rent Abatement Reserve: 106,351.74; NX LLC TI/LC Reserve: 94,189; NX LLC Rent Abatement Reserve: 35,027.11
39	Barclays	1	CB Square	0	3,500	0	400,000	7,732	2,347	0	0
40	KeyBank	1	US Storage Centers - Bakersfield	1,020	0	0	0	35,345	2,431	0	0
41	SMC	1	Holiday Inn Express & Suites Vidor South	0	0	0	0	89,469	3,792	0	972,180	PIP Reserve
42	Barclays	1	Best Yet Storage - Shed Road	0	0	0	0	33,473	1,288	0	0
43	SMC	1	Lincoln Commonwealth Center	0	0	0	100,000	40,005	4,184	0	0
44	SMC	1	Storage Xxtra Raymond Hill	0	0	0	0	0	6,550	0	0

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				MONTHLY ESCROWS(21)							RESERVE CAPS(22)

Mortgage Loan Number	Mortgage Loan Seller(1)	# of Properties	Property Name	Monthly Capex Reserve ($)	Monthly Environmental Reserve ($)	Monthly TI/LC Reserve ($)	Monthly RE Tax Reserve ($)	Monthly Insurance Reserve ($)	Monthly Other Reserve ($)	Other Monthly Description	CapEx Reserve Cap ($)	Environmental Reserve Cap ($)	TI/LC Reserve Cap ($)	RE Tax Reserve Cap ($)	Insurance Reserve Cap ($)	Debt Service Reserve Cap ($)	Other Reserve Cap ($)	Single Tenant
1	KeyBank	1	Dream Inn	4% of Gross Room Revenues	0	0	47,453	Springing	Springing	Seasonality Reserve							290,000	No
2	Barclays	1	Christiana Mall	Springing	0	Springing	Springing	Springing	0		241,565		1,449,387					No
3	KeyBank	7	GNL Portfolio	Springing	0	Springing	Springing	Springing	0				5,000,000					Yes
3.01	KeyBank	1	Nimble Storage															Yes
3.02	KeyBank	1	NetScout Systems															Yes
3.03	KeyBank	1	Mallinckrodt															Yes
3.04	KeyBank	1	PPD Global Labs															Yes
3.05	KeyBank	1	PNC Bank															Yes
3.06	KeyBank	1	FedEx Ground															Yes
3.07	KeyBank	1	Weatherford International															Yes
4	Barclays/CCRE	2	Liberty Portfolio	13,429	0	0	44,594	9,183	77,257	Ground Rent Reserve								Various
4.01	Barclays/CCRE	1	Liberty Center at Rio Salado															No
4.02	Barclays/CCRE	1	8501 East Raintree Drive															Yes
5	SMC	3	Fidelis Portfolio	11,071	0	Springing	225,211	18,419	0				1,500,000					No
5.01	SMC	1	Victory Lakes Town Center															No
5.02	SMC	1	McKinney Towne Crossing															No
5.03	SMC	1	Riverstone Shopping Center															No
6	SMC	1	Troy Place	18,921	0	63,071	44,021	8,558	0				2,500,000					No
7	SMC	1	West Covina Village	3,667	0	41,250	46,662	6,601	0				1,500,000					No
8	CCRE	1	AVR Embassy Suites Fort Worth	4% of Gross Revenues	0	0	Springing	Springing	Springing	Seasonality Reserve							320,000	No
9	SMC	1	Residence Inn by Marriott Phoenix Desert View at Mayo Clinic	Springing	0	0	Springing	Springing	Springing	Ground Rent Reserve								No
10	Barclays	1	Home Depot Technology Center	Springing	0	0	27,577	Springing	0									No
11	Barclays	2	Virginia Beach Hotel Portfolio	5% of Gross Revenues	0	0	81,502	28,642	Springing	Parking and Retail Lease Reserve	3,755,852							No
11.01	Barclays	1	Hilton Virginia Beach Oceanfront															No
11.02	Barclays	1	Hilton Garden Inn Virginia Beach Oceanfront															No
12	CCRE	1	Moffett Towers - Buildings E,F,G	11,277	0	0	253,242	Springing	Springing	Lease Sweep Reserve						23,680,930	20,297,940	Yes
13	CCRE	2	Shelbourne Global Portfolio II	8,060	0	Springing	91,134	9,676	0				2,500,000					No
13.01	CCRE	1	White Clay Office Park															No
13.02	CCRE	1	University Office Plaza															No
14	SMC	1	Zenith Ridge	6,075	0	60,750	54,461	Springing	0									No
15	Barclays	1	Dudley Farms Plaza	Springing	0	Springing	Springing	Springing	0				850,000					No
16	Barclays	1	Moffett Towers II - Building 1	0	0	0	111,859	Springing	0									Yes
17	SMC	1	Round Hill Square	1,933	0	Springing	9,268	2,763	Springing	Major Tenant Reserve	100,000		475,000					No
18	SMC	6	TX-OK Portfolio	4,862	0	6,667	24,381	5,655	0									Various
18.01	SMC	1	NOV															Yes
18.02	SMC	1	Cemex															Yes
18.03	SMC	1	Telge Park															No
18.04	SMC	1	Little York Industrial															No
18.05	SMC	1	South Houston Industrial															No
18.06	SMC	1	Logistics Park at World Houston															Yes
19	CCRE	1	The Shops at Solaris	883	0	0	74,746	8,121	0									No
20	SMC	1	Centennial Gateway	1,722	0	6,260	6,275	2,459	0									No
21	SMC	24	Pangea 21	8,750	0	0	30,426	6,945	0		315,000							No
21.01	SMC	1	808 West 76th Street															No
21.02	SMC	1	6000 South Prairie Avenue															No
21.03	SMC	1	9244 South Saginaw Avenue															No
21.04	SMC	1	4853 South Prairie Avenue															No
21.05	SMC	1	7348 South Dr. Martin Luther King Jr. Drive															No
21.06	SMC	1	7944 South Paulina Street															No
21.07	SMC	1	7801 South Saginaw Avenue															No
21.08	SMC	1	8200 South Ingleside Avenue															No
21.09	SMC	1	1514 West 77th Street															No
21.10	SMC	1	8000 South Drexel Avenue															No
21.11	SMC	1	8001 South Marshfield Avenue															No
21.12	SMC	1	1717 West 77th Street															No
21.13	SMC	1	1815 West 77th Street															No
21.14	SMC	1	1704 West 77th Street															No
21.15	SMC	1	1738 West 77th Street															No
21.16	SMC	1	8231 South Ellis Avenue															No
21.17	SMC	1	1735 West 79th Street															No
21.18	SMC	1	1448 West 83rd Street															No
21.19	SMC	1	8155 South Maryland Avenue															No
21.20	SMC	1	8515 South Green Street															No
21.21	SMC	1	8001 South Carpenter Street															No
21.22	SMC	1	7914 South Kingston Avenue															No
21.23	SMC	1	8255 South Maryland Avenue															No
21.24	SMC	1	8514 South Crandon Avenue															No
22	Barclays	1	Westbay Office Park	1,799	0	13,491	6,402	Springing	0				728,534					No
23	Barclays	1	One River Place	Springing	0	Springing	Springing	Springing	0									Yes
24	KeyBank	1	Alex Park South	7,196	0	51,749	4,476	Springing	0				5,000,000					No
25	CCRE	3	RHW Multifamily Portfolio	6,825	0	0	20,000	7,424	0									No
25.01	CCRE	1	Heathmoore															No
25.02	CCRE	1	Roanoke															No
25.03	CCRE	1	Wentworth															No
26	Barclays	2	Hostess Industrial Portfolio	4,266	0	12,797	14,922	Springing	0				460,697					Various
26.01	Barclays	1	6301 North Broadway															No
26.02	Barclays	1	7714 Commercial Drive															Yes
27	Barclays	1	Knoxville Crossing	1,065	0	4,969	11,666	1,349	0				120,000					No
28	Barclays	1	Bridgeport Center	1,494	0	Springing	17,452	Springing	0				450,000					No
29	SMC	1	Southern Highlands Corporate Center	1,259	0	8,583	9,407	1,750	0		75,000		600,000					No
30	Barclays	1	Fair Oaks Mall	Springing	0	Springing	Springing	Springing	Springing	Owned Anchor Reserve: Springing; Owned Anchor Termination Reserve: Springing	434,772		4,094,748				Owned Anchor Reserve: 2,150,000	No
31	Barclays	2	Friedman Portfolio	0	0	0	3,999	1,810	0									Various
31.01	Barclays	1	Jewel Osco															Yes
31.02	Barclays	1	Coors Bypass															No
32	KeyBank	1	Marketplace Center at Murfreesboro	1,946	0	5,351	7,366	Springing	0		70,055		192,652					No
33	SMC	1	Fairfield Inn & Suites Hendersonville Flat Rock	2% of Gross Revenues	0	0	5,404	1,842	0									No
34	SMC	1	Town and Country Apartments	6,881	0	0	7,549	14,744	0									No
35	Barclays	1	Hampton Inn - Kimball	4% of Gross Revenues	0	0	4,394	Springing	0									No

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				MONTHLY ESCROWS(21)							RESERVE CAPS(22)

Mortgage Loan Number	Mortgage Loan Seller(1)	# of Properties	Property Name	Monthly Capex Reserve ($)	Monthly Environmental Reserve ($)	Monthly TI/LC Reserve ($)	Monthly RE Tax Reserve ($)	Monthly Insurance Reserve ($)	Monthly Other Reserve ($)	Other Monthly Description	CapEx Reserve Cap ($)	Environmental Reserve Cap ($)	TI/LC Reserve Cap ($)	RE Tax Reserve Cap ($)	Insurance Reserve Cap ($)	Debt Service Reserve Cap ($)	Other Reserve Cap ($)	Single Tenant
36	CCRE	1	College Park	557	0	2,533	Springing	Springing	Springing	Key Tenant Rollover Reserve			91,500					No
37	SMC	1	Storage Xxtra Stockbridge	759	0	0	7,193	958	0		50,000							No
38	Barclays	1	Valley Forge Corporate Center	523	0	5,230	9,463	1,121	0				251,028					No
39	Barclays	1	CB Square	914	0	Springing	7,732	2,347	Springing	Cash Sweep Cure Reserve: Springing			300,000					No
40	KeyBank	1	US Storage Centers - Bakersfield	1,020	0	0	5,049	810	0		36,734							No
41	SMC	1	Holiday Inn Express & Suites Vidor South	4% of Gross Revenues	0	0	8,134	3,792	0									No
42	Barclays	1	Best Yet Storage - Shed Road	Springing	0	0	2,789	644	0									No
43	SMC	1	Lincoln Commonwealth Center	345	0	Springing	Springing	482	0		30,000		100,000					No
44	SMC	1	Storage Xxtra Raymond Hill	491	0	0	2,370	728	0		50,000							No

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				TENANCY INFORMATION(23)(24)(25)

Mortgage Loan Number	Mortgage Loan Seller(1)	# of Properties	Property Name	Largest Tenant	Unit Size	Lease Expiration	Second Largest Tenant	Unit Size	Lease Expiration	Third Largest Tenant	Unit Size	Lease Expiration	Fourth Largest Tenant	Unit Size	Lease Expiration	Fifth Largest Tenant	Unit Size	Lease Expiration	Loan Purpose
1	KeyBank	1	Dream Inn																Refinance
2	Barclays	1	Christiana Mall	Target	145,312	12/31/2036	Cabela’s	100,000	01/31/2035	Cinemark	50,643	11/30/2029	Barnes & Noble	36,803	01/31/2020	XXI Forever	27,300	01/31/2020	Refinance
3	KeyBank	7	GNL Portfolio																Refinance
3.01	KeyBank	1	Nimble Storage	Nimble Storage	164,608	10/31/2021
3.02	KeyBank	1	NetScout Systems	NetScout Systems	144,779	08/31/2030
3.03	KeyBank	1	Mallinckrodt	Mallinckrodt Pharmaceuticals	89,900	08/31/2024
3.04	KeyBank	1	PPD Global Labs	PPD Global Labs	73,220	12/31/2024
3.05	KeyBank	1	PNC Bank	PNC Bank	97,203	07/31/2029
3.06	KeyBank	1	FedEx Ground	FedEx Ground	58,148	06/30/2026
3.07	KeyBank	1	Weatherford International	Weatherford International	19,855	11/01/2025
4	Barclays/CCRE	2	Liberty Portfolio																Acquisition
4.01	Barclays/CCRE	1	Liberty Center at Rio Salado	Centene Management Company, LLC	352,988	01/31/2028	DHL Express (USA), Inc.	117,593	02/28/2023	WageWorks, Inc.	76,162	12/31/2021	Carvana, LLC	69,774	02/29/2024	DriveTime Automotive Group, Inc.	65,889	02/29/2024
4.02	Barclays/CCRE	1	8501 East Raintree Drive	The Vanguard Group, Inc.	123,340	07/31/2026
5	SMC	3	Fidelis Portfolio																Acquisition
5.01	SMC	1	Victory Lakes Town Center	JC Penney	103,525	09/30/2033	University of Texas Medical Branch	87,615	08/30/2028	Hobby Lobby	55,000	04/30/2024	Best Buy	30,038	01/31/2023	Goodwill	18,055	12/31/2020
5.02	SMC	1	McKinney Towne Crossing	Patel Brothers	30,000	07/31/2028	Ross Dress for Less	27,689	01/31/2024	Petsmart	27,404	07/31/2023	Dollar Tree	11,985	06/30/2028	Famous Footwear	7,000	01/31/2020
5.03	SMC	1	Riverstone Shopping Center	Hobby Lobby	60,971	10/31/2021	LA Fitness	45,000	12/31/2020	Ross Dress for Less	30,174	01/31/2021	Palais Royal	30,000	01/31/2021	Bed Bath & Beyond	28,000	01/31/2021
6	SMC	1	Troy Place	GP Strategies Corporation	41,566	06/30/2027	Marsh & McLennan Agency LLC	23,483	10/31/2020	ThyssenKrupp Presta North America	23,260	03/31/2020	Kelley Blue Book Co., Inc.	22,742	03/31/2024	Dynamic Acquisition Co., LLC	19,722	08/31/2024	Refinance
7	SMC	1	West Covina Village	Stater Bros.	35,232	12/10/2021	United Education Institute	34,603	01/31/2028	LA Fitness	28,300	11/30/2026	Dollar Tree	10,234	03/31/2022	Turner’s Outdoorsman	9,425	12/31/2028	Refinance
8	CCRE	1	AVR Embassy Suites Fort Worth																Acquisition
9	SMC	1	Residence Inn by Marriott Phoenix Desert View at Mayo Clinic																Refinance
10	Barclays	1	Home Depot Technology Center	Home Depot	310,669	07/31/2029	Underwriters Laboratories, LLC	36,829	08/31/2029										Acquisition
11	Barclays	2	Virginia Beach Hotel Portfolio																Acquisition
11.01	Barclays	1	Hilton Virginia Beach Oceanfront
11.02	Barclays	1	Hilton Garden Inn Virginia Beach Oceanfront
12	CCRE	1	Moffett Towers - Buildings E,F,G	Amazon	676,598	06/30/2030													Refinance
13	CCRE	2	Shelbourne Global Portfolio II																Refinance
13.01	CCRE	1	White Clay Office Park	Chase Bank USA	190,492	07/31/2023	Sardo & Sons Warehousing	125,000	04/30/2021	Citigroup	88,471	03/31/2022	First Data Corporation	46,458	08/31/2022	Walgreens Eastern Co, Inc.	14,000	07/31/2020
13.02	CCRE	1	University Office Plaza	The State of DE - DAS	24,803	12/31/2019	State of DE Department of H&SS	24,285	08/31/2028	Department of Health & SS	10,557	06/30/2025	DE Sleep Disorder Centers	6,485	12/31/2024	Substation Engineering Co	6,101	02/28/2019
14	SMC	1	Zenith Ridge	Ansys, Inc.	216,971	12/31/2029	EQT Corp.	180,908	01/31/2031	Nicholson Construction Company	17,342	01/31/2026	Regus	13,814	01/31/2025	Sentric Holdings Corp.	13,334	09/30/2021	Refinance
15	Barclays	1	Dudley Farms Plaza	Kohl’s	86,584	01/31/2024	OfficeMax	23,500	09/30/2023	Michaels	23,285	02/28/2027	Books-A-Million	20,000	01/21/2024	Shoe Carnival	20,000	01/31/2022	Refinance
16	Barclays	1	Moffett Towers II - Building 1	Amazon	350,633	04/30/2028													Recapitalization
17	SMC	1	Round Hill Square	Safeway	39,398	12/31/2022	Barton Healthcare	13,384	06/30/2023	US Post Office	13,232	08/31/2020	Dollar Tree	9,771	07/31/2019	Worldmark by Wyndham	5,240	12/31/2022	Acquisition
18	SMC	6	TX-OK Portfolio																Acquisition
18.01	SMC	1	NOV	National Oilwell Varco	48,400	06/30/2029
18.02	SMC	1	Cemex	Cemex	21,405	10/31/2025
18.03	SMC	1	Telge Park	UNDINE LLC	15,000	02/28/2026	IBSCO	10,200	01/31/2026	Travis Roofing Supply	10,000	01/31/2024	Silver Ridge Security	6,000	02/28/2024
18.04	SMC	1	Little York Industrial	Gulf Coast Conversions	27,876	08/31/2019	APS Building Services	22,851	03/31/2022
18.05	SMC	1	South Houston Industrial	Deutsche Windtechnik	11,200	02/28/2024	DANOBAT Group	8,000	02/28/2024
18.06	SMC	1	Logistics Park at World Houston	Chaparral Insulation	12,000	11/30/2022
19	CCRE	1	The Shops at Solaris	Bol	13,368	09/30/2033	Cinebistro (theater)	12,595	10/31/2030	Matsuhisa Vail	6,604	12/31/2021	Inspirato	2,640	08/30/2022	Betteridge Jewelers	2,505	06/30/2020	Refinance
20	SMC	1	Centennial Gateway	Total Wine	35,076	12/31/2025	DownEast	19,981	09/04/2026	Mrs. Patio	8,400	02/28/2026	Bourbon Street Sports Bar	6,972	07/31/2026	Deseret Books	6,000	03/31/2023	Acquisition
21	SMC	24	Pangea 21																Refinance
21.01	SMC	1	808 West 76th Street
21.02	SMC	1	6000 South Prairie Avenue
21.03	SMC	1	9244 South Saginaw Avenue
21.04	SMC	1	4853 South Prairie Avenue
21.05	SMC	1	7348 South Dr. Martin Luther King Jr. Drive
21.06	SMC	1	7944 South Paulina Street
21.07	SMC	1	7801 South Saginaw Avenue
21.08	SMC	1	8200 South Ingleside Avenue
21.09	SMC	1	1514 West 77th Street
21.10	SMC	1	8000 South Drexel Avenue
21.11	SMC	1	8001 South Marshfield Avenue
21.12	SMC	1	1717 West 77th Street
21.13	SMC	1	1815 West 77th Street
21.14	SMC	1	1704 West 77th Street
21.15	SMC	1	1738 West 77th Street
21.16	SMC	1	8231 South Ellis Avenue
21.17	SMC	1	1735 West 79th Street
21.18	SMC	1	1448 West 83rd Street
21.19	SMC	1	8155 South Maryland Avenue
21.20	SMC	1	8515 South Green Street
21.21	SMC	1	8001 South Carpenter Street
21.22	SMC	1	7914 South Kingston Avenue
21.23	SMC	1	8255 South Maryland Avenue
21.24	SMC	1	8514 South Crandon Avenue
22	Barclays	1	Westbay Office Park	University of Nevada, Las Vegas, School of Medicine	30,297	08/31/2023	Department of Employment	21,335	01/31/2026	Stantec Consulting Services	13,446	07/31/2023	Interdent Service Corporation	6,751	08/31/2023	Department of Transportation	6,350	09/30/2020	Acquisition
23	Barclays	1	One River Place	AAA Club Alliance Inc.	157,273	06/30/2035													Refinance
24	KeyBank	1	Alex Park South	Rochester General Hospital	117,578	06/30/2022	MVP Health Care, Inc.	116,676	05/31/2028	Windstream Communications	72,796	09/30/2022	IMA Disability Services	4,839	02/28/2022	Alexander Medical Group	4,684	11/30/2021	Refinance
25	CCRE	3	RHW Multifamily Portfolio																Acquisition
25.01	CCRE	1	Heathmoore
25.02	CCRE	1	Roanoke
25.03	CCRE	1	Wentworth
26	Barclays	2	Hostess Industrial Portfolio																Refinance
26.01	Barclays	1	6301 North Broadway	Luxco	206,896	01/31/2022	Suburban Industrial Packaging	90,000	09/30/2022	Eagle Alcohol	55,034	01/31/2020	Semco Plastic	29,144	04/30/2019	Ronnoco	27,887	07/30/2020
26.02	Barclays	1	7714 Commercial Drive	Ozburn-Hessey	95,480	06/30/2021
27	Barclays	1	Knoxville Crossing	Schnucks	68,308	12/31/2036	OSF Medical	3,225	07/31/2028	Potbelly	2,400	02/28/2027	Verizon Wireless	2,400	05/31/2022	Dominos	1,800	11/30/2022	Acquisition
28	Barclays	1	Bridgeport Center	Allstate Insurance Company	42,569	09/30/2022	Hi-Tec Sports USA	8,123	07/31/2020	Davidson Benefits Planning, LLC	5,925	02/28/2019	Northwest Hospice, LLC	5,205	12/15/2023	Banner Bank	4,785	07/31/2023	Refinance
29	SMC	1	Southern Highlands Corporate Center	Lightspeed VT (Desert Sales Academy)	27,217	01/01/2021	Olympia Land Corporation	14,840	09/30/2032	Olympia Management Services, L.L.C.	7,300	09/30/2032	Delta Insurance Agency	2,540	12/31/2018	Blue Air Training, LLC	2,458	07/31/2021	Refinance
30	Barclays	1	Fair Oaks Mall	Macy’s	215,000	02/01/2026	XXI Forever	51,317	01/31/2022	H&M	20,265	01/31/2029	Express	12,278	01/31/2024	Victoria’s Secret	12,170	01/31/2026	Refinance
31	Barclays	2	Friedman Portfolio																Acquisition
31.01	Barclays	1	Jewel Osco	Jewel Osco	61,477	10/31/2037
31.02	Barclays	1	Coors Bypass	HomeGoods	21,696	10/31/2026	Tuesday Morning	12,023	01/31/2027
32	KeyBank	1	Marketplace Center at Murfreesboro	JumpStreet	34,236	03/31/2022	Planet Fitness	24,862	01/31/2024	Bargain Hunt (Essex)	23,500	06/14/2026	Hook 1	10,000	03/11/2024	Murfreesboro Farmers	8,160	01/31/2022	Refinance
33	SMC	1	Fairfield Inn & Suites Hendersonville Flat Rock																Refinance
34	SMC	1	Town and Country Apartments																Refinance
35	Barclays	1	Hampton Inn - Kimball																Refinance

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				TENANCY INFORMATION(23)(24)(25)

Mortgage Loan Number	Mortgage Loan Seller(1)	# of Properties	Property Name	Largest Tenant	Unit Size	Lease Expiration	Second Largest Tenant	Unit Size	Lease Expiration	Third Largest Tenant	Unit Size	Lease Expiration	Fourth Largest Tenant	Unit Size	Lease Expiration	Fifth Largest Tenant	Unit Size	Lease Expiration	Loan Purpose
36	CCRE	1	College Park	Legends Burgers	4,274	11/04/2019	Keller Williams Foothill	3,790	10/31/2022	Juancho’s Mexican Restaurant	3,275	05/31/2025	Nuno’s Bistro	3,169	03/31/2024	Noodle World Jr.	2,125	04/14/2024	Refinance
37	SMC	1	Storage Xxtra Stockbridge																Acquisition
38	Barclays	1	Valley Forge Corporate Center	BioScrip, Inc.	17,037	04/30/2025	Chartwell Law Offices	16,592	10/31/2023	NX Utilities, LLC	13,203	06/30/2022	Bald Birds Brewing Company	7,500	02/29/2028	Qualtek USA, LLC	4,995	09/17/2020	Acquisition
39	Barclays	1	CB Square	Ashley HomeStore Outlet	33,444	07/19/2023	Aldi	20,316	06/30/2028	Mattress Firm	6,000	10/31/2022	Panera Bread	4,950	12/31/2019	Moe’s Southwest Grill	2,475	12/31/2019	Acquisition
40	KeyBank	1	US Storage Centers - Bakersfield																Refinance
41	SMC	1	Holiday Inn Express & Suites Vidor South																Refinance
42	Barclays	1	Best Yet Storage - Shed Road																Refinance
43	SMC	1	Lincoln Commonwealth Center	California Alternative Caregivers	2,653	01/01/2023	H&R Block	1,064	04/30/2021	Dr. Rudy Patel	1,064	04/30/2020	Cartridge Center	1,026	04/30/2020	Kevin Kunkel	915	MTM	Refinance
44	SMC	1	Storage Xxtra Raymond Hill																Recapitalization

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

											HOTEL OPERATING STATISTICS

Mortgage Loan Number	Mortgage Loan Seller(1)	# of Properties	Property Name	Principal/Carveout Guarantor	Related Borrower(26)	Lockbox (Y/N)	Lockbox Type(27)	UW Occupancy (%)	UW ADR ($)	UW RevPAR ($)	Most Recent Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	2017 Occupancy (%)	2017 ADR ($)	2017 RevPAR ($)	2016 Occupancy (%)	2016 ADR ($)	2016 RevPAR ($)	2015 Occupancy (%)	2015 ADR ($)	2015 RevPAR ($)
1	KeyBank	1	Dream Inn	Ensemble Investments, LLC	No	Yes	Hard	83.3%	307.76	256.24	83.3%	307.76	256.24	74.0%	294.80	218.12	71.5%	285.30	204.11	77.9%	282.79	220.35
2	Barclays	1	Christiana Mall	GGP Nimbus, LP, PPF Retail, LLC	No	Yes	Hard
3	KeyBank	7	GNL Portfolio	Global Net Lease Operating Partnership, L.P.	No	Yes	Hard
3.01	KeyBank	1	Nimble Storage
3.02	KeyBank	1	NetScout Systems
3.03	KeyBank	1	Mallinckrodt
3.04	KeyBank	1	PPD Global Labs
3.05	KeyBank	1	PNC Bank
3.06	KeyBank	1	FedEx Ground
3.07	KeyBank	1	Weatherford International
4	Barclays/CCRE	2	Liberty Portfolio	H25A, LLC	No	Yes	Hard
4.01	Barclays/CCRE	1	Liberty Center at Rio Salado
4.02	Barclays/CCRE	1	8501 East Raintree Drive
5	SMC	3	Fidelis Portfolio	Alan Hassenflu	No	Yes	Springing
5.01	SMC	1	Victory Lakes Town Center
5.02	SMC	1	McKinney Towne Crossing
5.03	SMC	1	Riverstone Shopping Center
6	SMC	1	Troy Place	Larry M. Nemer	No	Yes	Springing
7	SMC	1	West Covina Village	Tarek Alhassen, Dighton America Inc.	No	Yes	Springing
8	CCRE	1	AVR Embassy Suites Fort Worth	Allan V. Rose	No	Yes	Hard	84.0%	194.25	163.17	82.4%	178.50	147.12	84.2%	184.05	154.95	85.5%	187.33	160.24	86.1%	183.07	157.68
9	SMC	1	Residence Inn by Marriott Phoenix Desert View at Mayo Clinic	Robert I. Finvarb	No	Yes	Soft	73.0%	160.73	117.26	73.0%	160.73	117.26	73.4%	158.63	116.49	68.9%	156.50	107.78	67.3%	155.64	104.78
10	Barclays	1	Home Depot Technology Center	Jordan Phillips, Michael Meyer	No	Yes	Hard
11	Barclays	2	Virginia Beach Hotel Portfolio	Neil P. Amin, Jay B. Shah	No	Yes	Springing	73.1%	206.21	150.44	76.0%	206.21	156.51	76.8%	204.58	155.44	75.5%	206.83	147.45	71.5%	206.24	147.45
11.01	Barclays	1	Hilton Virginia Beach Oceanfront					71.1%	214.32	152.33	75.7%	214.32	162.27	76.1%	211.68	158.67	74.0%	215.32	154.34	72.0%	214.47	154.34
11.02	Barclays	1	Hilton Garden Inn Virginia Beach Oceanfront					76.6%	192.19	147.16	76.6%	192.19	147.16	77.9%	192.30	149.83	77.9%	192.15	135.54	70.6%	191.99	135.54
12	CCRE	1	Moffett Towers - Buildings E,F,G	Paul Guarantor LLC	Yes - Group 1	Yes	Hard
13	CCRE	2	Shelbourne Global Portfolio II	Barry Friedman, Benjamin Schlossberg	No	Yes	Soft
13.01	CCRE	1	White Clay Office Park
13.02	CCRE	1	University Office Plaza
14	SMC	1	Zenith Ridge	James D. Scalo, John F. Scalo, Charles R. Zappala, John J. Verbanac	No	Yes	Hard
15	Barclays	1	Dudley Farms Plaza	E. Stanley Kroenke	No	Yes	Springing
16	Barclays	1	Moffett Towers II - Building 1	Paul Guarantor LLC	Yes - Group 1	Yes	Hard
17	SMC	1	Round Hill Square	Alan Scott Mann, Randall L. Fleisher	No	Yes	Springing
18	SMC	6	TX-OK Portfolio	Mauricio Alberto Benavides, Jr.	No	Yes	Hard
18.01	SMC	1	NOV
18.02	SMC	1	Cemex
18.03	SMC	1	Telge Park
18.04	SMC	1	Little York Industrial
18.05	SMC	1	South Houston Industrial
18.06	SMC	1	Logistics Park at World Houston
19	CCRE	1	The Shops at Solaris	Peter B. Knobel, Patrice Knobel	No	Yes	Hard
20	SMC	1	Centennial Gateway	Kurt E. O’Brien	No	Yes	Springing
21	SMC	24	Pangea 21	Pangea Equity Partners, L.P.	No	No	None
21.01	SMC	1	808 West 76th Street
21.02	SMC	1	6000 South Prairie Avenue
21.03	SMC	1	9244 South Saginaw Avenue
21.04	SMC	1	4853 South Prairie Avenue
21.05	SMC	1	7348 South Dr. Martin Luther King Jr. Drive
21.06	SMC	1	7944 South Paulina Street
21.07	SMC	1	7801 South Saginaw Avenue
21.08	SMC	1	8200 South Ingleside Avenue
21.09	SMC	1	1514 West 77th Street
21.10	SMC	1	8000 South Drexel Avenue
21.11	SMC	1	8001 South Marshfield Avenue
21.12	SMC	1	1717 West 77th Street
21.13	SMC	1	1815 West 77th Street
21.14	SMC	1	1704 West 77th Street
21.15	SMC	1	1738 West 77th Street
21.16	SMC	1	8231 South Ellis Avenue
21.17	SMC	1	1735 West 79th Street
21.18	SMC	1	1448 West 83rd Street
21.19	SMC	1	8155 South Maryland Avenue
21.20	SMC	1	8515 South Green Street
21.21	SMC	1	8001 South Carpenter Street
21.22	SMC	1	7914 South Kingston Avenue
21.23	SMC	1	8255 South Maryland Avenue
21.24	SMC	1	8514 South Crandon Avenue
22	Barclays	1	Westbay Office Park	Krausz Puente LLC, Michael B. Werner, Benjamin F. Garfinkle	No	Yes	Springing
23	Barclays	1	One River Place	Brock J. Vinton	No	Yes	Hard
24	KeyBank	1	Alex Park South	Estate of Laurence C. Glazer	No	Yes	Hard
25	CCRE	3	RHW Multifamily Portfolio	Arbor Realty SR, Inc.	No	Yes	Soft
25.01	CCRE	1	Heathmoore
25.02	CCRE	1	Roanoke
25.03	CCRE	1	Wentworth
26	Barclays	2	Hostess Industrial Portfolio	Mark Cusumano, John V. Cusumano, Jr.	No	Yes	Hard
26.01	Barclays	1	6301 North Broadway
26.02	Barclays	1	7714 Commercial Drive
27	Barclays	1	Knoxville Crossing	Boe L. Strange, William B. Manning	No	Yes	Hard
28	Barclays	1	Bridgeport Center	William D. Felton	No	Yes	Springing
29	SMC	1	Southern Highlands Corporate Center	Garry V. Goett, Guy Inzalaco	No	Yes	Springing
30	Barclays	1	Fair Oaks Mall	The Taubman Realty Group Limited Partnership	No	Yes	Hard
31	Barclays	2	Friedman Portfolio	David B. Friedman	No	Yes	Springing
31.01	Barclays	1	Jewel Osco
31.02	Barclays	1	Coors Bypass
32	KeyBank	1	Marketplace Center at Murfreesboro	PMAT Real Estate Investments, L.L.C.	No	Yes	Springing
33	SMC	1	Fairfield Inn & Suites Hendersonville Flat Rock	Satis D. Patel	No	Yes	Springing	64.0%	122.76	78.57	64.8%	122.67	79.49
34	SMC	1	Town and Country Apartments	Mickel D. Husted, Robert W. Coons	No	Yes	Springing
35	Barclays	1	Hampton Inn - Kimball	Danish K. Patel, Deep Govan	No	Yes	Springing	80.8%	110.09	88.92	80.8%	110.09	88.92	78.1%	108.22	84.56	74.3%	108.05	73.58	71.4%	103.12	73.58

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

											HOTEL OPERATING STATISTICS

Mortgage Loan Number	Mortgage Loan Seller(1)	# of Properties	Property Name	Principal/Carveout Guarantor	Related Borrower(26)	Lockbox (Y/N)	Lockbox Type(27)	UW Occupancy (%)	UW ADR ($)	UW RevPAR ($)	Most Recent Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	2017 Occupancy (%)	2017 ADR ($)	2017 RevPAR ($)	2016 Occupancy (%)	2016 ADR ($)	2016 RevPAR ($)	2015 Occupancy (%)	2015 ADR ($)	2015 RevPAR ($)
36	CCRE	1	College Park	Hutton Development Co., Inc.	No	Yes	Springing
37	SMC	1	Storage Xxtra Stockbridge	Richard P. Spencer II	Yes - Group 2	No	None
38	Barclays	1	Valley Forge Corporate Center	Moses Y. Samet	No	Yes	Hard
39	Barclays	1	CB Square	Michael Lapointe, Adam Greenberg, Umberto Sorbo	No	Yes	Springing
40	KeyBank	1	US Storage Centers - Bakersfield	Hoeven Family Partnership II, LLC	No	No	None
41	SMC	1	Holiday Inn Express & Suites Vidor South	Krutikumar G. Bhakta, Rupal A. Bhakta, Smruti G. Bhakta, Prashant P. Bhakta	No	Yes	Springing	67.8%	98.02	66.46	73.5%	113.27	83.26	57.0%	103.10	58.77	46.8%	99.78	46.70	47.1%	104.90	49.41
42	Barclays	1	Best Yet Storage - Shed Road	Jason Monarch	No	Yes	Springing
43	SMC	1	Lincoln Commonwealth Center	David Rojas	No	Yes	Springing
44	SMC	1	Storage Xxtra Raymond Hill	Richard P. Spencer II	Yes - Group 2	No	None

A-1-18

Footnotes to Annex A-1

(1)

“Barclays” denotes Barclays Bank PLC as Mortgage Loan Seller; “Starwood” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller; “CCRE” denotes Cantor Commercial Real Estate Lending, L.P. as Mortgage Loan Seller; “KeyBank” denotes KeyBank National Association as Mortgage Loan Seller.

(2)

With respect to Loan No. 7, West Covina Village, the mortgaged property is comprised of 175,672 square feet of retail space and 44,328 square feet of office space.

With respect to Loan No. 13, Shelbourne Global Portfolio II, the White Clay Office Park mortgaged property is comprised of 125,000 square feet of industrial space and 367,298 square feet of office space.

With respect to Loan No. 17, Round Hill Square, the mortgaged property is comprised of 90,935 square feet of retail space and 25,049 square feet of office space.

(3)

Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 2, Christiana Mall, the Largest Tenant at the mortgaged property, Target, ground leases 145,312 square feet from the borrowers.

With respect to Loan No. 5, Fidelis Portfolio, the Largest Tenant at the Victory Lakes Town Center mortgaged property, JC Penney, ground leases 103,525 square feet from the borrowers.

With respect to Loan No. 6, Troy Place, Cameron Mitchell Restaurants ground leases an 8,715 square-foot pad from the borrowers.

With respect to Loan No. 15, Dudley Farms Plaza, five of the tenants ground lease the property’s outparcel pads from the borrower.

(4)

In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy.

With respect to Loan No. 4, Liberty Portfolio, the Largest Tenant at the Liberty Center at Rio Salado property, Centene Management Company LLC, occupies 236,131 square feet through January 31, 2028 in the 1870 West Rio Salado Parkway building, 77,867 square feet through January 22, 2028 in the 1850 West Rio Salado Parkway building and 38,990 square feet through December 31, 2028 in the 1910 West Rio Salado Parkway building.

With respect to Loan No. 4, Liberty Portfolio, the Fifth Largest Tenant at the Liberty Center at Rio Salado Property, DriveTime Automotive Group, Inc., subleases its 65,889 square feet of space to Carvana, LLC. The sublease is co-terminus with, and requires the same rent as, the original DriveTime Automotive Group Inc. lease. In total, Carvana, LLC occupies 135,663 square feet at the 1930 West Rio Salado Parkway building.

With respect to Loan No. 5, Fidelis Portfolio, Occupancy % includes University of Texas Medical Branch (“UTMB”), the Second Largest Tenant at the Victory Lakes Town Center mortgaged property. UTMB occupies 45,411 square feet at the Victory Lakes Town Center mortgaged property and is currently building out an additional 42,204 square feet. The sponsor expects UTMB to take occupancy of the expansion space in September 2019. At origination of the loan, the borrowers were required to escrow outstanding tenant improvements and leasing commissions in an amount equal to $1,900,000 for UTMB’s expansion space.

With respect to Loan No. 12, Moffett Towers – Buildings E,F,G, the sole tenant, A2Z Development Center, Inc. (“Amazon”), executed leases for Building E, Building F and Building G which commenced or will commence in 2012, 2019 and 2014, respectively. With respect to Building F, such building is occupied by Hewlett-Packard (“HP”), which has executed a lease termination agreement, until March 31, 2019. With respect to Building G, HP occupies a 7,874 square foot laboratory until March 31, 2023. Amazon has free rent on Building F through October 2019 and through April 2019 for suite G100 (25,778 square feet) and free rent on Building G through September 2023). At origination, the borrower deposited $15,021,721 into a reserve for all outstanding rent concessions due under the Amazon lease. The borrower has the right to draw down funds in the rent concession reserve from October 2018 to September 2023. Amazon is in occupancy of Building E and has commenced its buildout of Building G.

A-1-19

With respect to Loan No. 14, Zenith Ridge, Occupancy % includes 30,971 square feet (6.4% of net rentable area) of additional space that is leased by the Largest Tenant, Ansys, Inc. (“Ansys”), but is not yet occupied. Ansys currently occupies 186,000 square feet at the Zenith Ridge mortgaged property and is in the process of building out its additional space in the Zenith Ridge II building. According to the sponsors, Ansys is expected to take occupancy of its space in January 2019. Ansys is entitled to 15 months of free rent related to such additional space for which the borrowers were required to escrow at origination an amount equal to $890,416, along with outstanding tenant improvements and leasing commissions in an aggregate amount equal to $1,445,533.

With respect to Loan No. 18, TX-OK Portfolio, the Largest Tenant at the South Houston Industrial mortgaged property, Deutsche Windtechnik, and the Second Largest Tenant at the South Houston Industrial mortgaged property, DANOBAT Group, have executed leases but are not yet occupying their respective spaces. At origination, the borrowers were required to escrow $730,889 for rent concessions and remaining buildout costs.

With respect to Loan No. 19, The Shops at Solaris, the Fifth Largest Tenant at the mortgaged property, Betteridge Jewelers, may terminate its lease upon the payment of three months base rent if Betteridge Jewelers ceases operations in Colorado.

With respect to Loan No. 28, Bridgeport Center, the Second Largest Tenant, Hi-Tec Sports USA, is currently subleasing space from the Fifth Largest Tenant, Banner Bank.

(5)

With respect to all mortgage loans, with the exceptions of mortgage loans listed below, the Current LTV (%) and the Maturity/ARD LTV (%) are based on the “as-is” Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 3, GNL Portfolio, the Appraised Value ($) represents the “As-Is Portfolio” value of $172,290,000, which includes a portfolio premium to the Mortgaged Properties if sold together on a bulk basis. The sum of the “As-Is” Appraised Values on a stand-alone basis is $170,205,000. The Current LTV (%) and Maturity/ARD LTV (%) representing the sum of the “As-Is” Appraised Values are 57.9% and 57.9%, respectively.

With respect to Loan No. 11, Virginia Beach Hotel Portfolio, the Appraised Value ($) of the Hilton Garden Inn Virginia Beach Oceanfront Property represents the “As Is (PIP Extraordinary Assumption)” value of $45,600,000, which assumes that 50.0% of expected PIP work ($1,000,000) would be escrowed by the lender and would be available to a prospective buyer to fund the PIP work at the Hilton Garden Inn Virginia Beach Property. The Virginia Beach Hotel Portfolio borrowers deposited upfront PIP reserves totaling $741,954, which represents 50.0% of the engineer’s updated estimated costs of the remaining PIP work of $1,483,907. The balance of the remaining PIP work will be funded by the monthly FF&E reserve in an amount of 1/12th of 5.0% of the gross income from operations (initially $104,329 for the portfolio).

With respect to Loan No. 12, Moffett Towers – Buildings E,F,G, the Appraised Value ($) represents the “Prospective Market Value Upon Stabilization” value of $705,800,000, which assumes that HP vacates its space from September 2018 through March 2023, in phases. The Current LTV (%) and Maturity/ARD LTV (%) are calculated based upon the Appraised Value of $705,800,000. The “As-Is” appraised value is $646,700,000 as of July 30, 2018, equating to a Current LTV (%) and Maturity/ARD LTV (%) of 43.9% and 43.9%, respectively, for the Moffett Towers – Buildings E,F,G Whole Loan balance of $284,000,000, and a Current LTV (%) and Maturity/ARD LTV (%) of 77.3% and 77.3%, respectively, for the total debt balance of $500,000,000. In addition, the appraiser concluded a “hypothetical go dark” appraised value of $504,200,000 as of July 30, 2018, equating to a Current LTV (%) and Maturity/ARD LTV (%) of 56.3% and 56.3%, respectively, for the Moffett Towers – Buildings E,F,G Whole Loan and a Current LTV (%) and Maturity/ARD LTV (%) of 99.2% and 99.2%, respectively, for the total debt.

With respect to Loan No. 16, Moffett Towers II – Building 1, the Appraised Value ($) represents the “Prospective Market Value Upon Stabilization” value of $358,600,000, which assumes rent concessions and outstanding tenant improvement and leasing commissions are deposited into the TI/LC and Free Rent Reserve accounts. At origination, the borrower deposited upfront reserves totaling $26,716,072 for such contractual TI/LC obligations and free rent. The Current LTV (%) and Maturity/ARD LTV (%) are calculated based upon the Appraised Value of $358,600,000. The “As-Is” appraised value is $335,200,000 as of June 5, 2018 equating to a Current LTV (%) and Maturity/ARD LTV (%) of 50.1% and 45.8%, respectively, for the Moffett Towers – Building 1 Whole Loan balance of $168,000,000, and a Current LTV (%) and Maturity/ARD LTV (%) of 83.5% and 79.2%, respectively, for the total debt.

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With respect to Loan No. 41, Holiday Inn Express & Suites Vidor South, the Appraised Value ($) represents the “Hypothetical As-Is” value of $7,500,000 as of September 19, 2018, which assumes the borrower has reserved $1,500,000 for future capital improvements. Prior to the mortgage loan origination, the sponsor spent approximately $535,000 towards the capital improvements and $972,180 was reserved by the borrower at mortgage loan origination. The “As-Is” appraised value is $6,000,000 as of September 19, 2018, equating to a Current LTV (%) and Maturity/ARD LTV (%) of 66.6% and 51.6%, respectively.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(7)

The Original Balance ($) and Current Balance ($) represent only the mortgage loan included in the issuing entity. The U/W NOI DSCR (x), U/W NCF DSCR (x), Current LTV (%), Maturity/ARD LTV (%),Current U/W NOI Debt Yield (%), Current U/W NCF Debt Yield (%) and Current Balance per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1 as Christiana Mall, GNL Portfolio, Liberty Portfolio, Fidelis Portfolio, Home Depot Technology Center, Virginia Beach Hotel Portfolio, Moffett Towers – Buildings E,F,G, Shelbourne Global Portfolio II, Zenith Ridge, Moffett Towers II – Building 1, The Shops at Solaris, One River Place, Alex Park South, and Fair Oaks Mall. See the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the prospectus.

(8)	For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator Fee Rate), the Operating Advisor Fee Rate, the Asset Representation Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

(9)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	With respect to Loan No. 30, Fair Oaks Mall, the Fair Oaks Mall Whole Loan amortizes based on a specific amortization schedule, which is set forth in Annex F of the Prospectus.

(11)

With respect to Loan No. 7, West Covina Village, the Grace Period (Late Payment) of one day is only allowed once per year.

With respect to Loan No. 8, AVR Embassy Suites Fort Worth, the Grace Period (Late Payment) of four days is allowed only four times during the term of the loan.

With respect to Loan No. 15, Dudley Farms Plaza, the Grace Period (Late Payment) of five days is allowed only once every trailing 12-month period.

With respect to Loan No. 25, RHW Multifamily Portfolio, the Grace Period (Late Payment) of four days is allowed only twice during the loan term.

(12)	With respect to Loan No. 10, Home Depot Technology Center, the monthly debt service payments are based on an initial interest rate of 5.001%, the loan is interest-only through and including the October 5, 2025 payment date and the loan has a stated maturity date of November 5, 2028. Commencing on the anticipated repayment date of November 5, 2025 and each payment date thereafter, the interest rate will be equal to 8.001% (the “Extension Term Interest Rate”), and in addition to the monthly debt service payment amount the borrower is required to deposit with the lender all excess cash flow for the preceding month, and the lender will apply such amounts as follows: (i) first, to the reduction of the principal balance of the loan until the entire outstanding principal balance of the loan is indefeasibly paid in full, and (ii) second, to interest accrued at the Extension Term Interest Rate and not paid.

(13)	The “L” component of the prepayment provision represents lockout payments.

The “Def” component of the prepayment provision represents defeasance payments.

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The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in the prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the prospectus.

With respect to Loan No. 2, Christiana Mall, the lockout period will be at least 28 payments beginning with and including September 1, 2018. Defeasance of the full $550.0 million Christiana Mall Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) July 12, 2021. The assumed lockout period of 28 payments is based on the expected BBCMS 2018-C2 securitization closing date in December 2018. The actual lockout period may be longer.

With respect to Loan No. 4, Liberty Portfolio, the lockout period will be at least 26 payments beginning with and including November 6, 2018. Defeasance of the full $165.7 million Liberty Portfolio Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) September 26, 2021. The assumed lockout period of 26 payments is based on the expected BBCMS 2018-C2 securitization closing date in December 2018. The actual lockout period may be longer.

With respect to Loan No. 10, Home Depot Technology Center, the lockout period will be at least 25 payments beginning with and including the first payment date of December 5, 2018. Defeasance of the full $44.3 million Home Depot Technology Center Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the of the securitization that includes the last note to be securitized and (ii) October 11, 2021. The assumed lockout period of 25 payments is based on the expected BBCMS 2018-C2 securitization closing date in December 2018. The actual lockout period may be longer.

With respect to Loan No. 11, Virginia Beach Hotel Portfolio, the lockout period will be at least 27 payments beginning with and including the first payment date of October 6, 2018. Defeasance of the full $90.0 million Virginia Beach Hotel Portfolio Whole Loan is permitted any time after the earlier of (i) the date that is two years from the closing date of the final REMIC securitization that includes the last pari passu note to be securitized and (ii) August 31, 2021. The assumed lockout period of 27 payments is based on the expected BBCMS 2018-C2 securitization closing date in December 2018. The actual lockout period may be longer.

With respect to Loan No. 12, Moffett Towers – Buildings E,F,G, the lockout period will be at least 24 payment dates beginning with and including the first payment date of November 6, 2018. Defeasance of the full $284.0 million of the Moffett Towers – Buildings E,F,G Whole Loan is permitted at any time after the earlier to occur of (i) the date that is two years after the closing date of the of the securitization that includes the last note to be securitized and (ii) September 7, 2021. The borrower is also permitted to prepay the Moffett Towers Buildings – E,F,G Whole Loan on or after the payment date in November 2020 with a payment of a yield maintenance premium. The assumed defeasance lockout period of 26 payments is based on the expected BBCMS 2018-C2 securitization closing date in December 2018. The actual lockout period may be longer.

With respect to Loan No. 13, Shelbourne Global Portfolio II, the lockout period will be at least 24 payment dates beginning with and including the first payment date of January 6, 2018. Defeasance of the full $55.0 million Shelbourne Global Portfolio II Whole Loan is permitted after the date that is earlier to occur of (i) January 6, 2023 and (ii) two years after the date of the securitization of the last portion of the Shelbourne Global Portfolio II Whole Loan. The assumed lockout period of 24 payments is based on the expected BBCMS 2018-C2 securitization closing date in December 2018. The actual lockout period may be longer.

With respect to Loan No. 16, Moffett Towers II – Building 1, the lockout period will be at least 24 payment dates beginning with and including the first payment date of September 6, 2018. Defeasance of the full $280.0 million of the Moffett Towers II – Building 1 Whole Loan is permitted at any time after the earlier to occur of (i) the date that is two years after the closing date of the of the securitization that includes the last note to be securitized and (ii) July 13, 2021. The borrower is also permitted to prepay the Moffett Towers II – Building 1 Whole Loan on or after the payment date in September 2020 with a payment of a yield maintenance premium. The assumed defeasance lockout period of 28 payments is based on the expected BBCMS 2018-C2 securitization closing date in December 2018. The actual lockout period may be longer.

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With respect to Loan No. 23, One River Place, the lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2018. Defeasance of the full $25.0 million of the One River Place Whole Loan is permitted after the date that is earlier to occur of (i) the date that is two years after the closing date of the of the securitization that includes the last note to be securitized and (ii) November 1, 2021. The assumed lockout period of 25 payments is based on the expected BBCMS 2018-C2 securitization closing date in December 2018. The actual lockout period may be longer.

(14)

Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” and “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 1, Dream Inn, future mezzanine debt is permitted provided, among other conditions (i) the combined loan-to-value ratio is no greater than 55.0%, (ii) the debt service coverage ratio based on the trailing 12-month period is equal to or greater than 2.38x, (iii) an intercreditor agreement satisfactory to the lender in its reasonable discretion is entered into and (iv) if required, the borrower delivers a rating agency confirmation.

With respect to Loan No. 2, Christiana Mall, the Christiana Mall Whole Loan includes three pari passu subordinate B-Notes (B-1, B-2 and B-3) which have a combined cut-off date balance of $212.0 million and are not included in the BBCMS 2018-C2 Trust. All loan level metrics are based on the Christiana Mall Whole Loan balance excluding the B-Notes.

With respect to Loan No. 2, Christiana Mall, future mezzanine debt is permitted provided, among other conditions (i) the combined loan-to-value ratio is no greater than 95.0% of the closing date loan-to-value ratio of 52.9% (ii) the debt service coverage ratio based on the trailing 12-month period is no less than 105.0% of the closing date debt service coverage ratio of 1.82x, (iii) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender, (iv) the borrower maintains an interest rate cap or swap agreement if the mezzanine loan bears a floating interest rate, and (v) if required, the borrower obtains rating agency confirmation.

With respect to Loan No. 12, Moffett Towers – Buildings E,F,G, mezzanine debt consists of a $150.0 million Mezzanine A loan and a $66.0 million Mezzanine B loan. The Mezzanine A loan has a 5.6700% coupon and the Mezzanine B loan has a 6.8000% coupon. The Moffett Towers – Buildings E,F,G Mezzanine Loans are interest-only for the full term of the loans and have a stated maturity date that are coterminous with the Moffett Towers – Buildings E,F,G Whole Loan.

With respect to Loan No.13, Shelbourne Global Portfolio II, future mezzanine debt is permitted provided, among other conditions: (i) the mezzanine loan amount does not exceed and aggregate of $7.0 million, (ii) the combined loan-to-value ratio is no greater than 66.2%, (iii) the combined debt service coverage ratio is no less than 1.55x, (iv) the combined debt yield is no less than 9.5%, (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender and (vi) if required, the borrower obtains rating agency confirmation.

With respect to Loan No. 16, Moffett Towers II – Building 1, mezzanine debt consists of a $112.0 million Mezzanine loan. The Mezzanine loan has a 6.0000% coupon. The Moffett Towers II – Building 1 Mezzanine loan is interest-only for the full term of the loan and has a stated maturity date that is coterminous with the Moffett Towers II – Building 1 Whole Loan.

With respect to Loan No. 17, Round Hill Square, future mezzanine debt is permitted provided, among other conditions (i) the combined loan-to-value ratio is no greater than 68.6%, (ii) the debt service coverage ratio based on the trailing 12-month period is equal to or greater than 1.38x, (iii) the debt yield is equal to or greater than 9.3%, (iv) an intercreditor agreement satisfactory to the lender in its reasonable discretion is entered into and (v) if required, the borrower delivers a rating agency confirmation. Additionally, preferred equity ownership interest in the borrower may be held by an entity acceptable to the lender, in a percentage amount to be approved by the lender, provided the following conditions are met: (i) the preferred equity holder is required to execute a subordination and standstill agreement acceptable to the lender, (ii) hard cash management must be in-place (if required by the lender) and (iii) the terms and documentation of preferred equity must be acceptable to the lender.

With respect to Loan No. 24, Pangea 21, future mezzanine debt is permitted provided, among other conditions (i) the combined loan-to-value ratio is no greater than 70.0%, (ii) the debt service coverage ratio based on the trailing 12-month period is equal to or greater than 1.50x, (iii) the debt yield is equal to or greater than 9.5%, (iv) an

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intercreditor agreement satisfactory to the lender in its reasonable discretion is entered into and (v) if required, the borrower delivers a rating agency confirmation.

With respect to Loan No. 28, Bridgeport Center, future mezzanine debt is permitted provided, among other conditions, (i) the combined loan-to-value ratio is no greater than 65.0%, (ii) the combined debt service coverage ratio is greater than or equal to 1.65x, (iii) the combined debt yield is greater than or equal to 10.0%, (iv) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender, and (v) if required, the borrower delivers a rating agency confirmation.

With respect to Loan No. 30, Fair Oaks Mall, the Fair Oaks Mall Whole Loan includes two pari passu subordinate B-Notes (B-1 and B-2), which have a combined cut-off date balance of $84,367,961 and are not included in the BBCMS 2018-C2 Trust. All loan level metrics are based on the Fair Oaks Mall Whole Loan balance excluding the B-Notes.

With respect to Loan No. 32, Marketplace Center at Murfreesboro, future mezzanine debt is permitted provided, among other conditions (i) the combined loan-to-value ratio is no greater than 71.37%, (ii) the debt service coverage ratio based on the trailing 12-month period is equal to or greater than 1.46x, (iii) an intercreditor agreement satisfactory to the lender in its reasonable discretion is entered into and (iv) if required, the borrower delivers a rating agency confirmation.

(15)

The U/W NOI DSCR (x) and U/W NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

With respect to Loan No. 30, Fair Oaks Mall, the U/W NCF DSCR (x) is calculated using the sum of principal and interest payments over the first 12-months following the cut-off date based on the assumed principal schedule provided to Annex F to the prospectus.

(16)

With respect to Loan No. 3, GNL Portfolio - PNC Bank, the rent for the Largest Tenant, PNC Bank, is straight-lined through lease expiration in 2029.

With respect to Loan No. 6, Troy Place, the rent for the Second Largest Tenant, Marsh & McLennan Agency LLC, is straight-lined through lease expiration in 2020. Additionally, for the Fourth Largest Tenant, Kelley Blue Book Co., Inc., rent is straight-lined through lease expiration in 2024.

With respect to Loan. No 10, Home Depot Technology Center, the rent for the Largest Tenant, Home Depot USA, Inc., is straight-lined through the ARD date of November 5, 2028.

With respect to Loan No. 12, Moffett Towers – Buildings E, F, G, the rent for the Largest Tenant, Amazon, is straight-lined through lease terms expiring in 2024 for 224,492 square feet of space and 2030 for 452,106 square feet of space.

With respect to Loan No. 14, Zenith Ridge, the rent for the Second Largest Tenant, EQT Corp., is straight-lined through lease expiration in 2031 for 150,000 square feet of space and through 2024 for 30,908 square feet of space.

With respect to Loan No. 16, Moffett Towers II – Building 1, the rent for the Largest Tenant, A2Z Development Center, Inc., is straight-lined through the maturity date of April 30, 2028.

With respect to Loan No. 18, TX-OK Portfolio, the rent for the sole tenant at the NOV mortgaged property, National Oilwell Varco, is averaged through lease expiration in 2029.

(17)	In certain cases, U/W Capital Items ($) is inclusive of certain credits for upfront reserves taken at closing.

(18)

With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 3, GNL Portfolio, historical financials at the NetScout Systems property were unavailable due to recent construction in 2018.

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With respect to Loan No. 4, Liberty Portfolio, the historical occupancy was unavailable for the Liberty Center at Rio Salado property because the four buildings were constructed in 2014 (with respect to two of the buildings), 2016 and 2017, respectively.

With respect to Loan No. 11, Virginia Beach Hotel Portfolio, the historical F&B revenues have been normalized to reflect the new borrower-affiliated F&B lease that commenced at loan closing. At loan origination, the borrower leased out all F&B operations of the restaurants in the portfolio to Shamin-TLV Inc, an affiliate of the borrower. The annual rent under such lease will be $3,325,000 for a 15-year term with 10.0% rent steps every five years. The lease has no termination options.

With respect to Loan No. 16, Moffett Towers II – Building 1, historical financials are unavailable because the property was built in 2018.

With respect to Loan No. 18, TX-OK Portfolio, the mortgage loan represents acquisition financing and the seller provided limited operating history for the portfolio.

With respect to Loan No. 31, Friedman Portfolio, year-end 2017 financials at the Jewel Osco property are annualized based on the two months of operating history tenant occupied the space on an owner-user basis prior to November 2017, so operating history prior to November 2017 does not exist.

With respect to Loan No. 31, Friedman Portfolio, year-end 2017 financials at the Coors Bypass property are annualized based on 10 months of operating history. The borrower acquired the property in November 2017 and provided November and December 2017 operating statements; the previous owner provided January- August 2017 operating statements at the time of the acquisition; operating history for September and October are unavailable.

With respect to Loan No. 33, Fairfield Inn & Suites Hendersonville Flat Rock, construction for the mortgaged property was completed, and the mortgaged property opened, in January 2018. The most recent financial information represents the actual financial figures for January through September 2018 plus three months of borrower budgeted financial information.

With respect to Loan No. 36, College Park, Most Recent cash flows were unavailable for the mortgaged property due its membership in an REA/Master Association that provides services and pays the related expenses directly for the members of the association.

With respect to Loan No. 44, Storage Xxtra Raymond Hill, 2016 financial information represents the trailing 12-month period ending February 28, 2017, as the borrower purchased the property in March 2016.

(19)

With respect to Loan No. 2, Christiana Mall, a 4.154-acre portion of the parking lot at the mortgaged property is owned by Macy’s and ground leased to the borrower pursuant to a parking lease agreement, dated as of July 30, 2010. Consequently, the loan, with respect to such portion of the mortgaged property, is secured only by the borrower’s leasehold interest. The parking lease agreement will terminate on December 31, 2028, provided, however, that Macy’s can terminate the parking lease agreement at any time with 12-months’ notice. The parking lease agreement does not contain customary mortgagee protection provisions and is scheduled to expire prior to the date that is 10 years after the loan term. Separately, the Largest Tenant, Target, constructed their own store on a 10.15-acre site which is ground leased from the borrower. Target’s ground lease has an initial expiration date of December 31, 2036 with extension options through December 31, 2091. The ground lease payments are structured as followed: (i) an annual amount equal to the square feet of gross leasable floor area of the tenant’s building multiplied by $0.05 (defined as the promotion fund contribution in the ground lease); (ii) common area maintenance charge (as defined in the agreement) and (iii) tenant’s share of taxes as described in the ground lease agreement. Target’s ground lease agreement includes a provision in which case Target has a fair market value purchase option to acquire the fee interest of the mortgaged property from the borrower in the portion of the mortgaged property that is ground leased to Target, at any time during the ground lease term.

With respect to Loan No. 4, Liberty Portfolio, the four buildings at the Liberty Center at Rio Salado Property receive a 50.0% real estate tax abatement through a Government Property Lease Excise Tax (“GPLET”) abatement with the Arizona Department of Revenue and the City of Tempe. The GPLET abatement has a term of eight years commencing on the respective certificate of occupancy date for each building. In lieu of paying real estate taxes, the borrower pays to the Arizona Department of Revenue and City of Tempe, in the form of rent, 50.0% of what the respective buildings’ real estate taxes otherwise would have been (the 2018 rent due under the GPLET abatement for the four buildings located at the Liberty Center at Rio Salado property was equal to $882,940). The

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borrower has a leasehold interest in each of the buildings located at the Liberty Center at Rio Salado property, which are subject to the GPLET abatement until expiration of the underlying lease, at which point title in the fee interest will automatically vest in the borrower. The GPLET expires at each of the building as follows: (i) 1850 West Rio Salado Parkway expires on October 29, 2022; (ii) 1870 West Rio Salado Parkway expires on February 14, 2026; (iii) 1910 West Rio Salado Parkway expires on July 7, 2023; and (iv) 1930 West Rio Salado Parkway expires on September 27, 2024.

With respect to Loan No. 9, Residence Inn by Marriott Phoenix Desert View at Mayo Clinic , the mortgaged property is subject to a ground lease with Mayo Clinic Arizona. The lease commenced on April 18, 2007, was amended February 25, 2008 and expires April 17, 2077. The ground lease provides for one 15-year extension option and one 14-year extension option with a fully extended ground lease expiration date of April 17, 2106. The ground lease payments are structured with two parts: (1) a fixed use fee which increases by 3% annually (approximately $26,095 for 2018) and (2) the greater of (a) a fixed base rent (approximately $331,963 in 2018) which increases by 7.5% every five years or (b) percentage rent of 5% of gross room revenue (approximately $445,111 based on the trailing 12-months ending September 30, 2018 and as underwritten).

With respect to Loan No. 11, Virginia Beach Hotel Portfolio, at the Hilton Virginia Beach Oceanfront property, attached to the Property by way of an overhead walkway is a 1,000-car parking garage with ground floor retail. The borrower has a leasehold interest in a portion of the garage consisting of 380 parking garage spaces. The leased fee holder of the garage is the City of Virginia Beach Development Authority. Rent under the parking lease currently consists of an approximate $262,000 annual payment and expires on June 30, 2070. Additionally, the borrower has also entered a lease for the ground floor retail portion of the parking garage, which provides approximately 26,000 square feet of commercial space to the borrower as well as an additional 58 parking spaces for exclusive retail use. The annual lease expense is $378,930 with the lease term expiring in June 30, 2030. In addition, for Hilton Garden Inn Virginia Beach Oceanfront property, the borrower has a leasehold interest in an off-site parking garage where the borrower leases 168 spaces from 34th Street Garage, LLC. Annual rent under the lease equals $1.00 and the lease expires in May 2105.

With respect to Loan No. 15, Dudley Farms Plaza, the Property is subject to a ground lease with The Dudley Family Limited Partnership II through October 31, 2096 with fixed annual rent of $231,130.

(20)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(21)

Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 1, Dream Inn, a Monthly CapEx Reserve ($) is required in an amount equal to one-twelfth of 4.0% of the greater of (i) gross room revenue for the immediately preceding calendar year (as determined by the lender in its discretion), and (ii) total projected gross room revenue (as determined by the lender in its discretion) set forth in the approved annual budget for the immediately following calendar year, subject to annual adjustment. The calculated Monthly CapEx Reserve ($) monthly deposit as of the Origination Date is $51,161. Additionally, the borrower deposited $290,000 at origination into a seasonality reserve. On each payment date occurring in May, June, July, August, and September, the borrower is required to deposit $58,000 into the seasonality reserve account. In the event that the amount on deposit in the seasonality reserve account equals or exceeds $290,000, the borrower shall have no obligation to make further deposits into the seasonality reserve account, provided, however, that if the balance in the seasonality reserve account falls below the $290,000 seasonality reserve cap, the monthly deposits in the seasonality reserve account shall recommence until the amount on deposit in the seasonality reserve account once again equals the seasonality reserve cap. The monthly deposit amount and the seasonality reserve cap are subject to future adjustment, provided that the seasonality reserve cap may not exceed $290,000.

With respect to Loan No. 5, Fidelis Portfolio, when the reserve falls below the cap, the borrowers are required to escrow $21,667 on a monthly basis for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $1,500,000.

With respect to Loan No. 5, Fidelis Portfolio in no event will the borrowers be required to escrow more than 105% of the amount paid by the borrowers during the immediately preceding calendar year for replacement reserves.

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With respect to Loan No. 7, West Covina Village, the borrower is required to escrow $41,250 on a monthly basis for tenant improvement and leasing commission reserves occurring on the payment date in January 2019 and for each payment date occurring thereafter up to and including the payment date in December 2021. Beginning on the payment date in January 2022, the borrower is required to escrow $18,333 on a monthly basis for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $1,500,000.

With respect to Loan No. 8, AVR Embassy Suites Fort Worth, the borrower deposited $320,000 at origination into a seasonality reserve. On each payment date occurring in January, February, April, May, June, August, September, October, and November (the “High Months”), the borrower is required to deposit approximately $35,556 subject to a cap of $320,000.

With respect to Loan No. 11, Virginia Beach Hotel Portfolio, after completion of their related PIPs, monthly deposits into the Hilton FF&E Reserve and HGI FF&E Reserve accounts will be reduced to 4.0% of projected annual gross income (as further outlined in the loan documents). Monthly deposits are not required in excess of 36 months’ worth of the required deposits.

With respect to Loan No. 12, Moffett Towers — Buildings E, F,G, other than with respect to a lease sweep period triggered or continuing due to the trigger event described in clause (i)(e) of the defined term “Lease Sweep Period” (i.e., due to a lease sweep tenant party insolvency proceeding), the borrower has the option of preventing the commencement of a lease sweep period (or, if already triggered, terminating such lease sweep period) by delivering to the lender a letter of credit in a face amount equal to the applicable “Lease Sweep And Debt Service Reserve Cap.”

With respect to Loan No. 13, Shelbourne Global Portfolio II, at origination, the borrower deposited $3,000,000 for future tenant improvements and leasing commissions into a rollover reserve account, with up to $1,142,952.00 of such funds being transferred to the Chase TI Reserve. In addition, the borrower is required to escrow $48,045 monthly into a tenant improvements and leasing commissions reserve in the event that the tenant improvement and leasing commissions account contains less than $2,000,000, subject to a cap of $2,500,000, which will only apply during any period in which (i) the mortgaged property is not less than 85.0% occupied by tenants that are in occupancy, open for business and paying rent under their applicable leases (after the expiration of any free rent or rent concession periods) and (ii) the debt service coverage ratio is not less than 1.50x.

With respect to Loan No. 17, Round Hill Square, when the reserve falls below the cap, the borrowers are required to escrow approximately $9,665 on a monthly basis for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $475,000.

With respect to Loan No. 28, Bridgeport Center, when the reserve falls below the cap, the borrower is required to escrow approximately $7,468 on a monthly basis for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $450,000.

With respect to Loan No. 30, Fair Oaks Mall, during the continuance of a cash management trigger event period (as defined in the related loan agreement), the borrower will deposit: (i) one-twelfth of the taxes that the lender reasonably estimates will be payable during the next ensuing 12 calendar months into a real estate tax reserve, (ii) one-twelfth of the insurance premiums into an insurance reserve, so long as the insurance policy does not constitute an acceptable blanket policy; (iii) $12,077 into a replacement reserve, capped at $434,772; and (iv) $113,743 into a TI/LC reserve, capped at $4,094,748 (inclusive of Ring Road and lease termination deposits). Upon the sale of the ring road outparcel, the borrower must deliver 100% of all net sales proceeds received for the sale of the ring road outparcel into the TI/LC reserve fund. Upon the occurrence of an owned anchor trigger (as defined in the related loan agreement), all excess cash flows from the cash management account will be disbursed to the owned anchor reserve account up until $2,150,000. At the borrower’s option, the borrower may deposit a letter of credit or cash in the amount of $2,150,000 in lieu of monthly deposits. Provided no event of default has occurred and is continuing, the borrower may demolish, redevelop, re-tenant and/or reposition the owned anchor space (as defined in the related loan agreement), and will make an owned anchor termination reserve fund deposit (as defined in the related loan agreement). On each payment date during the occurrence of an Anchor Tenant Event (as defined below) the borrower will deposit into an Owned Anchor Termination Reserve Fund (as defined in the related loan agreement) an amount equal to the product of $91,667 multiplied by the number of months remaining from the date of the termination of the Macy’s lease through February 1, 2026. An “Anchor Tenant Event” will commence if an anchor tenant (i) vacates, ceases operations or gives public notice of its intent to vacate or cease operations at the Fair Oaks Mall Property, (ii) terminates or gives public notice of its intent to terminate

A-1-27

its lease, (iii) fails to renew or extend its lease within the required notice period, (iv) defaults in payment of rent beyond notice and cure periods or (v) becomes involved in any bankruptcy proceeding.

With respect to Loan No. 30, Fair Oaks Mall, when the reserve falls below the cap, the borrower is required to escrow $113,743 on a monthly basis for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $4,094,748.

With respect to Loan No. 33, Fairfield Inn & Suites Hendersonville Flat Rock, the Monthly CapEx Reserve ($) amount equals one-twelfth of 2.0% of gross revenues during the first two years of the loan term, 3.0% of gross revenues during the third year of the loan term and 4.0% of gross revenues thereafter.

With respect to Loan No. 39, CB Square, when the reserve falls below the cap, the borrower is required to escrow approximately $6,092 on a monthly basis for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $300,000.

With respect to Loan No. 41, Holiday Inn Express & Suites Vidor South, the Monthly CapEx Reserve ($) amount equals 1/12th of 4.0% of gross revenues.

With respect to Loan No. 43, Lincoln Commonwealth Center, in lieu of making monthly payments for taxes, the borrower has elected to deposit with the lender a lump sum equal to the projected taxes for the 12-month period immediately following the date of such deposit.

With respect to Loan No. 42, Best Yet Storage – Shed Road, the borrower is required to escrow approximately $399 on a monthly basis upon the earlier of (i) the payment date occurring in November 2020 or (ii) a Lockbox Event. A Lockbox Event will commence on the earliest of (i) an event of default or (ii) the last day of any calendar quarter in which the debt service coverage ratio is less than 1.20x.

With respect to Loan No. 43, Lincoln Commonwealth Center, when the reserve falls below the cap, the borrower is required to escrow $933 on a monthly basis for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $100,000.

(22)

Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 22, Westbay Office Park, the $728,534 TI/LC Reserve Cap will be reduced to $485,691 upon the occurrence of (i) the borrower providing the lender satisfactory evidence that tenant University of Nevada, Las Vegas has renewed or extended its lease for a term of at least five more additional years including rent and reimbursements that are equal to or better than the terms at the closing date and (ii) University of Nevada, Las Vegas has issued a signed estoppel certificate satisfactory to the lender evidencing the foregoing.

With respect to Loan No. 24, Alex Park South, the $5,000,000 TI/LC Reserve Cap will be reduced to $3,100,000 if Rochester General Hospital has renewed its lease term or has entered into a new lease or an amendment for the entire premises or the related borrower has entered into one or more replacement leases or approved subleases for the entire premises with tenants and at lease terms acceptable to the lender; provided that amounts in the Windstream reserve are taken into account for the sole purpose of calculating if the TI/LC Reserve Cap has been met.

(23)

In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

With respect to Loan No. 4, Liberty Portfolio, the Largest Tenant at the Liberty Center at Rio Salado property, Centene Management Company, LLC, has three separate expiration dates for its combined 352,988 square feet of space: a lease for 77,867 square feet will expire on January 22, 2028; a lease for 236,131 square feet will expire on January 31, 2028; and a lease for 38,990 square feet will expire on December 31, 2028.

With respect to Loan No. 6, Troy Place, the Fifth Largest Tenant, Dynamic Acquisition Co., LLC has two separate lease expiration dates for its combined 19,722 square feet of space: a lease for 18,602 square feet will expire on August 31, 2024 and a lease for 1,120 square feet will expire on September 30, 2019.

A-1-28

With respect to Loan No.12, Moffett Towers – Buildings E,F,G , the Largest Tenant, Amazon, leases 452,106 square feet within Buildings F and G with a lease expiration date of June 30, 2030, and 224,492 square feet within Building E with a lease expiration date of February 28, 2024.

(24)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(25)

The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 2, Christiana Mall, the Second Largest Tenant, Cabela’s, has the right to raze its leased premises, so long as it restores the building pad back to the condition at which time the leased premises were delivered, caps utilities at their in-place levels and otherwise leaves its leased premises in a good, clean and attractive condition. Upon substantial completion of such razing, the Cabela’s lease will terminate (however, this provision does not apply in connection with any remodeling or rebuilding by the tenant).

With respect to Loan No. 5, Fidelis Portfolio, the Second Largest Tenant at the Victory Lakes Town Center mortgaged property, University of Texas Medical Branch, has the one-time right to terminate its lease August 31, 2023 with 12-months’ notice and the payment of a termination fee.

With respect to Loan No. 6, Troy Place, the Largest Tenant, GP Strategies Corporation, has a one-time option to contract by 6,700 square feet effective December 2023.

With respect to Loan No. 7, West Covina Village, the Third Largest Tenant, LA Fitness, has the one-time right to terminate its lease effective November 30, 2021 with six months’ notice.

With respect to Loan No. 10, Home Depot Technology Center, the Second Largest Tenant, Underwriters Laboratories, LLC, has a one-time option to terminate its lease effective as of August 31, 2026 with written notice of 360 days, but not more than 450 days and payment to the landlord in an amount equal to $727,786.

With respect to Loan No. 12, Moffett Towers — Buildings E,F,G, if the borrower fails to deliver Building F to the Largest Tenant, Amazon, in the required delivery condition on or before October 15, 2019 (as such date may be extended on a day-for day basis for tenant delays or up to four months and 15 days in the aggregate for force majeure delays), Amazon may terminate the lease for Building F upon at least 30 days’ notice, provided that the borrower does not deliver Building F to Amazon in the required delivery condition within such 30-day notice period and then within 15 days of Amazon’s second written notice to terminate after the initial 30 days expires. In order to deliver Building F to Amazon in the required delivery condition the borrower’s sole obligations are to ensure that Building F is free of tenants or occupants and any rights or claims of third parties under rights of first refusal, rights of first offer, or similar rights.

With respect to Loan No. 13, Shelbourne Global Portfolio II, the Largest Tenant at the White Clay mortgaged property, Chase Bank USA, has the right to terminate its lease on July 31, 2021 or July 31, 2022, so long as they provide 12-months’ notice along with a termination fee of unamortized TI/LCs, among other things.

With respect to Loan No.13, Shelbourne Global Portfolio II, the Fourth Largest Tenant at the White Clay mortgaged property, First Data Corporation, has a one-time to terminate up to 15,331 square feet of its space, effective on July 1, 2020, with prior written notice no later than March 3, 2020.

With respect to Loan No. 14, Zenith Ridge, the Largest Tenant, Ansys, has the one-time right to terminate its lease effective December 2025 by providing at least 18 months’ notice and paying all unamortized tenant improvements allowance, brokerage fees and free rent, plus an additional $887,671, estimated to total approximately $5.75 million.

With respect to Loan No. 18, TX-OK Portfolio, the Largest Tenant at the South Houston Industrial mortgaged property, Deutsche Windtechnik, has a one-time option to terminate its lease in January 2022 with notice by August 2021. Additionally, the Largest Tenant at the Logistics Park at World Houston mortgaged property, Chaparral Insulation, has the right to terminate its lease in June 2020 with 90 days’ notice.

A-1-29

With respect to Loan No. 18, TX-OK Portfolio, the Largest Tenant and Second Largest Tenant at the Little York Industrial mortgaged property, Gulf Coast Conversions and APS Building Services, respectively, sublease space from Lufkin Industries. Gulf Coast Conversions subleases 27,876 square feet with a lease expiration of August 31, 2019, while APS building Services subleases 22,851 square feet with a lease expiration of March 31, 2022. Lufkin Industries has been in occupancy since 2013 and has a current blended rental rate of $9.96 per square foot. Gulf Coast Conversions and APS Building Services are subleasing their spaces for $5.76 and $6.83 per square foot, respectively. The spaces are underwritten based on the sublease terms.

With respect to Loan No. 22, Westbay Office Park, the Largest Tenant, University of Nevada, Las Vegas, School of Medicine, has a termination option if its government funding is completely eliminated such that there remains no funds available to fund the obligations of its lease.

With respect to Loan No. 22, Westbay Office Park, the Second Largest Tenant, Department of Employment, has a termination option if it loses its government funding in such a way that inhibits its ability to pay its lease obligations.

With respect to Loan No. 22, Westbay Office Park, the Fifth Largest Tenant, Department of Transportation, has a termination option if it loses its government funding in such a way that inhibits its ability to pay its lease obligations, and pays the rent owed for the month of termination.

With respect to Loan No. 23, One River Place, the Largest Tenant, AAA Club Alliance Inc., has a one-time option to terminate its lease effective as of June 30, 2030 after giving written notice no later than June 30, 2028.

With respect to Loan No. 24, Alex Park South, the Second Largest Tenant, MVP Health Care, Inc., has the right to terminate its lease effective as of May 31, 2023 with a termination payment of $1,500,000 by notifying the landlord of its intention to exercise at least 12-months prior to the termination date.

With respect to Loan No. 31, Friedman Portfolio, the Second Largest Tenant at the Coors Bypass property, Tuesday Morning, has a one-time option to terminate its lease, effective January 2022, upon 180 days’ written notice, if the tenant’s gross sales have not exceeded $1.5 million for any consecutive 12-month period during the first five years of its lease term. In connection with the exercise of such termination right, the tenant must pay a termination fee in the amount of $150,000.

With respect to Loan No. 36, College Park, the Second Largest Tenant, Keller Williams Foothill, has the right to terminate its lease on the last day of the 60th month of the term of its lease, November 30, 2020, with notice to the landlord of not less than nine months and not more than 12-months and payment of a $70,000 termination fee.

(26)	Each number identifies a group of related borrowers.

(27)	The classification of the lockbox types is described in the prospectus. See “Description of the Mortgage Pool – Certain Calculations and Definitions – Definitions” for further details.

A-1-30

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

Annex A-2

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)(5)
Office	Suburban	16	$293,453,992	32.9%	1.90x	11.1%	60.4%	58.4%
	CBD	2	27,482,682	3.1	2.89x	12.5%	41.7%	41.7%
	R&D Lab	2	9,325,975	1.0	2.08x	11.0%	57.2%	57.2%
	Subtotal:	20	$330,262,649	37.0%	1.99x	11.2%	58.8%	57.0%

Retail	Anchored	9	$123,850,605	13.9%	1.73x	11.2%	65.0%	57.9%
	Super Regional Mall	2	65,758,207	7.4	3.11x	14.4%	32.4%	32.0%
	Lifestyle Center	1	20,000,000	2.2	2.46x	11.1%	46.7%	46.7%
	Unanchored	1	6,750,000	0.8	1.76x	9.9%	56.3%	56.3%
	Freestanding	1	5,016,614	0.6	1.65x	9.5%	59.0%	59.0%
	Subtotal:	14	$221,375,426	24.8%	2.21x	12.1%	53.2%	49.2%

Hotel	Full Service	4	$120,200,000	13.5%	2.05x	13.1%	61.3%	57.6%
	Extended Stay	1	31,000,000	3.5	1.56x	12.3%	59.5%	52.2%
	Limited Service	3	19,478,007	2.2	2.04x	15.3%	59.8%	48.9%
	Subtotal:	8	$170,678,007	19.1%	1.96x	13.2%	60.8%	55.7%

Mixed Use	Retail/Office	2	$57,025,000	6.4%	1.37x	9.7%	62.2%	57.2%
	Office/Industrial	1	16,454,545	1.8	1.89x	11.4%	58.7%	58.7%
	Subtotal:	3	$73,479,545	8.2%	1.49x	10.1%	61.4%	57.5%

Multifamily	Garden	26	$37,462,498	4.2%	1.64x	10.0%	60.9%	57.7%
	Mid-Rise	2	2,217,502	0.2	2.00x	10.7%	59.9%	59.9%
	Subtotal:	28	$39,680,000	4.4%	1.66x	10.1%	60.8%	57.9%

Industrial	Warehouse	4	$20,730,540	2.3%	1.50x	10.9%	70.5%	61.1%
	Flex	5	16,397,846	1.8	1.45x	10.6%	69.8%	58.0%
	Warehouse/Distribution	1	1,949,543	0.2	2.08x	11.0%	57.2%	57.2%
	Subtotal:	10	$39,077,928	4.4%	1.51x	10.8%	69.5%	59.6%

Self Storage	Self Storage	4	$17,300,000	1.9%	1.42x	9.7%	64.0%	56.0%

Total / Weighted Average:		87	$891,853,554	100.0%	1.95x	11.6%	58.7%	55.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 2, 3, 4, 5, 10, 11, 12, 13, 14, 16, 19, 23, 24 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 30 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans.

(3)	In the case of Loan No. 30, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 months following the Cut-off Date based on the assumed principal payment schedule provided on Annex F to the Prospectus.

(4)	In the case of Loan Nos. Nos. 3, 11.02, 12, 16 and 41, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

(5)	In the case of Loan No.10 with an anticipated repayment date, Maturity Date/ARD LTV are calculated as of the related anticipated repayment date.

A-2-1

Annex A-2

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)(5)
California	8	$174,075,607	19.5%	2.11x	11.8%	52.9%	51.0%
Texas	12	122,366,276	13.7	1.75x	12.0%	63.2%	55.7%
Delaware	4	94,840,000	10.6	2.72x	13.1%	42.3%	42.3%
Arizona	3	81,000,000	9.1	1.69x	10.3%	62.6%	59.9%
Nevada	4	66,935,000	7.5	1.43x	9.8%	69.5%	63.4%
Michigan	4	54,025,000	6.1	2.16x	13.7%	56.9%	54.7%
Virginia	3	40,918,207	4.6	2.12x	14.2%	59.1%	51.6%
Illinois	27	40,709,114	4.6	1.71x	10.4%	66.1%	61.9%
Georgia	3	39,200,000	4.4	1.69x	9.4%	65.4%	63.7%
Pennsylvania	3	33,400,625	3.7	1.60x	10.8%	67.5%	61.2%
West Virginia	1	24,700,000	2.8	2.11x	11.6%	60.3%	60.3%
Colorado	1	20,000,000	2.2	2.46x	11.1%	46.7%	46.7%
Missouri	2	15,765,731	1.8	1.73x	11.2%	66.5%	60.7%
Tennessee	2	15,565,137	1.7	1.85x	13.4%	66.9%	55.2%
New York	1	14,900,000	1.7	1.32x	10.1%	65.0%	58.1%
Oregon	1	13,400,000	1.5	2.24x	11.0%	59.3%	59.3%
Louisiana	2	11,000,000	1.2	1.51x	9.7%	55.3%	53.3%
North Carolina	1	8,500,000	1.0	1.72x	12.8%	59.4%	49.5%
Oklahoma	1	5,584,686	0.6	1.32x	9.8%	68.9%	57.5%
Florida	1	5,400,000	0.6	1.84x	10.4%	56.8%	56.8%
New Mexico	1	4,308,386	0.5	1.65x	9.5%	59.0%	59.0%
Kentucky	1	3,310,244	0.4	2.08x	11.0%	57.2%	57.2%
Montana	1	1,949,543	0.2	2.08x	11.0%	57.2%	57.2%
Total / Weighted Average:	87	$891,853,554	100.0%	1.95x	11.6%	58.7%	55.0%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 2, 3, 4, 5, 10, 11, 12, 13, 14, 16, 19, 23, 24 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 30 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans.

(3)	In the case of Loan No. 30, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 months following the Cut-off Date based on the assumed principal payment schedule provided on Annex F to the Prospectus.

(4)	In the case of Loan Nos. Nos. 3, 11.02, 12, 16 and 41, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

(5)	In the case of Loan No.10 with an anticipated repayment date, Maturity Date/ARD LTV are calculated as of the related anticipated repayment date.

A-2-2

Annex A-2

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)(4)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date/ARD LTV(1)(2)(3)
Interest Only	17	$454,245,000	50.9%	4.83891%	116	2.27x	11.8%	53.7%	53.7%
300	1	3,994,200	0.4	5.96900%	119	2.22x	19.0%	53.3%	41.3%
360	26	433,614,354	48.6	5.14179%	117	1.61x	11.3%	63.9%	56.4%
Total / Weighted Average:	44	$891,853,554	100.0%	4.99123%	116	1.95x	11.6%	58.7%	55.0%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)(4)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date/ARD LTV(1)(2)(3)
Interest Only			17	$454,245,000	50.9%	4.83891%	116	2.27x	11.8%	53.7%	53.7%
299	-	300	1	3,994,200	0.4	5.96900%	119	2.22x	19.0%	53.3%	41.3%
353	-	360	26	433,614,354	48.6	5.14179%	117	1.61x	11.3%	63.9%	56.4%
Total / Weighted Average:			44	$891,853,554	100.0%	4.99123%	116	1.95x	11.6%	58.7%	55.0%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)(4)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date/ARD LTV(1)(2)(3)
Interest Only	16	$424,245,000	47.6%	4.82745%	119	2.31x	12.0%	52.8%	52.8%
IO-Balloon	19	323,047,500	36.2	5.17295%	118	1.55x	11.0%	64.6%	58.0%
Balloon	8	114,561,054	12.8	5.08275%	112	1.80x	12.6%	61.7%	51.3%
ARD-Interest Only	1	30,000,000	3.4	5.00100%	83	1.77x	9.3%	66.5%	66.5%
Total / Weighted Average:	44	$891,853,554	100.0%	4.99123%	116	1.95x	11.6%	58.7%	55.0%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)(4)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)(4)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date/ARD LTV(1)(2)(3)
1.29x	-	1.39x	7	$121,777,179	13.7%	5.35812%	119	1.35x	9.7%	64.7%	57.8%
1.40x	-	1.49x	5	49,643,830	5.6	5.24425%	118	1.42x	10.1%	71.6%	62.4%
1.50x	-	1.59x	6	98,385,000	11.0	5.20346%	118	1.54x	11.1%	64.2%	58.0%
1.60x	-	1.69x	2	15,242,942	1.7	5.22013%	119	1.66x	10.5%	63.8%	58.9%
1.70x		1.79x	6	179,638,389	20.1	5.07708%	113	1.75x	10.8%	64.1%	59.7%
1.80x	-	1.99x	4	63,400,000	7.1	5.23251%	118	1.87x	12.2%	62.6%	58.0%
2.00x	-	2.99x	13	308,926,214	34.6	4.75431%	116	2.34x	12.7%	52.8%	52.1%
3.00x	-	3.15x	1	54,840,000	6.1	4.27750%	116	3.15x	13.8%	32.5%	32.5%
Total / Weighted Average:			44	$891,853,554	100.0%	4.99123%	116	1.95x	11.6%	58.7%	55.0%

(1)	In the case of Loan No. 10 with an anticipated repayment date, as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 2, 3, 4, 5, 10, 11, 12, 13, 14, 16, 19, 23, 24 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans.

(3)	In the case of Loan Nos. 3, 11.02, 12, 16 and 41, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

(4)	In the case of Loan No. 30, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 months following the Cut-off Date based on the assumed principal payment schedule provided on Annex F to the Prospectus.

A-2-3

Annex A-2

LTV Ratios as of the Cut-off Date(2)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)(4)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date/ARD LTV(1)(2)(3)
31.8%	-	49.9%	6	$135,758,207	15.2%	4.22339%	111	2.78x	13.1%	38.5%	37.6%
50.0%	-	59.9%	16	331,699,200	37.2	5.16646%	120	2.01x	12.0%	56.5%	54.8%
60.0%	-	64.9%	7	183,322,196	20.6	5.07653%	118	1.78x	11.2%	63.8%	58.8%
65.0%	-	69.9%	11	191,793,509	21.5	5.09136%	112	1.54x	10.4%	67.9%	61.4%
70.0%	-	75.0%	4	49,280,442	5.5	5.21995%	119	1.48x	10.6%	73.7%	64.2%
Total / Weighted Average:			44	$891,853,554	100.0%	4.99123%	116	1.95x	11.6%	58.7%	55.0%

LTV Ratios as of the Maturity Date/ARD(1)(2)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)(4)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date/ARD LTV(1)(2)(3)
29.7%	-	49.9%	9	$150,752,407	16.9%	4.35450%	112	2.69x	13.2%	40.3%	38.5%
50.0%	-	54.9%	7	186,072,196	20.9	5.20519%	119	1.87x	12.5%	58.0%	52.4%
55.0%	-	59.9%	17	304,656,452	34.2	5.12469%	119	1.87x	11.3%	61.2%	57.7%
60.0%	-	64.9%	8	191,010,000	21.4	5.03260%	118	1.68x	10.6%	65.9%	62.5%
65.0%	-	66.6%	3	59,362,500	6.7	5.11946%	101	1.59x	9.6%	70.7%	66.2%
Total / Weighted Average:			44	$891,853,554	100.0%	4.99123%	116	1.95x	11.6%	58.7%	55.0%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)(4)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date/ARD LTV(1)(2)(3)
Defeasance	36	$688,212,986	77.2%	5.04957%	116	1.93x	11.7%	59.0%	55.6%
Yield Maintenance	6	156,640,568	17.6	5.02629%	119	1.84x	11.1%	61.7%	56.3%
Defeasance or Yield Maintenance	2	$47,000,000	5.3	4.02004%	115	2.52x	12.1%	43.3%	41.4%
Total / Weighted Average:	44	$891,853,554	100.0%	4.99123%	116	1.95x	11.6%	58.7%	55.0%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)(4)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date/ARD LTV(1)(2)(3)
Refinance	27	$542,747,544	60.9%	4.96347%	117	2.14x	12.2%	54.3%	52.0%
Acquisition	15	324,606,010	36.4	5.10931%	115	1.63x	10.6%	66.8%	60.8%
Recapitalization	2	24,500,000	2.7	4.04152%	113	1.95x	11.4%	47.4%	43.0%
Total / Weighted Average:	44	$891,853,554	100.0%	4.99123%	116	1.95x	11.6%	58.7%	55.0%
(1)	In the case of Loan No. 10 with an anticipated repayment date, as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 2, 3, 4, 5, 10, 11, 12, 13, 14, 16, 19, 23, 24 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan.

(3)	In the case of Loan Nos. 3, 11.02, 12, 16 and 41, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on certain hypothetical or as stabilized assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Prospectus for additional details.

(4)	In the case of Loan No. 30, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 months following the Cut-off Date based on the assumed principal payment schedule provided on Annex F to the Prospectus.

A-2-4

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS

A-3-1

Annex A-3	BBCMS 2018-C2

Dream Inn

A-3-2

Annex A-3	BBCMS 2018-C2

Dream Inn

A-3-3

Annex A-3	BBCMS 2018-C2

Dream Inn

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$55,000,000	Title:	Fee
Cut-off Date Principal Balance:	$55,000,000	Property Type – Subtype:	Hotel – Full Service
% of IPB:	6.2%	Net Rentable Area (Rooms):	165
Loan Purpose:	Refinance	Location:	Santa Cruz, CA
Borrower:	S.C. Beach Holdco, LLC	Year Built / Renovated:	1962, 1972, 2009 / 2017
Sponsor:	Ensemble Investments, LLC	Occupancy / ADR / RevPAR:	83.3% / $307.76 / $256.24
Interest Rate:	5.05000%	Occupancy / ADR / RevPAR Date:	9/30/2018
Note Date:	11/13/2018	4th Most Recent NOI (As of):	$6,898,238 (12/31/2015)
Maturity Date:	12/1/2028	3rd Most Recent NOI (As of)(1):	$5,532,918 (12/31/2016)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(1):	$5,685,619 (12/31/2017)
Original Term:	120 months	Most Recent NOI (As of):	$7,603,966 (TTM 9/30/2018)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	83.3% / $307.76 / $256.24
Amortization Type:	Interest Only	UW Revenues:	$22,826,143
Call Protection:	L(24),Def(93),O(3)	UW Expenses:	$15,514,540
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,311,603
Additional Debt:	N/A	UW NCF:	$6,694,311
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$100,000,000 / $606,061
Additional Debt Type:	N/A	Appraisal Date:	10/2/2018

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$333,333
Taxes:	$149,302	$47,453	N/A	Maturity Date Loan / Room:	$333,333
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.0%
FF&E Reserves:	$710,000	4% of Gross Room Revenues	N/A	Maturity Date LTV:	55.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.38x
Other:	$290,000	Springing	$290,000	UW NOI Debt Yield:	13.3%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$55,000,000		100.0%	Payoff Existing Debt	$43,609,097	79.3%
				Return of Equity	9,769,426	17.8
				Upfront Reserves	1,149,302	2.1
				Closing Costs	472,174	0.9
Total Sources	$55,000,000		100.0%	Total Uses	$55,000,000	100.0%

(1)	3rd Most Recent NOI and 2nd Most Recent NOI were impacted by a full room and common area renovation conducted from November 1, 2016 through March 29, 2017 which resulted in a total reported loss of 9,798 room nights and during which room rate concessions were provided to guests.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

A-3-4

Annex A-3	BBCMS 2018-C2

Dream Inn

The Loan. The Dream Inn mortgage loan has an outstanding principal balance as of the Cut-off Date of $55.0 million and is secured by a first mortgage lien on the borrower’s fee interest in a full service, beach-front hotel located in Santa Cruz, California (the “Dream Inn Mortgage Loan”). The Dream Inn Mortgage Loan has a 10-year, interest-only term.

The Property. The Dream Inn property is a 165-room, four-star, full-service, beach-front hotel located in Santa Cruz, California (the “Dream Inn Property”). The Dream Inn Property is accessed off of West Cliff Drive and sits on Cowell Beach. It is the only beach-front hotel in Santa Cruz. First built in 1962 on the site of Jack O’Neill’s first surf shop, the Dream Inn Property originally consisted of a 65-room, three to four-story low-rise but was expanded in 1972 with a 10-story tower which added 100 rooms for a total of 165 rooms, all with ocean views. The Dream Inn Property is a short walk from the Santa Cruz Municipal Wharf and the Santa Cruz Beach Boardwalk. The Dream Inn Property has 77 king rooms, 72 double-queen rooms and 16 suites. Guest room amenities include floor-to-ceiling windows with sliding glass door access to private balconies or patios with views of Monterey Bay, 42-inch flat-screen TVs, complimentary WiFi, mini-refrigerators, Keurig coffee makers with premium coffee, iPod docking stations, safes, walk-in showers, and bedside best-selling books which may be kept as souvenirs. Suite rooms offer a separate living room with queen-sized sleeper sofas. Amenities at the Dream Inn Property include an ocean-front heated outdoor pool with jacuzzi/spa, firepits and direct access to Cowell Beach, Shorebreak Drink + Dine, a poolside bar serving cocktails and beach fare, Aquarius, a second-story restaurant with ocean views, the Jack O’Neill lounge, 3,247 square feet of meeting/event space, a lobby coffee cart, surfboard, bike and luggage storage, concierge services, room service, laundry/dry cleaning services and valet and self-parking. The Dream Inn Property offers 198 surface parking spaces, resulting in a parking ratio of approximately 1.2 spaces per room.

The Dream Inn Property was purchased by the loan sponsors in 2006 for a reported price of $40.0 million. From 2008 to 2009, the Dream Inn Property underwent a full-room renovation and the additional development of an attached building for meeting and amenity space for which the sponsors report a total investment for the period of approximately $16.6 million ($100,501 per room). The most recent renovations at the Dream Inn Property conducted during 2016 and 2017 include a second, full-room renovation, remodeling of common areas including the lobby, pool and deck space for which the sponsors report a total investment during the period of approximately $9.6 million ($58,280 per room). The most recent renovations include a new porte cochere, upgraded flooring for exterior corridors, new paint on doors and a complete re-landscaping. Common area improvements include an expansion of the lobby space with a larger sitting area and room for a café kiosk. The pool area was improved with renovated bathrooms, an expanded jacuzzi/spa, and a refresh of the pool-side bar. Interior corridors received new carpet, wall covering, doors, and locksets. Elevator walls were resurfaced with graphic prints of the beach and surf. Individual rooms received new flooring and a complete FF&E replacement and upgrade. Including the purchase price, capital improvements since acquisition, and loan closing costs, the sponsor’s total cost basis equals approximately $70.6 million ($428,143 per room).

According to data from a third-party research report, over the trailing 12-month period ending in August 2018 the Dream Inn Property generated 83.7% of its room revenue from transient demand, which includes both commercial and leisure transient business and 16.3% from meeting and group demand. Since 2014 the Dream Inn Property has outperformed its competitive set in occupancy, ADR and RevPAR posting average annual penetration figures of 114.2%, 122.2% and 139.6%, respectively.

Environmental. According to a Phase I environmental assessment dated October 5, 2018, there was no evidence of any recognized environmental conditions at the Dream Inn Property.

The Market. The Dream Inn Property is located in Santa Cruz, Santa Cruz County, California. Santa Cruz is on the California coast on the north end of Monterey Bay approximately 75 miles south of San Francisco and approximately 45 miles north of Monterey, California. The nearest airport served by commercial airlines is the San Jose International Airport which is 35 miles north of the Dream Inn Property. Other area commercial airports are the San Francisco International Airport, the Monterey Regional Airport and the Oakland International Airport. Access to the Dream Inn Property is provided by Highways 1, 9 and 17. Santa Cruz receives between 3 to 4 million visitors per year and offers an annual average of 262 days of sun. Santa Cruz offers visitors beaches, marine life, parks and open spaces, the nearby redwood forests in the Santa Cruz mountains, the University of California – Santa Cruz, a local art scene, wine tasting, microbreweries, outdoor recreation on the land and water and agri-tourism. Nearby attractions to the Dream Inn Property include of Cowell Beach which provides access to the popular surf spot, Steamer Lane, the Municipal Wharf, the Santa Cruz Boardwalk, one of only two remaining seaside amusement parks on the West Coast and West Cliff Park, a 2.5 mile multi-use pathway winding from the Dream Inn Property down the coast line to Natural Bridges State Park.

The appraisal noted only one planned hotel representing potential future competition to the Dream Inn Property, La Bahia Hotel. The La Bahia Hotel would be a result of the redevelopment of the existing La Bahia Apartment property at 215 Beach Street which is currently shuttered. The original plan approved in 2009 was abandoned after challenges from the Historical and Coastal Commissions. The latest plan was approved by the City of Santa Cruz in 2014 but no work has been completed on the project.

A-3-5

Annex A-3	BBCMS 2018-C2

Dream Inn

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Dream Inn(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	65.0%	$230.43	$149.80	77.9%	$282.79	$220.35	119.8%	122.7%	147.1%
2016	66.7%	$236.50	$157.82	71.5%	$285.30	$204.11	107.1%	120.6%	129.3%
2017	70.1%	$239.24	$167.66	74.0%	$294.80	$218.12	105.6%	123.2%	130.1%
TTM(4)	70.2%	$244.80	$171.78	83.1%	$306.67	$254.95	118.5%	125.3%	148.4%

(1)	Data provided by a third-party research report. The competitive set contains the following properties: Joie De Vivre Monterey Tides, Autograph Collection Hotel Paradox, Chaminade Resort & Spa, Seascape Resort, Hilton Santa Cruz Scotts Valley and InterContinental The Clement Monterey.

(2)	Based on operating statements provided by the borrower, with the exception of TTM, which is based on data provided by a third-party research report.

(3)	Penetration Factor is calculated based on data provided by a third-party research report for the competitive set and the operating statements provided by the borrower for the Dream Inn Property, with the exception of TTM, which is based on data provided by a third-party research report.

(4)	TTM represents the trailing 12-month period ending on August 31, 2018.

Competitive Hotels(1)
Property	Rooms	Year Opened	Location	Distance from Subject (Miles)	Meeting Space (SF)	Beach Front (Y/N)
Dream Inn	165	1963	Santa Cruz, CA	NAP	3,247	Yes
Joie De Vivre Monterey Tides	196	1969	Monterey, CA	40.6	9,092	Yes
Autograph Collection Hotel Paradox	170	1969	Santa Cruz, CA	1.3	5,100	No
Chaminade Resort and Spa	156	1929	Santa Cruz, CA	4.5	12,030	No
Seascape Resort	228	1993	Aptos, CA	12.9	14,296	No
Hilton Santa Cruz Scotts Valley	178	1999	Santa Cruz, CA	6.3	6,111	No
InterContinental The Clement Monterey	208	2008	Monterey, CA	44.1	8,728	No
Total(2)	1,136
(1)	Based on the appraisal.

(2)	Excludes the Dream Inn Property.

A-3-6

Annex A-3	BBCMS 2018-C2

Dream Inn

Operating History and Underwritten Net Cash Flow
	2015	2016(1)	2017(1)	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	77.9%	71.5%	74.0%	83.3%	83.3%
ADR	$282.79	$285.30	$294.80	$307.76	$307.76
RevPAR	$220.35	$204.11	$218.12	$256.24	$256.24

Room Revenue	$13,270,368	$12,325,943	$13,136,309	$15,432,287	$15,432,287	$93,529	67.6%
Food & Beverage Revenue	4,734,067	4,689,568	5,138,793	6,206,144	6,206,144	37,613	27.2
Other Departmental Revenue	819,221	798,316	916,424	1,187,712	1,187,712	7,198	5.2
Total Revenue	$18,823,656	$17,813,827	$19,191,526	$22,826,143	$22,826,143	$138,340	100.0%

Room Expense	$3,438,756	$3,565,262	$3,810,295	$4,007,643	$4,007,643	$24,289	17.6%
Food & Beverage Expense	3,888,082	3,815,095	4,275,469	5,071,952	5,071,952	30,739	22.2
Other Departmental Expenses	392,172	453,606	494,510	653,743	653,743	3,962	2.9
Departmental Expenses	$7,719,010	$7,833,963	$8,580,274	$9,733,338	$9,733,338	$58,990	42.6%

Departmental Profit	$11,104,646	$9,979,864	$10,611,252	$13,092,805	$13,092,805	$79,350	57.4%

Operating Expenses	$2,783,329	$3,058,046	$3,622,775	$4,020,249	$4,207,516	$25,500	18.4%
Gross Operating Profit	$8,321,317	$6,921,818	$6,988,477	$9,072,556	$8,885,289	$53,850	38.9%

Management Fees	$703,699	$669,387	$584,728	$712,392	$712,392	$4,318	3.1%
Property Taxes	491,882	500,690	509,517	532,687	615,603	3,731	2.7
Property Insurance	227,498	218,823	208,613	223,511	245,691	1,489	1.1
Total Other Expenses	$1,423,079	$1,388,900	$1,302,858	$1,468,590	$1,573,686	$9,537	6.9%

Net Operating Income	$6,898,238	$5,532,918	$5,685,619	$7,603,966	$7,311,603	$44,313	32.0%
FF&E(5)	744,281	712,554	383,831	825,927	617,291	3,741	2.7
Net Cash Flow	$6,153,957	$4,820,364	$5,301,788	$6,778,039	$6,694,311	$40,572	29.3%

(1)	Operating results for the 2016 and 2017 periods were impacted by a full room and common area renovation conducted from November 1, 2016 through March 29, 2017 which resulted in a total reported loss of 9,798 room nights and during which room rate concessions were provided to guests.

(2)	TTM reflects the trailing 12-month period ending September 30, 2018.

(3)	Per Room values are based on 165 guest rooms.

(4)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses are based on their corresponding revenue line item.

(5)	Underwritten FF&E is calculated as 4% of Underwritten Room Revenue.

The Borrower. The borrowing entity for the Dream Inn Mortgage Loan is S.C. Beach Holdco, LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Dream Inn Mortgage Loan. Ensemble Investments, LLC is the guarantor of certain nonrecourse carve-outs under the Dream Inn Mortgage Loan.

The Loan Sponsor. The Dream Inn Mortgage Loan sponsor is Ensemble Investments, LLC, an entity 100% owned by the three founders of Ensemble Real Estate Solutions and Investments (“Ensemble”), Kambiz Babaoff, Michael Moskowitz and Randy McGrane. Ensemble is a full service real estate solutions and investments provider with real estate experience in the hospitality, healthcare, commercial, and multifamily/mixed-use sectors dating back to 1980. Headquartered in Phoenix, AZ, Ensemble maintains regional offices in Long Beach, California, and Las Vegas and Reno, Nevada.

Property Management. The Dream Inn Property is managed by Woodside Hotel Group Ltd. (“Woodside”), a California-based, family-owned hospitality developer, owner and third-party management provider for boutique hotels located in northern California. In addition to Woodside’s wine country, San Francisco, and Silicon Valley properties under management, Woodside also operates two seaside hotel properties in addition to the Dream Inn Property, The Bodega Bay Lodge and the Monterey Plaza Hotel and Spa.

Franchise Agreement. The Dream Inn Property does not operate under a franchise agreement.

Escrows and Reserves. At origination, the borrower deposited into escrow $149,302 for real estate taxes, $710,000 for FF&E and $290,000 for seasonality.

A-3-7

Annex A-3	BBCMS 2018-C2

Dream Inn

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $47,453.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments (unless the borrower maintains insurance under an acceptable blanket insurance policy, among other conditions as detailed in the Dream Inn mortgage loan documents).

FF&E Reserves – On a monthly basis, the borrower is required to deposit an amount equal to the greater of 1/12 of 4.0% of the greater of (i) total gross room revenues for operations at the property for the immediately preceding calendar year as determined by the lender and (ii) total projected gross room revenue set forth in the approved annual budget for the immediately following calendar year as determined by the lender. Monthly FF&E reserve payments currently equate to $51,161.

Seasonality Reserves – On a monthly basis from and including May through and including the month of September, the borrower is required to pay to the lender the sum of $58,000 (the “Seasonality Reserve Monthly Deposit”) for an aggregate amount of $290,000 (the “Fully Funded Seasonality Amount”). The Seasonality Reserve Monthly Deposit and the Fully Funded Seasonality Amount are subject to future adjustment as provided in the related mortgage loan documents; provided that the Fully Funded Seasonality Amount may not exceed $290,000. The lender is required to, in its reasonable discretion, determine the amount of the Seasonality Reserve Monthly Deposit and the Fully Funded Seasonality Amount for the next calendar year by taking into account the then existing balance of the seasonality reserve and the lender’s reasonable estimate of the total amount of the monthly cash shortfalls that will occur during the next calendar year (multiplied by a factor of 1.10) based on the greater of (i) the aggregate monthly cash shortfalls derived from the preceding calendar year multiplied by 1.10 and (ii) the aggregate projected monthly cash shortfalls derived from the borrower’s annual budget multiplied by 1.10. If the lender determines no month in the trailing 12-month period and no month in the projected 12-month period will result in a DSCR less than 1.10x, the Seasonality Reserve Monthly Deposit will be waived and any funds on deposit will be disbursed to the borrower. The Seasonality Reserve Monthly Deposit is currently suspended due to the initial deposit collected at origination which is equal to the Fully Funded Seasonality Amount.

Lockbox / Cash Management. The Dream Inn Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to deliver written instructions to credit card companies to deposit all revenues into the lockbox account controlled by the lender. In the absence of a Cash Sweep Period (as defined below), the funds in the lockbox account will be swept daily into an account controlled by the borrower. Upon the occurrence of a Cash Sweep Period, all funds on deposit in the lockbox account are swept on a daily basis into a cash management account controlled by the lender and applied on each payment date in accordance with the Dream Inn Mortgage Loan documents.

A “Cash Sweep Period” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, or (iii) a debt service coverage ratio less than 1.35x based upon the preceding trailing 12-month period and an assumed 30-year amortization period (“DSCR Trigger”). A Cash Sweep Period will continue until the applicable Cash Sweep Cure (as defined below) is achieved.

A “Cash Sweep Cure” means (i) if a Cash Sweep Period is due to an event of default, the event of default is cured (as determined by the lender) or waived by the lender in writing, (ii) if a Cash Sweep Period is due to a bankruptcy action of the property manager, the replacement of the manager with a qualified manager under a replacement management agreement within 60 days, or (iii) if a Cash Sweep Period is due to a DSCR Trigger, the achievement for two consecutive quarters of a DSCR equal to or greater than 1.35x based upon the trailing 12-month period and an assumed 30-year amortization period, provided, however, no event of default is continuing and the Dream Inn Mortgage Loan borrower has paid the reasonable expenses of the lender incurred as a result of such Cash Sweep Cure. In no event may a bankruptcy action of the borrower be cured.

Future Mezzanine Debt. Future mezzanine debt is permitted provided (i) the lender consents in writing, (ii) no event of default is continuing, (iii) a combined loan-to-value ratio as determined under the Dream Inn Mortgage Loan documents is not greater than 55.0%, (iv) the combined debt service coverage ratio as determined under the Dream Inn Mortgage Loan documents is equal to or greater than 2.38x on a trailing 12-month basis, (v) delivery to the lender of all documents pertaining to the mezzanine loan and an executed intercreditor agreement satisfactory to the lender in its reasonable discretion, (vi) rating agency confirmation, (vii) the mezzanine loan is coterminous with the Dream Inn Mortgage Loan and other conditions as detailed in the Dream Inn Mortgage Loan documents.

Partial Release. Not Permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$54,840,000	Title(4):	Fee/Leasehold
Cut-off Date Principal Balance(2):	$54,840,000	Property Type - Subtype:	Retail – Super Regional Mall
% of IPB:	6.1%	Net Rentable Area (SF)(5):	779,084
Loan Purpose:	Refinance	Location:	Newark, DE
Borrower:	Christiana Mall LLC	Year Built / Renovated:	1978 / 2007-2015
Sponsors:	GGP Inc., Brookfield Property	Occupancy(5):	98.3%
	Partners L.P. and Brookfield Asset	Occupancy Date:	5/31/2018
	Management Inc.	4th Most Recent NOI (As of):	$41,918,054 (12/31/2015)
Interest Rate:	4.27750%	3rd Most Recent NOI (As of):	$43,957,559 (12/31/2016)
Note Date:	7/12/2018	2nd Most Recent NOI (As of):	$43,514,169 (12/31/2017)
Maturity Date:	8/1/2028	Most Recent NOI (As of):	$43,550,426 (TTM 5/31/2018)
Interest-only Period:	120 months	UW Economic Occupancy:	96.8%
Original Term:	120 months	UW Revenues:	$56,260,022
Original Amortization Term:	None	UW Expenses:	$9,514,932
Amortization Type:	Interest Only	UW NOI:	$46,745,090
Call Protection(3):	L(28),Def(85),O(7)	UW NCF:	$46,104,564
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$1,040,000,000 / $1,335
Additional Debt:	Yes	Appraisal Date:	6/5/2018
Additional Debt Balance:	$283,160,000 / $212,000,000
Additional Debt Type:	Pari Passu / B-Note

Escrows and Reserves(6)				Financial Information(2)
	Initial	Monthly	Initial Cap		A-Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$434	$706
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$434	$706
Replacement Reserves:	$0	Springing	$241,565	Cut-off Date LTV:	32.5%	52.9%
TI/LC:	$0	Springing	$1,449,387	Maturity Date LTV:	32.5%	52.9%
Other:	$1,804,093	$0	N/A	UW NCF DSCR:	3.15x	1.93x
				UW NOI Debt Yield:	13.8%	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(2)	$550,000,000	100.0%	Payoff Existing Debt	$235,182,023	42.8%
			Return of Equity	309,760,172	56.3
			Closing Costs	3,253,713	0.6
			Upfront Reserves	1,804,093	0.3
Total Sources	$550,000,000	100.0%	Total Uses	$550,000,000	100.0%
(1)	The Christiana Mall Whole Loan, as defined in “The Loan” below, was co-originated by Barclays Bank PLC, Société Générale, and Deutsche Bank AG, New York Branch.

(2)	The Christiana Mall mortgage loan is part of a whole loan evidenced by 13 pari passu senior notes and three subordinate companion B-Notes with an aggregate original principal balance of $550.0 million. The financial information presented for the A-Notes in the chart above reflects the Cut-off Date balance of the $338.0 million Christiana Mall senior notes.

(3)	The lockout period will be at least 28 payments beginning with and including September 1, 2018. Defeasance of the full $550.0 million Christiana Mall Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) July 12, 2021.

(4)	For a full description of the leasehold interest, please refer to “Ground Lease” below.

(5)	Net Rentable Area (SF) and Occupancy is based on the 779,084 square feet of collateral at the Christiana Mall Property. Occupancy of the entire 1,275,084 square feet of the Christiana Mall was 98.9%.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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The Loan. The Christiana Mall mortgage loan is secured by a first mortgage lien on the borrower’s fee and leasehold interest in a 779,084 square foot portion (the “Christiana Mall Property”) of an upscale super regional mall located in Newark, Delaware (“Christiana Mall”). The whole loan was originated by Barclays Bank PLC (“Barclays”), Société Générale and Deutsche Bank AG, New York Branch (“Deutsche Bank”) and has an outstanding principal balance as of the Cut-off Date of $550.0 million (the “Christiana Mall Whole Loan”), and is comprised of 13 senior pari passu notes and three subordinate companion B-Notes. The Christiana Mall Whole Loan is serviced pursuant to the pooling and servicing agreement for the BBCMS 2018-CHRS Trust. The Christiana Mall Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Christiana Mall Whole Loan ($550,000,000)
Christiana Mall Pari Passu Companion Notes ($338,000,000)
Companion A Notes BBCMS 2018-CHRS $72,320,000 Notes A-1-A, A-2-A and A-3-A	Companion A Notes BBCMS 2018-C2 $54,840,000 Notes A-1-C and A-1-E	Companion A Note UBS 2018-C13 $30,000,000 Note A-2-B	Companion A Note WFCM 2018-C47 $50,000,000 Note A-1-B	Companion A Notes DBGS 2018-C1 $53,136,000 Notes A-3-B and A-3-C	Companion A Note UBS 2018-C14 $30,000,000 Note A-2-C	Companion A Notes Future Conduit Securitizations $47,704,000 Notes A-1-D, A-2-D and A-2-E
Christiana Mall Subordinate Companion Notes ($212,000,000)
Subordinate Companion B Notes BBCMS 2018-CHRS $212,000,000 Notes B-1, B-2 and B-3

The Property. The Christiana Mall Property consists of a 779,084 square foot portion of the Christiana Mall. The Christiana Mall is a super regional mall comprised of a total of 1,275,084 square feet of retail space. The Christiana Mall Property’s collateral anchors include Target, Cabela’s, and Cinemark and non-collateral anchors include Macy’s, JCPenney, and Nordstrom. Target and Cabela’s each own their improvements and ground lease the land from the borrower. The collateral and non-collateral anchor tenants generate approximately $198.7 million in annual sales. The Christiana Mall Property features over 130 tenants including Apple, Anthropologie, Banana Republic, Barnes & Noble, Express, Finish Line, H&M, Microsoft, Pottery Barn, Sephora, Urban Outfitters, Victoria’s Secret, Williams-Sonoma, and XXI Forever. Additionally, the Christiana Mall Property includes dining options such as a 10-bay food court and five restaurants including Brio, California Pizza Kitchen, The Cheesecake Factory, J.B. Dawson’s Restaurant and Panera Bread. Included in the collateral are 6,628 parking spaces (approximately 5.2 spaces per 1,000 SF). Excluding the anchor tenants, no other tenant occupies more than 4.7% of NRA or represents more than 6.0% of underwritten base rent.

The Christiana Mall Property was built in 1978 and underwent an expansion phase from 2007 to 2015. Over $200.0 million was invested, adding several large-format tenants including Nordstrom, Target, Cabela’s, and Cinemark, as well as over 160,000 square feet of in-line, restaurant, and exterior facing in-line space.

As of May 31, 2018, the Christiana Mall Property was 98.3% occupied by 131 retail and restaurant tenants, and the entire 1,275,084 square feet of the Christiana Mall was 98.9% leased. Since 2014, Christiana Mall has maintained an average occupancy of approximately 99.5% including anchor tenants, with no year-end occupancy falling below 98.9%. As of TTM April 2018, sales for in-line tenants occupying less than 10,000 square feet of space were $885 per square foot with occupancy cost of 13.4% (including Apple and its 10,705 square feet of space, the Christiana Mall Property generated sales per square foot of $2,504 with an occupancy cost of 4.7%).

Environmental. According to a Phase I environmental assessment dated June 11, 2018, there is no evidence of any recognized environmental conditions at The Christiana Mall Property.

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Historical and Current Occupancy(1)(2)
2014	2015	2016	2017	Current(3)
99.2%	99.3%	99.8%	99.0%	98.3%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Historical Occupancy includes the 779,084 square feet of collateral at the Christiana Mall Property. Historical occupancy of the entire 1,275,084 square feet of the Christiana Mall was 99.5%, 99.5%, 99.9%, 99.4%, and 98.9%, respectively.

(3)	Current Occupancy is as of May 31, 2018.

Historical Sales(1)(2)
	2014	2015	2016	2017	TTM(3)
Sales PSF w/ Apple	$3,733	$2,750	$1,660	$2,038	$2,504
Occupancy Cost w/ Apple	2.8%	3.9%	6.8%	5.8%	4.7%
Sales PSF w/o Apple	$699	$786	$821	$887	$885
Occupancy cost w/o Apple	14.8%	13.8%	13.8%	13.4%	13.4%
(1)	Information as provided by the sponsors and only includes tenants reporting comparable sales for the Christiana Mall Property.

(2)	Historical sales figures are presented in millions.

(3)	TTM Historical Sales PSF are as of the trailing 12-month period ending April 30, 2018.

Historical Anchor Sales(1)
	2014	2015	2016	2017	TTM
Macy’s Sales $ mil / Sales PSF(2)(3)	$56.0/$260	$57.0/$265	$52.0/$242	$48.0/$223	$48.0/$223
JCPenney’s Sales $ mil / Sales PSF(2)(3)	$22.0/$139	$22.0/$139	$20.0/$127	$21.0/$133	$21.0/$133
Target Sales $ mil / Sales PSF(3)	$56.0/$385	$60.0/$413	$52.0/$358	$52.0/$358	$52.0/$358
Nordstrom Sales $ mil / Sales PSF(2)(3)	$25.1/$204	$25.0/$203	$24.1/$196	$19.7/$160	$19.7/$160
Cabela’s Sales $ mil / Sales PSF	NAV	$57.9/$579	$50.6/$506	$50.8/$508	$50.8/$508
Cinemark Sales $ mil / Sales PSF(4)	NAV	$8.0/$665,953	$8.4/$697,866	$7.3/$604,286	$7.3/$604,286
(1)	Information is estimated and is provided by the borrower sponsors.

(2)	These anchors are non-collateral tenants.

(3)	Sales figures for Macy’s, JCPenney, and Target represent borrower estimates. TTM April 2018 sales were not available for Macy’s, JCPenney, and Target, thus 2017 estimates were utilized. Additionally, Nordstrom reports sales on an annual basis, thus TTM April 2018 sales figures on this table reflect 2017 sales.

(4)	Cinemark Sales PSF represent sales per screen (12 screens).

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Major Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent(3)	% of Total Base Rent	Sales PSF(4)	Occ. Costs	Lease Expiration Date
Target(5)	A2 / A / A-	145,312	18.7%	$0.00	$0	0.0%	$358	NAP	12/31/2036
Cabela’s(6)	NA / NA / NA	100,000	12.8	$10.21	1,021,250	2.8	$508	2.0%	1/31/2035
Cinemark(7)(8)	NA / BB / NA	50,643	6.5	$22.30	1,129,339	3.1	$604,286	15.6%	11/30/2029
Barnes & Noble(9)	NA / NA / NA	36,803	4.7	$20.38	750,000	2.1	$215	9.5%	1/31/2020
XXI Forever	NA / NA / NA	27,300	3.5	$78.21	2,135,133	6.0	$238	32.9%	1/31/2020
H&M(10)	NA / NA / NA	20,160	2.6	$45.60	919,371	2.6	$317	14.4%	2/28/2021
Anthropologie(11)	NA / NA / NA	10,967	1.4	$68.43	750,455	2.1	$149	45.8%	1/31/2021
Victoria’s Secret	NA / NA / NA	10,830	1.4	$60.00	649,800	1.8	$599	10.0%	1/31/2024
Apple	Aa1 / AA+ / NA	10,705	1.4	$109.85	1,175,974	3.3	$45,679	0.2%	1/31/2023
Gap/Gap Kids/Baby Gap	Baa2 / BB+ / NA	10,583	1.4	$59.12	625,698	1.7	$298	19.8%	5/31/2024
Express	NA / NA / NA	10,008	1.3	$45.75	457,913	1.3	$317	14.4%	1/31/2024
Urban Outfitters(12)	NA / NA / NA	10,000	1.3	$42.00	420,000	1.2	$245	17.2%	1/31/2021
Major Tenants		443,311	56.9%	$33.67(13)	$10,034,934	28.0%

Non-major Tenants(14)		322,372	41.4%	$82.30(14)	$25,834,705	72.0%

Occupied Collateral Total		765,683	98.3%	$58.62(15)	$35,869,639	100.0%

Vacant Space		13,401	1.7%

Collateral Total		779,084	100.0%

Non-collateral Tenants
Macy’s	Baa3 / BBB- / BBB	215,000	NAP	NAP	NAP	NAP	$223	NAP	12/31/2028
JCPenney	B3 / B- / B	158,000	NAP	NAP	NAP	NAP	$133	NAP	12/31/2028
Nordstrom	Baa1 / BBB+ / BBB+	123,000	NAP	NAP	NAP	NAP	$160	NAP	12/31/2028

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent includes contractual rent steps of $1,226,247 taken through July 2019.

(4)	Sales PSF represents trailing 12-month period ending April 30, 2018. Sales figures for Macy’s, JCPenney, Target, Barnes & Noble and Nordstrom represent 2017 borrower estimates.

(5)	See “Target Purchase and Put Options” section.

(6)	Cabela’s has eight five-year renewal options with six months’ written notice. Additionally, Cabela’s has a right to raze its leased premises, so long as it restores the building pad back to the condition at which time the leased premises were delivered, caps utilities at their in-place levels and otherwise leaves its leased premises in good condition. Upon substantial completion of this razing, the Cabela’s lease will terminate.

(7)	Sales PSF for Cinemark reflects sales per screen (12 screens).

(8)	Cinemark has three five-year renewal options with six months’ written notice.

(9)	Barnes & Noble has two five-year renewal options with 180 days’ written notice.

(10)	H&M has one five-year renewal option with 180 days’ written notice.

(11)	Anthropologie has one five-year renewal option with 180 days’ written notice.

(12)	Urban Outfitters has one five-year renewal option with 180 days’ written notice.

(13)	Target’s square footage is excluded from the Base Rent PSF calculation as it has no attributable base rent.

(14)	Non-major Tenants include 1,553 square feet for one temporary tenant with an expiration date in May 2019 and 6,907 square feet of kiosk, antenna, and storage tenants with no attributable base rent, and are excluded in the Base Rent PSF calculation.

(15)	Base Rent PSF calculation excludes Target’s square footage (145,312 square feet), 1,553 square feet for one temporary tenant, and 6,907 square feet of kiosk, antenna, and storage space.

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Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(4)	% of Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	13,401	1.7%	NAP	NAP	13,401	1.7%	NAP	NAP
2018 & MTM	5	9,964	1.3	$910,842	2.5%	23,365	3.0%	$910,842	2.5%
2019	14	21,935	2.8	2,084,627	5.8	45,300	5.8%	$2,995,469	8.4%
2020	18	114,468	14.7	6,063,941	16.9	159,768	20.5%	$9,059,410	25.3%
2021	21	105,128	13.5	6,432,376	17.9	264,896	34.0%	$15,491,786	43.2%
2022	9	19,976	2.6	2,099,539	5.9	284,872	36.6%	$17,591,325	49.0%
2023	13	33,728	4.3	3,132,006	8.7	318,600	40.9%	$20,723,331	57.8%
2024	12	50,843	6.5	3,842,731	10.7	369,443	47.4%	$24,566,062	68.5%
2025	13	37,189	4.8	3,715,274	10.4	406,632	52.2%	$28,281,336	78.8%
2026	14	39,768	5.1	3,914,722	10.9	446,400	57.3%	$32,196,058	89.8%
2027	3	9,078	1.2	480,791	1.3	455,478	58.5%	$32,676,849	91.1%
2028 & Beyond	9	316,699	40.7	3,192,790	8.9	772,177	99.1%	$35,869,639	100.0%
Other(5)	NAP	6,907	0.9	NAP	NAP	779,084	100.0%	NAP	NAP
Total	131	779,084	100.0%	$35,869,639	100.0%
(1)	Based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the lease rollover schedule.

(3)	Includes executed leases that have not yet commenced as of May 31, 2018.

(4)	Base Rent Expiring includes contractual rent steps of $1,226,247 taken through July 2019.

(5)	6,907 square feet included in “Other” are kiosk, antenna, and storage tenants.

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Operating History and Underwritten Net Cash Flow
	2015	2016	2017	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)(4)	$32,684,203	$34,240,787	$34,477,828	$34,558,591	$35,869,639	$46.04	69.4%
Vacant Income	0	0	0	0	1,638,466	2.10	3.2
Gross Potential Rent	$32,684,203	$34,240,787	$34,477,828	$34,558,591	$37,508,105	$48.14	72.6%
Total Reimbursements	13,257,802	13,807,251	13,491,109	13,425,783	14,157,327	18.17	27.4
Percentage Rent	0	0	6,575	7,770	0	0.0	0.0
Net Rental Income	$45,942,005	$48,048,039	$47,975,513	$47,992,144	$51,665,432	$66.32	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,638,466)	(2.10)	(3.2)
Specialty Leasing	2,714,827	2,749,431	2,713,432	2,759,788	2,876,610	3.69	5.6
Other Income(5)	3,469,234	3,343,004	3,369,589	3,277,797	3,356,447	4.31	6.5
Effective Gross Income	$52,126,066	$54,140,474	$54,058,534	$54,029,729	$56,260,022	$72.21	108.9%

Total Expenses	$10,208,012	$10,182,915	$10,544,365	$10,479,303	$9,514,932	$12.21	16.9%

Net Operating Income	$41,918,054	$43,957,559	$43,514,169	$43,550,426	$46,745,090	$60.00	83.1%

Total TI/LC, Capex/RR	0	0	0	0	640,526	0.82	1.1

Net Cash Flow	$41,918,054	$43,957,559	$43,514,169	$43,550,426	$46,104,564	$59.18	81.9%
(1)	TTM reflects the trailing 12-month period ending May 31, 2018.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Base Rent includes contractual rent steps of $1,226,247 taken through July 2019.

(4)	Underwritten Base Rent includes $643,284 for tenants who have signed leases but have not occupied their space as of May 31, 2018 including Tilly’s (4,999 square feet), Xfinity (4,014 square feet), Lolli and Pops (2,400 square feet), Jamba Juice (246 square feet), and Bath and Body Works (209 square feet). Underwritten Base Rent excludes bankrupt tenants as of May 31, 2018 including Icing by Claire’s (1,979 square feet), Claire’s (1,239 square feet), and the Walking Company (1,582 square feet) and also excludes Teavana (1,020 square feet) that is currently dark and not occupying its space. Walking Company has since emerged from bankruptcy.

(5)	Other Income consists of overage rent, storage, and other miscellaneous income.

The Market. The Christiana Mall Property is located in the southeast quadrant of the intersection of Route 7 and Interstate 95 in Newark, Delaware. Delaware is one of only five U.S. states with no sales tax, and the Christiana Mall Property benefits from being the closest super regional shopping center to several surrounding states with sales tax. According to the appraisal, Interstate 95 is the most important limited access highway serving the region and offers direct access to Philadelphia and New York City to the north and Baltimore and Washington D.C. to the south. Christiana Mall is located directly off Interstate 95 with over 200,000 vehicles passing by daily. A $150.0 million upgrade to Interstate 95 has been completed, including the addition of an exit dedicated to Christiana Mall. The mall is popular for out-of-state shoppers since it is only approximately 10 miles from Maryland, Pennsylvania, and New Jersey. US Highway 1, DE Routes 2, 7, and 273, and Interstates 95, 295, and 495 all serve the area. Interstate 295, with access to the Delaware Memorial Bridge, leading to New Jersey, New York, and New England, lies approximately four miles northeast of the mall.

According to the appraisal, the Christiana Mall Property is located in a growing, suburban area, which benefits from access to the major traffic arteries connecting the surrounding metropolitan area. Christiana Mall caters to two large universities within a seven-mile radius, University of Delaware and Wilmington University, which are home to a combined 38,000 students and 5,000 employees. Another draw to the area is the Christiana Hospital, housing 907 licensed beds, 22 hospital-based operating rooms and 10 outpatient rooms, which is located a short distance south. It is home to Delaware’s only level 3 neonatal intensive care unit and the state’s largest maternity center. The Christiana Hospital Campus is also home to the Center for Heart & Vascular Health and the Helen F. Graham Cancer Center. The Christiana Mall Property is located in the Philadelphia metropolitan statistical area, which is home to 14 Fortune 500 companies of which two (DuPont and Chemours) are located in Wilmington, Delaware.

According to the appraisal, the estimated 2017 population within the Christiana Mall Property’s primary trade area was 680,683. The estimated 2017 average household income in the trade area was $90,061. The primary trade area has been established by zip codes based on a shopper intercept survey. From 2000 to 2017, the trade area experienced compound annual population growth rate of approximately 0.9% and an annual household income growth rate of approximately 2.0%.

The appraisal identified three primary competitive retail properties and four secondary competitive retail properties built between 1958 and 1982 and ranging in size from 610,582 square feet to 2,391,105 square feet. The comparable retail properties reported occupancies ranging from 84.0% to 97.0%. Available sales per square foot data for the competitive properties range from $316 to $805.

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Christiana Mall

Competitive Set Summary(1)
Property/Location	Year Built / Renovated	Total GLA (square feet)	Est. Sales PSF	Est. Occ.	Proximity (miles)	Anchor Tenants
Christiana Mall Newark, DE	1978 / 2007-2015	1,275,084	$885(2)	98.9%(3)	NAP	Macy’s, JCPenney, Target, Nordstrom, Cabela’s, Cinemark
Primary Competition
Concord Mall Wilmington, DE	1969 / 1984	960,000	$395	86.0%	13.5	Boscov’s, Macy’s, Sears
Springfield Mall Springfield, PA	1964 / 1997	610,582	$424	97.0%	26.6	Macy’s, Target
Exton Square Mall Exton, PA	1973 / 2000	1,088,000	$316	84.0%	30.2	Boscov’s, Macy’s, Main Line Health Center, Sears, Round 1
Secondary Competition
Dover Mall Dover, DE	1982 / 1997	928,194	$410	93.0%	39.2	AMC Cinema, Boscov’s, Dick’s Sporting Goods, JCPenney, Macy’s, Sears
King of Prussia Mall King of Prussia, PA	1962 / 1995	2,391,105	$805	96.0%	41.6	Bloomingdales, JCPenney, Lord & Taylor, Macy’s, Neiman Marcus, Nordstrom, Sears
Cherry Hill Mall Cherry Hill, NJ	1961 / 2009	1,305,813	$659	97.0%	44.3	JCPenney, Macy’s, Nordstrom
Towson Town Center Towson, MD	1958 / 2007	1,063,549	$495	92.0%	63.6	Macy’s, Nordstrom, Crate & Barrel, Nordstrom Rack
(1)	Based on the appraisal and underwritten rent roll.

(2)	Based on TTM April 2018 sales for comparable in-line tenants occupying less than 10,000 square feet.

(3)	This occupancy reflects the entire Christiana Mall as of May 31, 2018. The 779,084 square feet of collateral was 98.3% occupied as of May 31, 2018.

The Borrower. The borrowing entity for the Christiana Mall Whole Loan is Christiana Mall LLC, a Delaware limited liability company and special purpose entity with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Christiana Mall Whole Loan. GGP Nimbus, LP and PPF Retail, LLC are the guarantors of certain nonrecourse carve-outs under the Christiana Mall Whole Loan. The guarantees consist of (1) a loss recourse guaranty from GGP Nimbus, LP, which provides for loss recourse for various non-recourse carveouts, and (2) a guaranty from GGP Nimbus, LP and PPF Retail, LLC, which covers various voluntary bankruptcy-related actions, which is capped at an amount equal to 20.0% of the outstanding principal amount of the related Whole Loan at the time the applicable event first occurs.

The Loan Sponsors. The borrower sponsors are GGP Inc. (“GGP”), Brookfield Property Partners L.P. (“BPY”), and Brookfield Asset Management Inc.

GGP (NYSE: GGP) is a retail real estate company headquartered in Chicago, Illinois and is one of the largest owners and operators of real estate in the United States. According to the borrower, GGP owns, manages, leases and develops retail properties throughout the United States. As of March 31, 2018, GGP owned, either entirely or with joint venture partners, 125 retail properties located throughout the United States comprising approximately 122.5 million square feet of gross leasable area, which was 95.3% leased. GGP’s portfolio includes Ala Moana Center in Honolulu, Hawaii, Fashion Show in Las Vegas, Nevada, Tysons Galleria in McLean, Virginia, Glendale Galleria in Glendale, California, and Water Tower Place in Chicago, Illinois. On March 26, 2018, an affiliate of Brookfield announced that BPY and GGP have entered into an agreement for BPY to acquire all of the outstanding shares of common stock of GGP other than those shares that were already held by BPY and its affiliates, and the transaction was completed on August 28, 2018. BPY is one of the world’s largest commercial real estate companies, with approximately $68.0 billion in total assets. GGP is currently in the final stages of transferring a 24.995% indirect interest in the borrower to Institutional Mall Investors LLC. GGP had previously filed for bankruptcy on April 16, 2009.

The borrower is currently a joint venture that is indirectly owned and controlled by GGP and Morgan Stanley’s Prime Property Fund, PPF Retail, LLC. PPF Retail, LLC is a diversified core real estate fund managed by Morgan Stanley Real Estate. The fund’s assets include office, retail, multifamily, industrial self-storage and hotel properties located in major real estate markets throughout the United States. As of March 31, 2018, the Prime Property Fund had over $20.0 billion in net asset value.

Property Management. The Christiana Mall Property is managed by General Growth Services, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $1,804,093 for outstanding tenant improvements and/or leasing commissions.

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Tax Escrows – The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as no Cash Sweep Period (as defined below) exists.

Insurance Escrows – The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as the Christiana Mall Property is insured under a blanket insurance policy in accordance with the loan documents and no Cash Sweep Period exists.

Replacement Reserves – The requirement for the borrower to make monthly deposits into the replacement reserve is waived so long as no Cash Sweep Period exists. Upon the occurrence of a Cash Sweep Period, the borrower is required to escrow $10,065 (approximately $0.16 per square foot under the Christiana Mall Property annually) on a monthly basis for replacement reserves. The reserve is subject to a cap of $241,565 (approximately $0.31 per square foot under the Christiana Mall Property).

TI/LC Reserves – The requirement for the borrower to make monthly deposits into the tenant improvements and leasing commissions escrow is waived so long as no Cash Sweep Period exists. Upon the occurrence of a Cash Sweep Period, the borrower is required to escrow $60,391 (approximately $0.93 per square foot under the Christiana Mall Property annually) on a monthly basis for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $1,449,387 (approximately $1.86 per square foot under the Christiana Mall Property).

Lockbox / Cash Management. The Christiana Mall Whole Loan is structured with a hard lockbox and springing cash management. Tenant direction letters were required to be sent to all tenants upon the origination of the loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Period (as defined below). During a Cash Sweep Period, all funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Period continuing, all excess cash flow after payment of the mortgage debt service, required reserves and other amounts required by the loan documents will be held as additional collateral for the Christiana Mall Whole Loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Period” means the occurrence of (i) an event of default under the Christiana Mall Whole Loan, (ii) bankruptcy action of the borrower, (iii) bankruptcy action of the guarantors, or any replacement guarantor or guarantors or (iv) the debt service coverage ratio falling below 1.35x for two consecutive quarters.

A Cash Sweep Event Period will end if (w) with respect to clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing, (x) with respect to clause (ii) above, such bankruptcy action is discharged, (y) with respect to clause (iii) above, (A) the borrower replaces the guarantor subject to bankruptcy action with either (1) a replacement guarantor having an aggregate net worth of at least $500,000,000 and liquidity of at least $25,000,000, in each case exclusive of such person’s interest in the Christiana Mall Property or otherwise acceptable to lender or (2) PPF Retail, LLC or (so long as Institutional Mall Investors LLC and one such substitute guarantor has assumed all obligations of such guarantor under each guaranty and environmental indemnity or executed an acceptable replacement guaranty, the borrower has delivered an insolvency opinion, a rating agency confirmation if required by the lender, and a credit check acceptable to the lender as reasonably required by the lender) or (B) such bankruptcy action is discharged, stayed, or dismissed within 90 days of filing provided that such filing does not materially affect guarantor’s ability to pay and perform its obligations in the lender’s reasonable discretion, and (z) with respect to clause (iv) above, the Christiana Mall Property has achieved a debt service coverage ratio of at least 1.35x for two consecutive quarters.

Subordinate and Mezzanine Debt. The Christiana Mall Whole Loan includes a subordinate companion loan with an aggregate original principal balance of $212,000,000 that was contributed to the BBCMS 2018-CHRS securitization transaction. The subordinate companion loan is coterminous with the Christiana Mall Whole Loan and accrues interest at a fixed per annum rate equal to 4.27750%. The UW NCF DSCR and UW NOI debt yield on the Christiana Mall total debt is 1.93x and 8.5%, respectively. A co-lender agreement is in place with respect to the Christiana Mall Whole Loan.

Partial Release. If no event of default is continuing, the borrower is permitted to release from the lien of the mortgage the Cabela’s parcel and/or the Cinemark parcel (each, an “Outlot Parcel”) (or a portion thereof) in connection with the transfer of the fee simple interest in such Outlot Parcel (or portion thereof) to a transferee which is not an affiliate of the borrower that is either a national tenant or approved by the lender in its reasonable discretion, upon the borrower’s satisfaction of certain conditions, including, among other things:

(i)	the borrower must make a partial prepayment of the Mortgage Loan by an amount equal to the greatest of (1) 125% of the allocated loan amount (i.e., $8,400,000 with respect to the Cabela’s parcel and $6,600,000 with respect to the Cinemark parcel) for such Outlot Parcel, (2) the net sales proceeds received by the borrower with respect to such transfer and (3) any

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“qualified amount” necessary to comply with any applicable REMIC requirement described in clause (iii) below, which partial prepayment, if made prior to the open period, shall be accompanied by a payment of the yield maintenance premium payment (calculated based upon the amount prepaid); provided, however, in lieu of making any such prepayment, at the borrower’s election prior to the release of the Outlot Parcel in question, the borrower may either (a) deposit cash with the lender in the amount of such prepayment (exclusive of the yield maintenance premium payment) as additional reserve funds, which the lender will hold in an additional reserve account, or (b) deliver to the lender a letter of credit in the amount of such prepayment (exclusive of the yield maintenance premium payment). The borrower will have the option of having such reserve funds or letter of credit, as applicable, returned to the borrower with the payment to the lender of the amounts required pursuant to this clause (i) with respect to the Outlot Parcel in question (inclusive of any yield maintenance premium payment that may be due and payable as of the date of such prepayment);

(ii)	upon request by lender, delivery of a REMIC opinion;

(iii)	the loan-to-value ratio immediately after the release of the applicable Outlot Parcel is less than or equal to 125%, provided that the borrower may prepay the “qualified amount” (with payment of the yield maintenance premium calculated based upon the amount prepaid), in order to meet the foregoing loan-to-value ratio; and

(iv)	delivery of rating agency confirmation.

Real Estate Substitution. If no event of default is continuing, the borrower may substitute the fee simple or leasehold interest to a parcel of real property at or adjacent to the related mall (each an “Acquired Parcel”) in connection with the release of one or more parcels of the Christiana Mall Property (each, an “Exchange Parcel”), provided that, among other conditions, (i) the borrower provides at least 20 days’ prior written notice, (ii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, (iii) the Exchange Parcel is vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas, (iv) the borrower pays the lender a fee in the amount of $10,000, along with any reasonable out-of-pocket expenses, (v) the borrower delivers a satisfactory environmental report covering the Acquired Parcel (unless the Acquired Parcel is covered by the environmental report received by the lender in connection with the origination of the mortgage loan) and (vi) after giving effect to such substitution, the loan-to-value ratio is less than or equal to 125%, provided that the borrower may prepay the “qualified amount” in order to meet such loan-to-value ratio.

Target Purchase and Put Options. Target constructed its own store on a 10.15-acre site which is ground leased from the borrower. The ground lease agreement with Target provides that Target has a fair market value purchase option to acquire the fee interest from the borrower in the Target property at any time during the ground lease term. The ground lease with Target has an initial term which runs through December 2036 and also includes five, 10-year and one final, 5-year renewal option. The Target lease does not have any minimum rent but does require Target to make a contribution (currently $139,557 per year) towards the common area maintenance (“CAM”). The Target lease states that, should Target exercise its purchase options, Target would still be obligated to pay its CAM contribution to the borrower through its lease term. The appraisal concluded that the exclusion of Target from the Christiana Mall Property in the appraisal would not affect the value of the Christiana Mall Property.

The lender agrees to release the Target parcel from the lien of the mortgage if and when Target exercises its purchase option pursuant to the terms of the Target lease upon satisfaction of certain conditions, which include, but are not limited to, the following:

(i)	the borrower agrees that the purchase option will not be exercised in the event that (a) the borrower, or controlling affiliate of the borrower, acquires Target’s interest under its lease and (b) such option had not therefore been exercised in accordance with Target’s lease;

(ii)	the loan-to-value ratio immediately after the release of the Target parcel must be less than or equal to 125% and the borrower must repay the “qualified amount” (with payment of the yield maintenance premium amount calculated based upon the amount prepaid), in order to meet the foregoing loan-to-value ratio;

(iii)	the borrower causes all proceeds from the sale of the Target parcel to be deposited into the clearing account to be applied in the same manner as rents; and

(iv)	the borrower pays a fee in the amount of $10,000.

Pursuant to the terms set forth in the Target lease, Target has the unilateral right to require the borrower to purchase the improvements located on the Target parcel owned by Target (the “Target Improvements”) and/or, if Target is then the fee owner of the Target parcel (pursuant to the exercise of its purchase option or otherwise), the fee interest in the Target parcel, for the lesser of fair market value or

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book value (the “Put Option”). On or prior to the anticipated date of the conveyance of the Target Improvements pursuant to the exercise by Target of the Put Option, the borrower must execute and deliver to the lender any amendment or modification to the mortgage or similar documents reasonably necessary in order to confirm that the lien of the mortgage attaches to the Target Improvements, in form and substance reasonably satisfactory to the lender.

Ground Lease. The Christiana Mall Property is subject to a ground lease with Macy’s Retail Holdings, Inc. (“Macy’s”) effective through December 31, 2028. The 4.154-acre portion of the parking lot is owned by Macy’s and ground leased to the borrower pursuant to a parking lease agreement dated as of July 30, 2010. Macy’s can terminate the parking lease agreement at any time with 12 months’ notice. The tenant is not obligated to pay a monthly or annual rent under the ground lease.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance(2):	$54,175,000	Title:	Fee
Cut-off Date Principal Balance(2):	$54,175,000	Property Type – Subtype:	Various – Various
% of IPB:	6.1%	Net Rentable Area (SF):	647,713
Loan Purpose:	Refinance	Location:	Various
Borrowers(3):	Various	Year Built / Renovated:	Various / Various
Sponsor:	Global Net Lease Operating	Occupancy:	100.0%
	Partnership, L.P.	Occupancy Date:	11/9/2018
Interest Rate:	4.85300%	4th Most Recent NOI (As of)(4):	$7,265,307 (12/31/2015)
Note Date:	11/9/2018	3rd Most Recent NOI (As of)(4):	$7,407,598 (12/31/2016)
Maturity Date:	12/1/2028	2nd Most Recent NOI (As of)(4):	$8,011,118 (12/31/2017)
Interest-only Period:	120 months	Most Recent NOI (As of)(4)(5):	$8,061,391 (TTM 7/31/2018)
Original Term:	120 months	UW Economic Occupancy:	91.3%
Original Amortization Term:	None	UW Revenues:	$13,867,956
Amortization Type:	Interest Only	UW Expenses:	$3,011,132
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW NOI(5):	$10,856,824
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$10,069,241
Additional Debt:	Yes	Appraised Value / Per SF(6):	$172,290,000 / $266
Additional Debt Balance:	$44,325,000	Appraisal Date(6):	10/1/2018
Additional Debt Type:	Pari Passu

Escrows and Reserves(7)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$152
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$152
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	57.2%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(6):	57.2%
TI/LC:	$0	Springing	$5,000,000	UW NCF DSCR:	2.08x
Other:	$233,500	$0	N/A	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$98,500,000		100.0%	Payoff Existing Debt(8)	$90,167,460	91.5%
				Return of Equity	6,925,611	7.0
				Closing Costs	1,173,429	1.2
				Upfront Reserves	233,500	0.2
Total Sources	$98,500,000		100.0%	Total Uses	$98,500,000	100.0%

(1)	The GNL Portfolio Whole Loan, as defined in “The Loan” below, was co-originated by KeyBank and Société Générale Financial Corporation (“Société Générale”).

(2)	The GNL Portfolio Mortgage Loan, as defined in “The Loan” below, is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $98.5 million. The financial information presented in the chart above is based on the $98.5 million GNL Portfolio Whole Loan.

(3)	The borrowers for the GNL Portfolio Whole Loan include ARG FEGRFMT001, LLC, ARC MPSTLMO001, LLC, ARG NSALNTX001, LLC, ARC NSSNJCA001, LLC, ARC PNEREPA001, LLC, ARC PPHHTKY001, LLC, and ARC WIODSTX001, LLC.

(4)	The FedEx Ground Property and NetScout Systems Property (as defined in “The Properties” below) were constructed in 2017 and 2018, respectively. Therefore, the FedEx Ground property is excluded from 4th Most Recent NOI and 3rd Most Recent NOI, while the NetScout Systems property is excluded from 4th Most Recent NOI, 3rd Most Recent NOI, 2nd Most Recent NOI, and Most Recent NOI.

(5)	The increase in UW NOI from Most Recent NOI is primarily due to NetScout Systems’ recent lease commencement date of August 6, 2018. NetScout Systems is the second largest tenant by net rentable area and annual underwritten base rent.

(6)	The Appraised Value / Per SF, Appraisal Date, Cut-off Date LTV and Maturity Date LTV are calculated based on the appraised value of $172,290,000, which reflects an approximately 1.2% premium attributed to the aggregate “as-is” value of the individual GNL Portfolio properties. The sum of the values of each of the properties on an individual basis is $170,205,000, which represents a Cut-off Date LTV and Maturity Date LTV of 57.9%.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(8)	Proceeds from the GNL Portfolio Whole Loan were used primarily to pay down a portion of a KeyBank credit facility for all but one of the GNL Portfolio Properties.

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The Loan. The GNL Portfolio mortgage loan is secured by a first mortgage lien on the borrowers’ fee interest in seven office and industrial buildings located in six states. The whole loan was co-originated by KeyBank and Société Générale and has an outstanding principal balance as of the Cut-off Date of $98.5 million (the “GNL Portfolio Whole Loan”). The GNL Portfolio Whole Loan is comprised of three pari passu notes, Note A-1, Note A-2, and Note A-3. Note A-1, with an outstanding principal balance as of the Cut-off Date of approximately $54.2 million, is being contributed to the BBCMS 2018-C2 Trust (the “GNL Portfolio Mortgage Loan”). Note A-2 and Note A-3 are held by Société Générale, have an aggregate outstanding principal balance as of the Cut-off Date of approximately $44.3 million, and are expected to be contributed to the UBS 2018-C14 trust. Note A-1 is the controlling note under the related co-lender agreement, the rights of which will be exercised under this securitization (or, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder); however, the holders of Note A-2 and Note A-3 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The GNL Portfolio Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$54,175,000	BBCMS 2018-C2	Yes
A-2	34,325,000	UBS 2018-C14	No
A-3	10,000,000	UBS 2018-C14	No
Total	$98,500,000

The Properties. The GNL Portfolio is comprised of seven single-tenant office and industrial buildings with an aggregate of 647,713 square feet (the “GNL Portfolio Properties”). The loan sponsor acquired the GNL Portfolio Properties in separate transactions between August 2013 and August 2018 and subsequently completed capital repairs at the GNL Portfolio Properties, bringing the loan sponsor’s total cost basis to approximately $158.0 million and resulting in a loan-to-cost ratio of 62.3%.

The GNL Portfolio is geographically diverse with properties located in six different states and seven different markets. The three largest states by allocated loan amount are California (39.4%), Texas (35.2%), and Missouri (11.1%), which account for approximately 34.4%, 31.6%, and 16.7% of underwritten net cash flow, respectively. The remaining three properties, located in Kentucky, Pennsylvania and Montana, do not individually account for more than 6.1% of the allocated loan amount or 7.4% of underwritten net cash flow.

Portfolio Summary
Property Name, Location	Property Type – Subtype	Net Rentable Area (SF)	Year Built / Renovated	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NCF
Nimble Storage San Jose, CA	Office – Suburban	164,608	1979-1982 / 2013	$38,773,831	39.4%	$67,000,000	$3,463,748
NetScout Systems Allen, TX	Office – Suburban	144,779	2018 / N/A	32,627,890	33.1	56,380,000	2,956,824
Mallinckrodt St. Louis, MO	Office – R&D Lab	89,900	1980, 2008 / 2017	10,937,693	11.1	18,900,000	1,680,940
PPD Global Labs Highland Heights, KY	Office – R&D Lab	73,220	1983 / 2015	6,018,625	6.1	10,400,000	748,870
PNC Bank Erie, PA	Office – CBD	97,203	1909, 1968 / 2000	4,513,968	4.6	7,800,000	624,797
FedEx Ground Great Falls, MT	Industrial – Warehouse/Distribution	58,148	2017 / N/A	3,544,623	3.6	6,125,000	373,661
Weatherford International Odessa, TX	Industrial – Warehouse	19,855	1950 / 2010	2,083,370	2.1	3,600,000	220,400
Total		647,713		$98,500,000	100.0%	$172,290,000	$10,069,241
(1)	Portfolio Appraised Value of $172,290,000 reflects an approximately 1.2% premium attributed to the aggregate value of the GNL Portfolio Properties as a whole. The sum of the “as-is” appraised values of each of the GNL Portfolio Properties on an individual basis, which individual values are reflected in the table above, was $170,205,000 as of September and October 2018.

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GNL Portfolio 2018 Demographic Summary(1)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household Income	3-mile Average Household Income	5-mile Average Household Income
Nimble Storage	San Jose, CA	27,222	114,591	404,756	$175,817	$149,191	$129,620
NetScout Systems	Allen, TX	6,089	111,007	277,810	$151,162	$126,210	$124,827
Mallinckrodt	St. Louis, MO	11,706	110,800	312,025	$102,906	$105,910	$97,637
PPD Global Labs	Highland Heights, KY	4,801	58,468	143,096	$103,020	$71,484	$74,433
PNC Bank	Erie, PA	22,338	95,511	151,312	$35,633	$52,541	$59,167
FedEx Ground	Great Falls, MT	1,752	16,486	46,807	$50,582	$60,635	$58,185
Weatherford International	Odessa, TX	1,008	13,261	30,644	$137,953	$117,747	$99,889
(1)	Source: third party market research reports.

Nimble Storage (164,608 SF, 25.4% NRA, 39.4% ALA). The Nimble Storage property consists of three, two-story office buildings constructed between 1979 and 1982 and renovated in 2013 (the “Nimble Storage Property”). The buildings feature open office areas, private offices, conference and meeting rooms, break rooms, and engineering labs. The Nimble Storage Property has additional amenities that include an outdoor courtyard with seating, a barbeque grill, and a bocce ball court, indoor bicycle storage, and a fitness room. Nimble Storage occupies 100.0% of the net rentable area through October 2021, with one, five-year renewal option at fair market rent. The lease does not provide any termination or contraction options.

Located on approximately 9.82 acres, the Nimble Storage Property is located in San Jose, California, approximately four miles northwest of the San Jose central business district and within the southern portion of the San Francisco Bay area. The immediately surrounding area predominantly consists of office and R&D facilities and is occupied by several notable high-technology firms, including AT&T, Canon, Cisco Systems, PayPal, and Samsung. This technology-concentrated area, referred to as the Golden Triangle of Silicon Valley, is bounded by State Highway 237 to the north, U.S. Highway 101 to the south, and Interstate 880 to the east, all three of which provide access to the Nimble Storage Property. According to a third-party market research report, the Nimble Storage Property is located in the San Jose North submarket of the Silicon Valley office market. The submarket contains approximately 11.6 million square feet of office inventory, has an overall vacancy of 13.8% and an average annual rental rate of $40.44 per square foot. The appraisal indicated that the higher submarket vacancy, relative to the market vacancy of 8.2%, reflects the significant repositioning of older developments, which are currently under renovation and are available for lease.

Founded in 2008, Nimble Storage is an information technology company focused on providing external networked data storage products and solutions to corporate customers. In 2017, Hewlett Packard Enterprise (NYSE: HPE) (rated Baa2/BBB/BBB+ by Moody’s/S&P/Fitch) (“HPE”) acquired Nimble Storage for approximately $1 billion and Nimble Storage is now fully integrated into HPE. HPE is a global technology company that offers enterprise technology solutions and services, including servers, storage, and networking, as well as financial services.

NetScout Systems (144,779 SF, 22.4% NRA, 33.1% ALA). The NetScout Systems property is a three-story, class A, single-tenant office building that was constructed as a build-to-suit in 2018 (the “NetScout Systems Property”). The office building includes a 482-space, four-story parking garage located on the west side of the office building. Amenities at the NetScout Systems Property include a cafeteria, a fitness center, and an outdoor courtyard with a turf putting green and a patio with a grilling area. NetScout Systems (“NetScout”) occupies 100.0% of the net rentable area through August 2030, with three, five-year renewal options at fair market rent. The lease does not provide any termination or contraction options.

The NetScout Systems Property is located in Allen, Texas, approximately 25.0 miles north of the Dallas central business district and part of the greater Dallas-Fort Worth-Arlington, TX metropolitan statistical area (“Dallas MSA”). The Dallas MSA had an estimated 2017 population of approximately 7.5 million, making it the fourth most populous metropolitan area in the United States. The NetScout Systems Property is situated within a commercial office and retail area, as well as a densely populated residential neighborhood. The NetScout Systems Property benefits from proximity to U.S. Highway 75, which is located east of the NetScout Systems Property and provides direct access to downtown Dallas. According to a third-party market research report, the NetScout Systems Property is located in the Dallas/Ft. Worth office market and the Allen/McKinney office submarket. The submarket consists of approximately 9.1 million square feet of office inventory, has an overall vacancy rate of 10.3%, and average asking rents of $27.69 per square foot.

NetScout (NASDAQ: NTCT) is a provider of business assurance, which encompasses service assurance, cybersecurity, and business intelligence solutions. NetScout oversees the designing, developing, manufacturing, marketing, selling, and supporting of products that assure the performance and availability of critical business applications and services in complex, high-speed networks. NetScout was

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founded in 1984 and is headquartered in Westford, Massachusetts. NetScout reported total revenues for fiscal year 2018 of approximately $986.8 million, with net income of approximately $79.8 million.

Mallinckrodt (89,900 SF, 13.9% NRA, 11.1% ALA). The Mallinckrodt property consists of three interconnected three-story office and R&D buildings, two of which were primarily constructed in 1980 with renovations completed by 2004 and are utilized as office and laboratory space (the “Mallinckrodt Property”). The third building was constructed in 2008 and is a pharmaceutical pilot production plant. Mallinckrodt Pharmaceuticals (“Mallinckrodt”) has occupied 100.0% of the Mallinckrodt Property since 2004 subject to a current lease expiration in August 2024, with two, five-year renewal options at fair market rent. The lease does not provide any termination or contraction options. Mallinckrodt completed a $5 million renovation in 2017 that covered approximately 50% of the Mallinckrodt Property and included reconfiguration of offices and cafeteria space, the addition of third-floor office space in place of a two-story atrium, and resealing and reconfiguration of the parking lot.

The Mallinckrodt Property is located in St. Louis, Missouri within Saint Louis County, which is approximately 13 miles west of the St. Louis central business district. The Mallinckrodt Property is a part of the Owen Ridge office park, a planned development which consists of various office, R&D, and industrial uses. The Mallinckrodt Property is situated within close proximity to multiple major thoroughfares, including Interstates 64 and 44, which both provide the area with access to the greater St. Louis metropolitan area. According to a third-party market research report, the Mallinckrodt Property is located in the St. Louis office market and the Brentwood/Maplewood office submarket. The submarket has approximately 2.4 million square feet of office inventory, an overall vacancy rate of 2.2%, and average asking rents of $18.97 per square foot. The St. Louis office market as a whole contains 32 R&D properties totaling 2.7 million square feet with a vacancy rate of 5.3%.

Mallinckrodt (NYSE: MNK) (rated NA/B+/NA by Moody’s/S&P/Fitch) is a specialty pharmaceutical company that develops, manufactures, markets, and distributes specialty pharmaceutical products and diagnostic imaging agents. Founded in 1867 in St. Louis, Mallinckrodt’s global headquarters is located in Staines-upon-Thames, United Kingdom, while its U.S. headquarters remains in St. Louis.

Environmental. According to Phase I environmental assessments dated October 2018, there was no evidence of any recognized environmental conditions at the GNL Portfolio Properties; however, there was a controlled recognized environmental condition at the Mallinckrodt Property. From the early 1920s until 1998, the Mallinckrodt Property and the surrounding area were previously part of a petrochemical plant campus, known as Baker Petrolite. Prior soil and groundwater contamination was present throughout the former Baker Petrolite campus and Baker Hughes was identified as the responsible party. The campus was enrolled in a voluntary cleanup program and the impacted soils have been remediated with the only residual impacted soils over 400 feet north of the Mallinckrodt Property. No further investigation was recommended in the Phase I environmental assessment except to continue the ongoing monitoring and cleanup as part of the voluntary cleanup program.

Historical and Current Occupancy(1)(2)
2015	2016	2017	Current(3)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The FedEx Ground Property and NetScout Systems Property were constructed in 2017 and 2018, respectively. These tenants are excluded from occupancy figures for the years prior to the respective build dates.

(3)	Current Occupancy is as of November 9, 2018.

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Top Seven Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Nimble Storage	Baa2 / BBB / BBB+	164,608	25.4%	$26.12	$4,299,912	35.1%	10/31/2021
NetScout Systems	NA / NA / NA	144,779	22.4	$25.03	3,623,818	29.6	8/31/2030
PNC Bank	A3 / A- / A+	97,203	15.0	$7.65	744,017	6.1	7/31/2029
Mallinckrodt Pharmaceuticals	NA / B+ / NA	89,900	13.9	$22.14	1,990,578	16.3	8/31/2024
PPD Global Labs	NA / NA / NA	73,220	11.3	$12.24	895,910	7.3	12/31/2024
FedEx Ground	Baa2 / BBB / NA	58,148	9.0	$7.58	440,863	3.6	6/30/2026
Weatherford International	NA / B / NA	19,855	3.1	$12.29	244,055	2.0	11/1/2025
Top Seven Tenants		647,713	100.0%	$18.90	$12,239,153	100.0%

Occupied Collateral Total		647,713	100.0%	$18.90	$12,239,153	100.0%

Vacant Space		0	0.0%

Collateral Total		647,713	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2018 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	1	164,608	25.4	4,299,912	35.1	164,608	25.4%	$4,299,912	35.1%
2022	0	0	0.0	0	0.0	164,608	25.4%	$4,299,912	35.1%
2023	0	0	0.0	0	0.0	164,608	25.4%	$4,299,912	35.1%
2024	2	163,120	25.2	2,886,488	23.6	327,728	50.6%	$7,186,400	58.7%
2025	1	19,855	3.1	244,055	2.0	347,583	53.7%	$7,430,455	60.7%
2026	1	58,148	9.0	440,863	3.6	405,731	62.6%	$7,871,318	64.3%
2027	0	0	0.0	0	0.0	405,731	62.6%	$7,871,318	64.3%
2028 & Beyond	2	241,982	37.4	4,367,835	35.7	647,713	100.0%	$12,239,153	100.0%
Total	7	647,713	100.0%	$12,239,153	100.0%
(1)	Based on the underwritten rent roll.

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Operating History and Underwritten Net Cash Flow(1)
	2015	2016	2017	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)(5)	$7,276,078	$7,448,113	$7,976,062	$8,283,594	$12,174,621	$18.80	80.1%
Straight-Line Rent(6)	0	0	0	0	64,532	0.10	0.4
Gross Potential Rent	$7,276,078	$7,448,113	$7,976,062	$8,283,594	$12,239,153	$18.90	80.5%
Total Reimbursements	1,526,397	1,145,781	1,575,833	1,481,292	2,958,184	4.57	19.5
Net Rental Income	$8,802,475	$8,593,894	$9,551,894	$9,764,886	$15,197,337	$23.46	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,329,381)	(2.05)	(8.7)
Other Income	15,061	13,310	13,310	0	0	0.00	0.0
Effective Gross Income	$8,817,537	$8,607,204	$9,565,204	$9,764,886	$13,867,956	$21.41	91.3%

Total Expenses	$1,552,230	$1,199,606	$1,554,087	$1,703,495	$3,011,132	$4.65	21.7%

Net Operating Income	$7,265,307	$7,407,598	$8,011,118	$8,061,391	$10,856,824	$16.76	78.3%

Total TI/LC, Capex/RR	0	0	0	0	787,584	1.22	5.7

Net Cash Flow	$7,265,307	$7,407,598	$8,011,118	$8,061,391	$10,069,241	$15.55	72.6%
(1)	The FedEx Ground Property and NetScout Systems Property were constructed in 2017 and 2018, respectively. Therefore, the FedEx Ground property is excluded from 2015 and 2016 historical cash flows, while the NetScout Systems Property is excluded from 2015, 2016, 2017, and TTM cash flows.

(2)	TTM reflects the trailing 12-month period ending July 2018.

(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place are based on the underwritten rent roll dated August 31, 2018 and include contractual rent steps through November 2019 in the amount of $154,022.

(5)	The increase in Underwritten Rents in Place from TTM is primarily due to NetScout’s recent lease commencement date of August 6, 2018. NetScout is the second largest tenant by net rentable area and annual underwritten base rent.

(6)	Straight-Line Rent represents $64,532 in average contractual rent increases for the investment grade tenant PNC Bank through the term of its lease

The Borrowers. The borrowing entities for the GNL Portfolio Whole Loan are ARG FEGRFMT001, LLC, ARC MPSTLMO001, LLC, ARG NSALNTX001, LLC, ARC NSSNJCA001, LLC, ARC PNEREPA001, LLC, ARC PPHHTKY001, LLC, and ARC WIODSTX001, LLC, each a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the GNL Portfolio Whole Loan.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Global Net Lease Operating Partnership, L.P., a Delaware limited partnership and the business operations entity of Global Net Lease, Inc. (NYSE: GNL) (“GNL”). Founded in 2011, GNL is a publicly traded real estate investment trust focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical, income producing net-lease assets across the United States and western and northern Europe. As of June 30, 2018, GNL owned a portfolio of 333 properties totaling approximately 25.0 million square feet. GNL is an affiliate of AR Global Investments, LLC, which has raised and invested over $30.0 billion in capital, served over 150,000 shareholders and grown to one of the largest external managers of direct investment programs in the United States. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.

Property Management. The GNL Portfolio Properties are managed by Global Net Lease Properties, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow $233,500 for required repairs.

Tax Escrows – There is no requirement for the borrowers to make monthly deposits into the tax escrow for each respective property so long as (i) no event of default exists, (ii) each applicable lease is in full force and effect and requires the applicable tenant to pay taxes directly and such tenant pays all applicable taxes prior to the due date thereof, (iii) the borrowers have delivered to lender copies of all tax bills within 30 days of receipt and (iv) the lender has received reasonably satisfactory evidence that all applicable taxes have been paid as and when required pursuant to the mortgage loan documents with respect to the applicable property.

Insurance Escrows – There is no requirement for the borrowers to make deposits to the insurance escrow so long as the property is insured under a blanket insurance policy in accordance with the mortgage loan documents, until and unless the lender elects to apply such requirement as required in the mortgage loan documents.

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Replacement Reserves – There is no requirement for the borrowers to make monthly deposits into the replacement reserve account so long as no Cash Sweep Period (as defined below) has occurred and is continuing. Following the occurrence and during the continuance of a Cash Sweep Period, the borrowers are required to make monthly deposits equal to $0.25 multiplied by the then existing aggregate net leasable area of the applicable property, divided by 12, for replacement reserves.

TI/LC Reserves – There is no requirement for the borrowers to make monthly deposits to the TI/LC reserve account so long as no Cash Sweep Period has occurred and is continuing. Following the occurrence and during the continuance of a Cash Sweep Period, the borrowers are required to make monthly deposits equal to $1.00 multiplied by the then existing aggregate net leasable area of the applicable property, divided by 12, for TI/LC reserves, up to a cap of $5,000,000. In lieu of monthly deposits, the borrowers will be allowed to deposit an unconditional irrevocable letter of credit in the amount set forth in the mortgage loan documents, and on every third payment date thereafter occurring during the existence of a Cash Sweep Period, the borrowers are required to cause the letter of credit to be increased by an amount equal to $1.00 multiplied by the then existing aggregate net leasable area of the applicable property, divided by four, up to a cap of $5,000,000.

Major Tenant Rollover Reserves – The borrower is required to deposit excess cash flow generated by the GNL Portfolio Properties following the occurrence of a Major Tenant Cash Flow Sweep (as defined below).

Minor Tenant Rollover Reserves – The borrower is required to deposit excess cash flow generated by the GNL Portfolio Properties following the occurrence of a Minor Tenant Cash Flow Sweep (as defined below).

Lockbox / Cash Management. The GNL Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to send direction letters to all tenants instructing them to deposit all rents directly into a clearing account controlled by the lender. Notwithstanding the foregoing, the borrowers and property manager are required to deposit all revenues otherwise received into the clearing account within two business days of receipt. Provided no Cash Sweep Period is in effect, all funds in the clearing account will be transferred to an account controlled by the borrowers. Upon the occurrence of a Cash Sweep Period, all sums on deposit in the clearing account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the mortgage loan documents, with any excess cash held by the lender as additional collateral for the GNL Portfolio Whole Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” means the occurrence of (i) an event of default and will continue until such event of default is cured, (ii) any bankruptcy action of the borrowers (in no event will a Cash Sweep Period due to a bankruptcy of the borrowers be cured), (iii) a Manager Sweep Event, (iv) any period that the interest-only debt service coverage ratio as calculated in the loan documents based on the trailing three-month period is less than 1.70x and will continue until such time as (x) the interest-only debt service coverage ratio for the immediately preceding three-month period is at least 1.70x for two consecutive calendar quarters (a “DSCR Cure”), (y) the borrower has delivered a letter of credit in an amount initially equal to the amount of excess cash flow for the immediately preceding three-month period, with such amount recalculated and increased every three-month period thereafter, up to any applicable capped amount (the “DSCR/Tenant Cure – Letter of Credit”), or (z) the borrower has completed a partial prepayment of the loan (including any prepayment consideration) to the extent required to achieve an interest-only debt service coverage ratio for the immediately preceding three-month period of 1.70x or greater, (v) a Major Tenant Cash Flow Sweep (as defined below) or (vi) a Minor Tenant Cash Flow Sweep (as defined below).

A “Manager Sweep Event” means (i) for a borrower affiliated manager, any bankruptcy action of the manager and (ii) for a manager that is not affiliated with the borrowers, (a) the date of the occurrence of an involuntary bankruptcy petition or (b) the date which is 60 days after the occurrence of any other bankruptcy action of such manager unless the manager is replaced with a qualified manager within such 60 day period. In any case, a Manager Sweep Event will continue until the property manager is replaced with a qualified manager under a replacement management agreement.

A “Major Tenant Cash Flow Sweep” will commence upon (i) any bankruptcy action of Nimble Storage or NetScout, any successor or assign thereof as tenant under the respective lease, or any subsequent tenant under a replacement lease (each a “Major Tenant”) or any person or entity that controls a Major Tenant, (ii) the earlier to occur of (a) the date a Major Tenant gives notice of its intention to vacate or abandon substantially all of its premises, or go dark at the premises or (b) the date that a Major Tenant vacates, abandons, surrenders, or goes dark at the applicable premises for five consecutive business days, (iii) the continuation of any default by a Major Tenant under its respective lease beyond any applicable notice and cure periods, or (iv) the earlier to occur of (a) the date of any early termination or cancellation of a Major Tenant lease or (b) the earlier to occur of the date (x) that is (1) 12 months prior to the then applicable expiration of the Nimble Storage lease or (2) nine months prior to the then applicable expiration of the NetScout lease or (y) on which notice for extension is due under the applicable lease and will continue until, in general, (A) with respect to clause (i), the applicable Major Tenant is no longer the subject of a bankruptcy or similar proceeding and has satisfied all other conditions under the mortgage loan documents, (B) with respect to clause (ii), the applicable Major Tenant has resumed operations at the premises and has

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satisfied all other requirements under the mortgage loan documents, (C) with respect to clause (iii), the applicable Major Tenant has fully cured all applicable defaults under its lease, (D) the applicable Major Tenant has been replaced with an acceptable replacement tenant under the mortgage loan documents, (E) with respect to clause (ii), the applicable Major Tenant has subleased its premises to an acceptable subtenant under the mortgage loan documents and all other conditions under the mortgage loan documents have been satisfied, (F) with respect to clause (iv), the borrower has provided acceptable evidence to the lender that the applicable Major Tenant has renewed the term of its lease pursuant to the terms set forth therein, (G) funds swept as a result of a Major Tenant Cash Flow Sweep have reached (1) $7,400,000 if related to Nimble Storage, (2) $5,000,000 if related to NetScout, or (3) $12,400,000 if related to both Nimble Storage and NetScout, (H) the borrowers have delivered the DSCR/Tenant Cure – Letter of Credit, or (I) in the case of any Major Tenant Cash Flow Sweep except with respect to clause (iii), the occurrence of a DSCR Cure.

A “Minor Tenant Cash Flow Sweep” will commence upon the earlier to occur of (i) the date of any early termination or cancellation of the Mallinckrodt lease or the PPD Global Labs lease (each tenant, a “Minor Tenant”) or (ii) the earlier to occur of the date (a) that is 12 months prior to the then applicable expiration of the applicable lease (or any renewal or replacement thereof) or (b) on which notice for extension is due under the applicable lease. A Minor Tenant Cash Flow Sweep will continue until (i) the borrower has provided reasonably acceptable evidence to the lender that the applicable Minor Tenant has renewed the term of its lease pursuant to the terms set forth therein, (ii) the applicable Minor Tenant has been replaced with an acceptable replacement tenant under the mortgage loan documents, (iii) funds swept as a result of a Minor Tenant Cash Flow Sweep have reached (a) $2,700,000 if related to Mallinckrodt, (b) $2,300,000 if related to PPD Global Labs, or (c) $5,000,000 if related to both Mallinckrodt and PPD Global Labs, (iv) the borrowers have delivered a DSCR/Tenant Cure – Letter of Credit, or (v) the occurrence of a DSCR Cure.

Subordinate and Mezzanine Debt. None.

Partial Release. At any time after January 1, 2021, and prior to the GNL Portfolio Whole Loan maturity date, the GNL Portfolio borrowers may obtain the release of any of the GNL Portfolio Properties included in the GNL Portfolio Whole Loan, provided that, among other things, (i) no event of default has occurred and is continuing (other than an event of default which applies only to the property to be released), (ii) the borrowers prepay a portion of the GNL Portfolio Whole Loan equal to 115% (120% if released to a borrower affiliate) of the allocated loan amount of the property being released, (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of (1) the interest-only debt service coverage ratio immediately preceding such release and (2) 2.08x and (iv) the debt yield for the remaining properties based on the trailing 12 months is no less than the greater of (1) the debt yield immediately preceding such release and (2) 10.22%.

Substitutions. The borrowers may obtain the release of any one or more of the GNL Portfolio Properties (individually or collectively, the “Release Property”) by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that, among other things, (i) no event of default has occurred and is continuing (other than an event of default which applies only to the Release Property), (ii) such substitution is being requested in connection with (1) a sale of the Release Property to a third party that is not an affiliate of the borrowers or (2) a Major Tenant Cash Flow Sweep or a Minor Tenant Cash Flow Sweep with respect to the applicable tenant that occupies the Release Property, (iii) the borrowers will deliver to the lender rating agency confirmation as to the substitution, (iv) the lender has approved the Substitute Property in its reasonable discretion and has determined that the proposed substitution shall not materially adversely affect the GNL Portfolio Whole Loan, (v) after giving effect to the substitution, the debt yield for the trailing 12 months for all of the GNL Portfolio Properties will be equal to or greater than (1) 10.0% and (2) the debt yield for the trailing 12 months for all of the GNL Portfolio Properties immediately preceding such substitution, (vi) the borrowers will deliver to the lender an acceptable appraisal of each proposed Substitute Property and each proposed Release Property indicating an appraised value of the Substitute Property (as reflected in such acceptable appraisal) that is equal to or greater than the appraised value of the Release Property (as reflected in such acceptable appraisal) and (vii) the GNL Portfolio borrowers will deliver to the lender such other documents, instruments and agreements as the lender may reasonably require relating to such substitution (including any documents as may be reasonably required by a special servicer in a securitization). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	Barclays/CCRE	Single Asset / Portfolio:	Portfolio
Original Principal Balance(2):	$50,000,000	Title(4):	Fee/Leasehold
Cut-off Date Principal Balance(2):	$50,000,000	Property Type - Subtype:	Office – Suburban
% of IPB:	5.6%	Net Rentable Area (SF):	805,746
Loan Purpose:	Acquisition	Location:	Various, AZ
Borrower:	RS Phoenix Portfolio LLC	Year Built / Renovated:	Various / N/A
Sponsor:	Bruce Karsh	Occupancy:	100.0%
Interest Rate:	4.75500%	Occupancy Date:	5/31/2018
Note Date:	9/26/2018	4th Most Recent NOI (As of)(5):	$4,651,042 (12/31/2015)
Maturity Date:	10/6/2028	3rd Most Recent NOI (As of)(5):	$7,201,661 (12/31/2016)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	$8,748,230 (12/31/2017)
Original Term:	120 months	Most Recent NOI (As of)(5):	$14,502,825 (Annualized T-7 7/31/2018)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$19,169,391
Call Protection(3):	L(26),Def(91),O(3)	UW Expenses:	$4,059,580
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$15,109,811
Additional Debt:	Yes	UW NCF:	$14,130,018
Additional Debt Balance:	$115,700,000	Appraised Value / Per SF(6):	$256,700,000 / $319
Additional Debt Type:	Pari Passu	Appraisal Date(6):	Various

Escrows and Reserves(7)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$206
Taxes:	$89,189	$44,594	N/A	Maturity Date Loan / SF:	$206
Insurance:	$18,366	$9,183	N/A	Cut-off Date LTV:	64.6%
Replacement Reserves:	$0	$13,429	N/A	Maturity Date LTV:	64.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.77x
Other:	$1,351,754	$77,257	N/A	UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$165,700,000	63.9%	Purchase Price	$255,000,000	98.3%
Sponsor Equity	92,058,681	35.5	Closing Costs	2,896,463	1.1
Other Sources(8)	1,597,091	0.6	Upfront Reserves	1,459,309	0.6
Total Sources	$259,355,773	100.0%	Total Uses	$259,355,773	100.0%

(1)	The Liberty Portfolio Whole Loan (as defined below) was co-originated by Barclays Bank PLC, Cantor Commercial Real Estate Lending, L.P. and Citi Real Estate Funding, Inc. Barclays Bank PLC will contribute the $25.0 million Note A-4 and Cantor Commercial Real Estate Lending, L.P. will contribute the $25.0 million Note A-6 to the BBCMS 2018-C2 Trust.

(2)	The Liberty Portfolio Whole Loan is part of a whole loan evidenced by eight pari passu notes with an aggregate original balance of $165.7 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the Liberty Portfolio Whole Loan.

(3)	The lockout period will be at least 26 payments beginning with and including November 6, 2018. Defeasance of the full $165.7 million Liberty Portfolio Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) September 26, 2021.

(4)	For a full description, please refer to “Tax Abatements” below.

(5)	The difference between 4th Most Recent NOI, 3rd Most Recent NOI, 2nd Most Recent NOI, Most Recent NOI, and UW NOI is primarily attributable to the construction and stabilization of the Liberty Center at Rio Salado property. The Liberty Center at Rio Salado property consists of four buildings: 1850 West Rio Salado Parkway (built in 2014 and represents approximately 18.0% of UW NOI), 1870 West Rio Salado Parkway (built in 2017 and represents approximately 29.9% of UW NOI), 1910 West Rio Salado Parkway (built in 2014 and represents approximately 20.0% of UW NOI), and 1930 West Rio Salado Parkway (built in 2016 and represents approximately 16.8% of UW NOI). The 8501 East Raintree Drive property was built in 2006 and represents approximately 15.4% of UW NOI. The Liberty Portfolio properties are both 100.0% leased and all outstanding landlord obligations and free rent were reserved at origination.

(6)	The Appraised Value of $256,700,000 represents the aggregate value of the Liberty Portfolio Properties (as defined below). The Liberty Center at Rio Salado property had an “As-Is” appraised value of $212,910,000 as of August 22, 2018, and the 8501 East Raintree Drive Property had an “As-Is” appraised value of $43,790,000 as of August 24, 2018.

(7)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.

(8)	Other Sources primarily consists of purchase credits relating to outstanding tenant improvement allowances owed to Centene and The Vanguard Group.

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The Loan. The Liberty Portfolio loan has an outstanding principal balance as of the Cut-off Date of $50.0 million and is secured by the borrower’s fee and leasehold interests in a two-property Class A office portfolio located in Arizona, totaling 805,746 square feet of fully occupied space. The Liberty Portfolio loan is part of a whole loan (the “Liberty Portfolio Whole Loan”) evidenced by eight pari passu notes with an aggregate original principal balance of $165.7 million and an outstanding principal balance as of the Cut-off Date of $165.7 million. Note A-1 will be entitled to exercise the rights of the controlling noteholder for the Liberty Portfolio Whole Loan. The Liberty Portfolio Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$30,000,000	Benchmark 2018-B7	Yes
A-2	30,000,000	CGCMT 2018-C6	No
A-3	20,000,000	Benchmark 2018-B7	No
A-4	25,000,000	BBCMS 2018-C2	No
A-5	12,850,000	Barclays Bank PLC	No
A-6	25,000,000	BBCMS 2018-C2	No
A-7	12,850,000	CGCMT 2018-C6	No
A-8	10,000,000	CGCMT 2018-C6	No
Total	$165,700,000

The Portfolio.

Portfolio Summary(1)
Property Name	Largest Tenant	Property Type	Net Rentable Area (NRA)	Occupancy	Allocated Loan Amount ($)	% of Allocated Loan Amount	UW NCF	Appraised Value
Liberty Center at Rio Salado	Centene	Office	682,406	100.0%	$42,467,603	84.9%	$11,962,700	$212,910,000
8501 East Raintree Drive	The Vanguard Group	Office	123,340	100.0%	7,532,397	15.1	2,167,319	43,790,000
Total / Wtd. Avg.			805,746	100.0%	$50,000,000	100.0%	$14,130,019	$256,700,000
(1)	Based on the underwritten rent rolls dated May 31, 2018 and the Liberty Portfolio Whole Loan documents.

The Liberty Portfolio consists of two Class A office properties (together, the “Liberty Portfolio Properties”). The Liberty Center at Rio Salado property (682,406 square feet) includes four office buildings built from 2014 to 2017 located at 1850, 1870, 1910 and 1930 West Rio Salado Parkway in Tempe, Arizona (the “Liberty Center at Rio Salado Property”). The Liberty Center at Rio Salado Property is situated on a site covering approximately 40.7 acres and is 100.0% occupied as of the underwritten rent rolls dated May 31, 2018 by national tenants such as Centene Management Company, LLC (“Centene”), DHL Express (USA), Inc. (“DHL Express”) and WageWorks, Inc. (“WageWorks”). The buildings at the Liberty Center at Rio Salado Property, which consist of three two-story Class A office buildings and one three-story Class A office building, offer 4,078 surface parking spaces (which equates to approximately 6.0 parking spaces per 1,000 square feet of NRA). The Liberty Center at Rio Salado Property also offers redundant power, balconies, cafeterias, mountain views and access to downtown Tempe and the Phoenix Sky Harbor International Airport. The 8501 East Raintree Drive Property (123,340 square feet) is a three-story, Class A, LEED Gold office building that was built-to-suit for The Vanguard Group, Inc. (“The Vanguard Group”) in 2006 and is located in Scottsdale, Arizona (the “8501 East Raintree Drive Property”). The 8501 East Raintree Drive Property is situated on a site covering approximately 13.8 acres and remains 100.0% occupied by The Vanguard Group as of the underwritten rent roll dated May 31, 2018. The Vanguard Group lease commenced in 2006, expires in July 2026 and offers two five-year renewal options. The 8501 East Raintree Drive Property amenities include approximately 28,000 square feet of landscaped outdoor patio area. The 8501 East Raintree Drive Property also contains a parking garage with 594 parking spaces (which equates to approximately 4.8 parking spaces per 1,000 square feet of net rentable area). Overall, the Liberty Portfolio Properties are 100.0% occupied by six national tenants with a weighted average remaining lease term from the Cut-off Date of 7.0 years.

Major Tenants. Centene (352,988 square feet; 43.8% of NRA; 44.1% of Base Rent): Centene, rated Ba1/BB+ by Moody’s/S&P, is a Fortune 500 multi-national healthcare company headquartered in St. Louis, Missouri. Centene utilizes its space at the Liberty Center at Rio Salado Property as one of the primary office locations for its Nursewise (a wholly-owned subsidiary of Centene in the business of providing multilingual telehealth services) and Cenpatico Integrated Care (a wholly-owned subsidiary of Centene that offers agencies, health plans, and states solutions to administer healthcare services more effectively) business lines. Centene first leased 77,867 square feet of space in October 2015 and has since expanded to its current footprint of 352,988 square feet across multiple buildings at the Liberty Center at Rio Salado Property. Centene occupies 236,131 square feet through January 31, 2028 in the 1870 West Rio Salado

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Parkway building, 77,867 square feet through January 22, 2028 in the 1850 West Rio Salado Parkway building and 38,990 square feet through December 31, 2028 in the 1910 West Rio Salado Parkway building, and has two five-year renewal options and no termination options. For the fiscal year ended December 31, 2017, Centene reported approximately $48.4 billion in total revenues and employees of approximately 33,700. As of October 16, 2018, Centene had a market capitalization of approximately $30.1 billion.

The Vanguard Group (123,340 square feet; 15.3% of NRA; 15.9% of Base Rent): The Vanguard Group is a privately-owned investment manager founded in 1975 and, as of January 31, 2018, employed approximately 16,600 people in the United States and had approximately $5.1 trillion in global assets under management. The Vanguard Group primarily provides its services to investment companies and caters to pooled investment vehicles, corporations, individuals, retirement plan sponsors, institutional investors, separate account institutional clients and financial advisors. The Vanguard Group utilizes the entire 123,340 square feet of office space at the 8501 Raintree Drive Property as a regional office and has been in occupancy since the property was constructed in 2006.

DHL Express (117,593 square feet; 14.6% of NRA; 15.0% of Base Rent): DHL Express, rated A3/BBB+ by Moody’s/Fitch, the United States branch of Deutsche Post DHL Group, the world’s largest international courier service company with express, global forwarding, freight and supply chain divisions, utilizes its space at the Liberty Center at Rio Salado Property as a corporate office. Deutsche Post DHL Group currently employs approximately 520,000 employees in over 220 countries worldwide. As of October 16, 2018, Deutsche Post DHL Group had a market capitalization of approximately $40.7 billion. According to the 2017 annual report, Deutsche Post DHL Group reported earnings before interest and taxes of approximately $4.65 billion for fiscal year 2017.

Tax Abatements. The four buildings located at the Liberty Center at Rio Salado Property receive a 50.0% real estate tax abatement for eight years commencing on the respective certificate of occupancy date for each building through a Government Property Lease Excise Tax (“GPLET”) abatement with the Arizona Department of Revenue and the City of Tempe. In lieu of paying real estate taxes, the borrower pays to the Arizona Department of Revenue and the City of Tempe, in the form of rent, 50.0% of what the respective buildings’ real estate taxes otherwise would have been (2018 rent due under the GPLET abatement for the four buildings located at the Liberty Center at Rio Salado Property was equal to $882,940). The borrower has a leasehold interest in each of the buildings comprising the Liberty Center at Rio Salado Property, which are subject to the GPLET abatement until expiration of the underlying lease, at which point title in the fee interest will automatically vest to the borrower. Real estate taxes were underwritten based on the 10-year average of each respective building’s current tax amount and full tax amount when the GPLET abatement expires. Assuming a 1.0% growth rate, 14.21% tax rate and 18.0% assessment ratio, the average annual real estate tax savings from the 2018/2019 tax year through the 2027/2028 tax year for the Liberty Center at Rio Salado Property is equal to $508,706 per year. The 8501 East Raintree Drive Property is not subject to an abatement and real estate taxes were underwritten to the budgeted amount equal to $509,650. Below is a table illustrating the GPLET abatements for each building at the Liberty Center at Rio Salado Property:

Liberty Center at Rio Salado Property Tax Abatement Summary
Liberty at Rio Salado Building	Certificate of Occupancy Date	GPLET Expiration Date	Remaining GPLET Term (years)(1)	Unabated Annual Real Estate Tax 10-yr Average	U/W Annual Real Estate Tax 10-yr Average
1850 West Rio Salado Parkway	10/30/2014	10/29/2022	3.9	$535,060	$431,237
1870 West Rio Salado Parkway	2/15/2018	2/14/2026	7.2	412,042	246,330
1910 West Rio Salado Parkway	7/8/2015	7/7/2023	4.6	508,615	384,629
1930 West Rio Salado Parkway	9/28/2016	9/27/2024	5.8	391,784	276,599
Total/Wtd.			5.1	$1,847,501	$1,338,795
(1)	Remaining GPLET Term (years) is based on the Cut-off Date for the BBCMS 2018-C2 Trust in December 2018.

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Environmental. According to a Phase I environmental assessment dated July 23, 2018, there was no evidence of any recognized environmental conditions at the Liberty Portfolio Properties.

Historical and Current Occupancy(1)
2015	2016	2017	Current(2)
NAV	NAV	NAV	100.0%
(1)	Due to the various construction dates of the Liberty Portfolio properties, historical occupancy information is not available. The 8501 East Raintree Drive Property has maintained 100.0% occupancy since 2008 and the buildings at the Liberty Center at Rio Salado Drive Property have steadily increased occupancy each year since construction was complete to reach 100.0% occupancy levels represented in the underwritten rent rolls dated May 31, 2018.

(2)	Current occupancy is as of May 31, 2018.

Top Six Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Base Rent(3)	% of Total Base Rent(3)	Lease Expiration Date
Centene(4)(5)	Ba1 / BB+ / NA	352,988	43.8%	$19.54	$6,897,298	44.1%	1/31/2028
The Vanguard Group(6)	NA / NA / NA	123,340	15.3	$20.15	2,485,301	15.9	7/31/2026
DHL Express(7)	A3 / NA / BBB+	117,593	14.6	$19.96	2,347,468	15.0	2/28/2023
WageWorks(7)	NA / NA / NA	76,162	9.5	$17.47	1,330,550	8.5	12/31/2021
Carvana, LLC(8)(9)	NA / NA / NA	69,774	8.7	$19.10	1,332,683	8.5	2/29/2024
DriveTime Automotive Group, Inc.(8)(9)	NA / NA / NA	65,889	8.2	$19.10	1,258,480	8.0	2/29/2024
Top Six Tenants		805,746	100.0%	$19.43	$15,651,781	100.0%

Vacant Space		0	0.0%
Collateral Total		805,746	100.0%

(1)	Based on the underwritten rent rolls dated May 31, 2018.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Includes approximately $261,743 in contractual rent steps through October 1, 2019 and $185,411 which represents the present value of rent steps for DHL Express.

(4)	Centene has two five-year renewal options. Upon exercised renewal option, Centene will receive a tenant improvement allowance equal to $7.00 per square foot for the space renewed.

(5)	Centene occupies 236,131 square feet though January 31, 2028 in the 1870 West Rio Salado Parkway building, 77,867 square feet through January 22, 2028 in the 1850 West Rio Salado Parkway building and 38,990 square feet through December 31, 2028 in the 1910 West Rio Salado Parkway building.

(6)	The Vanguard Group has two five-year renewal options.

(7)	DHL Express and WageWorks, Inc. each have two five-year renewal options.

(8)	Carvana, LLC and DriveTime Automotive Group, Inc. each have three five-year renewal options.

(9)	DriveTime Automotive Group, Inc. subleases 65,889 square feet of space to Carvana, LLC. The sublease is co-terminus with, and requires the same rent, as the original DriveTime Automotive Group, Inc. lease.

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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2018 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	1	76,162	9.5	1,330,550	8.5	76,162	9.5%	$1,330,550	8.5%
2022	0	0	0.0	0	0.0	76,162	9.5%	$1,330,550	8.5%
2023	1	117,593	14.6	2,347,468	15.0	193,755	24.0%	$3,678,018	23.5%
2024	2	135,663	16.8	2,591,163	16.6	329,418	40.9%	$6,269,182	40.1%
2025	0	0	0.0	0	0.0	329,418	40.9%	$6,269,182	40.1%
2026	1	123,340	15.3	2,485,301	15.9	452,758	56.2%	$8,754,483	55.9%
2027	0	0	0.0	0	0.0	452,758	56.2%	$8,754,483	55.9%
2028 & Beyond(3)	3	352,988	43.8	6,897,298	44.1	805,746	100.0%	$15,651,781	100.0%
Total	8	805,746	100.0%	$15,651,781	100.0%
(1)	Based on the underwritten rent rolls dated May 31, 2018.

(2)	Includes approximately $261,743 in contractual rent steps through October 1, 2019 and $185,411 which represents the present value of the rent steps for DHL Express.

(3)	Centene leases 236,131 square feet through January 31, 2028 at the 1870 West Rio Salado Parkway building, 77,867 square feet through January 22, 2028 at the 1850 West Rio Salado Parkway building and 38,990 square feet at the 1910 West Rio Salado building.

Operating History and Underwritten Net Cash Flow
	2015	2016	2017	Annualized 7/31/2018	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$4,810,318	$7,167,149	$8,527,073	$14,118,837	$15,204,627	$18.87	77.1%
Rent Steps(3)	0	0	0	0	447,154	0.55	2.3
Total Reimbursements	820,838	1,636,533	1,973,158	2,845,390	4,078,245	5.06	20.7
Gross Potential Rent	$5,631,156	$8,803,682	$10,500,231	$16,964,227	$19,730,026	$24.49	100%
Other Income	492	1,504	1,017	0	0	0.00	0
Parking	35,100	101,350	332,312	397,500	425,867	0.53	2.2
(Vacancy/Credit Loss)(4)	0	0	0	(3)	(986,501)	(1.22)	(5.0)
Effective Gross Income	$5,666,748	$8,906,536	$10,833,560	$17,361,723	$19,169,391	$23.79	97.2%
Total Variable Expenses	335,407	761,670	985,096	1,472,184	2,106,185	2.61	11.0
Total Fixed Expenses(5)	680,299	943,205	1,100,234	1,386,715	1,953,395	2.42	10.2
Net Operating Income(6)	$4,651,042	$7,201,661	$8,748,230	$14,502,825	$15,109,811	$18.75	78.8%
Capital Expenditures	0	0	0	0	161,149	0.20	0.8
TI/LC	0	0	0	0	818,643	1.02	4.3
Net Cash Flow	$4,651,042	$7,201,661	$8,748,230	$14,502,825	$14,130,018	$17.54	73.7%
(1)	Percentage column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Based on the underwritten rent rolls dated May 31, 2018.

(3)	Consists of approximately $261,743 in contractual rent steps through October 1, 2019 and $185,411 which represents the present value of rent steps for DHL Express.

(4)	Underwritten Vacancy represents the economic vacancy of 5.0%.

(5)	Underwritten Total Fixed Expenses include real estate taxes ($1,848,445) that were underwritten using the budgeted real estate tax amount for the 8501 East Raintree property ($509,650) and the 10-year average of the current abated real estate taxes and the fully unabated real estate taxes due when the GPLET’s expire at each of the respective buildings that make up the Liberty Center at Rio Salado Property ($1,338,795). See “Tax Abatements” section for further detail.

(6)	The difference between 2015 Net Operating Income, 2016 Net Operating Income, 2017 Net Operating Income, the annualized 7-month period ending July 31, 2018 Net Operating Income and Underwritten Net Operating Income is primarily attributable to the construction and stabilization of the Liberty Center at Rio Salado Property. The Liberty Center at Rio Salado Property consists of four buildings: 1850 West Rio Salado Parkway (built in 2014 and represents approximately 18.0% of Underwritten NOI), 1870 West Rio Salado Parkway (built in 2017 and represents approximately 29.9% of Underwritten NOI), 1910 West Rio Salado Parkway (built in 2014 and represents approximately 20.0% of Underwritten NOI), and 1930 West Rio Salado Parkway (built in 2016 and represents approximately 16.8% of Underwritten NOI). The 8501 East Raintree Drive Property was built in 2006 and represents approximately 15.4% of Underwritten NOI. The Liberty Portfolio Properties are all 100.0% leased and all outstanding landlord obligations and free rent were reserved for at origination.

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The Market. The Liberty Portfolio Properties are located within the Phoenix office market which, according to the appraisal as of year end 2017, had an overall office supply of approximately 179.4 million square feet, a vacancy rate of 14.6% and average asking rent of $23.94 per square feet. According to the appraisal, from the period beginning in 2009 and ending June 30, 2018, the Phoenix office market has added approximately 12.4 million square feet of supply, reduced vacancy by approximately 6.2% while maintaining an average asking rent that ranged from $23.52 per square feet in 2009 to $25.14 per square feet as of the second quarter of 2018. According to a third party report, the technology industry continues to expand, many technology companies have relocated from Southern California or expanded in the Phoenix office market to utilize the cheaper rents for back-office space. The Phoenix office market is currently home to the back-office operations of prominent technology companies including PayPal, Yelp and San Francisco-based financial technology firm Upgrade. According to the appraisal, the Phoenix market has also become a significant market in the United States for advanced business services jobs in the financial sector. According to the United States Bureau of Labor Statistics, as of August 31, 2018, the financial services sector accounts for approximately 9.1% of total non-farm employment in the Phoenix market and supports approximately 191,500 jobs. Since the beginning of 2017, firms such as Bank of the West, Charles Schwab, and Northern Trust have relocated or expanded within the Phoenix office market.

The buildings that make up the Liberty Center at Rio Salado Property are located at 1850, 1870, 1910 and 1930 West Rio Salado Parkway in Tempe, Arizona, approximately 9.5 miles east of downtown Phoenix. Tempe, the eighth largest city in Arizona, is an urban community located in southeast Arizona that is bordered by Scottsdale to the north, Mesa to the east, Chandler to the south and Phoenix to the west. Tempe is served by Interstate 10, U.S. Route 60 and State Routes 101 and 143. The Salt River flows through the northern portion of Tempe and the Phoenix Sky Harbor International Airport is located approximately four miles west of Tempe. According to the appraisal, as of year-end 2017, the population within a one-, three- and five-mile radius was 5,947, 91,845 and 328,873, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius was $50,990, $51,485 and $60,211, respectively. The Liberty Center at Rio Salado Property is part of the Phoenix Airport Area submarket, which, according to the appraisal, as of the second quarter of 2018, contained an office supply of approximately 12.4 million square feet with a vacancy rate of 21.8% and average gross asking rent equal to $23.83 per square feet (compared to the weighted average underwritten gross rent of $24.35 per square foot).

The 8501 East Raintree Drive Property is located in Scottsdale, Arizona, approximately 26.6 miles northeast of downtown Phoenix. Scottsdale, the seventh largest city in Arizona, is bordered by Tempe to the south, Fountain Hills and McDowell Mountain Regional Park to the east, Tonto National Forest to the north and Phoenix and Paradise Valley to the west. Scottsdale is served by Interstates 10 and 17, as well as U.S. Route 60, which are all located within 10 miles of the 8501 East Raintree Drive Property. Also, the Phoenix Sky Harbor International Airport is located approximately six miles west of Scottsdale. According to the appraisal, as of year-end 2017, the population within a one-, three- and five-mile radius was 5,184, 70,146 and 168,757, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius was $114,175, $125,706 and $127,144, respectively. The 8501 East Raintree Drive Property is part of the Scottsdale Airpark submarket, which, according to the appraisal as of the second quarter of 2018, contained an office supply of approximately 13.2 million square feet with a vacancy rate of 13.1% and average gross asking rent equal to $27.76 per square feet (compared to the underwritten gross rent for The Vanguard Group at the 8501 East Raintree Drive Property of $25.26 per square foot).

In determining market rent for the Liberty Portfolio Properties, the appraiser identified the six comparable office properties located in the Phoenix office market listed in the table below.

Office Comparables(1)
Property Name	Office Area (NRA)	City	Occupancy	Tenant Name	Lease Type	Rent (PSF)
Liberty Portfolio Properties	805,746(2)	Tempe/Scottsdale	100.0%	Various	NNN	$19.75 - $20.00(3)
Price Road Office	66,759	Chandler	100.0%	Walgreens (Call Center)	NNN	$15.75
Chaparral Commerce Center	271,085	Scottsdale	100.0%	McKesson Corp.	NNN	$16.31
Norterra West One	475,000	Phoenix	100.0%	USAA (IT Dept.)	NNN	$17.38
Rio 2100	100,102	Tempe	100.0%	Varsity Tutors LLC	FSG	$28.37
Rio Office	63,500	Tempe	100.0%	Benchmark Elec., Inc.	FSG	$30.25
The Alameda	235,000	Tempe	93.2%	Lennar Homes	NNN	$19.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent rolls dated May 31, 2018.

(3)	Represents the range of concluded market office rent from the appraisal (on a net basis) for the Liberty Portfolio Properties.

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The Borrower. The borrowing entity for the Liberty Portfolio Whole Loan is RS Phoenix Portfolio LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Liberty Portfolio Whole Loan. H25A, LLC, a Delaware limited liability company, is the nonrecourse carve-out guarantor for the Liberty Portfolio Whole Loan.

The Loan Sponsor. The loan sponsor is Bruce Karsh. Bruce Karsh is a co-chairman and co-founder of Oaktree Capital which, as of September 30, 2018, currently manages approximately $124.0 billion in assets. He also serves as Chief Investment Officer and serves as portfolio manager for Oaktree Capital’s Distressed Opportunities, Value Opportunities and Multi-Strategy Credit strategies. Bruce Karsh serves on the boards of a number of privately held companies and is a member of the investment committee of the Broad Foundations. Bruce Karsh, a Duke University alumni, also served as Chairman of the Board of DUMAC, LLC, the entity that manages Duke University’s endowment, from 2005 to 2014.

Property Management. The Liberty Portfolio Properties are managed by Signature Real Estate Services, Inc., an independent third party property manager.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $89,189 for real estate taxes, $18,366 for insurance, $1,161,769 for unfunded obligations, $109,603 for free rent for Carvana, LLC, $77,257 for ground rent related to the GPLET leases with respect to the Liberty Center at Rio Salado Property, and $3,125 for immediate repairs.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $44,594.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $9,183).

Replacement Reserves – On a monthly basis, the borrower is required to escrow $13,429 into a replacement reserve for capital expenditures.

Specified Tenant Sweep Reserve – On each monthly payment date occurring on and after the occurrence and during the continuance of a Specified Tenant Trigger Period, the borrower will deposit an amount equal to the specified tenant sweep excess cash flow (as defined in the Liberty Portfolio Whole Loan documents) generated by the Liberty Portfolio Properties for the immediately preceding interest accrual period until the amount in the specified tenant sweep reserve meets a certain threshold and the DSCR is greater than 1.25x.

GPLET Ground Rent Reserve – On a monthly basis, the borrower is required to deposit reserves of 1/12th of the ground rent payable during the next-ensuing 12 months under the GPLET leases with respect to the Liberty Center at Rio Salado Property (initially estimated to be $77,257).

Lockbox / Cash Management. The Liberty Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to each existing tenant at the Liberty Portfolio Properties directing each of them to remit their rent checks directly to the lender-controlled lockbox. The borrower is also required to deliver a tenant direction letter to each and every future commercial tenant. The borrower is required to (and is required to cause the property manager to) deposit all revenue derived from the Liberty Portfolio Properties and deposit the same into the clearing account promptly upon receipt. All funds deposited into the clearing account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Liberty Portfolio Whole Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Liberty Portfolio Whole Loan documents are (a) to the extent that a Specified Tenant Trigger Period (as defined below) is continuing, swept into a Specified Tenant leasing reserve, (b) to the extent that a Trigger Period other than a Specified Tenant Trigger Period is continuing, held by the lender in an excess cash flow reserve account as additional collateral for the Liberty Portfolio Whole Loan or (c) to the extent that no Trigger Period is continuing, disbursed to the borrower.

A “Trigger Period” means the occurrence of the following, as applicable: (i) a mortgage loan event of default has occurred and is continuing, (ii) the debt service coverage ratio is less than 1.20x and (iii) a Specified Tenant Trigger Period (defined below).

A Trigger Period caused by clause (ii) will be cured if the borrower deposits with the lender cash or an evergreen letter of credit in an amount that (if applied to pay the balance of the Liberty Portfolio Whole Loan) would cause the Liberty Portfolio Whole Loan to have a debt service coverage ratio at least equal to 1.25x. Such reserve or letter of credit will be released to the borrower upon the Liberty

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Portfolio Whole Loan having a debt service coverage ratio at or above 1.25x for two consecutive calendar quarters (not taking into account the foregoing reserve).

A “Specified Tenant Trigger Period” means a period commencing upon (i) any bankruptcy or similar insolvency of any Specified Tenant (defined below) or guarantor under any Specified Tenant lease (ii) any Specified Tenant failing to be in actual, physical possession of its space, failing to operate in its premises, and/or “going dark” (this Specified Tenant Trigger Period will not exist provided that the applicable Specified Tenant is an investment grade tenant under the Liberty Portfolio Whole Loan documents), (iii) any Specified Tenant giving written notice to the borrower that it is terminating its lease for all or any portion of its space (provided that (x) with respect to The Vanguard Group lease, if such termination notice is delivered more than 18 months prior to the applicable termination date set forth in such notice, no Specified Tenant Trigger Period will exist with respect to clause (iii) until the date that is 18 months prior to such termination date and (y) with respect to any Specified Tenant other than The Vanguard Group, if such termination notice is delivered more than 12 months prior to the applicable termination date, then no Specified Tenant Trigger Period will exist with respect to clause (iii) until the date that is 12 months prior to such termination date), (iv) any termination or cancellation of any Specified Tenant lease and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any Specified Tenant or the guarantor under any Specified Tenant lease being in monetary default or material non-monetary default beyond applicable notice and cure periods, or (vi) Specified Tenant failing to extend or renew its lease on or prior to the applicable extension deadline in accordance with the Liberty Portfolio Whole Loan documents.

Solely with respect to a Specified Tenant Trigger Period with respect to Centene or The Vanguard Group, amongst other things, Specified Tenant Trigger period will be cured when (i) funds deposited in the specified tenant sweep reserve account equal the product of (x) $30.00 multiplied by (y) the number of square feet applicable for the respective tenant and (ii) the debt service coverage ratio is greater than 1.25x.

A “Specified Tenant” means (i) Centene, (ii) The Vanguard Group, and (iii) any tenant whose lease, individually or when aggregated with all other leases at the Liberty Portfolio Properties, either (a) accounts for 25.0% or more of total rental income for the Liberty Portfolio Properties or (b) demises 25.0% or more of the Liberty Portfolio Properties’ gross leasable area.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Excluded Tax Parcel. As of the closing date of the Liberty Portfolio Whole Loan, the 8501 East Raintree Drive Property was legally subdivided from, but still part of, a larger tax parcel with certain adjacent property (the “Excluded Parcel”). The borrower has represented that all conditions precedent to the consummation of the severance of the 8501 East Raintree Drive Property from the Excluded Parcel for real estate tax purposes such that the 8501 East Raintree Drive Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots (the “Scottsdale Tax Parcelization“) have been satisfied, except the ministerial creation by the Maricopa County Assessor’s Office of separate tax lots for the 8501 East Raintree Drive Property and the Excluded Parcel. The entity that sold the 8501 East Raintree Drive Property to borrower (the “Liberty Seller”) is required pursuant to the applicable purchase-and-sale agreement (the “Liberty PSA”) to pay to borrower all real estate taxes with respect to the Excluded Parcel not later than ten (10) business days prior to the due date thereof to the extent that such real estate taxes relate to the period prior to the consummation of the Scottsdale Tax Parcelization. The borrower will be required to escrow for real estate taxes with respect to the Excluded Parcel if (a) the Scottsdale Tax Parcelization has not occurred and (b) any of the following conditions are not satisfied: (i) no event of default under the Liberty Portfolio Whole Loan documents has occurred and is continuing, (ii) the borrower is diligently pursuing in a commercially reasonable good faith manner the Scottsdale Tax Parcelization, (iii) Liberty Seller is not in default of its obligation to pay to borrower real estate taxes with respect to the Excluded Parcel pursuant to the Liberty PSA, or (iv) the borrower has delivered evidence of the payment of taxes with respect to the Excluded Parcel at least five days prior to the due date of such taxes.

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Fidelis Portfolio

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Fidelis Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$49,300,000	Title:	Fee
Cut-off Date Principal Balance(1):	$49,188,389	Property Type - Subtype:	Retail – Anchored
% of IPB:	5.5%	Net Rentable Area (SF):	885,707
Loan Purpose:	Acquisition	Location:	Various, TX
Borrowers(2):	Various	Year Built / Renovated:	2005, 2006 / N/A
Sponsor:	Alan Hassenflu	Occupancy(3):	96.5%
Interest Rate:	5.01000%	Occupancy Date:	10/1/2018
Note Date:	10/5/2018	4th Most Recent NOI (As of):	$9,847,602 (12/31/2015)
Maturity Date:	10/6/2028	3rd Most Recent NOI (As of):	$10,138,789 (12/31/2016)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$10,165,703 (12/31/2017)
Original Term:	120 months	Most Recent NOI (As of)(4):	$10,512,329 (TTM 8/31/2018)
Original Amortization Term:	360 months	UW Economic Occupancy:	91.5%
Amortization Type:	Balloon	UW Revenues:	$15,940,840
Call Protection:	L(12),Grtr1%orYM(104),O(4)	UW Expenses:	$4,767,276
Lockbox / Cash Management:	Springing	UW NOI(4):	$11,173,564
Additional Debt:	Yes	UW NCF:	$10,597,854
Additional Debt Balance(1):	$44,898,124	Appraised Value / Per SF:	$147,700,000 / $167
Additional Debt Type(1):	Pari Passu	Appraisal Date(5):	Various

Escrows and Reserves(6)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$106
Taxes:	$2,477,325	$225,211	N/A	Maturity Date Loan / SF:	$88
Insurance:	$107,526	$18,419	N/A	Cut-off Date LTV:	63.7%
Replacement Reserves:	$0	$11,071	N/A	Maturity Date LTV:	52.5%
TI/LC:	$1,500,000	Springing	$1,500,000	UW NCF DSCR:	1.74x
Other:	$3,664,994	$0	N/A	UW NOI Debt Yield:	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$94,300,000	67.2%	Purchase Price	$131,750,000	93.9%
Sponsor Equity	45,949,616	32.8	Upfront Reserves	7,749,845	5.5
Closing Costs	749,772	0.5
Total Sources	$140,249,616	100.0%	Total Uses	$140,249,616	100.0%

(1)	The Fidelis Portfolio mortgage loan is part of a loan evidenced by three pari passu notes with an aggregate original principal balance of $94.3 million (the “Fidelis Portfolio Whole Loan”). The financial information presented in the chart above reflects the Cut-off Date balance of the $94.3 million Fidelis Portfolio Whole.

(2)	The borrowers under the Fidelis Portfolio Whole Loan are MK Towne Crossing Associates, LLC, RS Shopping Center Associates, LLC and VL Town Center Associates, LLC.

(3)	Occupancy includes 55,613 square feet (6.3% of net rentable area) of space that is leased by five tenants, but is not yet occupied. According to the sponsor, 13,409 square feet (4.9% of net rentable area) is expected to be occupied in the fourth quarter of 2018, while the remaining 42,204 square feet (4.8% of net rentable area) is expected to be occupied in September 2019. Tenants are entitled to free rent related to the recently leased space for which the borrowers were required to escrow at origination an amount equal to approximately $107,714, along with outstanding tenant improvements and leasing commissions in an aggregate amount equal to $3,557,280. Additionally, Occupancy includes Staples (2.3% of net rentable area) and Mattress Firm (0.4% of net rentable area), however both tenants were underwritten as vacant.

(4)	UW NOI is higher than Most Recent NOI due in part to (i) UTMB (as defined below) expanding by 42,204 square feet at the Victory Lakes Town Center Property (as defined below) with rent commencement in late 2018 ($633,060 in underwritten base rent), (ii) Patel Brothers rent commencing in late 2018 ($300,000 in underwritten base rent) and (iii) $73,524 of contractual rent steps underwritten through April 2019.

(5)	The as-is appraised values for the Victory Lakes Town Center Property and McKinney Towne Crossing Property (as defined below) are as of August 17, 2018. The as-is appraised value of Riverstone Shopping Center Property (as defined below) is as of August 20, 2018.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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Fidelis Portfolio

The Loan. The Fidelis Portfolio Whole Loan is secured by a first mortgage lien on the borrowers’ fee interest in three anchored retail shopping centers located in Texas and totaling 885,707 square feet (the “Fidelis Portfolio Properties”). The Fidelis Portfolio Whole Loan was originated by Starwood Mortgage Capital LLC and has an outstanding principal balance as of the Cut-off Date of approximately $94.1 million, and is comprised of three pari passu notes, Note A-1, Note A-2 and Note A-3. The Fidelis Portfolio Whole Loan has a 10-year term and amortizes on a 30-year basis.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$49,300,000	BBCMS 2018-C2	Yes
A-2	$22,500,000	Starwood Mortgage Funding II, LLC	No
A-3	$22,500,000	Starwood Mortgage Funding II, LLC	No

The Properties. The Fidelis Portfolio Properties are located in League City (the “Victory Lakes Town Center Property”), McKinney (the “McKinney Towne Crossing Property”) and Missouri City (the “Riverstone Shopping Center Property”), Texas and total 885,707 square feet. Overall, the Fidelis Portfolio Properties are 96.5% leased by 81 tenants.

The following tables present certain information relating to the Fidelis Portfolio Properties:

Property Summary
Property Name, Location	Year Built / Renovated	Allocated Loan Amount (“ALA”)	% of ALA	Square Feet	Acquisition Price	Occ.(1)	UW NOI	UW NOI %	Appraised Value	% of Appraised Value
Victory Lakes Town Center 2520 Gulf Freeway South League City, TX	2006 / NAP	$19,395,864	39.3%	370,367	$53,000,000	99.4%	$4,473,551	40.0%	$56,600,000	38.3%
McKinney Towne Crossing(2) 8800 State Highway 121 McKinney, TX	2006 / NAP	18,663,945	37.9	242,805	51,000,000	94.0	3,858,058	34.5	55,100,000	37.3
Riverstone Shopping Center 5730 Highway 6 Missouri City, TX	2005, 2006 / NAP	11,240,191	22.8	272,535	27,750,000	94.7	2,841,955	25.4	36,000,000	24.4
Total/Wtd. Avg.		$49,300,000	100.0%	885,707	$131,750,000	96.5%	$11,173,564	100.0%	$147,700,000	100.0%
(1)	Information based on the underwritten rent rolls dated October 1, 2018.

(2)	Occupancy at the McKinney Towne Crossing Property includes Staples (2.3% of net rentable area) and Mattress Firm (0.4% of net rentable area), however both tenants were underwritten as vacant.

The Victory Lakes Town Center Property was built in 2006, is situated on approximately 50.2 acres and has a net rentable area of 370,367 square feet. The Victory Lakes Town Center Property is currently 99.4% leased to 24 tenants and anchored by JC Penney and Hobby Lobby. Additionally, the Victory Lakes Town Center Property is shadow anchored by a Walmart and Lowe’s and located in immediate proximity to Target, Home Depot, H-E-B Grocery and Cabela’s. In addition, the Victory Lakes Town Center Property is home to the University of Texas Medical Branch (“UTMB”) which offers an array of medical services. The Victory Lakes Town Center Property contains 1,593 parking spaces which equates to a parking ratio of approximately 4.30 spaces per 1,000 square feet of NRA.

The McKinney Towne Crossing Property was built in 2006, is situated on approximately 32.6 acres and has a net rentable area of 242,805 square feet. The McKinney Towne Crossing Property is currently 94.0% leased to 45 tenants and anchored by Patel Brothers. Additionally, the McKinney Towne Crossing Property is shadow anchored by a Target and Lowe’s. In addition, the McKinney Towne Crossing Property is home to national tenants such as Ross Dress for Less, Petsmart, Chili’s Bar & Grill, Whataburger and Chick-fil-A. The McKinney Towne Crossing Property contains 1,501 parking spaces which equates to a parking ratio of approximately 6.18 spaces per 1,000 square feet of NRA.

The Riverstone Shopping Center Property was built in 2005 and 2006, is situated on approximately 27.9 acres and has a net rentable area of 272,535 square feet. The Riverstone Shopping Center Property is currently 94.7% leased to 14 tenants and anchored by Hobby Lobby, Ross Dress for Less and Palais Royal. Additionally, the Riverstone Shopping Center Property is shadow anchored by a Target and Home Depot and located in immediate proximity to a Walmart Supercenter and Kroger. In addition, the Riverstone Shopping Center Property is home to national tenants such as Bed Bath & Beyond, Petsmart and Office Depot. The Riverstone Shopping Center Property contains 1,594 parking spaces which equates to a parking ratio of approximately 5.85 spaces per 1,000 square feet of NRA.

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Fidelis Portfolio

Environmental. According to the Phase I environmental assessments dated August 29, 2018, there was no evidence of any recognized environmental conditions at the Fidelis Portfolio Properties.

Historical and Current Occupancy(1)
	2015	2016	2017	Current(2)
Victory Lakes Town Center Property	98.3%	99.1%	99.4%	99.4%
McKinney Towne Crossing Property(3)	78.1%	78.9%	78.9%	94.0%
Riverstone Shopping Center Property	98.9%	94.4%	96.0%	94.7%
Wtd. Avg.	92.9%	92.1%	92.7%	96.5%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of October 1, 2018.

(3)	Current Occupancy at the McKinney Towne Crossing Property includes Staples (2.3% of net rentable area) and Mattress Firm (0.4% of net rentable area), however both tenants were underwritten as vacant.

Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/ Fitch	Property	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Sales PSF	Occ. Costs	Lease Exp. Date
Hobby Lobby(3)	NR / NR / NR	Various(4)	115,971	13.1%	$8.58	$995,261	8.4%	$88	14.8%	Various
JC Penney(5)	NR / B- / NR	Victory Lakes Town Center	103,525	11.7	$4.35	450,000	3.8	NAP	NAP	9/30/2033
UTMB(6)	NR / NR / NR	Victory Lakes Town Center	87,615	9.9	$15.00	1,314,225	11.1	NAP	NAP	8/30/2028
Ross Dress for Less	A3 / A- / NR	Various(7)	57,863	6.5	$9.98	577,388	4.9	NAP	NAP	Various
Petsmart	Caa3 / CCC / NR	Various(8)	47,391	5.4	$13.42	635,914	5.4	NAP	NAP	Various
LA Fitness	NR / B+ / NR	Riverstone Shopping Center	45,000	5.1	$15.57	700,800	5.9	NAP	NAP	12/31/2020
Best Buy	Baa1 / BBB / BBB	Victory Lakes Town Center	30,038	3.4	$15.25	458,079	3.9	NAP	NAP	1/31/2023
Patel Brothers	NR / NR / NR	McKinney Towne Crossing	30,000	3.4	$10.00	300,000	2.5	NAP	NAP	7/31/2028
Palais Royal(9)	NR / NR / NR	Riverstone Shopping Center	30,000	3.4	$9.00	270,000	2.3	$95	14.4%	1/31/2021
Bed Bath & Beyond	Baa3 / BB+ / NR	Riverstone Shopping Center	28,000	3.2	$9.50	266,000	2.2	NAP	NAP	1/31/2021
Top Ten Tenants			575,403	65.0%	$10.37	$5,967,667	50.2%

Non Top Ten Tenants			255,428	28.8%	$23.14	$5,910,768	49.8%

Occupied Collateral Total			830,831	93.8%	$14.30	$11,878,434	100.0%

Vacant Space(10)			54,876	6.2%

Collateral Total			885,707	100.0%

(1)	Based on the underwritten rent rolls dated October 1, 2018.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occ. Costs for Hobby Lobby represent the trailing 12 months ending October 2017 sales at the Riverstone Shopping Center Property only.
(4)	Hobby Lobby occupies 60,971 square feet at the Riverstone Shopping Center Property under a lease with an expiration date on October 31, 2021. Additionally, Hobby Lobby occupies 55,000 square feet at the Victory Lakes Town Center Property under a lease with an expiration date on April 30, 2024.
(5)	JC Penney is on a ground lease.
(6)	UTMB occupies 45,411 square feet at Victory Lakes Town Center and is currently building out an additional 42,204 square feet. The sponsor expects UTMB to take occupancy of the expansion space in September 2019. At origination of the loan, the borrowers were required to escrow outstanding tenant improvements and leasing commissions in an aggregate amount equal to $1,900,000 for UTMB’s expansion space. Additionally, UTMB has the one time right to terminate its lease August 31, 2023 with 12 months’ notice.
(7)	Ross Dress for Less occupies 30,174 square feet at the Riverstone Shopping Center Property under a lease with an expiration date on January 31, 2021. Additionally, Ross Dress for Less occupies 27,689 square feet at the McKinney Towne Crossing Property under a lease with an expiration date on January 31, 2024.
(8)	Petsmart occupies 27,404 square feet at the McKinney Towne Crossing Property under a lease with an expiration date on July 31, 2023. Additionally, Petsmart occupies 19,987 square feet at the Riverstone Shopping Center Property under a lease with an expiration date on January 31, 2022.
(9)	Sales PSF and Occ. Costs for Palais Royal represent the trailing 12 months ending January 2018.
(10)	Vacant Space includes Staples (2.3% of net rentable area) and Mattress Firm (0.4% of net rentable area) which are in occupancy, however, were underwritten as vacant.

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Fidelis Portfolio

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(3)	NAP	54,876	6.2%	NAP	NAP	54,876	6.2%	NAP	NAP
2018 & MTM	0	0	0.0	$0	0.0%	54,876	6.2%	$0	0.0%
2019	6	11,153	1.3	299,874	2.5	66,029	7.5%	$299,874	2.5%
2020	14	114,527	12.9	1,983,814	16.7	180,556	20.4%	$2,283,688	19.2%
2021	16	192,322	21.7	2,498,122	21.0	372,878	42.1%	$4,781,809	40.3%
2022	10	48,988	5.5	965,509	8.1	421,866	47.6%	$5,747,318	48.4%
2023	7	75,932	8.6	1,332,962	11.2	497,798	56.2%	$7,080,281	59.6%
2024	5	101,506	11.5	1,096,380	9.2	599,304	67.7%	$8,176,660	68.8%
2025	3	8,977	1.0	189,940	1.6	608,281	68.7%	$8,366,600	70.4%
2026	5	11,245	1.3	315,162	2.7	619,526	69.9%	$8,681,762	73.1%
2027	5	13,072	1.5	373,456	3.1	632,598	71.4%	$9,055,218	76.2%
2028	5	135,154	15.3	1,974,776	16.6	767,752	86.7%	$11,029,994	92.9%
2029 & Beyond	5	117,955	13.3	848,440	7.1	885,707	100.0%	$11,878,434	100.0%
Total	81	885,707	100.0%	$11,878,434	100.0%
(1)	Based on the underwritten rent rolls dated October 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the lease rollover schedule.

(3)	Staples (2.3% of net rentable area) and Mattress Firm (0.4% of net rentable area) are included in physical occupancy, however both tenants were underwritten as vacant in the Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow
	2015	2016	2017	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$11,071,283	$11,252,201	$11,091,728	$11,108,190	$11,878,434	$13.41	68.4%
Vacant Income	0	0	0	0	1,208,572	1.36	7.0
Gross Potential Rent	$11,071,283	$11,252,201	$11,091,728	$11,108,190	$13,087,006	$14.78	75.3%
Total Reimbursements	3,114,133	3,190,519	3,431,168	3,359,035	4,284,224	4.84	24.7
Net Rental Income	$14,185,416	$14,442,720	$14,522,896	$14,467,225	$17,371,230	$19.61	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,471,627)	(1.66)	(8.5)
Other Income	20,769	41,912	41,354	41,236	41,236	0.05	0.2
Effective Gross Income	$14,206,185	$14,484,632	$14,564,250	$14,508,461	$15,940,840	$18.00	91.8%

Total Expenses	$4,358,583	$4,345,843	$4,398,547	$3,996,132	$4,767,276	$5.38	29.9%

Net Operating Income(3)	$9,847,602	$10,138,789	$10,165,703	$10,512,329	$11,173,564	$12.62	70.1%

Total TI/LC, Capex/RR	0	0	0	0	575,710	0.65	3.6

Net Cash Flow	$9,847,602	$10,138,789	$10,165,703	$10,512,329	$10,597,854	$11.97	66.5%
(1)	TTM represents the trailing 12 month period ending August 31, 2018.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Net Operating Income is higher than TTM Net Operating Income due in part to (i) UTMB expanding by 42,204 square feet at the Victory Lakes Town Center Property with rent commencement in late 2018 ($633,060 in underwritten base rent), (ii) Patel Brothers rent commencing in late 2018 ($300,000 in underwritten base rent) and (iii) $73,524 of contractual rent steps underwritten through April 2019.

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The Markets. The Victory Lakes Town Center Property is located in League City, Galveston County, Texas. The Victory Lakes Town Center Property is situated approximately 27.1 miles southeast of Houston in the NASA/Clear Lake retail submarket. According to a market report, as of November 2018, the NASA/Clear Lake retail submarket contains approximately 27.9 million square feet, and has a vacancy rate of 4.8% and asking rent of $17.92 per square foot. The appraisal determined market rent of $26.00 per square foot for inline space, $30.00 per square feet for front facing space, $35.00 per square foot for pad site space, $15.00 per square foot for junior anchor space, $10.00 per square foot for anchor space and $5.00 per square foot for the JC Penney space. The appraisal identified 25 comparable quoted and leased grocery, anchor and junior anchor spaces with rental rates ranging between $5.28 and $26.00 per square foot. The estimated 2018 population within a one-, three- and five-mile radius of the Victory Lakes Town Center Property was 4,069, 65,260 and 138,378, respectively. The estimated 2018 average household income within a one-, three- and five-mile radius of the Victory Lakes Town Center Property was $122,346, $118,165 and $121,085, respectively.

The following table presents in-line rental data with respect to comparable retail properties with respect to the Victory Lakes Town Center Property as identified in the appraisal:

Comparable In-line Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Asking Rent PSF(2)	Lease Term	Lease Type
Victory Lakes Town Center 2520 Gulf Freeway South League City, TX	2006	99.4%	370,367	$12.79	-	-
League City Towne Center 3040 Gulf Freeway South League City, TX	2008	97.0%	553,158	$14.00-$34.00	60-120	NNN
MarketPlace at Ninety-Six 1920 West League City Parkway League City, TX	2016	90.0%	163,545	$16.00-$28.00	60	NNN
Bay Colony Town Center 2885 Gulf Freeway South League City, TX	2008	94.0%	513,906	$15.00-$26.00	36-60	NNN
(1)	Source: Appraisal

(2)	For the Victory Lakes Town Center Property, represents underwritten rent PSF for in-line space.

The McKinney Towne Crossing Property is located in McKinney, Collin County, Texas. The McKinney Towne Crossing Property is situated approximately 26.3 miles north of Dallas in the McKinney retail submarket. According to a market report and as of November 2018, the McKinney retail submarket contains approximately 9.2 million square feet, and has a vacancy rate of 4.8% and asking rent of $21.64 per square foot. The appraisal determined market rent of $28.00 per square foot for inline space, $30.00 per square foot for front facing space, $35.00 per square foot for pad site space, $14.00 per square foot for junior anchor space and $10.00 per square foot for anchor space. The appraisal identified 15 comparable leased anchor and junior anchor spaces with rental rates ranging between $8.00 and $22.23 per square foot. The estimated 2018 population within a one-, three- and five-mile radius of the McKinney Towne Crossing Property was 9,370, 104,330 and 325,749, respectively. The estimated 2018 average household income within a one-, three- and five-mile radius of the McKinney Towne Crossing Property was $167,808, $157,877 and $137,429, respectively.

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The following table presents in-line rental data with respect to comparable retail properties with respect to the McKinney Towne Crossing Property as identified in the appraisal:

Comparable In-line Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Asking Rent PSF(2)	Lease Term	Lease Type
McKinney Towne Crossing 8800 State Highway 121 McKinney, TX	2006	94.0%	242,805	$20.04	-	-
Cameron Crossing 1739 North Central Expressway McKinney, TX	1998	98.0%	385,855	$18.00-$26.00	60-120	NNN
Custer Plaza 500 North Custer Road League McKinney, TX	2007	97.0%	50,577	$18.00-$26.00	Negotiable	NNN
Heritage Square 1705 West University Drive McKinney, TX	1980	97.6%	75,396	$15.00-$27.50	36-60	NNN
380 Towne Crossing 2050 West University Drive McKinney, TX	1984	97.0%	482,742	$22.00-$32.00	60-120	NNN
(1)	Source: Appraisal

(2)	For the McKinney Towne Crossing Property, represents underwritten rent PSF for in-line space.

The Riverstone Shopping Center Property is located in Missouri City, Fort Bend County, Texas. The Riverstone Shopping Center Property is situated approximately 21.0 miles southwest of Houston in the Far New Territory retail submarket. According to a market report and as of November 2018, the Far New Territory retail submarket contains approximately 7.3 million square feet, and has a vacancy rate of 3.6% and asking rent of $25.59 per square foot. The appraisal determined market rent of $24.00 per square foot for inline space, $28.00 per square foot for front facing space and between $9.00 and $15.00 per square foot for anchor space. The appraisal identified 25 comparable quoted and leased grocery, anchor and junior anchor spaces with rental rates ranging between $5.28 and $26.00 per square foot. The estimated 2018 population within a one-, three- and five-mile radius of the Riverstone Shopping Center Property was 11,050, 104,013 and 192,238, respectively. The estimated 2018 average household income within a one-, three- and five-mile radius of the Riverstone Shopping Center Property was $177,950, $143,751 and $141,488, respectively.

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The following table presents in-line rental data with respect to comparable retail properties with respect to the Riverstone Shopping Center Property as identified in the appraisal:

Comparable In-line Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Asking Rent PSF(2)	Lease Term	Lease Type
Riverstone Shopping Center 5730 Highway 6 Missouri City, TX	2005, 2006	94.7%	272,535	$11.90	-	-
Tang City Plaza 4899-B Highway 6 Missouri City, TX	2017	90.0%	89,500	$24.00-$30.00	60-120	NNN
Siena Crossing 9130 Highway 6 Missouri City, TX	2008	98.0%	236,250	$24.00-$32.00	60-120	NNN
First Colony Marketplace 4610 Highway 6 Sugar Land, TX	1993	100.0%	159,166	$14.40-$24.00	36-60	NNN
Market at First Colony 3591 Highway 6 Sugar Land, TX	1988	97.0%	190,320	$15.00-$26.00	36-60	NNN
(1)	Source: Appraisal

(2)	For the Riverstone Shopping Center Property, represents underwritten rent PSF for in-line space.

The Borrowers. The borrowing entities for the Fidelis Portfolio Whole Loan are MK Towne Crossing Associates, LLC, RS Shopping Center Associates, LLC and VL Town Center Associates, LLC, each a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Fidelis Portfolio Whole Loan. Alan Hassenflu is the guarantor of certain nonrecourse carve-outs under the Fidelis Portfolio Whole Loan, provided that his liability is limited to 20% of the Fidelis Portfolio Whole Loan balance for certain breaches.

The Loan Sponsor. The Fidelis Portfolio Whole Loan sponsor is Alan Hassenflu, President and Chief Executive Officer of Fidelis Realty Partners, Ltd. (“Fidelis Realty”). Fidelis Realty is a national retail commercial real estate developer, investor and operator headquartered in Houston, Texas with more than 60 employees. Fidelis Realty was founded in 2003 by Alan Hassenflu. Fidelis Realty’s current commercial real estate portfolio consists of more than 10 million square feet located across 60 retail assets throughout Texas, New Mexico, Louisiana and Tennessee. Additionally, Fidelis Realty is the property manager for the Fidelis Portfolio Properties.

Property Management. The Fidelis Portfolio Properties are managed by Fidelis Realty, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow approximately $3,557,280 for outstanding tenant improvements and leasing commissions, approximately $2,477,325 for real estate taxes, $1,500,000 for future tenant improvements and leasing commissions, approximately $107,526 for insurance premiums and approximately $107,714 for free rent.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to approximately $225,211.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance payments, which currently equates to approximately $18,419.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $11,071 for replacement reserves (approximately $0.15 per square foot annually). In no event will the borrowers be required to escrow more than 105% of the amount paid by the borrowers during the immediately preceding calendar year for replacement reserves.

TI/LC Reserves – When the reserve falls below the cap, the borrowers are required to escrow $21,667 (approximately $0.29 per square foot annually) on a monthly basis for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $1,500,000 (approximately $1.69 per square foot).

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Fidelis Portfolio

Lockbox / Cash Management. The Fidelis Portfolio Whole Loan is structured with a springing lockbox and springing cash management. The Fidelis Portfolio Whole Loan requires that after the occurrence of a Sweep Event Period (as defined below), the borrowers or property manager deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Fidelis Portfolio Whole Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Fidelis Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Fidelis Portfolio Whole Loan. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the Fidelis Portfolio Whole Loan borrowers. Additionally, the Fidelis Portfolio Whole Loan borrowers have a two-time right to cure a Sweep Event Period and cease making deposits into the lockbox account. Upon the commencement of a third Sweep Event Period, the Fidelis Portfolio Whole Loan borrowers will be required to open, maintain and resume causing all rents and other revenue to be deposited into the lockbox for the remainder of the term of the Fidelis Portfolio Whole Loan.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default or (ii) the debt service coverage ratio based on the trailing 12-month period is less than 1.15x.

A Sweep Event Period will end: with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such a cure in its reasonable discretion, and with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None

Partial Release. Commencing on the payment date in November 2019, the Fidelis Portfolio Whole Loan borrowers are permitted to obtain the release of any one individual property or more (each a “Release Property”) as collateral for the Fidelis Portfolio Whole Loan, provided that the following conditions, among others, are satisfied: (a) no event of default or other Sweep Event Period then exists; (b) the Fidelis Portfolio Whole Loan borrowers partially prepay the Fidelis Portfolio Whole Loan (together with payment of a prepayment fee equal to the greater of 1% of the unpaid principal balance or yield maintenance) in an amount equal to the greatest of (i) 125% of the allocated loan amount for such Release Property, (ii) an amount which would result in the debt service coverage ratio on the then-remaining balance of the Fidelis Portfolio Whole Loan for the properties remaining after giving effect to the release being not less than the greater of (x) the debt service coverage ratio immediately prior to the release and (y) 1.74x, (iii) an amount which would result in the loan-to-value ratio on the then-remaining balance of the Fidelis Portfolio Whole Loan for the properties remaining after giving effect to the release being not greater than 65.0%, and (iv) an amount which would result in the debt yield on the then-remaining balance of the Fidelis Portfolio Whole Loan for the properties remaining after giving effect to the Release being not less than the greater of (x) the debt yield immediately prior to the release and (y) 11.8%; and (c) title to the Release Property will be transferred to a person or entity other than the Fidelis Portfolio Whole Loan borrowers or an affiliate of the Fidelis Portfolio Whole Loan borrowers. The allocated loan amounts, based on the Fidelis Portfolio Whole Loan, for the Victory Lakes Town Center Property, McKinney Towne Crossing Property and the Riverstone Shopping Center Property are $37,100,000, $35,700,000 and $21,500,000, respectively.

Ground Lease. None.

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Annex A-3	BBCMS 2018-C2

Troy Place

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Troy Place

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Annex A-3	BBCMS 2018-C2

Troy Place

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,000,000	Title:	Fee
Cut-off Date Principal Balance:	$40,000,000	Property Type - Subtype:	Office – Suburban
% of IPB:	4.5%	Net Rentable Area (SF):	756,845
Loan Purpose:	Refinance	Location:	Troy, MI
Borrowers(1):	Various	Year Built / Renovated:	1973-1978 / N/A
Sponsor:	Larry M. Nemer	Occupancy:	73.2%
Interest Rate:	5.09000%	Occupancy Date:	11/1/2018
Note Date:	11/8/2018	4th Most Recent NOI (As of)(3):	$3,362,155 (12/31/2015)
Maturity Date:	12/6/2028	3rd Most Recent NOI (As of)(3):	$3,422,608 (12/31/2016)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3):	$4,225,791 (12/31/2017)
Original Term:	120 months	Most Recent NOI (As of):	$4,533,077 (TTM 9/30/2018)
Original Amortization Term:	None	UW Economic Occupancy:	73.0%
Amortization Type:	Interest Only	UW Revenues:	$10,550,799
Call Protection:	L(24),Def(91),O(5)	UW Expenses:	$4,466,390
Lockbox / Cash Management:	Springing	UW NOI(3):	$6,084,409
Additional Debt:	N/A	UW NCF:	$5,100,510
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$75,500,000 / $100
Additional Debt Type:	N/A	Appraisal Date:	9/26/2018

Escrows and Reserves(2)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$53
Taxes:	$176,523	$44,021	N/A	Maturity Date Loan / SF:	$53
Insurance:	$59,904	$8,558	N/A	Cut-off Date LTV:	53.0%
Replacement Reserves:	$0	$18,921	N/A	Maturity Date LTV:	53.0%
TI/LC:	$1,000,000	$63,071	$2,500,000	UW NCF DSCR:	2.47x
Other:	$1,464,996	$0	N/A	UW NOI Debt Yield:	15.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,000,000	100.0%	Payoff Existing Debt	$31,302,857	78.3%
Return of Equity	5,321,472	13.3
Upfront Reserves	2,701,423	6.8
Closing Costs	674,248	1.7
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%

(1)	The borrowers under the Troy Place Mortgage Loan (as defined below) are Troy Place Equities II, LLC, Nemer Troy Place Equities II, LLC and Nemer Limited II, L.L.C.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(3)	UW NOI is higher than historical NOI due in part to (i) an increase in occupancy from 54.4% as of December 31, 2015 to 73.2% as of November 1, 2018, (ii) nine new leases being signed in 2018 reflecting approximately $1,644,029 in rental income, and (iii) $136,544 amount of underwritten rent steps taken through April 2019.

The Loan. The Troy Place mortgage loan has an outstanding principal balance as of the Cut-off Date of $40.0 million (the “Troy Place Mortgage Loan”) and is secured by a first mortgage lien on the borrowers’ fee interest in a 756,845 square foot, suburban office complex located in Troy, Michigan (the “Troy Place Property”). The Troy Place Mortgage Loan has a 10-year term and is interest-only for the full term of the loan term.

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Troy Place

The Property. The Troy Place Property is comprised of five, three to seven story Class B office buildings totaling 756,845 square feet and is located in Troy, Michigan. Additionally, the Troy Place Property was developed between 1973 and 1978 by the sponsor. The Troy Place Property is 73.2% occupied by 131 tenants. The Troy Place Property features a granular rent roll with no tenant comprising more than 5.5% of the net rentable area. The Troy Place Property is situated along Coolidge Highway and West Big Beaver Road, an intersection with approximately 49,570 vehicles per day in the aggregate. The Troy Place Property is adjacent to the Somerset Collection, a super-regional luxury mall with approximately 180 retailers with a total of over 1.4 million square feet. Anchored by Saks, Neiman Marcus, Nordstrom and Macy’s, the Somerset Collection also has many luxury boutiques including Louis Vuitton, Burberry, Gucci and Apple, as well as dining options that include The Capital Grille, California Pizza Kitchen, McCormick & Schmick’s, PF Chang’s and Brio Tuscan Grille. Amenities at the Troy Place Property include two full-service cafeterias, a sundry shop, an onsite full-service bank branch with drive-through, fiber optics/cable and on-site management. Additionally, several tenants have emergency back-up generators.

The Troy Place Property also has an Ocean Prime, a steak and seafood restaurant with 14 locations in major cities, on a ground-leased outparcel. The Troy Place Property contains 2,740 parking spaces which equates to a parking ratio of approximately 3.6 spaces per 1,000 square feet of net rentable area.

Environmental. According to the Phase I environmental assessment dated October 8, 2018, there was no evidence of any recognized environmental conditions at the Troy Place Property.

Historical and Current Occupancy(1)

	2015	2016	2017	Current(2)
Troy Place	54.4%	58.1%	61.3%	73.2%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of November 1, 2018.

Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Exp. Date
GP Strategies Corporation(3)	NR / NR / NR	41,566	5.5%	$16.75	$696,231	7.1%	6/30/2027
Marsh & McLennan Agency LLC	Baa1 / A- / A	23,483	3.1	$18.22	427,860	4.3	10/31/2020
ThyssenKrupp Presta North America	Ba2 / BB / BB+	23,260	3.1	$19.00	441,940	4.5	3/31/2020
Kelley Blue Book Co., Inc.	Baa2 / BBB / BBB+	22,742	3.0	$18.16	412,974	4.2	3/31/2024
Dynamic Acquisition Co., LLC(4)	NR / NR / NR	19,722	2.6	$17.50	345,135	3.5	Various
Populus Group, LLC	NR / NR / NR	19,047	2.5	$17.00	323,799	3.3	12/31/2021
Bush Seyferth & Paige PLLC	NR / NR / NR	13,938	1.8	$18.00	250,884	2.5	4/30/2019
Young Basile Hanlon & Macfarlane, P.C.	NR / NR / NR	13,157	1.7	$19.00	249,983	2.5	1/31/2020
Integra Partners Holdings	NR / NR / NR	12,985	1.7	$17.75	230,484	2.3	8/31/2024
Derderian Kann Seyferth	NR / NR / NR	12,819	1.7	$18.50	237,152	2.4	2/29/2024
Top Ten Tenants		202,719	26.8%	$17.84	$3,616,441	36.6%

Non Top Ten Tenants		351,185	46.4%	$17.81	$6,255,219	63.4%

Occupied Collateral Total		553,904	73.2%	$17.82	$9,871,660	100.0%

Vacant Space		202,941	26.8%

Collateral Total		756,845	100.0%

(1)	Based on the underwritten rent roll dated November 1, 2018.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	GP Strategies Corporation has a one-time option to contract by 6,700 square feet effective December 2023.

(4)	Dynamic Acquisition Co., LLC occupies 18,602 square feet under a lease with an expiration date on August 31, 2024 and occupies another 1,120 square feet under a lease with an expiration date on September 30, 2019.

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Troy Place

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	202,941	26.8%	NAP	NAP	202,941	26.8%	NAP	NAP
2018 & MTM	4	4,203	0.6	$74,234	0.8%	207,144	27.4%	$74,234	0.8%
2019	45	118,188	15.6	2,130,194	21.6	325,332	43.0%	$2,204,427	22.3%
2020(3)	31	148,670	19.6	2,515,644	25.5	474,002	62.6%	$4,720,072	47.8%
2021	17	62,331	8.2	1,104,648	11.2	536,333	70.9%	$5,824,720	59.0%
2022	14	47,229	6.2	850,052	8.6	583,562	77.1%	$6,674,772	67.6%
2023	8	37,230	4.9	792,921	8.0	620,792	82.0%	$7,467,693	75.6%
2024	8	74,174	9.8	1,352,985	13.7	694,966	91.8%	$8,820,678	89.4%
2025	2	14,689	1.9	261,955	2.7	709,655	93.8%	$9,082,634	92.0%
2026	0	0	0.0	0	0.0	709,655	93.8%	$9,082,634	92.0%
2027	1	41,566	5.5	696,231	7.1	751,221	99.3%	$9,778,864	99.1%
2028	1	5,624	0.7	92,796	0.9	756,845	100.0%	$9,871,660	100.0%
2029 & Beyond	0	0	0.0	0	0.0	756,845	100.0%	$9,871,660	100.0%
Total	131	756,845	100.0%	$9,871,660	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the lease rollover schedule.

(3)	Includes 13,527 square feet of cafeteria space that is underwritten as physically occupied but economically vacant.

Operating History and Underwritten Net Cash Flow
	2015	2016	2017	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$6,890,706	$7,060,635	$7,911,485	$8,454,699	$9,871,660	$13.04	69.6%
Vacant Income	0	0	0	0	3,835,533	5.07	27.0
Gross Potential Rent	$6,890,706	$7,060,635	$7,911,485	$8,454,699	$13,707,193	$18.11	96.6%
Tenant Electric	373,311	381,373	397,557	415,960	413,969	0.55	2.9
Total Reimbursements	21,473	62,985	72,990	74,610	69,722	0.09	0.5
Net Rental Income	$7,285,490	$7,504,993	$8,382,032	$8,945,269	$14,190,884	$18.75	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(3,835,533)	(5.07)	(27.0)
Other Income	1,901	1,828	1,800	1,800	195,448	0.26	1.4
Effective Gross Income	$7,287,391	$7,506,821	$8,383,832	$8,947,069	$10,550,799	$13.94	74.3%

Total Expenses	$3,925,236	$4,084,213	$4,158,041	$4,413,992	$4,466,390	$5.90	42.3%

Net Operating Income(3)	$3,362,155	$3,422,608	$4,225,791	$4,533,077	$6,084,409	$8.04	57.7%

Total TI/LC, Capex/RR	0	0	0	0	983,899	1.30	9.3

Net Cash Flow	$3,362,155	$3,422,608	$4,225,791	$4,533,077	$5,100,510	$6.74	48.3%

(1)	TTM represents the trailing 12 month period ending September 30, 2018.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Net Operating Income is higher than historical Net Operating Income due in part to (i) an increase in occupancy from 54.4% in 2015 to 72.3% as of November 1, 2018, (ii) nine new leases being signed in 2018 reflecting approximately $1,644,029 in rental income, and (iii) $136,544 amount of underwritten rent steps taken through April 2019.

The Market. The Troy Place Property is located in Troy, Oakland County, Michigan. The Troy Place Property is situated approximately 19 miles north of downtown Detroit in the Detroit office market. The Detroit office market contains approximately 192.7 million square feet with a third quarter 2018 vacancy rate of 9.7% and asking rent of $19.21 per square foot. The Troy Place Property is located within the Troy office submarket. The Troy office submarket contains approximately 18.2 million square feet with a third quarter 2018 vacancy

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Troy Place

rate of 13.2% and asking rent of $19.56 per square foot. The appraisal determined market rent of $18.50 per square foot for standard office space and $18.00 per square foot for large office space (greater than 10,000 square feet). The estimated 2017 population within a one-, three- and five-mile radius of the Troy Place Property was 12,545, 83,151 and 227,242, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the Troy Place Property was $114,728, $127,216 and $116,331, respectively.

The following table presents standard office rental data with respect to comparable office properties with respect to the Troy Place Property as identified in the appraisal:

Comparable Standard Office Rental Summary(1)

Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF(2)	Adjusted Rent PSF(3)	Commencement	Lease Term (Years)
Troy Place 3001, 3155, 3221 and 3331 West Big Beaver Road and 2855 Coolidge Highway Troy, MI	1973-1978	73.2%	756,845	-	-	$18.23	-	-	-
North Troy Corporate Park 700 Tower Drive Troy, MI	1984	88.3%	240,548	North American Interconnect L.L.C.	6,013	$17.25	$18.29	Jul-17	5.3
Columbia Center I 201 West Big Beaver Road Troy, MI	1989	97.5%	254,978	Confidential	2,658	$22.50	$16.07	Feb-17	5.1
Sheffield Office Park I 3250 West Big Beaver Road Troy, MI	1974	61.9%	149,134	Confidential	1,127	$15.50	$15.81	Jan-17	3.0
Wilshire Plaza 900 & 1050 Wilshire Drive Troy, MI	1986	89.1%	349,643	First American Title Insurance	4,316	$20.20	$20.60	Dec-16	1.8
Liberty Center 50 West Big Beaver Troy, MI	1988	90.6%	149,976	Corning	5,544	$21.00	$20.35	Aug-16	10.0
Troy Office Centre 300, 320 & 340 East Big Beaver Road Troy, MI	1986	85.0%	737,463	Trion Solutions	5,627	$18.45	$17.88	Jun-16	3.3
(1)	Source: Appraisal.

(2)	For the Troy Place Property, represents weighted average underwritten rent per square foot for office space under 10,000 square feet.

(3)	As adjusted by the appraiser after taking market conditions, quality, condition, exposure, and access into account.

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Troy Place

The following table presents large office rental data with respect to comparable office properties with respect to the Troy Place Property as identified in the appraisal:

Comparable Large Office Rental Summary(1)

Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF(2)	Adjusted Rent PSF(3)	Commencement	Lease Term (Years)
Troy Place 3001, 3155, 3221 and 3331 West Big Beaver Road and 2855 Coolidge Highway Troy, MI	1973-1978	73.2%	756,845	-	-	$17.86	-	-	-
5555 New King 5555 New King Street Troy, MI	1985	64.9%	113,300	Confidential	10,656	$17.00	$18.03	Jan-18	6.0
PNC Center 755 West Big Beaver Road Troy, MI	1975	86.5%	535,868	Confidential	18,500	$20.65	$15.65	Aug-17	7.5
1441 West Long Lake Road 1441 West Long Lake Road Troy, MI	1999	99.0%	183,826	Confidential	18,903	$21.50	$19.55	Jun-17	5.3
800 Tower 800 Tower Drive Troy, MI	1990	81.6%	218,000	Confidential	15,013	$17.50	$15.91	Apr-17	7.3
Wilshire Plaza 900 & 1050 Wilshire Drive Troy, MI	1986	89.1%	349,643	Entrega Systems	13,190	$20.00	$20.40	Feb-17	6.8
Troy Office Centre 300, 320 & 340 East Big Beaver Road Troy, MI	1986	85.0%	737,463	Midland Credit Management	31,169	$18.00	$17.44	Jul-16	7.5

(1)	Source: Appraisal.

(2)	For the Troy Place Property, represents underwritten rent per square foot for office space over 10,000 square feet.

(3)	As adjusted by the appraiser after taking market conditions, quality, exposure, condition and access.

The Borrowers. The borrowing entities, as tenants-in-common, for the Troy Place Mortgage Loan are Troy Place Equities II, LLC, Nemer Troy Place Equities II, LLC and Nemer Limited II, L.L.C., each a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Troy Place Mortgage Loan. Larry M. Nemer is the guarantor of certain nonrecourse carve-outs under the Troy Place Mortgage Loan.

The Loan Sponsor. The Troy Place Mortgage Loan sponsor is Larry M. Nemer. Larry M. Nemer, through his wholly owned Nemer Property Group, Inc. (“NPG”), manages and has ownership interests in over 1.0 million square feet of office properties and more than 600,000 square feet of industrial properties throughout the Detroit area. Mr. Nemer has been with NPG since 1986 and has been its president since 2000. NPG was founded in 1950 by Larry Nemer’s father and is a full-service real estate organization providing management, leasing and tenant improvement construction, and design services. The sponsor disclosed two prior maturity defaults, one of which was resolved via a discounted payoff. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Property Management. The Troy Place Property is managed by NPG, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow $1,000,000 for future tenant improvements and leasing commissions, $976,875 for immediate repairs, approximately $378,121 for rent concessions, approximately $176,523 for real estate taxes, $110,000 for existing tenant improvements and leasing commissions and approximately $59,904 for insurance premiums.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to approximately $44,021.

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Troy Place

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance payments, which currently equates to approximately $8,558.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $18,921 for replacement reserves (approximately $0.30 per square foot annually).

TI/LC Reserves - The borrowers are required to escrow $63,071 (approximately $1.00 per square foot annually) on a monthly basis for tenant improvement and leasing commission reserves, which requirement does not apply if (i) no Sweep Event Period (as defined below) is continuing and (ii) the amount on deposit for such tenant improvement and leasing commission reserves equals or exceeds a $2,500,000 cap.

Lockbox / Cash Management. The Troy Place Mortgage Loan is structured with a springing lockbox and springing cash management. The Troy Place Mortgage Loan requires that after the occurrence of a Sweep Event Period, the borrowers or property manager deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Troy Place Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Troy Place Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Troy Place Mortgage Loan. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the Troy Place Mortgage Loan borrowers.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default or (ii) the date on which the debt service coverage ratio based on the trailing 12-month period, as determined by the lender in its sole discretion is less than 1.50x.

A Sweep Event Period will end: with regard to clause (i) above, upon the cure of such event of default and with regard to clause (ii) above, upon the debt service coverage ratio based on the trailing 12-month period being at least 1.60x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

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West Covina Village

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Annex A-3	BBCMS 2018-C2

West Covina Village

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West Covina Village

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$36,000,000	Title:	Fee
Cut-off Date Principal Balance:	$36,000,000	Property Type - Subtype:	Mixed Use – Retail/Office
% of IPB:	4.0%	Net Rentable Area (SF):	220,000
Loan Purpose:	Refinance	Location:	West Covina, CA
Borrower:	Azusa Rowland, LLC	Year Built / Renovated:	1981 / 2017
Sponsors:	Tarek Alhassen and Dighton	Occupancy:	89.3%
	America Inc.	Occupancy Date:	11/5/2018
Interest Rate:	5.43600%	4th Most Recent NOI (As of):	$2,577,306 (12/31/2015)
Note Date:	11/7/2018	3rd Most Recent NOI (As of):	$2,700,787 (12/31/2016)
Maturity Date:	12/6/2028	2nd Most Recent NOI (As of):	$2,791,622 (12/31/2017)
Interest-only Period:	48 months	Most Recent NOI (As of) (2):	$2,769,661 (TTM 8/31/2018)
Original Term:	120 months	UW Economic Occupancy:	92.8%
Original Amortization Term:	360 months	UW Revenues:	$5,044,678
Amortization Type:	IO-Balloon	UW Expenses:	$1,435,151
Call Protection:	L(24),Def(92),O(4)	UW NOI(2):	$3,609,527
Lockbox / Cash Management:	Springing	UW NCF:	$3,345,527
Additional Debt:	N/A	Appraised Value / Per SF:	$61,600,000 / $280
Additional Debt Balance:	N/A	Appraisal Date:	10/8/2018
Additional Debt Type:	N/A

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$164
Taxes:	$93,324	$46,662	N/A	Maturity Date Loan / SF:	$149
Insurance:	$72,609	$6,601	N/A	Cut-off Date LTV:	58.4%
Replacement Reserves:	$275,000	$3,667	N/A	Maturity Date LTV:	53.3%
TI/LC:	$0	$41,250	$1,500,000	UW NCF DSCR:	1.37x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$36,000,000	100.0%	Payoff Existing Debt	$34,705,976	96.4%
			Closing Costs	632,267	1.8
			Upfront Reserves	440,934	1.2
			Return of Equity	220,824	0.6
Total Sources	$36,000,000	100.0%	Total Uses	$36,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(2)	UW NOI is higher than Most Recent NOI due in part to (i) UEI (as defined below) leasing a previously vacant suite totaling 34,603 square feet with total underwritten rent and reimbursements of approximately $754,691 that commenced in January 2018, (ii) Turner Outdoorsman expanding into 9,425 square feet (up from 4,780 square feet) and commencing payment of expense reimbursements, which resulted in approximately $64,467 of additional rental income, and (iii) Cafe Chimichurri taking 9,062 square feet of previously vacant space and paying a total of approximately $277,297 in underwritten rent and reimbursements

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Annex A-3	BBCMS 2018-C2

West Covina Village

The Loan. The West Covina Village mortgage loan has an outstanding principal balance as of the Cut-off Date of $36.0 million (the “West Covina Village Mortgage Loan”) and is secured by a first mortgage lien on the borrower’s fee interest in a 220,000 square foot, grocery-anchored mixed use property located in West Covina, California (the “West Covina Village Property”). The West Covina Village Mortgage Loan has a 10-year term and, following a four-year interest-only period, amortizes on a 30-year schedule. The previously existing debt was securitized in 2006 as part of the CSMC 2006-C5 transaction.

The Property. The West Covina Village Property is a 220,000 square foot mixed use property anchored by Stater Bros. and is located in West Covina, California. The West Covina Village Property is 89.3% occupied by 31 tenants, of which 20 tenants representing approximately 52.5% of the net rentable area have been in occupancy for at least 10 years or exercised at least one lease renewal option. Additionally, approximately 35.0% of the net rentable area is occupied by tenants that have been in occupancy for more than 20 years. The West Covina Village Property was built in 1981 and most recently renovated in 2017, is situated on approximately 16.9 acres and at the intersection of North Azusa Avenue and Rowland Avenue. Stater Bros. is leasing the 35,232 square foot grocery store space and recently executed a lease renewal option that runs through December 10, 2021. Stater Bros. has been in occupancy at the West Covina Village Property since 1986, has renewed three times and has two, five-year lease renewal options remaining under its lease.

As of the trailing-12 months ending in September 2018, Stater Bros. reported sales of approximately $31,440,367 which is approximately $892 per square foot and an approximately 1.6% occupancy cost. Stater Bros. recently completed a renovation of its space at the West Covina Village Property. Renovations included new flooring, energy-efficient LED lighting, and new refrigeration display cases. Other additions included a handcrafted sushi bar, a display case with an assortment of fresh fruit cut in-store each day, a wider selection of premium wines and an expanded section for freshly prepared, grab-and-go food items. The West Covina Village Property also features a variety of national, regional and local in-line tenants such as LA Fitness, Dollar Tree, Wingstop and JP Morgan Chase Bank N.A. Additionally, the West Covina Village Property is home to the United Education Institute (“UEI”), which occupies 34,603 square feet of office space and is accredited by the Accrediting Council for Continuous Education and Training (“ACCET”). UEI was founded in 1974 for the purpose of improving continuing education and training, ACCET has been officially recognized as a “reliable authority” by the U.S. Department of Education since 1978. UEI’s West Covina campus has vocational and trade programs in industries such as business, computer technology, criminal justice, HVAC, and medical/dental. UEI has 13 campuses in California and 15 campuses nationwide. The West Covina Village Property contains 966 parking spaces which equates to a parking ratio of approximately 4.4 spaces per 1,000 square feet of net rentable area.

Environmental. According to the Phase I environmental assessment dated October 11, 2018, there was no evidence of any recognized environmental conditions at the West Covina Village Property.

Historical and Current Occupancy(1)
	12/22/2015	2/22/2017	1/31/2018	Current(2)
West Covina Village	70.8%	75.6%	91.9%	89.3%
(1)	Historical Occupancies are as of each specified date.

(2)	Current Occupancy is as of November 5, 2018.

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West Covina Village

Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Lease Type	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Sales PSF	Occ. Costs	Lease Exp. Date
Stater Bros.(3)	NR / NR / NR	Retail	35,232	16.0%	$9.92	$349,492	8.9%	$892	1.6%	12/10/2021
UEI	NR / NR / NR	Office	34,603	15.7	$15.45	534,616	13.7	NAV	NAV	1/31/2028
LA Fitness(4)	NR / NR / NR	Retail	28,300	12.9	$32.77	927,381	23.7	NAV	NAV	11/30/2026
Dollar Tree	Baa3 / BBB- / NR	Retail	10,234	4.7	$13.20	135,089	3.5	NAV	NAV	3/31/2022
Turner’s Outdoorsman	NR / NR / NR	Retail	9,425	4.3	$11.52	108,576	2.8	NAV	NAV	12/31/2028
Café Chimichurri	NR / NR / NR	Retail	9,062	4.1	$24.00	217,488	5.6	NAV	NAV	11/30/2028
CareMore Medical Enterprises	NR / NR / NR	Office	8,663	3.9	$29.94	259,371	6.6	NAV	NAV	8/31/2021
Automobile Club of Southern CA	NR / NR / NR	Retail	6,380	2.9	$19.80	126,324	3.2	NAV	NAV	12/31/2020
Tasty Goody Food Group	NR / NR / NR	Retail	4,950	2.3	$21.43	106,102	2.7	NAV	NAV	5/1/2028
JP Morgan Chase Bank N.A.	A2 / A- / AA-	Retail	4,500	2.0	$31.33	141,000	3.6	NAV	NAV	12/31/2031
Top Ten Tenants			151,349	68.8%	$19.20	$2,905,440	74.3%

Non Top Ten Tenants			45,079	20.5%	$22.27	$1,003,924	25.7%

Occupied Collateral Total			196,428	89.3%	$19.90	$3,909,364	100.0%

Vacant Space			23,572	10.7%

Collateral Total			220,000	100.0%

(1)	Based on the underwritten rent roll dated November 5, 2018.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Sales PSF and Occ. Costs for Stater Bros. represent the trailing 12-months ending September 30, 2018 sales.

(4)	LA Fitness has the one time right to terminate its lease effective November 30, 2021 with six months’ notice.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	23,572	10.7%	NAP	NAP	23,572	10.7%	NAP	NAP
2018 & MTM	2	3,050	1.4	$50,274	1.3%	26,622	12.1%	$50,274	1.3%
2019	6	16,050	7.3	395,027	10.1	42,672	19.4%	$445,301	11.4%
2020	3	10,380	4.7	197,619	5.1	53,052	24.1%	$642,920	16.4%
2021	4	46,795	21.3	668,983	17.1	99,847	45.4%	$1,311,903	33.6%
2022	5	14,629	6.6	261,012	6.7	114,476	52.0%	$1,572,915	40.2%
2023	2	6,700	3.0	158,820	4.1	121,176	55.1%	$1,731,735	44.3%
2024	1	3,404	1.5	58,681	1.5	124,580	56.6%	$1,790,416	45.8%
2025	1	3,080	1.4	57,684	1.5	127,660	58.0%	$1,848,100	47.3%
2026	1	28,300	12.9	927,381	23.7	155,960	70.9%	$2,775,482	71.0%
2027	0	0	0.0	0	0.0	155,960	70.9%	$2,775,482	71.0%
2028	5	59,540	27.1	992,882	25.4	215,500	98.0%	$3,768,364	96.4%
2029 & Beyond	1	4,500	2.0	141,000	3.6	220,000	100.0%	$3,909,364	100.0%
Total	31	220,000	100.0%	$3,909,364	100.0%
(1)	Based on the underwritten rent roll dated November 5, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the lease rollover schedule.

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West Covina Village

Operating History and Underwritten Net Cash Flow
	2015	2016	2017	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$3,435,049	$3,226,444	$3,263,850	$3,302,087	$3,909,364	$17.77	71.9%
Vacant Income	0	0	0	0	391,680	1.78	7.2
Gross Potential Rent	$3,435,049	$3,226,444	$3,263,850	$3,302,087	$4,301,044	$19.55	79.1%
Total Reimbursements	442,391	835,121	867,483	867,484	1,135,314	5.16	20.9
Net Rental Income	$3,877,440	$4,061,565	$4,131,333	$4,169,571	$5,436,358	$24.71	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(391,680)	(1.78)	(7.2)
Other Income	0	3,513	0	0	0	0.00	0.0
Effective Gross Income	$3,877,440	$4,065,078	$4,131,333	$4,169,571	$5,044,678	$22.93	92.8%

Total Expenses	$1,300,134	$1,364,291	$1,339,711	$1,399,910	$1,435,151	$6.52	28.4%

Net Operating Income(3)	$2,577,306	$2,700,787	$2,791,622	$2,769,661	$3,609,527	$16.41	71.6%

Total TI/LC, Capex/RR	0	0	0	0	264,000	1.20	5.2

Net Cash Flow	$2,577,306	$2,700,787	$2,791,622	$2,769,661	$3,345,527	$15.21	66.3%
(1)	TTM represents the trailing 12-month period ending August 31, 2018.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Net Operating Income is higher than TTM Net Operating Income due in part to (i) UEI leasing a previously vacant suite totaling 34,603 square feet with total underwritten rent and reimbursements of approximately $754,691 that commenced January 2018, (ii) Turner Outdoorsman expanding into 9,425 square feet (up from 4,780 square feet) and commencing payment of expense reimbursements, which resulted in approximately $64,467 of additional rental income, and (iii) Cafe Chimichurri taking 9,062 square feet of previously vacant space and paying a total of approximately $277,297 in underwritten rent and reimbursements.

The Market. The West Covina Village Property is located in West Covina, Los Angeles County, California. The West Covina Village Property is situated approximately 20 miles east of the Los Angeles central business district in the San Gabriel Valley retail market. As of the third quarter of 2018, the San Gabriel Valley retail market contains approximately 62.6 million square feet, vacancy rate of 3.5% and asking rent of $21.84 per square foot. The West Covina Village Property is located within the Covina/West Covina retail submarket. As of the third quarter of 2018, the Covina/West Covina retail submarket contains approximately 11.1 million square feet, vacancy rate of 2.3% and asking rent of $18.56 per square foot. The appraisal determined market rent of $18.00 per square foot for supermarket space, $12.00 per square foot for junior anchor space, $18.00 per square foot for office space, $21.00 per square foot for inline space, $27.00 per square foot for pad retail space, $21.00 per square foot for inline restaurant space, $24.00 per square foot for pad restaurant space, $27.00 per square foot for pad bank space and $21.00 per square foot for the health club space. The estimated 2017 population within a five-, ten- and 15-minute radius of the West Covina Village Property was 41,548, 297,882 and 719,540, respectively. The estimated 2017 average household income within a five-, ten- and 15-minute radius of the West Covina Village Property was $85,341, $79,651 and $77,607, respectively.

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West Covina Village

The following table presents junior anchor, office, inline and pad rental data with respect to comparable retail properties with respect to the West Covina Village Property as identified in the appraisal:

Comparable Junior Anchor, Office, Inline and Pad Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF(2)	Adjusted Rent PSF(3)	Commencement	Lease Term (Years)
West Covina Village 301-477 North Azusa Avenue West Covina, CA	1981	89.3%	220,000	-	-	$22.08	-	-	-
Covina Marketplace 1405-1453 North Azusa Avenue Covina, CA	1989	100.0%	95,495	Western Dental	3,500	$27.00	$23.64	Dec-17	5
Arrow Center 412 West Arrow Highway Covina, CA	1960	77.0%	80,750	A-J Auto Paint	1,745	$13.56	$20.16	Nov-17	3
Covina Plaza 543-621 North Azusa Avenue Covina, CA	1982	93.0%	125,673	Global Security	1,224	$22.20	$26.40	Dec-17	3
Covina Square 100-428 North Azusa Avenue Covina, CA	1974	96.0%	124,820	Mathnasium	1,350	$20.40	$22.68	Jul-18	5
West Covina Parkway Plaza 1000 West West Covina Parkway West Covina, CA	1990	95.0%	87,379	Petco	13,880	$24.00	$24.36	Jul-16	6
(1)	Source: Appraisal.

(2)	For the West Covina Village Property, represents weighted average underwritten rent per square foot for junior anchor, office, inline and pad spaces.

(3)	As adjusted by the appraiser after taking location, quality, condition, exposure, parking ratio, age and anchor into account.

The following table presents supermarket rental data with respect to comparable retail properties with respect to the West Covina Village Property as identified in the appraisal:

Comparable Supermarket Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF(2)	Adjusted Rent PSF(3)	Commencement	Lease Term (Years)
West Covina Village 301-477 North Azusa Avenue West Covina, CA	1981	89.3%	220,000	Stater Bros.	35,232	$9.92	-	Jan-16	5
El Super 16420 Parthenia Street Panorama City, CA	1960	100.0%	48,264	El Super	48,264	$16.92	$21.96	Oct-18	29
Winco 3400 East South Street Lakewood, CA	1992	100.0%	96,849	Winco	96,849	$8.76	$11.52	Apr-18	10
Vons 600 East Broadway Long Beach, CA	2010	100.0%	47,570	Vons	47,570	$30.12	$24.84	Nov-17	20
Stater Bros. 2314 River Road Corona, CA	2017	100.0%	53,772	Stater Bros.	53,772	$31.80	$23.16	Jul-17	10
(1)	Source: Appraisal.

(2)	For the West Covina Village Property, represents underwritten rent per square foot for the Stater Bros. space.

(3)	As adjusted by the appraiser after taking size, quality, condition, access, parking ratio and age into account.

The Borrower. The borrowing entity for the West Covina Village Mortgage Loan is Azusa Rowland, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the West Covina Village Mortgage Loan. Tarek Alhassen and Dighton America Inc. are the guarantors of certain nonrecourse carve-outs under the West Covina Village Mortgage Loan.

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West Covina Village

The Loan Sponsors. The West Covina Village Mortgage Loan sponsors are Tarek Alhassen and Dighton America Inc. Tarek Alhassen is a Los Angeles area commercial and residential real estate developer who has been operating in the area since the early 1980’s. Mr. Alhassen’s sole outside investor in the West Covina Village Property is Sheikh Khalifa Bin Hamdan Al-Nahyan. Sheikh Khalifa Bin Hamdan Al-Nahyan is a member of one of the six ruling families in the United Arab Emirates and is based in Abu Dhabi. His U.S. real estate investments are made through the Dighton America Inc. entity. A prior loan secured by the West Covina Village Property went through a workout which included the appointment of a receiver. The borrower under the prior loan was controlled by Tarek Alhassen’s brother. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Property Management. The West Covina Village Property is managed by Brenton Development Corporation, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $275,000 for capital expenditures, approximately $93,324 for real estate taxes and approximately $72,609 for insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to approximately $46,662.

Insurance Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments, which currently equates to approximately $6,601.

Replacement Reserves - On a monthly basis, the borrower is required to escrow approximately $3,667 for replacement reserves (approximately $0.20 per square foot annually).

TI/LC Reserves - The borrower is required to escrow $41,250 (approximately $2.25 per square foot annually) on a monthly basis for tenant improvement and leasing commission reserves occurring on the payment date in January 2019 and for each payment date occurring thereafter up to and including the payment date in December 2021. Beginning on the payment date in January 2022, the borrower is required to escrow $18,333 (approximately $1.00 per square foot annually) on a monthly basis for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $1,500,000 (approximately $6.82 per square foot annually).

Lockbox / Cash Management. The West Covina Village Mortgage Loan is structured with a springing lockbox and springing cash management. The West Covina Village Mortgage Loan requires that during the continuance of a Sweep Event Period (as defined below), the borrower deliver tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the West Covina Village Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the West Covina Village Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the West Covina Village Mortgage Loan. To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the West Covina Village Mortgage Loan borrower.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default, (ii) the date on which the debt service coverage ratio (commencing on the payment date occurring six months from the closing date based on the trailing 12-month period) is less than 1.20x or (iii) a Key Tenant Trigger Event (as defined below).

A Sweep Event Period will end: with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion, with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.30x for two consecutive calendar quarters and with regard to clause (iii), the Key Tenant Trigger Event is cured in accordance with the West Covina Village Loan documents.

A “Key Tenant Trigger Event” means that either UEI, LA Fitness or a replacement tenant (i) defaults under its lease, (ii) goes dark or gives notice of its intention to do the foregoing, (iii) gives notice to vacate or vacates its leased space at the West Covina Village Property, (iv) becomes a debtor in any bankruptcy or other insolvency proceeding, (v) terminates its lease, (vi) sublets 20% or more of its respective space or gives notice of its intention to do the foregoing or (vii) with regard to UEI, fails to renew or extend the term of its lease pursuant to the terms set forth in its lease on or before the date required under its lease by which UEI is required to give notice of its exercise of its renewal option thereunder; and with regard to LA Fitness, fails to renew or extend the term of its lease for a period of five years with a rental rate of at least $18.00 per square foot and on terms reasonably satisfactory to the lender at least nine months prior to its lease expiration.

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West Covina Village

Such Key Tenant Trigger Event will terminate: with regard to clause (i), upon the related tenant curing such default; with regard to clauses (ii), (iii) and (v), the related tenant has rescinded such notice and/or resumed its customary business operations at its leased space for at least two consecutive calendar quarters; with regard to clause (iv), the lease for the related tenant is assumed or affirmed in such proceeding and the related tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing; with regard to clause (vi), the related tenant is no longer subletting 20% or more of its respective space and such tenant is occupying no less than 80% of its space and has resumed normal business operations; with regard to clause (vii), the related tenant, exercises the applicable extension option or enters into a new lease on terms and conditions satisfactory to the lender and as described above; and with regard to clauses (i) through (vii) above, the lender has received a certain related estoppel certificate. In addition, a Key Tenant Trigger Event will terminate in the event that a Key Tenant Re-Tenanting Event (as defined below) has occurred.

A “Key Tenant Re-Tenanting Event” means that: (i) the UEI space or LA Fitness space, as applicable, is leased pursuant to a replacement lease having a term of at least five years for the related space, as applicable, (ii) such lease has commenced, (iii) UEI, LA Fitness or a replacement tenant has taken occupancy of the entire leased premises and is paying full unabated rent and all tenant improvements costs and leasing commissions have been paid by the borrower and (iv) such replacement tenant has delivered a signed estoppel certificate reasonably satisfactory to the lender.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

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AVR Embassy Suites Fort Worth

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AVR Embassy Suites Fort Worth

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AVR Embassy Suites Fort Worth

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CCRE	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,200,000	Title:	Fee
Cut-off Date Principal Balance:	$35,200,000	Property Type - Subtype:	Hotel – Full Service
% of IPB:	3.9%	Net Rentable Area (Rooms):	156
Loan Purpose:	Acquisition	Location:	Fort Worth, TX
Borrower:	AVR Fort Worth Hotel LLC	Year Built / Renovated(1):	2007 / 2018
Sponsor:	Allan V. Rose	Occupancy / ADR / RevPAR:	82.4% / $178.50 / $147.12
Interest Rate:	5.57800%	Occupancy / ADR / RevPAR Date:	8/31/2018
Note Date:	11/8/2018	4th Most Recent NOI (As of):	$4,658,642 (12/31/2015)
Maturity Date:	12/1/2028	3rd Most Recent NOI (As of)(2):	$4,681,929 (12/31/2016)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	$4,209,412 (12/31/2017)
Original Term:	120 months	Most Recent NOI (As of)(2):	$3,592,739 TTM 8/31/2018
Original Amortization Term:	360 Months	UW Occupancy / ADR / RevPAR:	84.0% / $194.25 / $163.17
Amortization Type:	IO-Balloon	UW Revenues:	$11,054,987
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$6,507,816
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,547,171
Additional Debt:	N/A	UW NCF:	$4,104,972
Additional Debt Balance:	N/A	Appraised Value / Per Room(3):	$54,500,000 / $349,359
Additional Debt Type:	N/A	Appraisal Date(3):	10/1/2018

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$225,641
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$209,895
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	64.6%
FF&E Reserves:	$0	4.0% of Gross Revenues	N/A	Maturity Date LTV(3):	60.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.70x
Other(5):	$743,070	Springing	$320,000	UW NOI Debt Yield:	12.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,200,000	66.1%	Purchase Price	$52,000,000	97.7%
Sponsor Equity	18,045,055	33.9	Upfront Reserves	743,070	1.4
			Closing Costs	501,985	0.9
Total Sources	$53,245,055	100.0%	Total Uses	$53,245,055	100.0%
(1)	The AVR Embassy Suites Fort Worth property was built in 1975 as a 300+ room Clarion Hotel and was converted to the 156-room Embassy Suites in 2005, with a renovation occurring between late 2017-2018.

(2)	The decrease in 2nd Most Recent NOI to Most Recent NOI is primarily a result of an approximately $5.6 million renovation occurring between late December 2017 and August 2018.

(3)	The appraisal also concluded to a “prospective value upon stabilization” appraised value of $59,500,000 with a valuation date of October 1, 2020, which results in a Cut-off Date LTV and Maturity Date LTV of 59.2% and 55.0%, respectively. The “prospective value upon stabilization” value assumes the hotel achieves a stabilized occupancy of 85.0%, ADR of $208.08 and RevPAR of $176.87.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	Other reserve is comprised of a $423,070 PIP reserve and a $320,000 seasonality reserve.

The Loan. The AVR Embassy Suites Fort Worth loan has an outstanding principal balance as of the Cut-off Date of $35.2 million and is secured by a first mortgage lien on the borrower’s fee interest in a 156-room, full service hotel located in Fort Worth, Texas. The loan has a 10-year term, and subsequent to a five-year interest-only period, will amortize on a 30-year schedule. The previously existing debt was securitized in 2010 as part of the WFCM 2010-C1 transaction.

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AVR Embassy Suites Fort Worth

The Property. The AVR Embassy Suites Forth Worth property is a 13-story, 156-room full service hotel located in Fort Worth, Texas. The AVR Embassy Suites Fort Worth property was developed in 1975 as a Clarion Hotel and subsequently converted to a 156-room Embassy Suites from 2005-2007. The AVR Embassy Suites Fort Worth property includes 86 king, 62 queen/queen and eight ADA rooms. Guest room amenities include complimentary wireless internet, work desks and flat screen televisions. Amenities at the AVR Embassy Suites Fort Worth property include Market Bistro Coffee Shop, a full-service restaurant, an indoor pool, a fitness center, complimentary breakfast and an evening reception area, guest laundry facilities, a business center, a sundry shop and approximately 10,311 square feet of meeting space. The property also offers 161 parking spaces within a seven-level parking garage.

From 2015 to 2018, approximately $5.6 million was spent on capital expenditures, which included $5.1 million spent between December 2017 and August 2018 on architectural design upgrades, replacing the IT systems, relocating the business center, and renovating the exterior public bathrooms, kitchen/dining areas, meeting spaces and pool area, among other things. Since 2015, the AVR Embassy Suites Fort Worth property has had occupancy penetration rates over 109%, ADR penetration rates over 105% and RevPAR penetration rates over 115%.

Environmental. According to a Phase I environmental assessment dated October 3, 2018, there was no evidence of any recognized environmental conditions at the property.

The Market. The AVR Embassy Suites Fort Worth property is located in Downtown Fort Worth, approximately 25 miles southwest of DFW Airport, 35 miles southwest of Love Field and 32 miles west of Downtown Dallas. According to the 2017 Census Bureau, Fort Worth is the 15th largest city in the United States. Major employers in Fort Worth include American Airlines, Lockheed Martin and the NAS Fort Worth Joint Reserve Base. From December 2008 to December 2017, the labor force in Fort Worth grew by approximately 28.5%, which is 7.9 times faster than the national labor force.

The property is located in downtown Fort Worth, within Sundance Square, a 35-block commercial, residential, entertainment and retail district that attracts approximately 10.0 million visitors each year. The Fort Worth Convention Center is located within 0.5 miles of the property and offers more than 250,000 square feet of exhibit space. Texas Christian University is located within 5.0 miles of the property and has a total undergraduate enrollment of approximately 9,000 individuals in 2017. Additional lodging demand generators include the Arts District, Fort Worth Stockyards, Bass Performance Hall, Will Rodgers Memorial Center, Riverside Arts District, Billy Bob’s Texas and Texas Motor Speedway.

The primary competitive set for the hotel consists of five hotels, which range in size from 203 to 614 rooms and collectively contain an aggregate of 2,044 rooms. There are currently two hotels under construction totaling 327 rooms. These hotels include an Autograph Collection hotel that is expected to be completed in 2019 followed by a Hilton Garden Inn that is expected to be completed in 2020.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			AVR Embassy Suites – Fort Worth, TX(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	68.7%	$173.60	$119.27	86.1%	$183.07	$157.68	125.3%	105.5%	132.2%
2016	68.9%	$170.36	$117.34	85.5%	$187.33	$160.24	124.1%	110.0%	136.6%
2017	74.0%	$168.63	$124.83	84.2%	$184.05	$154.95	113.7%	109.1%	124.1%
TTM(4)	75.2%	$169.35	$127.42	82.4%	$178.50	$147.12	109.5%	105.4%	115.5%
(1)	Data provided by an industry travel research provider. The competitive set contains the following properties: Hilton Fort Worth, Renaissance The Worthington Fort Worth Hotel, Courtyard Fort Worth Downtown Blackstone, Omni Fort Worth Hotel and Sheraton Fort Worth Downtown Hotel.

(2)	Based on operating statements provided by the borrower.

(3)	Penetration Factor is calculated based on data provided by an industry travel research provider for the competitive set and the operating statements provided by the borrower for the mortgaged property.

(4)	TTM represents the trailing 12-month period ending on August 31, 2018.

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Competitive Hotels Profile(1)
				2017 Estimated Market Mix			2017 Estimated Operating Statistics
Property	Rooms	Year Opened	Meeting Space (SF)	Commercial	Leisure	Meeting & Group	Occ.	ADR	RevPAR
AVR Embassy Suites Fort Worth	156	2007	10,311	52%	20%	28%	84.2%	$184.05	$154.95
Hilton Fort Worth	294	2007	25,000	50%	11%	39%	75-80%	$165-$170	$125-$130
Renaissance The Worthington Fort Worth	504	1981	53,172	40%	15%	45%	75-80%	$195-$200	$145-$150
Courtyard Fort Worth Downtown Blackstone	203	1999	1,442	65%	15%	20%	85-90%	$155-$160	$130-$135
Omni Fort Worth Hotel	614	2009	68,000	35%	20%	45%	70-75%	$165-$170	$115-$120
Sheraton Fort Worth Downtown	429	2008	22,000	35%	20%	45%	75-80%	$155-$170	$115-$120
Total(2)	2,044			41%	17%	42%	75.3%	$170.95	$128.75
(1)	Based on the appraisal, except for the “2017 Estimated Operating Statistics” for AVR Embassy Suites Fort Worth, which are based on the operating statements provided by the borrower.

(2)	Excludes the AVR Embassy Suites Fort Worth property.

Operating History and Underwritten Net Cash Flow
	2015	2016	2017	TTM(1)	Underwritten(2)	Per Room(3)	% of Total Revenue(4)
Occupancy	86.1%	85.5%	84.2%	82.4%	84.0%
ADR	$183.07	$187.33	$184.05	$178.50	$194.25
RevPAR	$157.68	$160.24	$154.95	$147.12	$163.17

Room Revenue	$8,978,306	$9,149,103	$8,822,915	$8,399,953	$9,290,900	$59,557	84.0%
Food & Beverage Revenue	1,030,434	982,075	988,916	993,513	992,808	6,364	9.0
Other Departmental Revenue	758,507	811,822	793,272	780,417	771,279	4,944	7.0
Total Revenue	$10,767,247	$10,943,000	$10,605,103	$10,173,883	$11,054,987	$70,865	100.0%

Room Expense	$1,635,482	$1,650,914	$1,683,905	$1,772,535	$1,731,150	$11,097	18.6%
Food & Beverage Expense	466,430	446,575	513,535	533,347	519,639	3,331	52.3
Other Departmental Expenses	253,664	253,649	250,723	247,257	240,598	1,542	31.2
Departmental Expenses	$2,355,576	$2,351,138	$2,448,163	$2,553,139	$2,491,387	$15,970	22.5%

Departmental Profit	$8,411,671	$8,591,862	$8,156,940	$7,620,744	$8,563,600	$54,895	77.5%

Operating Expenses	$2,911,622	$3,009,070	$2,988,174	$3,063,365	$3,084,240	$19,771	27.9%
Gross Operating Profit	$5,500,049	$5,582,792	$5,168,766	$4,557,379	$5,479,360	$35,124	49.6%

Management Fees	$323,016	$328,290	$318,152	$305,216	$331,650	$2,126	3.0%
Property Taxes	427,364	461,170	532,457	513,653	545,495	3,497	4.9
Property Insurance	91,027	111,403	108,745	145,771	55,044	353	0.5
Total Other Expenses	$841,407	$900,863	$959,354	$964,640	$932,189	$5,976	8.4%

Net Operating Income	$4,658,642	$4,681,929	$4,209,412	$3,592,739	$4,547,171	$29,149	41.1%
FF&E	430,688	437,722	424,205	406,954	442,199	2,835	4.0%
Net Cash Flow(5)	$4,227,954	$4,244,207	$3,785,207	$3,185,785	$4,104,972	$26,314	37.1%
(1)	TTM reflects TTM reflects the trailing 12 month period ending August 31, 2018.

(2)	Due to the renovation in 2017-2018, the Underwritten Net Cash Flow is primarily based on the appraiser’s conclusions.

(3)	Per Room values are based on 156 guest rooms.

(4)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

(5)	The decrease in Net Cash Flow from 2017 to TTM is primarily a result of a $5.6 million renovation occurring between late December 2017 and August 2018.

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The Borrower. The borrowing entity for the AVR Embassy Suites Fort Worth loan is AVR Fort Worth Hotel LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the AVR Embassy Suites Fort Worth loan. Allan V. Rose is the guarantor of certain nonrecourse carve-outs under the AVR Embassy Suites Fort Worth loan.

The Loan Sponsor. The loan sponsor is Allan V. Rose. Allan V. Rose, is the owner and chief executive officer of AVR Realty (“AVR”), a privately held real estate development and management company. AVR was founded over 45 years ago and has built, acquired and developed more than 30 million square feet of commercial and residential space. AVR’s portfolio includes office complexes, shopping centers, corporate and industrial parks, apartment complexes, residential communities and hotels.

Property Management. The property is managed by Dimension Development Two, LLC (“Dimension”), a Louisiana limited liability company. The current management agreement is dated October 2, 2018 and has an expiration date three years from the opening of the hotel with automatic two-year extension options unless either party gives written notice 120 days prior to the expiration of the term.

Franchise Agreement. The borrower entered into a franchise agreement for this property with Hilton Franchise Holding LLC, a Delaware limited liability company. The current franchise agreement is effective as of November 8, 2018 for a term of approximately 19 years, with an expiration date of November 30, 2037. Among other fees, the franchise agreement requires payment of a program fee equal to 4.0% of gross rooms revenue and a royalty fee equal to 4.5% of gross rooms revenue for year 1, 5.0% for year 2 and 5.5% thereafter. As part of the new franchise agreement, the borrower is required to complete a PIP that is estimated to cost $423,070, which amount was escrowed at loan origination.

Escrows and Reserves. At origination, the borrower deposited into escrow $423,070 for a PIP reserve and $320,000 for a seasonality reserve.

Tax Escrows – The borrower is required to make monthly payments into the tax reserve, provided that this requirement is waived so long as (i) no event of default and/or Cash Trap Period (as defined below) has occurred and is continuing and (ii) the borrower has paid all taxes directly to the appropriate governmental taxing authority and the borrower provides evidence to the lender.

Insurance Escrows - The borrower is required to make monthly payments into the insurance reserve, provided that this requirement is waived so long as no event of default has occurred and is continuing and the property is insured under a blanket insurance policy in accordance with the mortgage loan documents.

FF&E Reserves - On a monthly basis, the borrower is required to deposit an amount equal to 1/12 of 4.0% of gross revenues for the hotel related operations at the property for the immediately preceding calendar year as determined by the lender.

Seasonality Reserves – The borrower is required to make seasonality reserve payments in the amount of approximately $35,556 in the months of January, February, April, May, June, August, September, October and November, subject to a cap of $320,000.

Lockbox / Cash Management. The loan is structured with a hard lockbox and springing cash management. At loan origination, the borrower sent direction letters to all tenants and credit card companies instructing them to deposit all rents and revenues received into a clearing account controlled by the lender. During a Cash Trap Period, all funds on deposit in the clearing account will be swept on a daily basis into a cash management account controlled by the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. Additionally, all excess cash flow after payment of the mortgage debt service, required reserves and customary expenses in accordance with the loan documents will be held as additional collateral for the AVR Embassy Suites Forth Worth loan.

A “Cash Trap Period” commences upon (i) the occurrence of an event of default, (ii) any bankruptcy action of borrower, guarantor or property manager, (iii) the debt service coverage ratio (as calculated in accordance with the loan documents) based on the trailing 12-month period immediately preceding the date of determination is less than 1.30x (1.20x during the continuance of a PIP Period) after the end of two consecutive calendar quarters or (iv) 12 months prior to the expiration of the franchise agreement or such time the borrower receives notice from the franchisor of termination of the franchise agreement, and terminates upon, (w) with regard to clause (i), a cure of the event of default, (x) in the case of a bankruptcy action only with respect to the property manager, the borrower replaces the manager with a qualified manager, (y) with regard to clause (iii), the debt service coverage ratio is greater than or equal to 1.35x (1.25x during the continuance of a PIP Period) after the end of two consecutive calendar quarters or (z) with regard to clause (iv), the franchise agreement is replaced or renewed with a term of not less than three years past the maturity date of the AVR Embassy Suites Fort Worth loan, among other things.

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A “PIP Period” commenced upon the closing of the AVR Embassy Suites Fort Worth loan and will terminate upon the earlier to occur of (i) the date the borrower is required to complete the PIP work pursuant to the PIP or (ii) the date the borrower actually completes the PIP work.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

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Residence Inn by Marriott Phoenix Desert View at Mayo Clinic

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Residence Inn by Marriott Phoenix Desert View at Mayo Clinic

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Residence Inn by Marriott Phoenix Desert View at Mayo Clinic

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,000,000	Title:	Leasehold
Cut-off Date Principal Balance:	$31,000,000	Property Type - Subtype:	Hotel – Extended Stay
% of IPB:	3.5%	Net Rentable Area (Rooms):	208
Loan Purpose:	Refinance	Location:	Phoenix, AZ
Borrower:	Phoenix RI Owner, LLC	Year Built / Renovated:	2009 / 2017
Sponsor:	Robert I. Finvarb	Occupancy / ADR / RevPAR:	73.0% / $160.73 / $117.26
Interest Rate:	5.60000%	Occupancy / ADR / RevPAR Date:	9/30/2018
Note Date:	10/25/2018	4th Most Recent NOI (As of):	$3,633,194 (12/31/2015)
Maturity Date:	11/6/2028	3rd Most Recent NOI (As of):	$3,591,453 (12/31/2016)
Interest-only Period:	24 months	2nd Most Recent NOI (As of):	$3,860,467 (12/31/2017)
Original Term:	120 months	Most Recent NOI (As of):	$3,824,715 (TTM 9/30/2018)
Original Amortization Term:	360 months	UW Occupancy / ADR / RevPAR:	73.0% / $160.73 / $117.26
Amortization Type:	IO-Balloon	UW Revenues:	$9,330,088
Call Protection:	L(25),Def(90),O(5)	UW Expenses:	$5,528,865
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$3,801,223
Additional Debt:	N/A	UW NCF:	$3,334,718
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$52,100,000 / $250,481
Additional Debt Type:	N/A	Appraisal Date:	9/18/2018

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$149,038
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$130,853
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.5%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV:	52.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.56x
Other:	$301,764	Springing	N/A	UW NOI Debt Yield:	12.3%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,000,000		100.0%	Payoff Existing Debt	$22,814,301	73.6%
				Return of Equity	7,342,095	23.7
				Closing Costs	541,839	1.7
				Upfront Reserves	301,764	1.0
Total Sources	$31,000,000		100.0%	Total Uses	$31,000,000	100.0%

(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Residence Inn by Marriott Phoenix Desert View at Mayo Clinic mortgage loan has an outstanding principal balance as of the Cut-off Date of $31.0 million and is secured by a first mortgage lien on the borrower’s leasehold interest in a 208-room, extended stay hotel located in Phoenix, Arizona (the “Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Loan”). The Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Loan has a 10-year term and, following a two-year interest-only period, amortizes on a 30-year schedule. The previously existing debt was securitized in 2012 as part of the UBSBB 2012-C3 transaction.

The Property. The Residence Inn by Marriott Phoenix Desert View at Mayo Clinic property is a six-story, 208-room extended stay hotel located in Phoenix, Arizona (the “Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Property”). The Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Property opened in 2009 and is located on the campus of the Mayo Clinic Hospital (“Mayo Clinic”) and directly across the street from an approximately 562,000 square foot corporately-owned American Express (“Amex”) campus. Of the Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Property’s 208 rooms, 104 are king suites, 52 are one-

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bedroom suites, 42 are double queen suites and 10 are two-bedroom suites. Amenities at the Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Property include free hot breakfast, weekly happy hours, exercise room, outdoor swimming pool with cabanas, business center, market pantry (food, beverages, and sundries), outdoor barbeque and fire-pit area, guest laundry facilities, an outdoor putting green and three meeting rooms totaling approximately 2,400 square feet of meeting space, as well as 208 on-site surface parking spaces. Guest suites feature flat screen televisions, ergonomic workspaces, pullout sofa beds, free Wi-Fi, pillow-top mattresses and separate places to dine, relax and sleep. Suites also offer a full kitchen with microwave, full-sized refrigerator, coffeemaker, two or four burner stove, dishwasher and cooking and dining utensils.

The sponsor completed a soft-goods guestroom renovation in the second and third quarters of 2016 and public space renovation in the second and third quarters of 2017 at a total cost of approximately $2.6 million (approximately $12,500 per room). The management agreement with Residence Inn by Marriott, LLC runs through 2039, more than 10 years past the Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Loan’s maturity. Based on information provided by the Residence Inn by Marriott Phoenix Desert View at Mayo Clinic borrower and a September 2018 travel research report, the Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Property had a 106.6% occupancy penetration rate, a 100.0% ADR penetration rate and a 106.5% RevPAR penetration rate, as compared to its competitive set. The Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Property’s RevPAR performance increased by approximately 11.4% based on the trailing 12-month period ending September 2016 through the trailing-12 month period ending September 2018 as compared to an approximate 5.1% increase for the comp set.

Environmental. According to a Phase I environmental assessment dated September 28, 2018, there was no evidence of any recognized environmental conditions at the Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Property.

The Market. The Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Property is located in the Desert Ridge area of North Phoenix, in the southeast quadrant of the intersection formed by 56th Street and Mayo Boulevard. Primary regional access through the area is provided by Interstate 10 and Interstate 17. The Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Property is uniquely situated on the Mayo Clinic campus. Additionally, it is located across 56th street from a 562,000 square foot corporate campus for Amex. Both have recently announced and broken ground on significant expansion. In February 2016, the Mayo Clinic opened a proton beam cancer therapy center at a cost of approximately $180 million. The facility has been increasing productivity with just two rooms on line in 2016 and all six rooms now in operation with discussions to operate the facility seven days a week. Further, Arizona State University and the Mayo Clinic are developing a new 150,000 square foot Health Solutions Innovation Center that is expected to cost upwards of $200 million and open in the next two years to the east of the existing Mayo Clinic site. The Mayo Clinic recently announced another major expansion which would see the hospital’s footprint grow by approximately 1.4 million square feet (to a total of approximately 3.1 million square feet). The expansion is anticipated to be delivered in stages beginning in 2020 with the full expansion completed by 2023. Initial site work for the parking has already commenced. The $648 million expansion is expected to add 94 new inpatient beds and expand the emergency room as well as surgical, clinic and laboratory facilities, as well as creating approximately 2,000 jobs, including 200 physicians. Mayo Clinic was recently ranked No. 1 in Arizona and the Phoenix metro area, and No. 11 nationally in a magazine ranking. Additionally, Amex’s corporately-owned 90-acre campus totals 562,000 square feet and is home to approximately 3,000 employees. In 2017, Amex announced it will be closing another Phoenix area office and expanding this campus to accommodate an additional 3,000 employees, doubling its workforce on-site.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Residence Inn by Marriott Phoenix Desert View at Mayo Clinic(2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	67.7%	$147.96	$100.16	67.3%	$155.64	$104.78	99.4%	105.2%	104.6%
2016	70.6%	$151.54	$106.93	68.9%	$156.50	$107.78	97.7%	103.3%	100.8%
2017	68.1%	$157.64	$107.30	73.4%	$158.63	$116.49	107.8%	100.6%	108.6%
TTM(4)	68.5%	$160.74	$110.10	73.0%	$160.73	$117.26	106.6%	100.0%	106.5%
(1)	Data provided by a travel research report. The competitive set contains the following properties: Hampton Inn & Suites Phoenix Scottsdale, Homewood Suites Phoenix Scottsdale, Gainey Suites, Holiday Inn Scottsdale North Airpark and Hilton Garden Inn Scottsdale North Perimeter Center.

(2)	Based on operating statements provided by the borrower.

(3)	Penetration Factor is calculated based on data provided by a travel research report for the competitive set and the operating statements provided by the borrower for the Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Property.

(4)	TTM represents the trailing 12-month period ending September 30, 2018.

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Competitive Hotels Profile(1)
			Estimated Market Mix				2017 Estimated Operating Statistics
Property	Rooms	Year Opened	Extended-Stay	Commercial	Leisure	Meeting & Group	Occ.	ADR	RevPAR
Residence Inn by Marriott Phoenix Desert View at Mayo Clinic	208	2009	30%	35%	20%	15%	73.0%	$160.73	$117.26
Cambria Hotel North Scottsdale Desert Ridge	130	2017	15%	55%	20%	10%	35%-40%	$160-$170	$55-$60
Holiday Inn Express & Suites Phoenix North Scottsdale	104	2013	15%	55%	20%	10%	40%-45%	$150-$160	$60-$65
Residence Inn by Marriott Scottsdale North	120	2002	25%	45%	25%	5%	65%-70%	$150-$160	$105-$110
Secondary Competitors	519	Various	7%	63%	25%	5%	70.9%	$152.61	$108.18
Total(2)	873
(1)	Based on the appraisal, except for the “2017 Estimated Operating Statistics” for Residence Inn by Marriott Phoenix Desert View at Mayo Clinic, which are based on the operating statements for the trailing 12-month period ending September 30, 2018 provided by the borrower.

(2)	Excludes the Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Property.

Operating History and Underwritten Net Cash Flow
	2015	2016	2017	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	67.3%	68.9%	73.4%	73.0%	73.0%
ADR	$155.64	$156.50	$158.63	$160.73	$160.73
RevPAR	$104.78	$107.78	$116.49	$117.26	$117.26

Room Revenue	$7,955,148	$8,205,023	$8,843,595	$8,902,215	$8,902,215	$42,799	95.4%
Food & Beverage Revenue	241,831	204,235	178,133	212,872	212,872	1,023	2.3
Other Revenue	247,049	235,078	234,091	215,001	215,001	1,034	2.3
Total Revenue	$8,444,028	$8,644,336	$9,255,820	$9,330,088	$9,330,088	$44,856	100.0%

Room Expense	$1,551,241	$1,643,326	$1,813,776	$1,876,637	$1,876,637	$9,022	21.1%
Food & Beverage Expense	66,275	53,329	56,284	60,000	60,000	288	28.2
Other Departmental Expenses	82,901	50,397	50,230	51,538	51,538	248	24.0
Departmental Expenses	$1,700,417	$1,747,051	$1,920,290	$1,988,174	$1,988,174	$9,559	21.3%

Departmental Profit	$6,743,611	$6,897,285	$7,335,530	$7,341,914	$7,341,914	$35,298	78.7%

Operating Expenses	$1,648,693	$1,801,492	$1,882,808	$1,907,898	$1,907,898	$9,173	20.4%
Gross Operating Profit	$5,094,918	$5,095,793	$5,452,721	$5,434,016	$5,434,016	$26,125	58.2%

Management Fees	$591,082	$605,104	$647,907	$653,106	$653,106	$3,140	7.0%
Ground Rent	421,638	434,849	467,515	470,953	471,989	2,269	5.1
Property Taxes	404,288	419,275	422,450	425,844	441,609	2,123	4.7
Property Insurance	44,716	45,113	54,382	59,398	66,090	318	0.7
Total Other Expenses	$1,461,724	$1,504,340	$1,592,254	$1,609,302	$1,632,793	$7,850	17.5%

Net Operating Income	$3,633,194	$3,591,453	$3,860,467	$3,824,715	$3,801,223	$18,275	40.7%
FF&E	337,761	379,192	462,791	466,504	466,504	2,243	5.0
Net Cash Flow	$3,295,433	$3,212,261	$3,397,676	$3,358,210	$3,334,718	$16,032	35.7%

(1)	TTM represents the trailing 12-month period ending September 30, 2018.
(2)	Per Room values are based on 208 guest rooms.
(3)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.

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Residence Inn by Marriott Phoenix Desert View at Mayo Clinic

The Borrower. The borrowing entity for the Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Loan is Phoenix RI Owner, LLC, a Delaware limited liability company and special purpose entity with one independent director.

The Loan Sponsor. The sponsor and nonrecourse carve-out guarantor is Robert I. Finvarb. The Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Loan sponsor founded the Robert Finvarb Companies (“RFC”) in 2002 to develop Marriott branded hotels. Since its formation, RFC has developed projects containing over 3,000 guestrooms that are affiliated with Marriott, Hyatt and Choice International in seven states and the District of Columbia. Robert I. Finvarb has an ownership interest in 14 operating hotels totaling over 2,200 rooms, 12 of which are Marriott flagged.

Property Management. The Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Property is managed by Residence Inn by Marriott, LLC, a Delaware limited liability company. The current management agreement commenced on January 31, 2007 and was most recently amended on October 5, 2015 and has an expiration date on December 30, 2039 with two 10-year extension options.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $177,964 for a debt service reserve and $123,800 for a ground rent reserve.

Tax Escrows - The lender will not require the borrower to make monthly deposits for taxes, provided that, among other conditions, no event of default has occurred and the Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Property manager is paying such taxes.

Insurance Escrows – The lender will not require the borrower to make monthly deposits for insurance premiums, provided that, among other conditions, no event of default has occurred and the Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Property manager is paying such insurance premiums.

FF&E Reserves - The lender will not require the borrower to make monthly deposits into the FF&E reserve, provided that, among other conditions, no event of default has occurred and the Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Property borrower is paying the FF&E reserve as required under the Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Loan documents.

Ground Rent Reserves - From and after (i) the commencement of a Sweep Event (as defined below) or (ii) the borrower’s failure to pay any ground rent pursuant to the terms of the ground lease, the borrower will be required to deposit with the lender on each monthly payment date, an amount equal to one-third of the ground rent payable under the ground lease for the next quarterly payment due thereunder, which amounts will be required to be transferred into an account established by or on behalf of the lender to hold such funds.

Debt Service Reserves – At origination, the borrower deposited with the lender an amount equal $177,964.48 for debt service. On each monthly payment date, the borrower is required to deposit with the lender an amount, if any, required to make the amount of debt service reserve equal to $177,964.48, which amounts will be transferred into an account established by or on behalf of the lender to hold such funds. The Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Property is affected by seasonality in the months of June, July, August and September.

Lockbox / Cash Management. The Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Loan is structured with a soft lockbox and springing cash management. The borrower or Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Property manager must cause all rents to be deposited directly into a lockbox account. Upon the occurrence of a Sweep Event, all funds on deposit in the lockbox account are swept on a daily basis into a cash management account controlled by the lender and in accordance with the related loan documents.

A “Sweep Event” means (i) the occurrence of an event of default under the Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Loan, (ii) the debt service coverage ratio (as calculated in accordance with the loan documents) based on the trailing 12-month period immediately preceding the date of determination is less than 1.15x or (iii) the termination of the Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Property management agreement.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

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Residence Inn by Marriott Phoenix Desert View at Mayo Clinic

Ground Lease. The Residence Inn by Marriott Phoenix Desert View at Mayo Clinic Property is subject to a ground lease with Mayo Clinic Arizona. The lease commenced on April 18, 2007, was amended February 25, 2008 and expires April 17, 2077. The ground lease provides for one 15-year extension option and one 14-year extension option with a fully extended ground lease expiration date of April 17, 2106. The ground lease payments are structured with two parts: (1) a fixed use fee which increases by 3% annually (approximately $26,095 for 2018) and (2) the greater of (a) a fixed base rent (approximately $331,963 in 2018) which increases by 7.5% every five years or (b) percentage rent of 5% of gross room revenue (approximately $445,111 based on the trailing 12 months ending September 30, 2018 and as underwritten).

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Home Depot Technology Center

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Home Depot Technology Center

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Home Depot Technology Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.4%	Net Rentable Area (SF):	347,498
Loan Purpose(2):	Acquisition	Location:	Marietta, GA
Borrower:	MTC Atlanta Owner, LLC	Year Built / Renovated:	1984-1986 / 2017
Sponsors:	SSP Newmarket, LLC, SM	Occupancy:	100.0%
	Newmarket Manager, LLC and	Occupancy Date:	10/14/2018
	Centerlane MTC Atlanta, LLC	4th Most Recent NOI (As of)(5):	$17,108 (12/31/2015)
Interest Rate(3):	5.00100%	3rd Most Recent NOI (As of)(5):	$987,268 (12/31/2016)
Note Date:	10/11/2018	2nd Most Recent NOI (As of)(5):	$2,885,767 (12/31/2017)
Anticipated Repayment Date(3):	11/5/2025	Most Recent NOI (As of)(5)(6):	$3,908,565 (TTM 8/31/2018)
Interest-only Period(3):	84 months	UW Economic Occupancy:	96.1%
Original Term(3):	84 months	UW Revenues:	$5,857,123
Original Amortization Term(3):	None	UW Expenses:	$1,737,924
Amortization Type(3):	ARD-Interest Only	UW NOI(6):	$4,119,198
Call Protection(4):	L(25),Def(52),O(7)	UW NCF:	$3,983,373
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(7):	$66,600,000 / $192
Additional Debt:	Yes	Appraisal Date:	8/31/2018
Additional Debt Balance:	$14,300,000
Additional Debt Type:	Pari Passu

Escrows and Reserves(8)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$127
Taxes:	$27,577	$27,577	N/A	Maturity Date Loan / SF(9):	$127
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(9):	66.5%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.77x
Other:	$1,415,196	$0	N/A	UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$44,300,000	67.7%	Purchase Price	$63,000,000	96.3%
Sponsor Equity	19,685,686	30.1	Upfront Reserves	1,442,773	2.2
Other Sources(10)	1,415,196	2.2	Closing Costs	958,109	1.5
Total Sources	$65,400,882	100.0%	Total Uses	$65,400,882	100.0%

(1)	The Home Depot Technology Center loan is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $44.3 million. The financial information presented in the chart above reflects the Cut-off Date balance of the $44.3 million Home Depot Technology Center Whole Loan (as defined below).

(2)	One of the mortgage loan sponsors, Centerlane MTC Atlanta, LLC, contributed approximately $19.7 million of fresh equity and acquired an approximate 98.9% interest in the Home Depot Technology Center property. Prior to the acquisition, affiliates of the mortgage loan sponsors, SSP Newmarket, LLC and SM Newmarket Manager, LLC, had a combined interest in the Home Depot Technology Center property of 10.0%; and post-acquisition, their combined interest is approximately 1.1%.

(3)	The Home Depot Technology Center Whole Loan is structured with an anticipated repayment date of November 5, 2025 (the “ARD”). If the Home Depot Technology Center Whole Loan is not paid off on or before the ARD, then the Home Depot Technology Center Whole Loan will accrue interest at a rate of 8.00100% per annum (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred. In addition, from and after the ARD, all excess cash flow from the Home Depot Technology Center property after the payment of reserves, interest calculated at the initial interest rate and operating expenses will be applied (a) first, to repay the outstanding principal balance of the Home Depot Technology Center Whole Loan until the entire outstanding principal balance is paid in full and (b) second, to the payment of Accrued Interest. The final maturity date of the Home Depot Technology Center Whole Loan is November 5, 2028.

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(4)	The lockout period will be at least 25 payments beginning with and including the first payment date of December 5, 2018. Defeasance of the full $44.3 million Home Depot Technology Center Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the of the securitization that includes the last note to be securitized and (ii) October 11, 2021.

(5)	The increase in NOI from 2015 to 2016 resulted from Home Depot executing a lease for 226,260 square feet commencing in August 2015. The increase in NOI from 2016 to TTM resulted from Home Depot expansion into its current 310,669 square feet over that time period.

(6)	The increase in NOI from TTM to Underwritten is due to Home Depot’s underwritten rent being straight-line averaged through the 7-year ARD date resulting in a $369,572 increase over in place rent. Additionally, Underwritten Rents In Place includes a contractual rent step of $49,720 for Underwriters Laboratories effective January 2019.

(7)	The appraisal also concluded a “hypothetical go-dark” value of $41.0 million (approximately $118 per square foot) as of August 31, 2018.

(8)	For a full description of Escrows and Reserves, please refer to the “Escrow and Reserves” section below.

(9)	Maturity Date Loan / SF and Maturity Date LTV are calculated as of the ARD.

(10)	Other Sources reflects a buyer credit of $1,415,196 for an outstanding tenant improvement allowance and abated rent owed to Underwriters Laboratories. Such credit has been reserved by the lender.

The Loan. The Home Depot Technology Center Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in 347,498 square foot office and technology center located in Marietta, Georgia. The Home Depot Technology Center Whole Loan was originated by Barclays and has an outstanding principal balance as of the Cut-off Date of $44.3 million (the “Home Depot Technology Center Whole Loan”) and is comprised of two pari passu notes. Note A-1 has an outstanding principal balance as of the Cut-off Date of $30.0 million and is being contributed to the BBCMS 2018-C2 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $14.3 million and is expected to be contributed to a future securitization transaction. The Home Depot Technology Center Whole Loan requires interest-only payments through the anticipated repayment date on November 5, 2025 and accrues interest at a rate of 5.00100% per annum (the “Initial Interest Rate”) through the ARD. Following the ARD, to the extent that the loan is outstanding, the Home Depot Technology Center Whole Loan will accrue interest at a rate of 8.00100% per annum; however, interest accrued at the Adjusted Interest Rate in excess of the Initial Interest Rate (“Accrued Interest”) will be deferred. In addition, to the extent that there is excess cash flow after the payment of reserves, the excess cash flow will (i) first, be applied to the reduction of the principal balance of the Home Depot Technology Center Whole Loan until the entire outstanding principal balance is paid in full and (ii) second, be applied to the payment of Accrued Interest. The final maturity date is November 5, 2028.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
Note A-1	$30,000,000	BBCMS 2018-C2	Yes
Note A-2	14,300,000	Barclays Bank PLC	No
Total	$44,300,000

The Property. Home Depot Technology Center is an office complex located on a 29.09-acre parcel in Marietta, Georgia comprising four, one-story buildings totaling 347,498 square feet (the “Home Depot Technology Center Property”). The Home Depot Technology Center Property contains 1,354 parking spaces, resulting in a ratio of 3.9 spaces per 1,000 square feet. The 2161 Newmarket Parkway building was built in 1984, the 2211 Newmarket Parkway and 2221 Newmarket Parkway buildings were built in 1985, and the 2250 Newmarket Parkway building was built in 1986. Between 2015 and 2018, approximately $37.2 million was invested in the Home Depot Technology Center Property to completely renovate the property interiors. New floor-to-ceiling glass meeting rooms were built out, a fitness center was developed, new flooring and wall coverings were installed, new fixtures were installed in the bathrooms, security doors and ballistic glass walls were installed, technology was improved, and building systems including the HVAC and other mechanical systems and the roof were completely replaced.

As of October 14, 2018, the property was 100.0% occupied by two tenants. The largest tenant, Home Depot U.S.A., Inc. (“Home Depot”), a wholly-owned subsidiary of Home Depot (Moody’s/S&P/Fitch: A2/A/A and NYSE: HD), leases 89.4% of net rentable area through July 2029, and has been located at the property since August 2015. Home Depot originally occupied 226,260 square feet, expanding by 4,940 square feet in 2015, 43,247 square feet in 2016, and 36,222 square feet in 2017. Home Depot Technology Center serves as the technology group’s headquarters and is located four miles away from the company’s main headquarters. The property houses Home Depot’s information technology group, which has been tasked with rolling out an internally developed e-commerce platform that generated more than $6.0 billion in revenue in 2017. According to the sponsors, since taking occupancy in 2015, Home Depot has invested nearly $84 per square foot on improvements into their space. Home Depot has also announced their intent to hire an additional 1,000 information technology employees, many of which will be housed at the Home Depot Technology Property. Founded in 1978, Home Depot is a home improvement retailer that sells various building materials, home improvement products, lawn and garden products, and décor and provides installation services and tool and equipment rental services. As of January 28, 2018, the company operated 2,284 stores, had over 413,000 employees, and was ranked #23 on the Fortune 500.

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The second largest tenant, Underwriters Laboratories, LLC (“Underwriters Laboratories”), leases 10.6% of the net rentable area. Originally leasing 29,477 square feet in 2008, Underwriters Laboratories subsequently expanded by 7,352 square feet in 2010, and in 2018 Underwriters Laboratories exercised their two five-year renewal options extending their lease through August 2029. Underwriters Laboratories is a private, global safety consulting and certification company. As one of the companies certified by the U.S. Occupational Safety and Health Administration to perform safety testing and compliance, Underwriters Laboratories offers services such as inspection, advisory, education and training, testing, auditing and analytics, certification software solutions, and marketing claim verification. Since initially taking occupancy of their space in 2008, Underwriters Laboratories has invested into their space in order to perform air quality testing on common household goods.

Unrelated to the Home Depot Technology Center Whole Loan borrower and sponsors, and prior to Home Depot’s occupancy, a previous mortgage loan originated in 2006 and secured by the Home Depot Technology Center Property and two other properties, was foreclosed on by the special servicer in 2013. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Environmental. According to a Phase I environmental assessment dated September 27, 2018, there was no evidence of any recognized environmental conditions at the Home Depot Technology Center Property.

Historical and Current Occupancy(1)
2015(2)	2016(2)	2017(2)	Current(3)
77.1%	89.6%	100.0%	100.0%

(1)	Historical Occupancies are the year-end occupancies of each respective year.

(2)	Home Depot’s original lease commenced in August 2015 for 226,260 square feet. Home Depot expanded to a total of 231,200 square feet in 2015. Home Depot expanded by an additional 43,247 square feet in 2016 and an additional 36,222 square feet in 2017 to occupy its current space of 310,669 square feet at the property.

(3)	Current Occupancy is as of October 14, 2018.

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF		Base Rent	% of Total Base Rent	Lease Expiration Date
Home Depot	A2 / A / A	310,669	89.4%	$16.82	(3)	$5,225,328	90.6%	7/31/2029
Underwriters Laboratories	NA / NA / NA	36,829	10.6	$14.71		541,755	9.4	8/31/2029	(4)
Top Tenants		347,498	100.0%	$16.60		$5,767,083	100.0%

Occupied Collateral Total		347,498	100.0%	$16.60		$5,767,083	100.0%

Vacant Space		0	0.0%

Collateral Total		347,498	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Home Depot’s rent has been straight-line averaged through the 7-year ARD date. Home Depot is currently paying $15.63 per square foot with approximately 2.25% annual increases.

(4)	Underwriters Laboratories also has a one-time option to terminate its lease effective as of August 31, 2026 with notice at least 360 days, but not more than 450 days, prior to the termination date and the payment of a termination fee of $727,786.

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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2018 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026(2)	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028 & Beyond(2)	2	347,498	100.0	5,767,083	100.0	347,498	100.0%	$5,767,083	100.0%
Total	2	347,498	100.0%	$5,767,083	100.0%
(1)	Based on the underwritten rent roll.

(2)	Underwriters Laboratories also has a one-time option to terminate its lease effective as of August 31, 2026 with notice 360 days, but not more than 450 days, prior to the termination date and the payment of a termination fee of $727,786 which shall be deposited directly into the rollover reserve account.

Operating History and Underwritten Net Cash Flow
	2015	2016	2017	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$1,023,410	$2,379,447	$4,359,685	$5,249,985	$5,767,098	$16.60	95.0%
Vacant Income	0	0	0	0	0	0.0	0.0
Gross Potential Rent	$1,023,410	$2,379,447	$4,359,685	$5,249,985	$5,767,098	$16.60	95.0%
Total Reimbursements	150,330	90,338	96,854	357,544	302,668	0.87	5.0
Net Rental Income	$1,173,740	$2,469,785	$4,456,539	$5,607,529	$6,069,766	$17.47	100.0%
Other Income	8,978	8,610	11,420	10,543	10,543	0.03	0.2
(Vacancy/Credit Loss)	0	0	0	0	(223,187)	(0.64)	(3.7)
Effective Gross Income	$1,182,718	$2,478,395	$4,467,959	$5,618,072	$5,857,123	$16.86	96.5%

Total Expenses	$1,165,609	$1,491,128	$1,582,192	$1,709,507	$1,737,924	$5.00	29.7%

Net Operating Income	$17,108	$987,268	$2,885,767	$3,908,565	$4,119,198	$11.85	70.3%

Total TI/LC, Capex/RR	0	0	0	0	135,825	0.39	2.3

Net Cash Flow	$17,108	$987,268	$2,885,767	$3,908,565	$3,983,373	$11.46	68.0%
(1)	TTM reflects the trailing 12-month period ending August 2018.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The increase in Rents in Place from 2015 to 2016 resulted from Home Depot executing a lease for 226,260 square feet commencing in August 2015. The increase in Rents in Place from 2016 to TTM resulted in Home Depot expansion into its current 310,669 square feet over that time period.

(4)	The increase in Rents in Place from TTM to Underwritten is due to Home Depot’s underwritten rent being straight-line averaged through the 7-year ARD date resulting in a $369,572 increase over in place rent. Additionally, Underwritten Rents In Place includes a contractual rent step of $49,720 for Underwriters Laboratories effective January 2019.

The Market. The Home Depot Technology Center Property is located in Marietta, Georgia, approximately 15 miles northwest of the Atlanta central business district. According to the appraisal, the property is located in the Atlanta-Sandy Springs-Marietta core based statistical area (“CBSA”), the ninth largest CBSA in the United States. Atlanta is the state capital and most populous city in Georgia. Atlanta has the country’s third largest concentration of Fortune 500 companies with 75% of Fortune 1000 companies having a presence in the metropolitan area. As of June 2018, the region added 49,000 new jobs over the year, increasing 1.8% over the prior year. Due to

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a relatively inexpensive tech workforce, companies such as Facebook, Amazon and Boeing are planning expansions in the Atlanta area. The property is located approximately one mile away from I-75, which provides access to the new Atlanta Braves stadium and entertainment district (3.2 miles from the property), the Cobb Energy Performing Arts Center (3.6 miles from the property), and the 1,040,000 square foot Cumberland Mall composed of approximately 150 stores and restaurants (3.6 miles from the property).

According to the appraisal, the Home Depot Technology Center Property is located in the Atlanta office market and Cumberland/I-75 submarket. The Atlanta office market contains 145,855,000 square feet of space, and the Cumberland/I-75 submarket contains 20,848,000 square feet of office space (14.3% of the region’s inventory). As of the second quarter of 2018, the submarket had a vacancy rate of 18.3%. The property is located within the Newmarket Business Park, which consists of 11 buildings totaling 705,856 square feet. According to a third party market research report, the Newmarket Business Park vacancy rate is currently 10.3% and has averaged 15.9% over the last five years. According to the appraisal, the concluded market rent was $17.00 per square foot. Besides Home Depot, other major employers in the submarket include The Weather Channel, General Electric, Lockheed Martin, Russell Athletics, and Coca Cola Enterprises.

The Borrower. The borrowing entity for the Home Depot Technology Center Whole Loan is MTC Atlanta Owner, LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Home Depot Technology Center Whole Loan. Jordan Phillips, a Partner at South Street Partners, and Michael Meyer, a Principal of Praelium Commercial Real Estate, are the guarantors of certain nonrecourse carve-outs under the Home Depot Technology Center Whole Loan.

The Loan Sponsors. The Home Depot Technology Center Whole Loan sponsors are SSP Newmarket, LLC, SM Newmarket Manager, LLC and Centerlane MTC Atlanta, LLC. SSP Newmarket, LLC is controlled by South Street Partners. Founded in 2009, South Street Partners is a private equity real estate firm with over $850 million assets under management. South Street Partners is primarily focused on opportunistic and value add real estate investments in the southeastern United States as well as select continental US and international markets. SM Newmarket Manager, LLC is controlled by Michael Meyer. Michael Meyer is a principal of Praelium Commercial Real Estate is a Southern California-based commercial real estate investment and advisory firm primarily focused on acquiring office assets nationwide. Centerlane MTC Atlanta, LLC is controlled by Centerlane Capital. Centerlane Capital was founded in 2014 to identify select commercial real estate investments from its own capital and co-investors’ capital. Their investments are primarily focused on the middle market tier in the southeastern United States. Centerlane Capital has invested in transactions valued over $225 million through value-add acquisitions and opportunistic developments.

Property Management. The Home Depot Technology Center Property is managed by Colliers International Management – Atlanta, LLC, a Georgia limited liability company.

Escrows and Reserves. At origination, the borrower was required to escrow $1,054,027 for outstanding tenant improvements and leasing commissions for the Underwriters Laboratories space, $361,170 for free rent for Underwriters Laboratories and $27,577 for real estate taxes.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $27,577.

Insurance Escrows – The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the property is insured under a blanket insurance policy in accordance with the mortgage loan documents.

Replacement Reserves – On a monthly basis during the continuance of a Trigger Period (as defined below), the borrower is required to escrow $3,185 (approximately $0.11 per square foot annually) for ongoing replacement reserves.

A “Trigger Period” will commence upon the earliest to occur of (i) an event of default, (ii) the debt service coverage ratio is less than 1.40x for two consecutive calendar quarters, (iii) a Home Depot Trigger Event (as defined below), or (iv) the ARD, and will cease to exist when (i) the event of default is cured, (ii) the debt service coverage ratio is greater than or equal to 1.45x for two consecutive calendar quarters or (iii) a Home Depot Cure Event (as defined below).

A “Home Depot Trigger Event” means (i) the earliest to occur of (a) Home Depot terminating their lease, abandoned any material or substantial portion of their space, or has “gone dark” with respect to any material or substantial portion (at the lender’s reasonable discretion) of its space or (b) Home Depot delivering notice of its intention to take any of the foregoing actions, (ii) Home Depot defaulting under its lease or (iii) Home Depot, its parent company, or any guarantor under the lease filing for bankruptcy.

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A “Home Depot Cure Event” shall occur when the borrower has delivered to the lender (i) evidence reasonably satisfactory to the Lender that either (a) the Home Depot space has been re-tenanted under one or more leases with a term of no less than five years with tenant(s) reasonably acceptable to the lender and which lease(s) are reasonably acceptable to the Lender, (b) Home Depot has cured all defaults under its lease or (c) the Home Depot lease is affirmed by Home Depot, its parent company, or any guarantor of the Home Depot lease in a bankruptcy proceeding and (ii) tenant estoppel(s) are reasonably satisfactory to the lender.

Lockbox / Cash Management. The mortgage loan is structured with a hard lockbox and springing cash management. The borrower was required to send direction letters to all tenants instructing them to deposit all rents into a clearing account controlled by the lender. In the absence of a Trigger Period, the funds in the clearing account will be swept on each business day into an account controlled by the borrower. During a Trigger Period, any transfers to the borrower’s operating account are required to cease and sums on deposit in the clearing account will be transferred on each business day to a cash management account controlled by the lender and applied to payment of all monthly amounts due under the mortgage loan documents. Upon the occurrence and continuance of a Trigger Period, all excess cash flow in the cash management account will be held as additional security for the mortgage loan in an excess cash reserve account.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$30,000,000	Title:	Fee/Leasehold
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Hotel – Full Service
% of IPB:	3.4%	Net Rentable Area (Rooms):	456
Loan Purpose:	Acquisition	Location:	Virginia Beach, VA
Borrowers:	3001 Atlantic, LLC and 3315	Year Built / Renovated:	Various / Various
	Atlantic, LLC	Occupancy / ADR / RevPAR:	76.0% / $206.21 / $156.51
Sponsors:	Neil P. Amin and Jay B. Shah	Occupancy / ADR / RevPAR Date:	5/31/2018
Interest Rate:	4.91250%	4th Most Recent NOI (As of):	$11,341,568 (12/31/2015)
Note Date:	8/31/2018	3rd Most Recent NOI (As of):	$12,284,627 (12/31/2016)
Maturity Date:	9/6/2028	2nd Most Recent NOI (As of):	$12,509,547 (12/31/2017)
Interest-only Period:	24 months	Most Recent NOI (As of):	$11,841,080 (TTM 5/31/2018)
Original Term:	120 months	UW Occupancy / ADR / RevPAR:	73.1% / $206.21 / $150.44
Original Amortization Term:	360 months	UW Revenues:	$30,113,592
Amortization Type:	IO-Balloon	UW Expenses:	$18,324,515
Call Protection(2):	L(27),Def(89),O(4)	UW NOI:	$11,789,077
Lockbox / Cash Management:	Springing	UW NCF:	$10,584,533
Additional Debt:	Yes	Appraised Value / Per Room(3):	$130,400,000 / $285,965
Additional Debt Balance:	$60,000,000	Appraisal Date:	Various
Additional Debt Type:	Pari Passu

Escrows and Reserves(4)	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$197,368
Taxes:	$326,006	$81,502	N/A	Maturity Date Loan / Room:	$170,383
Insurance:	$0	$28,642	N/A	Cut-off Date LTV(3):	69.0%
FF&E Reserves:	$0	5% of Gross Revenues	$3,755,852	Maturity Date LTV(3):	59.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.84x
Other:	$741,954	Springing	N/A	UW NOI Debt Yield:	13.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$90,000,000	69.5%	Purchase Price(5)	$126,538,697	97.7%
Borrower Equity	39,510,713	30.5	Closing Costs	1,904,056	1.5
Upfront Reserves	1,067,960	0.8
Total Sources	$129,510,713	100.0%	Total Uses	$129,510,713	100.0%

(1)	The Virginia Beach Hotel Portfolio loan is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance of $90.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $90.0 million Virginia Beach Hotel Portfolio Whole Loan (the “Virginia Beach Hotel Portfolio Whole Loan”).

(2)	The lockout period will be at least 27 payments beginning with and including the first payment date of October 6, 2018. Defeasance of the full $90.0 million Virginia Beach Hotel Portfolio Whole Loan is permitted any time after the earlier of (i) the date that is two years from the closing date of the final REMIC securitization that includes the last pari passu note to be securitized and (ii) August 31, 2021.

(3)	The Appraised Value / Per Room, Cut-off Date LTV, and Maturity Date LTV are based on the appraiser’s prospective as-is value, which assumes that 50.0% of expected PIP work ($1,000,000) would be escrowed by the lender and would be available to a prospective buyer to fund the PIP work at the Hilton Garden Inn Virginia Beach Oceanfront property. The Virginia Beach Hotel Portfolio Borrowers (as defined below) deposited upfront PIP reserves totaling $741,954, which represents 50.0% of the engineer’s updated estimated costs of the remaining PIP work (see “Escrows and Reserves” section). The balance of the remaining PIP work will be funded by the monthly FF&E reserve amount of 1/12th of 5.0% of the gross income from operations (initially $104,329 for the portfolio). For the Hilton Garden Inn Virginia Beach Oceanfront property, the appraiser concluded an as-is appraised value without the PIP assumption of $44,600,000, which results in a total appraised value of $129,400,000, and a Cut-off Date LTV and Maturity Date LTV of 69.6% and 60.0%, respectively.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	The purchase price includes defeasance costs that the buyer paid on behalf of the seller in the amount of $3,538,697.

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The Loan. The Virginia Beach Hotel Portfolio Whole Loan is secured by a first mortgage lien on the borrowers’ fee and leasehold interest in the 289-room, full-service Hilton Virginia Beach Oceanfront property and the 167-room, full-service Hilton Garden Inn Virginia Beach Oceanfront property (together, the “Virginia Beach Hotel Portfolio Properties”). The Virginia Beach Portfolio Whole Loan has an outstanding principal balance as of the Cut-off Date of $90.0 million, and is comprised of three pari passu notes, Note A-1, Note A-2, and Note A-3. The Virginia Beach Hotel Portfolio Whole Loan is serviced pursuant to the pooling and servicing agreement of the WFCM 2018-C47 Trust. The Virginia Beach Hotel Portfolio Whole Loan has a 10-year term and, subsequent to a two-year interest-only period, will amortize on a 30-year schedule. The Hilton Virginia Beach Oceanfront property was previously securitized in 2014 in the JPMBB 2014-C21 Trust.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$45,000,000	WFCM 2018-C47	Yes
A-2	30,000,000	BBCMS 2018-C2	No
A-3	15,000,000	Barclays Bank PLC	No
Total	$90,000,000

The Properties. The Virginia Beach Hotel Portfolio Properties are comprised of two full-service hotels properties built in 2005 and 2014 totaling 456 rooms that, as of May 31, 2018, were 76.0% occupied with occupancies at the individual hotel properties of 75.7% at the Hilton Virginia Beach Oceanfront property and 76.6% at the Hilton Garden Inn Virginia Beach Oceanfront property.

The Hilton Virginia Beach Oceanfront property is a 289-room, full-service resort hotel. The property was built in 2005, and features two restaurants and a lounge, 10,050 square feet of meeting space, an indoor pool, a rooftop outdoor pool and whirlpool, oceanfront and boardwalk access, a fitness room, valet parking service and a business center. The hotel contains 186 double/double guestrooms, 90 king guestrooms, 11 studio suites and two one-bedroom suites. Catch 21, the hotel’s primary dining outlet, is located in the northern portion of the lobby and has a built-in buffet to facilitate breakfast and lunch service. According to Diamond Ratings, the second restaurant, Salacia, is the only four diamond steakhouse in Virginia. Additionally, the Skybar is located on the 21st floor and offers food and beverage service to the rooftop infinity pool. The hotel is expected to undergo renovations anticipated to cost approximately $832,184, which will be funded by the monthly FF&E reserve in an amount equal to one-twelfth of 5.0% of the projected annual gross income from room revenue operations (currently approximately $104,329 for the portfolio). Attached to the property by way of an overhead walkway is an approximately 1,000 car parking garage with ground floor retail. The borrower has a leasehold interest in 380 garage parking spaces and approximately 26,000 square feet of retail space, with 58 additional spaces for exclusive retail use (see “Leasehold Interest” section). There are currently 13 tenants leasing the retail space for a total underwritten base rent of $765,284 resulting in a net positive cash flow. Tenants include Starbucks and other small shops that cater to the hotel’s customer base. The hotel franchise agreement with Hilton Franchise Holding LLC expires on August 31, 2038.

The Hilton Garden Inn Virginia Beach Oceanfront property is a 167-room, full-service hotel. The property was built in 2014, featuring two restaurants, a lounge, 6,350 square feet of meeting space, an indoor/outdoor pool, oceanfront access, a fitness room, a 24-hour business center, a market pantry, and a guest laundry room. The hotel contains 51 king guestrooms, 20 king suites, 92 queen/queen guestrooms, and 4 queen/queen suites. All rooms at the hotel have a view of the ocean. The on-site Lager Heads Restaurant serves lunch and dinner, with indoor and outdoor seating, and the on-site Great American Grill serves breakfast. The Hilton Garden Inn Virginia Beach Oceanfront has a leasehold interest in a 168-space parking garage, located approximately one block away from the subject property (see “Leasehold Interest” section). The hotel offers valet service from the hotel to the garage. The Hilton Garden Inn Virginia Beach Oceanfront property is expected to undergo an approximately $1.5 million property improvement plan (“PIP”) of which $741,954 was reserved at closing and the remaining balance will be funded by the monthly FF&E reserve in an amount equal to one-twelfth of 5.0% of the projected annual gross income from room revenue operations (currently approximately $104,329 for the portfolio). The hotel franchise agreement with Hilton Franchise Holding LLC expires on August 31, 2038.

Environmental. According to a Phase I environmental assessment dated June 21, 2018, there was no evidence of any recognized environmental conditions at the Virginia Beach Hotel Portfolio Properties.

The Market. The Hilton Virginia Beach Oceanfront property and the Hilton Garden Inn Virginia Beach Oceanfront property are located in Virginia Beach, Virginia. The Virginia Beach Hotel Portfolio Properties are accessible regionally by Interstate 64, Interstate 264, and Atlantic Avenue and are located approximately 11 miles southeast of Norfolk International Airport. According to the appraisal, Virginia Beach is best known as a resort, with miles of beaches and hundreds of hotels, motels, and restaurants along its oceanfront. It is also home to several state parks, long protected beach areas, three military bases, three Fortune 500 companies and a number of other large corporations, two universities, and historic sites. The Virginia Beach Convention Center, which is located approximately two miles

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from the Virginia Beach Hotel Portfolio Properties, offers over 516,000 square feet of convention space and hosts an array of conventions, consumer shows, theater events, banquets, local meetings and trade shows.

There is an approximately 305-room, full-service Marriott that recently broke ground and will likely open in January 2020 within the market approximately 0.6 miles away from the Virginia Beach Hotel Portfolio Properties. According to the appraisal, the Marriott will have more meeting space and is expected to operate at a higher price point. Furthermore, according to the appraisal, the proposed Marriott is not located within easy walking distance of many of the restaurants in the area and is expected to be part of a campus setting. The appraisal considers the property secondarily competitive. Additionally, an Embassy Suites by Hilton has been proposed for a site located within one mile from the Virginia Beach Hotel Portfolio Properties; however, this project is not expected to break ground until the Marriott is operational and absorbed in the market. There is potential additional demand as the city of Virginia Beach is constructing a 285,000 square foot Virginia Beach Sports Center, which is expected to be completed by November 2020. The sports center will feature 12 basketball courts, 24 volleyball courts, and 9 indoor field hockey courts. By its fifth year in operation, this facility is expected to increase hotel traffic by 100,000 guests and direct spending revenue by over $82.0 million according to a third party report.

The Virginia Beach Hotel Portfolio Properties are located within the greater Hampton Roads lodging market. For the year 2017, the market-wide occupancy level was 69.9%, average daily rate was $178.86, and RevPAR was $125.10. Market segmentation for the Hampton Roads lodging market is 46% leisure, 39% commercial, and 15% meeting and group, which is consistent with the subject properties (40%, 35% and 25%, respectively, for the Hilton Virginia Beach Oceanfront property and 45%, 40%, and 15%, respectively, for the Hilton Garden Inn Virginia Beach Oceanfront property). Leisure demand is driven largely by the beaches and cultural attractions, commercial demand is driven by the government and government-related contractors, and meeting and group demand comes from a variety of sources.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hilton Virginia Beach Oceanfront2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 6/30/2016 TTM	65.8%	$162.73	$107.03	72.7%	$214.48	$155.84	110.5%	131.8%	145.6%
TTM 6/30/2017 TTM	67.3%	$164.08	$110.49	76.0%	$213.70	$162.45	112.9%	130.2%	147.0%
TTM 6/30/2018 TTM	68.2%	$161.92	$110.41	75.7%(4)	$214.32(4)	$162.27(4)	111.0%	132.4%	147.0%

(1)	Data provided by a third party research report. The competitive set contains the following properties: Holiday Inn Virginia Beach Oceanside 21st Street, Sheraton Virginia Beach Oceanfront Hotel, Hampton Inn Virginia Beach Oceanfront North, Ramada Virginia Beach Oceanfront, Holiday Inn Express & Suites Virginia Beach Surfside, Courtyard Virginia Beach Oceanfront South, and Courtyard Virginia Beach Oceanfront North 37th Street.

(2)	Based on information obtained from the borrower.

(3)	Penetration Factor is calculated based on data provided by a third party research report for the competitive set and information obtained from the borrower for the Hilton Virginia Beach Oceanfront property.

(4)	For the Hilton Virginia Beach Oceanfront property, TTM 5/31/2018 data is used.

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Hilton Garden Inn Virginia Beach Oceanfront (2)			Penetration Factor(3)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 6/30/2016	61.6%	$172.54	$106.30	74.1%	$191.52	$141.91	120.3%	111.0%	133.5%
TTM 6/30/2017	63.4%	$171.84	$108.93	79.9%	$192.10	$153.56	126.1%	111.8%	141.0%
TTM 6/30/2018	63.7%	$169.82	$108.13	76.6%(4)	$192.19(4)	$147.16(4)	120.3%	113.2%	136.1%

(1)	Data provided by a third party research report. The competitive set contains the following properties: Holiday Inn & Suites Virginia Beach North Beach, Holiday Inn Virginia Beach Oceanside 21st Street, Sheraton Virginia Beach Oceanfront Hotel, Hampton Inn Virginia Beach Oceanfront North, Wyndham Virginia Beach, Courtyard Virginia Beach Oceanfront North 37th Street, Springhill Suites Virginia Beach Oceanfront, and Hampton Inn Virginia Beach Oceanfront South.

(2)	Based on information obtained from the borrower.

(3)	Penetration Factor is calculated based on data provided by a third party research report for the competitive set and information obtained from the borrower for the Hilton Garden Inn Virginia Beach Oceanfront property.

(4)	For the Hilton Garden Inn Virginia Beach Oceanfront property, TTM 5/31/2018 data is used.

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Operating History and Underwritten Net Cash Flow
	2015	2016	2017	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	71.5%	75.5%	76.8%	76.0%	73.1%
ADR	$206.24	$206.83	$204.58	$206.21	$206.21
RevPAR	$147.45	$147.45	$155.44	$156.51	$150.44

Room Revenue	$24,541,676	$26,010,775	$25,870,802	$25,039,015	$25,039,015	$54,910	83.1%
Food & Beverage Revenue(4)	3,325,000	3,325,000	3,325,000	3,325,000	3,325,000	7,292	11.0
Other Departmental Revenue(5)	1,687,647	1,703,206	1,721,681	1,702,584	1,749,577	3,837	5.8
Total Revenue	$29,554,323	$31,038,981	$30,917,483	$30,066,599	$30,113,592	$66,039	100.0%

Room Expense	$5,864,411	$5,893,190	$5,860,377	$5,774,234	$5,774,234	$12,663	23.1%
Food & Beverage Expense(6)	278,916	273,685	266,633	257,105	257,105	564	7.7
Other Departmental Expenses	1,123,543	1,106,197	1,027,061	1,056,956	1,056,956	2,318	60.4
Departmental Expenses	$7,266,870	$7,273,072	$7,154,071	$7,088,295	$7,088,295	$15,555	23.5%

Departmental Profit	$22,287,453	$23,765,909	$23,763,412	$22,978,304	$23,025,297	$50,494	76.5%

Operating Expenses(7)	$9,252,195	$9,576,837	$9,513,721	$9,360,639	$9,832,133	$21,562	32.7%
Gross Operating Profit	$13,035,258	$14,189,072	$14,249,691	$13,617,665	$13,193,164	$28,932	43.8%

Property Taxes	$914,747	$945,997	$979,040	$1,004,374	$1,060,382	$2,325	3.5%
Property Insurance	778,943	958,448	761,104	772,211	343,705	754	1.1
Total Other Expenses	$1,693,690	$1,904,445	$1,740,144	$1,776,585	$1,404,087	$3,079	4.7%

Net Operating Income	$11,341,568	$12,284,627	$12,509,547	$11,841,080	$11,789,077	$25,853	39.1%
FF&E	0	0	0	0	1,204,544	2,642	4.0
Net Cash Flow	$11,341,568	$12,284,627	$12,509,547	$11,841,080	$10,584,533	$23,212	35.1%

(1)	TTM represents the trailing 12-month period ending May 31, 2018.
(2)	Per Room values are based on 456 guest rooms.
(3)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses are based on their corresponding revenue line item.
(4)	The F&B revenues have been normalized to reflect the new borrower-affiliated F&B lease that commenced at loan closing. At loan origination, the borrower leased out all F&B operations of the restaurants in the portfolio to Shamin-TLV Inc., an affiliate of the borrower. The rent will be $3,325,000 for a 15-year term with 10.0% rent steps every five years. The lease has no termination options.
(5)	Other revenue includes telephone revenue, parking, and retail income.
(6)	The F&B expense represents the utilities and licenses that will remain in expense for each property with the new lease.
(7)	Operating Expenses include a management fee of 3.0% of total revenue.

The Borrowers. The borrowing entities for the Virginia Beach Hotel Portfolio Whole Loan are 3001 Atlantic, LLC and 3315 Atlantic, LLC, Virginia limited liability companies and special purpose entities with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Virginia Beach Hotel Portfolio Whole Loan. Neil P. Amin and Jay B. Shah are the guarantors of certain nonrecourse carve-outs under the Virginia Beach Hotel Portfolio Whole Loan.

The Loan Sponsors. The loan sponsors are Neil P. Amin and Jay B. Shah. Neil P. Amin is the CEO of Shamin Hotels and Jay B. Shah serves as Vice President. Founded in 1979, Shamin Hotels is the largest hotel management company in Virginia. It owns and manages 56 properties with more than 7,000 rooms and over 100,000 square feet of meeting and banquet space. Managed brands include Hilton, Marriott, Intercontinental Hotels, and Hyatt. Shamin Hotels is headquartered in Virginia, but has expanded nationally, operating hotels in Virginia, Maryland, New York, Colorado, Florida, and North Carolina. Shamin Hotels has received numerous awards and recognitions including the Developer of the Year from Intercontinental Hotels Group and the Multi-Brand Developer of the Year, New Build/Adaptive Reuse of the Year, and the Lifetime Achievement Award from Hilton Hotels. The borrower sponsors disclosed three previous loan modifications.

Property Management. The property is managed by Shamin Hotels, Inc., an affiliate of the borrower.

Franchise Agreements. The properties have franchise agreements with Hilton Franchise Holding LLC, a Delaware limited liability company. Both of the current franchise agreements are effective as of August 31, 2018 for terms of 20 years, with expiration dates of August 31, 2038.

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Escrows and Reserves. At origination, the borrower deposited into escrow approximately $326,006 for real estate taxes and approximately $741,954 for estimated expenses related to remaining planned PIP renovations for the Hilton Garden Inn Virginia Beach Oceanfront property. This amount represents 50.0% of the engineer’s updated estimated cost of the remaining PIP work. The balance of the remaining PIP will be funded by the monthly PIP reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $81,502.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $28,642.

FF&E Reserves – On a monthly basis, the borrower is required to deposit an amount equal to the 1/12th of 5.0% of projected annual gross revenues from operations at the property from the commencement date until the PIP is completed and 1/12th of 4.0% of the projected annual gross revenues from operations thereafter up to a cap of 36 months’ worth of monthly deposits.

Retail and Parking Reserve – Upon the occurrence of a Low DSCR Cash Sweep Period (as defined below) or a Franchise Trigger Period (as defined below), the borrower will be required to make a monthly deposit of 1/12th of the applicable rent that the Lender estimates will be payable during the next ensuing twelve months in order to accumulate sufficient funds to pay the retail and parking lease rents at least 30 days prior to their respective due dates.

Lockbox / Cash Management. The loan is structured with a springing lockbox and springing cash management. During the continuance of a Trigger Period (as defined below), the borrower will be required to deposit, or cause to be deposited, into the lockbox account all gross income from operations, all forfeited security deposits, and all other revenue of any kind from the Virginia Beach Hotel Portfolio Properties received by the borrowers or manager. All funds on deposit in the lockbox account are then required to be disbursed immediately preceding each payment date in accordance with the loan documents, with all excess cash flow to be deposited to an excess cash reserve to be held as additional security for the Virginia Beach Hotel Portfolio Whole Loan.

A “Trigger Period” means (i) the occurrence of an event of default, (ii) the debt service coverage ratio based on the calendar quarter preceding the date of determination is less than 1.15x, or (iii) the earliest to occur of (a) lender’s reasonable determination that the borrowers have failed to complete all work under the PIP within the reasonable time required under such PIP (as may be extended by or with the consent of Hilton Franchise Holding LLC) or (b) the expiration or termination of the franchise agreement at any time while any portion of the debt remains outstanding (a “Franchise Trigger Period”).

A “Low DSCR Cash Sweep Period” means any period commencing on the last day of the second consecutive calendar quarter preceding the date of determination for which the debt service coverage ratio is less than 1.15x.

Subordinate and Mezzanine Debt. None.

Partial Release. Not Permitted.

Leasehold Interest. At the Hilton Virginia Beach Oceanfront property, the borrower has a leasehold interest in a portion of the garage consisting of 380 parking garage spaces. The leased fee holder of the garage is the City of Virginia Beach Development Authority. Rent under the parking lease currently consists of an approximately $222,000 annual payment plus special rent (fixed at $10,538 per year expiring in 2025), and additional rent. Additional rent is calculated as 2.0% applied to the difference between the current year room revenue less the room revenue in 2014, capped at $50,000. The lease expires on June 30, 2070. Additionally, the borrower has also entered into a lease for the ground floor retail portion of the parking garage, which provides approximately 26,000 square feet of commercial space to the borrower as well as an additional 58 parking spaces for exclusive retail use. The annual lease expense is $378,930 with the lease term expiring on June 30, 2030.

At the Hilton Garden Inn Virginia Beach Oceanfront, the borrower has a leasehold interest in an off-site parking garage where the borrower leases 168 spaces from 34th Street Garage, LLC. Annual rent under the lease equals $1.00 plus a pro rata share of all expenses paid or incurred by the lessor and operation and preservation of the property and parking facilities. The lease expires in May 2105.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	CCRE	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$25,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	2.8%	Net Rentable Area (SF):	676,598
Loan Purpose:	Refinance	Location:	Sunnyvale, CA
Borrower(3):	MT3 EFG Real Estate LLC	Year Built / Renovated:	2009 / 2011-2012
Sponsor(4):	Joseph K. Paul	Occupancy:	100.0%
Interest Rate:	4.13098592%	Occupancy Date:	9/7/2018
Note Date:	9/7/2018	4th Most Recent NOI (As of):	$24,367,752 (12/31/2015)
Maturity Date:	10/6/2028	3rd Most Recent NOI (As of):	$24,977,236 (12/31/2016)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$24,953,252 (12/31/2017)
Original Term:	120 months	Most Recent NOI (As of):	$25,168,813 (TTM 5/31/2018)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$44,603,641
Call Protection(5):	L(24),Grtr1%orYM(2),Defor	UW Expenses:	$8,747,532
	Grtr1%orYM(87),O(7)	UW NOI:	$35,856,109
Lockbox / Cash Management:	Hard / In Place	UW NCF:	$35,309,093
Additional Debt(2)(6):	$259,000,000 / $216,000,000	Appraised Value / Per SF(7):	$705,800,000 / $1,043
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraisal Date:	11/15/2019

Escrows and Reserves				Financial Information(10)
	Initial	Monthly	Initial Cap		A-Notes	Total Debt
Taxes:	$1,772,695	$253,242	N/A	Cut-off Date Loan / SF:	$420	$739
Insurance(8):	$0	Springing	N/A	Maturity Date Loan / SF:	$420	$739
Replacement Reserves:	$0	$11,277	N/A	Cut-off Date LTV(7):	40.2%	70.8%
TI/LC:	$23,914,655	$0	N/A	Maturity Date LTV(7):	40.2%	70.8%
Other(9):	$15,021,721	Springing	$20,297,940	UW NCF DSCR:	2.97x	1.41x
				UW NOI Debt Yield:	12.6%	7.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$284,000,000	56.8%	Existing Debt	$321,129,945	64.2%
Mezzanine Loans(6)	216,000,000	43.2	Return of Equity	130,975,725	26.2
			Upfront Reserves	40,709,070	8.1
			Closing Costs	7,185,260	1.4
Total Sources	$500,000,000	100.0%	Total Uses	$500,000,000	100.0%

(1)	The Moffett Towers – Buildings E,F,G Whole Loan (as defined below) was co-originated by Deutsche Bank AG, New York Branch (“DBNY”), Goldman Sachs Mortgage Company (“GSMC”) and Wells Fargo Bank, National Association (“WFBNA”). CCRE purchased Note A-2-2 from DBNY (or an affiliate) prior to the date hereof.

(2)	The Cut-off Date Balance of $25.0 million represents the non-controlling Note A-2-2 (the “Moffett Towers – Buildings E,F,G Loan”), which together with the remaining pari passu notes, comprise a $284.0 million whole loan (the “Moffett Towers – Buildings E,F,G Whole Loan”).

(3)	The borrower is affiliated with the borrower of the Moffett Towers II – Building 1 Ioan, which has an original principal balance of $22,000,000 (representing 2.5% of the initial pool balance) and is part of a whole loan with an original principal balance of $168,000,000.

(4)	The non-recourse guarantor is Paul Guarantor LLC, a Delaware limited liability company

(5)	The lockout period will be at least 24 payments beginning with and including the first payment date of November 6, 2018. The borrower is also permitted to prepay the Moffett Towers – Building E,F,G Whole Loan on or after the payment date in November 2020 with a payment of a yield maintenance premium. Defeasance of the full $284.0 million Moffett Towers – Building E,F,G Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu companion loan to be securitized and (ii) September 7, 2021.

(6)	Concurrent with the Moffett Towers – Buildings E,F,G Whole Loan, DBNY, WFBNA and GSMC funded a $150.0 million Mezzanine A loan (the “Moffett Towers – Buildings E,F,G Mezzanine A Loan”) to MT Lot 3 EFG LLC (the “Moffett Towers – Buildings E,F,G Mezzanine A Borrower”), and a $66.0 million Mezzanine B loan

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Moffett Towers – Buildings E,F,G

(“Moffett Towers – Buildings E,F,G Mezzanine B Loan”, and together with the Moffett Towers – Building E,F,G Mezzanine A Loan, the “Moffett Towers – Buildings E,F,G Mezzanine Loan”) to MT Lot 3 EFG Mezzanine LLC (the “Moffett Towers - Buildings E,F,G Mezzanine B Borrower”) both Delaware limited liability companies. The Moffett Towers – Buildings E,F,G Mezzanine A Loan accrues interest at a rate of 5.67000% per annum and requires interest-only payments through the maturity date of October 6, 2028. The Moffett Towers – Buildings E,F,G Mezzanine B Loan accrues interest at a rate of 6.80000% per annum and requires interest-only payments through the maturity date of October 6, 2028. The Mezzanine A Loan and the Mezzanine B Loan are expected to be sold to third parties. The rights of the lender of the Moffett Towers — Buildings E,F,G Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Prospectus.

(7)	The Appraised Value reflects a “prospective market value upon stabilization” which assumes that HP vacates its space from September 2018 through March 2023, in phases. The Cut-off Date LTV and the Maturity LTV are calculated based upon the Appraised Value of $705,800,000. The “as-is” appraised value is $646,700,000 as of July 30, 2018 equating to a Cut-off Date LTV and Maturity LTV of 43.9% and 43.9%, respectively, for the Moffett Towers – Buildings E,F,G Whole Loan balance of $284.0 million, and a Cut-off Date LTV and Maturity LTV of 77.3% and 77.3%, respectively, for the total debt balance of $500.0 million. In addition, the appraiser concluded a “hypothetical go dark” appraised value of $504,200,000 as of July 30, 2018, equating to a Cut-off Date LTV and Maturity LTV of 56.3% and 56.3%, respectively, for the Moffett Towers – Buildings E,F,G Whole Loan and a Cut-off Date LTV and Maturity LTV of 99.2% and 99.2%, respectively, for the total debt. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other”.

(8)	Insurance escrows are waived so long as the Moffett Towers – Buildings E,F,G property is covered by an acceptable blanket insurance policy (which is currently maintained). If such condition is no longer satisfied, on each monthly payment date, the borrower will be required to fund an insurance reserve equal to 1/12th of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

(9)	Other reserves consist of the following upfront and ongoing reserves. At loan origination, the borrower deposited $15,021,721 for outstanding rent concessions due under the Amazon lease. This reserve is inclusive of both free rent and gap rent. The rent concession reserve will be drawn down from October 2018 to September 2023. On each monthly payment date during the continuance of a lease sweep period, but only until the aggregate lease sweep funds transferred in the lease sweep account during the lease sweep in question (inclusive of the initial lease termination payment application made into the lease sweep account with respect to such lease sweep period) equals the applicable threshold, the borrower will pay to the lender, (i) a required minimum monthly lease sweep deposit amount and (ii) available cash. If, during a lease sweep period, the aggregate lease sweep funds transferred into the lease sweep account during the lease sweep period in question equals the applicable threshold, then on each monthly payment date during such ease sweep period, all required minimum monthly lease sweep deposit amounts and available cash (or such required minimum monthly lease sweep deposit amounts or other amounts required to be deposited) will be deposited into the debt service reserve account.

(10)	The financial information presented for the A-Notes in the chart above is calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Moffett Towers – Buildings E, F, G Whole Loan. The financial information presented for the Total Debt in the chart above is calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Moffett Towers – Buildings E, F, G Whole Loan and the Moffett Towers – Buildings E,F,G Mezzanine Loan.

The Loan. The Moffett Towers – Buildings E,F,G Whole Loan is secured by the borrower’s fee interest in a Class A office building leased to a wholly-owned subsidiary of Amazon.com, Inc. (“Amazon”) located in Sunnyvale, California (the “Moffett Towers – Buildings E,F,G Property”). The loan has a 10-year term and is interest-only for the full term of the loan. The borrower, MT3 EFG Real Estate LLC, is a single purpose Delaware limited liability company and structured to be a bankruptcy-remote entity with two independent directors in its organization structure. The borrower sponsor is Joseph K. Paul, founder of The Jay Paul Company, a privately held real estate firm based in San Francisco, California.

The Moffett Towers – Buildings E,F,G Loan is evidenced by the non-controlling Note A-2-2, with an aggregate Original Balance and Cut-off Date Balance of $25.0 million. The Moffett Towers – Buildings E,F,G Loan is part of a whole loan with an Original Principal and Cut-off Date Balance of $284.0 million, which is evidenced by 11 pari passu notes, each as described below. Only the Moffett Towers – Buildings E,F,G Loan will be contributed to the BBCMS 2018-C2 Trust. The remaining notes are currently held by the parties described in the “Total Debt Summary” chart below and have been or are expected to be contributed to one or more securitization trusts.

Total Debt Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1-1, A-5	$80,000,000	DBGS 2018-C1	Yes
A-1-2, A-1-3, A-4	50,400,000	Benchmark 2018-B7	No
A-1-4, A-3	46,800,000	DBNY	No
A-2-1	25,000,000	CGCMT 2018-C6	No
A-2-2	25,000,000	BBCMS 2018-C2	No
A-6, A-7	56,800,000	Wells Fargo Bank, National Association	No
Whole Loan	$284,000,000
Mezzanine Loans	$216,000,000	(1)	No
Total	$500,000,000
(1)	The Mezzanine Loans are expected to be sold to third parties.

The Property. The Moffett Towers – Buildings E,F,G Property is comprised of three, eight-story, Class A office buildings totaling 676,598 square feet in Sunnyvale, California. As of September 7, 2018, the Moffett Towers – Buildings E,F,G Property was 100.0% leased to a wholly-owned subsidiary of Amazon on a triple-net basis through June 2030 with respect to 452,106 square feet at Buildings F and G, and February 2024 with respect to 224,492 square feet at Building E, with two, seven-year extension options. Amazon serves as guarantor of the lease and, as of the origination date, has taken possession of the Moffett Towers – Buildings E,F,G Property other than the space Hewlett-Packard (“HP”) currently occupies and commenced the build out of its space. Outstanding rent

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Moffett Towers – Buildings E,F,G

concessions and tenant improvement allowances related to the Amazon lease were deposited into escrows by the borrower on the origination date.

The Moffett Towers – Buildings E,F,G Property was built in 2009. The Moffett Towers – Buildings E,F,G Property is a portion of a development known as Moffett Towers. Moffett Towers comprises Buildings A through G, consisting of seven, eight-story, CBD, class “A” office buildings collectively containing 1,985,577 square feet of net rentable area. The entire Moffett Towers Phase 2 development includes an additional, eight-story building containing 357,481 square feet of net rentable area that was completed in 2014. This building is known as Building D (1100 Enterprise Way) and is not part of the collateral. Also part of Moffett Towers is a one-story amenities building improved as café and fitness center containing 48,207 square feet, which is shared between all seven buildings.

The Market. The Moffett Towers – Buildings E,F,G Property is located in Moffett Park, in the northern portion of the Sunnyvale submarket within Silicon Valley. Moffett Park is a 519-acre area comprised of recently developed office spaces and research and development buildings. Notable high technology firms currently in Moffett Park include Google Inc., Hewlett-Packard, Juniper Networks, Lab126 (an Amazon subsidiary), Lockheed-Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers – Buildings E,F,G Property is just north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the city of Los Angeles. The Santa Clara County Transit System provides bus service county-wide with stops near the Moffett Towers - Buildings E,F,G Property. In addition, a Santa Clara Light Rail System station is located directly across the street from the Moffett Towers - Buildings E,F,G Property and services the surrounding residential communities.

According to the appraisal, overall vacancy in the Silicon Valley market and the Sunnyvale submarket was 9.8% and 3.5%, respectively, as of the first quarter of 2018. According to the appraisal, as of the first quarter of 2018, new supply under construction in Silicon Valley stood at approximately 3.2 million square feet, which consisted of approximately 0.7 million square feet of build-to-suit construction and 2.6 million square feet of speculative space. As of first quarter of 2018, the total office annual average asking rent for the Sunnyvale submarket was $69.36 per square foot, which is above the Silicon Valley total office annual average asking rent of $55.20 per square foot. Within the Sunnyvale submarket, the annual average asking rent for Class A office properties is $81.36 per square foot (fully-serviced).

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Base Rent	% of Total Base Rent	Lease Expiration Date
Amazon / Building E	A+/Baa1/AA-	224,492	33.2%	$41.73	$9,368,919	28.5%	2/28/2024
Amazon / Building F(4)(5)(6)	A+/Baa1/AA-	224,492	33.2	$53.77	12,070,037	36.7	6/30/2030
Amazon / Building G(6)(7)	A+/Baa1/AA-	227,614	33.6	$50.19	11,423,087	34.8	6/30/2030
Sole Tenant		676,598	100.0%	$48.57	$32,862,043	100.0%

Collateral Total		676,598	100.0%

(1)	Based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Excludes $4,389,651 ($6.49 per square foot) of straight-lined rent that was underwritten. See “Cash Flow Analysis” below.

(4)	HP occupies Building F until March 31, 2019. All of the TI/LC, free rent, and gap rent required under the executed Amazon lease for this space is held in a lender controlled reserve. Amazon is in a free rent period from May 2019 until October 2019 for Building F.

(5)	If the borrower fails to deliver Building F to Amazon in the required delivery condition on or before October 15, 2019 (as such date may be extended on a day-for day basis for tenant delays or up to four months and 15 days in the aggregate for force majeure delays), Amazon may terminate the lease for Building F, upon at least 30 days’ notice, only if the borrower does not deliver Building F to Amazon in the required delivery condition within such 30 days and then within 15 days of Amazon’s second written notice to terminate after the initial 30 days expires. In order to deliver Building F to Amazon in the required delivery condition, the borrower’s sole obligations are to ensure that Building F is free of tenants or occupants and any rights or claims of third parties under rights of first refusal, rights of first offer, or similar rights.

(6)	The free rent period for Building F (224,492 square feet) extends through October 2019 and through April 2019 for suite G100 (25,778 square feet). The free rent period for Building G extends through September 2023.

(7)	HP occupies the Building G lab (7,874 square feet) until March 31, 2023. All of the TI/LC, free rent, and gap rent required under the executed Amazon lease for this space is held in a lender controlled reserve.

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Moffett Towers – Buildings E,F,G

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2018 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	1	224,492	33.2	9,368,919	28.5	224,492	33.2%	$9,368,919	28.5%
2025	0	0	0.0	0	0.0	224,492	33.2%	$9,368,919	28.5%
2026	0	0	0.0	0	0.0	224,492	33.2%	$9,368,919	28.5%
2027	0	0	0.0	0	0.0	224,492	33.2%	$9,368,919	28.5%
2028	0	0	0.0	0	0.0	224,492	33.2%	$9,368,919	28.5%
2029 & Beyond	5	452,106	66.8	23,493,124	71.5	676,598	100.0%	$32,862,043	100.0%
Total	6	676,598	100.0%	$32,862,043	100.0%
(1)	Based on the underwritten rent roll.

(2)	If the borrower fails to deliver Building F to Amazon in the required delivery condition on or before October 15, 2019 (as such date may be extended on a day-for day basis for tenant delays or up to four months and 15 days in the aggregate for force majeure delays), Amazon may terminate the lease for Building F, upon at least 30 days’ notice, only if the borrower does not deliver Building F to Amazon in the required delivery condition within such 30 days and then within 15 days of Amazon’s second written notice to terminate after the initial 30 days expires. In order to deliver Building F to Amazon in the required delivery condition the borrower’s sole obligations are to ensure that Building F is free of tenants or occupants and any rights or claims of third parties under rights of first refusal, rights of first offer, or similar rights.

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Moffett Towers – Buildings E,F,G

Operating History and Underwritten Net Cash Flow(1)
	2015	2016	2017	TTM(2)	Underwritten(2)(3)	Per Square Foot	%(4)
Rents in Place	$24,343,756	$24,880,050	$24,897,611	$24,995,672	$32,862,043	$48.57	70.1%
Credit Tenant Rent Step Credit(5)	0	0	0	0	4,389,651	6.49	9.4
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$24,343,756	$24,880,050	$24,897,611	$24,995,672	$37,251,694	$55.06	79.4%
Total Reimbursements	7,282,052	7,258,304	7,681,625	7,822,621	8,747,514	12.93	18.6
Other Rental Income	0	0	0	0	904,393	1.34	1.9
Net Rental Income	$31,625,808	$32,138,354	$32,579,236	$32,818,293	$46,903,601	$69.32	100.0%
(Vacancy/Credit Loss)(6)	0	0	0	0	(2,299,960)	(3.40)	(4.9)
Effective Gross Income	$31,625,808	$32,138,354	$32,579,236	$32,818,293	$44,603,641	$65.92	95.1%

Total Expenses	$7,258,056	$7,161,118	$7,625,984	$7,649,480	$8,747,532	$12.93	19.6%

Net Operating Income	$24,367,752	$24,977,236	$24,953,252	$25,168,813	$35,856,109	$52.99	80.4%

Total TI/LC, Capex/RR(7)	0	0	0	0	547,016	0.81	1.2

Net Cash Flow	$24,367,752	$24,977,236	$24,953,252	$25,168,813	$35,309,093	$52.19	79.2%

Occupancy(6)	100.0%	100.0%	100.0%	100.0%	95.0%
(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	TTM reflects the trailing 12-month period ending May 31, 2018.

(3)	Underwritten Net Operating Income is higher than TTM Net Operating Income primarily because of new leases commencing in 2018 and beyond with the sole tenant, Amazon, to occupy the space currently occupied by HP. The new leases make up 63.8% of annual rent and 58.2% of net rental area.

(4)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	Represents straight-lined rent through the maturity date of the Moffett Towers – Buildings E,F,G Whole Loan.

(6)	The Underwritten Vacancy is 5.0%. The Moffett Towers - Buildings E,F,G Property is 100.0% leased as of September 7, 2018.

(7)	Underwritten TI/LC is inclusive of a credit of $1,184,047, equal to 1/20th of the lease sweep and debt service reserve cap. This credit is netted out of the above TI/LC total.

Partial Release. The borrower may obtain the release of a portion of the Moffett Towers – Buildings E,F,G Property in connection with a partial prepayment, subject to the satisfaction of conditions set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Partial Releases” in the Prospectus.

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Shelbourne Global Portfolio II

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CCRE	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type - Subtype:	Office/Industrial
% of IPB:	2.8%	Net Rentable Area (SF):	676,538
Loan Purpose:	Refinance	Location:	Newark, DE
Borrowers(2):	Various	Year Built / Renovated:	Various / N/A
Sponsors:	Barry Friedman and Benjamin Schlossberg	Occupancy:	93.2%
Interest Rate:	5.57800%	Occupancy Date:	11/5/2018
Note Date:	11/15/2018	4th Most Recent NOI (As of):	NAV
Maturity Date:	12/6/2028	3rd Most Recent NOI (As of):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$5,385,061 (12/31/2017)
Original Term:	120 months	Most Recent NOI (As of):	$5,740,659 (TTM 8/31/2018)
Original Amortization Term:	None	UW Economic Occupancy:	92.7%
Amortization Type:	Interest Only	UW Revenues:	$10,439,667
Call Protection(3)(4):	L(24),Def(93),O(3)	UW Expenses:	$4,165,229
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$6,274,437
Additional Debt(1):	Yes	UW NCF:	$5,889,451
Additional Debt Balance(1):	$30,000,000	Appraised Value / Per SF:	$93,700,000 / $139
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/12/2018

Escrows and Reserves	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$81
Taxes:	$273,402	$91,134	N/A	Maturity Date Loan / SF:	$81
Insurance:	$41,067	$9,676	N/A	Cut-off Date LTV:	58.7%
Replacement Reserves:	$0	$8,060	N/A	Maturity Date LTV:	58.7%
TI/LC(5):	$3,000,000	Springing	$2,500,000	UW NCF DSCR:	1.89x
Other:	$244,300	$0	N/A	UW NOI Debt Yield:	11.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$55,000,000	100.0%	Payoff Existing Debt	$38,937,455	70.8%
Return of Equity	11,812,191	21.5
Upfront Reserves	3,558,769	6.5
Closing Costs	691,585	1.3
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%

(1)	The Shelbourne Global Portfolio II loan is part of a whole loan evidenced by six pari passu senior notes with an aggregate original principal balance of $55.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the Shelbourne Global Portfolio II Whole Loan (as defined below).

(2)	The borrowers are SWC 100, LLC, SWC 200, LLC, SWC 300, LLC, SWC 400, LLC, SWC 500, LLC, SWC 600, LLC SWC 700, LLC and Shelbourne University LLC, each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors.

(3)	The lockout period will be at least 24 payments beginning with and including the first payment date of January 6, 2019. Defeasance of the full $55.0 million Shelbourne Global Portfolio II Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) January 6, 2023.

(4)	Following the lockout period, the borrowers are permitted to obtain the release of any property in connection with a partial defeasance, subject to certain conditions, including but not limited to delivery of the adjusted release amount in an amount equal to the greater of (i) 110.0% of the released property’s original allocated loan balance, (ii) an amount that results in a debt service coverage ratio equal to the greater of 1.60x and the debt service coverage ratio immediately prior to the release and (iii) an amount that results in a loan to value ratio equal to the lesser of 70.0% and the loan to value ratio immediately prior to the release.

(5)	The borrower deposited $3,000,000 for future tenant improvements and leasing commissions, with up to $1,142,952 of such funds being transferred to the Chase TI reserve. In the event that the balance of the TI/LC reserve account is less than $2,000,000, the borrower is required to make monthly deposits of $48,045, until such time the balance of the TI/LC is $2,500,000, which will only apply during any period in which (i) the mortgaged property is not less than 85.0% occupied by tenants that are in occupancy, open for business and paying rent under their applicable leases (after the expiration of any free rent or rent concession periods) and (ii) the debt service coverage ratio is not less than 1.50x.

(6)	Other reserve represents a free rent reserve of $17,050 and an immediate repairs reserve of $227,250.

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Shelbourne Global Portfolio II

The Loan. The Shelbourne Global Portfolio II loan is part of a whole loan (the “Shelbourne Global Portfolio II Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $55,000,000. The Shelbourne Global Portfolio II Whole Loan is secured by a first mortgage lien encumbering the borrowers’ fee interest in two office and industrial properties totaling 676,538 square feet located in Newark, Delaware. Promissory Notes A-1 and A-3 with an aggregate original principal balance of $25,000,000 will be included in the BBCMS 2018-C2 Trust. The Shelbourne Global Portfolio II Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2018-C2 Trust. The below table summarizes the remaining promissory notes, which are currently held by CCRE and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$15,000,000	BBCMS 2018-C2	Yes
A-2	12,500,000	CCRE	No
A-3	10,000,000	BBCMS 2018-C2	No
A-4	10,000,000	CCRE	No
A-5	4,000,000	CCRE	No
A-6	3,500,000	CCRE	No
Total	$55,000,000

The non recourse carve-out guarantors and borrower sponsors of the Shelbourne Global Portfolio II Whole Loan are Barry Friedman and Benjamin Schlossberg, on a joint and several basis, each of which are principals of Shelbourne Global Solutions. A non-consolidation opinion was delivered in connection with the origination of the Shelbourne Global Portfolio II Whole Loan.

Shelbourne Global Solutions (“Shelbourne”) is a privately-held company, headquartered in New York City, which invests in and manages real estate related investments. Shelbourne has successfully partnered with institutional and privately held firms in a wide variety of transactions with a focus on single and multi-tenanted office and retail properties. Shelbourne has acquired more than 4.0 million square feet of office space & flex space across the country since early 2013 and has in excess of $500 million in assets.

The Properties. The Shelbourne Global Portfolio II properties are comprised of seven buildings, totaling 492,298 square feet, that make up the business park known as the White Clay Office Park and six office buildings, totaling 184,240 square feet that make up the business park known as University Office Plaza. Both of the Shelbourne Global Portfolio II properties are located in Newark, Delaware. Collectively, as of November 5, 2018, the Shelbourne Global Portfolio II properties are 93.2% occupied by more than 80 tenants including Chase, Citigroup, First Data, Sardo & Sons Warehousing and the State of Delaware.

The White Clay Office Park property consists of one, 125,000 square feet warehouse and six, one- to three-story office/industrial buildings that were constructed between 1983 and 1987. Investment grade rated tenants at the White Clay property include Chase (28.2% of NRA), Citigroup (13.1% of NRA), the State of Delaware (three tenants representing 8.8% of NRA) and Walgreens (2.1% of NRA), totaling approximately 52.1% of NRA at the Shelbourne Global Portfolio II properties. Tenants occupying approximately 468,633 SF (95.2% of NRA) have been tenants at the White Clay Center Property for ten years or more. As of November 5, 2018, the White Clay Center property was 95.2% occupied.

The University Office Plaza property consists of six office buildings, totaling 184,240 square feet, that were constructed between 1971 and 1983. Tenants occupying approximately 46,257 square feet (25.1% of NRA) have been tenants at the University Plaza Property for ten years or more. The State of Delaware (Department of Health and Human Services and Department of Health) together occupy approximately 19% of NRA (under two separate leases) with a remaining term of approximately ten and seven years, respectively. As of November 5, 2018, the University Plaza property was 87.8% occupied.

The top three tenants at the Shelbourne Global Portfolio II property are Chase Bank USA, Sardo & Sons Warehousing and Citigroup.

Chase Bank USA (“Chase”) (rated AA-/A2/A- by Fitch/Moody’s/S&P) provides financial services, which includes consumer and commercial banking. Chase uses their space at the White Clay property for the servicing of their Sapphire Card, as well as for loan processing groups, market risk reporting, accounting, trade support and other operations group. Chase has been a tenant at the White Clay Office Park Property since 1984. They have a current lease expiration of July 31, 2023 with two, three-year renewal options. Pursuant to the terms of its lease, Chase may terminate its lease on July 31, 2021 or July 31, 2022, so long as they provide one year’s notice along with a termination fee of unamortized TI/LCs, among other things.

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Sardo & Sons Warehousing (“Sardo & Sons”) is a full-service warehousing company, founded in 1966, that specializes in warehousing, transportation, packaging and re-packaging and consolidation for export. Sardo & Sons primarily utilizes their space at the White Clay Property for warehouse space and has been a tenant at the property since 2008. Sardo & Sons has a current lease expiration of April 30, 2021 with no renewal or termination options.

Citigroup (rated A/Baa1/BBB+ by Fitch/Moody’s/S&P) occupies a portion of two buildings at the White Clay Office Park property. It uses approximately 31,210 square feet for cash and trade processing and compliance teams. The remaining space is used in conjunction with the U.S. State Department. Citigroup has been a tenant at the White Clay Office Park Property since 2008. They have a current lease expiration of March 31, 2022 with one, seven-year renewal options and no termination options.

The Market. The Shelbourne Global Portfolio II properties are located in Newark, Delaware, approximately 12 miles southwest of Wilmington, Delaware. Interstate 95, the main interstate highway on the east coast of the United States, passes through the southern portion of the city. The University of Delaware is less than 1.5 miles from the White Clay Office Park property and 5.0 miles from the University Office Plaza property. The University of Delaware has approximately 19,000 undergraduates and has a direct partnership with Chase, the largest tenant at the Shelbourne Global Portfolio II properties, whereas Chase has an Innovation Learning Center on campus and recruits new employees directly from the University of Delaware.

The state of Delaware provides tax incentives to companies that operate and are incorporated in Delaware. Approximately 63.0% of Fortune 500 companies are incorporated in Delaware. The state does not tax the following items: no personal property tax, no corporate tax on interest or other investment income earned, no sales tax, no corporate income tax on goods & services, no inheritance tax, no value-added taxes and no stock transfer taxes.

According to the appraisal, the 2017 population and median household income within 3 and 5 miles of the Shelbourne Global Portfolio II properties were 75,905 individuals and $57,940 and 175,269 individuals and $65,159, respectively. Based on the suburban Wilmington office and New Castle County industrial markets, the appraiser concluded a blended vacancy rate of 6.6% for the Shelbourne Global Portfolio II properties.

Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Expiration Date
Chase Bank USA(3)	A2 / A- / AA-	190,492	28.2%	$9.53	$1,815,389	22.5%	7/31/2023
Sardo & Sons Warehousing	NA / NA / NA	125,000	18.5	$4.25	531,250	6.6	4/30/2021
Citigroup	Baa1 / BBB+ / A	88,471	13.1	$18.19	1,608,879	19.9	3/31/2022
First Data Corporation(4)	B2 / BB- / BB-	46,458	6.9	$11.00	510,816	6.3	8/31/2022
The State of DE – DAS(5)	Aaa / AAA / AAA	24,803	3.7	$24.24	601,235	7.4	12/31/2019
State of DE Department of H&SS(5)	Aaa / AAA / AAA	24,285	3.6	$22.49	546,170	6.8	8/31/2028
Walgreens Eastern Co, Inc.	Baa2 / BBB / BBB	14,000	2.1	$15.48	216,670	2.7	7/31/2020
Department of Health & SS(5)	Aaa / AAA / AAA	10,557	1.6	$20.17	212,935	2.6	6/30/2025
DE Sleep Disorder Centers(6)	NA / NA / NA	6,485	1.0	$18.00	116,730	1.4	12/31/2024
Substation Engineering Co	NA / NA / NA	6,101	0.9	$20.75	126,596	1.6	2/28/2019
Top Ten Tenants		536,652	79.3%	$11.71	$6,286,669	77.8%

Non Top Ten Tenants		93,661	13.8%	$19.12	$1,790,550	22.2%

Occupied Collateral Total		630,313	93.2%	$12.81	$8,077,220	100.0%

Vacant Space		46,225	6.8%

Collateral Total		676,538	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company or government entity of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Chase Bank USA may terminate its lease on July 31, 2021 or July 31, 2022, so long as they provide one year’s notice along with a termination fee of unamortized TI/LCs, among other things.

(4)	First Data Corporation has a one-time option to terminate up to 15,331 square feet of its space, effective on July 1, 2020, with prior written notice no later than March 3, 2020.

(5)	In the event that the State of Delaware fails to provide specific appropriations to the applicable tenants, the tenant may terminate its lease at the commencement of the applicable fiscal year.

(6)	DE Sleep Disorder Centers may terminate its lease effective December 31, 2021 by providing written notice no later than March 3, 2021.

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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	46,225	6.8%	NAP	NAP	46,225	6.8%	NAP	NAP
2018 & MTM	3	1,042	0.2	$20,907	0.3%	47,267	7.0%	$20,907	0.3%
2019	45	56,113	8.3	1,214,076	15.0	103,380	15.3%	$1,234,983	15.3%
2020	10	27,931	4.1	504,880	6.3	131,311	19.4%	$1,739,863	21.5%
2021	6	135,711	20.1	740,676	9.2	267,022	39.5%	$2,480,539	30.7%
2022	12	151,852	22.4	2,440,209	30.2	418,874	61.9%	$4,920,748	60.9%
2023	7	201,267	29.7	2,031,243	25.1	620,141	91.7%	$6,951,991	86.1%
2024	3	7,448	1.1	137,476	1.7	627,589	92.8%	$7,089,467	87.8%
2025	4	19,147	2.8	378,243	4.7	646,736	95.6%	$7,467,710	92.5%
2026	1	3,167	0.5	63,340	0.8	649,903	96.1%	$7,531,050	93.2%
2027	0	0	0.0	0	0.0	649,903	96.1%	$7,531,050	93.2%
2028	2	24,285	3.6	546,170	6.8	674,188	99.7%	$8,077,220	100.0%
2029 & Beyond	2	2,350	0.3	0	0.0	676,538	100.0%	$8,077,220	100.0%
Total	95	676,538	100.0%	$8,077,220	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2017	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$7,292,579	$7,454,416	$8,077,220	$11.94	71.7%
Vacant Income	0	0	702,258	1.04	6.2
Gross Potential Rent(3)	$7,292,579	$7,454,416	$8,779,477	$12.98	77.9%
Total Reimbursements	2,110,324	2,401,615	2,484,255	3.67	22.0
Other Income	2,975	3,244	3,018	0.00	0.0
Net Rental Income	$9,405,878	$9,859,275	$11,266,750	$16.65	100.0%
(Vacancy/Credit Loss)(4)	0	0	(827,084)	(1.22)	(7.3)
Effective Gross Income	$9,405,878	$9,859,275	$10,439,667	$15.43	92.7%

Total Expenses	$4,020,817	$4,118,616	$4,165,229	$6.16	39.9%

Net Operating Income	$5,385,061	$5,740,659	$6,274,437	$9.27	60.1%

Total TI/LC, Capex/RR	0	0	384,986	0.57	3.7

Net Cash Flow	$5,385,061	$5,740,659	$5,889,451	$8.71	56.4%

Occupancy	90.4%	93.2%	92.7%
(1)	TTM reflects the trailing 12 month period ending August 2018.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Gross Potential Rent is based on the underwritten rent roll and includes (i) vacancy gross up of $702,258, (ii) rent steps through November 2019 of $137,939, and (iii) straight line rent of $86,293 associated with Citigroup.

(4)	Underwritten (Vacancy/Credit Loss) is based on economic vacancy of 7.3%. As of November 5, 2018, the Shelbourne Global Portfolio II properties were 93.2% leased. The appraiser concluded a blended vacancy rate of 6.6% for the Shelbourne Global Portfolio II properties.

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Future Mezzanine Debt. The Shelbourne Global Portfolio II Whole Loan permits future mezzanine debt in an aggregate amount not to exceed $7.0 million, provided, among other things, (i) no event of default has occurred or is continuing, (ii) based on the combined Shelbourne Global Portfolio II Whole Loan and the mezzanine debt (A) the loan-to-value ratio as determined under the loan documents is not greater than 66.2%, (B) the debt yield as determined under the loan documents is equal to or greater than 9.5%, and (C) the debt service coverage ratio as determined under the loan documents is equal to or greater than 1.55x, (iii) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender in its reasonable discretion, (iv) lender’s approval of the mezzanine loan documents and (v) rating agency confirmation.

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Zenith Ridge

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type - Subtype:	Office – Suburban
% of IPB:	2.8%	Net Rentable Area (SF):	486,000
Loan Purpose:	Refinance	Location:	Canonsburg, PA
Borrowers(2):	Various	Year Built / Renovated:	2014, 2015, 2016 / N/A
Sponsors(3):	Various	Occupancy(4):	100.0%
Interest Rate:	4.70000%	Occupancy Date:	7/11/2018
Note Date:	7/13/2018	4th Most Recent NOI (As of)(5):	N/A
Maturity Date:	8/6/2028	3rd Most Recent NOI (As of)(5):	$7,657,108 (12/31/2016)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$9,233,988 (12/31/2017)
Original Term:	120 months	Most Recent NOI (As of):	$9,371,083 (TTM 5/31/2018)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$12,152,422
Call Protection:	L(28),Def(88),O(4)	UW Expenses:	$2,723,379
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$9,429,044
Additional Debt:	Yes	UW NCF:	$8,627,144
Additional Debt Balance(1):	$65,000,000	Appraised Value / Per SF:	$133,100,000 / $274
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/25/2018

Escrows and Reserves	Financial Information(1)
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$185
Taxes:	$30,949	$54,461	N/A	Maturity Date Loan / SF:	$170
Insurance(6):	$0	Springing	N/A	Cut-off Date LTV:	67.6%
Replacement Reserves:	$0	$6,075	N/A	Maturity Date LTV:	62.1%
TI/LC:	$0	$60,750	N/A	UW NCF DSCR:	1.54x
Other(7):	$2,335,949	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$90,000,000	100.0%	Payoff Existing Debt	$78,785,911	87.5%
Return of Equity	7,317,560	8.1
Upfront Reserves	2,366,898	2.6
Closing Costs	1,529,631	1.7
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%

(1)	The Zenith Ridge mortgage loan is part of a whole loan evidenced by five pari passu notes with an aggregate original principal balance of $90.0 million (the “Zenith Ridge Whole Loan”). The financial information presented in the chart above reflects the Cut-off Date balance of the $90.0 million Zenith Ridge Whole.

(2)	The borrowers under the Zenith Ridge Whole Loan are Quattro Investment Group, L.P., Quattro 2a, L.P. and Quattro 2b, L.P.

(3)	The sponsors under the Zenith Ridge Whole Loan are James D. Scalo, John F. Scalo, Charles R. Zappala and John J. Verbanac.

(4)	Occupancy includes 30,971 square feet (6.4% of net rentable area) of additional space that is leased by the largest tenant, Ansys, Inc. (“Ansys”), but is not yet occupied. Ansys currently occupies 186,000 square feet at the Zenith Ridge Property (as defined below) and is in the process of building out its additional space in Zenith Ridge II (as defined below). According to the sponsors, Ansys is expected to take occupancy of its space in January 2019. Ansys is entitled to 15 months of free rent related to its Zenith Ridge II space for which the borrowers were required to escrow at origination of the Zenith Ridge Whole Loan an amount equal to $890,416, along with outstanding tenant improvements and leasing commissions in an aggregate amount equal to $1,445,533.

(5)	UW NOI is higher than historical NOI due in part to (i) the lease-up of the Zenith Ridge Property and (ii) the inclusion of contractual rent steps totaling $358,484 through April 2019.

(6)	Insurance escrows are waived so long as, among other things, the Zenith Ridge Property (as defined below) is covered by an acceptable blanket policy (which is currently maintained). If such condition is no longer satisfied, on each due date, the borrowers will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

(7)	Other reserves consist of $1,445,533 into an account for outstanding tenant improvements and leasing commissions related to Ansys and $890,416 into an account for free rent related to Ansys at Zenith Ridge II.

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The Loan. The Zenith Ridge Whole Loan is secured by a first mortgage lien on the borrowers’ fee interest in a suburban office property totaling 486,000 square feet located in Canonsburg, Pennsylvania (the “Zenith Ridge Property”). The Zenith Ridge Whole Loan was originated by Starwood Mortgage Capital LLC, has an outstanding principal balance as of the Cut-off Date of approximately $90.0 million, and is comprised of five pari passu notes, Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5. The Zenith Ridge Whole Loan has a 10-year term and, subsequent to a five-year interest-only period, amortizes on a 30-year basis.

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$35,000,000	CD 2018-CD7	Yes
A-2	$30,000,000	MSC 2018-L1	No
A-3	$10,000,000	BBCMS 2018-C2	No
A-4	$10,000,000	BBCMS 2018-C2	No
A-5	$5,000,000	BBCMS 2018-C2	No

The Property. The Zenith Ridge Property is comprised of three, five-story class A office buildings located in Canonsburg, Pennsylvania, encompassing 486,000 square feet. The Zenith Ridge I building (“Zenith Ridge I”) has approximately 186,000 square feet and is 100% occupied by Ansys. The Zenith Ridge II building (“Zenith Ridge II”) has approximately 150,000 square feet and is 100% leased to 12 tenants. The Zenith Ridge III building (“Zenith Ridge III”) has approximately 150,000 square feet and is 100% occupied by EQT Corp. The Zenith Ridge Property is located in a suburban office park in the Pittsburgh area (the “Southpointe Business Park”). The Southpointe Business Park is nearly fully developed and contains approximately 4.0 million square feet of office space and is currently 91.4% occupied.

The Southpointe Business Park was developed in two phases (“Southpointe I” and “Southpointe II”) with Southpointe I being developed in 1989 and Southpointe II being developed approximately 10 years ago. The Zenith Ridge Property is located in Southpointe II, which features developments such as a class A multi-family property known as 1400 Main Street built in 2015, a new Holiday Inn Express, a Homewood Suites by Hilton and the Southpointe Town Center, a mixed-use development with approximately 60,000 square feet of retail and restaurants. All of these developments are within walking distance of the Zenith Ridge Property.

The Zenith Ridge Property has received the LEED Core and Shell Certification and the Class G Certification and is one of three office properties in the Southpointe Business Park with that designation. The Zenith Ridge Property has the following attributes to qualify for the certification: low-flow water fixtures, energy monitoring equipment, preferred parking for “Low Emission Vehicles”, low volatile organic compound paints, which positively impact indoor air quality, high performance low emissivity coated glass and a green campus, including walking trails, fire pits and outdoor patios.

The Market. The Zenith Ridge Property is located in Canonsburg, Washington County, Pennsylvania. The Zenith Ridge Property is situated in the Pittsburgh office market and the Washington County office submarket. The Pittsburgh office market contains approximately 133.1 million square feet with a first quarter 2018 vacancy rate of 8.7% and asking rent of $21.56 per square foot. The Washington County office submarket contains approximately 8.5 million square feet with a first quarter 2018 vacancy rate of 8.3% and asking rent of $20.78 per square foot. The appraisal determined market rent of $24.25 per square foot for office space. The estimated 2017 population within a one-, three- and five-mile radius of the Zenith Ridge Property was 5,614, 32,117 and 63,326 people, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the Zenith Ridge Property was $92,636, $99,010 and $104,935, respectively. The appraisal identified five competitive properties built between 1996 and 2014 and ranging in size from approximately 62,500 to 115,160 square feet. The comparable properties reported occupancy rates ranging from 96.0% to 100.0%. Asking rents for the comparable properties range from $20.00 to $24.50 per square foot.

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Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Exp. Date
Ansys(3)	NR / NR / NR	216,971	44.6%	$23.14	$5,021,304	42.1%	12/31/2029
EQT Corp.(4)	Baa3 / BBB / BBB-	180,908	37.2	$25.82	4,671,664	39.1	Various
Nicholson Construction Company	NR / NR / NR	17,342	3.6	$27.06	469,275	3.9	1/31/2026
Regus	NR / NR / NR	13,814	2.8	$27.06	373,807	3.1	1/31/2025
Sentric Holdings Corp.	NR / NR / NR	13,334	2.7	$24.94	332,550	2.8	9/30/2021
Langan Engineering & Environmental Services	NR / NR / NR	12,261	2.5	$25.62	314,127	2.6	2/28/2021
Aladdin Food Management	NR / NR / NR	7,654	1.6	$16.13	123,459	1.0	8/31/2021
RBC Capital Markets, LLC	NR / NR / NR	6,637	1.4	$28.14	186,765	1.6	3/31/2022
Wells Fargo Advisors, LLC	A2 / A- / A+	6,296	1.3	$28.01	176,335	1.5	8/31/2022
Colonial Life	NR / A / NR	4,000	0.8	$25.38	101,505	0.9	10/31/2022
Top Ten Tenants		479,217	98.6%	$24.56	$11,770,791	98.6%

Non Top Ten Tenants		6,783	1.4%	$24.11	$163,535	1.4%

Occupied Collateral Total		486,000	100.0%	$24.56	$11,934,326	100.0%

Vacant Space		0	0.0%

Collateral Total		486,000	100.0%

(1)	Based on the underwritten rent roll dated July 11, 2018.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Ansys occupies the entire 186,000 square feet of Zenith Ridge I and is currently building out its 30,971 square foot suite in Zenith Ridge II. The sponsors expect Ansys to take occupancy of its space in Zenith Ridge II in January 2019. Ansys is entitled to 15 months of free rent related to its Zenith Ridge II space which the borrowers were required to escrow at origination of the Zenith Ridge Whole Loan in an amount equal to $890,416, along with outstanding tenant improvements and leasing commissions in an aggregate amount equal to $1,445,533. Additionally, Ansys has the one-time right to terminate its lease effective December 2025 by providing 18 months’ notice and paying all unamortized tenant improvements allowance, brokerage fees and free rent, plus an additional $887,671, estimated to total approximately $5.75 million.

(4)	EQT Corp. occupies the entire 150,000 square feet in Zenith Ridge III under a lease that expires in January 2031 and occupies another 30,908 square feet in Zenith Ridge II under a lease that expires in December 2024.

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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2018 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	3	33,249	6.8	770,136	6.5	33,249	6.8%	$770,136	6.5%
2022	5	23,716	4.9	628,140	5.3	56,965	11.7%	$1,398,276	11.7%
2023	0	0	0.0	0	0.0	56,965	11.7%	$1,398,276	11.7%
2024	1	30,908	6.4	762,790	6.4	87,873	18.1%	$2,161,066	18.1%
2025	1	13,814	2.8	373,807	3.1	101,687	20.9%	$2,534,873	21.2%
2026	1	17,342	3.6	469,275	3.9	119,029	24.5%	$3,004,148	25.2%
2027	0	0	0.0	0	0.0	119,029	24.5%	$3,004,148	25.2%
2028	0	0	0.0	0	0.0	119,029	24.5%	$3,004,148	25.2%
2029 & Beyond	3	366,971	75.5	8,930,178	74.8	486,000	100.0%	$11,934,326	100.0%
Total	14	486,000	100.0%	$11,934,326	100.0%
(1)	Based on the underwritten rent roll dated July 11, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the lease rollover schedule.

Operating History and Underwritten Net Cash Flow
	2016	2017	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$9,082,608	$10,827,320	$11,012,814	$11,934,326	$24.56	93.3%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$9,082,608	$10,827,320	$11,012,814	$11,934,326	$24.56	93.3%
Total Reimbursements	159,691	353,016	398,350	857,697	1.76	6.7
Net Rental Income	$9,242,299	$11,180,336	$11,411,164	$12,792,023	$26.32	100.0%
(Vacancy/Credit Loss)	0	0	0	(639,601)	(1.32)	(5.0)
Other Income	33,000	13,482	0	0	0.00	0.0
Effective Gross Income	$9,275,299	$11,193,818	$11,411,164	$12,152,422	$25.00	95.0%

Total Expenses	$1,618,191	$1,959,830	$2,040,081	$2,723,379	$5.60	22.4%

Net Operating Income(3)	$7,657,108	$9,233,988	$9,371,083	$9,429,044	$19.40	77.6%

Total TI/LC, Capex/RR	0	0	0	801,900	1.65	6.6

Net Cash Flow	$7,657,108	$9,233,988	$9,371,083	$8,627,144	$17.75	71.0%

Occupancy(4)	91.1%	93.6%	100.0%	95.0%
(1)	TTM represents the trailing 12 month period ending May 31, 2018.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Net Operating Income is higher than historical Net Operating Income due in part to (i) the lease-up of the Zenith Ridge Property and (ii) the inclusion of contractual rent steps totaling $358,484 through April 2019.

(4)	Occupancy for 2016 and 2017 represents physical occupancy as of December 31 for each respective year. TTM Occupancy is as of July 11, 2018 and includes 30,971 square feet (6.4% of net rentable area) of additional space that is leased by the largest tenant, Ansys, but is not yet occupied. Ansys currently occupies 186,000 square feet at the Zenith Ridge Property and is in the process of building out its additional space in Zenith Ridge II. According to the sponsors, Ansys is expected to take occupancy of its space in January 2019. Ansys is entitled to 15 months of free rent related to its Zenith Ridge II space for which the borrowers were required to escrow at origination of the Zenith Ridge Whole Loan an amount equal to $890,416, along with outstanding tenant improvements and leasing commissions in an aggregate amount equal to $1,445,533. Underwritten Occupancy is based on underwritten economic occupancy.

A-3-119

Annex A-3	BBCMS 2018-C2

Dudley Farms Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,700,000	Title(1):	Leasehold
Cut-off Date Principal Balance:	$24,700,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	2.8%	Net Rentable Area (SF)(2):	230,776
Loan Purpose:	Refinance	Location:	Charleston, WV
Borrower:	THF-D Charleston Development	Year Built / Renovated:	1998 / N/A
	Limited Liability Company	Occupancy(3):	96.5%
Sponsor:	E. Stanley Kroenke	Occupancy Date:	10/9/2018
Interest Rate:	5.02400%	4th Most Recent NOI (As of):	$2,867,803 (12/31/2015)
Note Date:	10/5/2018	3rd Most Recent NOI (As of):	$2,812,008 (12/31/2016)
Maturity Date:	10/6/2028	2nd Most Recent NOI (As of):	$2,909,376 (12/31/2017)
Interest-only Period:	120 months	Most Recent NOI (As of):	$2,818,736 (TTM 8/31/2018)
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization Term:	None	UW Revenues:	$3,762,144
Amortization Type:	Interest Only	UW Expenses:	$900,283
Call Protection:	L(23),Grtr1%orYM(93),O(4)	UW NOI:	$2,861,861
Lockbox / Cash Management:	Springing	UW NCF:	$2,651,427
Additional Debt:	N/A	Appraised Value / Per SF:	$40,960,000 / $177
Additional Debt Balance:	N/A	Appraisal Date:	9/24/2018
Additional Debt Type:	N/A

Escrows and Reserves(4)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$107
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$107
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.3%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	60.3%
TI/LC:	$0	Springing	$850,000	UW NCF DSCR:	2.11x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,700,000	100.0%	Payoff Existing Debt	$15,008,638	60.8%
Return of Equity	9,476,486	38.4
Closing Costs	214,876	0.9
Total Sources	$24,700,000	100.0%	Total Uses	$24,700,000	100.0%

(1)	The property is subject to a ground lease with Dudley Family Limited Partnership II that expires on October 31, 2096. The fixed rent payable under the ground lease is $231,130 per year and was underwritten.

(2)	Six of the tenants own the improvements and ground lease their space from the borrower. Additionally, the borrower rents out surface parking at the property to an additional tenant. 1 square foot of space has been attributed to each of these tenants in the underwritten rent roll, and these tenants comprise $422,107 of the underwritten base rent (12.2% of underwritten base rent).

(3)	There are currently letters of intent for three of the vacant spaces at the property totaling 5,900 square feet. These spaces were underwritten as vacant.

(4)	As long as (i) no Cash Sweep Period (as defined below) is in effect and (ii) E. Stanley Kroenke remains the sponsor of the loan, the borrower shall not be required to make monthly deposits for taxes, insurance premiums, replacement reserves or TI/LC reserves. A “Cash Sweep Period” will commence upon the earliest of (i) an event of default, (ii) the debt service coverage ratio falling below 1.20x for six consecutive calendar months based on the trailing six months, and/or (iii) the date which is six months prior to the expiration of the Kohl’s lease unless Kohl’s has renewed or extended its lease under terms and conditions acceptable to the lender prior to such expiration date. So long as E. Stanley Kroenke remains the sponsor of the loan, the borrower may enter into a master lease to cure a Cash Sweep Period in regard to clause (ii) above.

A-3-120

Annex A-3	BBCMS 2018-C2

Dudley Farms Plaza

The Loan. The Dudley Farms Plaza loan is secured by a first mortgage lien on the borrower’s leasehold interest in a 230,776 square foot anchored retail shopping center located in Charleston, West Virginia. The mortgage loan was originated by Barclays and has an outstanding principal balance as of the Cut-off Date of $24.7 million (the “Dudley Farms Plaza Mortgage Loan”). The Dudley Farms Plaza Mortgage Loan has a 10-year term and is interest-only for the full term of the loan. The borrowing entity for the loan is THF-D Charleston Development Limited Liability Company, a West Virginia limited liability company and special purpose entity. The nonrecourse carve-out guarantor and loan sponsor is E. Stanley Kroenke. E. Stanely Kroenke owns approximately 30.0 million square feet of real estate and is also an active participant in the sports industry, owning the Los Angeles Rams, Denver Nuggets, Colorado Avalanche, Colorado Rapids, and Arsenal soccer club.

The Property. Dudley Farms Plaza is a 230,776 square foot anchored retail shopping center located in Charleston, West Virginia (the “Dudley Farms Plaza Property”). The loan sponsor constructed the retail center in 1998. As of October 9, 2018, the property was 96.5% occupied by 27 retail tenants. The Dudley Farms Plaza Property is anchored by Kohl’s with other major tenants including OfficeMax, Michaels, Books-A-Million, and Shoe Carnival. The five largest tenants have been in occupancy at the property since it opened in 1998, and since 2017, four of the five tenants have exercised their lease renewal options (66.5% of the net rentable area and 49.0% of the underwritten base rent). The property contains 1,050 parking spaces with overall parking ratio of approximately 4.5 spaces per 1,000 square feet of net rentable area.

The Market. The Dudley Farms Plaza Property is located in the city of Charleston, the capital of West Virginia and its largest city. The Dudley Farms Plaza Property is located approximately five miles southwest of the Charleston central business district. The Dudley Farms Plaza Property is part of a nearly 1.8 million square foot retail corridor that includes prominent tenants such as Walmart, Sam’s Club, Cabela’s, Home Depot, Lowe’s and Target. The Dudley Farms Plaza Property is located along US Highway 119, with access to downtown Charleston to the northeast and Kentucky to the southwest. According to the appraisal, the Dudley Farms Plaza Property’s 2017 estimated population within a one-, three-, and five-mile radius was 2,163, 22,880, and 57,694 people, respectively, with average household income of $64,294, $67,840, and $66,682, respectively. The Dudley Farms Plaza Property is located in the Charleston retail market and the South Charleston retail submarket. As of second quarter of 2018, the Charleston retail market contained approximately 24.8 million square feet of retail space with a vacancy rate of 2.1%, 0.5% bps lower than year end 2017. As of second quarter of 2018, the South Charleston retail submarket contained approximately 1.5 million square feet of retail space with an average vacancy rate of 1.8%. The appraisal identified four directly competitive retail properties built between 1960 and 2000 and ranging in size from 45,011 square feet to 496,125 square feet. The comparable retail properties reported occupancies ranging from 98.0% to 100.0% with a weighted average occupancy of approximately 99.1%.

A-3-121

Annex A-3	BBCMS 2018-C2

Dudley Farms Plaza

Top Ten Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Sales PSF(3)	Occ. Costs	Lease Exp. Date
Kohl’s(4)	Baa2 / BBB- / BBB	86,584	37.5%	$8.50	$735,964	22.5%	NAV	NAV	1/31/2024
OfficeMax(5)	B1 / B / NA	23,500	10.2	$14.00	329,000	10.0	NAV	NAV	9/30/2023
Michaels(6)	NA / BB- / NA	23,285	10.1	$11.81	274,996	8.4	$241(3)	4.9%	2/28/2027
Books-A-Million(7)	NA / NA / NA	20,000	8.7	$13.20	264,000	8.1	$154	8.5%	1/21/2024
Shoe Carnival(8)	NA / NA / NA	20,000	8.7	$11.00	220,000	6.7	$267	4.1%	1/31/2022
ULTA Salon(9)	NA / NA / NA	12,000	5.2	$21.87	262,440	8.0	NAV	NAV	6/30/2022
Hallmark	NA / NA / NA	6,000	2.6	$18.00	108,000	3.3	$236	7.6%	2/29/2020
Carter’s(10)	NA / BB+ / NA	4,000	1.7	$19.00	76,000	2.3	$318	6.0%	1/31/2022
Lane Bryant(11)	NA / NA / NA	4,000	1.7	$20.00	80,000	2.4	$210	9.5%	1/31/2026
Mattress Warehouse(12)	NA / NA / NA	4,000	1.7	$15.25	61,000	1.9	NAV	NAV	10/31/2023
Top Ten Tenants		203,369	88.1%	$11.86	$2,411,400	73.7%

Non Top Ten Tenants		19,307	8.4%	$44.66	$862,257	26.3%

Occupied Collateral Total		222,676	96.5%	$14.70	$3,273,657	100.0%

Vacant Space(13)		8,100	3.5%

Collateral Total		230,776	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Sales are based on TTM August 2018 figures. Certain tenants at the Dudley Farms Plaza Property are not required to report sales and therefore do not have Sales PSF available. As Michaels did not report TTM August 2018 sales, 2017 sales figures were used for Sales PSF.

(4)	Kohl’s has five, five-year renewal options.

(5)	OfficeMax has three, five-year renewal options.

(6)	Michaels has two, five-year renewal options.

(7)	Books-A-Million has two, five-year renewal options.

(8)	Shoe Carnival has two, five-year renewal options.

(9)	ULTA Salon has two, five-year renewal options.

(10)	Carter’s has two, five-year renewal options.

(11)	Lane Bryant has two, five-year renewal options. Lane Bryant has the option to terminate its lease with 60 days’ notice, sent within 90 days after the fifth lease year, and the payment of a termination fee if it fails to achieve gross sales of at least $1,000,000 during 2020.

(12)	Mattress Warehouse executed a lease extension effective November 1, 2018 expiring on October 31, 2023. Under the new lease, Mattress Warehouse is contractually obligated to pay rent of $64,000 annually. The loan was underwritten to the rent under the previous lease of $61,000 annually.

(13)	There are currently letters of intent for three of the vacant spaces at the property totaling 5,900 square feet. These spaces were underwritten as vacant.

A-3-122

Annex A-3	BBCMS 2018-C2

Dudley Farms Plaza

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	8,100	3.5%	NAP	NAP	8,100	3.5%	NAP	NAP
2018 & MTM	0	0	0.0	$0	0.0%	8,100	3.5%	$0	0.0%
2019(3)	4	5,102	2.2	183,581	5.6	13,202	5.7%	$183,581	5.6%
2020(3)	4	7,202	3.1	188,222	5.7	20,404	8.8%	$371,803	11.4%
2021(3)	4	7,001	3.0	283,830	8.7	27,405	11.9%	$655,633	20.0%
2022	4	37,300	16.2	590,940	18.1	64,705	28.0%	$1,246,573	38.1%
2023	5	32,200	14.0	494,400	15.1	96,905	42.0%	$1,740,973	53.2%
2024(3)	4	106,586	46.2	1,177,688	36.0	203,491	88.2%	$2,918,661	89.2%
2025	0	0	0.0	0	0.0	203,491	88.2%	$2,918,661	89.2%
2026	1	4,000	1.7	80,000	2.4	207,491	89.9%	$2,998,661	91.6%
2027	1	23,285	10.1	274,996	8.4	230,776	100.0%	$3,273,657	100.0%
2028	0	0	0	0	0	230,776	100.0%	$3,273,657	100.0%
2029 & Beyond	0	0	0	0	0	230,776	100.0%	$3,273,657	100.0%
Total	27	230,776	100.0%	$3,273,657	100.0%
(1)	Based on the underwritten rent roll.

(2)	There are currently letters of intent for three of the vacant spaces at the property totaling 5,900 square feet. These spaces were underwritten as vacant.

(3)	Six of the tenants own the improvements and ground lease their space from the borrower. Additionally, the borrower rents out surface parking at the property to an additional tenant. 1 square foot of space has been attributed to each of these tenants in the underwritten rent roll, and these tenants comprise $422,107 of the underwritten base rent (12.2% of underwritten base rent).

Operating History and Underwritten Net Cash Flow
	2015	2016	2017	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,223,374	$3,198,913	$3,276,568	$3,261,910	$3,273,657	$14.19	82.7%
Vacant Income	0	0	0	0	200,300	$0.87	5.1%
Gross Potential Rent	$3,223,374	$3,198,913	$3,276,568	$3,261,910	$3,473,957	$15.05	87.7%
Total Reimbursements	468,149	506,961	450,369	460,847	486,105	2.11	12.3
Percentage Rent	0	3,991	3,511	0	0	0.0	0.0
Net Rental Income	$3,691,523	$3,709,865	$3,730,449	$3,722,758	$3,960,062	$17.16	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(198,077)	(0.86)	(5.0)
Other Income	3,382	353	284	160	160	0.00	0.0
Effective Gross Income	$3,694,904	$3,710,218	$3,730,732	$3,722,917	$3,762,144	$16.30	95.0%

Total Expenses	$827,101	$898,210	$821,356	$904,182	$900,283	$3.90	23.9%

Net Operating Income	$2,867,803	$2,812,008	$2,909,376	$2,818,736	$2,861,861	$12.40	76.1%

Total TI/LC, Capex/RR	0	0	0	0	210,434	0.91	5.6

Net Cash Flow	$2,867,803	$2,812,008	$2,909,376	$2,818,736	$2,651,427	$11.49	70.5%

Occupancy(4)	99.1%	99.1%	98.5%	96.5%	95.0%
(1)	TTM reflects the trailing 12 month period ending August 2018.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place are based on the underwritten rent roll dated October 9, 2018 and include contractual rent steps of $93,353 through October 31, 2019.

(4)	Historical occupancies are as of December 31 for each respective year. TTM Occupancy is as of October 9, 2018. Underwritten Occupancy represents economic occupancy.

A-3-123

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ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

 B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Operating Advisor/ Asset Representations Reviewer
Barclays Commercial Mortgage	Wells Fargo Bank, National Association	LNR Partners, LLC	Park Bridge Lender Services LLC
Securities LLC	Three Wells Fargo, MAC D1050-084	1601 Washington Avenue	600 Third Avenue
745 Seventh Avenue	401 S. Tryon Street, 8th Floor	Suite 700	40th Floor
New York, NY 10019	Charlotte, NC 28202	Miami Beach, FL 33139	New York, NY 10016

Contact: Daniel Vinson	Contact:	Contact: lnr.cmbs.notices@lnrproperty.com	Contact: David Rodgers
Phone Number: (212) 412-4000	REAM_InvestorRelations@wellsfargo.com	Phone Number: (305) 695-5600	Phone Number: (212) 310-9821

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Premiums.

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Net Prepayment Interest Excess	0.00		Asset Representations Reviewer Fee - Park Bridge Lender Services LLC	0.00
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	BBCMS Mortgage Trust 2018-C2 Commercial Mortgage Pass-Through Certificates Series 2018-C2	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Distribution Date:	1/17/19
8480 Stagecoach Circle		Record Date:	12/31/18
Frederick, MD 21701-4747		Determination Date:	1/11/19

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than 120 days after the end of the calendar year, pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of December 1, 2018 (the “Pooling and Servicing Agreement”), among Barclays Commercial Mortgage Securities LLC, as depositor, Wells Fargo Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer.
Transaction: BBCMS Mortgage Trust 2018-C2, Commercial Mortgage Pass-Through Certificates, Series 2018-C2
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer as of December 31: LNR Partners, LLC
Directing Certificateholder: LNR Securities Holdings, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of [a Final] Asset Status Report.

b.	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which [a Final] Asset Status Report has been issued. The [Final] Asset Status Reports may not yet be fully implemented.

2.	The Special Servicer has notified the Operating Advisor that it has completed a Major Decision with respect to [●] Specially Serviced Loans [INSERT AFTER A CONTROL TERMINATION EVENT: and [●] non-Specially Serviced Loans], and provided the Final Asset Status Report with respect to [●] Specially Serviced Loans [INSERT AFTER A CONTROL TERMINATION EVENT: and [●] non-Specially Serviced Loans] to the operating advisor.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

●	[LIST OF ANY MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.       List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA and certain information it has reasonably requested from the special servicer [AFTER A CONTROL TERMINATION EVENT:] and each Asset Status Report (after the occurrence and continuance of an Control Termination Event) and each Final Asset Status Report, in each case, delivered to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

2.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations and Appraisal Reduction Amount calculations delivered to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.	[LIST OTHER REVIEWED INFORMATION]

4.	[INSERT IF AFTER A CONTROL TERMINATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports delivered to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.

5.	[INSERT IF AFTER A CONTROL TERMINATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit. For instance, we did not review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Holder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV. Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	[As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.]

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Other than the receipt of any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Holder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Holder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth in the Pooling and Servicing Agreement or the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

7.	This report does not constitute a recommendation to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

PARK BRIDGE LENDER SERVICES LLC

By:	Park Bridge Advisors LLC Its Sole Member

By: Park Bridge Financial LLC Its Sole Member

By:
Name:
Title:

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

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Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.       Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.       Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

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7.       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

9.       Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the

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related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.       Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.       Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.       Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

13.       Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.       Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the

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security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.       Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16.       No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain

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coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.       Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain

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cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.       No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.       No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

21.       REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

22.       Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.       Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

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24.       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.       Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.       Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

27.       Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of

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intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.       Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

29.       Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.       Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015

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(collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.       Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and

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cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.       Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.       Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

35.       Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (“IDA”) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

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(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)       Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

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(l)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.       Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.       Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.       No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

39.       Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.       Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41.       Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any

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material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

42.       Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.       Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.       Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.       Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.       Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

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For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Barclays Bank PLC	Starwood Mortgage Capital LLC	Cantor Commercial Mortgage Lending, L.P.	KeyBank National Association
Moffett Towers II – Building 1 (Loan No. 16)	N/A	Moffett Towers – Buildings E,F,G (Loan No. 12)	N/A

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Barclays Bank PLC	Starwood Mortgage Capital LLC	Cantor Commercial Mortgage Lending, L.P.	KeyBank National Association
Christiana Mall (Loan No. 2)	Round Hill Square (Loan No. 17)	Shelbourne Global Portfolio II (Loan No. 13)	Dream Inn (Loan No. 1)

Bridgeport Center (Loan No. 28)	Pangea 21 (Loan No. 21)		Marketplace Center at Murfreesboro (Loan No. 32)

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Barclays Bank PLC	Starwood Mortgage Capital LLC	Cantor Commercial Mortgage Lending, L.P.	KeyBank National Association
Moffett Towers II – Building 1 (Loan No. 16)(1)	Storage Xxtra Stockbridge (Loan No. 37)	Moffett Towers – Buildings E,F,G (Loan No. 12)(1)	N/A
Storage Xxtra Raymond Hill (Loan No. 44)

(1)	The borrowers of the Moffett Towers – Buildings E,F,G and Moffett Towers II – Buildings II Mortgage Loans are affiliates.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	Christiana Mall (Loan No. 2)	Target has an option to purchase its leased premises at the Mortgaged Property from the Mortgagor at any time during the term of its lease for fair market value. If the tenant exercises its purchase option, the tenant will still be obligated to pay the common area maintenance contributions to the Mortgagor for the remaining term of the lease.
(7) Permitted Liens; Title Insurance	Liberty Portfolio – Liberty Center at Rio Salado (Loan No. 4)	That certain Patent issued by the United States of America Bureau of Land Management, recorded in the Recorder’s Office of Maricopa County, Arizona, on June 26, 1997, as Instrument No. 97-0432433 (the “Tempe Patent”) prohibits residential use of the Mortgaged Property. If such residential use covenant is breached, title to the Mortgaged Property automatically reverts to the United States federal government. The Mortgaged Property is currently used as an office property and the use cannot be changed without the lender’s consent. The Mortgage Loan is fully recourse to the Mortgagor and the guarantor for any forfeiture, reverter, revestment or divestment of all or any portion of the Mortgaged Property pursuant to the Tempe Patent (including, without limitation, a violation of the residential use covenant).
(7) Permitted Liens; Title Insurance	One River Place (Loan No. 23)	The sole tenant at the Mortgaged Property has a right of first purchase to purchase the Mortgaged Property, in the event that the Mortgagor: (i) offers the Mortgaged Property for sale to the general public; or (ii) receives an offer to purchase the Mortgaged Property from a third party. The tenant has agreed that such right of first purchase will not be exercisable in the event of or in connection with a foreclosure, a deed-in-lieu of foreclosure, any other taking of title to the Mortgaged Property by the lender or its designee or to the extent the lender or its designee obtains title to the Mortgaged Property, any subsequent transfer of the Mortgaged Property.
(7) Permitted Liens; Title Insurance	Hostess Industrial Portfolio – 6301 North Broadway (Loan No. 26)	Luxco has a right of first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal will not apply to an acquisition by the lender of title to the Mortgaged Property by foreclosure, deed-in-lieu thereof or otherwise, or any subsequent sale by the lender or its designee. However, such right of first refusal will survive any subsequent sale by the lender or its designee.
(7) Permitted	Friedman Portfolio – Jewel	The sole tenant at the Mortgaged Property has a right of

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Liens; Title Insurance	Osco (Loan No. 31)	first refusal to purchase the Mortgaged Property. The tenant has agreed that such right of first refusal will not apply to a foreclosure sale, trustee sale, or deed-in-lieu of foreclosure with respect to any mortgage or deed of trust encumbering the Mortgaged Property, or any sale of the Mortgaged Property by the Mortgagor to an affiliate or in connection with a merger, consolidation or acquisition of the Mortgagor.
(17) Insurance	Christiana Mall (Loan No. 2)	The Mortgage Loan documents permit a property insurance deductible of up to $500,000, with the exception of flood, windstorm and earthquake, which may have a deductible of up to 5% of the total insured value.
(17) Insurance	Liberty Portfolio (Loan No. 4)

The Mortgage Loan documents require loss of rents and/or business interruption insurance coverage for a period continuing until the restoration of the applicable Mortgaged Property is complete or the expiration of eighteen (18) months. The insurance coverage must provide an extended period of indemnity endorsement, which provides that after the physical loss to the applicable Mortgaged Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the applicable Mortgaged Property is repaired or replaced and operations are resumed, whichever first occurs.

The Mortgage Loan documents permit the Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents; provided that, prior to obtaining such non-conforming policy, the Mortgagor has received (A) the lender’s prior written consent thereto and, (B) a rating agency confirmation with respect to any such non-conforming policy. The lender may deny its consent to any non-conforming policy regardless of whether or not the lender has consented to the same on any prior occasion.

(17) Insurance	Moffett Towers II – Building 1 (Loan No. 16)	The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is 1.25% of the original principal amount of the Mortgage Loan, rather than 5% of the then outstanding principal balance of the Mortgage Loan.
(17) Insurance	Westbay Office Park (Loan No. 22)

The Mortgage Loan documents provide that the threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is 5% of the original principal balance of the Mortgage Loan, rather than 5% of the then outstanding principal balance of the Mortgage Loan.

The Mortgage Loan documents permit a property insurance deductible of up to $50,000, with the exception of windstorm and earthquake coverage, which may have a

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deductible of up to 5% of the total insured value.
(17) Insurance	Hostess Industrial Portfolio (Loan No. 26)	The Mortgage Loan documents provide that, with respect to each individual Mortgaged Property, the threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is 5% of the original principal balance of the Mortgage Loan, rather than 5% of the then outstanding principal balance of the Mortgage Loan.
(17) Insurance	Bridgeport Center (Loan No. 28)	The Mortgage Loan documents permit the Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents; provided that, prior to obtaining such non-conforming policy, the Mortgagor has received (A) the lender’s prior written consent thereto and, (B) a rating agency confirmation with respect to any such non-conforming policy. The lender may deny its consent to any non-confirming policy regardless of whether or not the lender has consented to the same on any prior occasion.
(17) Insurance	Fair Oaks Mall (Loan No. 30)

The Mortgage Loan documents provide that the threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is 5% of the original principal balance of the Mortgage Loan, rather than 5% of the then outstanding principal balance of the Mortgage Loan.

The Mortgage Loan documents permit a property insurance deductible of up to $250,000, with the exception of windstorm and earthquake, which may have a deductible of up to 5% of the total insured value.

The Mortgage Loan documents require loss of rents and/or business interruption insurance coverage on an actual loss sustained basis, not limited to time. The insurance coverage must provide an extended period of indemnity endorsement, which provides that after the physical loss to the Mortgaged Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 12 months from the date that the Mortgaged Property is repaired or replaced and operations are resumed, whichever first occurs.

(17) Insurance	Hampton Inn – Kimball (Loan No. 35)	The Mortgage Loan documents require loss of rents and/or business interruption insurance coverage for a period continuing until the restoration of the Mortgaged Property is complete or twelve (12) months, whichever occurs first. The insurance coverage must provide an extended period of indemnity endorsement, which provides that after the physical loss to the Mortgaged Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that

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Barclays Bank PLC
the Mortgaged Property is repaired or replaced and operations are resumed, whichever first occurs.
(17) Insurance	Friedman Portfolio – Jewel Osco (Loan No. 31)	The Mortgagor may rely on Jewel Osco (the “Major Tenant”) to satisfy the insurance coverage requirements of the Mortgage Loan documents by relying on the insurance policies obtained and maintained by the Major Tenant, and will be deemed in compliance with the insurance requirements thereunder, except with respect to (i) the Major Tenant’s property deductible and general liability/umbrella liability deductible, which may be no greater than $1,000,000, (ii) terrorism coverage on the Major Tenant’s liability coverages and (iii) the per location aggregate on liability policies; provided, however that certain requirements specified in the Mortgage Loan documents are satisfied, including: (i) the Major Tenant maintains such insurance with a rating of A- or better by S&P, (ii) no event of default exists under the Major Tenant’s lease and (iii) the lender is named as a mortgagee/loss payee on the insurance policies maintained by the Major Tenant. Notwithstanding the foregoing, the Mortgagor must maintain: (i) flood insurance, (ii) business income insurance and (iii) contingent property and general liability coverage as required by the Mortgage Loan documents. If, at any time and from time to time during the term of the Mortgage Loan, the insurance policies maintained by the Major Tenant do not fully comply with the requirements under the Mortgage Loan documents, then the Mortgagor will, at its sole cost and expense, procure and maintain either (a) “primary” insurance coverage in the event that the Major Tenant does not provide the insurance coverage required by the Mortgage Loan documents, or (b) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence, in the event that the Major Tenant does not have the sufficient insurance coverage required by the Mortgage Loan documents, as is necessary to bring the insurance coverage into full compliance with the insurance coverage requirements under the Mortgage Loan documents.
(18) Access; Utilities; Separate Tax Parcels	Liberty Portfolio – 8501 East Raintree Drive Property (Loan No. 4)	As of the closing date of the Mortgage Loan, the Mortgaged Property is assessed and taxed together with a parcel that is not part of the Mortgaged Property (the “Excluded Parcel”) (as described in the Mortgage Loan documents). The Mortgagor represented that all documentation necessary to effectuate the creation of the Mortgaged Property as a separate tax parcel has been submitted to and/or filed with the applicable governmental authority. The Mortgagor also represented in the Mortgage Loan documents that the Mortgagor’s predecessor-in-interest is required to pay to the Mortgagor all real estate taxes with respect to the Excluded Parcel to the extent that such real estate taxes relate to the period prior to the creation of the separate tax lot. Additionally, prior to the creation of the separate tax lot, the Mortgagor is required to deliver to lender reasonably satisfactory evidence that any taxes due

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Barclays Bank PLC
with respect to the Excluded Parcel have been paid. If this does not occur, the lender may require in its reasonable discretion that the Mortgagor escrow for the taxes related to the Excluded Parcel.
(18) Access; Utilities; Separate Tax Parcels	Best Yet Storage – Shed Road (Loan No. 42)	As of the closing date of the Mortgage Loan, the Mortgaged Property is located within another property’s tax parcel. The Mortgage Loan documents require the Mortgagor within sixty (60) days of the closing date of the Mortgage Loan to: (a) cause the appropriate government entity to issue a separate tax parcel identification number for the Mortgaged Property; and (b) deliver to the lender a separate tax parcel endorsement to the related title insurance policy for the Mortgaged Property, which insures the lender against losses if the Mortgaged Property is taxed as part of a larger tax parcel or fails to constitute a separate tax parcel from all other property that is not a part of the Mortgaged Property. Until the aforementioned requirements are met, the Mortgagor is required to reserve for taxes for the entire tax parcel of which the Mortgaged Property is part.
(26) Licenses and Permits	Virginia Beach Hotel Portfolio (Loan No. 11)	The Mortgagors have not yet obtained a permanent liquor license for the related Mortgaged Properties. The Mortgagors have both entered into those certain Interim Beverage Management Agreements, dated August 31, 2018 (the “Agreements”), with the current holder of that certain ABC License (the “License”) issued by the Virginia Department of Alcoholic Beverage Control (the “Licensee”). Pursuant to the Agreements, the Licensee appointed the Mortgagors as the sole and interim manager of the License. Additionally, in the event of a foreclosure, conveyance in lieu of a foreclosure or another similar event, the Licensee will provide such reasonable assistance and cooperation to any person who succeeds to all or any portion of the interest in the Mortgaged Properties, including the lender, to transfer the License to such person. Further, each Mortgagor makes representations in the Mortgage Loan documents that it will keep and maintain all licenses necessary for the operation of the Mortgaged Properties as a hotel.
(27) Recourse Obligations	Christiana Mall (Loan No. 2)

The Mortgage Loan documents are recourse to the Mortgagor for losses in connection with any transfer (excluding the permitted transfers) of any portion of the Mortgaged Property, except to the extent expressly permitted by the Mortgage Loan documents.

The related guaranty provides that the liability of the nonrecourse carve-out guarantor for breaches or violations of the full recourse provisions related to bankruptcy or insolvency actions under the Mortgage Loan documents are capped at 20.0% of the outstanding principal balance of the whole loan at the time of the occurrence of such action.

(27) Recourse Obligations	Liberty Portfolio (Loan No. 4)	The Mortgage Loan is recourse to the Mortgagor and guarantor for losses associated with any intentional

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Barclays Bank PLC
material physical waste at the Mortgaged Property by the Mortgagor, except to the extent caused solely by the failure to pay the Operating Expenses (as defined in the Mortgage Loan documents) and not by any direct action of the Mortgagor and either (A) during the six (6) month period preceding the failure to pay, there were insufficient revenues from the Mortgaged Property available to Mortgagor to pay the Operating Expenses or (B) each of the following conditions are satisfied (x) sufficient operating expense funds were on deposit in the operating expense account to pay the applicable Operating Expenses, and (y) the Mortgagor satisfied all of the requirements pursuant to the Mortgage Loan documents to receive a disbursement of the operating expense funds to pay for such Operating Expenses and the lender failed to make the operating expense funds available for payment of the applicable Operating Expense.
(27) Recourse Obligations	Home Depot Technology Center (Loan No. 10)

The Mortgage Loan documents provide that prior to making any claim against the Mortgagor or the guarantor for losses in connection with any breach of the environmental covenants, the lender must first make a demand for payment under the related environmental insurance policy; provided, that in no event is the lender’s recovery under the Mortgage Loan documents with respect to such losses limited to the amount of insurance proceeds payable pursuant to the environmental insurance policy.

The Mortgage Loan documents are fully recourse to the Mortgagor and the guarantor in connection with violations of the transfer covenants; provided, however, the Mortgage Loan documents are recourse to the Mortgagor and the guarantor for losses if the violation results solely from a failure to provide any required notice, a non-consolidation opinion, any other deliverables (including payment of fees) or copies of instruments and/or organizational documents related to such transfer, and but for the failure to provide such items, such transfer would otherwise be a permitted transfer. Additionally, no such liability will arise if the Mortgagor provides such notice, non-consolidation opinion or other deliverables (including payment of fees) or copies of instruments and/or organizational documents within ten (10) business days after the lender’s written request therefor.

(27) Recourse Obligations	Moffett Towers II – Building 1 (Loan No. 16)	The failure of Mortgagor to repair or maintain, or to pay any expense in connection with the repair or maintenance of, all or any portion of the Mortgaged Property does not constitute waste for purposes of the recourse carveout for intentional material waste if (a) funds to prevent such waste were, at the time in question, held in a cash management account and available to be used for Mortgaged Property repairs or maintenance and the lender fails to pay (or make such funds available to pay) for such repairs or maintenance as a result of an event of default under the Mortgage Loan documents or otherwise or (b)

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Barclays Bank PLC
there are insufficient rents, after payment of taxes, insurance premiums, the monthly interest payment amount or the monthly debt service payment amount, as applicable, to pay for such repairs or maintenance.
(27) Recourse Obligations	Westbay Office Park (Loan No. 22)	The Mortgage Loan documents are fully recourse to the Mortgagor in connection with violations of the transfer covenants; provided, however, such recourse liability excludes transfers which would be permitted transfers pursuant to the Mortgage Loan documents but for the Mortgagor’s failure to provide proper written notice to the lender in violation of the Mortgage Loan documents.
(32) Single-Purpose Entity	Fair Oaks Mall (Loan No. 30)	The Mortgagor is a recycled Single-Purpose Entity that previously owned parcels of land other than the Mortgaged Property. The related Mortgagor provided Phase I environmental reports with respect to the previously owned parcels of land, and made standard representations and warranties, including backwards representations and warranties where required to complete coverage. The recourse carve-out guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties, and the environmental indemnification agreement includes indemnification for environmental liabilities arising from the previously owned property.
(35) Ground Lease	Virginia Beach Hotel Portfolio – Hilton Virginia Beach Oceanfront (Loan No. 11)

The Mortgagor has a leasehold interest which covers approximately 26,000 square feet of retail space and 58 parking spaces at the Mortgaged Property. The current underwritten net rental revenue for the retail space represents approximately 1.5% of the total underwritten revenue of the portfolio.

(C) The leasehold interest expires on June 30, 2030, which is less than 20 years from the stated maturity date of the Mortgage Loan.

(35) Ground Lease	Christiana Mall (Loan No. 2)	A portion of the Mortgaged Property is improved by a surface parking lot, which is comprised of the Mortgagor’s leasehold interest pursuant to a ground lease between the Mortgagor, as the ground lessee, and Macy’s, as the ground lessor. The surface parking lot provides 478 parking spaces for the Mortgaged Property, out of a total of 6,626 parking spaces at the Mortgaged Property. Pursuant to the related zoning report, the applicable zoning codes require the Mortgaged Property to provide 5,024 parking spaces. The ground lease does not require the Mortgagee to pay any monthly or annual rent. The related ground lease does not comply with clauses (B), (C), (D), (E), (F), (G), (I), (J), (K) or (L) of this Representation and Warranty No. 35.
(35) Ground Lease	Liberty Portfolio – Liberty Center at Rio Salado (Loan No. 4)	(C) The Mortgagor owns a leasehold interest in a portion of the Mortgaged Property (the real property commonly known as 1850, 1870, 1910 and 1930 West Rio Salado Parkway, Tempe, AZ 85281) pursuant to Leases from the City of Tempe (collectively, the “GPLET Leases”) as part of

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Arizona’s Government Property Lease Excise Tax program. Each of the GPLET Leases will expire during the term of the loan. However, the GPLET Leases expressly provide that on the last day of their term, or upon any termination of such GPLET Lease, title to the leased premises will automatically vest in the tenant (the Mortgagor). The deed of trust will automatically cover the Mortgagor’s fee interest in the leased premises upon expiration or termination of the GPLET Leases.
(40) Organization of the Mortgagor	Moffett Towers II – Building 1 (Loan No. 16)	The Mortgagor is related to the mortgagor for the Moffett Towers – Buildings E, F, G Mortgage Loan, which is being contributed by Cantor Commercial Real Estate Lending, L.P.

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Cantor Commercial Real Estate Lending, L.P.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	Liberty Portfolio (Loan No. 4)	The Liberty Center at Rio Salado Mortgaged Property is subject to a certain Patent issued by the United States of America Bureau of Land Management, recorded in the Recorder’s Office of Maricopa County, Arizona, on June 26, 1997, as Instrument No. 97-0432433 (the “Tempe Patent”) prohibits residential use of the Mortgaged Property. If such residential use covenant is breached, title to the Mortgaged Property automatically reverts to the United States federal government. The Mortgaged Property is currently used as an office property and the use cannot be changed without the lender’s consent.
(7) Permitted Liens; Title Insurance	Shelbourne Global Portfolio II (Loan No. 13)	The largest tenant, Chase Bank USA (“Chase”), has a right of first refusal (“ROFR”) to purchase a parcel of land known as “Parcel 1B” located at the White Clay Office Park Mortgaged Property. Prior to accepting any bona fide offer for Parcel 1B, the borrower is required to deliver such offer to Chase, from which time Chase will have 30 days to enter into a contract to purchase Parcel 1B. The ROFR does not apply to a foreclosure or deed-in-lieu of foreclosure, but will apply to a subsequent transfer of Parcel 1B. The ROFR does not apply to any sale of the entire Mortgaged Property.
(7) Permitted Liens; Title Insurance	The Shops at Solaris (Loan No. 19)	There is a recorded shared facilities agreement between the commercial property owner (the Mortgagor) and the condominium board for the residential unit owners (which residential units are not collateral for the Mortgage Loan). Among other provisions, the shared facilities agreement provides that following a total casualty of the Mortgaged Property, the condominium board for the residential unit owners can elect to convey the residential portion of the building to the commercial owner and the commercial owner will be required to pay a portion of the Mortgagor’s insurance proceeds (as specifically described in the shared facilities agreement) to the condominium board for the residential unit. The Mortgage Loan documents prohibit the Mortgagor from accepting ownership of the residential portion of the building.
(17) Insurance	Moffett Towers - Buildings E,F,G (Loan No. 12)	The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied to repair or restoration of the Mortgaged Property with respect to insurance proceeds equal to or greater than 1.25% of the original principal amount of the Whole Loan, rather than 5% of the then outstanding principal balance of the Mortgage Loan.
(17) Insurance	The Shops at Solaris (Loan No. 19)	There is a recorded shared facilities agreement between the commercial property owner (the Mortgagor) and the condominium board for the

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residential unit owners (which residential units are not collateral for the Mortgage Loan). Among other provisions, the shared facilities agreement provides that following a total casualty of the Mortgaged Property, the condominium board for the residential unit owners can elect to convey the residential portion of the building to the commercial owner and the commercial owner will be required to pay a portion of the Mortgagor’s insurance proceeds (as specifically described in the shared facilities agreement) to the condominium board for the residential unit. The Mortgage Loan documents prohibit the Mortgagor from accepting ownership of the residential portion of the building.
(18) Access; Utilities; Separate Tax Parcels	Liberty Portfolio (Loan No. 4)	As of the closing date of the Mortgage Loan, the 8501 East Raintree Drive Mortgaged Property is assessed and taxed together with a parcel that is not part of the Mortgaged Property (the “Excluded Parcel”) (as described in the Mortgage Loan documents). The Mortgagor represented that all documentation necessary to effectuate the creation of the Mortgaged Property as a separate tax parcel has been submitted to and/or filed with the applicable governmental authority. The Mortgagor also represented in the Mortgage Loan documents that the Mortgagor’s predecessor-in-interest is required to pay to the Mortgagor all real estate taxes with respect to the Excluded Parcel to the extent that such real estate taxes relate to the period prior to the creation of the separate tax lot. Additionally, prior to the creation of the separate tax lot, the Mortgagor is required to deliver to lender reasonably satisfactory evidence that any taxes due with respect to the Excluded Parcel have been paid. If this does not occur, the lender may require in its reasonable discretion that the Mortgagor escrow for the taxes related to the Excluded Parcel.
(18) Access; Utilities; Separate Tax Parcels	Moffett Towers - Buildings E,F,G (Loan No. 12)	Direct access to the Mortgaged Property is granted pursuant to a recorded reciprocal easement agreement (“REA”) that runs with the land but has a term that expires in 2047. The term will automatically extend unless a majority of members of the association formed by such REA vote to terminate the REA. The Mortgagor is currently the majority member in such association.
(25) Local Law Compliance	The Shops at Solaris (Loan No. 19)	Certain uses at the Mortgaged Property require a conditional use permit to comply with zoning. The Mortgagor has obtained such permit.
(27) Recourse Obligations	Liberty Portfolio (Loan No. 4)	The Mortgage Loan is recourse to the Mortgagor and guarantor for losses associated with any intentional material physical waste at the Mortgaged Property by the Mortgagor, except to the extent caused solely by the failure to pay the Operating Expenses (as defined in the Mortgage Loan documents) and not by any direct action of the Mortgagor and either (A) during the six (6) month period preceding the failure to pay, there were

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Cantor Commercial Real Estate Lending, L.P.
insufficient revenues from the Mortgaged Property available to Mortgagor to pay the Operating Expenses or (B) each of the following conditions are satisfied (x) sufficient operating expense funds were on deposit in the operating expense account to pay the applicable Operating Expenses, and (y) the Mortgagor satisfied all of the requirements pursuant to the Mortgage Loan documents to receive a disbursement of the operating expense funds to pay for such Operating Expenses and the lender failed to make the operating expense funds available for payment of the applicable Operating Expense.
(27) Recourse Obligations	College Park (Loan No. 36)	The Mortgage Loan documents do not provide for full recourse to the guarantor in the event the Mortgagor or guarantor has solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor.
(32) Single-Purpose Entity	College Park (Loan No. 36)	The Mortgagor is a recycled entity, which previously owned four other parcels, which parcels were transferred from the Mortgagor prior to Mortgage Loan origination.
(35) Ground Leases	Liberty Portfolio (Loan No. 4)	(C) The Mortgagor currently owns a leasehold interest in a portion of the Liberty Center at Rio Salado Mortgaged Property, specifically, the real property commonly known as 1850, 1870, 1910 and 1930 West Rio Salado Parkway, Tempe, AZ 85281 (the “Excise Tax Premises”) pursuant to leases with the City of Tempe (collectively, the “GPLET Leases”) as part of Arizona’s Government Property Lease Excise Tax program. Each of the GPLET Leases will expire during the term of the Mortgage Loan. However, the GPLET Leases expressly provide that on the last day of their term, or upon any termination of the related GPLET Lease, the fee interest in the Excise Tax Premises will automatically vest in the Mortgagor). At such time, the deed of trust will automatically spread to cover Mortgagor’s fee interest in the Excise Tax Premises upon expiration or termination of the GPLET Leases.
(40) Organization of Mortgagor	Moffett Towers - Buildings E,F,G (Loan No. 12)	The Mortgagor is affiliated with the borrower under the Moffett Towers II – Building 1 Mortgage Loan.
(41) Environmental Considerations	Moffett Towers - Buildings E,F,G (Loan No. 12)	The Phase I for the Mortgaged Property identified a recognized environmental condition due to the Mortgaged Property being located on a portion of the site of a former Lockheed Martin facility, known as the Lockheed Martin Sunnyvale Plant One Facility, which former Lockheed Martin facility site has active regulatory status under the Regional Water Quality Control Board and ongoing remediation.

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Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens, Title Insurance	Fidelis Portfolio (Loan No. 5)	Pursuant to the terms of its lease, tenant Jack In the Box Eastern Division L.P. has a right of first refusal to purchase its leased space at the Victory Lakes Shopping Center Mortgaged Property in the event that such space is offered for sale. In addition, pursuant to the terms of its lease, tenant Board of Regents of the University of Texas System has a right of first refusal to purchase its leased space at the Victory Lakes Shopping Center Mortgaged Property in the event that such space is offered for sale. Such rights of first refusal will not apply in the event of a sale of the entire Victory Lakes Shopping Center Mortgaged Property. Further, the Board of Regents of the University of Texas System’s lease expressly excepts a foreclosure or deed-in-lieu thereof from such right of first refusal.
(7) Permitted Liens, Title Insurance	West Covina Village (Loan No. 7)	Pursuant to the terms of its lease, tenant JP Morgan Chase Bank N.A., has a right of first refusal to purchase its leased space at the Mortgaged Property in the event that such space is offered for sale. Such right of first refusal will not apply in the event of a sale of the entire Mortgaged Property. Further the lease expressly excepts a foreclosure or deed-in-lieu thereof from such right of first refusal.
(7) Permitted Liens, Title Insurance	West Covina Village (Loan No. 7)	One of the constituent buildings on the Mortgaged Property encroaches onto a water main easement granted to the City of West Covina in 1982 and a telecommunications easement granted to General Telephone Company of California in 1986. The existing improvements on the Mortgaged Property were constructed in 1981. The related loan documents provide that the Mortgagor and guarantors are personally liable for any losses related to such encroachments.
(7) Permitted Liens, Title Insurance	Residence Inn by Marriott Phoenix Desert View at Mayo Clinic (Loan No. 9)	Pursuant to the terms of its management agreement, the property manager, Residence Inn by Marriott, LLC (“Manager”), has a right of first refusal to purchase the Mortgaged Property in the event that the Mortgagor offers it for sale. In connection with the origination of the Mortgage Loan, Manager agreed to subordinate its rights under the management agreement, to the lien of the Mortgage Loan, and such right will not apply in the case of a foreclosure or a deed-in-lieu thereof.

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Starwood Mortgage Capital LLC
(7) Permitted Liens, Title Insurance	Round Hill Square (Loan No. 17)	Pursuant to the terms of its lease, tenant Safeway Inc., has a right of first refusal to purchase its leased space at the Mortgaged Property in the event that such space is offered for sale. In connection with the origination of the Mortgage Loan, Safeway Inc. agreed to subordinate its lease, including its right of first refusal, to the lien of the Mortgage Loan, and such right will not apply in the case of a foreclosure or a deed-in-lieu thereof.
(7) Permitted Liens, Title Insurance	TX-OK Portfolio (Loan No. 18)	Pursuant to the terms of its lease, tenant Cemex Construction Materials Houston, LLC, has a right of first refusal to purchase its leased space at the Mortgaged Property in the event that such space is offered for sale. Such right of first refusal will not apply in the event of a sale of the entire Mortgaged Property. Further the lease expressly excepts a foreclosure or deed-in-lieu thereof from such right of first refusal.
(7) Permitted Liens, Title Insurance	Fairfield Inn & Suites Hendersonville Flat Rock (Loan No. 33)	The Mortgaged Property is subject to a franchise agreement between Marriott International, Inc., as franchisor, and the Mortgagor, as franchisee. Pursuant to the terms of the franchise agreement, in the event that there is a proposed transfer of (i) the Mortgaged Property or (ii) an ownership interest or other interest in the Mortgagor or an affiliate of the Mortgagor, in each case, to a competitor of the franchisor, the franchisor will have, among other things, (a) a right of first refusal to purchase or lease the Mortgaged Property at the same purchase price or lease price, as applicable, and upon the same terms as those contained in the offer from such competitor and (b) the right to terminate the franchise agreement with 14 days’ prior notice.
(7) Permitted Liens, Title Insurance	West Covina Village (Loan No. 7)	One of the constituent buildings on the Mortgaged Property encroaches onto a water main easement granted to the City of West Covina in 1982 and a telecommunications easement granted to General Telephone Company of California in 1986. The existing improvements on the Mortgaged Property were constructed in 1981. The related loan documents provide that the Mortgagor and guarantors are personally liable for any losses related to such encroachments.
(17) Insurance	Town and Country Apartments (Loan No. 34)	The Loan Documents do not require rent loss or business interruption insurance with respect to losses as a result of a flood. However, the Mortgagor and guarantor have guaranteed the full payment to the lender of an amount equal to potential rental losses attributable to flood

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Starwood Mortgage Capital LLC
damage for a period of 12 months. In addition, the Mortgagor is required to maintain insurance in an amount equal to (i) if the Mortgagor elects to insure those improvements located in a special flood hazard area at the Mortgaged Property, the maximum amount available under the National Flood Insurance Program with respect to each such individual improvement (provided, however, that such coverage, in the aggregate, shall not be required to exceed the original principal balance of the Mortgage Loan), or (ii) if the Mortgagor elects to insure all improvements at the Mortgaged Property (rather than only those improvements located in a special flood hazard area), at least equal to the original principal balance of the Mortgage Loan (provided, however, the Mortgagor shall not be entitled to obtain and maintain flood insurance with respect to any individual improvement with coverage in an amount less than that provided with respect to such improvement as of the date of origination of the Mortgage Loan).
(25) Local Law Compliance	Fidelis Portfolio (Loan No. 5)	Certain tenants at the McKinney Towne Crossing Mortgaged Property and their tenant spaces are the subject of municipal fire code violations.
(25) Local Law Compliance	TX-OK Portfolio (Loan No. 6)	Certain tenants at the South Houston Industrial Mortgaged Property and the Logistics Park at World Houston Mortgaged Property and their tenant spaces are the subject of municipal fire code violations.
(25) Local Law Compliance	Pangea 21 (Loan No. 21)

Each of the 9244 South Saginaw, 1815 West 77th, 1448 West 83rd, 8255 South Maryland, 7348 South Dr. Martin Luther King Jr. Drive, 8200 South Ingleside, 8000 South Drexel, 1514 West 77th, 1704 West 77th, 1738 West 77th, 8155 South Maryland, 8231 South Ellis, 1717 West 77th, 1735 West 79th, 8514 South Crandon and 808 W 76th Mortgaged Properties is legal non-conforming as to use. In the event that (a) such use is discontinued for 18 months, (b) a casualty occurs at the related Mortgaged Property and the Mortgagor does not secure a building permit to replace the Mortgaged Property within 18 months of such casualty or (c) the related Mortgaged Property was intentionally damaged by causes within Mortgagor’s control, the Mortgagor would be required to apply for a conditional use permit or its equivalent to continue the non-conforming use.

In addition, a hair salon at 808 West 76th Property is not conforming or legal non-conforming as to use.

In addition, there are open building code violations at each

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Starwood Mortgage Capital LLC
of the 808 West 76th, 1448 West 83rd, 1514 West 77th, 1704 West 77th, 1717 West 77th, 1735 West 79th, 1738 West 77th, 4853 South Prairie Avenue, 6000 South Prairie Avenue, 7348 South Dr. Martin Luther King Jr. Drive, 7801 South Saginaw, 7914 South Kingston, 7944 South Paulina, 8000 South Drexel, 1815 West 77th, 8155 South Maryland, 8200 South Ingleside, 8231 South Ellis, 8255 South Maryland, 8514 South Crandon, 8515 South Green and 9244 South Saginaw Mortgaged Properties.
(25) Local Law Compliance	Lincoln Commonwealth Center (Loan No. 43)	A tenant representing 23.7% of the net rentable area of the Mortgaged Property holds a special use permit to operate as a recreational and medical marijuana dispensary at such Mortgaged Property. Although such special use permit was approved and provided by the applicable local governmental authority, and does not violate any local zoning ordinances, the possession and sale of marijuana for medicinal purposes remains illegal under applicable federal law. Pursuant to the Loan Documents, if at any time during the term of the Mortgage Loan any governmental authority takes any enforcement action against the related Mortgaged Property securing the Lincoln Commonwealth Center Mortgage Loan as a result of non-compliance with applicable law due to the presence or business operations of a marijuana dispensary at the related Mortgaged Property, the Mortgagor is obligated to comply with any such enforcement action and the Mortgagor and guarantor shall be liable for any losses sustained by the Mortgagee in connection therewith. In addition, the Loan Documents restrict the Mortgagor, without the Mortgagee’s consent, from executing new leases or lease renewals that provide for the sale of recreational or medicinal marijuana as a permitted use if such leases would expand the amount of square footage used for such purposes at the Mortgaged Properties beyond the amount of square feet used for such purposes as of the origination date of such Mortgage Loan.
(26) Licenses and Permits	Lincoln Commonwealth Center (Loan No. 43)	A tenant representing 23.7% of the net rentable area of the Mortgaged Property holds a special use permit to operate as a recreational and medical marijuana dispensary at such Mortgaged Property. Although such special use permit was approved and provided by the applicable local governmental authority, and does not violate any local zoning ordinances, the possession and sale of marijuana for medicinal purposes remains illegal under applicable federal law. Pursuant to the Loan Documents, if at any time during the term of the Mortgage Loan any governmental authority takes any enforcement action against the related Mortgaged Property securing

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Starwood Mortgage Capital LLC
the Lincoln Commonwealth Center Mortgage Loan as a result of non-compliance with applicable law due to the presence or business operations of a marijuana dispensary at the related Mortgaged Property, the Mortgagor is obligated to comply with any such enforcement action and the Mortgagor and guarantor shall be liable for any losses sustained by the Mortgagee in connection therewith. In addition, the Loan Documents restrict the Mortgagor, without the Mortgagee’s consent, from executing new leases or lease renewals that provide for the sale of recreational or medicinal marijuana as a permitted use if such leases would expand the amount of square footage used for such purposes at the Mortgaged Properties beyond the amount of square feet used for such purposes as of the origination date of such Mortgage Loan.
(27) Recourse Obligations	Fidelis Portfolio (Loan No. 5)	Except for breaches related to environmental indemnities and voluntary and collusive involuntary insolvency actions, the guarantor’s recourse liability may not exceed 20% of the outstanding principal balance of the Mortgage Loan, plus certain costs and expenses incurred by the lender in enforcing its rights under the guaranty. With respect to breaches related to environmental indemnities or voluntary and collusive insolvency actions, the related guaranty provides that the Mortgage Loan becomes fully recourse to the guarantor.
(35) Ground Leases	Residence Inn by Marriott Phoenix Desert View at Mayo Clinic (Loan No. 9)	The Mortgage Loan is secured by the Mortgagor’s leasehold interest in the Mortgaged Property, demised pursuant to a ground lease (the “Residence Inn Ground Lease”). With respect to (b), the Residence Inn Ground Lease does not require the lender’s consent for amendments, modifications or terminations of the Residence Inn Ground Lease, but does state that the lender shall not be bound by any modification or amendment to the Residence Inn Ground Lease not consented to by the lender, (ii) Tenant shall not terminate or surrender the Lease without the prior written consent of the Mortgagee and (iii) Tenant shall not have the right to terminate this Lease in the event of a casualty or condemnation without the prior written consent of the lender; with respect to (e), without the consent of the ground lessor, the lender may not assign its interest in the Residence Inn Ground Lease to any assignee which (i) together with its affiliates has a net worth of less than $10,000,000, (ii) together with its affiliates has five years or less of experience owning or managing one or more properties being operated as a hotel under a nationally recognized name or operating in at least three states or (iii) is an owner or operator of a healthcare facility in the

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Starwood Mortgage Capital LLC
Phoenix metropolitan area (provided that the lender is permitted to assign its interest in the Residence Inn Ground Lease to a person that owns or ground leases a building in which space is leased to, or for the operation of, a health care facility, so long as such facility is not owned or operated by the assignee or an affiliate thereof); with respect to (g), the Residence Inn Ground Lease requires notices of default to be given to the lender, but does not expressly provide that no notice of default or termination is effective against the Mortgagor unless such notice is given to the lender; with respect to (k), in the event of damage or destruction affecting the Mortgaged Property, the Residence Inn Ground Lease requires the receipt and disbursement of insurance proceeds to be supervised by a neutral third party selected by the lender and approved by the ground lessor and the Mortgagor, and the Residence Inn Ground Lease further requires that such insurance proceeds be available to the Mortgagor for restoration of the Mortgaged Property if certain conditions are satisfied, including, but not limited to (i) the lender reasonably determines that restoration of the Mortgaged Property can be completed at least 6 months prior to the maturity date of the Mortgage Loan, (ii) the loan-to-value ratio upon completion of the repairs is estimated, by an appraiser reasonably acceptable to the lender to be no greater than the loan-to-value ratio of the Mortgage Loan at the date of origination, (iii) no event of default has occurred or is continuing under the Loan Documents. If such conditions are not satisfied, then the lender will have the right to retain the proceeds and the failure to satisfy such conditions will be an event of default under the Residence Inn Ground Lease.

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KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Recourse Obligations	Dream Inn (Loan No. 1)	The non-recourse provisions for the related Mortgage Loan provide for liability for actual losses, liabilities, costs and damages in connection with: (A) “willful misrepresentation” as opposed to “intentional material misrepresentation” and (B) “grossly negligent or intentional physical waste” as opposed to “intentional material physical waste.”
(27) Recourse Obligations	GNL Portfolio (Loan No. 3)

The Mortgage Loan documents do not provide full recourse for transfers of the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents, unless such transfers (i) result in a change in control of the Mortgagor or (ii) involve a transfer of the Mortgaged Property by deed, bill of sale, installment sales agreement, ground lease (excluding any lease to a tenant made in the ordinary course of business) or similar agreement; however, the Mortgage Loan documents do provide recourse for losses to the lender in connection with any transfers made in violation of the Mortgage Loan documents other than those described in (i) and (ii) above.

In addition, although the Mortgage Loan documents provide for liability for intentional material physical waste, if the related borrower does not have sufficient cash flow on a current basis to prevent waste, any waste will not be deemed intentional.

(27) Recourse Obligations	Alex Park South (Loan No. 24)	The non-recourse provisions for the related Mortgage Loan provide for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation”
(27) Recourse Obligations	Marketplace Center at Murfreesboro (Loan No. 32)	The non-recourse provisions for the related Mortgage Loan provide for liability for actual losses, liabilities, costs and damages in connection with: (A) “willful misrepresentation” as opposed to “intentional material misrepresentation” and (B) “any failure to act or affirmative act which results in material physical waste” as opposed to “intentional material physical waste.”
(27) Recourse Obligations	US Storage Centers – Bakersfield (Loan No. 40)	The non-recourse provisions for the related Mortgage Loan provide for liability for actual losses, liabilities, costs and damages in connection with “intentional misrepresentation” as opposed to “intentional material misrepresentation”.
(28) Mortgage Releases	All KeyBank Mortgage Loans	In the event of a taking of any portion of any of the Mortgaged Properties by a State or any political

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KeyBank National Association
subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor cannot be required to pay down the principal balance of the Mortgage Loan or Whole Loan, as applicable, in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions if the related borrower provides an opinion of counsel to the holder of the Mortgage Loan that the Trust will continue to maintain its status as a REMIC Trust if such amount is not paid.
(32) Single-Purpose Entity	GNL Portfolio (Loan No. 3)

The related borrowers have and will continue to commingle their funds with one another in connection with (a) any cash management system entered into in connection with any previous loan encumbering the Mortgaged Properties or any portion thereof prior to the origination of the Mortgage Loan, which prior cash management systems, if any, have been terminated, and (b) the cash management system required by the lender in connection with the Mortgage Loan.

Additionally, one of the related borrowers, ARG NSALNTXOOI, LLC, may be required to acquire assets other than the Mortgaged Properties in violation of the Single-Purpose Entity covenants in the Mortgage Loan documents in the event that (i) the sole tenant at the NetScout Systems Mortgaged Property exercises its expansion option and (ii) the related borrower is able to (a) acquire the expansion lot on commercially reasonable terms and (b) obtain financing to fund both the acquisition of the expansion lot and the construction of improvements on the expansion lot on commercially reasonable terms.

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ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance($)	Distribution Date	Balance($)
1/15/2019	$34,314,800.00	1/15/2024	$30,842,357.03
2/15/2019	$34,314,800.00	2/15/2024	$30,354,961.39
3/15/2019	$34,314,800.00	3/15/2024	$29,753,311.70
4/15/2019	$34,314,800.00	4/15/2024	$29,261,075.33
5/15/2019	$34,314,800.00	5/15/2024	$28,685,423.09
6/15/2019	$34,314,800.00	6/15/2024	$28,166,014.28
7/15/2019	$34,314,800.00	7/15/2024	$27,585,660.76
8/15/2019	$34,314,800.00	8/15/2024	$27,061,372.97
9/15/2019	$34,314,800.00	9/15/2024	$26,534,760.40
10/15/2019	$34,314,800.00	10/15/2024	$25,947,404.37
11/15/2019	$34,314,800.00	11/15/2024	$25,415,849.39
12/15/2019	$34,314,800.00	12/15/2024	$24,823,689.03
1/15/2020	$34,314,800.00	1/15/2025	$24,287,148.12
2/15/2020	$34,314,800.00	2/15/2025	$23,748,227.72
3/15/2020	$34,314,800.00	3/15/2025	$23,032,888.69
4/15/2020	$34,314,800.00	4/15/2025	$22,488,397.71
5/15/2020	$34,314,800.00	5/15/2025	$21,883,662.71
6/15/2020	$34,314,800.00	6/15/2025	$21,334,071.84
7/15/2020	$34,314,800.00	7/15/2025	$20,724,379.42
8/15/2020	$34,314,800.00	8/15/2025	$20,169,643.73
9/15/2020	$34,314,800.00	9/15/2025	$19,612,447.28
10/15/2020	$34,314,800.00	10/15/2025	$18,995,361.75
11/15/2020	$34,314,800.00	11/15/2025	$18,587,887.51
12/15/2020	$34,314,800.00	12/15/2025	$17,965,735.77
1/15/2021	$34,314,800.00	1/15/2026	$17,398,069.81
2/15/2021	$34,314,800.00	2/15/2026	$16,827,885.33
3/15/2021	$34,314,800.00	3/15/2026	$16,084,181.63
4/15/2021	$34,314,800.00	4/15/2026	$15,508,160.21
5/15/2021	$34,314,800.00	5/15/2026	$14,872,775.57
6/15/2021	$34,314,800.00	6/15/2026	$14,291,376.48
7/15/2021	$34,314,800.00	7/15/2026	$13,650,764.40
8/15/2021	$34,314,800.00	8/15/2026	$13,063,940.27
9/15/2021	$34,314,800.00	9/15/2026	$12,474,512.01
10/15/2021	$34,314,800.00	10/15/2026	$11,826,095.03
11/15/2021	$34,314,800.00	11/15/2026	$11,231,170.99
12/15/2021	$34,314,800.00	12/15/2026	$10,577,411.76
1/15/2022	$34,314,800.00	1/15/2027	$9,976,943.51
2/15/2022	$34,314,800.00	2/15/2027	$9,373,810.17
3/15/2022	$34,314,800.00	3/15/2027	$8,600,213.23
4/15/2022	$34,314,800.00	4/15/2027	$7,990,962.14
5/15/2022	$34,314,800.00	5/15/2027	$7,323,276.06
6/15/2022	$34,314,800.00	6/15/2027	$6,708,354.48
7/15/2022	$34,314,800.00	7/15/2027	$6,035,156.31
8/15/2022	$34,314,800.00	8/15/2027	$5,414,514.26
9/15/2022	$34,314,800.00	9/15/2027	$4,791,116.95
10/15/2022	$34,314,800.00	10/15/2027	$4,109,679.81
11/15/2022	$34,314,800.00	11/15/2027	$3,480,487.34
12/15/2022	$34,314,800.00	12/15/2027	$2,793,416.91
1/15/2023	$34,314,800.00	1/15/2028	$2,158,378.20
2/15/2023	$34,314,800.00	2/15/2028	$1,520,519.88
3/15/2023	$34,314,800.00	3/15/2028	$770,221.97
4/15/2023	$34,314,800.00	4/15/2028 and thereafter	$0.00
5/15/2023	$34,312,599.84
6/15/2023	$33,950,665.81
7/15/2023	$33,544,129.69
8/15/2023	$33,178,711.42
9/15/2023	$32,753,235.96
10/15/2023	$32,277,449.47
11/15/2023	$31,828,914.55
12/15/2023	$31,327,598.41

E-1

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ANNEX F

FAIR OAKS MALL MORTGAGE LOAN AMORTIZATION SCHEDULE

Payment Date	Principal Balance ($)
5/10/2018	11,000,000
6/10/2018	10,989,166
7/10/2018	10,976,660
8/10/2018	10,965,720
9/10/2018	10,954,729
10/10/2018	10,942,070
11/10/2018	10,930,971
12/10/2018	10,918,207
1/10/2019	10,906,999
2/10/2019	10,895,739
3/10/2019	10,879,600
4/10/2019	10,868,215
5/10/2019	10,855,172
6/10/2019	10,843,676
7/10/2019	10,830,524
8/10/2019	10,818,915
9/10/2019	10,807,252
10/10/2019	10,793,939
11/10/2019	10,782,162
12/10/2019	10,768,738
1/10/2020	10,756,846
2/10/2020	10,744,899
3/10/2020	10,729,722
4/10/2020	10,717,651
5/10/2020	10,703,942
6/10/2020	10,691,752
7/10/2020	10,677,928
8/10/2020	10,665,619
9/10/2020	10,653,255
10/10/2020	10,639,259
11/10/2020	10,626,774
12/10/2020	10,612,662
1/10/2021	10,600,054
2/10/2021	10,587,389
3/10/2021	10,569,974
4/10/2021	10,557,172
5/10/2021	10,542,751
6/10/2021	10,529,823
7/10/2021	10,515,281
8/10/2021	10,502,228
9/10/2021	10,489,115
10/10/2021	10,474,392
11/10/2021	10,461,152
12/10/2021	10,446,306
1/10/2022	10,432,936
2/10/2022	10,419,506
3/10/2022	10,401,397
4/10/2022	10,387,822
5/10/2022	10,372,651
6/10/2022	10,358,944
7/10/2022	10,343,645
8/10/2022	10,329,806
9/10/2022	10,315,903
10/10/2022	10,300,413
11/10/2022	10,286,376
12/10/2022	10,270,755
1/10/2023	10,256,582
2/10/2023	10,242,344
3/10/2023	10,223,502
4/10/2023	10,209,113
5/10/2023	0

F-1

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in This Prospectus	12
Summary of Terms	19
Risk Factors	53
Description of the Mortgage Pool	127
Transaction Parties	209
Credit Risk Retention	264
Description of the Certificates	267
Description of the Mortgage Loan Purchase Agreements	303
Pooling and Servicing Agreement	311
Certain Legal Aspects of Mortgage Loans	408
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	424
Pending Legal Proceedings Involving Transaction Parties	426
Use of Proceeds	426
Yield and Maturity Considerations	426
Material Federal Income Tax Considerations	440
Certain State and Local Tax Considerations	452
Method of Distribution (Underwriter)	452
Incorporation of Certain Information by Reference	454
Where You Can Find More Information	455
Financial Information	455
Certain ERISA Considerations	456
Legal Investment	459
Legal Matters	460
Ratings	460
Index of Defined Terms	463

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$788,175,578
(Approximate)

Barclays
Commercial Mortgage
Securities LLC
Depositor

BBCMS
MORTGAGE TRUST 2018-C2
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2018-C2

Class A-1	$12,775,374
Class A-2	$10,398,254
Class A-SB	$34,314,800
Class A-3	$30,154,934
Class A-4	$160,133,098
Class A-5	$376,521,028
Class X-A	$624,297,488
Class X-B	$163,878,090
Class A-S	$84,726,087
Class B	$40,133,410
Class C	$39,018,593

PROSPECTUS

Barclays
Co-Lead Manager and Joint Bookrunner

Cantor Fitzgerald & Co.
Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets
Co-Manager

Drexel Hamilton
Co-Manager

December 6, 2018